Exhibit 2(d)
UBS AG
DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION

12 OF THE SECURITIES EXCHANGE ACT
OF 1934

Table of

Contents
Page
I.
Description of Debt Securities We May

Offer

................................................................

................................

2
II.
Medium-Term

Notes, Series B

................................................................

....................................................... 33
1. ETRACS UBS Bloomberg Constant Maturity Commodity Index

(CMCI) Total Return ETN Series

B due
April 5, 2038 ................................................................

................................................................

.....................

33
2. ETRACS Alerian MLP Infrastructure Index ETN Series B due April 2,

2040 .....................................................

39
3. ETRACS MarketVector

Business Development Companies Liquid Index ETN due April 26, 2041 ...................

52
4. ETRACS Alerian MLP Index ETN Series B due July 18, 2042

................................................................

............

65
5. ETRACS Monthly Pay 2xLeveraged US Small Cap High Dividend

ETN Series B, due November 10, 2048

.....

79
6. ETRACS 2xMonthly Pay Leveraged Preferred Stock Index ETN due

September 25, 2048 ................................ 94
7. ETRACS Monthly Pay 2xLeveraged US High Dividend Low Volatility

ETN Series B due October 21, 2049 .

110
8. ETRACS Quarterly Pay 1.5x Leveraged Alerian MLP Index ETN due June

10, 2050 ......................................

126
9.

ETRACS Quarterly Pay 1.5X Leveraged MarketVector

BDC Liquid Index ETN due June 10, 2050

...............

145
10. ETRACS Monthly Pay 1.5x Leveraged Mortgage REIT ETN due June 10,

2050

............................................ 164
11. ETRACS Monthly Pay 1.5x Leveraged Closed-End

Fund Index ETN due June 10, 2050 ...............................

183
12. ETRACS IFED Invest with the Fed TR Index ETN due September 15, 2061 ................................

..................

202
13. ETRACS 2x Leveraged US Value

Factor TR ETN due February 9, 2051

........................................................ 214
14. ETRACS 2x Leveraged US Growth Factor TR ETN due February 9, 2051 ................................

.....................

230
15. ETRACS 2x Leveraged US Size Factor TR ETN due February 9, 2051................................

...........................

246
16. ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN due February

9, 2051 ....................................

262
17. ETRACS 2x Leveraged MSCI US Quality Factor TR ETN due February

9, 2051

........................................... 278
18. ETRACS 2x Leveraged US Dividend Factor TR ETN due February 9, 2051

................................................... 294
19. ETRACS 2x Leveraged MSCI US Minimum Volatility

Factor TR ETN due February 9, 2051....................... 310
III.
CS Legacy Notes

................................................................

................................................................

............

326
20. ETRACS Crude Oil Shares Covered Call ETNs due April 24, 2037 ................................

................................

326
21. ETRACS Gold Shares Covered Call ETNs due February 2, 2033 ................................

....................................

334
22. ETRACS Silver Shares Covered Call ETNs due April 21, 2033

................................................................

.......

343

I.
Description of Debt Securities

We May Offer
Please note that in this section entitled “Description of Debt Securities We

May Offer,”

references to UBS,

we, our and us
refer only to UBS AG and not to its consolidated

subsidiaries. In particular,

the debt securities are obligations solely of
UBS AG, and not of any of its subsidiaries, including, without limitation, UBS

Switzerland AG. Also, in this section,
references to “holders” and

“you” mean those who own debt securities registered

in their own names on the books that we
or the applicable UBS AG Debt Trustee maintains

for this purpose, and not those who own beneficial interests in debt
securities registered in street

name or in debt securities issued in book-entry form through one or more depositaries.
Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-
Entry Issuance.”
References herein to

“this prospectus” are deemed

to refer to this section “Description of Debt Securities We

May Offer”
and references to

“your prospectus supplement” are

deemed to refer to the individual description of notes

issuances
contained below in this exhibit.
The UBS AG Debt Indentures
As required by U.S. federal law for publicly offered bonds and notes,

the debt securities are governed by documents called
indentures. The UBS AG Debt Indentures (as defined below) are contracts between us and a trustee.

The Bank of New York

Mellon (the “CS Legacy Debt Trustee”) acts as CS Legacy Debt Trustee under the debt indenture
entered into by Credit Suisse AG (“CS AG”) on March 29, 2007 (the

“CS Legacy Debt Indenture”).
U.S. Bank Trust National Association (the “Senior

Debt Trustee” and together with the CS Legacy Debt Trustee,

the “UBS
AG Debt Trustees”), acts as Senior Debt Trustee

under the debt indenture entered into by UBS AG on June 12, 2015 (the
“Senior Debt Indenture” and together with the CS Legacy Debt Indenture,

the “UBS AG Debt Indentures”) .
Each UBS AG Debt Trustee has two main roles:
➢
First, the applicable UBS AG

Debt Trustee can enforce your rights against

us if we default. There are limitations

on
the extent to which the applicable

UBS AG Debt Trustee acts on your behalf,

which we describe below under “—
Default, Remedies and Waiver of Default.”
➢
Second, the UBS AG Debt Trustees perform

administrative duties for us,

such as sending you interest

payments and
notices.

See “—Our Relationship with the UBS AG Debt Trustees” below

for more information about the UBS AG Debt Trustees.
The

UBS AG

Debt Indentures

do

not contain

any covenants

or other

provisions

designed to

protect holders

of the

debt
securities against

a

reduction in the creditworthiness of UBS AG in the event of a highly leveraged transaction or that
would prohibit other transactions that might adversely

affect holders of the debt securities, including a change in control of
UBS AG.
We May Issue Many Series of Debt Securities

Under the UBS AG Debt Indentures
We may issue as many

distinct series of debt securities under each UBS AG Debt Indenture as we wish. This section summarizes terms of the debt securities that apply generally to all series. The provisions of each UBS AG Debt Indenture
allow us not only to issue debt securities with terms different from those of debt securities previously issued under the
applicable UBS AG Debt Indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional
debt securities of that series. Most of the financial and other specific terms of the series to which your debt security belongs
will be described in the applicable prospectus supplement. Those terms may vary from the terms described here.
We may issue debt

securities separately or together with other debt securities.
As you read this section, please remember that the specific terms of your debt security as described in the applicable
prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.
If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus
supplement will control. Thus, the statements we make in this section may not apply to your debt security.
When we refer to a series of debt securities, we mean a series issued under the applicable UBS AG Debt Indenture. When
we refer to the applicable prospectus supplement, we mean the prospectus supplement describing the specific terms of the
debt security you purchase. The terms used in the applicable prospectus supplement will have the meanings described in this
prospectus, unless otherwise specified.
Unless we indicate otherwise in the applicable prospectus supplement,

the debt securities we issue to you will be part of the
series of debt securities referred to as our “medium-term notes, Series B” (“Series

B notes”) and issued pursuant to the
Senior Debt Indenture. The Series B notes are a single distinct series under the

Senior Debt

Indenture, and we may issue
Series B notes in such amounts, at such times and on such terms as we wish. The Series B notes will differ from one
another, and from any other series, in their

terms, but all of the Series B notes together will constitute a single series for all purposes under the Senior Debt

Indenture.

Amounts That We May Issue
The UBS AG Debt Indentures do not limit the aggregate amount of debt securities that we may issue or the number of
series or the aggregate amount of any particular series. The debt securities may be issued in one or more series with the
same or various maturities, at a price of 100% of their

principal amount or at a premium or a discount.
We have already

issued Series B notes, many of which are currently outstanding. We intend to issue additional Series B
notes, and may issue additional Series B notes at any time, without your consent and without notifying you. We

may also
issue debt securities and other securities at any time without your consent and without notifying you.
The UBS AG Debt Indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other
securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities.
Principal Amount, Stated Maturity and Maturity
The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount

is not
determinable, in which case the principal amount of a debt security is its face amount.
The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt
security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a
default or otherwise in accordance with the terms of the debt security.

The day on which the principal actually becomes due,
whether at the stated maturity or earlier, is called

the “maturity” of the principal.
We also use the terms “stated

maturity” and “maturity” to refer to the days when other payments become due. For example,
we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated
maturity” of that installment.
When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we
mean the stated maturity or maturity,

as the case may be, of the principal.
This Section Is Only a Summary
The applicable UBS AG Debt Indenture and its associated documents,

including your debt security,

contain the full legal
text governing the matters described in this section and the applicable prospectus supplement. We have

filed a copy of each
UBS AG

Debt Indenture

with the Securities and Exchange Commission (the “SEC”) as an exhibit to the registration
statement of which

this prospectus

is a part.

See “Where You

Can Find More Information” above for information on how
to obtain a copy.
This section and the applicable prospectus supplement summarize all the material terms of the applicable UBS AG Debt
Indenture and your debt security.

They do not, however, describe every

aspect of the applicable UBS AG Debt Indenture or
your debt security. For

example, in this section and the applicable prospectus supplement, we use terms that have been
given special meaning in the applicable UBS AG Debt Indenture, but we describe the meaning of only the more important
of those terms.
Governing Law
Each UBS AG Debt

Indenture is, and the debt securities will be, governed by New York law.

Currency of Debt Securities
Amounts that become due and payable on your debt security in cash will be payable in a currency, composite

currency,
basket of currencies or currency unit or units specified in the applicable prospectus supplement.

We refer to this currency,
composite currency,

basket of currencies or currency unit or units as a “specified currency.”

The specified currency for your
debt security will be U.S. dollars, unless the applicable prospectus supplement states otherwise. Some debt securities may
have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the
requisite amount of the specified currency to UBS Securities LLC, UBS Financial Services

Inc., Credit Suisse Securities
(USA) LLC or another firm that we name in the applicable prospectus supplement,

unless other arrangements have been
made between you and us or you and that firm. We

will make payments on your debt securities in the specified currency, except as described below in “—Payment Mechanics for Debt Securities.”

See “Considerations Relating to Securities
Denominated or Payable in or Linked to a Non-U.S. Dollar Currency”

below for more information about risks of investing
in this kind of debt securities.
Types of Debt Securities
We may issue any

of the three types of debt securities described below.

A debt security may have elements of each of the
three types of debt securities described below.

For example, a debt security may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly,

a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or floating rate.

Fixed Rate Debt Securities
A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type
includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal
amount. See “—Original Issue Discount Debt Securities” below for more information about zero coupon and other original
issue discount debt securities.
Each fixed rate debt security,

except any zero coupon debt security,

will bear interest from its original issue date or from the
most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on
the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the
principal is paid or made available for payment or the security has been converted or exchanged. Each payment of interest
due on an interest payment date or the date of maturity will include interest accrued from and including the last date to
which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available
for payment, to but excluding the interest payment date or the date of maturity.

We will compute interest on fixed

rate debt
securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at
maturity as described below under “—Payment Mechanics for Debt

Securities.”
Floating Rate Debt Securities
Interest Rate Formulas. A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a
spread multiplier and may be subject to a minimum rate or a maximum rate.

If your debt security is a floating rate debt
security, the formula

and any adjustments that apply to the interest rate will be specified in the applicable prospectus
supplement.
Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest
on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt
security at the yearly rate determined according to the interest rate formula stated

in the applicable prospectus supplement,
until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “—Payment Mechanics for Debt Securities.”
CS Legacy Debt Securities Interest Rate Formulas . Unless otherwise specified in the applicable prospectus supplement, the calculation agent will

determine the interest rate basis with respect to floating rate debt securities issued under the CS
Legacy Debt Indenture and assumed by UBS AG (the “CS legacy debt securities

”) as follows:
Commercial Paper Rate CS Legacy Debt Securities . Commercial Paper rate CS legacy debt securities will bear interest at the interest rate

(calculated by reference to the Commercial Paper rate and the spread and/or spread multiplier, if any)
specified in the Commercial Paper Rate CS legacy

debt security and in the applicable prospectus supplement.
Unless otherwise

specified in

the applicable

prospectus supplement,

“Commercial Paper

rate” means,

with respect

to
any interest

determination

date relating to a Commercial Paper Rate CS legacy debt security,

the money market yield (as
defined below) of the rate on that date for commercial paper having the index maturity designated in the applicable
prospectus supplement, as published in H.15(519), under the heading “Commercial

Paper - Non-

financial.” In the event
that the rate is not published prior to 3:00 p.m., New York

City time, on the calculation date pertaining to such interest determination date, then the Commercial Paper rate will be the money market yield of the rate on the interest
determination date for commercial paper of

the specified index maturity as published in H.15 daily update under the heading “Commercial Paper - Non-financial” (with an index maturity of one month, two months or three months being
deemed to be equivalent to an index maturity of 30 days, 60 days or 90 days, respectively). If by 3:00 p.m., New

York
City time, on that calculation date, the rate is not yet available in either

H.15(519) or H.15 daily update, the calculation
agent will calculate the

Commercial Paper rate on that interest determination date, which will be the money market yield
corresponding to the arithmetic mean of the offered rates

as of approximately 11:00 a.m., New York

City time, on that
interest determination date for commercial paper of the specified index maturity placed for a non-financial issuer whose
bond rating is “AA” or the equivalent, from a nationally recognized rating agency as quoted by three leading dealers of
commercial paper in The City of New York

selected and identified by us or the calculation agent (after consultation with
us), as applicable; provided,

however, that if the dealers selected as aforesaid

by us or the calculation agent, as applicable,
are not quoting offered rates as set forth above, the

Commercial Paper rate with respect to such interest determination date will be the same as the Commercial Paper rate for the immediately preceding interest reset period (or, if there was no
preceding interest reset period, the rate of interest will be the initial interest rate).
“Money market yield” will be a yield (expressed as a percentage) calculated in accordance with the following formula:
where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed
as a decimal, and “M” refers to

the actual number of days in the period for which interest is being calculated.

Federal

Funds

Rate CS

Legacy Debt

Securities/Federal

Funds

Open

Rate CS

Legacy Debt

Securities
. Federal

Funds
rate CS

legacy debt

securities will bear interest at the interest rate (calculated by reference to the Federal Funds rate and
the spread and/or spread multiplier, if any)

specified

in the

Federal Funds

rate CS

legacy debt

securities and

in the
applicable prospectus

supplement. Federal

Funds open

rate CS

legacy debt

securities,

which we refer to as Federal
Funds open rate CS legacy debt securities, will bear interest at the interest rate (calculated by reference to the Federal
Funds

open rate and the spread and/or spread multiplier,

if any) specified in the Federal Funds open rate CS legacy debt securities and in the applicable

prospectus supplement.
Unless otherwise

specified in

the applicable

prospectus supplement,

the “Federal

Funds rate”

means, with

respect to
any interest

determination

date relating to a Federal Funds rate CS legacy debt security,

the rate applicable to such date
for Federal Funds opposite the caption “Federal funds

(effective),” as displayed on Reuters on page 118

(or any page
which may replace such page on such service) under the heading “EFFECT” on the

business day immediately following
such interest determination date. If such rate is not so published by 3:00 p.m.,

New York City time,

on the business

day
immediately following such interest determination date, the Federal Funds rate will be the rate applicable to such interest
determination date as

published in

H.15 daily

update (or

such other

recognized electronic

source used

for the

purpose
of displaying

such rate)

under the

heading “Federal

Funds (effective).” If that rate is not published in H.15 daily update
(or such other recognized electronic source used for the purpose of displaying such

rate) by 4:15 p.m., New York City
time, on the business day immediately following such interest determination date, the calculation agent will calculate the
Federal Funds rate applicable to such interest determination date, which will be the arithmetic mean of the rates for the
last transaction in overnight United States dollar Federal Funds as of 9:00 a.m.,

New York City time,

on such interest
determination date arranged by three

leading brokers (which may include any underwriters, agents or their affiliates)

of
Federal Funds transactions in The City of New York

selected and

identified by

us or

the calculation

agent (after
consultation with

us), as

applicable; provided,

however,

that if

the brokers

selected as

aforesaid by

us or

the calculation
agent, as applicable, are not quoting as set forth above, the Federal Funds rate applicable to such interest determination
date will be the

same as the Federal Funds rate in effect for the immediately preceding interest reset period

(or, if there
was no preceding interest reset period, the rate of

interest will be the initial interest rate).
Unless otherwise

specified in

the applicable

prospectus supplement,

the “Federal

Funds open

rate” means,

with respect
to any

interest

determination date

relating to

a Federal

Funds open

rate CS

legacy debt

security,

the rate

for such

day
for federal

funds transactions

among members

of

the Federal

Reserve System

arranged

by federal

funds brokers

on
such day,

as published

under the

heading

“Federal Funds”

opposite the

caption

“Open” as such rate is displayed on
Reuters (or any successor service) on page 5 (or any page which may replace such page on such service) (“Reuters

Page
5”). In the event that on any interest determination date no reported rate appears on Reuters Page 5 by 3:00 p.m., New
York

City time, the rate for the

interest determination date will be the rate for that day displayed on FFPREBON Index page on Bloomberg which is the Fed Funds Opening Rate as

reported by

Prebon Yamane

(or any

successor) on
Bloomberg.

In the

event that

on any

interest determination

date no

reported rate

appears on

Reuters

Page 5 or the
FFPREBON Index page on Bloomberg or another recognized electronic source by 3 p.m., New York

City time, the
interest rate applicable to

the next interest reset period will be the arithmetic mean of the rates for the last transaction in
overnight U.S. dollar Federal Funds prior to 9:00 a.m., New

York

City time, on such interest determination date arranged
by three leading brokers (which may include any underwriters, agents or their affiliates) of

Federal Funds transactions in
New York

City selected and identified by us or the calculation agent (after consultation with us), as applicable;

provided,
however, that if the brokers selected by us

or the calculation agent, as applicable, are not quoting as set forth above, the
Federal Funds open rate with

respect to such interest determination date will be the same as the Federal Funds open rate
in effect for the immediately preceding interest reset period

(or,

if there was no preceding interest reset period, the rate of interest will be the initial interest rate). Notwithstanding the foregoing,

the Federal Funds open

rate in effect for any day
that is not a business day shall be the Federal Funds open rate in effect for the prior business day.
Prime Rate CS Legacy Debt Securities . Prime rate CS legacy debt securities will bear interest at the interest rate
(calculated by reference to the

Prime rate and the spread and/or spread multiplier,

if any) specified in the Prime rate CS
legacy debt securities and in the applicable prospectus

supplement.

Unless otherwise

specified in

the applicable

prospectus supplement,

“Prime rate”

means, with

respect to

any interest
determination

date, the

rate

set forth in H.15(519) for that date opposite the caption “Bank Prime Loan” or, if not published by 3:00 p.m., New York

City time, on the calculation date,

the rate

on such

interest determination

date as
published in

H.15 daily

update under

the caption

“Bank Prime

Loan.” If

that rate

is not

yet published

by

3:00 p.m.,
New York

City time, on the calculation date pertaining to that interest determination date, the Prime rate for that interest
determination date will

be the arithmetic mean of the rates of interest publicly announced by each bank named on the
Reuters Screen USPRIME1 Page (as defined below) as that

bank’s prime rate or base lending rate as in effect as of 11:00
a.m., New York

City time, for that interest determination date as quoted on the Reuters Screen

USPRIME1 Page on that
interest determination date, or, if fewer

than four of these rates appear on the Reuters Screen USPRIME1 Page for that interest

determination date, the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual
number of days in the year divided by 360 as of

the close of business on that interest determination date by at least two of the three major money center banks in The City of New York selected and

identified by

us or

by the

calculation agent
(after consultation

with us),

as applicable,

from which

quotations are

requested. If

fewer than

two quotations

are
provided, the calculation agent will calculate the Prime rate, which will be the arithmetic mean of the prime rates in The
City of New York quoted by the

appropriate number

of substitute

banks or

trust companies

organized

and doing
business under

the laws

of the

United States,

or any

State thereof,

in

each case having total equity capital of at least
$500 million and being subject to supervision or examination by federal or state authority, selected and identified

by us
or the calculation agent

(after consultation

with us), as

applicable, to quote

prime rates. “Reuters

Screen USPRIME1
Page” means

the display designated

as the “USPRIME1”

page on Reuters (or such other page as may replace the
USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of

major United States
banks).
SOFR CS Legacy Debt Securities
. SOFR CS legacy debt securities will bear interest at the interest rate (calculated by
reference to SOFR and the

spread and/or spread multiplier, if any) specified

in the SOFR CS legacy debt securities and
in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement,

the interest rate for each interest reset period for a
series of SOFR CS legacy

debt securities will be determined by reference to Compounded Daily SOFR, calculated in
accordance with the applicable formula set forth below by the calculation agent with respect to the Observation Period
relating to such interest reset period. Interest periods for the SOFR CS legacy debt securities will

begin on and include
each interest payment date and end on but exclude the next succeeding interest payment date, except that the initial
interest period

will begin on and include the issue date and end on but exclude the first interest payment date. Each such period is an “interest reset period.” Unless

otherwise specified in the applicable prospectus supplement, the “Observation
Period” in respect of each interest reset period for a series of SOFR CS legacy debt securities will be the period from, and
including, the date falling two U.S. Government Securities Business Days prior to the first date in such

interest reset
period to, but excluding, the date falling two U.S. Government Securities Business Days prior to the interest payment date
for such interest

reset period; provided, however, in the case of any Observation

Period during which any SOFR CS
legacy debt securities become due and payable on a

date other than an interest payment date, in respect of such SOFR CS legacy debt securities that become due and payable only,

such Observation Period

will end on (but exclude) the date
falling two U.S. Government Securities Business Days prior to such earlier date, if any, on which such

SOFR CS legacy
debt securities become due and payable.
“Compounded Daily SOFR” means,

with respect to any interest

reset period and the related

interest determination date
(a)
if index determination is specified as being applicable in the applicable prospectus supplement, the rate
determined by the calculation agent on

the relevant interest determination date in accordance with the following formula:
where:
“SOFR Index
Start
” means the SOFR Index in respect of the day that is two U.S. Government Securities Business

Days
preceding the first day of the

relevant interest reset period;
“SOFR Index
End
” means the SOFR Index in respect of the day that is two U.S. Government Securities Business

Days
preceding the last day of the

relevant interest reset period (but which last day is by definition excluded from such interest reset period); and
“d” means the number of calendar days in the relevant Observation Period; provided,

however, that, if the SOFR Index
required to determine SOFR

Index
Start

or SOFR Index
End

does not appear on the New York

Federal Reserve’s Website

at
the Relevant Time on the relevant U.S. Government

Securities

Business Day, then “Compounded

Daily SOFR” for such
interest reset period and each interest reset period thereafter will mean Compounded

Daily

SOFR as defined in, and be
determined in accordance with, clause (b) below; or

(b)
if either (i) index determination is specified as being not applicable in the applicable prospectus supplement, or
(ii) this clause (b) applies to such

interest reset

period pursuant

to the

proviso in

clause (a)

above, the

rate determined

by
the calculation

agent on

the relevant

interest determination

date

in accordance with the following formula:
where:
“d” means the number of

calendar days in the relevant

Observation Period;
“d
o
” means the number of U.S. Government

Securities Business Days in the relevant

Observation Period;
“i” is a series of whole numbers from one to do, each representing the relevant U.S.

Government Securities Business
Days in chronological order from

(and including) the first U.S. Government Securities Business Day in the relevant
Observation Period;
“n
i
” means, for any U.S. Government Securities Business Day “i” in the relevant

Observation Period, the number of days
from (and including) such U.S.

Government Securities Business Day “i” up to (but excluding) the following

U.S.
Government Securities Business Day (“i+1”); and “SOFR
i
” means, in

respect of any U.S. Government Securities
Business Day “i” in the relevant Observation Period, the SOFR Reference Rate in respect of such U.S.

Government
Securities Business Day “i.”
For purposes of clause (a) above, “SOFR Index” means, in respect of any U.S. Government

Securities Business Day, the
value of the SOFR Index

published for such U.S. Government Securities Business Day as such value appears on the New
York

Federal Reserve’s Website

at the Relevant Time on

such U.S. Government Securities Business Day.

For purposes
of clause (b) above, “SOFR Reference Rate” means, in respect of any U.S.

Government

Securities Business Day,
(1)
a rate equal to SOFR for such U.S. Government Securities Business Day appearing on the New York

Federal
Reserve’s Website

on or about the

Relevant Time on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day; or
(2)
if SOFR in respect of such U.S. Government Securities Business Day does not appear as specified in clause (1)
above, unless we or the

Benchmark Replacement Agent, if any,

determines that a Benchmark Transition Event and its
related Benchmark Replacement Date have occurred with

respect to SOFR on or prior to the Relevant Time on the U.S.
Government Securities Business Day immediately following such U.S. Government Securities

Business Day, SOFR in
respect of the last U.S. Government Securities Business Day for which such rate was published on the New York

Federal
Reserve’s Website;

or
(3)
if SOFR in respect of such U.S. Government Securities Business Day does not appear as specified in clause (1)
above and we or the Benchmark

Replacement Agent, if any, determines

that a Benchmark Transition Event and its
related Benchmark Replacement Date have occurred with respect to the then-current Benchmark on or prior to the
Relevant Time on the U.S. Government Securities Business

Day immediately following such U.S. Government
Securities Business Day (or, if the then-current

Benchmark is not SOFR, on or prior to the Relevant Time on

the
Alternative Relevant Date), then (subject

to the subsequent operation of this clause (3)) from (and including) the U.S.
Government Securities Business Day immediately following such U.S.

Government Securities Business Day (or the
Alternative Relevant Date, as applicable) (the “Affected

Day”), “SOFR Reference Rate” shall mean, in

respect of such
U.S. Government Securities Business Day and each U.S. Government

Securities Business Day thereafter, the applicable
Benchmark

Replacement for such U.S.
Government Securities Business Day appearing on, or obtained from, the

Alternative Relevant Source at the Alternative
Relevant Time on the Alternative

Relevant Date, in each case, as determined by the calculation agent.
If

the

Benchmark

Replacement

is

at

any

time

required

to

be

used

pursuant

to

clause

(3)

of

the

definition

of

SOFR
Reference Rate, then we or

the

Benchmark Replacement Agent, if any, will determine the

Benchmark Replacement with
respect

to

the

then-current

Benchmark

in

accordance

with

the

definition

thereof.

If

we

have

or

the

Benchmark
Replacement Agent has, as applicable, determined the Benchmark Replacement,

then:
(a)
we or the Benchmark Replacement Agent, as applicable, shall also determine the method for determining the
rate described in clause (a) of

paragraph (1), (2) or (3) of the definition of “Benchmark Replacement,”

as applicable
(including (i) the page, section or other part of a particular information service on or source from which such rate appears or is obtained (the “Alternative Relevant Source”), (ii) the time at which such rate appears

on, or is obtained from, the
Alternative Relevant Source (the “Alternative Relevant Time”),

(iii) the day on which such rate will appear on, or is
obtained

from, the Alternative Relevant Source in respect of each U.S. Government

Securities Business Day (the
“Alternative Relevant Date”), and (iv) any

alternative method for determining such rate if it is unavailable at the
Alternative Relevant Time on the applicable

Alternative Relevant Date), which

method shall be consistent with industry-
accepted practices for such rate, if any;

(b) from (and including) the Affected Day, references to the Relevant Time shall be deemed to be references to the
Alternative Relevant Time;
(c)
if we or the Benchmark Replacement Agent, as applicable, determines that (i)

changes to the definitions of
business day, Compounded

Daily

SOFR, day count fraction, interest determination date, interest payment date,

interest
reset period, Observation Period, SOFR Reference Rate or U.S.

Government Securities

Business Day

and/or (ii)

any
other technical

changes to

any other

provision of

the SOFR

CS legacy

debt securities

described in

this prospectus or in
the applicable prospectus supplement are necessary in order to implement the Benchmark Replacement (including any
alternative

method described in subclause (iv) of paragraph (a) above) as the Benchmark in a manner substantially
consistent with market practices (or, if we

or the

Benchmark Replacement

Agent, as the

case may be,

decides that
adoption of

any portion of

such market practice

is not administratively

feasible or if

we

or the Benchmark Replacement
Agent, as the case may be, determines that no market practice for use of the Benchmark Replacement exists, in such other
manner as we or the Benchmark Replacement Agent, as the case may be, determines is reasonably necessary), such
definitions or other provisions will be

amended to reflect such changes, which amendments shall become effective without consent or approval of the holders of the SOFR CS legacy debt securities or any other party; and
(d)
we will give notice or will procure that notice is given as soon as practicable to the calculation agent, the CS
Legacy Debt Trustee and the

holders of the SOFR CS legacy debt securities, specifying the Benchmark

Replacement,
as well as the details described in paragraph (a) above and the amendments implemented as contemplated in paragraph
(c) above.
For purposes of the definition of Compounded Daily SOFR:
“Benchmark” means SOFR, provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect

to SOFR or such other then-current Benchmark, then “Benchmark”

means the applicable
Benchmark Replacement.
“Benchmark Replacement” means, with respect to the then-current

Benchmark, the first alternative set forth in the order
presented below that can

be determined by us or the Benchmark Replacement Agent, if any,

as of the Benchmark
Replacement Date with respect to the then-current Benchmark:
(1)
the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant
Governmental Body as the

replacement for the then-current Benchmark for the applicable Corresponding
Tenor and (b) the

Benchmark Replacement Adjustment; or
(2)
the sum of:

(a) the ISDA

Fallback Rate and

(b) the Benchmark Replacement

Adjustment; or
(3)
the sum of: (a) the alternate rate of interest that has been selected by us or the Benchmark

Replacement
Agent, if any, as the replacement

for the then-current Benchmark for the applicable Corresponding Tenor,

provided that,
(i) if we or the Benchmark Replacement Agent, as the case

may be, determine that there is an industry-accepted
replacement rate of interest for the then-current Benchmark for

U.S. dollar-denominated

floating rate debt securities at
such time, we or it, as the case may be, shall select such industry-accepted rate,

and (ii) otherwise, we or the

Benchmark
Replacement Agent, as the case may be, shall select such rate of interest that it has determined is most comparable to the
then-current

Benchmark, and (b) the Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment” means, with respect to any

Benchmark Replacement, the first alternative set
forth in the order below that

can be determined by us or the Benchmark Replacement Agent, if any,

as of the
Benchmark Replacement Date with respect to the then-current

Benchmark:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment, which may be a
positive or negative value or

zero, that has been selected or recommended by the Relevant Governmental Body for the
applicable Unadjusted Benchmark Replacement;
(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate,

the ISDA
Fallback Adjustment;
(3)
the spread adjustment, which may be a positive or negative value or zero, that has been selected by us or the
Benchmark Replacement

Agent, if any, to be applied to the applicable

Unadjusted Benchmark Replacement in order to
reduce or eliminate, to the extent reasonably

practicable under the circumstances, any economic prejudice or benefit (as applicable) to holders of the SOFR CS legacy debt securities as a result of the replacement of the then-current Benchmark
with such Unadjusted Benchmark Replacement for purposes of

determining the SOFR

Reference Rate, which spread
adjustment shall be consistent with any industry-accepted spread adjustment,

or method for calculating or

determining such
spread adjustment, applied to such Unadjusted Benchmark Replacement where it has replaced the then-current Benchmark
for U.S. dollar-denominated floating rate securities at such time.

For purposes of this definition, “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the
Benchmark Replacement

Adjustment.
“Benchmark Replacement Agent” means any affiliate of

us or such other person that has been appointed by us to make the calculations and

determinations to be made by the Benchmark Replacement Agent described in this prospectus, so
long as such affiliate or other person is a leading bank

or other financial institution that is experienced in such
calculations and determinations. We

may elect, but are not required, to appoint a Benchmark

Replacement Agent at any
time. We will notify

the holders of the SOFR CS legacy debt securities of any such appointment.
“Benchmark Replacement Date” means, with respect to the then-current

Benchmark, the earliest to occur of the
following events with respect

thereto:
(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition

Event,” the later of (a) the date
of the public statement or

publication of information referenced therein and (b) the date on which the administrator of
the Benchmark permanently or indefinitely ceases to

provide the Benchmark; or
in the case of clause (3) of the definition of “Benchmark Transition

Event,” the date of the public statement or
publication of information

referenced therein.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement

Date occurs on the same day as, but
earlier than, the Relevant

Time in respect of any determination, the Benchmark

Replacement Date will be deemed to
have occurred prior to the Relevant Time for such

determination.
“Benchmark Transition Event” means, with

respect to the then-current Benchmark, the occurrence of one or more of the following events with

respect thereto:
(1)
a public statement or publication of information by or on behalf of the administrator of the Benchmark
announcing that such administrator

has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to
provide the Benchmark;
(2)
a public statement or publication of information by the regulatory supervisor for the administrator of the
Benchmark, the central bank for

the currency of the Benchmark, an insolvency official with jurisdiction over the
administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a
court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states
that the administrator of the Benchmark has ceased or will cease to provide the

Benchmark permanently or

indefinitely,
provided that, at the time of such statement or publication, there is no successor administrator that will continue to
provide the

Benchmark; or
(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the
Benchmark announcing that the

Benchmark is no longer representative.
“Corresponding Tenor”

means, with respect to a Benchmark Replacement, a tenor (including overnight)

having
approximately the same length

(disregarding any applicable business day convention) as the applicable tenor for the then-
current Benchmark.
“ISDA Definitions” means the 2021 ISDA Definitions published by the

International Swaps and Derivatives Association,
Inc. or any successor

thereto, as amended or supplemented from time to time, or any successor definitional booklet for
interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc.
“ISDA

Fallback

Adjustment”

means,

with

respect to

any ISDA

Fallback

Rate,

the

spread adjustment,

which

may be

a
positive or negative value or zero, that would be applied to such ISDA Fallback Rate

in the case of

derivatives transactions
referencing the ISDA Definitions to be effective upon the

occurrence of an index cessation event with respect to the then-
current Benchmark for the applicable tenor.
“ISDA Fallback Rate” means, with respect to the then-current Benchmark, the rate that would apply for derivatives
transactions referencing the

ISDA Definitions to be effective upon the occurrence of an index cessation date with respect
to the Benchmark for the applicable tenor excluding the

applicable ISDA Fallback Adjustment.
“New York

Federal Reserve’s Website”

means the website of the Federal Reserve Bank of New York,

which is currently
at

http://www.newyorkfed.org,

or any successor website of the Federal Reserve Bank of New York

(or any successor
administrator of the daily secured

overnight financing rate or the SOFR Index, as applicable).
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve
Bank of New York,

or a

committee officially endorsed or convened by the Board of Governors of the

Federal Reserve
System and/or the Federal Reserve Bank of New York

or any

successor thereto.
“Relevant Time” means 3:00 p.m., New York City time.

“SOFR” means, in respect of any U.S. Government Securities Business Day,

the daily secured overnight financing rate
for such U.S. Government

Securities Business Day as provided by the Federal Reserve Bank of New York,

as the
administrator of such rate (or any successor administrator of such rate).
“U.S. Government Securities Business Day” means any day,

except for a Saturday,

Sunday or a day on which the
Securities Industry and Financial

Markets Association or any successor organization recommends that the fixed income
departments of its members be closed for the entire day for

purposes of trading in U.S. government securities.
If we appoint a Benchmark Replacement Agent and such Benchmark Replacement

Agent is unable to determine whether
a Benchmark Transition

Event has occurred or, following the occurrence of a Benchmark

Transition Event, has not
selected the Benchmark Replacement as of the related

Benchmark Replacement Date, then, in such case, we shall make such determination or select the Benchmark Replacement, as the case may

be.
Any determination, decision or election that may be made by us or the Benchmark

Replacement Agent pursuant to this
section, including any

determination with respect to a tenor, rate or

adjustment or of the occurrence or non-occurrence of
an event (including such determination that a

Benchmark Transition Event and its related Benchmark

Replacement have
occurred with respect to the then-current Benchmark), circumstance or date

and

any decision to take or refrain from
taking any action or any selection:
•
will be conclusive and binding absent willful misconduct, bad faith and manifest error; and
•
will be made in the sole discretion of us or the Benchmark Replacement Agent,

as the case may be,
acting in good faith and in a

commercially reasonable manner.
Treasury Rate

CS Legacy Debt Securities
. Treasury rate CS legacy debt securities will bear

interest at the interest rate
(calculated by reference to

the Treasury rate and the spread and/or spread multiplier,

if any) specified in the Treasury
rate CS legacy debt securities and in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement,

the “Treasury rate” means, with respect to any interest
determination date

relating to a

Treasury

rate CS legacy

debt security,

the rate from

the auction held

on such interest
determination date,

which we refer

to as the

“auction,”

of direct obligations of the United States, which we refer to as
“Treasury bills,” having the index maturity designated

in the applicable prospectus

supplement under the

caption
“INVESTMENT RATE”

on the display

on Reuters (or

any successor service)

on page USAUCTION10

(or any other
page

as may replace

such page on

such service)

or page USAUCTION11

(or any

other page as

may replace

such page
on such

service) or,

if not so

published

by 3:00 p.m., New York

City time, on the calculation date pertaining to such
interest determination date, the bond equivalent yield (as defined below) of the rate for such Treasury bills as published
in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate,

under the
caption “U.S. Government Securities/Treasury

Bills/Auction High” or, if not so published by 3:00

p.m., New York

City
time, on the related

calculation date,

the bond

equivalent yield

of the

auction rate

of such Treasury

bills as

announced
by the

U.S. Department

of the

Treasury.

In the

event

that the auction rate of Treasury bills having the index

maturity
designated in the applicable prospectus supplement is not so announced by the U.S.

Department of the Treasury,

or if no
such auction is held, then the Treasury rate will be

the bond equivalent yield of the rate on that interest determination date
of Treasury bills having the index maturity designated

in the applicable prospectus supplement as published in H.15(519)
under the caption “U.S.

Government Securities/Treasury Bills (Secondary Market)” or,

if not published by 3:00 p.m., New
York

City time, on the related calculation date, the rate

on that

interest determination

date of

such Treasury

bills as
published in

H.15 daily

update, or

such other

recognized electronic

source used

for the

purpose of

displaying such

rate,
under the

caption “U.S.

Government Securities/Treasury

Bills (Secondary

Market).” In

the event

such rate

is not
published in H.15(519), H.15 daily update or another recognized electronic source by 3:00 p.m., New York

City time, on
such calculation date, the

calculation agent will calculate the Treasury rate, which

will be a bond equivalent yield of the
arithmetic mean of the secondary market bid rates, as of

approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary U.S. government securities dealers (which may include affiliates of UBS AG,
including UBS Securities LLC, UBS Financial Services Inc. and Credit Suisse Securities (USA) LLC) selected and identified

by us or by the calculation agent (after consultation with us), as applicable, for the issue of

Treasury bills with a
remaining maturity closest to the index

maturity designated in the applicable prospectus supplement; provided,

however,
that if the dealers selected by us or the calculation agent, as applicable,

are not quoting bid rates as mentioned in this
sentence, the Treasury rate with respect to the interest determination date will be the same as the Treasury

rate in effect
for the immediately preceding interest reset period (or,

if there was no preceding interest reset period, the rate of interest will be the initial

interest rate).
The term “bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

where “D” refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, “N” refers to 365 or
366, as the case may be, and

“M” refers to the actual number of days in the applicable interest reset period.
Calculation of Interest.
Calculations relating to floating rate debt securities will be made by the calculation agent, an
institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as UBS
Securities LLC. The prospectus supplement for a particular floating rate debt security will name the institution that we have
appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint

a different
institution to serve as calculation agent from time to time after the original issue date of the debt security without your
consent and without notifying you of the change. Absent manifest error,

all determinations of the calculation will be final
and binding on you and us, without any liability on the part of the calculation agent.
For each floating rate debt security,

the calculation agent will determine, on the corresponding interest calculation

or
determination date, as described in the applicable prospectus supplement,

the interest rate that takes effect or took effect on
each interest reset date.

Unless otherwise

specified in

the applicable

prospectus supplement,

commencing on

the initial

interest reset

date, the
rate at

which interest

on

such floating rate debt security will be payable will be reset as of each interest reset date;
provided, however, that the interest rate in effect

for the period

from the original issue date to the initial interest reset
date will be the initial interest rate.
Unless otherwise provided in the applicable prospectus supplement, each interest rate will be the rate determined in
accordance with the applicable

provisions below. Except

as set forth above or in the applicable prospectus supplement, the interest rate in effect on each day will be:
•
if such day is an interest reset date, the interest rate as determined on the interest determination date
immediately preceding such interest

reset date (or, in the case of SOFR debt securities (as defined below),
on the interest determination date immediately preceding the last day of the relevant interest reset period); or
•
if such day is not an interest reset date, the interest rate determined on the interest determination date
immediately preceding the next

preceding interest reset date (or, in the case of SOFR debt

securities, on the
interest determination date immediately preceding the last day of the relevant interest reset period).
Each applicable prospectus supplement will specify whether the rate of interest on the related floating rate debt security
will be reset daily, weekly,

monthly, quarterly,

semi-annually, annually or

such other specified frequency and the dates
on which such interest rate will be reset. Unless otherwise

specified in the applicable prospectus supplement, the interest reset date will be, in the case of floating rate debt securities which reset:
•
daily,

each business

day;
•
weekly, a business day that

occurs in each week as specified in the applicable prospectus supplement (with the exception of weekly reset

Treasury rate debt securities, which will reset the Tuesday

of each week
except as specified below);
•
monthly,

a business day

that occurs in

each month

as specified in

the applicable prospectus

supplement;
•
quarterly,

a business day

that occurs in

each third month

as specified in

the applicable prospectus

supplement;
•
semi-annually,

a business day that

occurs in each of

two months of each

year as specified in the

applicable
prospectus supplement; and
•
annually,

a business day

that occurs in

one month of

each year as

specified in the

applicable prospectus
supplement.
If any interest reset date for any floating rate debt security would otherwise be a day that is not a business day, that
interest reset date will be

postponed to the next succeeding day that is a business day,

except that in the case of SOFR
debt securities, if that business day falls in the next

succeeding calendar month, the interest reset date will be the immediately preceding business day.

In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—
i.e. ,
the period from and including the original issue date, or the last date to which interest has been paid or made available for
payment, to but excluding the payment date. For each interest period,

the calculation agent will calculate the amount of
accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest
factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the
interest period. Unless otherwise specified in the applicable prospectus supplement,

the interest factor for each

such day
will be

computed by

dividing the

interest rate

applicable to such

day by

360, in

the case of

floating rate

debt securities
for which

the interest

rate basis is the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate, the
Prime rate or SOFR, or by the actual number of days in

the year in the case of floating rate debt securities for which the interest rate basis is the Treasury rate.
The interest rate applicable to each interest reset period commencing on the interest reset date with respect to that interest
reset period will be the

rate determined as of the interest determination date. Unless otherwise specified in the applicable prospectus supplement, the interest determination date

with respect to the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate and the Prime rate will be the second business day preceding each

interest reset

date
for the

related floating

rate debt

security.

With

respect to

SOFR, unless

otherwise specified

in the

applicable
prospectus supplement,

the interest

determination date

in respect

of any

interest reset

period will

be the

second U.S.
Government Securities

Business

Day prior to the interest payment date on which that interest reset period ends;
provided, however, in the case of any interest reset period

during which

any SOFR

debt securities

become due

and
payable on

a date

other than

an interest

payment date,

in respect

of such

SOFR debt

securities that

become

due and
payable only, the interest determination

date for such interest reset period will be the second U.S. Government Securities
Business Day prior to

such date on which such SOFR debt securities become due and payable. With respect to the
Treasury rate, unless otherwise specified in

an applicable prospectus supplement, the interest determination date will be the day in the week in which the related interest reset date falls on which day Treasury bills

(as defined

below) are
normally auctioned

in accordance

with the

schedule set

out by

the U.S.

Treasury; provided,

however, that

if an

auction
is held

on

the Friday

on the

week preceding

the related

interest reset

date, the

related interest

determination date

will
be such

preceding Friday;

and provided,

further, that if an auction falls on any interest reset date then the related interest
reset date will instead be the first business day following such auction.

Unless otherwise specified in the applicable
prospectus supplement, the interest determination date pertaining to a floating rate debt security, the

interest

rate of
which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two
business days prior to

each interest reset date for such floating rate debt security.

Each interest rate basis will be
determined and compared on such date, and the applicable

interest rate will take effect on the related interest reset date, as specified in the applicable prospectus supplement.
Upon the request of the holder of any floating rate debt security,

the calculation agent will provide the interest rate then in effect for that debt security,

if known and, if determined, the interest rate that will become effective on the next interest reset
date. The calculation agent’s determination

of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.
All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as
appropriate, to the next higher or lower one hundred-thousandth of a percentage point,
e.g. , 9.876541% (or .09876541)
being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545)

being rounded up to 9.87655% (or
.0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded
upward or downward, as appropriate, to the nearest cent, in the case of U.S.

dollars, or to the nearest corresponding
hundredth of a unit, in the case of a currency other than U.S. dollars, with one

-half cent or one-half of a corresponding
hundredth of a unit or more being rounded upward.
In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation
agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable
prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating

in the distribution of the relevant floating rate debt securities and its affiliates, and they may include UBS AG or its affiliates.
Indexed Debt Securities
A debt security of this type provides that the principal amount payable at its maturity,

and/or the amount of interest payable
on an interest payment date, will be determined by reference to:
➢
securities of one or more issuers;
➢ one or more currencies;
➢ one or more commodities;
➢
any other financial, economic

or other measure or instrument, including

the occurrence or non-occurrence

of any
event or circumstance; and/or
➢
one or more indices or baskets

of the items described above.

If you are a holder of an indexed debt security,

you may receive an amount at maturity (including upon acceleration following an event of default) that is greater than or less than the face amount of your debt security depending upon the
formula used to determine the amount payable and the value of the applicable index at maturity.

The value of the applicable
index will fluctuate over time.
An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying
property or another property of the type listed above. An indexed debt security may also provide that the form of settlement
may be determined at our option or at the holder’s option.

Some indexed debt securities may be convertible, exercisable or exchangeable, at our option or the holder’s option, into or for securities of an issuer other than UBS AG.
If you purchase an indexed debt security,

the applicable prospectus supplement will include information about the relevant
index, about how amounts that are to become payable will be determined by reference to the price or value of that index and
about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the
calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise
significant discretion in doing so. The calculation agent may be UBS Securities LLC or another of our affiliates. An
investment in

indexed debt

securities has

significant risks,

and has

risks and

characteristics not

associated with
conventional

debt

securities. See “Considerations Relating to Indexed Securities” for more information about risks of
investing in debt securities of this type.
Original Issue Discount Debt Securities
A fixed rate debt security,

a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of

this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity,

an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security.

We may offer

series of original issue

discount debt securities from time to
time at an issue price (as specified in the applicable prospectus supplement)

that is less than 100% of the principal

amount
of such series of debt securities (i.e., par). Original issue discount debt securities may not bear any interest currently or may
bear interest at a rate

that is below market rates at the time of issuance. The difference between the issue price of an original
issue discount debt security and par is referred to

herein as

the “discount.”

In the

event of

redemption, repayment

or
acceleration of

maturity of

an original

issue discount

debt security,

the amount

payable to

the holder

of an

original issue
discount debt

security will

be equal

to the

sum of

(a) the

issue price

(increased by

any accruals

of discount)

and, in the
event of any redemption by us of such original issue discount debt security

(if applicable), multiplied by the initial
redemption percentage

specified in

the applicable

prospectus supplement

(as adjusted

by the

initial redemption
percentage reduction,

if applicable)

and (b)

any unpaid

interest

on such original issue discount debt security accrued from
the date of issue to the date of such redemption, repayment or acceleration of maturity.
Unless otherwise specified in the applicable prospectus supplement,

for purposes of determining the amount of discount
that has accrued as of

any date on which a redemption, repayment or acceleration of maturity occurs for an original issue
discount debt security,

the discount will be accrued using a constant yield method. The constant yield will be calculated
using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined
below), corresponds to the shortest period

between interest payment

dates for

the applicable original issue discount debt
security (with

ratable accruals within

a compounding

period), a coupon

rate equal to the initial coupon rate applicable to
such original issue discount debt security and an assumption that the maturity of such original issue

discount debt
security will not be accelerated. If the period from the date of issue to the initial interest payment date, or the initial
period, for an original

issue discount

debt security

is shorter

than the

compounding period

for such

original issue
discount debt

security,

a proportionate

amount of

the yield

for an entire compounding period will be accrued. If the
initial period is longer than the compounding period, then such period will be divided into a

regular compounding period
and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable
discount may differ from the accrual of original issue discount for purposes of the U.S. Internal Revenue Code of 1986,
as amended (the “Code”).
Certain original issue discount debt securities may not be treated as having original issue discount for U.S. federal income
tax purposes, and debt

securities other than original issue discount debt securities may be treated as issued with original issue discount for U.S. federal income tax purposes.

See “U.S. Tax Considerations

—Taxation of Debt Securities—
Original Issue Discount” below for a brief description of the U.S. federal income tax consequences of owning an original
issue discount debt security.
Short-Term Debt Securities
We may offer

from time to time series of debt securities with maturities of less than one year,

which we refer to as
“short-term debt securities.”

Unless otherwise indicated in the applicable prospectus supplement,

interest on short-term
debt securities will be payable at maturity.

Unless otherwise

indicated in

the applicable

prospectus supplement,

interest
on short

-term debt

securities that

are floating

rate debt

securities (other

than Treasury

rate

debt securities) will be
computed on the basis of the actual number of days elapsed divided by

360, and interest on short-term debt securities that
are

Treasury rate debt securities will be computed on

the basis of the actual number of days elapsed divided by a year of
365 or 366 days, as the case may be.

Amortizing Debt Securities
Amortizing debt securities are a series of debt securities for which payments combining principal and interest are made
in installments over the life

of such series of debt securities. Payments with respect to amortizing debt securities will be
applied first to interest due and payable on the amortizing

debt securities and then to the reduction of the unpaid
principal amount of the amortizing debt securities. We

will provide further information on the

additional terms and
conditions of any issue of amortizing debt securities in the applicable prospectus supplement. A table setting forth
repayment

information in respect of each amortizing debt security will be included in the applicable prospectus supplement and set forth on the amortizing debt

securities.
Information in the Applicable Prospectus Supplement

The applicable prospectus supplement will describe the specific terms of your debt security, which will include

some or all
of the following:

➢
the branch, if any, through which UBS AG is issuing

your debt security,
➢
any limit on the total principal

amount of the debt securities

of the same series,
➢
the UBS AG Debt Indenture your

debt security is issued under

if it is not the Senior Debt

Indenture,
➢ the stated maturity,
➢
the specified currency or currencies

for principal and interest, if

not U.S. dollars,
➢
the price at which we originally

issue your debt security, expressed as a percentage

of the principal amount, and

the
original issue date,
➢
whether your debt security is

a fixed rate debt security, a floating rate

debt security or an indexed

debt security,
➢
if your debt security is a

fixed rate debt security, the yearly rate at

which your debt security will

bear interest, if any,
and the interest payment dates,
➢
if your debt security is a

floating rate debt security, the interest rate

basis; any applicable index currency

or maturity,
spread or spread multiplier or

initial base rate, maximum rate

or minimum rate; the interest reset,

determination,
calculation and payment dates;

the day count fraction used

to calculate interest payments

for any period; the business
day convention; and the calculation

agent,
➢
if your debt security is an

indexed debt security, the principal amount,

if any, we will pay you at maturity, the
amount of interest, if any, we will pay you on an

interest payment date or the

formula we will use to calculate

these
amounts, if any, and the terms on which your debt

security will be exchangeable

for or payable in cash, securities

or
other property,
➢
if your debt security may be converted

into or exercised or exchanged

for debt or equity securities

of one or more
third parties, the terms on which

conversion, exercise or exchange

may occur, including whether conversion,
exercise or exchange is mandatory, at the option

of the holder or at our option,

the period during which conversion,
exercise or exchange may occur, the initial

conversion, exercise or exchange

price or rate and the circumstances

or
manner in which the amount

of securities issuable upon

conversion, exercise or exchange

may be adjusted,
➢
if your debt security is also

an original issue discount debt

security, the yield to maturity,
➢
if your debt security is also

an amortizing debt security, the amortization schedule

and any other terms relating to

the
particular series of debt securities,
➢
if applicable, the circumstances

under which your debt security

may be redeemed at our option

or repaid at the
holder’s option before the stated

maturity, including any redemption commencement

date, repayment date(s),
redemption price(s) and redemption

period(s),
➢
the authorized denominations,

if other than $1,000 and integral

multiples of $1,000 in the case

of debt securities
issued under the Senior

Debt Indenture and if other

than $2,000 and integral multiples

of $1,000 if issued under the
CS Legacy Debt Indenture,
➢
the depositary for your debt security, if other than

DTC, and any circumstances under

which the holder may request
securities in non-global form, if

we choose not to issue your

debt security in book-entry

form only,
➢
if your debt security will be

issued in bearer form, any special

provisions relating to bearer

securities,
➢
if applicable, the circumstances

under which we will pay additional

amounts on any debt securities

held by a person
who is not a United States person

for tax purposes and under which

we can redeem the debt securities

if we have to
pay additional amounts,
➢
the names and duties of any co-trustees,

depositaries, authenticating

agents, paying agents, transfer

agents or
registrars for your debt security, as applicable,

and
➢
any other terms of your debt security, which could

be different from those described

in this prospectus.
If you purchase your debt security—or any of our other securities we describe in this prospectus—in a market-making
transaction, you will receive information about the price you pay and your trade and settlement dates in a separate
confirmation of sale. A market-making transaction is one in which we, UBS Securities LLC,

UBS Financial Services Inc.,
Credit Suisse Securities (USA) LLC or another of our affiliates resells a security that it has previously acquired from
another holder. A market

-making transaction in a particular security occurs after the original issuance and sale of the
security.

Extension of Maturity
If specified in the applicable prospectus supplement, we will have the option to extend the stated maturity of your debt
security for one or more periods of whole years up to but not beyond the final maturity date specified in the prospectus
supplement. We

call a debt security whose maturity we may extend an extendible debt security.

We call the period of time
as to which we may extend the maturity the extension period. The following procedures will apply to extendible debt
securities, unless otherwise indicated in the applicable prospectus supplement.
We may extend

the maturity of an extendible debt security by notifying the paying agent between 45 and 60 days before the
stated maturity then in effect. The stated maturity may be

the original stated maturity, as described in

the prospectus
supplement, or a maturity that we previously extended by following these procedures.

If we notify the paying agent that we
will extend the maturity,

the paying agent will send a notice to each holder by first class mail, postage prepaid,

or by other
means agreed upon between us and the paying agent, at least 30 days before the stated maturity then in effect. The notice
sent by the paying agent will provide the following information:
➢
our election to extend the maturity

of the extendible debt security,
➢
the extended maturity date or, if the

maturity date had previously

been extended, the new extended

maturity date,
➢
the interest rate that will

apply during the extension period

or, in the case of a floating rate

debt security, the spread
and/or spread multiplier, if any, applicable during the extension period, and
➢
the provisions, if any, for redemption and repayment

during the extension period.
Once the paying agent has mailed the notice to each holder,

the extension of the maturity date will take place automatically.
All of the terms of the debt security will be the same as the terms of the debt security as originally issued, except those
terms that are described in the notice sent by the paying agent to each holder and except as described in the following
paragraph.
Not later than 10:00 a.m., New York

City time, on the twentieth calendar day before the maturity date then in effect for an extendible debt security or, if that day is not

a business day, on the next succeeding

business day, we may revoke

the
interest rate set forth in the extension notice sent by the paying agent to each holder and establish a higher interest rate for
the extension period. If we elect to establish a higher interest rate, the paying agent will send a notice to each holder by first
class mail, postage prepaid, or by other means agreed between us and the paying agent, of the higher interest rate in the case
of a floating rate debt security,

the higher spread and/or spread multiplier,

if any. The notice of the higher rate

cannot be
revoked. All extendible debt securities as to which the maturity date has been extended will bear the higher rate for the
extension period, whether or not tendered for repayment.
If we elect to extend the maturity date of an extendible debt security,

each holder may elect repayment of all or part of its
debt security on the maturity date then in effect at a price equal to the principal amount plus any accrued and unpaid interest
to that date. To elect repayment,

a holder must give notice to the paying agent between 25 and 35 days before the maturity date in effect. The notice must consist of either:
➢
the debt security along with the

completed form entitled “Option

to Elect Repayment,” which will

be attached to
your debt security.
➢
a telegram, facsimile transmission

or letter from a member of

a national securities exchange,

FINRA or a
commercial bank or trust company

in the United States setting

forth the name of the holder, the principal

amount of
the debt security, the principal amount of the

debt security to be repaid,

the certificate number or a

description of the
tenor and terms of the debt security, a statement

that the option to elect

repayment is being elected and

a guarantee
that the debt security, together with the completed

form entitled “Option to Elect

Repayment” will be received

by
the paying agent no later than

the fifth business day after

the date of the telegram, facsimile

transmission or letter.
The telegram, facsimile transmission

or letter will become effective

upon receipt, by that fifth

business day, of the
debt security and complete form.
The holder may revoke the election of repayment by sending to the paying agent written notice by 3:00 p.m., New York
City time, on the twentieth day before the maturity date then in effect or,

if that day is not a business day, on the next
succeeding business day.
If an extendible debt security is represented by a global debt security,

the depositary or its nominee, as the holder, will be
the only person that can exercise the right to elect repayment or revoke such an election. Any indirect owners who own
beneficial interests in the global debt security and wish to make such an election must give proper and timely instructions to
the banks or brokers through which they hold their interests, requesting that they notify the depositary to make a repayment
election or revoke such an election on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the
depositary before the applicable deadline for exercise.
Redemption and Repayment
Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of
any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your
debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity (except for certain
tax reasons, as described below) unless the applicable prospectus supplement specifies a redemption date or redemption
commencement date. You

will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the applicable prospectus supplement specifies one or more repayment dates.

If the applicable prospectus supplement specifies one or more redemption dates, a redemption commencement date or a
repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a
percentage of the principal amount of your debt security.

It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.
If the applicable prospectus supplement specifies one or more redemption dates, your debt security will be redeemable at
our option on any of those dates. If the applicable prospectus supplement specifies a redemption commencement date, your
debt security will be redeemable at our option at any time on or after that date in whole or from time to time in part in
increments of $1,000 and integral multiples of $1,000 in excess thereof (in the case of debt securities issued under the
Senior Indenture), in increments of $2,000 and integral multiples of $1,000 in excess thereof (in the case of debt securities
issued under the CS Legacy Indenture) or such other minimum denomination specified in such applicable prospectus
supplement (provided that any

remaining principal amount of the debt securities of such series will be equal to at least the applicable minimum denomination). If we redeem your debt security,

we will do so at the specified redemption price. If
different prices are specified for different

redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.
If we exercise an option to redeem any debt security issued under the Senior Debt Indenture, we will give the Senior Debt
Trustee and the holders

written notice of the principal amount of the debt security to be redeemed not less than 2 business
days nor more than 60 days before the applicable

redemption date unless otherwise specified in the applicable prospectus supplement. If we exercise an option to redeem any debt security issued under the CS Legacy Debt Indenture, we will give
the CS Legacy Debt Trustee and the holders written

notice of the principal amount of the debt security to be

redeemed not
less than 30 days nor more than 60 days before the applicable redemption date unless otherwise specified in the applicable prospectus supplement. We

will give the notice in the manner described below in “—Notices”.
If the applicable prospectus supplement specifies a repayment date, your debt security will be repayable at your option on
the specified repayment date at the specified repayment price, together with interest accrued to the repayment date. If so
specified in the applicable prospectus supplement for a

debt security issued under the CS Legacy Debt Indenture, we will repay debt securities of such series at the option of the holders on any optional repayment date in whole or in part from time
to time in increments of $2,000 and integral multiples of $1,000 in excess thereof or such other minimum denomination
specified in the applicable prospectus supplement (provided that any remaining principal amount thereof will be at least
$2,000 or such

other minimum denomination specified in the applicable prospectus supplement).

A holder of debt
securities issued under the CS Legacy Debt Indenture

who wants us to repay a debt security prior to maturity must deliver the debt security, together

with the form “Option to Elect Repayment” properly

completed, to the CS Legacy Debt Trustee
at its corporate trust office (or any other address that we specify in the applicable prospectus supplement or

notify holders
from time to time) no more than 60 nor less than 30 calendar days prior to the date of repayment.
If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its
nominee, as the holder, will be the only person that

can exercise the right to repayment. Any indirect holders who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely
instructions to the banks or brokers through which they hold their interests, requesting that they notify the depositary to
exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their
customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary
before the applicable deadline for exercise.
Street name and other indirect holders should contact their banks or brokers for information about how to exercise a
repayment right in a timely manner.
We or our

affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open
market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may,

at
our discretion, be held, resold or cancelled.
Senior Debt Indenture Optional Tax

Redemption and Payment of Additional Amounts Covenant
Optional Tax

Redemption under the Senior Debt

Indenture
In addition to the situations described above under “—Redemption and Repayment,” for debt

securities issued

under the
Senior Debt

Indenture

we also have the option to redeem the debt securities in two situations described below,

unless
otherwise indicated in the applicable prospectus supplement. The redemption price for the debt securities, other than
original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus
accrued interest and any additional amounts due on the date fixed for redemption.

The redemption price for original issue
discount debt securities will be specified in the prospectus supplement for such debt securities. Furthermore, we must give
you between 10 and 60 days’ notice before redeeming the debt securities unless otherwise specified in the applicable
prospectus supplement. No

such notice

of redemption

will

be given

earlier than

60 days

prior to

the earliest

date on

which
we would

be obliged

to pay such

additional amounts

were a paym

ent in respect

of the

debt securities of such series then
due. Prior to the giving of any such notice of redemption, we will deliver to the Senior Debt Trustee a certificate stating

that
we are entitled to effect such redemption and setting forth

a statement of facts showing that the conditions precedent to its right to redeem have

occurred, and

an opinion

of independent

counsel of

recognized standing

to the

effect that

we have
or will

become obligated

to pay

such additional

amounts as a result of such change or amendment.

➢
The first situation is where,

as a result of a change in,

execution of or amendment to

any laws or treaties or the
official application or interpretation

of any laws or treaties, we would

be required to pay additional amounts

as
described below under “—Payment

of Additional Amounts under the

Senior Debt Indenture.”
This applies only in the case of changes, executions, amendments, applications or interpretations that occur on or
after the date specified in the prospectus supplement for the applicable debt securities and in a relevant jurisdiction,
as defined in “—Payment of Additional Amounts under the Senior

Debt Indenture” below. If UBS AG is
succeeded by another entity,

the applicable jurisdiction will be the jurisdiction in which the successor entity is organized, and the applicable date will be the date the entity became a successor.
We would not

have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to

us.
➢
The second situation is where

a person located outside of a

relevant jurisdiction into which

UBS AG is merged or to
whom it has conveyed, transferred

or leased its property is required

to pay an additional amount.

We would have the
option to redeem the debt securities

even if we are required to pay

additional amounts immediately

after the merger,
conveyance, transfer or lease.

We are not required to use reasonable measures to avoid

the obligation to pay
additional amounts in this situation.
Payment of Additional Amounts under the Senior Debt Indenture
Payments under debt securities issued under the Senior Debt Indenture will be made without deduction or withholding for or
on account of any

present or future tax, duty,

assessment or governmental charge imposed upon or as a result of such
payments by Switzerland or any jurisdiction in which

the branch through which UBS AG issued the relevant debt securities is located (“relevant jurisdiction”), unless required by law.

To the extent

any such

taxes are so levied or imposed, we may
be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt
security to which you are entitled.
We will not have

to pay additional amounts for debt securities issued under the Senior Debt Indenture in respect of taxes or
other governmental charges that are required to be deducted or withheld by any paying agent from a payment on a debt
security, if such payment

can be made without such deduction or withholding by any other paying agent. Furthermore,

we
will not pay additional amounts for debt securities issued under the Senior Debt

Indenture for or on account of the
following, unless otherwise indicated in the applicable prospectus supplement:
➢
the existence of any present or

former connection between you and

the relevant jurisdiction,

other than the mere
holding of the debt security and

the receipt of payments on it,
➢
any estate, inheritance, gift,

sales, transfer or personal

property tax or any similar tax,

duty, assessment or
governmental charge,
➢
your failure, or the failure

of any intermediary, custodian or broker, to comply with any reasonable certification,
documentation, information or other

reporting requirement concerning

your nationality, residence, identity or
connection with the relevant jurisdiction,

if such compliance is required

as a precondition to relief

or exemption
from such taxes or other governmental

charges (including, without limitation,

a certification that you are

not resident
in the relevant jurisdiction

or are not an individual resident

of a member state of the

EU),
➢
your status as a bank purchasing

the debt security in the

ordinary course of its lending

business,
➢
your actual or constructive

ownership of 10% or more of the

combined voting power of all classes

of our stock
entitled to vote,
➢
any taxes imposed on contingent

interest as described in Section

871(h)(4) of the Code,
➢
any taxes which would not have

been imposed but for your presentation,

or a presentation on your behalf,

of a debt
security payment on a date more

than 15 days after the date

on which such payment on the debt

security becomes
due and payable or on which the

payment is duly provided for, whichever

occurs later (the “Relevant Date”),
➢
any such withholding or deduction

imposed on any payment by reason

of FATCA

(as defined below); or
➢
any combination of the items listed

above.
These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to
UBS AG is organized. The applicable prospectus supplement may describe additional circumstances in which we would not
be required to pay additional amounts.

CS Legacy Debt Securities

Optional Tax Redemption and

Payment of Additional Amounts

Covenant
Tax

Redemption for Certain CS Legacy

Debt Securities
In addition to the situations described above under “—Redemption and Repayment,” if and as specified in the applicable
prospectus supplement,

certain CS legacy debt securities provide us with the right to redeem those securities if we have

or
will become obligated to pay additional amounts on

such series of debt securities as described under “—Payment of
Additional Amounts Under Certain CS Legacy Debt Securities” below as a result of any change in, or amendment to, the
laws (or any regulations or rulings promulgated thereunder) of Switzerland or the United States, as applicable, or any
political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of
such laws, regulations or rulings,

which change

or amendment

becomes effective

on or

after the

date of

the applicable
prospectus supplement,

and such

obligation cannot

be avoided

by

us taking reasonable measures available to it. In order
to exercise this redemption right, we must give holders of such CS legacy debt securities not less

than 30 and not more
than 60 days’ notice before redeeming such CS legacy debt securities, and no such notice of redemption will be given
earlier than 90

days prior to the earliest date on which we would be obliged to pay the applicable additional amounts were
a payment in respect of the CS legacy debt

securities of

such series

then due.

Prior to

the giving of

any notice of
redemption pursuant

to this paragraph,

we will

deliver to

the CS Legacy

Debt

Trustee

a certificate

stating that

we are
entitled to

effect such

redemption and

setting forth

a statement

of facts

showing that

the conditions

precedent to

our
right to

redeem have

occurred, and

an opinion

of independent

counsel of

recognized standing

to the

effect that

we have
or will

become obligated

to

pay such additional amounts as a result of such change or amendment.
Payment of Additional Amounts Under

Certain CS Legacy Debt

Securities
If and as specified in the applicable prospectus supplement, for certain

CS legacy debt securities, we will, subject to the
exceptions and limitations

set forth

below,

pay such

additional amounts

to the

holder of

a series of

such CS

legacy
debt securities

as may

be necessary

so that

every net

payment

on such series of CS legacy debt securities, after
deduction or withholding for or on account of any present or future tax, assessment or other

governmental charge
imposed upon

or as

a result

of such

payment by

Switzerland or

the United

States, as

applicable, or

any political
subdivision or

taxing authority thereof or therein, will not be less than the amount provided in such series of such CS
legacy debt securities to be then due and payable.
The applicable prospectus supplement

may describe additional circumstances

in which we would not

be required to pay
additional amounts.
Switzerland
All payments of principal and interest in respect of the applicable CS legacy debt securities shall be made by us free and
clear of, and without withholding or deduction for,

any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or

assessed by or within Switzerland or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law.

In

that event, we shall pay such additional amounts
as will result in receipt by the holders of such amounts as would have been received by them had no

such withholding or
deduction been required, except that no such additional amounts shall be payable by us to any such holder for or on account
of the following, unless otherwise indicated in the applicable prospectus supplement:
(i)
the existence of any present or former connection between such holder and Switzerland, other than the mere
holding of the relevant CS legacy

debt security and the receipt of payments on it;
(ii)
any taxes which would not have been imposed but for such holder’s presentation, or a presentation on such
holder’s behalf, of the relevant CS

legacy debt security for payment on a date more than 30 days after the Relevant
Date;
(iii)
any such taxes, duties, assessments or other governmental charges imposed in respect of the relevant CS legacy
debt security pursuant to laws

enacted by

Switzerland changing

the Swiss

federal withholding

tax system

from an
issuer-based

system to

a paying

agent-based system

pursuant to

which a person in Switzerland other than us (as issuer
of such CS legacy debt security) is required to withhold tax on any interest payments;
(iv)
if UBS AG acts as issuer of the relevant CS legacy debt security through its Zurich and Basel head offices, any
such taxes imposed in respect

of such CS legacy debt security pursuant to the Swiss Federal Withholding

Tax Code of
October 13, 1965;
(iv)
any such withholding or deduction

imposed on any payment by

reason of FATCA;

or
(v)
any combination of the

items listed above.

United

States
If UBS AG acts as issuer of the applicable CS legacy debt security through a U.S.

branch or through a branch that
recognizes income that is

effectively connected with a U.S. trade or business, all payments of principal and interest in
respect of such CS legacy debt securities shall be made by us free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges, each in the nature of a tax, imposed,

levied, collected,

withheld or
assessed by

the United States

or any

authority therein

or thereof

having power

to tax, unless

such withholding

or
deduction

is required

by law.

In that

event, we shall

pay such

additional amounts

as will result

in receipt

by the holders
of such

amounts as

would have

been

received by

them had

no such

withholding or

deduction been

required, except

that
no such

additional amounts

shall be

payable by

us to

any such

holder

for or on account of the following, unless
otherwise indicated in the applicable prospectus supplement:
(i)
any tax, assessment or other governmental charge that would

not have been imposed but for (a) the existence
of any present or former

connection between such holder and the United States, including, without limitation,

such
holder being or having been a citizen or resident thereof or being or having been engaged in trade or business or
present therein or having or having had a permanent establishment therein or (b) such holder’s

past or present status
as a personal holding company or private foundation or other tax-exempt organization with respect to the United
States or as a

corporation that accumulates earnings to avoid U.S. federal income tax;
(ii)
any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other
governmental charge;
(iii)
any tax, assessment or other governmental charge that would

not have been imposed but for the presentation by
the holder of an applicable CS

legacy debt

security for

payment more

than 15

days after

the date

on which

such
payment became

due and

payable or

on which

payment thereof

was

duly provided for, whichever occurs

later;
(iv)
any tax, assessment or other governmental charge that

is payable otherwise than by deduction or withholding
from a payment on such series

of CS legacy debt securities;
(v)
any tax, assessment or other governmental charge required

to be deducted or withheld by any paying agent
from a payment on such series of

CS legacy debt securities, if such payment can be made without such deduction or withholding by any other paying agent;
(vi)
any tax, assessment or other governmental charge that would

not have been imposed but for a failure to
comply with any applicable

certification, documentation, information or other reporting requirement concerning the
nationality, residence,

identity or connection with the United

States of the holder or beneficial owner of such series of
CS legacy debt securities if such compliance is required by statute or regulation of the United

States or by an
applicable income tax treaty to which the United States is a party as a precondition to relief or exemption from such
tax, assessment or

other governmental charge;
(vii)
any tax, assessment or other governmental charge imposed

on a holder of such series of CS legacy debt
securities that actually or

constructively owns 10 percent or more of the combined voting power of all classes of UBS
AG’s stock or that is a controlled foreign

corporation (as

defined in Section 957 of the Code) related to UBS AG
through stock ownership;
(viii)
any such taxes, duties, assessments or other governmental charges required to be deducted or withheld from a
payment or deemed payment

that is treated as a “dividend equivalent” payment under the Code, Treasury regulations,
or other law or official guidance of the United States;
(ix)
any such withholding or deduction imposed

on any payment by reason of FATCA;
(x)
any tax, assessment or other governmental charge imposed

solely because a holder (1) is a bank purchasing a
CS legacy debt security in the

ordinary course of its lending business or (2) is a bank that is neither (A) buying a CS legacy debt security for investment purposes only nor (B) buying a

CS legacy debt security for resale to a third party
that either is not a bank or holding a CS legacy debt security for investment purposes only; or
(xi)
any combination of two or more items (i) through (x) above; nor will such additional amounts be paid with
respect to a payment on such series of CS

legacy debt securities to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a
member of such partnership or a beneficial owner would not have been entitled to the additional amounts had

such
beneficiary, settlor,

member or beneficial owner been the holder of such series of CS legacy debt securities.

U.S.

Foreign

Account

Tax Compliance

Act
Payments on the debt securities will be subject in all cases to any withholding or deduction required pursuant to an
agreement described in Section

1471(b) of the Code, or described in any agreement between any jurisdiction and the
United States relating to the foreign account provisions of the U.S.

Hiring Incentives to Restore Employment Act of
2010, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or

agreements
thereunder, official interpretations

thereof, or any agreements, law,

regulation or other official guidance implementing an
intergovernmental

agreement or other intergovernmental approach thereto

(collectively, “FATCA”).
Mergers and Similar Transactions
We are generally

permitted to merge or consolidate with another firm. We

are also permitted to sell our assets substantially
as an entirety to another firm. With regard

to any series of debt securities, we may not take any of these actions, however, unless all the following conditions, as applicable, are met:
➢
If the successor firm in the

transaction is not UBS AG, the

successor firm must expressly

assume our obligations
under the debt securities of

that series and the applicable

UBS AG Debt Indenture.

➢
If the successor firm in the

transaction is not UBS AG, debt

securities issued under the Senior

Debt Indenture
require that the successor firm

be organized under the laws of Switzerland

as a corporation, partnership

or trust.
➢
Immediately after the transaction,

no default under the debt securities

of that series has occurred and

is continuing.
For this purpose, “default under

the debt securities of that series”

means an event of default under

the applicable
UBS AG Debt Indenture with respect

to that series or any event

that would be an event of default

with respect to that
series if the requirements for

giving us default notice and for

our default having to continue

for a specific period of
time were disregarded. We describe these

matters below under “—Default, Remedies

and Waiver of Default.”
If the conditions described above are satisfied, we will not need to obtain the approval of the holders of any series of debt
securities in order to merge or consolidate or to sell our

assets. Also, these conditions will apply only if we wish to merge or consolidate with another firm or sell our assets substantially as an entirety to another firm. We will not need

to satisfy these
conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of
another firm, any transaction that involves a change of control of UBS AG but in which we do not merge or consolidate and
any transaction in which we sell less than substantially all our assets.
The CS Legacy Debt Indenture provides that UBS AG may,

at any time, designate another branch of UBS AG (the
“Substitution Branch”) as

substitute for the branch through which it acts under the tranche of CS legacy debt securities.
Defeasance and Covenant Defeasance
If indicated in the applicable prospectus supplement for a debt security issued under the Senior Debt Indenture, the
provisions for full defeasance and covenant defeasance described below will apply to that debt security.

In general, we
expect these provisions to apply to each debt security issued under the Senior

Debt Indenture that has a specified currency
of U.S. dollars and is not a floating rate or indexed debt security.
The provisions for full defeasance and covenant defeasance described below apply to debt securities issued under the CS
Legacy Debt Indenture,

including the CS legacy debt securities.
Full Defeasance
If there is a change in U.S. federal tax law,

as described below, we can legally

release ourselves from all payment and other
obligations on your debt security.

This is called full defeasance. To

do so, each of the following must occur:
➢
We must deposit in trust for the benefit of all holders

of those debt securities, money, U.S. government

or U.S.
government agency notes or bonds

or a combination of money and U.S.

government or U.S. government agency
notes or bonds that will, in

each case, in the opinion of

a nationally recognized firm of

independent public
accountants, generate enough cash

to make interest, principal

and any other payments on those

debt securities on
their various due dates.
➢
There must be a change in current

U.S. federal tax law or an

Internal Revenue Service ruling

that lets us make the
above deposit without causing

the holders to be taxed on those

debt securities any differently than

if we did not
make the deposit and just repaid

the debt securities ourselves.

Under current federal tax law, the deposit and

our
legal release from your debt securities

would be treated as though we

took back your debt security

and gave you
your share of the cash and notes

or bonds deposited in trust.

In that event, you could recognize

gain or loss on your
debt security.
➢
We must deliver to the applicable UBS AG Debt trustee

a legal opinion of our counsel

confirming the tax law
change described above.
If we ever fully defease your debt security,

you would have to rely solely on the trust deposit for payments on your debt security. You

would not be able to look to us for payment in the event of any shortfall.

Covenant Defeasance
Under current U.S. federal tax law,

we can make the same type of deposit described above and be released from any restrictive covenants relating to your debt security that may be described in the applicable prospectus supplement. This is
called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve
covenant defeasance for any debt securities, we must do both of the following:
➢
We must deposit in trust for the benefit of all holders

of those debt securities, money, U.S. government

or U.S.
government agency notes or bonds

or a combination of money and U.S.

government or U.S. government agency
notes or bonds that will, in

each case, in the opinion of

a nationally recognized firm of

independent public
accountants, generate enough cash

to make interest, principal

and any other payments on those

debt securities on
their various due dates.
➢
We must deliver to the applicable UBS AG Debt Trustee a legal opinion of our counsel confirming

that under U.S.
federal income tax law as then

in effect we may make the above

deposit without causing you to

be taxed on those
debt securities any differently than

if we did not make the deposit

and just repaid those debt

securities ourselves.
If we accomplish covenant defeasance with regard to your debt security,

the following provisions of the applicable UBS AG
Debt Indenture and your debt security would no longer apply:
➢
Any covenants that the applicable

prospectus supplement may state

are applicable to your debt security, and
➢
The events of default resulting

from a breach of covenants,

described below in the fourth

bullet point under “—
Default, Remedies and Waiver of Default—Events of Default.”
Any right we have to redeem will survive covenant defeasance with regard to those debt securities.
If we accomplish covenant defeasance on your debt security,

you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You

should note, however, that if one of the remaining events of default
occurred, such as our bankruptcy,

and your debt security became immediately due and payable, there may be a shortfall.
Depending on the event causing the default you may not be able to obtain payment of the shortfall.
Default, Remedies and Waiver

of Default
You

will have special rights if an event of default with respect to the series to which your debt security belongs occurs and
is not cured, as described in this subsection.
Events of Default
Unless the applicable prospectus supplement says otherwise, when we refer to an event of default with respect to any series
of debt securities, we mean any of the following:
➢
We do not pay the principal or any premium (including

delivering any security or other

property deliverable) on any
debt security of that series

at its maturity, except in the case of debt

securities issued under the

CS Legacy Debt
Indenture only (including CS legacy

debt securities), such failure

to pay is not made within

30 days after it becomes
due and payable;
➢
We do not pay interest on any debt securities of that

series within 30 days after

it becomes due and payable;
➢
We do not deposit a sinking fund payment with regard to

any debt securities of that series

on its due date, but only if
the payment is required in the

applicable prospectus supplement,

except in the case of debt

securities issued under
the CS Legacy Debt Indenture

only (including CS legacy debt securities),

such failure to deposit is

not made within
30 days after it becomes due

and payable;
➢
We remain in breach of any other covenant we make in

the applicable UBS AG Debt

Indenture for the benefit of the
debt securities of that series,

for 60 days after we receive a

notice of default stating that

we are in breach and
requiring us to remedy the

breach. The notice must be sent

by the Senior Debt Trustee or the holders

of not less than
10% in principal amount of the

relevant series of debt securities

then outstanding in the case

of debt securities issued
under the Senior Debt Indenture.

The notice must be sent by the

CS Legacy Debt Trustee or the holders

of not less
than 25% in principal amount

of the relevant series of debt

securities then outstanding

in the case of debt securities
issued under the CS Legacy Debt

Indenture;
➢
We file for bankruptcy or certain other bankruptcy, insolvency or reorganization events relating to UBS AG occur;
or
➢
If the applicable prospectus

supplement states that any

additional event of default applies

to the series to which

your
debt security belongs, that event

of default occurs.
Remedies If an Event of Default Occurs
If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the
applicable UBS AG Debt

Trustee or the holders of not less than 25% in principal amount of all debt securities of that series
then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately.

If an
event of default occurs because of bankruptcy,

insolvency or reorganization events relating to UBS AG, the entire principal amount of the debt securities of that series will be automatically accelerated,

without any action by the applicable UBS AG
Debt

Trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If
the maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority
in principal amount of the debt securities of that series may cancel the acceleration for the entire series. However, such
holders cannot waive a default in payment of principal of, premium,

if any, or interest on,

any of debt securities.
If an event of default occurs, the applicable UBS AG Debt Trustee will have special duties. The applicable UBS AG Debt
Trustee will be obligated to use those of its rights

and powers under the applicable UBS AG Debt Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own
affairs.
Except as described in the prior paragraph, the applicable UBS AG Debt Trustee is not required to take any action under the
applicable UBS AG Debt Indenture at the request of any holders unless the holders offer the applicable UBS AG Debt
Trustee reasonable protection from expenses

and liability. This is called an indemnity.

If the applicable UBS AG Debt
Trustee is provided with an indemnity reasonably

satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action
seeking any remedy available to the applicable UBS AG Debt Trustee with respect to that series. These majority holders
may also direct the applicable UBS AG Debt Trustee in performing any other action under the applicable UBS AG Debt
Indenture with respect to the debt securities of that series.
Before you bypass the applicable UBS AG Debt Trustee and bring your own lawsuit or other formal legal action or take
other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:
➢
The holder of your debt security

must give the applicable UBS

AG Debt Trustee written notice that an

event of
default has occurred, and the

event of default must not have

been cured or waived.
➢
The holders of not less than

25% in principal amount of all

debt securities of the series

to which your debt security
belongs must make a written request

that the applicable UBS AG

Debt Trustee take action because of the

default,
and they or other holders must

offer to the applicable UBS AG

Debt Trustee indemnity reasonably satisfactory

to the
applicable UBS AG Debt Trustee against

the cost and other liabilities

of taking that action.
➢
The applicable UBS AG Debt Trustee must

not have taken action for 60 days

after the above steps

have been taken.
➢
During those 60 days, the holders

of a majority in principal

amount of the debt securities

of the series to which your
debt security belongs must not

have given the applicable UBS

AG Debt Trustee directions that are inconsistent

with
the written request of the holders

of not less than 25% in principal

amount of all debt securities

of that series.
You

are, however, entitled at any time to bring

a lawsuit for the payment of money due on your debt security on or after its due date.
Waiver of

Default
The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all
debt securities of that series. If this happens, the default will be treated as if it has not occurred.

No one can waive a
payment default on your debt security,

however, without the approval of the particular holder

of that debt security.
We Will

Give the UBS AG Debt Trustees Information

About Defaults Annually
We will furnish to

each UBS AG Debt Trustee every year a written statement

certifying that to our knowledge we are in
compliance with the applicable UBS AG Debt Indenture and the debt securities issued thereunder, or else specifying any
default under the applicable UBS AG Debt Indenture.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or
direction to or make a request of the applicable UBS AG Debt Trustee and how to declare or cancel an acceleration of the
maturity of the debt securities. Book-entry and other indirect owners are described below under “Legal Ownership and
Book-Entry Issuance.”
Modification and Waiver of Covenants
There are three types of changes we can make to the UBS AG Debt Indentures and the debt securities of any series.
Changes Requiring Each Holder’s

Approval
First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change.
Here is a list of those types of changes:
➢
change the stated maturity for

any principal or interest payment

on a debt security issued under

the Senior Debt
Indenture or extend the stated

maturity for any principal

or interest payment on a debt security

issued under the CS
Legacy Debt Indenture;
➢
reduce the principal amount, the

amount payable on acceleration

of the maturity after a default,

the interest rate or
the redemption price for a debt

security;
➢
permit redemption of a debt

security if not previously

permitted;
➢
impair any right a holder may

have to require repayment of

his or her debt security;
➢
impair any right that a holder

of an indexed or any other debt

security may have to exchange

or convert the debt
security for or into securities

or other property;
➢
change the currency of any payment

on a debt security other than as

permitted by the debt security;

➢
change the place of payment on

a debt security;
➢
impair a holder’s right to sue

for payment of any amount due

on his or her debt security;
➢
reduce the percentage in principal

amount of the debt securities

of any one or more affected series,

taken separately
or together, as applicable, the approval of

whose holders is needed to change

the applicable UBS AG Debt

Indenture
or those debt securities;
➢
reduce the percentage in principal

amount of the debt securities

of any one or more affected series,

taken separately
or together, as applicable, the consent of whose

holders is needed to waive

our compliance with the applicable

UBS
AG Debt Indenture or to waive

defaults; and
➢
change the provisions of the

applicable UBS AG Debt Indenture

dealing with modification

and waiver in any other
respect, except to increase any

required percentage referred to above

or to add to the provisions that

cannot be
changed or waived without approval

of the holder of each affected

debt security.
Changes Not Requiring Approval of Holders
The second type of change does not require any approval by holders of the debt securities of an affected series. This type of
change is limited to clarifications and changes that would not adversely affect the debt securities of that series in any
material respect. We

also do not need any approval to make changes that affect only debt securities to be issued under the
applicable UBS AG Debt Indenture after the changes take effect.
We may also make

changes or obtain waivers that do not adversely affect a particular debt security, even if they affect

other
debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need
only obtain any required approvals from the holders of the affected debt securities.
Changes Requiring Majority Approval
Any other change to the applicable UBS AG Debt Indenture and the debt securities would require the following approval:
➢
If the change affects only the debt

securities of a particular

series, it must be approved

by the holders of 66⅔% in
principal amount of the debt securities

of that series in the case

of debt securities issued under

the Senior Debt
Indenture and the holders of

a majority in principal amount

of the debt securities of that

series in the case of

debt
securities issued under the CS

Legacy Debt Indenture.
➢
If the change affects the debt securities

of more than one series of

debt securities issued under

the applicable UBS
AG Debt Indenture, it must be

approved by the holders of 66⅔%

in principal amount of all

series affected by the
change in the case of debt securities

issued under the Senior Debt

Indenture and the holders of a

majority in principal
amount of the debt securities

of all series affected by the change

in the case of debt securities

issued under the CS
Legacy Debt Indenture, with the

debt securities of all the

affected series voting together as

one class for this purpose
(and of any affected series that by

its terms is entitled to vote

separately as a series, as

described below).
In each case, the required approval must be given by written consent.
Majority approval would be required for us to obtain a waiver of any of our covenants in either UBS AG Debt Indenture.
Our covenants include the promises we make about merging, which we describe above under “—Mergers and Similar
Transactions.” If the holders approve a waiver

of a covenant, we will not have to comply with that covenant. The holders, however, cannot approve a waiver of

any provision in a particular debt security,

or in the applicable UBS AG Debt
Indenture as it affects that debt security,

that we cannot change without the approval of the holder of that debt security as
described above under “—Changes Requiring Each Holder’s Approval,”

unless that holder approves the waiver.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted
or denied if we seek to change the UBS AG Debt Indentures or the debt securities or request a waiver.
Special Rules for Action by Holders
When holders take any action under the applicable UBS AG Debt Indenture,

such as giving a notice of default, declaring an
acceleration, approving any change or waiver or giving the applicable

UBS AG Debt Trustee an instruction, we will apply
the following rules.
Only Outstanding Debt Securities Are Eligible
Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of
debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various
percentage requirements for taking action have been met. For these purposes,

a debt security will not be “outstanding”:
➢
if it has been surrendered

for cancellation;
➢
if we have deposited or set

aside, in trust for its

holder, money for its payment or redemption;
➢
if we have fully defeased it

as described above under “—Defeasance

and Covenant Defeasance—Full Defeasance”;
or
➢
if we or one of our affiliates, such

as UBS Securities LLC, UBS Financial

Services Inc. or Credit Suisse

Securities
(USA) LLC, is the beneficial owner.

Special Series Voting

Rights
We may issue series of

debt securities that are entitled, by their terms, to vote separately on matters (for example,
modification or waiver of provisions in the UBS AG Debt Indentures)

that would otherwise require a vote of all affected
series, voting together as a single class. Any such series would be entitled to vote together with all other affected series,
voting together as one class, and would also be entitled to vote separately,

as a series only. These special voting

rights will
be described in the applicable prospectus supplement. For a series that does not have these special rights, voting will occur
as described in the preceding section, but subject to any separate voting rights of any series having special rights. We

may
issue a series having these or other special voting rights without obtaining the consent of or giving notice to holders of
outstanding series.
Eligible Principal Amount of Some Debt Securities
In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as
outstanding for the purposes described above. This may happen, for example,

if the principal amount is payable in a non-
U.S. dollar currency,

increases over time or is not to be fixed until maturity.

For any debt security of the kind described
below, we will decide how

much principal amount to attribute to the debt security as follows:
➢
For an original issue discount

debt security, we will use the principal amount

that would be due and payable

on the
action date if the maturity

of the debt security were accelerated

to that date because of a default.
➢
For a debt security whose principal

amount is not known, we will

use any amount that we indicate

in the prospectus
supplement for that debt security. The principal

amount of a debt security may

not be known, for example, because
it is based on an index that

changes from time to time and

the principal amount is

not to be determined until a

later
date.
➢
For debt securities with a

principal amount denominated in

one or more non-U.S. dollar currencies

or currency units,
we will use the U.S. dollar

equivalent, which we will determine.
Determining Record Dates for Action by

Holders
We will generally

be entitled to set any day as a record date for the purpose of determining the holders that are entitled to
take action under the applicable UBS AG Debt Indenture, provided that such record date may not be less than 10 nor more
than 60 days prior to the solicitation of consents

under the CS Legacy Debt Indenture.

In certain limited circumstances, only the Senior Debt Trustee will be entitled to set a record date for action by holders
under the Senior Debt

Indenture. If we or the Senior Debt Trustee set a record date for an approval or other action to be
taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must
be taken during the period that we specify for this purpose, or that the Senior

Debt Trustee specifies if it sets the record date.
We or the Senior

Debt Trustee, as applicable, may shorten or lengthen

this period from time to time.
Consents given

by holders

expire no

later than

the 180th day after the record date for an action under

the Senior

Debt
Indenture and

no later

than

the 90
th
day after the record date for an action under the CS Legacy Debt Indenture. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time
to time. Accordingly, record

dates for global

debt securities may differ from those for other debt securities.
Form, Exchange and Transfer

of Debt Securities
We will issue each debt

security in global—
i.e.
, book-entry—form only,

unless we specify otherwise in the applicable
prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of
a depositary, which will be

the holder of all the debt securities represented by the global security.

Those who own beneficial
interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the
rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.
We describe book

-entry securities below under “Legal Ownership and Book-Entry Issuance.” Unless we specify otherwise
in the applicable prospectus supplement, DTC will be the depositary for all debt securities in global form.
In addition, we will generally issue each debt security in registered form,

without coupons, unless we specify otherwise in
the applicable prospectus supplement. If we issue a debt security in bearer form, the applicable prospectus supplement will
describe the provisions that would apply to that security.
If a debt security is issued as a global debt security,

only the depositary—
e.g. , DTC, Euroclear and Clearstream—will be
entitled to transfer and exchange the debt security or exercise any other rights of a holder as described in this subsection,
since the depositary will be the sole holder of the debt security.
If any debt securities cease to be issued in global form, then unless we indicate otherwise in the applicable prospectus
supplement, they will be issued:
➢ only in fully registered form;
➢
without interest coupons; and
➢
unless we indicate otherwise in

the applicable prospectus supplement,

in minimum denominations of $1,000

and
integral multiples of $1,000 for

debt securities issued under

the Senior Debt Indenture

and in minimum
denominations of $2,000

and integral multiples

of $1,000 for debt

securities issued

under the CS Legacy

Debt
Indenture.

Holders may exchange their debt securities for debt securities of smaller denominations

(subject to the limit above) or
combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You

may
not exchange your debt securities for securities of a different series or having different terms, unless the applicable
prospectus supplement says you may.
Holders may exchange or transfer their debt securities at the office of the applicable UBS AG Debt Trustee. They may also
replace lost, stolen, destroyed or mutilated debt securities at that office.

We have appointed the UBS AG Debt

Trustees to
act as our agent for registering the applicable debt securities in the names of holders and transferring and replacing debt
securities. We may

appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to
pay for any tax or other governmental charge associated with the exchange or transfer. The transfer

or exchange, and any
replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer
agent may require an indemnity before replacing any debt securities.
If we have designated additional transfer agents for your debt security,

they will be named in the applicable prospectus
supplement. We

may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may
also approve a change in the office through which any transfer agent acts.
If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the
transfer or exchange of those debt securities during the period beginning

15 days before the day we mail the notice of
redemption and ending on the day of that mailing or during any other period specified in the applicable prospectus
supplement, in order to freeze the list of holders who will receive the mailing.

We may also refuse to

register transfers of or
exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the
unredeemed portion of any debt security being partially redeemed.
The rules for exchange described above apply to exchanges of debt securities for other debt securities of the same series and
kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that
we have not issued, or for other property,

the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.
Payment Mechanics for Debt Securities

Who Receives Payments?
If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the
debt security is registered at the close of business on the regular record date described below relating to the interest payment
date. If interest is due at maturity but on a day that is not an interest payment date,

we will pay the interest to the person
entitled to receive the principal of the debt security.

If principal or another amount besides interest is due on a debt security at maturity, we will pay

the amount to the holder of the debt security against surrender of the debt security at a proper place of payment (or, in the case of a global debt security,

in accordance with the applicable policies of the depositary).
Payment Dates and Regular Record Dates for Interest
Unless we specify otherwise in the applicable prospectus supplement,

interest on any fixed rate debt security will be payable
semiannually each May 15 and November 15 and at maturity,

and the regular record date relating to an interest payment
date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. If a
different interest payment date is set forth in the prospectus supplement for a fixed rate debt security,

the regular record
dates

will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date, unless otherwise
specified in the prospectus

supplement.
The interest payment dates for floating rate debt securities and, if applicable,

indexed debt securities will be specified in the
applicable prospectus

supplement. The regular record date relating to an interest payment date for any floating rate debt
security and, if applicable, indexed debt securities will be the 15th calendar day before that interest payment date, unless
otherwise specified in the prospectus supplement. These record dates will apply whether or not a particular record date is a
business day. For the purpose

of determining the holder at the close of business on a regular record date when business is
not being conducted, the close of business will mean 5:00 P.M.,

New York

City time, on that day.
The term “business day” means, for any debt security,

a day that meets all the following applicable requirements:
➢
for all debt securities, is

a Monday, Tuesday,

Wednesday,

Thursday or Friday that is not

a day on which banking
institutions in New York City generally are authorized or

obligated by law, regulation or executive order

to close
and that satisfies any other

criteria specified in the applicable

prospectus supplement;
➢
if the debt security is a floating

rate debt security whose interest

rate is based on SOFR is also

any day that is a U.S.
Government Securities Business

Day;
➢
if the debt security has a specified

currency other than U.S. dollars

or euros, is also a day on which

banking
institutions are not authorized

or obligated by law, regulation or executive order

to close in the principal financial
center of the country issuing

the specified currency;

➢
if the debt security either

is a floating rate debt security

whose interest rate is based

on EURIBOR or has a specified
currency of euros, is also a

day on which the Trans-European Automated Real-time

Gross settlement Express
Transfer System, or any successor system

(currently T2), is open for

business;
➢
if the debt security is held

through Euroclear, is also not a day

on which banking institutions

in Brussels, Belgium
are generally authorized or obligated

by law, regulation or executive order to close;

and
➢
if the debt security is held

through Clearstream, is also

not a day on which banking institutions

in Luxembourg are
generally authorized or obligated

by law, regulation or executive order to close.
Except as provided below or in an applicable prospectus supplement, interest will be payable on the maturity date and in
the case of floating rate

debt securities which reset:
●
daily, weekly or monthly,

on a business day that occurs in each month as specified in the applicable prospectus supplement;
●
quarterly,

on a business

day that occurs

in each third

month as specified

in the applicable

prospectus supplement;
●
semi-annually, on

a business day that occurs in each of two months of each year as specified in the applicable
prospectus

supplement; and
●
annually,

on a business

day that occurs

in one month

of each year

as specified in

the applicable prospectus
supplement.
How We Will Make Payments

Due in U.S. Dollars
We will follow the practices

described in this subsection when paying amounts due in U.S. dollars.

Payments of amounts
due in other currencies will be made as described in the next subsection.
Payments on Global Debt Securities.
We will make

payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies,

we will pay directly to the depositary,

or its
nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s

right
to receive those payments will be governed by the rules and practices of the depositary and its participants, as described
under “Legal Ownership and Book-Entry Issuance—What Is a Global

Security?”
Payments on Non-Global Debt Securities.
We will make

payments on a debt security in non-global, registered form as follows. We will pay

interest that is due on an interest payment date by check mailed on the interest payment date to the
holder at his or her address shown on the applicable UBS AG

Debt Trustee’s

records as of the close of business on the
regular record date. We

will make all other payments by check at the applicable paying agent described below, against
surrender of the debt security.

All payments by check will be made in next-day funds—that is, in funds that become
available on the day after the check is cashed.
Alternatively, if a non-global

debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a
bank in New York

City, on the due date. To

request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment
due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular
record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying
agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the
manner described above.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive
payments on their debt securities.
How We Will Make Payments

Due in Other Currencies
We will follow the practices

described in this subsection when paying amounts that are due in a specified currency other
than U.S. dollars.
Payments on Global Debt Securities.
We will make

payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows:
Unless otherwise indicated in the applicable prospectus supplement, if you are an indirect owner of global debt securities
denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that
other currency and you do make that election, you must notify the participant through which your interest in the global debt
security is held of your election.
Your

participant must, in turn, notify DTC of your election on or before the fifth DTC business day after that regular record
date, in the case of a payment of interest, and on or before the 10th DTC business day prior to stated maturity, or

on the
redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or
any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.
If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying
agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the

payments
to you or your participant by wire transfer of immediately available funds to an account maintained by you or your
participant with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and
the paying agent.
If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in
U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—
Conversion to U.S. Dollars.” We

expect that we or our agent will then make the payment in U.S. dollars to DTC,

and that
DTC in turn will pass it along to its participants.
Book-entry and other indirect holders of a global debt security denominated in a currency other than U.S. dollars should
consult their banks or brokers for information on how to request payment in the specified currency.
Payments on Non-Global Debt Securities.
Except as described in the second to last paragraph under this heading,

we will
make payments on debt securities in non-global form in the applicable specified currency. We

will make these payments by
wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank
designated by the holder and is acceptable to us and the applicable UBS AG

Debt Trustee. To

designate an account for
wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the
requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be
given by the person who is the holder on the regular record date. In the case of any other payment, the payment will be
made only after the debt security is surrendered to the paying agent.

Any instructions, once properly given, will remain in
effect unless and until new instructions are properly given in the manner described above.
If a holder fails to give instructions as described above, we will notify the holder at the address in the applicable UBS AG
Debt Trustee’s

records and will make the payment within five business days after the holder provides appropriate
instructions. Any late payment made in these circumstances will be treated under the applicable UBS AG Debt Indenture as
if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.
Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we
will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must
provide appropriate

written notice to the applicable UBS AG

Debt Trustee at least five business days before the

next due
date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the
request must be made by the person who is the holder on the regular record date. Any request, once properly made, will
remain in effect unless and until revoked by notice properly given in the manner described above.
Indirect owners of a non-global debt security with a specified currency other than U.S. dollars should contact their banks or
brokers for information about how to receive payments in the specified currency or in U.S. dollars.
Conversion to U.S. Dollars.
When we are asked by a holder to make payments in U.S. dollars of an amount due in another
currency, either on

a global debt security or a non-global debt security as described above, we will determine the U.S. dollar
amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations
expressed in U.S. dollars from three or, if three are

not available, then two, recognized foreign exchange dealers in New
York

City, any of which may be the

exchange rate agent, which may be UBS Securities LLC, an affiliate of

UBS AG, as of
11:00 A.M., New York

City time, on the second business day before the payment date. Currency bid quotations will be
requested on an aggregate basis, for all holders of debt securities requesting

U.S. dollar payments of amounts due on the
same date in the same specified currency.

The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent.

If the exchange rate agent determines that at least
two acceptable currency bid quotations are not available on that second business day, the payment

will be made in the
specified currency.
To be acceptable,

a quotation must be given as of 11:00 A.M., New York

City time, on the second business day before the
due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency
on all series of debt securities. If some but not all of the relevant debt securities are

SOFR debt securities or EURIBOR debt
securities, the second preceding business day will be determined for this purpose as if none of those debt securities were
SOFR debt securities or EURIBOR debt securities.
A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted
from the payment.
When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or cannot be paid to you due to
circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—
we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S.
dollars, on the basis specified in the applicable prospectus supplement.
For a specified currency other than U.S. dollars, the exchange rate will be the noon buying rate for cable transfers of the
specified currency in New York

City as quoted by the Federal Reserve Bank of New York

on the then-most recent day on
which that bank has quoted that rate.

The foregoing will apply to any debt security,

whether in global or non-global form, and to any payment, including a payment at maturity.

Any payment made under the circumstances and in a manner described above will not result in a
default under any debt security or the applicable UBS AG Debt Indenture.
Exchange Rate Agent.
If we issue a debt security in a specified currency other than U.S. dollars, we will appoint

a
financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security
is originally issued in the applicable prospectus supplement. We may select UBS Securities LLC or another of our affiliates
to perform this role. We

may change the exchange rate agent from time to time after the original issue date of the debt
security without your consent and without notifying you of the change.
All determinations made by the exchange rate agent will be at its sole discretion unless we state in the applicable prospectus
supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be
conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.
Payment When Offices Are Closed
Unless otherwise specified in the applicable prospectus supplement,

if any payment is due on a debt security on a day that is
not a business day, we will make

the payment on the next day that is a business day except that for SOFR debt securities and if the next business day falls in the next

succeeding calendar month, the payment date will be the immediately preceding business day.

Unless specified otherwise in the applicable prospectus supplement, payments postponed to the
next business day in this situation will be treated under the applicable UBS AG Debt Indenture as if they were made on the
original due date. Postponement of this kind will not result in a default under any debt security or the applicable UBS AG
Debt Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a
business day. The

term business day has a special meaning, which we describe above under “—Payment

Dates and Regular
Record Dates for Interest.”
Paying Agent
We may appoint

one or more financial institutions to act as our paying agents, at whose designated offices debt securities in
non-global entry form may be surrendered for payment at their maturity.

We call each of those offices

a paying agent. We
may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent.

Initially, we have

appointed the Senior Debt Trustee, at its corporate trust office in New York

City, as the paying agent for
debt securities issued

under the Senior Debt Indenture and the CS Legacy Debt Trustee,

at its corporate trust office in New
York,

as the paying agent for debt securities issued

under the CS Legacy Debt Indenture. We

must notify the applicable
UBS AG Debt Trustee of changes in the paying

agents.
Settlement Mechanics
The settlement mechanics applicable to debt securities calling for physical settlement will be described in the applicable
prospectus supplement.
Unclaimed Payments
Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two
years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for
payment and not to the applicable UBS AG Debt

Trustee, any other paying agent or anyone else.
Notices
Notices to be given to holders of a global debt security will be given only to the depositary,

in accordance with its
applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be
sent by mail to the respective addresses of the holders as they appear in the applicable

UBS AG Debt

Trustee’s

records, and
will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice
given to a particular holder, will affect

the sufficiency of any notice given to another holder.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive
notices.
Our Relationship with the UBS AG Debt Trustees
U.S. Bank Trust National Association has provided

commercial banking and other services for us and our affiliates in the past and may do so in the future. Among other things, U.S. Bank Trust

National Association holds debt securities issued by
us and serves as trustee or agent with regard to other obligations of UBS AG or its subsidiaries and affiliates.
The Bank of New York Mellon, formerly known as The Bank of New York, has loaned money to UBS AG and certain of its subsidiaries and affiliates

and provided other services to it and has acted as trustee or fiscal agent under certain of its and its
subsidiaries’ and affiliates’ indentures or fiscal agency

agreements in the past and may do so in the future as a part of its regular business.

U.S. Bank Trust National Association is serving

as the Senior Debt

Trustee for the debt securities issued

under the

Senior
Debt Indenture. The Bank of New York

Mellon is serving as the CS Legacy

Debt Trustee for the debt securities issued
under the CS Legacy Debt Indenture. Consequently,

if an actual or potential event of default occurs with respect to any of these securities, the applicable trustee may be considered to have a conflicting interest for purposes of the Trust Indenture
Act of 1939. In that case, the applicable trustee may be required to resign under one or more of the indentures, and we
would be required to appoint a successor trustee. For this purpose, a “potential”

event of default means an event that would
be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period
of time were disregarded.
Legal Ownership and Book-Entry Issuance
In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—
form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we
describe special provisions that apply to global securities.
Who is The Legal Owner of a Registered Security?
Each debt security in registered form will be represented either by a certificate issued in definitive form to a particular
investor or by one or more global securities representing the entire issuance of securities. We refer

to those who have
securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the
“holders” of those securities. These persons are the legal holders of the securities. We refer to those

who, indirectly through
others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities.
As we discuss below, indirect

owners are not legal holders, and investors in securities issued in book-entry form or in street
name will be indirect owners.
Book-Entry Owners
We will issue each security

in book-entry form only.

This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial
institutions that participate in the depositary’s

book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security.
Consequently, for

securities issued in global form, we will recognize only the depositary as the holder of the securities and
we will make all payments on the securities, including deliveries of any property other than cash, to the depositary.

The
depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers
who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another
or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors will not own securities directly.

Instead, they will own beneficial interests in a global security,

through
a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest
through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders,
of the securities.
Street Name Owners
In the future we may terminate a global security or issue securities initially in non

-global form. In these cases, investors may
choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be
registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold
only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in
whose names the securities are registered as the holders of those securities and we will make all payments on those
securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they
receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements
or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not
holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of the trustee and the obligations,

if any, of any other third parties employed

by
us, the trustee or any of those agents, run only to the holders of the securities.

We do not have obligations

to investors who
hold indirect interests in global securities, in street name or by any other indirect means. This will be the case whether an
investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global
form.

For example, once we make a payment or give a notice to the holder,

we have no further responsibility for that payment or
notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along
to the indirect owners but does not do so. Similarly,

if we want to obtain the approval of the holders for any purpose—for example, to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our
obligation to comply with a particular provision of the indenture—we would seek the approval only from the holders, and
not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the
holders.
When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus,
whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this
prospectus, we mean the securities in which you will hold a direct or indirect interest.
Special Considerations for Indirect Owners
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you
should check with your own institution to find out:
➢ how it handles securities payments and notices;
➢ whether it imposes fees or charges;
➢
how it would handle a request for the holders’ consent, if ever required;
➢
whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if
that is permitted in the future;
➢
how it would exercise rights under the securities if there were a default or other event triggering the need for
holders to act to protect their interests; and
➢
if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
What Is a Global Security?
We will issue each security

in book-entry form only.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or
their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is
called the “depositary” for that security.

A security will usually have only one depositary but it may have more.
Each series of securities will have one or more of the following as the depositaries:

➢
The Depository Trust Company,

New York,

New York,

which is known as “DTC”;
➢
a financial institution holding the securities on behalf of Morgan

Guaranty Trust Company of New York,

acting
out of its Brussels, Belgium, office, as operator of the Euroclear system,

which is known as “Euroclear”;
➢
a financial institution holding the securities on behalf of Clearstream Banking,

société anonyme, which is known
as “Clearstream”; and
➢
any other clearing system or financial institution named in the applicable prospectus supplement. The depositaries
named above may also be participants in one another’s systems. Thus,

for example, if DTC is the depositary for a
global security,

investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants.
The depositary or depositaries for your securities will be named in the applicable prospectus supplement; if none is named,
the depositary will be DTC.
A global security may represent one or any other number of individual securities. Generally, all securities represented

by the
same global security will have the same terms. We

may, however,

issue a global security that represents multiple securities
of the same kind, such as debt securities, that have different terms and are issued at different times. We

call this kind of
global security a master global security.

The applicable prospectus supplement will not indicate whether your securities are
represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee,
unless special termination situations arise. We

describe those situations below under “—Holder’s

Option to Obtain a Non-
Global Security; Special Situations When a Global Security Will

Be Terminated.”

As a result of these arrangements, the
depositary, or its nominee,

will be the sole registered owner and holder of all securities represented by a global security, and
investors will be permitted to own only indirect interests in a global security.

Indirect interests must be held by means of an
account with a broker, bank or other financial

institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security,
but only an indirect owner of an interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only,

then the
security will be represented by a global security at all times unless and until the global security is terminated. We

describe
the situations in which this can occur below under “—Holder’s

Option to Obtain a Non-Global Security; Special Situations
When a Global Security Will Be Terminated.”

If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect owner, an investor’s

rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (such as
Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do

not
recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that
holds the global security.
If securities are issued only in the form of a global security,

an investor should be aware of the following:
➢
An investor cannot require the securities to be registered in his or her own name, and cannot obtain non-global
certificates for his or her interest in the securities, except in the special situations we describe below.
➢
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the
securities and protection of his or her legal rights relating to the securities, as we describe above under “—Who Is
the Legal Owner of a Registered Security?”
➢
An investor may not be able to sell interests in the securities to some insurance companies and other institutions
that are required by law to own their securities in non-book-entry form.
➢
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates
representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge
to be effective.
➢
The depositary’s policies will govern

payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security,

and those policies may change from time to time. We

and the trustees
will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a
global security.

We and the trustee also do not

supervise the depositary in any way.
➢
The depositary will require that those who purchase and sell interests in a global security within its book-entry
system use immediately available funds and your broker or bank may require you to do so as well.
➢
Financial institutions that participate in the depositary’s

book-entry system and through which an investor holds its
interest in the global securities, directly or indirectly,

may also have their own policies affecting payments,
deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change
from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when
DTC is the depositary, Euroclear

or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures,
including deadlines for giving instructions as to transactions that are to be effected on a particular day.

There may
be more than one financial intermediary in the chain of ownership for an investor.

We do not monitor

and are not
responsible for the policies or actions or records of ownership interests of any of those intermediaries.
Holder’s Option to Obtain a Non-Global Security;

Special Situations When a Global Security Will Be Terminated
If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to
obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the
applicable procedures of the depositary,

any transfer agent or registrar for that series and that owner’s bank, broker or other
financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a
non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the
requested certificate.

In addition, in a few special situations described below,

a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented.

After that exchange, the choice of
whether to hold the securities directly or in street name will be up to the investor.

Investors must consult their own banks or
brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they
will be holders. We

have described the rights of holders and street name investors above under

“—Who Is the Legal Owner
of a Registered Security?”
The special situations for termination of a global security are as follows:

➢
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that
global security and we do not appoint another institution to act as depositary within

60 days; or

➢
in the case of a global security representing debt securities issued under an indenture, if an event of default has
occurred with regard to these debt securities and has not been cured or waived.
If a global security is terminated, only the depositary,

and not us or the trustee for any debt securities is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered
and, therefore, who will be the holders of those securities.
Considerations Relating to Euroclear and Clearstream
Euroclear and Clearstream are securities clearance systems in Europe.

Both systems clear and settle securities transactions
between their participants through electronic, book-entry delivery of securities against payment.
Euroclear and Clearstream may be depositaries for a global security.

In addition, if DTC is the depositary for a global
security, Euroclear

and Clearstream may hold interests in the global security as participants in DTC.
As long as any global security is held by Euroclear or Clearstream as depositary,

you may hold an interest in the global
security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream.

If Euroclear or
Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to
hold interests in that global security through any securities clearance system in the United States.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or
Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and
procedures at any time. We

have no control over those systems or their participants and we take no responsibility for their
activities. Transactions between participants

in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary,

would also be subject to DTC’s rules and

procedures.
Special Timing Considerations for Transactions

in Euroclear and Clearstream
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges,
notices and other transactions involving any securities held through those systems only on days when those systems are
open for business. Those systems may not be open for business on days when banks,

brokers and other institutions are open
for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to
their interests, on a particular day may find that the transaction will not be effected until the next business day in
Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need
to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or
Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S.
and European clearing systems, and those transactions may settle later than would be the case for transactions within one
clearing system.

II.
Medium-Term

Notes, Series B
1. ETRACS UBS Bloomberg Constant Maturity Commodity Index (CMCI)

Total

Return
ETN Series B due April 5, 2038
Specific Terms

of the Securities
In this section, references to “holders” or “you” mean those who own the Securities registered in their own names, on the
books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered
in street name or in the Securities issued in book-entry form through The Depository

Trust Company (“DTC”) or another
depositary. Owners

of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-
Entry Issuance” under “Description of Debt Securities We

May Offer”

above.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time
to time, under the indenture more particularly described under “Description of Debt Securities We May Offer

”

above. This
section summarizes general financial and other terms that apply to the Securities.

Terms that apply generally

to all Medium-
Term Notes, Series B are described

in “Description of Debt Securities We

May Offer” above. The terms described here
supplement those described in “Description of Debt Securities We

May Offer” above and, if the terms described here

are
inconsistent with those described there, the terms described here are controlling.
These Securities are part of a single series of senior debt securities issued under our indenture dated as of June 12, 20015
between us and U.S. Bank Trust National Association, as trustee.
We describe

the terms of the

Securities in more

detail below.
Coupon
We will

not pay you interest

during the term of

the Securities.
Denomination
The Stated Principal Amount of the Securities is $25 per Security.
Payment at Maturity or Upon Early Redemption
At maturity or upon early redemption, you will receive a cash payment per $25 Stated Principal Amount of your Securities
equal to the Redemption Amount, which is calculated on the Final Valuation

Date or the applicable Valuation

Date, as the
case may be, and based on the percentage change in the level of the Index from the

Initial Trade Date relative to such
Valuation

Date.
The “Redemption Amount” will equal:
($25.00 × Index Performance Ratio) – Fee Amount
For purposes of calculating the Redemption Amount at maturity or upon early redemption,

the Index Performance Ratio will
be determined as of the corresponding Final Valuation

Date or Valuation

Date, as the case may be. If the amount so
calculated is equal to or less than zero, the payment at maturity will be zero.
The “Index Performance Ratio” will be calculated as follows:
Index Ending Level
Index Starting Level
The “Index Starting Level” is 1,436.54, the closing level of the Index measured on April 1, 2008.
The “Index Ending

Level” will equal

the closing level

of the Index on

the applicable Trading

Day.
The “Fee Amount” accrues on a daily basis. The initial Fee Amount will be $0.9565 and beginning on and including the
Initial Trade Date will increase each subsequent

calendar date by an amount equal to: (0.55%/365) x $25.00 x Index
Performance Ratio on that day.

For the purpose of calculating the Fee Amount, the Index Performance Ratio on any day that
is not a Trading Day is the Index Performance Ratio as of

the immediately preceding Trading Day.
Unlike ordinary debt securities, the Securities do not pay interest and do not guarantee any return of principal at maturity or
upon an early redemption.

The Securities are fully exposed to any decline in the level of the Index. You may lose some or all of your investment if the
Index level on the Final Valuation

Date or the applicable Valuation

Date, as the case may be, is less than the Index Starting
Level or if the Index level does not increase by an amount sufficient to offset the negative effect of the Fee Amount. In
addition, the Fee Amount will be calculated and accumulated based on a daily

Index level and therefore will depend on the
daily fluctuations of the Index level. If the amount calculated above is equal to or less than zero, the payment at maturity,
call or upon early redemption will be zero.
To receive at least your Stated Principal

Amount at maturity or upon early redemption, the Index must increase by a certain amount to offset the reduction to

the Redemption Amount caused by the Fee Amount.
Maturity Date
The “Maturity Date” is April 5, 2038, unless that day is not a Business Day,

in which case the Maturity Date will be the
next following Business Day.

If the third Trading Day before April 5, 2038 does not qualify as the Final Valuation

Date as
determined in accordance with “— Final Valuation

Date” below, then the Maturity

Date will be the third Trading Day
following the Final Valuation

Date or, if such day is not a Business Day,

the next following Trading Day that

is also a
Business Day. The Calculation

Agent may postpone the Final Valuation

Date — and therefore the Maturity Date — if a
market disruption event occurs or is continuing on a day that would otherwise be the Final Valuation

Date. We describe
market disruption events under “— Market Disruption Event” below.
Final Valuation

Date
We currently

expect the “Final Valuation

Date” to be March 31, 2038, unless the Calculation Agent determines that a market disruption event occurs or is continuing on that day.

In that event, the Final Valuation

Date will be the first
following Trading Day on which the Calculation

Agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the Final

Valuation

Date for the Securities be postponed by more than five (5)
Trading Days.
Underlying Index

The return on the Securities is linked to the performance of the UBS Bloomberg

Constant Maturity Commodity Index
(CMCI) Total Return (the

“Index”). The Index is designed to be a diversified benchmark for commodities as an asset class.
The Index, which is rebalanced monthly,

is comprised of futures contracts on 27 components, representing 24 commodities, with up to five different maturities for each individual commodity.

The Index is a “total return” index. The overall return on
the Index is generated by two components: (i) uncollateralized returns on the futures contracts comprising the Index and (ii)
a daily fixed-income return, which reflects the interest earned on a hypothetical 91-day Treasury Bill portfolio theoretically
deposited as margin for hypothetical positions in the futures contracts comprising the Index.

Early Redemption
You

may elect to require UBS to redeem your Securities, in whole or in part, prior to the Maturity

Date on any Trading Day
through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities. If
you elect to have UBS redeem your Securities, you will receive a cash payment equal to the Redemption Amount, which
will be determined on the applicable Valuation

Date and paid on the applicable Redemption Date. You

must comply with
the redemption procedures described below in order to redeem your

Securities. To satisfy the

minimum redemption amount,
your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach
this minimum amount of 50,000 Securities. We

may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 Securities. Any such reduction will be applied on a consistent basis for all holders
of the Securities at the time the reduction becomes effective.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption

to UBS via email no later than

12:00 p.m. (New York City time) on any Trading Day.
If we receive your notice by the

time specified in the preceding

sentence, we will respond

by sending you a form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption to us via facsimile

in the specified form by

5:00 p.m. (New York City
time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to

be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Valuation Date at a price equal to the Redemption Amount;

and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 10:00 a.m. (New York
City time) on the applicable Redemption

Date.

Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the
relevant deadline. If your broker delivers your notice of redemption after 12:00 p.m. (New York

City time), or your
confirmation of redemption after 5:00 p.m. (New York

City time), on the Trading Day prior to the applicable Valuation
Date, your notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date
and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent
Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may
deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to
the right to redeem their Securities will be irrevocable.
Redemption Dates
The “Redemption Dates” will be the third Trading

Day following a Valuation

Date (other than the Final Valuation

Date) or,
if such day is not a Business Day, the

next following Trading Day that is a Business Day.

The final Redemption Date will
be the third Trading Day following the Valuation

Date that immediately precedes the Final Valuation

Date or, if such day is
not a Business Day, the next

following Trading Day that is a Business Day.

The Calculation Agent may postpone the
applicable Valuation

Date — and therefore the applicable Redemption Date — if a market disruption event occurs or is
continuing on a day that would otherwise be the applicable Valuation

Date. We describe market

disruption events under “—
Market Disruption Event” below.
Valuation

Dates
For any early redemption, the applicable “Valuation

Date” means the first Trading Day immediately following

the Trading
Day on which you deliver a redemption notice to UBS in compliance with the redemption procedures. In the event UBS
exercises its Call Right (as defined below), the Valuation

Date means the third Trading Day prior to the Call Settlement
Date (as defined below). If the Calculation Agent determines that a market disruption event occurs or is continuing on a
Valuation

Date, the applicable Valuation

Date will be the first following Trading Day on which

the Calculation Agent
determines that a market disruption event does not occur and is not continuing.

In no event, however, will the applicable
Valuation

Date for the Securities be postponed by more than five (5) Trading

Days. The Final Valuation

Date is March 31,
2038.
UBS’s Call Right
On any Trading Day on or after October 17,

2016 through and including the Maturity Date (any such day,

the “Call
Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding

Securities. To exercise its
Call Right, UBS must provide notice to the holders of the Securities not less than five

(5) Trading Days prior to the Call
Settlement Date specified by UBS in such notice. If UBS elects to redeem the

Securities on the Call Settlement Date, the
Holder will receive a cash payment equal to the Redemption Amount, which will be calculated on the applicable Valuation
Date and paid on the Call Settlement Date. The Calculation Agent may postpone the applicable Valuation

Date — and
therefore the Call Settlement Date — if a market disruption event occurs and is continuing on a day that would otherwise be
the applicable Valuation

Date.
In the event we exercise our Call Right, references to payment upon early redemption also refer to payment upon our
exercise of our call right. See “Payment at Maturity or Upon Early Redemption”

above. We discuss redemption

of
“Medium-Term Notes, Series

B” above under “Description of Debt Securities We

May Offer — Redemption and Payment.”
Market Disruption Event
The Calculation Agent will determine the Index Ending Level on the applicable

Valuation

Date or the Final Valuation

Date,
as the case may be. If the level of the Index has declined, you may lose some or all of your investment. If the level of the
Index has increased, it must have increased by an amount sufficient to offset the Fee Amount in order to receive a positive
return on your Securities. As described above, the applicable Valuation

Date or the Final Valuation

Date, as the case may
be, may be postponed and thus the determination of the Index Ending

Level may be postponed if the Calculation Agent
determines that, on the applicable Valuation

Date or the Final Valuation

Date, as the case may be, a market disruption event
has occurred or is continuing. Notwithstanding the occurrence of one or more of the events below, which

may, in the
Calculation Agent’s discretion, constitute

a market disruption event, the Calculation Agent in its discretion may waive its
right to postpone the determination of the Index Ending Level if it determines that one or more of the below events has not
and is not likely to materially impair its ability to determine the Index Ending Level on such date.

If such a postponement
occurs, the Calculation Agent will use the closing level of the Index on the first Trading Day on which no market disruption
event occurs or is continuing. In no event, however,

will the determination of the Index Ending Level be postponed by more than five (5) Trading Days.

If the determination of the Index Ending Level is postponed to the last possible day,

but a market disruption event occurs or
is continuing on that day,

that day will nevertheless be the date on which the Index Ending Level will be determined by the
Calculation Agent. In such an event, the Calculation Agent will make a good faith estimate in its sole discretion of the Index
Ending Level that would have prevailed in the absence of the market disruption event.
Any of the following will be a market disruption event:
➢
the absence or suspension of,

or material limitation or disruption

in the trading of any exchange-traded

futures
contract included in the Index;
➢
the settlement price of any such

contract has increased or decreased

by an amount equal to the maximum

permitted
price change from the previous

day’s settlement price;
➢ the Index is not published;
➢
the settlement price is not published

for any individual exchange-traded

futures contract included

in the Index;
➢
the occurrence of any event on any

day or any number of consecutive

days as determined by the Calculation

Agent
in its sole and reasonable discretion

that affects our currency hedging

(if any) with respect to U.S. dollars

or the
currency of any futures contract

included in the Index; or
➢
in any other event, if the Calculation

Agent determines in its sole

discretion that the event materially

interferes with
our ability or the ability

of any of our affiliates to unwind

all or a material portion of

a hedge with respect to the
Securities that we or our affiliates

have effected or may effect .
The following events will not be market disruption events:
➢
a limitation on the hours or

numbers of days of trading, but

only if the limitation results

from an announced change
in the regular business hours

of the relevant market; or
➢
a decision to permanently discontinue

trading in the option or futures

contracts relating to the Index

or any Index
Commodity.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to a
basket or any Index Commodities are traded will not include any time when that market is itself closed for trading under
ordinary circumstances.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May
Offer — Optional Tax

Redemption” above. If we exercise this right, the redemption price of the Securities will be
determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of
the principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term
Notes, Series B, as constituting the outstanding principal amount of the

Securities. Although the terms of the Securities may
differ from those of the other Series B medium-term notes, holders of specified percentages in principal amount of all Series
B medium-term notes, together in some cases with other series of our debt securities,

will be able to take action affecting all
the Series B medium-term notes, including the Securities. This action may involve changing some of the terms that apply to
the Series B medium-term notes, accelerating the maturity of the Series B medium

-term notes after a default or waiving
some of our obligations under the indenture. We

discuss these matters above under “Description of Debt Securities We

May
Offer — Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May Offer — Modification and
Waiver of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal
to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our
payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred,
or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities.
That cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing
any documentation necessary for this

assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount
referred to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and
as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not
obtaining the quotation may object, on reasonable and significant grounds,

to the assumption or undertaking by the qualified
financial institution providing the quotation and notify the other party in writing of those grounds within two (2) Business
Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the
default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as
described above within five (5) Business Days after that first Business Day,

however, the default quotation period

will
continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two (2) Business Day objection period have not ended
before the applicable Valuation

Date or the Final Valuation

Date, as the case may be, then the default amount will equal the
Stated Principal Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s, a

division of The McGraw-Hill Companies,

Inc., or any successor, or any other
comparable rating then used by

that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that
rating agency.
Discontinuance of or Adjustments to the Index; Alteration of Method of

Calculation
If the Index Administrator discontinues publication of the Index and it or any other person or entity publishes a substitute
index that the Calculation Agent determines is comparable to the Index and approves as a successor index, then the
Calculation Agent will determine the Index Performance Ratio, Index Ending

Level and the amount payable at maturity or
upon early redemption by reference to such successor index.
If the Calculation Agent determines that the publication of the Index is discontinued

and that there is no successor index on
any date when the value of the Index is required to be determined, the Calculation

Agent will instead make the necessary
determination by reference to a group of commodities and options or another index and will apply a computation
methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.
If the Calculation Agent determines that the exchange-traded futures contracts included in the Index or the method of
calculating the Index has been changed at any time in any respect — and whether the change is made by the Index
Administrator under its existing policies or following a modification of those policies, is due to the publication of a
successor index, is due to events affecting one or more of the Index

Commodities or is due to any other reason — that
causes the Index not to fairly represent the value of the Index had such changes not been made or that otherwise affects the
calculation of the performance of the Index, the Index Ending Level or the amount payable at maturity or upon early
redemption, then the Calculation Agent may make adjustments in the method of calculating the Index that it believes are
appropriate to ensure that the Index Performance Ratio used to determine the amount payable on the Maturity Date or upon
early redemption is equitable. All determinations and adjustments to be made by the Calculation Agent with respect to the
performance of the Index, Index Ending Level, the amount payable at maturity or upon early redemption or otherwise
relating to the level of the Index may be made by the Calculation Agent in its sole discretion.

Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or upon early redemption will be made to accounts designated by
you and approved by us, or at the office of the trustee in New York

City, but only when the Securities are

surrendered to the
trustee at that office. We

also may make any payment or delivery in accordance with the applicable procedures of the
depositary.
Trading Day
Trading Day means a day on which (i) the value

of the Index is published by Bloomberg or Reuters, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts comprising
the Index are traded, in each case as determined by the Calculation Agent in its sole discretion.
Business Day
When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described
in “Payment Mechanics for Debt Securities” in

“Description of Debt Securities We

May Offer”

above.
Modified Business Day
As described in “Payment Mechanics for Debt Securities” in “Description

of Debt Securities We May

Offer”, any payment
on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is
a Business Day, with the same effect

as if paid on the original due date, except as described under “— Maturity

Date,” “—
Redemption Date” and “— Valuation

Date” above.
Role of Calculation Agent
Our affiliate, UBS Securities LLC, will serve as the Calculation

Agent for the Securities. We

may change the Calculation
Agent after the original issue date of the Securities without notice. The

Calculation Agent will make all determinations
regarding the value of the Securities at maturity or upon early redemption,

market disruption events, Trading Days, the
default amount, the Index Starting Level, the Index Ending Level and the amount payable in respect of your Securities.
Absent manifest error, all determinations of

the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent. You

will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the Calculation Agent.
Reissuances or Reopened Issues
We may at our

sole discretion, “reopen” or reissue the Securities. We

issued the Securities initially in an amount having the
aggregate stated principal amount specified on the cover of the prospectus supplement.

We may issue additional

Securities
in amounts that exceed such amount at any time, without your consent and without notifying you. The Securities do not
limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Amounts That We May

Issue” in
“Description of Debt Securities We

May Offer”

above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate stated principal amount of the outstanding

Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

2. ETRACS Alerian MLP Infrastructure Index ETN Series B due April 2,

2040
Specific Terms

of the Securities
In this section, references to “holders” or “you” mean those who own the Securities registered in their own names, on the
books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered
in street name or in the Securities issued in book-entry form through The Depository

Trust Company (“DTC”) or another
depositary. Owners

of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-
Entry Issuance” under “Description of Debt Securities We

May Offer”

above.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time
to time, under the indenture more particularly described under “Description of Debt Securities We May Offer”

above. This
section summarizes general financial and other terms that apply to the Securities.

Terms that apply generally

to all Medium-
Term Notes, Series B are described

in “Description of Debt Securities We May

Offer” above. The terms described here
supplement those described in “Description of Debt Securities We

May Offer” above and, if the terms described here

are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015
between us and U.S. Bank Trust National Association,

as trustee.
We describe the

terms of the Securities in more detail below.
The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at
maturity, you will receive

a cash payment the amount of which will vary depending on the performance of the VWAP

Level
calculated in accordance with the formula set forth below and will be reduced by the Accrued Tracking Fee as of the last
Index Business Day in the Final Measurement Period. We

refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a
cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment on the Redemption Date equal to the Redemption Amount as described below
under “— Early Redemption at the Option of the Holders.”
If the amount so calculated is equal to or less than zero, the Redemption Amount will be zero and you will not receive a
cash payment.
The Securities may pay a cash coupon during their term.
Coupon Payment
For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an
amount in cash equal to the difference between the Reference

Distribution Amount, calculated as of the corresponding
Coupon Valuation

Date, and the Accrued Tracking Fee, calculated as of

the corresponding Coupon Valuation

Date (the
“Coupon Amount”).
To the extent

the Reference Distribution Amount on any Coupon Valuation

Date is equal to or less than the Accrued
Tracking Fee on the corresponding Coupon

Valuation

Date, there will be no Coupon Amount payment made on the
corresponding Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the
Reference Distribution Amount (the “Tracking

Fee Shortfall”) will be included in the Accrued Tracking Fee for the next
Coupon Valuation

Date. This process will be repeated to the extent necessary until the Reference Distribution

Amount for a
Coupon Valuation

Date is greater than the Accrued Tracking Fee for the corresponding

Coupon Valuation

Date. The final
Coupon Amount will be included in the Cash Settlement Amount.
The “Coupon Payment Date” means the 15th Index Business Day following each Coupon Valuation

Date, provided that the
final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein. The first Coupon Payment
Date will be January

22, 2016.
The “Coupon Record Date” means the ninth Index Business Day following each Coupon Valuation

Date.
The “Coupon Ex-Date,” with respect to a Coupon Amount, means the first Exchange

Business Day on which the Securities
trade without the right to receive such Coupon Amount. Under current NYSE Arca practice,

the Coupon Ex-Date will
generally be the second Exchange Business Day prior to the applicable

Coupon Record Date.
The “Coupon Valuation

Date” means the 30th of March, June, September and December of each calendar year during the
term of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following such date,
provided that the final Coupon Valuation

Date will be the Calculation Date, subject to adjustment as described herein. The first Coupon Valuation

Date will be December 30, 2015.

The “Reference Distribution Amount” means (i) as of the first Coupon Valuation

Date, an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such
Reference Holder on the “record date” with respect to any Index constituent,

for those cash distributions whose “ex-
dividend date” occurs during the period from and excluding September

30, 2015 to and including the first Coupon
Valuation

Date; and (ii) as of any other Coupon Valuation

Date, an amount equal to the gross cash distributions that a
Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on
the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during
the period from and excluding the immediately preceding Coupon Valuation

Date to and including such Coupon Valuation
Date.
Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid
prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to
holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to
be zero for the purposes of calculating the applicable Reference Distribution

Amount.
The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index
constituent equal to (i) the published unit weighting of that Index constituent as of that date,
divided by (ii) the product of (a)
the Index Divisor as of that date, and (b) the Initial VWAP

Level divided by 25.
“record date” means, with respect to a distribution on an Index constituent,

the date on which a holder of the Index
constituent must be registered as a unitholder of such Index constituent in order to be entitled to receive such distribution.
“ex-dividend date” means, with respect to a distribution on an Index constituent, the first Business Day on which
transactions in such Index constituent trade on the Primary Exchange without the right to receive such distribution.
The “Quarterly Tracking Fee” means, as of

any date of determination, an amount per Security equal to the product of (i)
0.2125% (equivalent to 0.85% per annum) and (ii) the Current Indicative

Value

as of the immediately preceding Index
Business Day.
The “Current Indicative Value,”

as determined by the Security Calculation Agent, means, as of any date of determination, an amount per Security equal to the product of (i) the Stated Principal Amount multiplied by (ii) a fraction, the numerator of
which is equal to the VWAP

Level (as defined under “— Cash Settlement Amount at Maturity”) as of such date and the
denominator of which is equal to the Initial VWAP

Level. As of October 7, 2015, the Current Indicative Value

was
29.8737.
The “Accrued Tracking Fee” is:
(1)

with respect to the first Coupon Valuation

Date, an amount equal to:
the Quarterly Tracking Fee calculated as of

the first Coupon Valuation

Date (for the avoidance of doubt, the
calculation of the Accrued Tracking Fee with respect

to the first Coupon Valuation

Date will be for a full quarter
beginning from and excluding September 30, 2015);
(2)

with respect to any Coupon Valuation

Date, other than the first and last Coupon Valuation

Dates, an amount equal
to the Quarterly Tracking Fee as of such Coupon

Valuation

Date
plus the Tracking Fee Shortfall as of the
immediately preceding Coupon Valuation

Date, if any; and
(3)

with respect to the last Coupon Valuation

Date, an amount equal to:
(a)

the product of
(i)

the Quarterly Tracking Fee as of such Coupon

Valuation

Date and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the
immediately preceding Coupon Valuation

Date to and including such Coupon Valuation

Date,
and the denominator of which is 90, plus
(b)

the Tracking Fee Shortfall as of the immediately preceding

Coupon Valuation

Date. If there is a Tracking
Fee Shortfall on the last Coupon Valuation

Date, it will be taken into account in determining the Cash
Settlement Amount, as described below.
The Accrued Tracking Fee also takes into account

the performance of the Index, as measured by the VWAP

Level.
Cash Settlement Amount at Maturity
The “Maturity Date” is April 2, 2040, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called or redeemed, you will receive at maturity a cash payment equal to:
(a)

the product of

(i)

the Stated Principal Amount and
(ii)

the Index Performance Ratio as of the last Index Business Day in the Final Measurement

Period,
plus
(b)

the final Coupon Amount,
minus
(c)

the Accrued Tracking Fee as of the last Index

Business Day in the Final Measurement Period,
plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Final

Measurement Period, if any.
We refer to this

cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero,
the payment at maturity will be zero.
The “Stated Principal Amount” of each Security is $25.00.
You

may lose some or all of your investment at maturity.

The negative effect of the Accrued Tracking

Fee will
reduce your final payment. If the increase in the level of

the Index (as measured by the Final VWAP

Level, as
compared to the Initial VWAP

Level) is insufficient to offset the negative effect of the Accrued Tracking

Fee (less
any Coupon Amounts, any Stub Reference Distribution Amount

and/or Adjusted Coupon Amount, as applicable,
you may be entitled to receive), or if the Final VWAP

Level is less than the Initial VWAP

Level, you may lose some
or all of your investment at maturity.
The “Index Performance Ratio” on any Index Business Day is calculated as follows:
Final VWAP Level
Initial VWAP

Level
The “VWAP”

with respect to each Index constituent, as of any date of determination,

is the volume-weighted average price
of one unit of such Index constituent as determined by the VWAP

Calculation Agent based on the Primary Exchange for
each Index constituent. For information about how the VWAP

will be calculated to the extent a Disrupted Day exists with respect to an Index constituent, please see “— Market Disruption Event.”
The “Initial VWAP

Level” is 487.420, the VWAP

Level on March 31, 2010, as determined by the VWAP

Calculation
Agent. See “— VWAP

Calculation Agent” below.
The “Final VWAP

Level,” as determined by the VWAP

Calculation Agent, will be the arithmetic mean of the VWAP
Levels measured on each Index Business Day during the Final Measurement

Period or Call Measurement Period or on any
applicable Redemption Measurement Date, as applicable.
The “VWAP

Level,” as determined by the VWAP

Calculation Agent as of any Index Business Day,

is equal to (1) the sum
of the products of (i) the VWAP

of each Index constituent as of such date and (ii) the published share weighting of that
Index constituent as of such date divided by (2) the Index Divisor as of such date,

or expressed as a formula, as follows:
where:
n
is the number

of Index

constituents;
VWAP i,t

is the VWAP

of Index constituent

i as of Index Business

Day t;
W i,t

is the published

share weighting of

Index constituent

i as of Index Business

Day t; and
Index Divisor
t

is the Index Divisor

as of Index Business

Day t.
As of October 7, 2015, the VWAP

Level was 582.442.
The “Index Divisor,” as of any date of determination,

is the divisor used by the Index Calculation Agent to calculate the level of the Index.
The “Accrued Tracking Fee” as of the last Index Business

Day in the Final Measurement Period is an amount equal to:
(a)

the product of
(i)

the Quarterly Tracking Fee calculated as of

the last Index Business Day in the Final Measurement Period
and

(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Calculation
Date to and including the last Index Business Day in the Final Measurement Period,

and the denominator
of which is 90, plus
(b)

the Tracking Fee Shortfall as of the last Coupon Valuation

Date, if any.
The Accrued Tracking Fee also takes into account

the performance of the Index, as measured by the VWAP

Level.
The “Final Measurement Period” means the five (5) Index Business Days from and including the Calculation Date, subject
to adjustment as described under “— Market Disruption Event.”
The “Stub Reference Distribution Amount” means, as of the last Index Business Day in the Final Measurement Period or
Call Measurement Period, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have
been entitled to receive in respect of the Index constituents held by such Reference

Holder on the “record date” with respect
to any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding
the first Index Business Day in the Final Measurement Period or Call Measurement

Period, as applicable, to and including
the last Index Business Day in the Final Measurement Period or Call Measurement

Period, as applicable, provided, that for
the purpose of calculating the Stub Reference Distribution Amount,

the Reference Holder will be deemed to hold 4/5 ths,
3/5 ths, 2/5 ths and 1/5 th of the shares of each Index constituent it would otherwise hold on the second, third, fourth and
fifth Index Business Day, respectively,

in such Final Measurement Period or Call Measurement Period.
The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently S&P.
The “Calculation Date” means March 23, 2040, unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustments.
“Index Business Day” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open
for trading.
“Exchange Business Day” means any day on which the Primary Exchange or market for trading of the Securities is
scheduled to be open for trading.
“Business Day” means any day that is not a Saturday,

a Sunday or a day on which banking institutions in the city of New
York,

generally, are authorized or obligated

by law, regulation or executive

order to close.
“Primary Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, the
primary exchange or market of trading such Index constituent or such constituent underlying a successor index.
“Related Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, each
exchange or quotation system where trading has a material effect

(as determined by the Security Calculation Agent) on the
overall market for futures or options contracts relating to such Index constituent or such constituent underlying a successor
index.
Underlying Index
The Alerian MLP Infrastructure Index measures the performance of energy infrastructure master limited partnerships
(“MLPs”), and is calculated by S&P Dow Jones Indices using a float

-adjusted, capitalization-weighted methodology.

We
refer to the MLPs included in the Index as the “Index constituents.” The Index constituents earn the majority of their cash
flow from gathering and processing, liquefaction, midstream services, pipeline transportation, rail terminating and storage of
energy commodities.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as
described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any
Business Day no later than 12:00 noon, New York

City time, and a confirmation of redemption by no later than 5:00 p.m.,
New York

City time, on the Business Day immediately preceding the applicable Redemption

Valuation

Date, provided that
you request that we redeem a minimum of 50,000 Securities. For any applicable redemption request, the “Redemption
Valuation

Date” will be the first Index Business Day following the date that the applicable Redemption

Notice and
Redemption Confirmation are delivered. To

satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of
50,000 Securities. We

may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption
amount of 50,000 Securities. Any such reduction will be applied on a consistent basis for all holders of the Securities at the
time the reduction becomes effective.
The Securities will be redeemed and the holders will receive payment for their Securities on the third Business Day
following the applicable Redemption Measurement Date (the “Redemption

Date”). The first Redemption Date will be
October 15, 2015. If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation
Date with respect to any of the Index constituents, such Redemption Valuation

Date may be postponed as described under
“— Market Disruption Event.”

The applicable “Redemption Measurement Date” means the Index Business Day following the applicable Redemption
Valuation

Date, subject to adjustments as described under “— Market Disruption Event.”
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described
under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant
Redemption Date equal to:
(a)

the product of
(i)

the Stated Principal Amount and
(ii)

the Index Performance Ratio as of the Redemption Measurement Date,
plus
(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Redemption Valuation
Date if on the Redemption Measurement Date the Coupon Ex-Date with respect to such Coupon Amount has not
yet occurred, plus
(c)

the Adjusted Coupon Amount, if

any,
minus
(d)

the Accrued Tracking Fee as of

the Redemption Measurement Date,
minus
(e)

the Redemption Fee Amount.
We refer to this

cash payment as the “Redemption Amount.” We

have determined to offer all holders of the Securities the
option, upon early redemption and solely for purposes of determining the Redemption Amount, but not for any other
purpose, to elect that the Index Performance Ratio (which is used to calculate the Redemption Amount) be calculated using
the Index Closing Level on the Redemption Measurement Date instead of the Final VWAP

Level. If the redeeming holder
so elects, the Index Performance Ratio will be calculated, for purposes of determining the Redemption Amount, as:
Index Closing Level on the Redemption Measurement Date
Initial VWAP

Level
The “Index Closing Level” is the closing level of the Index as reported on the NYSE and Bloomberg; provided, however,
that if the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index
as reported on Bloomberg (or any successor), then the

Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.
If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero.
We will inform

you of such Redemption Amount on the first Business Day following the applicable

Redemption
Measurement Date.
You

may lose some or all of your investment upon early redemption.

The combined negative effect of the Accrued
Tracking Fee

and the Redemption Fee Amount will reduce your final Redemption

Amount. If the level of the Index
(as measured by the Final VWAP

Level as compared to the Initial VWAP

Level) does not increase by an amount
sufficient to offset the combined negative effect of the Accrued Tracking

Fee and the Redemption Fee Amount (less
any Coupon Amounts, any Stub Reference Distribution Amount,

as applicable, and/or any Adjusted Coupon
Amount, you may be entitled to receive), you may

lose some or all of your investment upon early redemption.
The Accrued Tracking Fee as of the Redemption

Measurement Date is an amount equal to:
(a)

the product of
(i)

the Quarterly Tracking Fee calculated as of

the Redemption Measurement Date, and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the
Redemption Valuation

Date to and including the Redemption Measurement Date, and the denominator of
which is 90,
plus
(b)

the Adjusted Tracking Fee Shortfall, if any.
The “Adjusted Coupon Amount,” with respect to any Redemption Valuation

Date, is an amount in cash equal to the
difference between the Adjusted Reference Distribution

Amount, calculated as of such Redemption Valuation

Date, and the
Adjusted Tracking Fee, calculated as of such

Redemption Valuation

Date. To the extent the Adjusted

Reference
Distribution Amount is less than the Adjusted Tracking

Fee, the Redemption Amount will not include an Adjusted Coupon
Amount, and the Adjusted Tracking Fee Shortfall will be

included in the calculation of the Accrued Tracking

Fee as of the
applicable Redemption Measurement Date.

The “Adjusted Reference Distribution Amount,” as of any Redemption

Valuation

Date, is an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such
Reference Holder on the “record date” with respect to an Index constituent,

for those cash distributions whose “ex-dividend
date” occurs during the period from and excluding the immediately preceding

Coupon Valuation

Date (or if the Redemption
Valuation

Date occurs prior to the first Coupon Valuation

Date, the period from and excluding September 30, 2015) to and including such Redemption Valuation

Date.
The “Adjusted Tracking Fee” is:
(1)

as of any Redemption Valuation

Date occurring prior to the first Coupon Valuation

Date, an amount equal to:
the product of
(i)

the Quarterly Tracking Fee as of such Redemption

Valuation

Date and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding

September 30,
2015 to and including such Redemption Valuation

Date, and the denominator of which is 90; and
(2)

as of any Redemption Valuation

Date occurring on or after the first Coupon Valuation

Date, an amount equal to:
(a)

the Tracking Fee Shortfall as of the immediately preceding

Coupon Valuation

Date
plus
(b)

the product of
(i)

the Quarterly Tracking Fee as of such Redemption

Valuation

Date and
(iii)

a fraction, the numerator of which is the total number of calendar days from and excluding the
immediately preceding Coupon Valuation

Date to and including such Redemption Valuation
Date, and the denominator of which is 90.
The “Adjusted Tracking Fee Shortfall,” as of any

Redemption Valuation

Date, is the difference between the Adjusted
Tracking Fee and the Adjusted Reference Distribution

Amount, to the extent that the Adjusted Reference Distribution
Amount, calculated as of such Redemption Valuation

Date, is less than the Adjusted Tracking Fee, calculated as of such
Redemption Valuation

Date.
The “Redemption Fee Amount” means an amount equal to 0.125% of the

Stated Principal Amount of the Securities.
Some of the defined terms used in this section have different applications when used in determining the Call Settlement
Amount. For the definitions of the terms relevant to a

call, please refer to “— UBS’s

Call Right” below.
We discuss redemption

in “Description of Debt Securities We

May Offer” above under “Redemption and Payment.”
The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or
discount to their indicative value, though there can be no assurance that arbitrageurs will employ the repurchase feature in
this manner.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “Redemption

Notice” to UBS via email

no later than 12:00
noon (New York City time) on the Business Day immediately

preceding the applicable Redemption

Valuation Date.
If we receive your notice by the

time specified in the preceding

sentence, we will respond

by sending you a form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “Redemption Confirmation,”

to us via
facsimile in the specified form

by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for

your confirmation to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Valuation Date at a price equal to the Redemption

Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 10:00 a.m. (New York
City time) on the applicable Redemption

Date.

Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the
relevant deadline. If your broker delivers your notice of redemption after 12:00 noon (New York

City time), or your
confirmation of redemption after 5:00 p.m. (New York

City time), on the Business Day prior to the applicable Redemption
Valuation

Date, your notice will not be effective, you will not be able to redeem your

Securities until the following
Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities
on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of
delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of
Securities relating to the right to redeem their Securities will be irrevocable.
UBS’s Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than eighteen (18) calendar days’ prior
notice to the holders of the Securities, such redemption to occur on any Business Day that we may specify on or after
October 17, 2016 through and including the Maturity Date (the “Call Settlement Date”).

Upon early redemption in the event
we exercise this right, you will receive a cash payment equal to:
(a)

the product of
(i)

the Stated Principal Amount and
(ii)

the Index Performance Ratio as of the last Index Business Day in the Call Measurement

Period,
plus
(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Call Valuation

Date if
on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date

with respect to such Coupon
Amount has not yet occurred, plus
(c)

the Adjusted Coupon Amount, if any,
minus
(d)

the Accrued Tracking Fee as of the last Index Business Day in the

Call Measurement Period,
plus
(e)

the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement

Period, if any.
We refer to this

cash payment as the “Call Settlement Amount.”
If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.
The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the
Call Measurement Period (the “Call Settlement Date”). If a Market Disruption

Event is continuing or occurs on the
scheduled Call Valuation

Date with respect to any of the Index constituents, such Call Valuation

Date may be postponed as
described under “— Market Disruption Event.”
The “Call Measurement Period” means the five (5) Index Business Days from and including the Call Valuation

Date,
subject to adjustments as described under “— Market Disruption

Event.”
You

may lose some or all of your investment upon a call. The negative effect of the Accrued Tracking Fee will reduce
your final payment. If the increase in the Final VWAP

Level, as compared to the Initial VWAP

Level, is insufficient
to offset the negative effect of the Accrued Tracking

Fee (less any Coupon Amounts, any Stub Reference Distribution
Amount and/or any Adjusted Coupon Amount, you may be entitled to receive),

or if the Final VWAP

Level is less
than the Initial VWAP

Level, you may lose some or all of your investment upon a call.
The Accrued Tracking Fee as of the last Index

Business Day in the Call Measurement Period is an amount equal to:
(a)

the product of
(i)

the Quarterly Tracking Fee calculated as of

the last Index Business Day in such Call Measurement Period,
and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Call
Valuation

Date to and including the last Index Business Day in such Call Measurement Period, and the denominator of which is 90, plus
(b)

the Adjusted Tracking Fee Shortfall (as defined below),

if any.
The Accrued Tracking Fee also takes into account

the performance of the Index, as measured by the VWAP

Level.

The “Adjusted Coupon Amount,” with respect to the Call Valuation

Date, is an amount in cash equal to the difference
between the Adjusted Reference Distribution Amount (as defined below),

calculated as of the Call Valuation

Date, and the
Adjusted Tracking Fee (as defined in the preceding

paragraph), calculated as of such Call Valuation

Date. To the extent the
Adjusted Reference Distribution Amount is less than the Adjusted Tracking

Fee, the Call Settlement Amount will not
include an Adjusted Coupon Amount, and the Adjusted Tracking

Fee Shortfall (as defined below) will be included in the
calculation of the Accrued Tracking Fee as of

the last Index Business Day in the Call Measurement Period.
The “Adjusted Reference Distribution Amount,” as of the Call Valuation

Date, is an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such
Reference Holder on the “record date” with respect to an Index constituent,

for those cash distributions whose “ex-dividend
date” occurs during the period from and excluding the immediately preceding

Coupon Valuation

Date to and including the
Call Valuation

Date.
The “Adjusted Tracking Fee” is, as of the Call Valuation

Date, an amount equal to:
(a)

the Tracking Fee Shortfall as of the immediately preceding

Coupon Valuation

Date
plus
(b)

the product of
(i)

the Quarterly Tracking Fee as of such Call Valuation

Date and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the
immediately preceding Coupon Valuation

Date to and including such Call Valuation

Date, and the
denominator of which is 90.
The “Adjusted Tracking Fee Shortfall,” as of the Call Valuation

Date, is the difference between the Adjusted Tracking

Fee
and the Adjusted Reference Distribution Amount, to the extent that the Adjusted

Reference Distribution Amount, calculated
as of such Call Valuation

Date, is less than the Adjusted Tracking Fee, calculated

as of such Call Valuation

Date.
Some of the defined terms used in this section have different applications when used in determining the Redemption Amount.
For the definition of the terms relevant to early redemption,

please refer to “— Early Redemption at

the Option of the
Holders” above.
Security Calculation Agent
UBS Securities LLC will act as the “Security Calculation Agent.” The Security Calculation

Agent will determine, among
other things, the Current Indicative Value,

the Index Performance Ratio, the Coupon Amount, the Adjusted Coupon
Amount, if any, the Reference

Distribution Amount, the Stub Reference Distribution Amount, if any,

the Adjusted
Reference Distribution Amount, the Accrued Tracking

Fee (including the Quarterly Tracking Fee, any Tracking

Fee
Shortfall and any Adjusted Tracking Fee Shortfall),

the Adjusted Tracking Fee, the Redemption Fee Amount,

the Cash
Settlement Amount, if any,

that we will pay you at maturity, the

Final Measurement Period, the Coupon Payment Dates, the
Coupon Valuation

Dates, the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount,

if any, that we will
pay you upon redemption, if applicable, the Call Settlement Date, the Call Valuation

Date, the Call Measurement Period and
the Call Settlement Amount, if any,

that we will pay you in the event that UBS calls the Securities, and whether any day is a
Business Day, Exchange

Business Day or Index Business Day.

The Security Calculation Agent will also be responsible for
determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there
has been a material change in the Index. All determinations made by the Security

Calculation Agent will be at the sole
discretion of the Security Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and
binding on you and on us. We

may appoint a different Security Calculation Agent from

time to time without your consent
and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or call, or upon early redemption, or on a Coupon

Payment Date
on or prior to 12:00 p.m., New York

City time, on the Business Day immediately preceding the Maturity Date, any
Redemption Date, any Call Settlement Date or any Coupon Payment Date, as applicable.
All dollar amounts related to determination of the Coupon Amount,

the Adjusted Coupon Amount, if any,

the Reference
Distribution Amount, the Stub Reference Distribution Amount, if any,

the Adjusted Reference Distribution Amount, the
Accrued Tracking Fee (including the Quarterly

Tracking Fee, any Tracking Fee

Shortfall and any Adjusted Tracking Fee
Shortfall), the Adjusted Tracking Fee, the

Redemption Amount and Redemption Fee Amount, if any,

per security, the Call
Settlement Amount, if any,

per security, and the Cash Settlement

Amount, if any, per security,

will be rounded to the nearest
ten-thousandth, with five one hundred-thousandths rounded upward

(e.g., .76545 would be rounded up to .7655); and all
dollar amounts paid on the aggregate principal amount of Securities per holder will be rounded to the nearest cent, with one-
half cent rounded upward.

VWAP

Calculation Agent
The NYSE will on each day that is not a Disrupted Day (as defined below) act as the “VWAP

Calculation Agent.” The
VWAP

Calculation Agent will determine the VWAP

of any Index constituent, the VWAP

Level and the Final VWAP

Level
on any Index Business Day on which such VWAP,

VWAP

Level and Final VWAP

Level are to be determined during the
term of the Securities. The VWAP

Calculation Agent determined the Initial VWAP

Level of 487.420 as of March 31, 2010.
All determinations made by the VWAP

Calculation Agent will be at the sole discretion of the VWAP

Calculation Agent and
will, in the absence of manifest error, be conclusive

for all purposes and binding on you and on us. We

may appoint a
different VWAP

Calculation Agent from time to time without your consent and without notifying you.
All calculations with respect to the VWAP

of any Index constituent, any VWAP

Level, and the Final VWAP

Level will be
rounded to the nearest thousandth, with five ten-thousandths rounded upward (e.g.,

.8765 would be rounded to .877).
Market Disruption Event
To the extent

a Disrupted Day (as defined below) exists with respect to an Index constituent on an

Averaging Date (as
defined below) or on a Redemption Measurement Date, the VWAP and published share weighting with respect to such
Index constituent (and only with respect to such Index constituent) for such Averaging

Date or Redemption Measurement
Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day
that is not a Disrupted Day (the “Deferred Averaging

Date”) with respect to such Index constituent irrespective of whether pursuant to such determination, the Deferred Averaging

Date would fall on a date originally scheduled to be an Averaging
Date. If the postponement described in the preceding sentence results in the VWAP of a particular Index constituent being
calculated on a day originally scheduled to be an Averaging

Date, for purposes of determining the VWAP

Levels on the
Index Business Days during the Final Measurement Period or Call Measurement

Period, or on the Redemption
Measurement Date, as applicable, the Security Calculation Agent or one of its affiliates, as the case may be, will apply the
VWAP

and the published share weighting with respect to such Index constituent for such Deferred Averaging

Date to the
calculation of the VWAP

Level (i) on the date(s) of the original disruption with respect to such Index constituent and (ii)
such Averaging

Date. For example, if the Final Measurement Period or Call Measurement Period, as applicable,

for
purposes of calculating the Cash Settlement Amount or Call Settlement Amount,

respectively, is based on the arithmetic
mean of the VWAP

Levels on June 6, 2016, June 7, 2016, June 8, 2016, June 9, 2016 and June 10,

2016 and there is a
Market Disruption Event for an Index constituent on June 6, 2016, but no other Market Disruption Event during the Final
Measurement Period or Call Measurement Period, as applicable, then the VWAP

for such disrupted Index constituent on
June 7, 2016 will be used more than once to calculate the Cash Settlement Amount or Call Settlement Amount, respectively,
and such Cash Settlement Amount or Call Settlement Amount, as applicable,

will be determined based on the arithmetic
mean of the VWAP

for such disrupted Index constituent on June 7, 2016, June 7, 2016,

June 8, 2016, June 9, 2016 and June
10, 2016.
If the Redemption Measurement Date for purposes of calculating a Redemption

Amount is based on the VWAP

Level on
June 6, 2016 and there is a Market Disruption Event for an Index constituent on June 6, 2016,

then the VWAP

for such
disrupted Index constituent on June 7, 2016 will be used to calculate the Redemption

Amount.
In no event, however, will any postponement

pursuant to the two immediately preceding paragraphs result in the final
Averaging

Date or the Redemption Measurement Date, as applicable, with respect to any Index constituent occurring more
than three (3) Index Business Days following the day originally scheduled to be such final Averaging Date

or Redemption
Measurement Date. If the third Index Business Day following the date originally scheduled to be the final Averaging

Date,
or the Redemption Measurement Date, as applicable, is not an Index

Business Day or is a Disrupted Day with respect to
such Index constituent, the Security Calculation Agent or one of its affiliates will determine the VWAP

and share weighting
with respect to any Index constituent required to be determined for the purpose of calculating the applicable VWAP

Level
based on its good faith estimate of the VWAP

and share weighting of each such Index constituent that would have prevailed on the Primary Exchange on such third Index Business Day but for such suspension or limitation.
An “Averaging

Date” means each of the Index Business Days during the Final Measurement Period or Call Measurement
Period, as applicable, subject to adjustment as described herein.
A “Disrupted Day” with respect to any Index constituent is any Index Business Day on which the Primary Exchange or any
Related Exchange fails to open for trading during its regular trading session or on which a Market Disruption Event has
occurred and is continuing, and, in both cases, the occurrence of which is determined by the Security Calculation Agent to
have a material effect on the VWAP

Level.
With respect to an Index constituent, a “Market

Disruption Event” means:
(a)

the occurrence or existence of a condition specified below:
(i)

any suspension, absence or limitation of trading on the Primary Exchange for trading in the Index
constituent, whether by reason of movements in price exceeding limits permitted by the Primary
Exchange or otherwise,
(ii)

any suspension, absence or limitation of trading on the Related Exchange for trading in futures or options
contracts related to the Index constituent, whether by reason of movements in price exceeding limits
permitted by such Related Exchange or otherwise, or

(iii)

any event (other than an event described in (b) below) that disrupts or impairs

(as determined by the
Security Calculation Agent) the ability of market participants in general

(A) to effect transactions in, or
obtain market values for, the relevant Index

constituent or (B) to effect transactions in, or obtain market values for, futures or options contracts relating

to the relevant Index constituent; or
(b)

the closure on any Index Business Day of the Primary Exchange or any

Related Exchange prior to its Scheduled
Closing Time unless such earlier closing time

is announced by the Primary Exchange or such Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the Primary
Exchange or such Related Exchange on such Index Business Day and (ii)

the submission deadline for orders to be
entered into the Primary Exchange or such Related Exchange system for execution at the close of trading on such
Index Business Day;
in each case determined by the Security Calculation Agent in its sole discretion; and
(c)

a determination by the Security Calculation Agent in its sole discretion that the event described above materially
interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any
hedge with respect to the Securities.
For purposes of the above definition:
(a)

a limitation on the hours or number of days of trading will not constitute a Market Disruption

Event if it results
from an announced change in the regular business hours of the Primary

Exchange or Related Exchange, and
(b)

for purposes of clause (a) above, limitations pursuant to the rules of any Primary

Exchange or Related Exchange
similar to NYSE Rule 80B or Nasdaq Rule 4120 (or any applicable rule or regulation enacted or promulgated by
any other self-regulatory organization or any government

agency of scope similar to NYSE Rule 80B or Nasdaq
Rule 4120 as determined by the Security Calculation Agent) on trading during significant market fluctuations will
constitute a suspension, absence or material limitation of trading.
“Scheduled Closing Time” means, with respect

to the Primary Exchange or the Related Exchange, on any Index Business
Day, the scheduled weekday

closing time of the Primary Exchange or such Related Exchange on such Index Business Day, without regard to after hours or any other trading outside of the regular trading session hours.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Optional Tax

Redemption” in
“Description of Debt Securities We

May Offer” above. If we exercise this right, the redemption

price of the Securities will
be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative
economic position.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of
the principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.” In addition to
the default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to the final
Coupon Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration was the
last Index Business Day in the Final Measurement Period and the four Index Business Days immediately preceding the date
of acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the fourth
Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the
accelerated final Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being
the relevant final Coupon Valuation

Date.
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term
Notes, Series B, as constituting the outstanding principal amount of the

Securities. Although the terms of the Securities may
differ from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all
Medium-Term Notes, Series

B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term

Notes, Series B, including the Securities. This action may involve changing some of the
terms that apply to the Medium-Term

Notes, Series B, accelerating the maturity of the Medium-Term

Notes, Series B after a
default or waiving some of our obligations under the indenture. We discuss these matters in “Description of Debt Securities
We May Offer”

above under “Default, Remedies and Waiver

of Default” and “Modification and Waiver

of Covenants.”

Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal
to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our
payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred,
or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities.
That cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,

plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the
Securities in preparing any documentation necessary for this assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount
referred to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and
as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not
obtaining the quotation may object, on reasonable and significant grounds,

to the assumption or undertaking by the qualified
financial institution providing the quotation and notify the other party in writing of those grounds within two (2) Business
Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the
default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as
described above within five (5) Business Days after that first Business Day,

however, the default quotation period

will
continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two (2) Business Day objection period have not ended
before the Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by S&P or any successor, or

any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that
rating agency.
Discontinuance of or Adjustments to the Index; Alteration of Method of

Calculation
If S&P discontinues publication of or otherwise fails to publish the Index,

or S&P does not make the Index constituents,
their share weighting and/or the Index Divisor available to the VWAP

Calculation Agent, and the Index Sponsor, S&P or
another entity publishes a successor or substitute index that the Security

Calculation Agent determines to be comparable to
the discontinued Index and for which the Index constituents, their share weighting,

and/or the Index Divisor are available to
the VWAP

Calculation Agent (such index being referred to herein as a “successor index”),

then the VWAP

Level for such
successor index will be determined by the VWAP

Calculation Agent by reference to the sum of the products of the VWAPs of the components underlying such successor index on the Primary Exchanges and each such component’s respective
weighting within the successor index (which sum will be adjusted by any index divisor used by such successor index) on the
dates and at the times as of which the VWAP

Levels for such successor index are to be determined.
Upon any selection by the Security Calculation Agent of a successor Index, the

Security Calculation Agent will cause
written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

If S&P discontinues publication of the Index or does not make the Index constituents, their share weightings and/or Index
Divisor available to the VWAP

Calculation Agent prior to, and such discontinuation or unavailability is continuing on the
Calculation Date or any Index Business Day during the Final Measurement Period or Call Measurement Period, or on the
Redemption Measurement Date, as applicable, or any other relevant date on which the VWAP

Level is to be determined and
the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation
Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such
discontinuation is continuing on the Calculation Date or any Index Business Day during the Final Measurement Period or
Call Measurement Period, or on the Redemption Measurement Date,

as applicable, or any other relevant date on which the
VWAP

Level is to be determined, then the Security Calculation Agent will determine the relevant VWAP

Levels using the
VWAP

and published share weighting of each Index constituent included in the Index or successor index, as applicable,
immediately prior to such discontinuation or unavailability,

as adjusted for certain corporate actions. In such event, the
Security Calculation Agent will cause notice thereof to be furnished to the trustee,

to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index or a successor index, or the value thereof,

is changed in a material respect,
or if the Index or a successor index is in any other way modified so that the VWAP

Level of the Index or such successor
index does not, in the opinion of the Security Calculation Agent, fairly represent the VWAP

Level of the Index or such
successor index had such changes or modifications not been made, then the

Security Calculation Agent will make such
calculations and adjustments as, in the good faith judgment of the Security

Calculation Agent, may be necessary in order to
arrive at a VWAP

level of an index comparable to the Index or such successor index, as the case may be, as if such changes
or modifications had not been made, and the Security Calculation Agent will calculate the VWAP

Levels for the Index or
such successor index with reference to the Index or such successor index, as adjusted.

The Security Calculation Agent will
accordingly calculate the Final VWAP

Level, the Current Indicative Value,

the Index Performance Ratio, the Coupon
Amount, the Adjusted Coupon Amount, if any,

the Reference Distribution Amount, the Stub Reference Distribution
Amount, if any, the Adjusted

Reference Distribution Amount, the Accrued Tracking

Fee (including the Quarterly Tracking
Fee, any Tracking Fee Shortfall and any Adjusted Tracking

Fee Shortfall), the Adjusted Tracking

Fee, the Redemption Fee
Amount, if any, the Cash Settlement

Amount, if any, that we will pay you

at maturity, the Redemption

Amount, if any,
upon early redemption, if applicable, and the Call Settlement Amount,

if any, that we will pay you in the event

UBS calls
the Securities, based on the relevant VWAP

Levels calculated by the VWAP

Calculation Agent, as adjusted. Accordingly,

if
the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is
a fraction of what it would have been if there had been no such modification

(e.g., due to a split in the Index), which, in
turn, causes the VWAP

Level of the Index or such successor index to be a fraction of what it would have been if there had
been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to
arrive at a VWAP

Level for the Index or such successor index as if it had not been modified (e.g.,

as if such split had not
occurred).
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or call, or upon early redemption will be made to accounts
designated by you and approved by us, or at the corporate trust office of the trustee in New York

City, but only when the
Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described
in “Payment Mechanics for Debt Securities” in “Description of Debt

Securities We May Offer

”.
Modified Business Day
As described in “Payment Mechanics for Debt Securities” in “Description

of Debt Securities We May

Offer” above, any
payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next
day that is a Business Day, with the

same effect as if paid on the original due date, except as described under

“— Cash
Settlement Amount at Maturity,”

“— UBS’s Call Right” and “— Early

Redemption at the Option of the Holders” above.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate stated principal amount specified on the cover of this prospectus supplement.

We may issue additional

Securities
in amounts that exceed such amount any time, without your consent and without notifying you. The Securities do not limit
our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions
by the terms of the Securities. For more information, please refer to “Amounts

That We May Issue”

in “Description of Debt
Securities We May Offer”

above.

These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate stated principal amount of the outstanding

Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

3. ETRACS MarketVector

Business Development Companies Liquid Index ETN
due April 26, 2041
Specific Terms

of the Securities
In this section, references to “holders” or “you” mean those who own the Securities registered in their own names, on the
books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities
registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“
DTC ”) or
another depositary.

Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership

and
Book-Entry Issuance” under “Description of Debt

Securities We May Offer”

above.
These Securities are part of a series of UBS AG debt securities entitled “Medium-Term

Notes, Series B” that we may issue,
from time to time, under the indenture more particularly described under “Description of Debt Securities We

May Offer”
above. This section summarizes general financial and other terms that apply to the Securities. Terms that apply generally

to
all Medium-Term

Notes, Series B are described under “Description of Debt Securities We

May Offer” above. The terms
described here supplement those described in “Description of Debt Securities

We May Offer”

above and, if the terms
described here are inconsistent with those described there, the terms described here are controlling.
These Securities are part of a single series of senior debt securities issued under our indenture, dated as of June 12, 2015
between us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. At
maturity, you will receive

a cash payment the amount of which will vary depending on the performance of the Index and will be reduced by the Accrued Tracking Fee as of

the last Index Business Day in the Final Measurement Period, as described under “— Cash Settlement Amount at Maturity.”

We refer to this

cash payment as the “Cash Settlement
Amount.” If the amount so calculated is equal to or less than zero, the Cash Settlement

Amount will be zero and you will
not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment on the Redemption Date equal to the Redemption Amount as described under “—
Early Redemption at the Option of the Holders.”
If the amount as calculated is equal to or less than zero, the Redemption Amount will be zero and you will not receive a
cash payment.
The Securities may pay a cash coupon during their term.

Coupon Payment
For each Security you hold on the applicable Coupon Record Date, on each quarterly Coupon Payment Date you will
receive an amount in cash equal to the difference between the Reference

Distribution Amount, calculated as of the
corresponding Coupon Valuation

Date, and the Accrued Tracking Fee, calculated

as of the corresponding Coupon Valuation
Date (the “Coupon Amount”).
To the extent

the Reference Distribution Amount on any Coupon Valuation

Date is equal to or less than the Accrued
Tracking Fee on the corresponding Coupon

Valuation

Date, there will be no Coupon Amount payment made on that
Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the Reference
Distribution Amount (the “Tracking

Fee Shortfall”) will be included in the Accrued Tracking

Fee and will reduce the
Coupon Amount for the next Coupon Valuation

Date. This process will be repeated to the extent necessary until the
Reference Distribution Amount for a Coupon Valuation

Date is greater than the Accrued Tracking Fee for the
corresponding Coupon Valuation

Date. The final Coupon Amount will be included in the Cash Settlement Amount.
The “ Coupon Payment Date
” means the 15th Index Business Day following each Coupon Valuation

Date. The final
Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein.

The “ Coupon Record Date
” means the ninth Index Business Day following each Coupon Valuation

Date.
The “ Coupon Ex-Date
,” with respect to a Coupon Amount, means the first Exchange Business Day on which the Securities
trade without the right to receive such Coupon Amount. Under current NYSE Arca practice,

the Coupon Ex-Date will
generally be the second Exchange Business Day prior to the applicable

Coupon Record Date.

The “
Coupon Valuation

Date
” means the 30th of March, June, September and December of each calendar year during the
term of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following such date,
provided that the final Coupon Valuation

Date will be the Calculation Date, subject to adjustment as described herein..
The “ Reference Distribution Amount
” means as of any Coupon Valuation

Date, an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such
Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend
date” occurs during the period from and excluding the immediately preceding

Coupon Valuation

Date to and including such
Coupon Valuation

Date.
Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid
prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to
holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to
be zero for the purposes of calculating the applicable Reference Distribution

Amount.
The “ Reference Holder
” is, as of any date of determination, a hypothetical holder of a number of units of each

Index
constituent equal to (i) the published unit weighting of that Index constituent as of that date, as described under
“MarketVector

US Business Development Companies Liquid Index — Float Adjustment,”
divided by (ii) the product of (a)
the Divisor as of that date and (b) the Initial Index Level divided by 25.
“ record date
” means, with respect to a distribution on an Index constituent, the date on which a holder of the Index
constituent must be registered as a unitholder of such Index constituent in order to be entitled to receive such distribution.
“ ex-dividend date ” means, with respect to a distribution on an Index constituent, the first Business Day on which transactions in such Index constituent trade on the Primary Exchange without the right to receive such distribution.
“ Business Day
” means any day that is not a Saturday,

a Sunday or a day on which banking institutions in the city of New
York,

generally, are authorized or obligated

by law, regulation or executive

order to close.
The “ Annual Tracking Fee
” means, as of any date of determination, an amount per Security equal to the product of (i)
0.85% per annum and (ii) the Current Indicative Value

as of the immediately preceding Index Business Day.
The “ Current Indicative Value ,” as determined by the Security Calculation Agent, means, as of any date of determination, an amount per Security equal to the product of (i) the Stated Principal Amount times (ii) the Index Performance Ratio (as defined under “— Cash Settlement Amount at Maturity”) as of such date,

using the Index Closing Level on such date as the
Final Index Level. As of July 30, 2021, the Current Indicative Value

was $19.3744.
The “
Accrued Tracking

Fee
” is:
(1)

with respect to the first Coupon Valuation

Date, an amount equal to the product of
(a)

the Annual Tracking Fee calculated as of the first Coupon

Valuation

Date, and
(b)

a fraction, the numerator of which is the total number of calendar days from and excluding

September 30,
2015 to and including such Coupon Valuation

Date, and the denominator of which is 365;
and
(2)

with respect to any Coupon Valuation

Date other than the first Coupon Valuation

Date, an amount equal to
(a)

the product of
(i)

the Annual Tracking Fee as of such Coupon Valuation

Date, and
(i)

a fraction, the numerator of which is the total number of calendar days from and excluding the
immediately preceding Coupon Valuation

Date to and including such Coupon Valuation

Date,
and the denominator of which is 365, plus
(b)

the Tracking Fee Shortfall as of the immediately preceding

Coupon Valuation

Date. If there is a Tracking
Fee Shortfall on the last Coupon Valuation

Date, it will be taken into account in determining the Cash
Settlement Amount, as described below.
The Accrued Tracking Fee also takes into account

the performance of the Index, as measured by the Index Closing Level.

Cash Settlement Amount at Maturity
For each Security, unless earlier

called or redeemed, you will receive at maturity a cash payment equal to
(a)

the product of
(i)

the Stated Principal Amount and
(ii)

the Index Performance Ratio as of the last Index Business Day in the Final Measurement

Period,
plus
(b)

the final Coupon Amount,
minus
(c)

the Accrued Tracking Fee as of the last Index Business Day in the

Final Measurement Period,
plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Final

Measurement Period, if any.
We refer to this

cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero,
the payment at maturity will be zero.
You may lose some

or all of

your investment

at maturity.

The negative

effect of

the Accrued

Tracking Fee will

reduce
your final payment. If the increase in the level

of the Index (as measured by

the Final Index Level, as compared to the
Initial Index Level) is insufficient to offset the

negative effect of the Accrued Tracking Fee (
less any Coupon Amounts,
any Stub Reference Distribution Amount and/or Adjusted Coupon Amount,

as applicable, you may be entitled to
receive) or if the Final Index Level is

less than the Initial Index Level, you may lose

some or all of your investment at
maturity.
The “Stated Principal Amount” of each Security

is $25.00. The Securities may be issued and sold over

time at then-
current market prices, which may be significantly higher or lower than the Stated Principal Amount.
The Index Performance

Ratio on any Index

Business Day is

calculated as follows:
Final Index Level
Initial Index Level
The “ Initial Index Level
” is adjusted on the Effective Date to be equal to (a) the Index

Closing Level of the Index on the
Effective Date multiplied by (b) (i) 904.113 (the original Initial Index Level) divided by (ii) the Index Closing Level of the
Original Index on the Effective Date. The adjusted Initial index Level is 692.808593.
As determined by the Security Calculation Agent, the “Final Index Level”

is the arithmetic mean of the Index Closing
Levels measured on each Index Business Day during the Final Measurement

Period or the Call Measurement Period, or the
Index Closing Level on any Redemption Valuation

Date; provided that if the Redemption Valuation

Date falls in the Call
Measurement Period or the Final Measurement Period, for the purposes of calculating the Index Performance Ratio as of the
Redemption Valuation

Date, the Final Index Level on any date of determination during the Call Measurement Period or the
Final Measurement Period shall equal (a) 1/10 times (b) (i) the sum of the Index Closing Levels on each Index Business Day from and including the Call Valuation

Date or the Calculation Date, as applicable, to but excluding the date of determination plus
(ii) the number of Index Business Days from and including the date of determination to and including the
last Index Business Day in the Call Measurement Period or the Final Measurement

Period, as applicable,
times the Index
Closing Level on the date of determination.
The “ Index Closing Level ” is the closing level of the Index as reported on Bloomberg.
The “ Accrued Tracking Fee
” as of the last Index Business Day in the Final Measurement Period is an amount equal to
(a)

the product of
(i)

the Annual Tracking Fee calculated as of the

last Index Business Day in the Final Measurement

(ii)

Period and
(iii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Calculation
Date to and including the last Index Business Day in the Final Measurement Period,

and the denominator
of which is 365, plus
(b)

the Tracking Fee Shortfall as of the last Coupon Valuation

Date, if any.

The Accrued Tracking Fee also takes into account

the performance of the Index, as measured by the Index Closing Level.
The “ Final Measurement Period
” means the ten Index Business Days from and including the Calculation Date,

subject to
adjustment as described under “— Market Disruption Event.”
The “ Stub Reference Distribution Amount ” means, as of the last Index Business Day in the Final Measurement Period or
Call Measurement Period, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have
been entitled to receive in respect of the Index constituents held by such Reference

Holder on the “record date” with respect
to any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding
the first Index Business Day in the Final Measurement Period or Call Measurement

Period, as applicable, to and including
the last Index Business Day in the Final Measurement Period or Call Measurement

Period, as applicable, provided, that for
the purpose of calculating the Stub Reference Distribution Amount,

the Reference Holder will be deemed to hold nine-
tenths, eight-tenths, seven-tenths, six-tenths, five-tenths, four-tenths,

three-tenths, two-tenths and one-tenth of the shares of
each Index constituent it would otherwise hold on the second, third, fourth,

fifth, sixth, seventh, eighth, ninth and tenth
Index Business Day, respectively,

in such Final Measurement Period or Call Measurement Period.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is Solactive AG
as of market close on July 30, 2021.
The “ Calculation Date
” means April 9, 2041, unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustments.
“ Index Business Day
” means any day on which the Primary Exchange and each Related Exchange are scheduled to be
open for trading.
“ Exchange Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is
scheduled to be open for trading and is also a valid settlement date.
“ Business Day
” means any day that is not a Saturday,

a Sunday or a day on which banking institutions in the city of New
York,

generally, are authorized or obligated

by law, regulation or executive

order to close.
“ Primary Exchange
” means, with respect to each Index constituent or each constituent underlying a successor index, the
primary exchange or market of trading such Index constituent or such constituent underlying a successor index.
“Related Exchange”
means, with respect to each Index constituent or each constituent underlying a successor index, each
exchange or quotation system where trading has a material effect

(as determined by the Security Calculation Agent) on the
overall market for futures or options contracts relating to such Index constituent or such constituent underlying a successor
index.

Underlying Index

The return on the Securities is linked to the performance of the MarketVector

US Business Development Companies Liquid
Index, the successor index to the Wells

Fargo® Business Development Company Index

(the “
Original Index ”) effective
after market close on the July 30, 2021 (the “ Effective Date ”), which was renamed from MVIS US Business Development
Companies Index effective after market close on June 16,

2023. On April 26, 2021, the Security Calculation Agent
announced that, pursuant to the terms of the Securities, it has determined that the Index is comparable to the Original Index
and approved the Index as the successor index for the Securities following the discontinuation of publication of the Original
Index. The Index is intended to measure the performance of the largest and most liquid companies which are treated as
business development companies and are incorporated in the United States. The

“
Index Sponsor
” is MarketVector

Indexes
GmbH.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as
described under “— Market Disruption Event,” you may submit a request on any Business Day during the term of the
Securities to have us redeem your Securities (“ Redemption Notice ”) on any Business Day no later than 12:00 noon, New
York

City time, and a confirmation of redemption (“
Redemption Confirmation ”) by no later than 5:00 p.m., New York
City time, on any Business Day,

provided that you request that we redeem a minimum of 50,000 Securities. To satisfy the
minimum redemption amount, your broker or other financial intermediary may bundle your Securities

for redemption with
those of other investors to reach this minimum amount of 50,000 Securities; however,

there can be no assurance that they
can or will do so. We

may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 Securities. Any such reduction will be applied on a consistent basis for all holders of the Securities at the
time the reduction becomes effective.

The Securities will be redeemed and the holders will receive payment for their Securities on the third Business Day
following the applicable Redemption Valuation

Date (the “Redemption Date”). The final Redemption Date will be April 18,
2041; provided that if a call notice has been issued, the last Redemption Valuation

Date is the fifth Index Business Day prior
to the Call Settlement Date in connection with the call notice. (See “Specific Terms of the Securities — UBS’s Call Right”).
If a Market Disruption Event is continuing or occurs on the applicable scheduled

Redemption Valuation

Date with respect
to any of the Index constituents, such Redemption Valuation

Date may be postponed as described under “— Market
Disruption Event.”
For any applicable redemption request, the “Redemption Valuation

Date” will be the first Index Business Day following the
date that the applicable Redemption Notice and Redemption Confirmation are delivered. You

may request that UBS AG
accelerate the Redemption Valuation

Date to the date on which you deliver the applicable Redemption Notice and
Redemption Confirmation instead of the Index Business Day following such date. If UBS AG approves such request, in its
sole discretion on a case-by-case basis, the Redemption Valuation

Date for such redemption shall be the date on which you
deliver the applicable Redemption Notice and Redemption Confirmation instead of the Index Business Day following such
date. You

should not assume that you will be entitled to any such acceleration. UBS AG will be under no obligation to
approve any such request, or to make any announcement regarding any decision by it to approve any such request.
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described
under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant
Redemption Date equal to:
(a)

the product of
(i)

the Stated Principal Amount and
(ii)

the Index Performance Ratio as of the Redemption Valuation

Date,
plus
(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Redemption Valuation
Date if on the Redemption Valuation

Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus
(c)

the Adjusted Coupon Amount, if any,
minus
(d)

the Adjusted Tracking Fee Shortfall, if any,

as of the Redemption Valuation

Date,
minus
(e)

the Redemption Fee Amount.
We refer to this

cash payment as the “
Redemption Amount .”
For purposes of calculating the Redemption Amount, either the Adjusted Coupon

Amount will be included or the Adjusted
Tracking Fee Shortfall will be subtracted, but not both.
If the amount calculated

above is equal to

or less than zero,

the payment upon early

redemption will

be zero.
We will inform

you of such Redemption Amount on the first Business Day following the applicable

Redemption Valuation
Date.
You may lose some or all of your

investment upon early redemption. The combined negative effect of the Accrued
Tracking Fee and the Redemption Fee Amount will reduce

your final Redemption Amount. If the level of the

Index (as
measured by the Final Index Level, as

compared to the Initial Index Level) does not increase by

an amount sufficient to
offset the combined negative effect of the Accrued Tracking

Fee and the Redemption Fee Amount (
less any Coupon
Amounts, any Stub Reference Distribution Amount, as

applicable, and/or any Adjusted Coupon Amount you may

be
entitled to receive) or if the Final Index Level

is less than the Initial Index Level, you

may lose some or all of your
investment upon early redemption.
The “Adjusted Coupon Amount,” with respect to any Redemption Valuation

Date, is an amount in cash equal to the
difference between the Adjusted Reference Distribution

Amount, calculated as of the applicable Redemption Valuation
Date, and the Adjusted Tracking Fee, calculated

as of such Redemption Valuation

Date, to the extent that the Adjusted
Reference Distribution Amount, calculated as of such Redemption Valuation

Date, is greater than or equal to the Adjusted
Tracking Fee, calculated as of such Redemption

Valuation

Date.

The “Adjusted Reference Distribution Amount,” as of any Redemption

Valuation

Date, is an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such
Reference Holder on the “record date” with respect to an Index constituent,

for those cash distributions whose “ex-dividend
date” occurs during the period from and excluding the immediately preceding

Coupon Valuation

Date to and including such
Redemption Valuation

Date.
The “ Adjusted Tracking Fee
” is, as of the Call Valuation

Date or any Redemption Valuation

Date, as applicable, an
amount equal to:
(a)

the Tracking Fee Shortfall as of the immediately preceding

Coupon Valuation

Date,
plus
(b)

the product of
(i)

the Annual Tracking Fee as of such Redemption

Valuation

Date or Call Valuation

Date and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the
immediately preceding Coupon Valuation

Date to and including such Redemption Valuation
Date or Call Valuation

Date, and the denominator of which is 365.
The “
Adjusted Tracking Fee

Shortfall,”

as of any Redemption Valuation

Date, is the difference between the Adjusted
Tracking Fee and the Adjusted Reference Distribution

Amount, to the extent that the Adjusted Reference Distribution
Amount, calculated as of such Redemption Valuation

Date, is less than the Adjusted Tracking Fee, calculated

as of such
Redemption Valuation

Date.
The “ Redemption Fee Amount
” means, as of any date of

determination, an amount per Security equal

to the product
of (i) 0.125% and (ii) the

Current Indicative Value as of the

immediately preceding Index Business Day.
Some of the defined terms used in this section have different applications when used in determining the Call Settlement
Amount. For the definitions of the terms relevant to a

call, please refer to “— UBS’s

Call Right”.
We discuss redemption

in “Description of Debt Securities We

May Offer” above under “Redemption and Repayment.”
The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or
discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in
this manner.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption

to UBS via email no later than

12:00 noon, New York City time, on the Business Day
immediately preceding the applicable

Redemption Valuation Date. If we receive your notice by the

time specified in
the preceding sentence, we will

respond by sending you a form

of confirmation of redemption;
➢
deliver the signed confirmation

of redemption to us via facsimile

in the specified form by

5:00 p.m. (New York City
time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to

be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Valuation Date at a price equal to the Redemption

Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 10:00 a.m., New York
City time, on the applicable Redemption

Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the
relevant deadline. If your broker delivers your notice of redemption after 12:00 noon, New York

City time, or your
confirmation of redemption after 5:00 p.m., New York

City time, on the Business Day prior to the applicable Redemption
Valuation

Date, your notice will not be effective, you will not be able to redeem your

Securities until the following
Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities
on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of
delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of
Securities relating to the right to redeem their Securities will be irrevocable.

UBS’s Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than 18 calendar days’

prior notice to
the holders of the Securities, such redemption to occur on any Exchange Business Day

(or if such day is not an Exchange
Business Day, the next

Exchange Business Day) that we may specify through and including the Maturity

Date (the “Call
Settlement Date”). Upon early redemption in the event we exercise this right,

you will receive a cash payment equal to:
(a)

the product of
(i)

the Stated Principal Amount and (ii) the Index Performance Ratio as of the

last Index Business
Day in the Call Measurement Period, plus
(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Call Valuation

Date if
on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date

with respect to such Coupon
Amount has not yet occurred, plus
(c)

the Adjusted Coupon Amount, if any,
minus
(d)

the Accrued Tracking Fee as of the last Index Business Day in the

Call Measurement Period,
plus
(e)

the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement

Period, if any.
We refer to this cash payment as the “Call

Settlement Amount.”
If the amount calculated

above is equal to

or less than zero,

the payment upon early

redemption will

be zero.
If UBS issues a call notice on any calendar day,

the “Call Valuation

Date” will be the fifth Business Day following the
calendar day on which the call notice is issued.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.
The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the
Call Measurement Period (the “Call Settlement Date”). If a Market Disruption

Event is continuing or occurs on the
scheduled Call Valuation

Date with respect to any of the Index constituents, such Call Valuation

Date may be postponed as
described under “— Market Disruption Event.”
The “Call Measurement Period” means the ten Index Business Days from and including the Call Valuation

Date, subject to
adjustments as described under “— Market Disruption Event.”
You may lose some

or all of

your investment

upon a call.

The negative

effect of

the Accrued

Tracking Fee will

reduce
your final payment. If the level of the

Index (as measured by the Final Index Level,

as compared to the Initial Index
Level) is insufficient to offset the

negative effect of the Accrued Tracking Fee (
less any Coupon Amounts, any Stub
Reference Distribution Amount and/or any Adjusted Coupon

Amount, you may be entitled

to receive) or if the Final
Index Level is less than the Initial

Index Level, you may lose some

or all of your investment upon

a call.
The “ Accrued Tracking Fee
” as of the last Index Business Day in the Call Measurement Period is an amount equal to:

(a)

the product of
(i)

the Annual Tracking Fee calculated as of the

last Index Business Day in the Call Measurement Period,
and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Call
Valuation

Date to and including the last Index Business Day in the Call Measurement Period, and the
denominator of which is 365, plus
(b)

the Adjusted Tracking Fee Shortfall (as defined below),

if any.
The Accrued Tracking Fee also takes into account

the performance of the Index, as measured by the Index Closing Level.

The “Adjusted Coupon Amount,” with respect to the Call Valuation

Date, is an amount in cash equal to the difference
between the Adjusted Reference Distribution Amount (as defined below),

calculated as of the Call Valuation

Date, and the
Adjusted Tracking Fee (as defined below), calculated

as of the Call Valuation

Date, to the extent that the Adjusted
Reference Distribution Amount, calculated as of the Call Valuation

Date, is greater than or equal to the Adjusted Tracking
Fee, calculated as of the Call Valua

tion Date.
The “Adjusted Reference Distribution Amount,” as of the Call Valuation

Date, is an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such
Reference Holder on the “record date” with respect to an Index constituent,

for those cash distributions whose “ex-dividend
date” occurs during the period from and excluding the immediately preceding

Coupon Valuation

Date to and including the
Call Valuation

Date.
The “ Adjusted Tracking Fee
”, as of the Call Valuation

Date, is an amount equal

to
(a)

the Tracking Fee Shortfall as of the immediately preceding

Coupon Valuation

Date
plus
(b)

the product of
(i)

the Annual Tracking Fee as of such Call Valuation

Date and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the
immediately preceding Coupon Valuation

Date to and including such Call Valuation

Date, and the
denominator of which is 365.
The “
Adjusted Tracking Fee

Shortfall
,” as of the Call Valuation

Date, is the difference between the Adjusted Tracking
Fee and the Adjusted Reference Distribution Amount, to the extent that the Adjusted

Reference Distribution Amount,
calculated as of the Call Valuation

Date, is less than the Adjusted Tracking Fee, calculated

as of the Call Valuation

Date.
Some of the defined terms used in this section have different applications when used in determining the Redemption Amount.
For the definition of the terms relevant to early redemption,

please refer to “— Early Redemption at

the Option of the
Holders”.
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will determine, among
other things, the Current Indicative Value,

the Final Index Level, the Index Performance Ratio, the Coupon Amount, the
Adjusted Coupon Amount, if any,

the Reference Distribution Amount, the Stub Reference Distribution Amount, if any,

the
Adjusted Reference Distribution Amount, the Accrued Tracking

Fee (including the Annual Tracking Fee, any Tracking

Fee
Shortfall and any Adjusted Tracking Fee Shortfall),

the Adjusted Tracking Fee, the Redemption Fee Amount,

the Cash
Settlement Amount, if any,

that we will pay you at maturity, the

Final Measurement Period, the Coupon Payment Dates, the
Coupon Valuation

Dates, the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount,

if any, that we will
pay you upon redemption, if applicable, the Call Settlement Date, the Call Valuation

Date, the Call Measurement Period and
the Call Settlement Amount, if any,

that we will pay you in the event that UBS calls the Securities, and whether any day is a
Business Day, Index Business

Day or Exchange Business Day.

The Security Calculation Agent will also be responsible for
determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there
has been a material change in the Index. All determinations made by the Security

Calculation Agent will be at the sole
discretion of the Security Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and
binding on you and on us. We

may appoint a different Security Calculation Agent from

time to time without your consent
and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or call, or upon early redemption, or on a Coupon

Payment Date
on or prior to 12:00 noon, New York

City time, on the Business Day immediately preceding the Maturity Date, any
Redemption Date, any Call Settlement Date or any Coupon Payment Date, as applicable.
All dollar amounts related to determination of the Coupon Amount,

the Adjusted Coupon Amount, if any,

the Reference
Distribution Amount, the Stub Reference Distribution Amount, if any,

the Adjusted Reference Distribution Amount, the
Accrued Tracking Fee (including the Annual

Tracking Fee, any Tracking

Fee Shortfall and any Adjusted Tracking Fee
Shortfall), the Adjusted Tracking Fee, the

Redemption Amount and Redemption Fee Amount, if any,

per Security, the Call
Settlement Amount, if any,

per Security, and the Cash Settlement

Amount, if any, per Security,

will be rounded to the
nearest ten-thousandth, with five one hundred-thousandths rounded upward

(e.g., .76545 would be rounded up to .7655);
and all dollar amounts paid on the aggregate stated principal amount of Securities per holder will be rounded to the nearest
cent, with one-half cent rounded upward.

Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as
defined below) or on a Redemption Valuation

Date, the Index Closing Level for such Averaging

Date or Redemption
Valuation

Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index
Business Day on which a Market Disruption Event does not occur or is not continuing

(the “Deferred Averaging

Date”)
with respect to the Index irrespective of whether pursuant to such determination,

the Deferred Averaging

Date would fall on
a date originally scheduled to be an Averaging

Date. If the postponement described in the preceding sentence results in the
Index Closing Level being calculated on a day originally scheduled to be an Averaging Date,

for purposes of determining
the Index Closing Level on the Index Business Days during the Final Measurement

Period or the Call Measurement Period,
or on the Redemption Valuation

Date, as applicable, the Security Calculation Agent or one of its affiliates,

as the case may
be, will apply the Index Closing Level for such Deferred Averaging

Date (i) on the date(s) of the original Market Disruption
Event and (ii) such Averaging

Date. For example, if the Final Measurement Period or Call Measurement

Period, as
applicable, for purposes of calculating the Cash Settlement Amount or Call Settlement Amount, respectively,

is based on the
arithmetic mean of the Index Closing Levels on October 3, October 4,

October 5, October 6, October 7, October 10, October
11, October 12, October 13 and October 14,

and there is a Market Disruption Event with respect to the Index on October 3, but no other Market Disruption Event during the Final Measurement Period or the Call Measurement Period, as applicable,
then the Index Closing Level on October 4 will be used twice to calculate the Cash Settlement

Amount or Call Settlement
Amount, respectively,

and such Cash Settlement Amount or Call Settlement Amount, as applicable, will be determined
based on the arithmetic mean of the Index Closing Levels on October 4, October 4,

October, 5, October 6, October 7,
October 10, October 11, October 12, October

13 and October 14.
If the Redemption Valuation

Date for purposes of calculating a Redemption Amount is based on the Index Closing

Level on
October 3, 2016 and there is a Market Disruption Event with respect to the

Index on October 3, 2016, then the Index
Closing Level on October 4, 2016 will be used to calculate the Redemption Amount.
In no event, however, will any postponement

pursuant to the two immediately preceding paragraphs result in the final
Averaging

Date or the Redemption Valuation

Date, as applicable, occurring more than three Index Business Days following the day originally scheduled to be such final Averaging

Date or Redemption Valuation

Date. If the third Index Business Day
following the date originally scheduled to be the final Averaging

Date, or the Redemption Valuation

Date, as applicable, is
not an Index Business Day or a Market Disruption Event has occurred or is continuing with respect to the Index on such
third Index Business Day,

the Security Calculation Agent or one of its affiliates will determine the Index

Closing Level
based on its good faith estimate of the Index Closing Level that would have prevailed on such third Index Business Day but
for such Market Disruption Event.
An “Averaging

Date” means each of the Index Business Days during the Final Measurement Period or the

Call
Measurement Period, as applicable, subject to adjustment as described herein.
Notwithstanding the occurrence of one or more of the events below,

which may, in the Security

Calculation Agent’s
discretion, constitute a Market Disruption Event with respect to the Index,

the Security Calculation Agent in its discretion
may waive its right to postpone the Index Closing Level if it determines that one or more of the below events has not and is
not likely to materially impair its ability to determine the Index Closing

Level on such date.
Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index constituents for more than two
hours or during the one-half hour before the close of trading in the applicable market or markets;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index constituent equity interests in the primary market or markets for those contracts for more
than two hours of trading or during the one-half hour before the close of trading in that market;
(c)

the Index is not published; or
(d) in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially interferes
with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to
the Securities that we or our affiliates have effected

or may effect as described in the section entitled “Use of
Proceeds and Hedging.”
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change
in the regular business hours of the relevant market; or

(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
constituent equity interests.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index constituent equity interests are traded will not include any time when that market is itself closed for
trading

under ordinary circumstances.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Optional Tax

Redemption” in
“Description of Debt Securities We

May Offer” above. If we exercise this right, the redemption

price of the Securities will
be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative
economic positions.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of
the principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
In addition to the default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to
the final Coupon Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration
was the last Index Business Day in the Final Measurement Period and the

four Index Business Days immediately preceding
the date of acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the
fourth Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the
accelerated final Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being
the relevant final Coupon Valuation

Date.
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term
Notes, Series B, as constituting the outstanding principal amount of the

Securities. Although the terms of the Securities may
differ from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all
Medium-Term Notes, Series

B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term

Notes, Series B, including the Securities. This action may involve changing some of the
terms that apply to the Medium-Term

Notes, Series B, accelerating the maturity of the Medium- Term

Notes, Series B after
a default or waiving some of our obligations under the indenture. We discuss these matters in “Description of Debt
Securities We May Offer”

above under “Default, Remedies and Waiver

of Default” and “Modification and Waiver

of
Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal
to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our
payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred,
or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities.
That cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing
any documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount
referred to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and
as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not
obtaining the quotation may object, on reasonable and significant grounds,

to the assumption or undertaking by the qualified
financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days
after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default
amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or

➢
every quotation of that kind obtained

is objected to within five Business

Days after the due date as

described above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as
described above within five Business Days after that first Business Day,

however, the default quotation period

will continue
as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before
the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or
any successor, or any other comparable

rating then used by that rating

agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that
rating agency.
Discontinuation of the Index; Alteration of Method of Calculation
If the Index Sponsor or the Index Calculation Agent discontinues publication of or otherwise fails to publish the Index, and
the Index Sponsor, the Index Calculation Agent

or another entity publishes a successor or substitute index that the Security
Calculation Agent determines to be comparable to the discontinued

Index (such index being referred to herein as a
“ successor index
”), then the Index Closing Level for such successor index will be determined by the Security Calculation
Agent by reference to the successor index on the dates and at the times as of which the Index Closing Levels for such
successor index are to be determined.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause
written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
If the Index Sponsor or the Index Calculation Agent discontinues publication of the Index prior to, and such discontinuation
is continuing on the Calculation Date or any Index Business Day during the

Final Measurement Period or Call Measurement
Period, or on the Redemption Valuation

Date, as applicable, or any other relevant date on which the Index Closing

Level is
to be determined and the Security Calculation Agent determines that no successor index is available at such time, or the
Security Calculation Agent has previously selected a successor index and publication of such successor index is
discontinued prior to, and such discontinuation is continuing on, the Calculation

Date or any Index Business Day during the
Final Measurement Period or Call Measurement Period, or on the

Redemption Valuation

Date, as applicable, or any other
relevant date on which the Index Closing Level is to be determined, then the Security

Calculation Agent will determine the
Index Closing Level using the closing level and published share weighting of each Index constituent included in the Index
or successor index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted

for certain
corporate actions as described under “MarketVector

US Business Development Liquid Companies Index — Corporate
Events.”
In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders
of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index or a successor index, or the value thereof,

is changed in a material respect,
or if the Index or a successor index is in any other way modified so that the level of the Index or such successor index does
not, in the opinion of the Security Calculation Agent, fairly represent the level of the Index or such successor index had such
changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments
as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at a level of an index
comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been
made, and the Security Calculation Agent will calculate the levels for the

Index or such successor index with reference to
the Index or such successor index, as adjusted. The Security Calculation Agent will accordingly calculate the Current
Indicative Value,

the Final Index Level, the Index Performance Ratio, the Coupon Amount, the Adjusted

Coupon Amount,
if any, the Reference

Distribution Amount, the Stub Reference Distribution Amount, if any,

the Adjusted Reference
Distribution Amount, the Accrued Tracking

Fee (including the Annual Tracking Fee, any Tracking

Fee Shortfall and any
Adjusted Tracking Fee Shortfall), the Adjusted

Tracking Fee, the Redemption Fee Amount, if any,

the Cash Settlement
Amount, if any, that we will pay

you at maturity, the Redemption

Amount, if any, upon redemption,

if applicable, or the
Call Settlement Amount that we will pay you on the Call Settlement Date, if applicable,

based on the relevant index levels
calculated by the Security Calculation Agent, as adjusted. Accordingly,

if the method of calculating the Index or a successor
index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had
been no such modification (e.g., due to a split in the Index), which, in turn,

causes the level of the Index or such successor
index to be a fraction of what it would have been if there had been no such modification,

then the Security Calculation
Agent will make such calculations and adjustments in order to arrive at a level for the

Index or such successor index as if it
had not been modified (e.g., as if such split had not occurred).
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or call, or upon early redemption will be made to accounts
designated by you and approved by us, or at the corporate trust office of the trustee in New York

City, but only when the
Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described
in “Payment Mechanics for Debt Securities” in “Description of Debt

Securities We May Offer

”.
Modified Business Day
As described in “Payment Mechanics for Debt Securities” in “Description

of Debt Securities We May

Offer”, any payment
on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is
a Business Day, with the same effect

as if paid on the original due date, except as described under “Cash Settlement
Amount at Maturity,”

“UBS’s Call Right” and “Early Redemption

at the Option of the Holders” above.
Defeasance
Neither full defeasance nor covenant defeasance, as described in “Description of Debt Securities We May

Offer”

under
“Defeasance and Covenant Defeasance,” will apply to the Securities.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate stated principal amount specified on the cover of this prospectus supplement.

We may issue additional

Securities
in amounts that exceed such amount at any time, without your consent and without notifying you. The Securities do not
limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Amounts That We May

Issue” in
“Description of Debt Securities We

May Offer”.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate stated principal amount of the outstanding

Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

4. ETRACS Alerian MLP Index ETN Series B due July 18, 2042
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that
we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street
name or in the Securities issued in book-entry form through The Depository

Trust Company (“DTC”) or another depositary.
Owners of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance”
under “Description

of Debt Securities

We May Offer” above.
These Securities

are part of a

series of debt

securities

entitled “Medium-Term

Notes, Series

B” that we

may issue, from

time to
time, under

the indenture

more particularly

described under

“Description

of Debt Securities

We May Offer” above. This
section summarizes

general financial

and other terms

that apply to

the Securities.

Terms that apply generally

to all Medium-
Term Notes, Series B

are described

in “Description

of Debt Securities

We May Offer” above. The

terms described

here
supplement

those described

in “Description

of Debt Securities

We May Offer” above and,

if the terms

described here

are
inconsistent

with those described

there, the

terms described

here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015,
between us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.
The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at
maturity, you will receive

a cash payment the amount of which will vary depending on the performance of the VWAP

Level
calculated in accordance with the formula set forth below and will be reduced by the Accrued Tracking Fee as of the last
Index Business Day in the Final Measurement Period. We

refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a
cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment on the Redemption Date equal to the Redemption Amount as described below
under “— Early Redemption at the Option of the Holders.”
The Securities may pay a cash coupon during their term.
Coupon Payment
For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an
amount in cash equal to the excess, if any,

of the Reference Distribution Amount, calculated as of the corresponding
Coupon Valuation

Date, over the Accrued Tracking Fee, calculated

as of the corresponding Coupon Valuation

Date (the
“Coupon Amount”).
To the extent

the Reference Distribution Amount on any Coupon Valuation

Date is equal to or less than the Accrued
Tracking Fee on the corresponding Coupon

Valuation

Date, there will be no Coupon Amount payment made on the
corresponding Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the
Reference Distribution Amount (the “Tracking

Fee Shortfall”) will be included in the Accrued Tracking Fee for the next
Coupon Valuation

Date. This process will be repeated to the extent necessary until the Reference Distribution

Amount for a
Coupon Valuation

Date is greater than the Accrued Tracking Fee for the corresponding

Coupon Valuation

Date. The final
Coupon Amount will be included in the Cash Settlement Amount.
The “Coupon Payment Date” means the fifteenth (15th) Index Business Day following each Coupon Valuation

Date,
provided that the final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein. The first
Coupon Payment Date will be December 8, 2015.
The “Coupon Record Date” means the ninth (9th) Index Business Day following each Coupon Valuation

Date.
The “Coupon Ex-Date,” with respect to a Coupon Amount, means the first (1st)

Exchange Business Day on which the
Securities trade without the right to receive such Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date
will generally be the second (2nd) Exchange Business Day prior to the applicable

Coupon Record Date.
The “Coupon Valuation

Date” means the fifteenth (15th) of February,

May, August and November of

each calendar year
during the term of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following
such date, provided that the final Coupon Valuation

Date will be the Calculation Date, subject to adjustment as described herein. The first Coupon Valuation

Date will be November 16, 2015.

The “Reference Distribution Amount” means (i) as of the first Coupon Valuation

Date, an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such
Reference Holder on the “record date” with respect to any Index constituent,

for those cash distributions whose “ex-
dividend date” occurs during the period from and excluding August 17, 2015 to and including the first Coupon Valuation
Date; and (ii) as of any other Coupon Valuation

Date, an amount equal to the gross cash distributions that a Reference
Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the
“record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the
period from and excluding the immediately preceding Coupon Valuation

Date to and including such Coupon Valuation
Date.
Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which are scheduled to be paid
prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to
holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to
be zero for the purposes of calculating the applicable Reference Distribution

Amount.
The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index
constituent equal to (i) the published unit weighting of that Index constituent as of that date,
divided by (ii) the product of (a)
the Index Divisor as of that date, and (b) the Initial VWAP

Level
divided by 25.
“record date” means, with respect to a distribution on an Index constituent,

the date on which a holder of the Index
constituent must be registered as a unitholder of such Index constituent in order to be entitled to receive such distribution.
“ex-dividend date” means, with respect to a distribution on an Index constituent, the first Business Day on which
transactions in such Index constituent trade on the Primary Exchange without the right to receive such distribution.
The “Quarterly Tracking Fee” means, as of

any date of determination, an amount per Security equal to the product of (i)
0.20% (equivalent to 0.80% per annum) and (ii) the Current Indicative Value as of the immediately preceding Index
Business Day.
The “Current Indicative Value,”

as determined by the Security Calculation Agent, means, as of any date of determination, an amount per Security equal to the product of (i) the Stated Principal Amount multiplied by (ii) a fraction, the numerator of which is equal to the VWAP

Level (as defined under “— Cash Settlement Amount at Maturity”) as of such date and the
denominator of which is equal to the Initial VWAP

Level. As of October 7, 2015, the Current Indicative Value

was
21.4587.
The “Accrued Tracking

Fee” is:
(1)

with respect to the first Coupon Valuation

Date, an amount equal to
the Quarterly Tracking Fee calculated as of

the first Coupon Valuation

Date (for the avoidance of doubt, the
calculation of the Accrued Tracking Fee with respect

to the first Coupon Valuation

Date will be for a full quarter
beginning from and excluding August 17, 2015);
(2)

with respect to any Coupon Valuation

Date, other than the first and last Coupon Valuation

Dates, an amount equal
to the Quarterly Tracking Fee as of such Coupon

Valuation

Date,
plus the Tracking Fee Shortfall as of the
immediately preceding Coupon Valuation

Date, if any; and
(3)

with respect to the last Coupon Valuation

Date, an amount equal to
(a)

the product of
(i)

the Quarterly Tracking Fee as of such Coupon

Valuation

Date and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the
immediately preceding Coupon Valuation

Date to and including such Coupon Valuation

Date,
and the denominator of which is 90, plus
(b)

the Tracking Fee Shortfall as of the immediately preceding

Coupon Valuation

Date. If there is a Tracking
Fee Shortfall on the last Coupon Valuation

Date, it will be taken into account in determining the Cash
Settlement Amount, as described below.
The calculation of the Accrued Tracking Fee also takes

into account the performance of the Index, as measured by the
VWAP

Level.

Cash Settlement Amount at Maturity
The “Maturity

Date” is

July 18, 2042,

which will

be the third

Business Day

following

the last Index

Business Day in the
Final Measurement Period, subject to adjustment as described below under

“— Market Disruption Event.”
For each Security,

unless earlier

called or redeemed,

you will receive

at maturity a cash

payment equal to
(a)

the product of
(i)

the Stated Principal Amount and
(ii)

the Index Performance Ratio as of the last Index Business Day in the Final Measurement

Period,
plus
(b)

the final Coupon Amount,
minus
(c)

the Accrued Tracking Fee as of the last Index Business Day in the

Final Measurement Period,
plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Final

Measurement Period, if any.
We refer to this

cash payment as the “Cash Settlement Amount.” If the amount calculated above is equal to or less than
zero, the payment at maturity will be zero.
You may lose some

or all of

your investment

at maturity.

The negative

effect of

the Accrued

Tracking Fee will

reduce
your final

payment.

If the level

of the Index

increases

(as measured

by the

Final VWAP Level,

as compared

to the Initial
VWAP Level), such

increase

may be insufficient

to offset

the negative

effect of

the Accrued

Tracking Fee (less

any
Coupon Amounts, Stub Reference Distribution Amount and/ or Adjusted Coupon

Amount, as applicable, you may be
entitled

to receive),

or if the

Final VWAP Level

is less

than the

Initial

VWAP Level, you

may lose

some or

all of your
investment

at maturity.
The “Stated Principal Amount” of each Security is $25.00.
The “Index Performance Ratio” on any Index Business Day is calculated as follows:
Final VWAP Level
Initial VWAP

Level
The “VWAP”

with respect to each Index constituent, as of any date of determination,

is the volume-weighted average price
of one unit of such Index constituent as determined by the VWAP

Calculation Agent based on the Primary Exchange for
each Index constituent. For information about how the VWAP

will be calculated to the extent a Disrupted Day exists with respect to an Index constituent, please see “— Market Disruption Event.”
The “Initial VWAP

Level” is 396.997, the VWAP

Level on July 17, 2012, as determined by the VWAP

Calculation Agent.
See “— VWAP

Calculation Agent” below.
The “Final VWAP

Level,” as determined by the VWAP

Calculation Agent, will be the arithmetic mean of the VWAP
Levels measured on each Index Business Day during the Final Measurement

Period or the Call Measurement Period or on
any applicable Redemption Measurement Date, as applicable.
The “VWAP

Level,” as determined by the VWAP

Calculation Agent as of any Index Business Day,

is equal to (1) the sum
of the products of (i) the VWAP

of each Index constituent as of such date and (ii) the published unit weighting of that Index
constituent as of such date divided by (2) the Index Divisor as of such date, or expressed as a formula, as follows:
where:
n is the number of Index constituents;
VWAPi,t
is the VWAP

of Index constituent
i as of Index Business Day t ;
Wi , t is the published unit weighting of Index constituent i as of Index Business Day t ; and

Index Divisor t

is the Index Divisor

as of Index Business

Day t.
As of October 7, 2015, the VWAP

Level was 340.761.
The “Index Divisor,” as of any date of determination,

is the divisor used by the Index Calculation Agent to calculate the level of the Index, as further described under “Alerian MLP Index

— Index Equations”.
The “Accrued Tracking Fee” as of the last Index Business

Day in the Final Measurement Period is an amount equal to
(a)

the product of
(i)

the Quarterly Tracking Fee calculated as of

the last Index Business Day in the Final Measurement Period
and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Calculation
Date to and including the last Index Business Day in the Final Measurement Period,

and the denominator
of which is 90, plus
(b)

the Tracking Fee Shortfall as of the last Coupon Valuation

Date, if any.
The Accrued Tracking Fee also takes into account

the performance of the Index, as measured by the VWAP

Level.
The “Final Measurement Period” means the five (5) Index Business Days from and including the Calculation Date, subject
to adjustment as described under “— Market Disruption Event.”
The “Stub Reference Distribution Amount” means, as of the last Index Business Day in the Final Measurement Period or
the Call Measurement Period, as applicable, an amount equal to the gross cash distributions that a Reference Holder would
have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with
respect to any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and
excluding the first Index Business Day in the Final Measurement Period or the Call Measurement Period, as applicable, to
and including the last Index Business Day in the Final Measurement Period or the Call Measurement Period, as applicable,
provided, that for the purpose of calculating the Stub Reference Distribution

Amount, the Reference Holder will be deemed
to hold 4/5 ths, 3/5 ths, 2/5 ths and 1/5 th of the shares of each Index constituent it would otherwise hold on the second,
third, fourth and fifth Index Business Day,

respectively, in such

Final Measurement Period or the Call Measurement Period.
The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently S&P.
The “Calculation Date” means July 9, 2042, unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustments.
“Index Business Day” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open
for trading.
“Exchange Business Day” means any day on which the Primary Exchange or market for trading of the Securities is
scheduled to be open for trading.
“Primary Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, the
primary exchange or market of trading such Index constituent or such constituent underlying a successor index.
“Related Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, each
exchange or quotation system where trading has a material effect

(as determined by the Security Calculation Agent) on the
overall market for futures or options contracts relating to such Index constituent or such constituent underlying a successor
index.

Underlying Index
The Alerian MLP Index measures the composite performance of energy master limited partnerships (“MLPs”), and is
calculated by S&P Dow Jones Indices using a float-adjusted, capitalization-weighted methodology. We

refer to the MLPs
included in the Index as the “Index constituents.” The Index constituents earn the majority of their cash flow from
qualifying activities involving energy commodities, which

include pipeline transportation, gathering and processing,
storage, production and mining, marketing, marine transportation, services,

catalytic conversion, mineral interest, refining,
regasification and other related activities.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as
described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any
Business Day no later than 12:00 noon, New York

City time, and a confirmation of redemption by no later than 5:00 p.m.,
New York

City time, on the applicable Redemption Notice Date, provided that you request that we redeem a minimum of
50,000 Securities. For any applicable redemption request, the “Redemption

Notice Date” will be the date that the applicable
Redemption Notice and Redemption Confirmation are delivered.

If such Redemption Notice or Redemption Confirmation is
delivered on a day that is not an Index Business Day,

then the Redemption Notice Date shall be the next Index Business
Day. To

satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities
for redemption with those of other investors to reach this minimum amount of 50,000

Securities. We may from

time to time
in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 Securities. Any such reduction
will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.
The Securities will be redeemed and the holders will receive payment for their Securities on the third Business Day
following the applicable Redemption Measurement Date (the “Redemption

Date”). The first Redemption Date will be
October 15, 2015. If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption
Measurement Date with respect to any of the Index constituents, such Redemption

Measurement Date may be postponed as
described under “— Market Disruption Event.”
The applicable “Redemption Measurement Date” means the Index Business Day following the applicable Redemption
Notice Date, subject to adjustments as described under “— Market Disruption

Event.”
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described
under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant
Redemption Date equal to
(a)

the product of
(i)

the Stated Principal Amount and
(ii)

the Index Performance Ratio as of the Redemption Measurement Date,
plus
(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Redemption
Measurement Date if on the Redemption Measurement Date the Coupon Ex-Date

with respect to such Coupon
Amount has not yet occurred, plus
(c)

the Adjusted Coupon Amount, if any,
minus
(d)

the Adjusted Tracking Fee Shortfall, if any,
minus
(e)

the Redemption Fee Amount.
We refer to this cash payment as the “Redemption

Amount.” We have determined to offer all holders of the Securities the option, upon early redemption and solely for purposes of determining the Redemption Amount, but not for any other
purpose, to elect that the Index Performance

Ratio (which is used to calculate the

Redemption Amount) be calculated
using the Index Closing Level on the

Redemption Measurement Date instead of the Final VWAP

Level. If the redeeming
holder so elects, the Index Performance Ratio

will be calculated, for purposes of determining the Redemption Amount, as:
Index Closing Level on the Redemption Measurement Date
Initial VWAP

Level

The “Index Closing Level” is the closing level of the Index as reported on the NYSE and Bloomberg; provided, however,
that if the closing level of the Index as reported on the NYSE (or any successor)

differs from the closing level of the Index
as reported on Bloomberg (or any successor), then the

Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.
If the amount calculated

above is equal to

or less than zero,

the payment upon early

redemption will

be zero.
We will inform

you of such Redemption Amount on the first Business Day following the applicable

Redemption
Measurement Date.
You

may lose some or all of your investment upon early redemption.

The combined negative effect of the Accrued
Tracking Fee

and the Redemption Fee Amount will reduce your final Redemption

Amount. If the level of the Index
(as measured by the Final VWAP

Level) does not increase as compared to the

Initial VWAP

Level by an amount
sufficient to offset the combined negative effect of the Accrued Tracking

Fee and the Redemption Fee Amount (less
any Coupon Amounts, any Stub Reference Distribution Amount,

as applicable, and/or any Adjusted Coupon
Amount you may be entitled to receive), you may lose some

or all of your investment upon early redemption.
The “Adjusted Coupon Amount,” with respect to any Redemption Measurement

Date, is an amount in cash equal to the
difference between the Adjusted Reference Distribution

Amount, calculated as of such Redemption Measurement Date, and the Adjusted Tracking Fee, calculated as of such

Redemption Measurement Date. To

the extent the Adjusted Reference
Distribution Amount is less than the Adjusted Tracking

Fee, the Redemption Amount will not include an Adjusted Coupon
Amount, and the Adjusted Tracking Fee Shortfall

will be included in the calculation of Redemption Amount.
The “Adjusted Reference Distribution Amount,” as of any Redemption

Measurement Date, is an amount equal to the gross
cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by
such Reference Holder on the “record date” with respect to an Index constituent,

for those cash distributions whose “ex-
dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation

Date (or if the
Redemption Measurement Date occurs prior to the first Coupon Valuation

Date, the period from and excluding August 17,
2015) to and including such Redemption Measurement Date.
The “Adjusted Tracking

Fee” is:
(1)

as of any Redemption Measurement Date occurring prior to the first Coupon

Valuation

Date, an amount equal to
the product of
(i)

the Quarterly Tracking Fee as of such Redemption

Measurement Date and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding

August 17,
2015 to and including such Redemption Measurement Date, and the denominator of which is 90; and
(2)

as of any Redemption Measurement Date occurring on or after the first Coupon

Valuation

Date, an amount equal
to
(a)

the Tracking Fee Shortfall as of the immediately preceding

Coupon Valuation

Date
plus
(b)

the product of
(i)

the Quarterly Tracking Fee as of such Redemption

Measurement Date and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the
immediately preceding Coupon Valuation

Date to and including such Redemption Measurement
Date, and the denominator of which is 90.
The “Adjusted Tracking Fee Shortfall,” as of any

Redemption Measurement Date, is the difference between the Adjusted
Tracking Fee and the Adjusted Reference Distribution

Amount, to the extent that the Adjusted Reference Distribution
Amount, calculated as of such Redemption Measurement Date, is less than the

Adjusted Tracking Fee, calculated as of such
Redemption Measurement Date.
The “Redemption Fee Amount” means an amount equal to 0.125% of the

Current Indicative Value.
Some of the defined

terms used in this

section have different

applications when

used in determining

the Call Settlement
Amount. For the definitions

of the terms relevant

to a call, please

refer to

“— UBS Call Right.”
We discuss redemption

in “ Description of Debt Securities We

May Offer”

under “Redemption and Repayment”.

The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or
discount to their indicative value, though there can be no assurance that arbitrageurs will employ the repurchase feature in
this manner.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption

to UBS via e-mail no later than

12:00 noon, New York City time, on the applicable
Redemption Notice Date. If we

receive your Redemption Notice

by the time specified in the

preceding sentence, we
will respond by sending you a

form of confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “Redemption Confirmation,”

to us via
facsimile in the specified form

by 5:00 p.m., New York City time on the same day. We or our affiliate must acknowledge receipt in order for

your Redemption Confirmation to

be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Measurement Date at

a price equal to the Redemption

Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 10:00 a.m., New York
City time, on the applicable Redemption

Date.
Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the
relevant deadline. If your broker delivers your notice of redemption after 12:00 noon, New York City time, or your
confirmation of redemption after 5:00 p.m., New York City time, on the applicable Redemption Notice Date, your notice
will not be effective, you will not be

able to redeem your Securities until the

following Redemption Date and your broker
will need to complete all the required

steps if you should wish to redeem your

Securities on any subsequent Redemption
Date. In

addition,

UBS may request

a medallion

signature guarantee

or such assurances

of delivery as it may deem
necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the
right to redeem their Securities will be irrevocable.
UBS Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than eighteen calendar days’ prior
notice to the holders of the Securities, such redemption to occur on any Business Day that we may specify on or after
October 17, 2016 through and including the Maturity Date (the “Call Settlement Date”).

Upon early redemption in the event
we exercise this right, you will receive a cash payment equal to
(a)

the product of
(i)

the Stated Principal Amount and
(ii)

the Index Performance Ratio as of the last Index Business Day in the Call Measurement

Period,
plus
(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Call Valuation

Date if
on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date

with respect to such Coupon
Amount has not yet occurred, plus
(c)

the Adjusted Coupon Amount, if any,
minus
(d)

the Accrued Tracking Fee as of the last Index Business Day in the

Call Measurement Period,
plus
(e)

the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement

Period, if any.
We refer to this cash payment as the “Call

Settlement Amount.”
If the amount calculated

above is equal to

or less than zero,

the payment upon early

redemption will

be zero.
If UBS issues a call notice on any calendar day,

the “Call Valuation

Date” will be the last Business Day of the week in
which the call notice is issued, generally Friday,

subject to a minimum five (5) calendar day period commencing on the date of the issuance of the call notice and ending on the related Call Valuation

Date. If UBS issues a call notice on a Friday,

the
related Call Valuation

Date will fall on the following Friday.

The Call Settlement Date will be the third Business Day
following the last Index Business Day in the Call Measurement Period.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.

The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the
Call Measurement Period (the “Call Settlement Date”). If a Market Disruption

Event is continuing or occurs on the
scheduled Call Valuation

Date with respect to any of the Index constituents, such Call Valuation

Date may be postponed as
described under “— Market Disruption Event.”
The “Call Measurement Period” means the five (5) Index Business Days from and including the Call Valuation

Date,
subject to adjustments as described under “— Market Disruption

Event.”
You may lose some

or all of your

investment upon a call. The

negative effect of the

Accrued Tracking Fee will

reduce your
final payment. If the

increase in the Final

VWAP Level, as compared

to the Initial VWAP Level,

is insufficient to offset

the
negative effect of the

Accrued Tracking Fee (less

any Coupon Amounts, any

Stub Reference Distribution Amount

and/or any
Adjusted Coupon Amount), or

if the Final VWAP

Level is less than

the Initial VWAP Level,

you may lose some

or all of

your
investment upon a call.
The Accrued Tracking Fee as of the last Index

Business Day in the Call Measurement Period is an amount equal to
(a)

the product of
(i)

the Quarterly Tracking Fee calculated as of

the last Index Business Day in such Call Measurement Period,
and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Call
Valuation

Date to and including the last Index Business Day in such Call Measurement Period, and the denominator of which is 90, plus
(b)

the Adjusted Tracking Fee Shortfall (as defined below),

if any.
The Accrued Tracking Fee also takes into account

the performance of the Index, as measured by the VWAP

Level.
The “Adjusted Coupon Amount,” with respect to the Call Valuation

Date, is an amount in cash equal to the difference
between the Adjusted Reference Distribution Amount (as defined below),

calculated as of the Call Valuation

Date, and the
Adjusted Tracking Fee (as defined in the preceding

paragraph), calculated as of such Call Valuation

Date. To the extent the
Adjusted Reference Distribution Amount is less than the Adjusted Tracking

Fee, the Call Settlement Amount will not
include an Adjusted Coupon Amount, and the Adjusted Tracking

Fee Shortfall (as defined below) will be included in the
calculation of the Accrued Tracking Fee as of

the last Index Business Day in the Call Measurement Period.
The “Adjusted Reference Distribution Amount,” as of the Call Valuation

Date, is an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such
Reference Holder on the “record date” with respect to an Index constituent,

for those cash distributions whose “ex-dividend
date” occurs during the period from and excluding the immediately preceding

Coupon Valuation

Date to and including the
Call Valuation

Date.
The “Adjusted Tracking Fee” is:
as of the Call Valuation

Date, an amount equal to
(a)

the Tracking Fee Shortfall as of the immediately preceding

Coupon Valuation

Date,
plus
(b)

the product of
(i)

the Quarterly Tracking Fee as of such Call Valuation

Date and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the
immediately preceding Coupon Valuation

Date to and including such Call Valuation

Date, and the
denominator of which is 90.
The “Adjusted Tracking Fee Shortfall,” as of the Call Valuation

Date, is the difference between the Adjusted Tracking

Fee
and the Adjusted Reference Distribution Amount, to the extent that the Adjusted

Reference Distribution Amount, calculated
as of such Call Valuation

Date, is less than the Adjusted Tracking Fee, calculated

as of such Call Valuation

Date.
Some of the defined terms used in this section have different applications when used in determining the Redemption Amount.
For the definition of the terms relevant to early redemption,

please refer to “— Early Redemption at

the Option of the
Holders”.

Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will determine, among
other things, the Current Indicative Value,

Index Performance Ratio, the Coupon Amount, the Adjusted Coupon Amount, if
any, the Reference Distribution

Amount, the Stub Reference Distribution Amount, if any,

the Adjusted Reference
Distribution Amount, the Accrued Tracking

Fee (including the Quarterly Tracking Fee, any Tracking

Fee Shortfall and any
Adjusted Tracking Fee Shortfall), the Adjusted

Tracking Fee, the Redemption Fee Amount, the Cash Settlement

Amount, if
any, that we will pay you at maturity,

the Final Measurement Period, the Coupon Payment Dates, the Coupon Valuation
Dates, the Coupon Ex-Dates, the Coupon Record Dates, the Redemption

Amount, if any, that we will pay you

upon
redemption, if applicable, the Call Settlement Date, the Call Valuation

Date, the Call Measurement Period and the Call
Settlement Amount, if any,

that we will pay you in the event that UBS calls the Securities, and whether any day is a
Business Day, Exchange

Business Day or Index Business Day.

The Security Calculation Agent will also be responsible for
determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there
has been a material change in the Index. All determinations made by the Security

Calculation Agent will be at the sole
discretion of the Security Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and
binding on you and on us. The holder of the Securities shall not be entitled to any compensation from us for any loss
suffered as a result of any determinations or calculations made by the Security Calculation Agent. We

may appoint a
different Security Calculation Agent from time to time without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or call, or upon early redemption, or on a Coupon

Payment Date
on or prior to 12:00 p.m., New York

City time, on the Business Day immediately preceding the Maturity Date, any
Redemption Date, any Call Settlement Date or any Coupon Payment Date, as applicable.
All dollar amounts related to determination of the Coupon Amount,

the Adjusted Coupon Amount, if any,

the Reference
Distribution Amount, the Stub Reference Distribution Amount, if any,

the Adjusted Reference Distribution Amount, the
Accrued Tracking Fee (including the Quarterly

Tracking Fee, any Tracking Fee

Shortfall and any Adjusted Tracking Fee
Shortfall), the Adjusted Tracking Fee, the

Redemption Amount and Redemption Fee Amount, if any,

per security, the Call
Settlement Amount, if any,

per security, and the Cash Settlement

Amount, if any, per security,

will be rounded to the nearest
ten-thousandth, with five one hundred-thousandths rounded upward

(
e.g. , .76545 would be rounded up to .7655); and all
dollar amounts paid on the aggregate principal amount of Securities per holder will be rounded to the nearest cent, with one-
half cent rounded upward.
VWAP

Calculation Agent
The NYSE will on each day that is not a Disrupted Day (as defined below) act as the VWAP

Calculation Agent. The
VWAP

Calculation Agent will determine the VWAP

of any Index constituent, the VWAP

Level and the Final VWAP

Level
on any Index Business Day on which such VWAP,

VWAP

Level and Final VWAP

Level are to be determined during the
term of the Securities. The VWAP

Calculation Agent determined the Initial VWAP

Level of 396.997 as of July 17, 2012.
All determinations made by the VWAP

Calculation Agent will be at the sole discretion of the VWAP

Calculation Agent and
will, in the absence of manifest error, be conclusive

for all purposes and binding on you and on us. We

may appoint a
different VWAP

Calculation Agent from time to time without your consent and without notifying you.
All calculations with respect to the VWAP

of any Index constituent, any VWAP

Level and the Final VWAP

Level will be
rounded to the nearest thousandth, with five ten-thousandths rounded upward ( e.g. , .8765 would be rounded to .877).

Market Disruption Event
To the extent

a Disrupted Day (as defined below) exists with respect to an Index constituent on an

Averaging Date (as
defined below) or on a Redemption Measurement Date, the VWAP and published unit weighting with respect to such Index
constituent (and only with respect to such Index constituent) for such Averaging

Date or Redemption Measurement Date
will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day that
is not a Disrupted Day (the “Deferred Averaging

Date”) with respect to such Index constituent irrespective of whether pursuant to such determination, the Deferred Averaging

Date would fall on a date originally scheduled to be an Averaging
Date. If the postponement described in the preceding sentence results in the VWAP of a particular Index constituent being
calculated on a day originally scheduled to be an Averaging

Date, for purposes of determining the VWAP

Levels on the
Index Business Days during the Final Measurement Period or the Call Measurement

Period, or on the Redemption
Measurement Date, as applicable, the Security Calculation Agent or one of its affiliates, as the case may be, will apply the
VWAP

and the published unit weighting with respect to such Index

constituent for such Deferred Averaging

Date to the
calculation of the VWAP

Level (i) on the date(s) of the original disruption with respect to such Index constituent and (ii)
such Averaging

Date. For example, if the Final Measurement Period or the Call Measurement Period,

as applicable, for
purposes of calculating the Cash Settlement Amount or Call Settlement Amount,

respectively, is based on the arithmetic
mean of the VWAP

Levels on June 6, 2016, June 7, 2016, June 8, 2016, June 9, 2016 and June 10,

2016 and there is a
Market Disruption Event for an Index constituent on June 6, 2016, but no other Market Disruption Event during the Final
Measurement Period or the Call Measurement Period, as applicable, then the

VWAP

for such disrupted Index constituent on
June 7, 2016 will be used more than once to calculate the Cash Settlement Amount or Call Settlement Amount, respectively,
and such Cash Settlement Amount or Call Settlement Amount, as applicable,

will be determined based on the arithmetic
mean of the VWAP

for such disrupted Index constituent on June 7, 2016, June 7, 2016,

June 8, 2016, June 9, 2016 and June
10, 2016.
If the Redemption Measurement Date for purposes of calculating a Redemption

Amount is based on the VWAP

Level on
June 6, 2016 and there is a Market Disruption Event for an Index constituent on June 6, 2016,

then the VWAP

for such
disrupted Index constituent on June 7, 2016 will be used to calculate the Redemption

Amount.
In no event, however,

will any postponement

pursuant to the two

immediately preceding

paragraphs result

in the final
Averaging

Date or the Redemption

Measurement Date,

as applicable, with

respect to any

Index constituent

occurring more
than three (3) Index

Business Days following

the day originally

scheduled to be

such final Averaging

Date or Redemption
Measurement Date.

If the third Index

Business Day following

the date originally

scheduled to be the

final Averaging

Date,
or the Redemption

Measurement Date,

as applicable,

is not an Index

Business Day or is

a Disrupted Day

with respect to
such Index constituent,

the Security Calculation

Agent or one of its

affiliates will

determine the VWAP

and unit weighting
with respect to

any Index constituent

required to be determined

for the purpose of

calculating the applicable

VWAP

Level
based on its good

faith estimate of

the VWAP

and unit weighting

of each such Index

constituent that

would have prevailed
on the Primary Exchange

on such third Index

Business Day but for

such suspension or

limitation.
An “Averaging

Date” means each of the Index Business Days during the Final Measurement Period or the

Call
Measurement Period, as applicable, subject to adjustment as described herein.
A “Disrupted Day” with respect to any Index constituent is any Index Business Day on which the Primary Exchange or any
Related Exchange fails to open for trading during its regular trading session or on which a Market Disruption Event has
occurred and is continuing, and, in both cases, the occurrence of which is determined by the Security Calculation Agent to
have a material effect on the VWAP

Level.
With respect to an Index constituent,

a “Market Disruption Event” means:
(a)

the occurrence or existence of a condition specified below:
(i)

any suspension, absence or limitation of trading on the Primary Exchange for trading in the Index
constituent, whether by reason of movements in price exceeding limits permitted by the Primary
Exchange or otherwise;
(ii)

any suspension, absence or limitation of trading on the Related Exchange for trading in futures or options
contracts related to the Index constituent, whether by reason of movements in price exceeding limits
permitted by such Related Exchange or otherwise, or
(iii)

any event (other than an event described in (b) below) that disrupts or impairs

(as determined by the
Security Calculation Agent) the ability of market participants in general

(A) to effect transactions in, or
obtain market values for, the relevant Index

constituent or (B) to effect transactions in, or obtain market values for, futures or options contracts relating

to the relevant Index constituent; or

(b)

the closure on any Index Business Day of the Primary Exchange or any

Related Exchange prior to its Scheduled
Closing Time unless such earlier closing time

is announced by the Primary Exchange or such Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the Primary
Exchange or such Related Exchange on such Index Business Day and (ii)

the submission deadline for orders to be
entered into the Primary Exchange or such Related Exchange system for execution at the close of trading on such
Index Business Day;
in each case determined by the Security Calculation Agent in its sole discretion; and
(c)

a determination by the Security Calculation Agent in its sole discretion that the event described above materially
interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any
hedge with respect to the Securities.
For purposes of the

above definition:
(a)

a limitation on the hours or number of days of trading will not constitute a Market Disruption

Event if it results
from an announced change in the regular business hours of the Primary

Exchange or Related Exchange, and
(b)

for purposes of clause (a) above, limitations pursuant to the rules of any Primary

Exchange or Related Exchange
similar to NYSE Rule 80B or Nasdaq Rule 4120 (or any applicable rule or regulation enacted or promulgated by
any other self-regulatory organization or any government

agency of scope similar to NYSE Rule 80B or Nasdaq
Rule 4120 as determined by the Security Calculation Agent) on trading during significant market fluctuations will
constitute a suspension, absence or material limitation of trading.
“Scheduled Closing Time” means, with respect

to the Primary Exchange or the Related Exchange, on any Index Business
Day, the scheduled weekday

closing time of the Primary Exchange or such Related Exchange on such Index Business Day, without regard to after hours or any other trading outside of the regular trading session hours.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described in “Description of

Debt Securities We May
Offer” under “Optional Tax

Redemption”. If we exercise this right, the redemption price of the Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative economic
position.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of
the principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.” In addition to
the default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to the final
Coupon Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration was the
last Index Business Day in the Final Measurement Period and the four (4) Index Business

Days immediately preceding the
date of acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the
fourth Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the
accelerated final Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being
the relevant final Coupon Valuation

Date.
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term
Notes, Series B, as constituting the outstanding principal amount of the

Securities. Although the terms of the Securities may
differ from those of the other Medium-Term

Notes, Series B, holders of specified percentages in Stated Principal Amount of all Medium-Term

Notes, Series B, together in some cases with other series of our debt securities, will be able to take action
affecting all the Medium-Term

Notes, Series B, including the Securities. This action may involve changing some of the
terms that apply to the Medium-Term

Notes, Series B, accelerating the maturity of the Medium-Term

Notes, Series B after a
default or waiving some of our obligations under the indenture. We discuss these matters in “Description of Debt Securities
We May Offer

”

above under “Default, Remedies

and Waiver

of Default” and “Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount in U.S. dollars for the principal of the Securities, as
determined by the Security Calculation Agent in its sole discretion,

equal to the cost of having a qualified financial
institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing
substantially equivalent economic value to you with respect to the Securities.

That cost will equal:

➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing
any documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount
referred to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and
as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not
obtaining the quotation may object, on reasonable and significant grounds,

to the assumption or undertaking by the qualified
financial institution providing the quotation and notify the other party in writing of those grounds within two (2) Business
Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the
default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
(3rd) Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described
above.
If either of these two events occurs, the default quotation period will continue until the third (3rd) Business Day after the
first Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as
described above within five (5) Business Days after that first Business Day,

however, the default quotation

period will
continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two (2) Business Day objection period have not ended
before the Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and is rated either:
➢
A-1 or higher by S&P or any successor, or

any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that
rating agency.
Discontinuance of or Adjustments to the Index; Alteration of Method of

Calculation
If S&P discontinues publication of or otherwise fails to publish the Index,

or S&P does not make the Index constituents,
their unit weighting and/or the Index Divisor available to the VWAP

Calculation Agent, and the Index Sponsor,

S&P or
another entity publishes a successor or substitute index that the Security

Calculation Agent determines to be comparable to
the discontinued Index and for which the Index constituents, their unit weighting,

and/or the Index Divisor are available to
the VWAP

Calculation Agent (such index being referred to herein as a “successor index”),

then the VWAP

Level for such
successor index will be determined by the VWAP

Calculation Agent by reference to the sum of the products of the VWAPs of the components underlying such successor index on the Primary Exchanges and each such component’s respective
weighting within the successor index (which sum will be adjusted by any index divisor used by such successor index) on the
dates and at the times as of which the VWAP

Levels for such successor index are to be determined.
Upon any selection by the Security

Calculation Agent of a successor

Index, the Security Calculation

Agent will cause written
notice thereof to be furnished

to the trustee, to us and to

the holders of the Securities.

If S&P discontinues publication of the Index or does not make the Index constituents, their unit weightings and/or Index
Divisor available to the VWAP

Calculation Agent prior to, and such discontinuation or unavailability is continuing on the
Calculation Date or any Index Business Day during the Final Measurement

Period or the Call Measurement Period, or on
the Redemption Measurement Date, as applicable, or any other relevant date on which the VWAP

Level is to be determined
and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation
Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such
discontinuation is continuing on the Calculation Date or any Index Business Day during the Final Measurement Period or
the Call Measurement Period, or on the Redemption Measurement Date, as applicable,

or any other relevant date on which
the VWAP

Level is to be determined, then the Security Calculation Agent will determine the relevant VWAP

Levels using
the VWAP

and published unit weighting of each Index constituent included in the Index or successor index, as applicable,
immediately prior to such discontinuation or unavailability,

as adjusted for certain corporate actions as described under
“Alerian MLP Index — Index Rebalancings.” In such event, the Security

Calculation Agent will cause notice thereof to be
furnished to the trustee, to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index or a successor index, or the value thereof,

is changed in a material respect,
or if the Index or a successor index is in any other way modified so that the VWAP

Level of the Index or such successor
index does not, in the opinion of the Security Calculation Agent, fairly represent the VWAP

Level of the Index or such
successor index had such changes or modifications not been made, then the

Security Calculation Agent will make such
calculations and adjustments as, in the good faith judgment of the Security

Calculation Agent, may be necessary in order to
arrive at a VWAP

level of an index comparable to the Index or such successor index, as the case may be, as if such changes
or modifications had not been made, and the Security Calculation Agent will calculate the VWAP

Levels for the Index or
such successor index with reference to the Index or such successor index, as adjusted.

The Security Calculation Agent will
accordingly calculate the Final VWAP

Level, the Current Indicative Value,

the Index Performance Ratio, the Coupon
Amount, the Adjusted Coupon Amount, if any,

the Reference Distribution Amount, the Stub Reference Distribution
Amount, if any, the Adjusted

Reference Distribution Amount, the Accrued Tracking

Fee (including the Quarterly Tracking
Fee, any Tracking Fee Shortfall and any Adjusted Tracking

Fee Shortfall), the Adjusted Tracking

Fee, the Redemption Fee
Amount, if any, the Cash Settlement

Amount, if any, that we will pay you

at maturity, the Redemption

Amount, if any,
upon early redemption, if applicable, and the Call Settlement Amount,

if any, that we will pay you in the event

UBS calls
the Securities, based on the relevant VWAP

Levels calculated by the VWAP

Calculation Agent, as adjusted. Accordingly,

if
the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is
a fraction of what it would have been if there had been no such modification

(
e.g. , due to a split in the Index), which, in
turn, causes the VWAP

Level of the Index or such successor index to be a fraction of what it would have been if there had
been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to
arrive at a VWAP

Level for the Index or such successor index as if it had not been modified (
e.g. , as if such split had not
occurred).
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or call, or upon early redemption will be made to accounts
designated by you and approved by us, or at the corporate trust office of the trustee in New York

City, but only when the
Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described
in “Description of Debt Securities We

May Offer” under “Payment Mechanics for

Debt Securities”.
Modified Business Day
As described

in “Description of Debt Securities We

May Offer” under “Payment

Mechanics

for Debt

Securities”,

any
payment on the Securities that would otherwise be

due on a day that is not a Business Day may

instead be paid on the
next day that is a Business Day,

with the same effect as if paid on

the original due date, except as described under “—
Cash Settlement Amount at Maturity,” “— UBS Call

Right” and “— Early Redemption at the

Option of the Holders”
above.

Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate principal amount specified on the cover of the prospectus supplement.

We may issue additional

Securities in
amounts that exceed such amount at any time, without your consent and without notifying you. The Securities do not limit
our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions
by the terms of the Securities. For more information, please refer to

“Description of Debt Securities We

May Offer” under
“Amounts That We

May Issue”.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate stated principal amount of the outstanding

Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

5. ETRACS Monthly Pay 2xLeveraged US Small Cap High Dividend ETN Series

B, due November 10, 2048
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that
we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street
name or in the Securities issued in book-entry form through The Depository

Trust Company (“
DTC ”) or another depositary.
Owners of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance”
under “Description of

Debt Securities

We May Offer” above.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time
to time, under the indenture more particularly described under “Description of Debt Securities We May Offer”

above. This
section summarizes general financial and other terms that apply to the Securities.

Terms that apply generally

to all Medium-
Term Notes, Series B are described

in “Description of Debt Securities We May

Offer” above. The terms described here
supplement those described in “Description of Debt Securities We

May Offer” above and, if the terms described here

are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015
between us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity,

call or acceleration, or upon early
redemption. Instead, at maturity,

you will receive a cash payment per Security the amount of which will vary depending on the performance and path of the Index and will be reduced by the Accrued Fees as of the last Index Business Day in the
Final Measurement Period as described under “— Cash Settlement Amount at Maturity.” If the amount as calculated

is
equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than
zero, the Redemption Amount will be zero and you will not receive a cash payment.
Coupon Payment
For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an
amount in cash equal to the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation

Date (the
“ Coupon Amount ”).
If the Reference Distribution Amount on such Coupon Valuation

Date is zero, you will not receive any Coupon Amount on
the related Coupon Payment Date. The final Coupon Amount will be included in the
Cash Settlement Amount if on the last Index Business Day in the Final Measurement

Period the Coupon Ex-Date with
respect to the final Coupon Amount has not yet occurred.
The “ Coupon Payment Date
” means the fifteenth (15th) Index Business Day following each Coupon Valuation

Date. The
final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein. The first Coupon Payment
Date will be December 21, 2018, subject to adjustment as provided herein.
The “ Coupon Record Date
” means the ninth Index Business Day following each Coupon Valuation

Date.
The “ Coupon Ex-Date
,” with respect to a Coupon Amount, means the first Exchange Business Day on which the Securities
trade without the right to receive such Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date will
generally be the Exchange Business Day prior to the applicable Coupon Record

Date.
The “
Coupon Valuation

Date
” means the 30th day of each month, and the 28th

day of February of each calendar year
during the term of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following
such date, provided that the final Coupon Valuation

Date will be the Calculation Date, subject to adjustment described herein. The first Coupon Valuation

Date will be November 30, 2018.
The “ Reference Distribution Amount
” means (i) as of the first Coupon Valuation

Date, an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held
by such Reference Holder on the record date with respect to any Index

Constituent Security, for those cash

distributions
whose ex-dividend date occurs during the period from, but excluding, the

Initial Trade Date to, and including, the first
Coupon Valuation

Date; (ii) as of any other Coupon Valuation

Date (other than the Calculation Date), an amount equal to
the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent
Securities held by such Reference Holder on the record date with respect to any Index Constituent Security for those cash
distributions whose ex-dividend date occurs during the period from,

but excluding, the immediately preceding Coupon
Valuation

Date to, and including, such Coupon Valuation

Date; and (iii) as of the Calculation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent
Securities held by such Reference Holder on the record date with respect to any Index Constituent Security for those cash
distributions whose ex-dividend date occurs during the period from,

but excluding, the immediately preceding Coupon
Valuation

Date to, but excluding, the Calculation Date.

Notwithstanding the foregoing, with respect to cash distributions for an Index Constituent Security which is scheduled to be
paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such

Index Constituent Security fails to pay the
distribution to holders of such Index Constituent Security by the scheduled payment date for such distribution, such
distribution will be assumed to be zero for the purposes of calculating the applicable Reference

Distribution Amount.
The “ Reference Holder
” is, as of any date of determination, a hypothetical holder of a number of units of each

Index
Constituent Security equal to two times
(a) the product of (i) the published unit weighting of that Index Constituent

Security
as of that date and (ii) the Current Principal Amount, divided by (b) the Monthly Initial Closing Level or Loss Rebalancing
Closing Level, whichever is more recent.
“ record date
” means, (i) with respect to a distribution on an Index Constituent Security,

the date on which a holder of the
Index Constituent Security must be registered as a stockholder/unitholder of such Index Constituent Security in order to be
entitled to receive such distribution and (ii) with respect to any split or reverse split, the tenth Business Day after the
announcement date.
“ ex-dividend date
” means, with respect to a distribution on an Index Constituent Security,

the first Business Day on which
transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.
Cash Settlement Amount at Maturity
The “ Maturity Date
” is November 10, 2048, which will be the second Business Day following the last Index Business

Day
in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated, you will receive at maturity a cash payment equal to:
(a)

the product of
(i)

the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Final
Measurement Period, plus
(b)

the final Coupon Amount, if on the last Index Business Day in the Final Measurement

Period the Coupon Ex-Date
with respect to the final Coupon Amount has not yet occurred, minus
(c)

the Accrued Fees as of the last Index Business Day in the Final Measurement Period, plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Final

Measurement Period, if any.
We refer to this

cash payment as the “
Cash Settlement Amount .”
If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease
of presentation.
Current Principal
Amount
×
Index Factor
+
Final Coupon
Amount
—
Accrued
Fees
+
Stub Reference
Distribution
Amount
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is
insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts and/or any Stub Reference
Distribution Amount, as applicable, you may be entitled to receive),

or if the compounded leveraged monthly return
of the Index is negative, you may lose all or a substantial portion of your investment at maturity.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right and, upon the
occurrence of an acceleration event, the Securities may be accelerated and redeemed by UBS, at its option.
See
“Specific Terms of

the Securities — UBS’s Call Right” and “Specific

Terms of the Securities

— Optional Acceleration
Upon Minimum Indicative Value”.
The Stated Principal Amount of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount.
The Current Principal Amount for the period from the Initial Settlement Date to

November 30, 2018 (such period, the
“ initial calendar month
”) will equal $25.00 per Security (unless a Loss Rebalancing Event occurs during the initial
calendar month). For each subsequent calendar month, the Current Principal

Amount for each Security will be reset as
follows on the Monthly Reset Date:
New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly
Valuation

Date – Accrued Fees on the applicable Monthly Valuation

Date

In the event of a Loss Rebalancing Event, the Current Principal Amount

will be reset on the applicable Loss Rebalancing
Reset Date as described below under “— Loss Rebalancing Events”.
If a day that would otherwise be a Monthly Reset Date falls within a Measurement

Period, then the Current Principal
Amount will not be reset on such date and no further Monthly Reset Dates will occur during the term of the Securities.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
For each calendar month, the “ Monthly Reset Date ” is the first Exchange Business Day of that month beginning on
December 1, 2018 and ending on November 1, 2048, subject to adjustment as described under “— Market Disruption
Event.” If a day that would otherwise be a Monthly Reset Date falls within a Measurement Period,

as applicable, then the
Current Principal Amount will not be reset on such date and no further Monthly

Reset Dates will occur during the term of
the Securities.
For each Monthly Reset Date, the “
Monthly Valuation

Date
” is the last Exchange Business Day of the previous calendar month beginning on November 30, 2018 and ending on October 31, 2048,

subject to adjustment as described under “—
Market Disruption Event.” If a day that would otherwise be a Monthly Reset Date falls within a Measurement Period, then
the Current Principal Amount will not be reset on such date and no further

Monthly Reset Dates or Monthly Valuation
Dates will occur during the term of the Securities.
The “ Index Factor ” is: 1 + (2 × Index Performance Ratio).
The “ Index Performance Ratio
” may be calculated on multiple dates of determination during any applicable calendar
month. The formula used to calculate the Index Performance Ratio on any date of determination depends on the number of
Loss Rebalancing Events that have occurred in the applicable calendar month.
If no Loss Rebalancing Events have occurred in the applicable calendar month, then on any Index Business Day during a
Measurement Period, or on the Monthly Valuation

Date, any Redemption Valuation

Date, the first Loss Rebalancing
Valuation

Date of the applicable calendar month or any other date of determination, as applicable,

the Index Performance
Ratio will be equal to:
Index Valuation

Level – Monthly Initial Closing Level

Monthly Initial Closing Level
where the “Monthly Initial Closing Level” for the initial calendar month is 122.3841, the Index Closing Level on November
8, 2018. For each subsequent calendar month, the Monthly Initial Closing Level will equal the Index Closing Level on the
Monthly Valuation

Date for the previous calendar month. For example, the Monthly Initial Closing Level for

December
2018 will equal the Index Closing Level on November 30, 2018, subject to adjustment.

If a day that would otherwise be a
Monthly Reset Date falls within a Measurement Period, then the

Current Principal Amount will not be reset on such date
and the Monthly Initial Closing Level for the then-current calendar month will remain the same as it was for the
immediately preceding calendar month.
If one or more Loss Rebalancing Events have occurred during the applicable calendar month, then on any Index Business
Day during a Measurement Period, or on the Monthly Valuation

Date, any Redemption Valuation

Date, on each Loss
Rebalancing Valuation

Date after the first Loss Rebalancing Valuation

Date in the applicable calendar month or on any
other date of determination, as applicable, the Index Performance Ratio will be equal to:
Index Valuation

Level – the most recent Loss Rebalancing Closing Level

the most recent Loss Rebalancing Closing Level
The “ Index Closing Level
” will equal the closing level of the Index on any date of determination,

as reported on the NYSE
and Bloomberg L.P.
The “
Index Valuation

Level
”, as determined by the Security Calculation Agent will equal the arithmetic mean of the Index
Closing Levels measured on each Index Business Day during the applicable Measurement

Period, or the Index Closing
Level on any Monthly Valuation

Date, Loss Rebalancing Valuation

Date or Redemption Valuation

Date, provided that if
the Redemption Valuation

Date falls in any Measurement Period, for the purposes of calculating the Index

Performance
Ratio as of the Redemption Valuation

Date, the Index Valuation

Level on any date of determination during such
Measurement Period shall equal (a) 1/5 times (b) (i) the sum of the Index Closing Levels on each Index Business Day from, and including, the first Index Business Day of the applicable Measurement Period,

to, and including, the date of
determination, plus
(ii) the number of Index Business Days from, but excluding, the date of determination to, and including,
the last Index Business Day in such Measurement Period, times the Index Closing Level on such date of determination.
“ Measurement Period
” means the Final Measurement Period, Call Measurement Period or Acceleration

Valuation

Period,
as applicable.
The “ intraday indicative value” , or “ Indicative Value
” is an amount per Security,

as determined by the Security
Calculation Agent as of any date of determination equal to (Current Principal

Amount on the previous calendar day × Index
Factor, calculated using the intraday indicative

value of the Index) — Accrued Fees + Coupon Amount with respect to the
Coupon Valuation

Date immediately preceding the date of determination if on the date of determination the Coupon Ex-
Date with respect to such Coupon Amount has not yet occurred + Reference

Distribution Amount, calculated as if such time
and date of determination is a Coupon Valuation

Date.

The “ Current Indicative Principal Amount
”, is an amount per Security,

as determined by the Security Calculation Agent
as of any date of determination, equal to the product of (i) the Current Principal

Amount and (ii) the Index Factor as of such
date, using the Index Closing Level as of such date as the Index Valuation

Level.
The “ Accrued Fees
” as of any date of determination means the sum of (1) the Accrued Tracking

Fee as of such date and (2)
the Accrued Financing Charges as of such date.
The Securities are subject to an “ Accrued Tracking Fee
” per Security, calculated

as follows:
(a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to 0.
(b)

On the initial Monthly Valuation

Date (or if applicable, on a Loss Rebalancing Date that occurs prior to the initial
Monthly Valuation

Date), the Accrued Tracking Fee is an amount

equal to the product of: (a) the Annual Tracking
Fee as of the initial Monthly Valuation

Date and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the Initial Trade

Date to, and including, the initial Monthly Valuation

Date (or
Loss Rebalancing Date, as applicable), and the denominator of which is 365.
(c)

On any subsequent Monthly Valuation

Date other than the Initial Monthly Valuation

Date or on any Loss
Rebalancing Date, the Accrued Tracking

Fee is an amount equal to the product of (a) the Annual Tracking

Fee as
of such Monthly Valuation

Date or Loss Rebalancing Date, as the case may be, and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Monthly Valuation
Date (or Loss Rebalancing Date, whichever is more recent), to, and including,

such Monthly Valuation

Date or
Loss Rebalancing Date, as the case may be, and the denominator of which is 365.
(d)

On the last Exchange Business Day of an applicable Measurement Period, or as of the Redemption Valuation

Date,
as applicable, the Accrued Tracking Fee is an

amount equal to the product of (a) the Annual Tracking

Fee
calculated as of the last Exchange Business Day of the applicable Measurement

Period, or as of the Redemption
Valuation

Date, as applicable, and (b) a fraction, the numerator of which is the total number of calendar days from,
but excluding, the immediately preceding Monthly Valuation

Date (or Loss Rebalancing Date, whichever is more
recent), to, and including, (i) such last Exchange Business Day of such Measurement

Period, or (ii) such
Redemption Valuation

Date (or, if the Optional Acceleration Date or Redemption

Valuation

Date occurs prior to
the initial Monthly Valuation

Date, the period from, and excluding, the Initial Trade

Date), as applicable, and the
denominator of which is 365.
The “ Annual Tracking Fee
” is, as of any date of determination, an amount per Security equal to the product of (i) the
Annual Tracking Rate and (ii) the Current Indicative

Principal Amount as of the immediately preceding Index Business
Day.
The “ Annual Tracking Rate ” is 0.85%.
The Securities are subject to “ Accrued Financing Charges ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Charge for each Security is equal to $0.
(b)

On the initial Monthly Valuation

Date (or if applicable, on a Loss Rebalancing Date that occurs prior to the initial
Monthly Valuation

Date), the Accrued Financing Charge for each Security

will equal (a) the aggregate sum of (i)
the Financing Level as of each date starting from, but excluding, the Initial Trade

Date, to and including the initial
Monthly Valuation

Date (or Loss Rebalancing Date, whichever is more recent)
times (ii) the Financing Rate as of
such date, divided by (b) 360.
(c)

On any subsequent Monthly Valuation

Date, the Accrued Financing Charge for each Security will equal

(a) the
aggregate sum of (i) the Financing Level as of each date starting from, but excluding,

the immediately preceding
Monthly Valuation

Date (or Loss Rebalancing Valuation

Date, whichever is more recent), to and including, the
then current Monthly Valuation

Date
times (ii) the Financing Rate as of such date, divided by (b) 360.
(d)

On the last Index Business Day of an applicable Measurement Period, or as of the Redemption Valuation

Date, as
applicable, the Accrued Financing Charge for each Security

will equal (a) the aggregate sum of (i) the Financing
Level as of each date starting from, but excluding, the immediately preceding

Monthly Valuation

Date (or Loss
Rebalancing Valuation

Date, or, if the Redemption Valuation

Date falls in the Initial Calendar Month, the Initial
Trade Date, whichever is more recent), to, and including

such last Index Business Day in such Measurement
Period, or such Redemption Valuation

Date, as applicable,
times (ii) the Financing Rate as of such date, divided by
(b) 360.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “ Financing Level
” is, as of any date of determination, an amount that equals the Current Principal

Amount.

The “ Financing Rate ” will equal the sum of (a) the “ Financing Spread ” of 0.80% and (b) the three-month CME Term
SOFR rate plus a 0.2616% adjustment, on the day that is two U.S. Government

Securities Business Days prior to the
immediately preceding Monthly Valuation

Date.
The Accrued Financing Charges seek to compensate UBS for providing investors with the potential to receive a leveraged
participation in movements in the Index Closing Level and are intended to approximate the monthly financing costs that
investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the
Securities.
The “ Final Measurement Period
” means the five Index Business Days from, and including, the Calculation

Date, subject
to adjustment as described under “— Market Disruption Event.”
The “ Stub Reference Distribution Amount ” means, as of the last Index Business Day in a Measurement Period, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the
Index Constituent Securities held by such Reference Holder on the “record date”

with respect to any Index Constituent
Security, for those cash

distributions whose “ex-dividend date” occurs during the period from, but excluding,

the
immediately preceding Coupon Valuation

Date (or if such Redemption Valuation

Date or the Optional Acceleration Date
occurs prior to the first Coupon Valuation

Date, the period from but excluding the Initial Trade

Date) to, and including, such
last Index Business Day of such Measurement Period, or such Redemption

Valuation

Date, as applicable; provided, that for
the purpose of calculating the Stub Reference Distribution Amount,

the Reference Holder will be deemed to hold four-
fifths, three-fifths, two-fifths and one-fifth of the shares of each Index

Constituent Security it would otherwise hold on the
second, third, fourth and fifth Index Business Day,

respectively, in such Measurement

Period.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is currently
Solactive.
The “ Calculation Date
” means November 2, 2048, unless such day is not an Index Business Day,

in which case the
Calculation Date will be the next Index Business Day,

subject to adjustments.
“ Index Business Day
” means any day on which the Primary Exchange and each Related Exchange are scheduled to be
open for trading.
“ Exchange Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is
scheduled to be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ Related Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, each exchange or quotation system where trading has a material effect

(as determined by the Security Calculation
Agent) on the overall market for futures or options contracts relating to such Index Constituent Security or such constituent
underlying a successor index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the
Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be
closed for the entire day for purposes of trading in U.S. government securities.
Underlying Index
The return on the Securities is linked to the performance of the price return version of the Solactive US Small Cap High
Dividend Index (“SOLSMHD”). The Index is designed to measure the performance of 100 relatively small capitalization,
dividend yielding Index Constituent Securities selected from a universe of qualifying U.S. listed equity securities.
The Index
Sponsor and Index Calculation Agent is Solactive AG (“ Solactive ” or the “ Index Sponsor ”).
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as
described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index
Business Day no later than 4:00 p.m., New York

City time, and a confirmation of redemption by no later than 5:00 p.m.,
New York

City time, on any applicable Index Business Day,

provided that you request that we redeem a minimum of
50,000 Securities. We

reserve the right from time to time to waive this minimum redemption amount in our sole discretion
on a case-by-case basis. You

should not assume you will be entitled to the benefit of any such waiver.

For any applicable
redemption request, the “
Redemption Valuation

Date
” will be the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are delivered,

except that we reserve the right from time to time
to accelerate, in our sole discretion on a case-by-case basis, the Redemption

Valuation

Date to the date on which the notice
of redemption is received by UBS rather than the following Index Business Day.

You

should not assume you will be
entitled to the benefit of any such acceleration. To

satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of
50,000 Securities.

The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be
November 15, 2018, and the final Redemption Date will be November

3, 2048. In addition, if a call notice has been issued
or if acceleration has been triggered, the last Redemption Valuation

Date will be the fifth Index Business day prior to the
Call Settlement Date or Acceleration Settlement Date, as applicable. If a Market Disruption Event is continuing or occurs on
the applicable scheduled Redemption Valuation

Date with respect to any of the Index Constituent Securities, such
Redemption Valuation

Date may be postponed as described under “— Market Disruption Event.”
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described
under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant
Redemption Date equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee
Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and
you should not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Business Day following the applicable

Redemption Valuation
Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or
that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation.
Closing Indicative
Value
— Redemption Fee
Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
monthly return of the Index is insufficient to offset the

negative effect of the Accrued Fees and the Redemption Fee
Amount, if applicable (less any Coupon Amounts and/or any Stub Reference

Distribution Amount you may be
entitled to receive as of the Redemption Valuation

Date), or if the compounded leveraged monthly return of

the
Index is negative, you may lose all or a substantial portion of your investment upon early redemption.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right and, upon the
occurrence of an acceleration event, the Securities may be accelerated and redeemed by UBS, at its option.
See
“Specific Terms of

the Securities — UBS’s Call Right” and “Specific

Terms of the Securities

— Optional Acceleration
Upon Minimum Indicative Value”.
We discuss these matters in the

accompanying prospectus under “Description of Debt Securities We

May Offer —
Redemption and Repayment.”
The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or
discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in
this manner.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

4:00
p.m. (New York City time) on the Index Business Day on which you elect to exercise your redemption

right. If we
receive your Redemption Notice by

the time specified in the

preceding sentence, we will respond

by sending you a
form of confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via
email in the specified form

by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for

your Redemption Confirmation to

be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Valuation Date at a price equal to the Redemption

Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon (New
York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the
relevant deadline. If your broker delivers your Redemption Notice after

4:00 p.m. (New York

City time), or your
Redemption Confirmation after 5:00 p.m. (New York

City time), on the Business Day prior to the applicable Redemption
Valuation

Date, your Redemption Notice will not be effective, you

will not be able to redeem your Securities until the
following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your
Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such
assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial
owners of Securities relating to the right to redeem their Securities will be irrevocable.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our
sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which the Redemption Notice is received
by UBS rather than the following Index Business Day.

You

should not assume you will be entitled to the benefit of any such waiver or election to accelerate the Redemption Valuation

Date.
UBS’s Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than eighteen

(18) calendar days’ prior
notice to the holders of the Securities (which may be provided via press release),

such redemption to occur on any Business
Day that we may specify on or after November 15, 2019 through and including the Maturity Date. Upon early redemption in
the event we exercise this right, you will receive a cash payment equal to
(a)

the product of
(i)

the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Call
Measurement Period, plus
(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Call Valuation

Date if
on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date

with respect to such Coupon
Amount has not yet occurred, minus
(c)

the Accrued Fees as of the last Index Business Day in the Call Measurement Period, plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement

Period, if any.
We refer to this

cash payment as the “
Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.
The holders will receive payment for their Securities on the second Business Day following the last Index Business Day in
the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event.”
The “ Call Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding as at the close of business on the Exchange Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press
release) of its exercise of the UBS Call Right is less than $75,000,000, the

Call Valuation

Date, subject to
adjustments as described under “— Market Disruption Event”;
(b)

if the Market Value

of Securities outstanding as at the close of business on the Exchange Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press
release) of its exercise of the UBS Call Right is equal to or greater than $75,000,000,

the five (5) Index Business
Days from and including the Call Valuation

Date, subject to adjustments as described under “— Market Disruption
Event.”
The “ Market Value
” of the Securities outstanding as of the close of business on the Exchange Business Day immediately
preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of
the UBS Call Right will equal:
Intraday indicative value as of such Exchange Business Day × number of

Securities outstanding as reported by SMHBIV
<Index> on Bloomberg.
The “
Call Valuation

Date
” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.

In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call
Measurement Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease
of presentation.
Current
Principal
Amount
×
Index Factor
+
Coupon
Amount
—
Accrued
Fees
+
Stub
Reference
Distribution
Amount
You

may lose all or a substantial portion of your investment upon a call. The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is
insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts and/or any Stub Reference
Distribution Amount, as applicable, you may be entitled to receive),

or if the compounded leveraged monthly return
of the Index is negative, you may lose all or a substantial portion of your investment upon a call.
In addition, upon the occurrence of an acceleration event, the Securities may be accelerated and redeemed by UBS,
at its option.
See “Specific Terms of the

Securities — Optional Acceleration Upon Minimum Indicative Value”.
Optional Acceleration Upon Minimum Indicative Value
If, at any time, the intraday indicative value of the Securities on any Index Business Day equals

$2.00 or less (the
“
Indicative Value

Optional Acceleration Trigger
”) (each such day, an “ Optional Acceleration Date ”), all issued and outstanding Securities may be accelerated and redeemed by UBS, at its option

(even if the intraday indicative value would
later exceed $2.00 on such Optional Acceleration Date or any subsequent Index

Business Day) for a cash payment equal to
the Acceleration Amount (the “ Acceleration Option ”).
In the event that the Indicative Value

Optional Acceleration Trigger threshold has

been breached, UBS will issue a press
release before 9:00 a.m. on the Index Business Day following the Optional Acceleration

Date announcing whether or not it
has elected to exercise its Acceleration Option. UBS is under no obligation to exercise its Acceleration Option and the
Securities may remain outstanding following an Indicative Value

Optional Acceleration Trigger Event occurring,

if UBS
does not elect to exercise such Acceleration Option.
The “ Acceleration Amount ” will equal
(a)

the product of
(i)

the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the
Acceleration Valuation

Period,
plus
(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Optional Acceleration
Date if on the last Index Business Day in the Acceleration Valuation

Period the Coupon Ex-Date with respect to
such Coupon Amount has not yet occurred, minus
(c)

the Accrued Fees as of the last Index Business Day in the Acceleration Valuation

Period,
plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Acceleration

Valuation

Period, if
any.
If the Acceleration Amount is equal to or less than zero, the payment upon acceleration will be zero.
If the Indicative Value

Optional Acceleration Trigger threshold has been breached

and UBS elects to exercise its
Acceleration Option, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your
investment in the Securities. The “ Acceleration Settlement Date ” will be the second Business Day following the last Index
Business Day of the Acceleration Valuation

Period. The “
Acceleration Valuation

Period
” will be the five Index Business
Days from, but excluding, the Optional Acceleration Date, subject to adjustment as described under “— Market Disruption
Event.” Subject to the prior verification by the Security Calculation Agent that the intraday indicative value of the Securities
of $2.00 or less was accurately calculated by the NYSE, UBS must provide notice (which may be provided via press
release) to the holders of the Securities that the minimum indicative value threshold has been breached not less than five
calendar days prior to the Acceleration Settlement Date.
For a detailed description of how the minimum indicative value of the Securities is calculated see “Valuation

of the Index
and the Securities”.
If the Securities undergo a split or reverse split, the Indicative Value

Optional Acceleration Trigger will be adjusted
accordingly.

The following graphic illustrates the formula to determine the Acceleration

Amount, which has been simplified for ease of
presentation.
Current Principal
Amount
×
Index Factor
+
Coupon
Amount
—
Accrued
Fees
+
Stub Reference
Distribution
Amount
You

may lose all or a substantial portion of your investment upon acceleration.

The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is
insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts and/or any Stub Reference
Distribution Amount, as applicable, you may be entitled to receive),

or if the compounded leveraged monthly return
of the Index is negative, you may lose all or a substantial portion of your investment upon acceleration.
In addition, the Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right.
See
“Specific Terms of

the Securities — UBS’s Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on any Index Business Day (other than an
Excluded Day, as defined

herein) decreases 20% in value from the previous Monthly Initial Closing Level or Loss
Rebalancing Closing Level, whichever is more recent. If a Loss Rebalancing

Event occurs, the Current Principal Amount of
the Securities will be reset as described below,

which will have the effect of deleveraging your Securities with the aim of
resetting the then-current leverage to approximately 2.0. A Loss Rebalancing

Event may occur irrespective of whether a
Market Disruption Event also occurs on such Index Business Day.
Upon the occurrence of a Loss Rebalancing Event, the Current Principal

Amount will be reset on the applicable Loss
Rebalancing Reset Date as follows:
New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Loss Rebalancing
Valuation

Date — Accrued Fees on the applicable Loss Rebalancing Valuation

Date
In the event of a Loss Rebalancing Event, the Financing Rate will not be adjusted.
On the next Monthly Valuation

Date following one or more Loss Rebalancing Events, the Monthly

Initial Closing Level
will be replaced with the most recent Loss Rebalancing Closing Level in the calculation of the Index Performance Ratio.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar month. This means both that (i) the Current Principal Amount may be reset more frequently than monthly
and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s).
Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing
Event your Securities will have less exposure to a potential positive gain in value relative to the exposure before the
occurrence of such Loss Rebalancing Event.
On any Loss Rebalancing Valuation

Date, the Accrued Financing Charges for each Security will equal the product of (i) the
Financing Level on the immediately preceding Monthly Valuation

Date or Loss Rebalancing Valuation

Date, whichever is
more recent, times
(ii) the Financing Rate times (iii) the number of calendar days from, but excluding,

the immediately
preceding Monthly Valuation

Date or Loss Rebalancing Valuation

Date, whichever is more recent, to, and including, the
then current Loss Rebalancing Valuation

Date
divided by (iv) 360.
An “ Excluded Day
” means (i) the Index Business Day immediately preceding any Monthly

Valuation

Date, (ii) any
Monthly Valuation

Date, (iii) any Loss Rebalancing Valuation

Date (iv) the Index Business Day immediately preceding the
first day of the Final Measurement Period or any day after such Index Business Day,

(v) the Index Business Day
immediately preceding the first day of the Call Measurement Period or any day after such Index Business Day,

or (vi) the
Optional Acceleration Date or any day after the Optional Acceleration

Date.
“ Loss Rebalancing Closing Level
” means the Index Closing Level on the Loss Rebalancing Valuation

Date.
“ Loss Rebalancing Reset Date
” means the first Index Business Day immediately following a Loss Rebalancing

Valuation
Date, subject to adjustment as described under “— Market Disruption

Event.”
“
Loss Rebalancing Valuation

Date
” means:
(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”;

(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day
following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market
Disruption Event.”
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible
for all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or
upon early redemption or call, or at other times, the Current Principal Amount,

Current Indicative Principal Amount,
intraday indicative value, Market Disruption Events, Business Days, Index

Business Days, Exchange Business Days, the
Index Factor, the Index Performance

Ratio, the Index Valuation

Level, the Financing Level, the Accrued Fees (including
determining any successor to the LIBOR base rate), the Coupon Amount,

the Reference Distribution Amount, the Stub
Reference Distribution Amount, if any,

the Accrued Fees, the Redemption Fee Amount, the Cash Settlement Amount,

if
any, that we will pay you at maturity,

the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount,

if any, that
we will pay you upon redemption, if applicable, the Acceleration Amount that we will pay you upon acceleration, the Call
Settlement Amount, if any,

that we will pay you in the event that UBS calls the Securities, whether a Loss Rebalancing
Event has occurred and whether any day is a Business Day,

Index Business Day or an Exchange Business Day and all such
other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent. The
Security Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether
there has been a material change in the Index. The Security Calculation Agent will make all such determinations and
calculations in its sole discretion, and absent manifest error,

all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Security, without liability
on the part of the Security Calculation Agent. You

will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Security Calculation

Agent. We may appoint

a different Security
Calculation Agent from time to time after the date of the prospectus supplement without your consent and without notifying
you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity,

call or acceleration, or upon early redemption, or on a Coupon
Payment Date on or prior to 12:00 noon, New York

City time, on the Business Day immediately preceding the Maturity
Date, any Redemption Date, any Call Settlement Date, Acceleration Settlement Date

or any Coupon Payment Date, as
applicable.
All dollar amounts related to determination of the Coupon Amount,

the Reference Distribution Amount, the Stub Reference
Distribution Amount, if any,

the Accrued Fees, the Redemption Amount and Redemption Fee Amount,

if any, per Security,
the Call Settlement Amount, if any,

per Security, the Current Principal

Amount, the Acceleration Amount, the Financing
Level, and the Cash Settlement Amount, if any,

per Security, will be rounded

to the nearest ten-thousandth, with five one
hundred-

thousandths rounded upward (
e.g. , .76545 would be rounded up to .7655); and all dollar amounts paid on the
Stated Principal Amount of the Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as
defined below), the Index Closing Level for such Averaging

Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not
continuing (the “
Deferred Averaging

Date
”) with respect to the Index irrespective of whether, pursuant to such
determination, the Deferred Averaging

Date would fall on a date originally scheduled to be an Averaging

Date. If the
postponement described in the preceding sentence results in the Index Closing

Level being calculated on a day originally
scheduled to be an Averaging

Date, for purposes of determining the Index Closing Level on any Averaging

Date, the
Security Calculation Agent or one of its affiliates, as the case may be, will apply the Index Closing Level for such Deferred
Averaging

Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging

Date. For example, if the
applicable Measurement Period for purposes of calculating the Call Settlement Amount is based on the arithmetic mean of
the Index Closing Levels on October 3, October 4, October 5, October

6 and October 7, and there is a Market Disruption
Event with respect to the Index on October 3, but no other Market Disruption

Event during such Measurement Period, then
the Index Closing Level on October 4 will be used twice to calculate the Call Settlement

Amount, and the Call Settlement
Amount will be determined based on the arithmetic mean of the Index Closing

Levels on October 4, October 4, October 5,
October 6 and October 7. The same approach would be applied if there is a Market Disruption Event during any
Measurement Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption
Valuation

Date or any Monthly Valuation

Date or Loss Rebalancing Valuation

Date, the Index Closing Level for such
Redemption Valuation

Date, Monthly Valuation

Date or Loss Rebalancing Valuation

Date, as applicable, will be
determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a
Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption
Valuation

Date, for purposes of calculating a Redemption Amount, is based on the Index Closing

Level on October 3 and
there is a Market Disruption Event with respect to the Index on October 3,

then the Index Closing Level on October 4 will
be used to calculate the Redemption Amount, assuming that no such Market Disruption

Event has occurred or is continuing
on October 4.

In no event, however, will any postponement

pursuant to the two immediately preceding paragraphs result in the final
Averaging

Date or any Monthly Valuation

Date, Redemption Valuation

Date or Loss Rebalancing Valuation

Date, as
applicable, occurring more than three Index Business Days following the day originally scheduled to be such final
Averaging

Date or such Monthly Valuation

Date, Redemption Valuation

Date or Loss Rebalancing Valuation

Date. If a
Market Disruption Event has occurred or is continuing with respect to the

Index on the third Index Business Day following
the date originally scheduled to be the final Averaging

Date or any Monthly Valuation

Date, Redemption Valuation

Date or
Loss Rebalancing Valuation

Date, as applicable, the Security Calculation Agent or one of its affiliates will determine the
Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such third
Index Business Day but for such Market Disruption Event. If any Monthly

Valuation

Date or Loss Rebalancing Valuation
Date is postponed as described above, the succeeding Monthly Reset Date or Loss Rebalancing

Reset Date will occur on the
next Index Business Day following the postponed Monthly Valuation

Date or Loss Rebalancing Valuation

Date, as
applicable.
An “ Averaging Date
” means each of the Index Business Days during a Measurement Period, subject to adjustment as
described herein.
Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities for
trading in the Index Constituent Security,

whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled
“Use of Proceeds and Hedging”.
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change
in the regular business hours of the relevant market; or
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May
Offer — Optional Tax

Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the
Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our
relative economic positions.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of
the principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
In addition to the default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to
the final Coupon Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration
was the last Index Business Day in the Final Measurement Period and the

four Index Business Days immediately preceding
the date of acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the
fourth Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the
accelerated final Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being
the relevant final Coupon Valuation

Date.

For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term
Notes, Series B, as constituting the outstanding principal amount of the

Securities. Although the terms of the Securities may
differ from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all
Medium-Term Notes, Series

B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term

Notes, Series B, including the Securities. This action may involve changing some of the
terms that apply to the Medium-Term

Notes, Series B, accelerating the maturity of the Medium-Term

Notes, Series B after a
default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under
“Description of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default” and “Description of Debt
Securities We May Offer

— Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security
Calculation Agent in its sole discretion, for the aggregate Stated Principal

Amount of the Securities, equal to the cost of
having a qualified financial institution, of the kind and selected as described below, expressly assume all our

payment and
other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to
undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That
cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,

plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing
any documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount
referred to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and
as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not
obtaining the quotation may object, on reasonable and significant grounds,

to the assumption or undertaking by the qualified
financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days
after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default
amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as
described above within five (5) Business Days after that first Business Day,

however, the default quotation period

will
continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before
the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or
any successor, or any other comparable

rating then used by that rating

agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that
rating agency.

Discontinuance of or Adjustments to the Index or Termination

of Our License Agreement with the Index Sponsor;
Alteration of Method of Calculation
If (i) the Index Sponsor discontinues publication of, or otherwise fails to publish,

the Index, (ii) our license agreement with
the Index Sponsor terminates or (iii) the Index Sponsor does not make the Index

Constituent Securities and/or their unit
weighting available to the Security Calculation Agent, and, in each case, any other person or entity publishes an index
licensed to UBS that the Security Calculation Agent determines is comparable to the Index and for which the Index
Constituent Securities and/or their unit weighting are available to the Security

Calculation Agent (such index being referred
to herein as a “ successor index ”),and the Security Calculation Agent approves such index as a successor index, then the
Security Calculation Agent will determine the Index Closing Level on the applicable dates of determination, Coupon
Amounts and the amount payable at maturity,

call, acceleration or upon early redemption and all other related payments terms by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause
written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
If the Index Sponsor discontinues publication of the Index, our license agreement with the Index Sponsor terminates or the
Index Sponsor does not make the Index Constituent Securities and/or their unit weighting available to the Security
Calculation Agent, prior to, and such discontinuation, termination or unavailability is continuing on the Calculation Date or
any Index Business Day during a Measurement Period, or on the Redemption

Valuation

Date or on any Monthly Valuation
Date or Loss Rebalancing Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such time, or the
Security Calculation Agent has previously selected a successor index and publication of such successor index is
discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during a
Measurement Period, or on the Redemption Valuation

Date or on any Monthly Valuation

Date or Loss Rebalancing
Valuation

Date, as applicable, or any other relevant date on which the Index Closing

Level is to be determined, then the
Security Calculation Agent will determine the Index Closing Level using the Index Closing Level on the last Index Business
Day immediately prior to such discontinuation or unavailability,

as adjusted for certain corporate actions. In such event, the
Security Calculation Agent will cause notice thereof to be furnished to the trustee,

to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the
Index will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such
adjustments, if any,

to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute
Index, then the Security Calculation Agent will determine all amounts hereunder, including the Coupon Amounts,

Current Principal Amount, Current Indicative Principal Amount, Index

Factor,
intraday indicative value, Accrued Fees, Index Closing Levels on the applicable dates of determination, all other related
payment terms and the amount payable at maturity,

call, or upon early redemption by reference to such Substitute Index. If the Security Calculation Agent so elects to replace the original Index with a Substitute Index, the Security Calculation
Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities of the
Securities.
An “ Index Replacement Event ” means:
(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or
Related Exchange (each as defined herein) is located that (i) makes it illegal for

UBS AG or its affiliates to hold,
acquire or dispose of units in the Index Constituent Securities included in the Index or options, futures, swaps or
other derivatives on the Index or the units in the Index Constituent Securities included in the Index (including but
not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties
with whom we transact or similarly situated third parties in performing our or their obligations in connection with
the Securities, (iii) has a material adverse effect on any of these parties’ ability to perform their obligations in
connection with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes
similar to the Securities, each as determined by the Security Calculation Agent;

(b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other
official pronouncement interpreting or applying those

laws, regulations or rules that is announced on or after
November 8, 2018 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of units in the
Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or
the units in the Index constituents included in the Index (including but not limited to exchange-imposed position
limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly
situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material
adverse effect on the ability of us, our affiliates, third

parties with whom we transact or a similarly situated third
party to perform our or their obligations in connection with the Securities or (iv)

materially affects our ability to
issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation
Agent;
(c)

any event that occurs on or after November 8, 2018 that makes it a violation of any law, regulation or rule of

the
United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related
Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision,
administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws,
regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of units in the Index Constituent
Securities included in the Index or options, futures, swaps or other derivatives on the Index or the units in the Index
constituents included in the Index (including but not limited to exchange-imposed position limits), (ii) for us, our
affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations
in connection with the Securities or (iii) for us to issue or transact in exchange traded notes similar to the
Securities, each as determined by the Security Calculation Agent;
(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a
materially increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk
of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if
any, announces that pursuant

to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not
immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as
such exchange or market, as applicable Notwithstanding these alternative arrangements, discontinuation of the
publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index or a successor index, or the value thereof,

is changed in a material respect,
or if the Index or a successor index is in any other way modified so that the Index Closing

Level of the Index or such
successor index does not, in the opinion of the Security Calculation Agent,

fairly represent the Index Closing Level of the
Index or such successor index had such changes or modifications not been made, then the Security Calculation Agent will
make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary
in order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may
be, as if such changes or modifications had not been made, and the Security Calculation

Agent will calculate the Index
Closing Level for the Index or such successor index with reference to the Index or such successor index, as adjusted. The
Security Calculation Agent will accordingly calculate the Index Closing Level,

the Index Valuation

Level, the Index
Performance Ratio, the Coupon Amount, the Reference Distribution

Amount, the Stub Reference Distribution Amount, if
any, the Accrued Fees,

the Redemption Fee Amount, if any, the

Cash Settlement Amount, if any,

that we will pay you at
maturity, the Redemption

Amount, if any, upon early redemption,

if applicable, the Call Settlement Amount, if any,

that we
will pay you in the event UBS calls the Securities, the Acceleration Amount that we will pay you in the event of an optional
acceleration upon minimum indicative value, if applicable, the Loss Rebalancing

Closing Level, if any, the Monthly Initial
Closing Level and all related payment terms based on the Index Closing

Level calculated by the Security Calculation Agent,
as adjusted. Accordingly,

if the method of calculating the Index or a successor index is modified so that the level of the
Index or such successor index is a fraction of what it would have been if there had been no such modification (
e.g. , due to a
split in the Index), which, in turn, causes the Index Closing Level of the Index or such successor index to be a fraction of
what it would have been if there had been no such modification, then the Security

Calculation Agent will make such
calculations and adjustments in order to arrive at an Index Closing Level for the Index or such successor index as if it had
not been modified ( e.g. , as if such split had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index,
UBS may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make
such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or
characteristics of the relevant successor index or Substitute Index,

as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— There are potential conflicts of interest between you and the Security
Calculation Agent” in the prospectus supplement for a discussion of certain conflicts of interest which may arise with
respect to the Security Calculation Agent.

Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity,

call or acceleration, or upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York

City, but only
when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance
with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day or a New York

Business Day with respect to the Securities, we mean a day that is a
Business Day of the kind described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt
Securities” in the accompanying prospectus.
Modified Business Day
As described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt Securities” in

the attached
prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be
paid on the next day that is a Business Day,

with the same effect as if paid on the original due date,

except as described
under “— Cash Settlement Amount at Maturity,”

“— UBS’s Call Right” and “— Early

Redemption at the Option of the
Holders” above.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We may issue additional

Securities
in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities
do not limit our ability to incur other indebtedness or to issue other securities.

Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We

May
Offer — Amounts That We

May Issue” in the accompanying prospectus.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

6. ETRACS 2xMonthly Pay Leveraged Preferred

Stock Index ETN due September 25, 2048
Specific Terms

of the Securities
In this section, references to “holders” or “you” mean those who own the Securities registered in their own names, on the
books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered
in street name or in the Securities issued in book-entry form through The Depository

Trust Company (“
DTC ”) or another
depositary. Owners

of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-
Entry Issuance” under “Description of Debt Securities We

May Offer” above.
These Securities are part of a series of UBS AG debt securities entitled “Medium-Term

Notes, Series B” that we may issue,
from time to time, under the indenture more particularly described under “Description of Debt Securities We

May Offer”
above. This section summarizes general financial and other terms that apply to the Securities. Terms that apply generally

to
all Medium-Term

Notes, Series B are described under “Description of Debt Securities We

May Offer” above. The terms
described here supplement those described under “Description of Debt

Securities We May Offer”

above and, if the terms
described here are inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015
between us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.
The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity,

call or acceleration, or upon early
redemption. Instead, at maturity,

you will receive a cash payment per Security the amount of which will vary depending on the performance and path of the Index and will be reduced by the Accrued Fees as of the last Index Business Day in the
Final Measurement Period as described under “— Cash Settlement Amount at Maturity.” If the amount as calculated

is
equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than
zero, the Redemption Amount will be zero and you will not receive a cash payment.
Coupon Payment
For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an
amount in cash equal to the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation

Date (the
“Coupon Amount”).
If the Reference Distribution Amount on such Coupon Valuation

Date is zero, you will not receive any Coupon Amount on
the related Coupon Payment Date. The final Coupon Amount will be included in the Cash Settlement Amount if on the last
Index Business Day in the Final Measurement Period the Coupon Ex-Date

with respect to the final Coupon Amount has not
yet occurred.
The “ Coupon Payment Date
” means the fifteenth (15th) Index Business Day following each Coupon Valuation

Date. The
final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein. The first Coupon Payment
Date will be October 22, 2018, subject to adjustment as provided herein.
The “ Coupon Record Date
” means the ninth Index Business Day following each Coupon Valuation

Date.
The “ Coupon Ex-Date
,” with respect to a Coupon Amount, means the first Exchange Business Day on which the Securities
trade without the right to receive such Coupon Amount. Under current NYSE Arca practice,

the Coupon Ex-Date will
generally be the Exchange Business Day prior to the applicable Coupon Record

Date.
The “
Coupon Valuation

Date
” means the 30th day of each month, and the 28th day of February,

of each calendar year
during the term of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following
such date, provided that the final Coupon Valuation

Date will be the Calculation Date, subject to adjustment described herein. The first Coupon Valuation

Date was October 1, 2018.

The “ Reference Distribution Amount
” means (i) as of the first Coupon Valuation

Date, an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held
by such Reference Holder on the record date with respect to any Index

Constituent Security, for those cash

distributions
whose ex-dividend date occurs during the period from, but excluding, the

Initial Trade Date to, and including, the first
Coupon Valuation

Date; (ii) as of any other Coupon Valuation

Date (other than the Calculation Date), an amount equal to
the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent
Securities held by such Reference Holder on the record date with respect to any Index Constituent Security for those cash
distributions whose ex-dividend date occurs during the period from,

but excluding, the immediately preceding Coupon
Valuation

Date to, and including, such Coupon Valuation

Date; and (iii) as of the Calculation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent
Securities held by such Reference Holder on the record date with respect to any Index Constituent Security for those cash
distributions whose ex-dividend date occurs during the period from,

but excluding, the immediately preceding Coupon
Valuation

Date to, but excluding, the Calculation Date.
Notwithstanding the foregoing, with respect to cash distributions for an Index Constituent Security which is scheduled to be
paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such

Index Constituent Security fails to pay the
distribution to holders of such Index Constituent Security by the scheduled payment date for such distribution, such
distribution will be assumed to be zero for the purposes of calculating the applicable Reference

Distribution Amount.
The “ Reference Holder
” is, as of any date of determination, a hypothetical holder of a number of units of each

Index
Constituent Security equal to two times
(a) the product of (i) the published unit weighting of that Index Constituent

Security
as of that date and (ii) the Current Principal Amount, divided by (b) the Monthly Initial Closing Level or Loss Rebalancing
Closing Level, whichever is more recent.
“ record date
” means, (i) with respect to a distribution on an Index Constituent Security,

the date on which a holder of the
Index Constituent Security must be registered as a stockholder/unitholder of such Index Constituent Security in order to be
entitled to receive such distribution and (ii) with respect to any split or reverse split, the tenth Business Day after the
announcement date.
“ ex-dividend date
” means, with respect to a distribution on an Index Constituent Security,

the first Business Day on which
transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.
Cash Settlement Amount at Maturity
The “ Maturity Date
” is September 25, 2048, which will be the second Business Day following the last Index Business

Day
in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless

earlier called, redeemed or accelerated, you will receive at maturity a cash payment equal to:
(a)

the product of
(i)

the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Final
Measurement Period, plus
(b)

the final Coupon Amount, if on the last Index Business Day in the Final Measurement

Period the Coupon Ex-Date
with respect to the final Coupon Amount has not yet occurred, minus
(c)

the Accrued Fees as of the last Index

Business Day in the Final Measurement Period,
plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Final

Measurement Period, if any.
We refer to this

cash payment as the “
Cash Settlement Amount .”
If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease
of presentation.
Current
Principal
Amount

×

Index Factor
+
Final
Coupon

Amount
– Accrued Fees +
Stub
Reference
Distributio
n Amount
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is
insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts and/or any Stub Reference
Distribution Amount, as applicable, you may be entitled to receive),

or if the compounded leveraged monthly return
of the Index is negative, you may lose all or a substantial portion of your investment at maturity.

The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right and, upon the
occurrence of an acceleration event, the Securities may be accelerated and redeemed by UBS, at its option
. See
“Specific Terms of

the Securities — UBS’s Call Right” and “Specific

Terms of the Securities

— Optional Acceleration
Upon Minimum Indicative Value”

below.
The Stated Principal Amount of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount.
The Current Principal Amount for the period from the Initial Settlement Date to

September 30, 2018 (such period, the
“ initial calendar month
”) is equal to $25.00 per Security (unless a Loss Rebalancing Event occurs during the initial
calendar month). For each subsequent calendar month, the Current Principal

Amount for each Security will be reset as
follows on the Monthly Reset Date:
New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly
Valuation

Date — Accrued Fees on the applicable Monthly Valuation

Date
In the event of a Loss Rebalancing Event, the Current Principal Amount

will be reset on the applicable Loss Rebalancing
Reset Date as described below under “— Loss Rebalancing Events”.
If a day that would otherwise be a Monthly Reset Date falls within a Measurement

Period, then the Current Principal
Amount will not be reset on such date and no further Monthly Reset Dates will occur during the term of the Securities.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
For each calendar month, the “ Monthly Reset Date ” is the first Exchange Business Day of that month beginning on
October 1, 2018 and ending on September 1, 2048, subject to adjustment as described under “— Market Disruption Event.”
If a day that would otherwise be a Monthly Reset Date falls within a Measurement

Period, as applicable, then the Current
Principal Amount will not be reset on such date and no further Monthly

Reset Dates will occur during the term of the
Securities.
For each Monthly Reset Date, the “
Monthly Valuation

Date
” is the last Exchange Business Day of the previous calendar month beginning on September 30, 2018 and ending on August 31,

2048, subject to adjustment as described under “—
Market Disruption Event.” If a day that would otherwise be a Monthly Reset Date falls within a Measurement Period, then
the Current Principal Amount will not be reset on such date and no further

Monthly Reset Dates or Monthly Valuation
Dates will occur during the term of the Securities.
The “ Index Factor ” is: 1 + (2 × Index Performance Ratio).
The “ Index Performance Ratio
” may be calculated on multiple dates of determination during any applicable calendar
month. The formula used to calculate the Index Performance Ratio on any date of determination depends on the number of
Loss Rebalancing Events that have occurred in the applicable calendar month.
If no Loss Rebalancing Events have occurred in the applicable calendar month, then on any Index Business Day during a
Measurement Period, or on the Monthly Valuation

Date, any Redemption Valuation

Date, the first Loss Rebalancing
Valuation

Date of the applicable calendar month or any other date of determination,

as applicable, the Index Performance
Ratio will be equal to:
Index Valuation

Level – Monthly Initial Closing Level

Monthly Initial Closing Level
where the “Monthly Initial Closing Level” for the initial calendar month is 97.6983, the Index Closing Level on September
25, 2018. For each subsequent calendar month, the Monthly Initial Closing Level will equal the Index Closing Level on the
Monthly Valuation

Date for the previous calendar month. For example, the Monthly Initial Closing Level for

October 2018
is equal to the Index Closing Level on September 30, 2018, subject to adjustment.

If a day that would otherwise be a
Monthly Reset Date falls within a Measurement Period, then the Current

Principal Amount will not be reset on such date
and the Monthly Initial Closing Level for the then-current calendar month will remain the same as it was for the
immediately preceding calendar month.
If one or more Loss Rebalancing Events have occurred during the applicable calendar month, then on any Index Business
Day during a Measurement Period, or on the Monthly Valuation

Date, any Redemption Valuation

Date, on each Loss
Rebalancing Valuation

Date after the first Loss Rebalancing Valuation

Date in the applicable calendar month or on any
other date of determination, as applicable, the Index Performance Ratio will be equal to:
Index Valuation

Level – the most recent Loss Rebalancing Closing Level

the most recent Loss Rebalancing Closing Level
The “ Index Closing Level
” will equal the closing level of the Index on any date of determination,

as reported on the NYSE
and Bloomberg L.P.

The “
Index Valuation

Level
”, as determined by the Security Calculation Agent will equal the arithmetic mean of the Index
Closing Levels measured on each Index Business Day during the applicable Measurement

Period, or the Index Closing
Level on any Monthly Valuation

Date, Loss Rebalancing Valuation

Date or Redemption Valuation

Date, provided that if
the Redemption Valuation

Date falls in any Measurement Period, for the purposes of calculating the Index

Performance
Ratio as of the Redemption Valuation

Date, the Index Valuation

Level on any date of determination during such
Measurement Period shall equal (a) 1/5 times (b) (i) the sum of the Index Closing Levels on each Index Business Day from, and including, the first Index Business Day of the applicable Measurement Period,

to, and including, the date of
determination, plus
(ii) the number of Index Business Days from, but excluding, the date of determination to, and including,
the last Index Business Day in such Measurement Period, times the Index Closing Level on such date of determination.
“ Measurement Period
” means the Final Measurement Period, Call Measurement Period or Acceleration

Valuation

Period,
as applicable.
The “ intraday indicative value” , or “ Indicative Value
” is an amount per Security,

as determined by the Security
Calculation Agent as of any date of determination equal to (Current Principal

Amount on the previous calendar day × Index
Factor, calculated using the intraday indicative

value of the Index) — Accrued Fees + Coupon Amount with respect to the
Coupon Valuation

Date immediately preceding the date of determination if on the date of determination the Coupon Ex-
Date with respect to such Coupon Amount has not yet occurred + Reference

Distribution Amount, calculated as if such time
and date of determination is a Coupon Valuation

Date.
The “ Current Indicative Principal Amount
”, is an amount per Security,

as determined by the Security Calculation Agent
as of any date of determination, equal to the product of (i) the Current Principal

Amount and (ii) the Index Factor as of such
date, using the Index Closing Level as of such date as the Index Valuation

Level.
The “ Accrued Fees
” as of any date of determination means the sum of (1) the Accrued Tracking

Fee as of such date and (2)
the Accrued Financing Charges as of such date.
The Securities are subject to an “ Accrued Tracking Fee
” per Security, calculated

as follows:
(a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to 0.
(b)

On the initial Monthly Valuation

Date (or if applicable, on a Loss Rebalancing Date that occurs prior to the initial
Monthly Valuation

Date), the Accrued Tracking Fee is an amount

equal to the product of: (a) the Annual Tracking
Fee as of the initial Monthly Valuation

Date and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the Initial Trade

Date to, and including, the initial Monthly Valuation

Date (or
Loss Rebalancing Date, as applicable), and the denominator of which is 365.
(c)

On any subsequent Monthly Valuation Date

other than the Initial Monthly Valuation Date

or on any Loss
Rebalancing Date, the Accrued Tracking

Fee is an amount equal

to the product of (a) the

Annual Tracking Fee
as of such Monthly Valuation Date

or Loss Rebalancing Date,

as the case may be, and

(b) a fraction, the
numerator of which is the total number

of calendar days from, but excluding, the

immediately preceding
Monthly Valuation Date (or Loss Rebalancing

Date, whichever is more recent), to,

and including, such
Monthly Valuation Date or Loss Rebalancing

Date, as the case may

be, and the denominator of which

is 365.
(d)

On the last Exchange Business Day of an

applicable Measurement Period, or as of the Redemption Valuation
Date, as applicable, the Accrued Tracking Fee is

an amount equal to the product of (a) the Annual

Tracking Fee
calculated as of the last Exchange Business Day

of the applicable Measurement Period, or as of the

Redemption
Valuation Date, as applicable, and (b) a fraction, the numerator of which is the total number of calendar days
from, but excluding, the immediately preceding Monthly Valuation Date

(or Loss Rebalancing Date, whichever
is more recent), to, and including, (i)

such last Exchange Business Day of such Measurement

Period, or (ii) such
Redemption Valuation Date (or, if the Optional Acceleration

Date or Redemption Valuation Date occurs prior to
the initial Monthly Valuation Date, the period from, and excluding,

the Initial Trade Date), as applicable, and
the denominator of which is 365.
The “ Annual Tracking Fee
” is, as of any date of determination, an amount per Security equal to the product of (i) the
Annual Tracking Rate and (ii) the Current Indicative

Principal Amount as of the immediately preceding Index Business
Day.
The “ Annual Tracking Rate ” is 0.85%.The Securities are subject to “ Accrued Financing Charges ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Charge for each Security is equal to $0.
(b)

On the initial Monthly Valuation

Date (or if applicable, on a Loss Rebalancing Date that occurs prior to the initial
Monthly Valuation

Date), the Accrued Financing Charge for each Security

will equal (a) the aggregate sum of (i)
the Financing Level as of each date starting from, but excluding, the Initial Trade

Date, to and including the initial
Monthly Valuation

Date (or Loss Rebalancing Date, whichever is more recent)
times (ii) the Financing Rate as of
such date, divided by (b) 360.

(c)

On any subsequent Monthly Valuation

Date, the Accrued Financing Charge for each Security will equal

(a) the
aggregate sum of (i) the Financing Level as of each date starting from, but excluding,

the immediately preceding
Monthly Valuation

Date (or Loss Rebalancing Valuation

Date, whichever is more recent), to and including, the
then current Monthly Valuation

Date
times (ii) the Financing Rate as of such date, divided by (b) 360.
(d)

On the last Index Business Day of an applicable Measurement Period, or as of the Redemption Valuation

Date, as
applicable, the Accrued Financing Charge for each Security

will equal (a) the aggregate sum of (i) the Financing
Level as of each date starting from, but excluding, the immediately preceding

Monthly Valuation

Date (or Loss
Rebalancing Valuation

Date, or, if the Redemption Valuation

Date falls in the Initial Calendar Month, the Initial
Trade Date, whichever is more recent), to, and including

such last Index Business Day in such Measurement
Period, or such Redemption Valuation

Date, as applicable,
times (ii) the Financing Rate as of such date, divided by
(b) 360.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “ Financing Level
” is, as of any date of determination, an amount that equals the Current Principal

Amount.
The “ Financing Rate ” will equal the sum of (a) the “ Financing Spread ” of 0.80% and (b) the three-month CME Term
SOFR rate plus a 0.2616% adjustment, on the day that is two U.S. Government

Securities Business Days prior to the
immediately preceding Monthly Valuation

Date.
The Accrued Financing Charges seek to compensate UBS for providing investors with the potential to receive a leveraged
participation in movements in the Index Closing Level and are intended to approximate the monthly financing costs that
investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the
Securities.
The “ Final Measurement Period
” means the five Index Business Days from, and including, the Calculation

Date, subject
to adjustment as described under “— Market Disruption Event.”
The “ Stub Reference Distribution Amount ” means, as of the last Index Business Day in a Measurement Period, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the
Index Constituent Securities held by such Reference Holder on the

“record date” with respect to any Index Constituent
Security, for those cash

distributions whose “ex-dividend date” occurs during the period from, but excluding,

the
immediately preceding Coupon Valuation

Date (or if such Redemption Valuation

Date or the Optional Acceleration Date
occurs prior to the first Coupon Valuation

Date, the period from but excluding the Initial Trade

Date) to, and including, such
last Index Business Day of such Measurement Period, or such Redemption

Valuation

Date, as applicable; provided, that for
the purpose of calculating the Stub Reference Distribution Amount,

the Reference Holder will be deemed to hold four-
fifths, three-fifths, two-fifths and one-fifth of the shares of each Index

Constituent Security it would otherwise hold on the
second, third, fourth and fifth Index Business Day,

respectively, in such Measurement

Period.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is currently
Solactive.
The “ Calculation Date
” means September, 17, 2048, unless such day is not

an Index Business Day, in which

case the
Calculation Date will be the next Index Business Day,

subject to adjustments.
“ Index Business Day
” means any day on which the Primary Exchange and each Related Exchange are scheduled to be
open for trading.
“ Exchange Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is
scheduled to be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ Related Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, each exchange or quotation system where trading has a material effect

(as determined by the Security Calculation
Agent) on the overall market for futures or options contracts relating to such Index Constituent Security or such constituent
underlying a successor index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the
Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be
closed for the entire day for purposes of trading in U.S. government securities.

Underlying Index
The return on the Securities is linked to the performance of the Solactive Preferred

Stock ETF Index (“
SOLPRF ”). The
Index is intended to track the price movements of an equally weighted portfolio of two ETFs that hold preferred securities
of various
issuers. We refer to

the ETFs included in the Index as the “
Index Constituent Securities .” The Index Sponsor is Solactive
AG

(“
Solactive ” or the “ Index Sponsor ”).
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as
described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index
Business Day no later than 4:00 p.m., New York

City time, and a confirmation of redemption by no later than 5:00 p.m.,
New York

City time, on any applicable Index Business Day,

provided that you request that we redeem a minimum of
50,000 Securities. We

reserve the right from time to time to waive this minimum redemption amount in our sole discretion
on a case-by-case basis. You

should not assume you will be entitled to the benefit of any such waiver.

For any applicable
redemption request, the “
Redemption Valuation

Date
” will be the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are delivered,

except that we reserve the right from time to time
to accelerate, in our sole discretion on a case-by-case basis, the Redemption

Valuation

Date to the date on which the notice
of redemption is received by UBS rather than the following Index Business Day.

You

should not assume you will be
entitled to the benefit of any such acceleration. To

satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of
50,000 Securities.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date was October 2,
2018, and the final Redemption Date will be September 18, 2048.
In addition, if a call notice has been issued or if acceleration has been triggered,

the last Redemption Valuation

Date will be
the fifth Index Business day prior to the Call Settlement Date or Acceleration

Settlement Date, as applicable. If a Market
Disruption Event is continuing or occurs on the applicable scheduled

Redemption Valuation

Date with respect to any of the
Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “— Market Disruption
Event.”
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described
under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant
Redemption Date equal to:
Closing Indicative Value

as of the Redemption Valuation

Date — Redemption Fee Amount.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee
Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and
you should not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Business Day following the applicable

Redemption Valuation
Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or
that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation.
Closing
Indicative Value
—
Redemption Fee
Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
monthly return of the Index is insufficient to offset the

negative effect of the Accrued Fees and the Redemption Fee
Amount, if applicable (less any Coupon Amounts and/or any Stub Reference

Distribution Amount you may be
entitled to receive as of the Redemption Valuation

Date), or if the compounded leveraged monthly return of

the
Index is negative, you may lose all or a substantial portion of your investment upon early redemption.

The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right and, upon the
occurrence of an acceleration event, the Securities may be accelerated and redeemed by UBS, at its option
. See
“Specific Terms of

the Securities — UBS’s Call Right” and “Specific

Terms of the Securities

— Optional Acceleration
Upon Minimum Indicative Value”

below.
We discuss these matters in “Description

of Debt Securities We May

Offer” under “Redemption and Payment.”
The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or
discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in
this manner.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice,
” to UBS via email no later than

4:00
p.m. (New York City time) on the Index Business Day on which you elect to exercise your redemption

right. If we
receive your Redemption Notice by

the time specified in the

preceding sentence, we will respond

by sending you a
form of confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via
email in the specified form

by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for

your Redemption Confirmation to

be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Valuation Date at a price equal to the Redemption

Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon (New
York City time) on the applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the
relevant deadline. If your broker delivers your Redemption Notice after

4:00 p.m. (New York

City time), or your
Redemption Confirmation after 5:00 p.m. (New York

City time), on the Business Day prior to the applicable Redemption
Valuation

Date, your Redemption Notice will not be effective, you

will not be able to redeem your Securities until the
following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your
Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such
assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial
owners of Securities relating to the right to redeem their Securities will be irrevocable.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our
sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which the Redemption Notice is received
by UBS rather than the following Index Business Day.

You

should not assume you will be entitled to the benefit of any such waiver or election to accelerate the Redemption Valuation

Date.
UBS’s Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than eighteen

(18) calendar days’ prior
notice to the holders of the Securities (which may be provided via press release),

such redemption to occur on any Business
Day that we may specify on or after September 30, 2019 through and including the Maturity Date. Upon early redemption in
the event we exercise this right, you will receive a cash payment equal to
(a)

the product of
(i)

the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Call
Measurement Period, plus
(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Call Valuation

Date if
on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date

with respect to such Coupon
Amount has not yet occurred, minus
(c)

the Accrued Fees

as of the last Index

Business Day in

the Call Measurement

Period,
plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement

Period, if any.
We refer to this

cash payment as the “
Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.

The holders will receive payment for their Securities on the second Business Day following the last Index Business Day in
the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event.”
The “ Call Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding as at the close of business on the Exchange Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press
release) of its exercise of the UBS Call Right is less than $50,000,000, the

Call Valuation

Date, subject to
adjustments as described under “— Market Disruption Event”;
(b)

if the Market Value

of Securities outstanding as at the close of business on the Exchange Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press
release) of its exercise of the UBS Call Right is equal to or greater than $50,000,000,

the five (5) Index Business
Days from and including the Call Valuation

Date, subject to adjustments as described under “— Market Disruption
Event.”
The “ Market Value
” of the Securities outstanding as of the close of business on the Exchange Business Day immediately
preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of
the UBS Call Right will equal:
Intraday indicative value as of such Exchange Business Day × number of

Securities outstanding as reported by PFFLSO
<Index> on Bloomberg.
The “
Call Valuation

Date
” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.
In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call
Measurement Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease
of presentation.
Current
Principal
Amount
×
Index Factor
+
Coupon
Amount
— Accrued Fees +
Stub
Reference
Distribution
Amount
You

may lose all or a substantial portion of your investment upon a call. The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is
insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts and/or any Stub Reference
Distribution Amount, as applicable, you may be entitled to receive),

or if the compounded leveraged monthly return
of the Index is negative, you may lose all or a substantial portion of your investment upon a call.
In addition, upon the occurrence of an acceleration event, the Securities may be accelerated and redeemed by UBS,
at its option.
See “Specific Terms of the

Securities — Optional Acceleration Upon Minimum Indicative Value”

below.
Optional Acceleration Upon Minimum Indicative Value
If, at any time, the intraday indicative value of the Securities on any Index Business Day equals

$2.00 or less (the
“
Indicative Value

Optional Acceleration Trigger
”) (each such day, an “ Optional Acceleration Date ”), all issued and outstanding Securities may be accelerated and redeemed by UBS, at its option

(even if the intraday indicative value would
later exceed $2.00 on such Optional Acceleration Date or any subsequent Index

Business Day) for a cash payment equal to
the Acceleration Amount (the “ Acceleration Option ”).
In the event that the Indicative Value

Optional Acceleration Trigger threshold has

been breached, UBS will issue a press
release before 9:00 a.m. on the Index Business Day following the Optional Acceleration

Date announcing whether or not it
has elected to exercise its Acceleration Option. UBS is under no obligation to exercise its Acceleration Option and the
Securities may remain outstanding following an Indicative Value

Optional Acceleration Trigger Event occurring,

if UBS
does not elect to exercise such Acceleration Option.
The “ Acceleration Amount ” will equal
(a)

the product of
(i)

the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the
Acceleration Valuation

Period,
plus

(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Optional Acceleration
Date if on the last Index Business Day in the Acceleration Valuation

Period the Coupon Ex-Date with respect to
such Coupon Amount has not yet occurred, minus
(c)

the Accrued Fees

as of the last Index

Business Day in

the Acceleration

Valuation

Period,
plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Acceleration

Valuation

Period, if
any.
If the Acceleration Amount is equal to or less than zero, the payment upon acceleration will be zero.
If the Indicative Value

Optional Acceleration Trigger threshold has been breached

and UBS elects to exercise its
Acceleration Option, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your
investment in the Securities. The “ Acceleration Settlement Date ” will be the second Business Day following the last Index
Business Day of the Acceleration Valuation

Period. The “
Acceleration Valuation

Period
” will be the five Index Business
Days from, but excluding, the Optional Acceleration Date, subject to adjustment as described under “— Market Disruption
Event.” Subject to the prior verification by the Security Calculation Agent that the intraday indicative value of the Securities
of $2.00 or less was accurately calculated by the NYSE, UBS must provide notice (which may be provided via press
release) to the holders of the Securities that the minimum indicative value threshold has been breached not less than five
calendar days prior to the Acceleration Settlement Date. For a detailed description of how the minimum indicative value of
the Securities is calculated see “Valuation

of the Index and the Securities” below.
If the Securities undergo a split or reverse split, the Indicative Value

Optional Acceleration Trigger will be adjusted
accordingly.
The following graphic illustrates the formula to determine the Acceleration

Amount, which has been simplified for ease of
presentation.
Current
Principal
Amount

×
Index Factor
+
Coupon
Amount
—
Accrued
Fees
+
Stub
Reference
Distribution
Amount
You

may lose all or a substantial portion of your investment upon acceleration.

The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is
insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts and/or any Stub Reference
Distribution Amount, as applicable, you may be entitled to receive),

or if the compounded leveraged monthly return
of the Index is negative, you may lose all or a substantial portion of your investment upon acceleration.
In addition, the Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right
. See
“Specific Terms of

the Securities — UBS’s Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on any Index Business Day (other than an
Excluded Day,

as defined herein) decreases 20% in value from the previous Monthly Initial Closing Level or

Loss
Rebalancing Closing Level, whichever is more recent. If a Loss Rebalancing

Event occurs, the Current Principal Amount of
the Securities will be reset as described below,

which will have the effect of deleveraging your Securities with the aim of
resetting the then-current leverage to approximately 2.0. A Loss Rebalancing

Event may occur irrespective of whether a
Market Disruption Event also occurs on such Index Business Day.
Upon the occurrence of a Loss Rebalancing Event, the Current Principal

Amount will be reset on the applicable Loss
Rebalancing Reset Date as follows:
New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Loss Rebalancing
Valuation

Date — Accrued Fees on the applicable Loss Rebalancing Valuation

Date
In the event of a Loss

Rebalancing Event,

the Financing Rate

will not be adjusted.
On the next Monthly Valuation

Date following one or more Loss Rebalancing Events, the Monthly

Initial Closing Level
will be replaced with the most recent Loss Rebalancing Closing Level in the calculation of the Index Performance Ratio.

Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar month. This means both that (i) the Current Principal Amount may be reset more frequently than monthly
and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s).
Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing
Event your Securities will have less exposure to a potential positive gain in value relative to the exposure before the
occurrence of such Loss Rebalancing Event.
On any Loss Rebalancing Valuation

Date, the Accrued Financing Charges for each Security will equal the product of (i) the
Financing Level on the immediately preceding Monthly Valuation

Date or Loss Rebalancing Valuation

Date, whichever is
more recent, times
(ii) the Financing Rate times (iii) the number of calendar days from, but excluding,

the immediately
preceding Monthly Valuation

Date or Loss Rebalancing Valuation

Date, whichever is more recent, to, and including, the
then current Loss Rebalancing Valuation

Date
divided by (iv) 360.
An “ Excluded Day
” means (i) the Index Business Day immediately preceding any Monthly

Valuation

Date, (ii) any
Monthly Valuation

Date, (iii) any Loss Rebalancing Valuation

Date (iv) the Index Business Day immediately preceding the
first day of the Final Measurement Period or any day after such Index Business Day,

(v) the Index Business Day
immediately preceding the first day of the Call Measurement Period or any day after such Index Business Day,

or (vi) the
Optional Acceleration Date or any day after the Optional Acceleration

Date.
“ Loss Rebalancing Closing Level
” means the Index Closing Level on the Loss Rebalancing Valuation

Date.
“ Loss Rebalancing Reset Date
” means the first Index Business Day immediately following a Loss Rebalancing

Valuation
Date, subject to adjustment as described under “— Market Disruption

Event.”
“ Loss Rebalancing Valuation Date ” means:
(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”;
(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day
following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market
Disruption Event.”
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible
for all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or
upon early redemption or call, or at other times, the Current Principal Amount,

Current Indicative Principal Amount,
intraday indicative value, Market Disruption Events, Business Days, Index

Business Days, Exchange Business Days, the
Index Factor, the Index Performance

Ratio, the Index Valuation

Level, the Financing Level, the Accrued Fees (including
determining any successor to the LIBOR base rate), the Coupon Amount,

the Reference Distribution Amount, the Stub
Reference Distribution Amount, if any,

the Accrued Fees, the Redemption Fee Amount, the Cash Settlement Amount,

if
any, that we will pay you at maturity,

the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount,

if any, that
we will pay you upon redemption, if applicable, the Acceleration Amount that we will pay you upon acceleration, the Call
Settlement Amount, if any,

that we will pay you in the event that UBS calls the Securities, whether a Loss Rebalancing
Event has occurred and whether any day is a Business Day,

Index Business Day or an Exchange Business Day and all such
other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent. The
Security Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether
there has been a material change in the Index. The Security Calculation Agent will make all such determinations and
calculations in its sole discretion, and absent manifest error,

all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Security, without liability
on the part of the Security Calculation Agent. You

will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Security Calculation

Agent. We may appoint

a different Security
Calculation Agent from time to time without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity,

call or acceleration, or upon early redemption, or on a Coupon
Payment Date on or prior to 12:00 noon, New York

City time, on the Business Day immediately preceding the Maturity
Date, any Redemption Date, any Call Settlement Date, Acceleration Settlement Date

or any Coupon Payment Date, as
applicable.
All dollar amounts related to determination of the Coupon Amount,

the Reference Distribution Amount, the Stub Reference
Distribution Amount, if any,

the Accrued Fees, the Redemption Amount and Redemption Fee Amount,

if any, per Security,
the Call Settlement Amount, if any,

per Security, the Current Principal

Amount, the Acceleration Amount, the Financing
Level, and the Cash Settlement Amount, if any,

per Security, will be rounded

to the nearest ten-thousandth, with five one
hundred-thousandths rounded upward ( e.g. , .76545 would be rounded up to .7655); and all dollar amounts paid on the
Stated Principal Amount of the Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as
defined below), the Index Closing Level for such Averaging

Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not
continuing (the “
Deferred Averaging

Date
”) with respect to the Index irrespective of whether, pursuant to such
determination, the Deferred Averaging

Date would fall on a date originally scheduled to be an Averaging

Date. If the
postponement described in the preceding sentence results in the Index Closing

Level being calculated on a day originally
scheduled to be an Averaging

Date, for purposes of determining the Index Closing Level on any

Averaging Date, the
Security Calculation Agent or one of its affiliates, as the case may be, will apply the Index Closing Level for such Deferred
Averaging

Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging

Date. For example, if the
applicable Measurement Period for purposes of calculating the Call Settlement Amount is based on the arithmetic mean of
the Index Closing Levels on October 3, October 4, October 5, October 6 and

October 7, and there is a Market Disruption
Event with respect to the Index on October 3, but no other Market Disruption

Event during such Measurement Period, then
the Index Closing Level on October 4 will be used twice to calculate the Call Settlement

Amount, and the Call Settlement
Amount will be determined based on the arithmetic mean of the Index Closing

Levels on October 4, October 4, October 5,
October 6 and October 7. The same approach would be applied if there is a Market Disruption Event during any
Measurement Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption
Valuation

Date or any Monthly Valuation

Date or Loss Rebalancing Valuation

Date, the Index Closing Level for such
Redemption Valuation

Date, Monthly Valuation

Date or Loss Rebalancing Valuation

Date, as applicable, will be
determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a
Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption
Valuation

Date, for purposes of calculating a Redemption Amount, is based on the Index Closing

Level on October 3 and
there is a Market Disruption Event with respect to the Index on October 3,

then the Index Closing Level on October 4 will
be used to calculate the Redemption Amount, assuming that no such Market Disruption

Event has occurred or is continuing
on October 4.
In no event, however, will any postponement

pursuant to the two immediately preceding paragraphs result in the final
Averaging

Date or any Monthly Valuation

Date, Redemption Valuation

Date or Loss Rebalancing Valuation

Date, as
applicable, occurring more than three Index Business Days following the day originally scheduled to be such final
Averaging

Date or such Monthly Valuation

Date, Redemption Valuation

Date or Loss Rebalancing Valuation

Date. If a
Market Disruption Event has occurred or is continuing with respect to the

Index on the third Index Business Day following
the date originally scheduled to be the final Averaging

Date or any Monthly Valuation

Date, Redemption Valuation

Date or
Loss Rebalancing Valuation

Date, as applicable, the Security Calculation Agent or one of its affiliates will determine the
Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such third
Index Business Day but for such Market Disruption Event. If any Monthly

Valuation

Date or Loss Rebalancing Valuation
Date is postponed as described above, the succeeding Monthly Reset Date or Loss Rebalancing

Reset Date will occur on the
next Index Business Day following the postponed Monthly Valuation

Date or Loss Rebalancing Valuation

Date, as
applicable.
An “ Averaging Date
” means each of the Index Business Days during a Measurement Period, subject to adjustment as
described herein.
Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities for
trading in the Index Constituent Security,

whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published;

or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled
“Use of Proceeds and Hedging” of the applicable prospectus supplement.
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change
in the regular business hours of the relevant market; or
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May
Offer — Optional Tax

Redemption” in “Description of Debt Securities We

May Offer” above. If we exercise this right, the
redemption price of the Securities will be determined by the Security Calculation

Agent in a manner reasonably calculated
to preserve your and our relative economic positions.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of
the principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
In addition to the default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to
the final Coupon Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration
was the last Index Business Day in the Final Measurement Period and the

four Index Business Days immediately preceding
the date of acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the
fourth Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the
accelerated final Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being
the relevant final Coupon Valuation

Date.
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term
Notes, Series B, as constituting the outstanding principal amount of the

Securities. Although the terms of the Securities may
differ from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all
Medium-Term Notes, Series

B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term

Notes, Series B, including the Securities. This action may involve changing some of the
terms that apply to the Medium-Term

Notes, Series B, accelerating the maturity of the Medium-Term

Notes, Series B after a
default or waiving some of our obligations under the indenture. We discuss these matters in “Description of Debt Securities
We May Offer”

above, under “Description of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default”
and “Description of Debt Securities We

May Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security
Calculation Agent in its sole discretion, for the aggregate Stated Principal

Amount of the Securities, equal to the cost of
having a qualified financial institution, of the kind and selected as described below, expressly assume all our

payment and
other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to
undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That
cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing
any documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount
referred to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and
as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not
obtaining the quotation may object, on reasonable and significant grounds,

to the assumption or undertaking by the qualified
financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days
after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default
amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described
above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as
described above within five (5) Business Days after that first Business Day,

however, the default quotation period

will
continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before
the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or
any successor, or any other comparable

rating then used by that rating

agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that
rating agency.
Discontinuance of or Adjustments to the Index or Termination

of Our License Agreement with the Index Sponsor;
Alteration of Method of Calculation
If (i) the Index Sponsor discontinues publication of, or otherwise fails to publish,

the Index, (ii) our license agreement with
the Index Sponsor terminates or (iii) the Index Sponsor does not make the Index

Constituent Securities and/or their unit
weighting available to the Security Calculation Agent, and, in each case,

any other person or entity publishes an index
licensed to UBS that the Security Calculation Agent determines is comparable to the Index and for which the Index
Constituent Securities and/or their unit weighting are available to the Security

Calculation Agent (such index being referred
to herein as a “ successor index ”), and the Security Calculation Agent approves such index as a successor index, then the
Security Calculation Agent will determine the Index Closing Level on the applicable dates of determination, Coupon
Amounts and the amount payable at maturity,

call, acceleration or upon early redemption and all other related payments terms by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause
written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
If the Index Sponsor discontinues publication of the Index, our license agreement with the Index Sponsor terminates or the
Index Sponsor does not make the Index Constituent Securities and/or their unit weighting available to the Security
Calculation Agent, prior to, and such discontinuation, termination or unavailability is continuing on the Calculation Date or
any Index Business Day during a Measurement Period, or on the Redemption

Valuation

Date or on any Monthly Valuation
Date or Loss Rebalancing Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such time, or the
Security Calculation Agent has previously selected a successor index and publication of such successor index is
discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during a
Measurement Period, or on the Redemption Valuation

Date or on any Monthly Valuation

Date or Loss Rebalancing
Valuation

Date, as applicable, or any other relevant date on which the Index Closing

Level is to be determined, then the
Security Calculation Agent will determine the Index Closing Level using the Index Closing Level on the last Index Business
Day immediately prior to such discontinuation or unavailability,

as adjusted for certain corporate actions. In such event, the
Security Calculation Agent will cause notice thereof to be furnished to the trustee,

to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described herein as applying to the Index will thereafter apply
to the Substitute Index instead. In such event, the Security Calculation Agent will make such adjustments, if any, to any
level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the
circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the
Security Calculation Agent will determine all amounts hereunder,

including the Coupon Amounts, Current Principal
Amount, Current Indicative Principal Amount, Index Factor,

intraday indicative value, Accrued Fees, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity, call, or upon
early redemption by reference to such Substitute Index. If the Security

Calculation Agent so elects to replace the original
Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee,
to us and to the holders of the Securities.
An “ Index Replacement Event ” means:

(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or
Related Exchange (each as defined herein) is located that (i) makes it illegal for

UBS AG or its affiliates to hold,
acquire or dispose of units in the Index Constituent Securities included in the Index or options, futures, swaps or
other derivatives on the Index or the units in the Index Constituent Securities included in the Index (including but
not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties
with whom we transact or similarly situated third parties in performing our or their obligations in connection with
the Securities, (iii) has a material adverse effect on any of these parties’ ability to perform their obligations in
connection with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes
similar to the Securities, each as determined by the Security Calculation Agent;
(b)

any official administrative

decision, judicial

decision, administrative

action, regulatory

interpretation or

other
official pronouncement

interpreting or applying

those laws, regulations

or rules that is

announced on or

after
September 25, 2018

that (i) makes

it illegal for UBS

AG or its affiliates

to hold, acquire or

dispose of units

in the
Index Constituent

Securities included

in the Index or options,

futures, swaps or

other derivatives

on the Index or
the units in the Index

constituents included

in the Index (including

but not limited

to exchange-imposed

position
limits), (ii) materially

increases the cost

to us, our affiliates,

third parties with

whom we transact

or similarly
situated third parties

in performing our

or their obligations

in connection with

the Securities, (iii)

has a material
adverse effect on

the ability of us,

our affiliates,

third parties with

whom we transact

or a similarly

situated third
party to perform our

or their obligations

in connection with

the Securities or

(iv) materially

affects our ability

to
issue or transact

in exchange traded

notes similar

to the Securities,

each as determined

by the Security

Calculation
Agent;
(c)

any event that occurs on or after

September 25, 2018 that makes

it a violation of any law,

regulation or rule of
the United States (or any political

subdivision thereof), or any jurisdiction in

which a Primary Exchange or
Related Exchange (each as defined herein)

is located, or of any official administrative

decision, judicial
decision, administrative action, regulatory interpretation or other official pronouncement interpreting or
applying those laws, regulations or rules, (i)

for UBS AG or its affiliates

to hold, acquire or dispose of

units in
the Index Constituent Securities included

in the Index or options, futures, swaps

or other derivatives on the
Index or the units in the

Index constituents included in the Index

(including but not limited to exchange-
imposed position limits), (ii) for us,

our affiliates, third parties with whom

we transact or similarly situated
third parties to perform our or their

obligations in connection with the Securities

or (iii) for us to issue

or
transact in exchange traded notes

similar to the Securities, each as determined

by the Security Calculation
Agent;
(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a
materially increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk
of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if
any, announces that pursuant

to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not
immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as
such exchange or market, as applicable Notwithstanding these alternative arrangements, discontinuation of the
publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index or a successor index, or the value thereof,

is changed in a material respect,
or if the Index or a successor index is in any other way modified so that the Index Closing

Level of the Index or such
successor index does not, in the opinion of the Security Calculation Agent,

fairly represent the Index Closing Level of the
Index or such successor index had such changes or modifications not been made, then the Security Calculation Agent will
make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary
in order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may
be, as if such changes or modifications had not been made, and the Security Calculation

Agent will calculate the Index
Closing Level for the Index or such successor index with reference to the Index or such successor index, as adjusted. The
Security Calculation Agent will accordingly calculate the Index Closing Level,

the Index Valuation

Level, the Index
Performance Ratio, the Coupon Amount, the Reference Distribution

Amount, the Stub Reference Distribution Amount, if
any, the Accrued Fees ,

the Redemption Fee Amount, if any, the

Cash Settlement Amount, if any,

that we will pay you at
maturity, the Redemption

Amount, if any, upon early redemption,

if applicable, the Call Settlement Amount, if any,

that we
will pay you in the event UBS calls the Securities, the Acceleration Amount that we will pay you in the event of an optional
acceleration upon minimum indicative value, if applicable, the Loss Rebalancing

Closing Level, if any, the Monthly Initial
Closing Level and all related payment terms based on the Index Closing

Level calculated by the Security Calculation Agent,
as adjusted. Accordingly,

if the method of calculating the Index or a successor index is modified so that the level of the
Index or such successor index is a fraction of what it would have been if there had been no such modification (
e.g. , due to a
split in the Index), which, in turn, causes the Index Closing Level of the Index or such successor index to be a fraction of
what it would have been if there had been no such modification, then the Security

Calculation Agent will make such
calculations and adjustments in order to arrive at an Index Closing Level for the Index or such successor index as if it had
not been modified ( e.g. , as if such split had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index,
UBS may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make
such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or
characteristics of the relevant successor index or Substitute Index,

as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— There are potential conflicts of interest between you and the Security
Calculation Agent” in the prospectus supplement for a discussion of certain conflicts of interest which may arise with
respect to the Security Calculation Agent.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity,

call or acceleration, or upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York

City, but only
when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance
with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day or a New York

Business Day with respect to the Securities, we mean a day that is a
Business Day of the kind described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt
Securities” in “Description of Debt Securities We

May Offer” above.
Modified Business Day
As described in “Description of Debt Securities We

May Offer” under “Payment Mechanics for Debt Securities”,

any
payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next
day that is a Business Day, with the

same effect as if paid on the original due date, except as described under

“— Cash
Settlement Amount at Maturity,”

“— UBS’s Call Right” and “— Early

Redemption at the Option of the Holders” above.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We may issue additional

Securities
in amounts that exceed the amount on the cover of the prospectus supplement at any time, without your consent and without
notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not
subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description
of Debt Securities We

May Offer — Amounts That We

May Issue” in “Description of Debt Securities We

May Offer”
above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.

Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the

Securities and
secondary market trading between DTC participant.

7. ETRACS Monthly Pay 2xLeveraged US High Dividend Low Volatility

ETN Series B due October 21, 2049
Specific Terms

of the Securities
In this section, references to “holders” or “you”

mean those who own the Securities registered in

their own names, on the
books that we or the trustee maintain for

this purpose, and not those who own beneficial interests

in the Securities
registered in street name or in the

Securities issued in book-entry form

through The Depository Trust Company (“
DTC ”)
or another depositary. Owners of beneficial interests in

the Securities should read the section entitled

“Legal Ownership
and Book-Entry Issuance” under “Description of

Debt Securities We May Offer” above.
These Securities are part of a

series of UBS AG debt

securities entitled “Medium-Term Notes, Series B”

that we may
issue, from time to time, under

the indenture more particularly described under “Description of Debt Securities We
May Offer” above. This section summarizes

general financial and other terms that

apply to the Securities. Terms that
apply generally to all Medium-Term Notes,

Series B are described in “Description

of Debt Securities We May

Offer”
above. The terms described here supplement

those described in “Description of Debt Securities

We May Offer” above
and, if the terms described here

are inconsistent with those described there,

the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015
between us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.
The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity,

call or acceleration, or upon early
redemption. Instead, at maturity,

you will receive a cash payment per Security the amount of which will vary depending on the performance and path of the Index and will be reduced by the Accrued Fees as of the last Index Business Day in the
Final Measurement Period as described under “— Cash Settlement Amount at Maturity.” If the amount as calculated

is
equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than
zero, the Redemption Amount will be zero and you will not receive a cash payment.
Coupon Payment
For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an
amount in cash equal to the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation

Date (the
“ Coupon Amount ”).
If the Reference Distribution Amount on such Coupon Valuation

Date is zero, you will not receive any Coupon Amount on
the related Coupon Payment Date. The final Coupon Amount will be included in the Cash Settlement Amount if on the last
Index Business Day in the Final Measurement Period the Coupon Ex-Date

with respect to the final Coupon Amount has not
yet occurred.
The “ Coupon Payment Date
” means the fifteenth (15th) Index Business Day following each Coupon Valuation

Date. The
final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein. The first Coupon Payment
Date will be November 20, 2019, subject to adjustment as provided herein.
The “ Coupon Record Date
” means the ninth Index Business Day following each Coupon Valuation

Date.
The “ Coupon Ex-Date
,” with respect to a Coupon Amount, means the first Exchange Business Day on which the Securities
trade without the right to receive such Coupon Amount. Under current NYSE Arca practice,

the Coupon Ex-Date will
generally be the Exchange Business Day prior to the applicable Coupon Record

Date.
The “
Coupon Valuation

Date
” means the 30th day of each month, and the 28th day of February of each calendar year during the term of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following
such date, provided that the final Coupon Valuation

Date will be the Calculation Date, subject to adjustment described herein. The first Coupon Valuation

Date will be October 30, 2019.

The “ Reference Distribution Amount
” means (i) as of the first Coupon Valuation

Date, an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held
by such Reference Holder on the record date with respect to any Index

Constituent Security, for those cash

distributions
whose ex-dividend date occurs during the period from, but excluding, the

Initial Trade Date to, and including, the first
Coupon Valuation

Date; (ii) as of any other Coupon Valuation

Date (other than the Calculation Date), an amount equal to
the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent
Securities held by such Reference Holder on the record date with respect to any Index Constituent Security for those cash
distributions whose ex-dividend date occurs during the period from,

but excluding, the immediately preceding Coupon
Valuation

Date to, and including, such Coupon Valuation

Date; and (iii) as of the Calculation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent
Securities held by such Reference Holder on the record date with respect to any Index Constituent Security for those cash
distributions whose ex-dividend date occurs during the period from,

but excluding, the immediately preceding Coupon
Valuation

Date to, but excluding, the Calculation Date.
Notwithstanding the foregoing, with respect to cash distributions for an Index Constituent Security which is scheduled to be
paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such

Index Constituent Security fails to pay the
distribution to holders of such Index Constituent Security by the scheduled payment date for such distribution, such
distribution will be assumed to be zero for the purposes of calculating the applicable Reference

Distribution Amount.
The “ Reference Holder
” is, as of any date of determination, a hypothetical holder of a number of units of each

Index
Constituent Security equal to two times
(a) the product of (i) the published unit weighting of that Index Constituent

Security
as of that date and (ii) the Current Principal Amount, divided by (b) the Monthly Initial Closing Level or Loss Rebalancing
Closing Level, whichever is more recent.
“ record date
” means, (i) with respect to a distribution on an Index Constituent Security,

the date on which a holder of the
Index Constituent Security must be registered as a stockholder/unitholder of such Index Constituent Security in order to be
entitled to receive such distribution and (ii) with respect to any split or reverse split, the tenth Business Day after the
announcement date.
“ ex-dividend date
” means, with respect to a distribution on an Index Constituent Security,

the first Business Day on which
transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.
Cash Settlement Amount at Maturity
The “ Maturity Date
” is October 21, 2049, which will be the second Business Day following the last Index Business Day in
the Final Measurement Period, subject to adjustment as described below under

“— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated, you will receive at maturity a cash payment equal to:
(a)

the product of
(i)

the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Final
Measurement Period, plus
(b)

the final Coupon Amount, if on the last Index Business Day in the Final Measurement

Period the Coupon Ex-Date
with respect to the final Coupon Amount has not yet occurred, minus
(c)

the Accrued Fees

as of the last Index

Business Day in

the Final Measurement

Period,
plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Final

Measurement Period, if any.
We refer to this

cash payment as the “
Cash Settlement Amount .”
If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease
of presentation.
Current
Principal
Amount
×
Index
Factor
+
Final
Coupon
Amount
— Accrued Fees +
Stub
Reference
Distributio
n Amount
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is
insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts and/or any Stub Reference
Distribution Amount, as applicable, you may be entitled to receive),

or if the compounded leveraged monthly return
of the Index is negative, you may lose all or a substantial portion of your investment at maturity.

The Securities may be called by UBS

prior to the Maturity Date pursuant to UBS’s

Call Right and, upon the
occurrence of an acceleration event, the Securities may be

accelerated and redeemed by UBS, at its option
. See “—
UBS’s Call Right” and “— Optional Acceleration

Upon Minimum Indicative Value” below.
The Stated Principal Amount of each

Security is $25.00. The Securities may

be issued and sold over time

at then-
current market prices which may be

significantly higher or lower than the

Stated Principal Amount.
The Current Principal Amount for the period from the Initial Settlement Date to

October 31, 2019 (such period, the “
initial
calendar month
”) will equal $25.00 per Security (unless a Loss Rebalancing Event occurs during the initial calendar
month). For each subsequent calendar month, the Current Principal Amount for each Security will be reset as follows on the
Monthly Reset Date:
New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly
Valuation

Date – Accrued Fees on the applicable Monthly Valuation

Date
In the event of a Loss Rebalancing Event, the Current Principal Amount

will be reset on the applicable Loss Rebalancing
Reset Date as described below under “— Loss Rebalancing Events”.
If a day that would otherwise be a Monthly Reset Date falls within a Measurement

Period, then the Current Principal
Amount will not be reset on such date and no further Monthly Reset Dates will occur during the term of the Securities.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
For each calendar month, the “ Monthly Reset Date ” is the first Exchange Business Day of that month beginning on
November 1, 2019 and ending on October 1, 2049, subject to adjustment as described under “— Market Disruption Event.”
If a day that would otherwise be a Monthly Reset Date falls within a Measurement

Period, as applicable, then the Current
Principal Amount will not be reset on such date and no further Monthly

Reset Dates will occur during the term of the
Securities.
For each Monthly Reset Date, the “
Monthly Valuation

Date
” is the last Exchange Business Day of the previous calendar month beginning on October 31, 2019 and ending on September 30, 2049,

subject to adjustment as described under “—
Market Disruption Event.” If a day that would otherwise be a Monthly Reset Date falls within a Measurement Period, then
the Current Principal Amount will not be reset on such date and no further

Monthly Reset Dates or Monthly Valuation
Dates will occur during the term of the Securities.
The “ Index Factor ” is: 1 + (2 × Index Performance Ratio).
The “ Index Performance Ratio
” may be calculated on multiple dates of determination during any applicable calendar
month. The formula used to calculate the Index Performance Ratio on any date of determination depends on the number of
Loss Rebalancing Events that have occurred in the applicable calendar month.
If no Loss Rebalancing Events have occurred in the applicable calendar month, then on any Index Business Day during a
Measurement Period, or on the Monthly Valuation

Date, any Redemption Valuation

Date, the first Loss Rebalancing
Valuation

Date of the applicable calendar month or any other date of determination,

as applicable, the Index Performance
Ratio will be equal to:
Index Valuation

Level – Monthly Initial Closing Level

Monthly Initial Closing Level
where the “ Monthly Initial Closing Level
” for the initial calendar month is 230.9117,

the Index Closing Level on October
24, 2019. For each subsequent calendar month, the Monthly Initial Closing Level will equal the Index Closing Level on the
Monthly Valuation

Date for the previous calendar month. For example, the Monthly Initial Closing Level for

November
2019 will equal the Index Closing Level on October 31, 2019, subject to adjustment. If a day that would otherwise be a
Monthly Reset Date falls within a Measurement Period, then the

Current Principal Amount will not be reset on such date
and the Monthly Initial Closing Level for the then-current calendar month will remain the same as it was for the
immediately preceding calendar month.
If one or more Loss Rebalancing Events have occurred during the applicable calendar month, then on any Index Business
Day during a Measurement Period, or on the Monthly Valuation

Date, any Redemption Valuation

Date, on each Loss
Rebalancing Valuation

Date after the first Loss Rebalancing Valuation

Date in the applicable calendar month or on any
other date of determination, as applicable, the Index Performance Ratio will be equal to:
Index Valuation

Level – the most recent Loss Rebalancing Closing Level

the most recent Loss Rebalancing Closing Level
The “ Index Closing Level
” will equal the closing level of the Index on any date of determination,

as reported on the NYSE
and Bloomberg L.P.

The “
Index Valuation

Level
”, as determined by the Security Calculation Agent will equal the arithmetic mean of the Index
Closing Levels measured on each Index Business Day during the applicable Measurement

Period, or the Index Closing
Level on any Monthly Valuation

Date, Loss Rebalancing Valuation

Date or Redemption Valuation

Date, provided that if
the Redemption Valuation

Date falls in any Measurement Period, for the purposes of calculating the Index

Performance
Ratio as of the Redemption Valuation

Date, the Index Valuation

Level on any date of determination during such
Measurement Period shall equal (a) 1/5 times (b) (i) the sum of the Index Closing Levels on each Index Business Day from, and including, the first Index Business Day of the applicable Measurement Period,

to, and including, the date of
determination, plus
(ii) the number of Index Business Days from, but excluding, the date of determination to, and including,
the last Index Business Day in such Measurement Period, times the Index Closing Level on such date of determination.
“ Measurement Period
” means the Final Measurement Period, Call Measurement Period or Acceleration

Valuation

Period,
as applicable.
The “ intraday indicative value” , or “ Indicative Value
” is an amount per Security,

as determined by the Security
Calculation Agent as of any date of determination equal to (Current Principal

Amount on the previous calendar day × Index
Factor, calculated using the intraday indicative

value of the Index) — Accrued Fees + Coupon Amount with respect to the
Coupon Valuation

Date immediately preceding the date of determination if on the date of determination the Coupon Ex-
Date with respect to such Coupon Amount has not yet occurred + Reference

Distribution Amount, calculated as if such time
and date of determination is a Coupon Valuation

Date.
The “ Current Indicative Principal Amount
”, is an amount per Security,

as determined by the Security Calculation Agent
as of any date of determination, equal to the product of (i) the Current Principal

Amount and (ii) the Index Factor as of such
date, using the Index Closing Level as of such date as the Index Valuation

Level.
The “ Accrued Fees
” as of any date of determination means the sum of (1) the Accrued Tracking

Fee as of such date and (2)
the Accrued Financing Charges as of such date.
The Securities are subject to an “ Accrued Tracking Fee
” per Security, calculated

as follows:
(a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to 0.
(b)

On the initial Monthly Valuation

Date (or if applicable, on a Loss Rebalancing Date that occurs prior to the initial
Monthly Valuation

Date), the Accrued Tracking Fee is an amount

equal to the product of: (a) the Annual Tracking
Fee as of the initial Monthly Valuation

Date and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the Initial Trade

Date to, and including, the initial Monthly Valuation

Date (or
Loss Rebalancing Date, as applicable), and the denominator of which is 365.
(c)

On any subsequent Monthly Valuation

Date other than the Initial Monthly Valuation

Date or on any Loss
Rebalancing Date, the Accrued Tracking

Fee is an amount equal to the product of (a) the Annual Tracking

Fee as
of such Monthly Valuation

Date or Loss Rebalancing Date, as the case may be, and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Monthly Valuation
Date (or Loss Rebalancing Date, whichever is more recent), to, and including,

such Monthly Valuation

Date or
Loss Rebalancing Date, as the case may be, and the denominator of which is 365.
(d)

On the last Exchange Business Day of an

applicable Measurement Period, or as of the Redemption Valuation
Date, as applicable, the Accrued Tracking Fee is

an amount equal to the product of (a) the Annual

Tracking Fee
calculated as of the last Exchange Business Day

of the applicable Measurement Period, or as of the

Redemption
Valuation Date, as applicable, and (b) a fraction, the numerator of which is the total number of calendar days
from, but excluding, the immediately preceding Monthly Valuation Date

(or Loss Rebalancing Date, whichever
is more recent), to, and including, (i)

such last Exchange Business Day of such Measurement

Period, or (ii) such
Redemption Valuation Date (or, if the Optional Acceleration

Date or Redemption Valuation Date occurs prior to
the initial Monthly Valuation Date, the period from, and excluding,

the Initial Trade Date), as applicable, and
the denominator of which is 365.
The “ Annual Tracking Fee
” is, as of any date of determination, an amount per Security equal to the product of (i) the
Annual Tracking Rate and (ii) the Current Indicative

Principal Amount as of the immediately preceding Index Business
Day.
The “ Annual Tracking Rate ” is 0.85%. The Securities are subject to “ Accrued Financing Charges ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Charge for each Security is equal to $0.
(b)

On the initial Monthly Valuation

Date (or if applicable, on a Loss Rebalancing Date that occurs prior to the initial
Monthly Valuation

Date), the Accrued Financing Charge for each Security

will equal (a) the aggregate sum of (i)
the Financing Level as of each date starting from, but excluding, the Initial Trade

Date, to and including the initial
Monthly Valuation

Date (or Loss Rebalancing Date, whichever is more recent)
times (ii) the Financing Rate as of
such date, divided by (b) 360.

(c)

On any subsequent Monthly Valuation

Date, the Accrued Financing Charge for each Security will equal

(a) the
aggregate sum of (i) the Financing Level as of each date starting from, but excluding,

the immediately preceding
Monthly Valuation

Date (or Loss Rebalancing Valuation

Date, whichever is more recent), to and including, the
then current Monthly Valuation

Date
times (ii) the Financing Rate as of such date, divided by (b) 360.
(d)

On the last Index Business Day of an applicable Measurement Period, or as of the Redemption Valuation

Date, as
applicable, the Accrued Financing Charge for each Security

will equal (a) the aggregate sum of (i) the Financing
Level as of each date starting from, but excluding, the immediately preceding

Monthly Valuation

Date (or Loss
Rebalancing Valuation

Date, or, if the Redemption Valuation

Date falls in the Initial Calendar Month, the Initial
Trade Date, whichever is more recent), to, and including

such last Index Business Day in such Measurement
Period, or such Redemption Valuation

Date, as applicable,
times (ii) the Financing Rate as of such date, divided by
(b) 360.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “ Financing Level
” is, as of any date of determination, an amount that equals the Current Principal

Amount.
The “ Financing Rate ” will equal the sum of (a) the “ Financing Spread ” of 0.80% and (b) the three-month CME Term
SOFR rate plus a 0.2616% adjustment, on the day that is two U.S. Government

Securities Business Days prior to the
immediately preceding Monthly Valuation

Date.
The Accrued Financing Charges seek to compensate UBS for providing investors with the potential to receive a leveraged
participation in movements in the Index Closing Level and are intended to approximate the monthly financing costs that
investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the
Securities.
The “ Final Measurement Period
” means the five Index Business Days from, and including, the Calculation

Date, subject
to adjustment as described under “— Market Disruption Event.”
The “ Stub Reference Distribution Amount ” means, as of the last Index Business Day in a Measurement Period, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the
Index Constituent Securities held by such Reference Holder on the

“record date” with respect to any Index Constituent
Security, for those cash

distributions whose “ex-dividend date” occurs during the period from, but excluding,

the
immediately preceding Coupon Valuation

Date (or if such Redemption Valuation

Date or the Optional Acceleration Date
occurs prior to the first Coupon Valuation

Date, the period from but excluding the Initial Trade

Date) to, and including, such
last Index Business Day of such Measurement Period, or such Redemption

Valuation

Date, as applicable; provided, that for
the purpose of calculating the Stub Reference Distribution Amount,

the Reference Holder will be deemed to hold four-
fifths, three-fifths, two-fifths and one-fifth of the shares of each Index

Constituent Security it would otherwise hold on the
second, third, fourth and fifth Index Business Day,

respectively, in such Measurement

Period.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is currently
Solactive.
The “ Calculation Date
” means October 13, 2049, unless such day is not an Index Business Day,

in which case the
Calculation Date will be the next Index Business Day,

subject to adjustments.
“ Index Business Day
” means any day on which the Primary Exchange and each Related Exchange are scheduled to be
open for trading.
“ Exchange Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is
scheduled to be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ Related Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, each exchange or quotation system where trading has a material effect

(as determined by the Security Calculation
Agent) on the overall market for futures or options contracts relating to such

Index Constituent Security or such constituent
underlying a successor index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the
Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be
closed for the entire day for purposes of trading in U.S. government securities.

Underlying Index
The return on the Securities is linked to the performance of the price return version of the Solactive US High Dividend Low
Volatility

Index (“SOLHDLV”).

The Index is designed to measure the performance of 40 dividend yielding, relatively lower volatility Index Constituent Securities from the universe of the largest

1,000 U.S. listed stocks by market
capitalization.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as
described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index
Business Day no later than 12:00 noon, New York

City time, and a confirmation of redemption by no later than 5:00 p.m.,
New York

City time, on any applicable Index Business Day,

provided that you request that we redeem a minimum of
50,000 Securities. We

reserve the right from time to time to waive this minimum redemption amount in our sole discretion
on a case-by-case basis. You

should not assume you will be entitled to the benefit of any such waiver.

For any applicable
redemption request, the “
Redemption Valuation

Date
” will be the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are delivered,

except that we reserve the right from time to time
to accelerate, in our sole discretion on a case-by-case basis, the Redemption

Valuation

Date to the date on which the notice
of redemption is received by UBS rather than the following Index Business Day.

You

should not assume you will be
entitled to the benefit of any such acceleration. To

satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of
50,000 Securities.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be October
30, 2019, and the final Redemption Date will be October 14, 2049. In addition,

if a call notice has been issued or if
acceleration has been triggered, the last Redemption Valuation

Date will be the fifth Index Business day prior to the Call
Settlement Date or Acceleration Settlement Date, as applicable. If a Market Disruption

Event is continuing or occurs on the
applicable scheduled Redemption Valuation

Date with respect to any of the Index Constituent Securities, such Redemption
Valuation

Date may be postponed as described under “— Market Disruption Event.”
As of any Redemption Valuation

Date, the “Redemption Fee Amount” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described
under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant
Redemption Date equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee
Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and
you should not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Business Day following the applicable

Redemption Valuation
Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or
that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation.
Closing Indicative

Value
— Redemption Fee
Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
monthly return of the Index is insufficient to offset the

negative effect of the Accrued Fees and the Redemption Fee
Amount, if applicable (less any Coupon Amounts and/or any Stub Reference

Distribution Amount you may be
entitled to receive as of the Redemption Valuation

Date), or if the compounded leveraged monthly return of

the
Index is negative, you may lose all or a substantial portion of your investment upon early redemption.
The Securities may be called by UBS

prior to the Maturity Date pursuant to UBS’s

Call Right and, upon the
occurrence of an acceleration event, the Securities may be

accelerated and redeemed by UBS, at its option
. See “—
UBS’s Call Right” and “— Optional Acceleration

Upon Minimum Indicative Value” below.

We discuss these matters in “Description

of Debt Securities We May

Offer” above under “Description of Debt Securities
We May Offer

— Redemption and Repayment.”
The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or
discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in
this manner.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00
noon (New York City time) on the Index Business Day on which you elect to exercise your redemption

right. If we
receive your Redemption Notice by

the time specified in the

preceding sentence, we will respond

by sending you a
form of confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via
email in the specified form

by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for

your Redemption Confirmation to

be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Valuation Date at a price equal to the Redemption

Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon (New
York City time) on the applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the
relevant deadline. If your broker delivers your Redemption Notice after

12:00 noon (New York

City time), or your
Redemption Confirmation after 5:00 p.m. (New York

City time), on the Business Day prior to the applicable Redemption
Valuation

Date, your Redemption Notice will not be effective, you

will not be able to redeem your Securities until the
following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your
Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such
assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial
owners of Securities relating to the right to redeem their Securities will be irrevocable.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our
sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which the Redemption Notice is received
by UBS rather than the following Index Business Day.

You

should not assume you will be entitled to the benefit of any such waiver or election to accelerate the Redemption Valuation

Date.
UBS’s Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than eighteen (18) calendar days’ prior
notice to the holders of the Securities (which may be provided via press release),

such redemption to occur on any Business
Day that we may specify on or after November 12, 2019 through and including the Maturity Date. Upon early redemption in
the event we exercise this right, you will receive a cash payment equal to
(a)

the product of
(i)

the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Call
Measurement Period, plus
(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Call Valuation

Date if
on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date

with respect to such Coupon
Amount has not yet occurred, minus
(c)

the Accrued Fees

as of the last Index

Business Day in

the Call Measurement

Period,
plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement

Period, if any.
We refer to this cash payment as the “
Call Settlement

Amount
.”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.

The holders will receive payment for their Securities on the second Business Day following the last Index Business Day in
the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event.”
The “
Call Measurement

Period
” means:
(a)

if the Market Value

of Securities outstanding as at the close of business on the Exchange Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press
release) of its exercise of the UBS Call Right is less than $250,000,000, the Call Valuation

Date, subject to
adjustments as described under “— Market Disruption Event”;
(b)

if the Market Value

of Securities outstanding as at the close of business on the Exchange Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press
release) of its exercise of the UBS Call Right is equal to or greater than $250,000,000,

the five (5) Index Business
Days from and including the Call Valuation

Date, subject to adjustments as described under “— Market Disruption
Event.”
The “ Market Value
” of the Securities outstanding as of the close of business on the Exchange Business Day immediately
preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of
the UBS Call Right will equal:
Intraday indicative value as of such Exchange Business Day × number of

Securities outstanding as reported by HDLBIV
<Index> on Bloomberg.
The “
Call Valuation

Date
” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.
In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call
Measurement Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease
of presentation.
Current
Principal
Amount
×
Index Factor
+
Coupon
Amount
—
Accrued
Fees
+
Stub
Reference
Distribution
Amount
You

may lose all or a substantial portion of your investment upon a call. The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is
insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts and/or any Stub Reference
Distribution Amount, as applicable, you may be entitled to receive),

or if the compounded leveraged monthly return
of the Index is negative, you may lose all or a substantial portion of your investment upon a call.
In addition, upon the occurrence of an acceleration event, the Securities may be accelerated and redeemed by UBS,
at its option.
See “Specific Terms of the

Securities — Optional Acceleration Upon Minimum Indicative Value”

below.
Optional Acceleration Upon Minimum Indicative Value
If, at any time, the intraday indicative value

of the Securities on any Index Business Day equals $2.00 or

less (the
“ Indicative Value Optional Acceleration Trigger ”) (each such day, an “
Optional

Acceleration

Date
”), all issued and
outstanding Securities may be accelerated and redeemed by UBS,

at its option (even if the intraday indicative

value
would later exceed $2.00 on such Optional

Acceleration Date or any subsequent Index Business

Day) for a cash payment
equal to the Acceleration Amount (the “
Acceleration

Option
”).
In the event that the Indicative Value

Optional Acceleration Trigger threshold has

been breached, UBS will issue a press
release before 9:00 a.m. on the Index Business Day following the Optional Acceleration

Date announcing whether or not it
has elected to exercise its Acceleration Option. UBS is under no obligation to exercise its Acceleration Option and the
Securities may remain outstanding following an Indicative Value

Optional Acceleration Trigger Event occurring,

if UBS
does not elect to exercise such Acceleration Option.
The “ Acceleration Amount ” will equal
(a)

the product of
(i)

the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the
Acceleration Valuation

Period,
plus

(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Optional Acceleration
Date if on the last Index Business Day in the Acceleration Valuation

Period the Coupon Ex-Date with respect to
such Coupon Amount has not yet occurred, minus
(c)

the Accrued Fees as of the last Index Business Day in the Acceleration Valuation

Period,
plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Acceleration

Valuation

Period, if
any.
If the Acceleration Amount is equal to or less than zero, the payment upon acceleration will be zero.
If the Indicative Value

Optional Acceleration Trigger threshold has been breached

and UBS elects to exercise its
Acceleration Option, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your
investment in the Securities. The “ Acceleration Settlement Date ” will be the second Business Day following the last Index
Business Day of the Acceleration Valuation

Period. The “
Acceleration Valuation

Period
” will be the five Index Business
Days from, but excluding, the Optional Acceleration Date, subject to adjustment as described under “— Market Disruption
Event.” Subject to the prior verification by the Security Calculation Agent that the intraday indicative value of the Securities
of $2.00 or less was accurately calculated by the NYSE, UBS must provide notice

(which may be provided via press
release) to the holders of the Securities that the minimum indicative value threshold has been breached not less than five
calendar days prior to the Acceleration Settlement Date.
If the Securities undergo a split or reverse split, the Indicative Value

Optional Acceleration Trigger will be adjusted
accordingly.
The following graphic illustrates the formula to determine the Acceleration

Amount, which has been simplified for ease of
presentation.
Current
Principal
Amount

×

Index Factor
+
Coupon
Amount
— Accrued Fees +
Stub Reference
Distribution
Amount
You may lose all or a

substantial portion of your investment upon

acceleration. The combined negative effect of the
Accrued Fees will reduce your final payment. If

the compounded leveraged monthly return of

the Index is insufficient to
offset the negative effect of

the Accrued Fees (less any Coupon

Amounts and/or any Stub Reference Distribution

Amount,
as applicable, you may be entitled

to receive), or if the compounded

leveraged monthly return of the Index

is negative, you
may lose all or a substantial

portion of your investment upon acceleration.
In addition, the Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right
. See “—
UBS’s Call Right” above.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “
Loss Rebalancing

Event
” occurs if, at any

time, the Intraday

Index Value

on any Index Business

Day (other than an
Excluded Day,

as defined herein)

decreases 20% in

value from the previous

Monthly Initial

Closing Level or

Loss
Rebalancing Closing

Level, whichever

is more recent. If

a Loss Rebalancing

Event occurs, the

Current Principal

Amount
of the Securities

will be reset

as described below,

which will have

the effect of deleveraging

your Securities

with the aim
of resetting the then

-current leverage

to approximately

2.0. A Loss Rebalancing

Event may occur

irrespective of whether

a
Market Disruption

Event also occurs on

such Index Business

Day.
Upon the occurrence of a Loss Rebalancing Event, the Current Principal

Amount will be reset on the applicable Loss
Rebalancing Reset Date as follows:
New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Loss Rebalancing
Valuation

Date — Accrued Fees on the applicable Loss Rebalancing Valuation

Date
In the event of a Loss

Rebalancing Event,

the Financing Rate

will not be adjusted.
On the next Monthly Valuation

Date following one or more Loss Rebalancing Events, the Monthly

Initial Closing Level
will be replaced with the most recent Loss Rebalancing Closing Level in the calculation of the Index Performance Ratio.

Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar month. This means both that (i) the Current Principal Amount may be reset more frequently than monthly
and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s).
Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing
Event your Securities will have less exposure to a potential positive gain in value relative to the exposure before the
occurrence of such Loss Rebalancing Event.
On any Loss Rebalancing Valuation

Date, the Accrued Financing Charges for each Security will equal the product of (i) the
Financing Level on the immediately preceding Monthly Valuation

Date or Loss Rebalancing Valuation

Date, whichever is
more recent, times
(ii) the Financing Rate times (iii) the number of calendar days from, but excluding,

the immediately
preceding Monthly Valuation

Date or Loss Rebalancing Valuation

Date, whichever is more recent, to, and including, the
then current Loss Rebalancing Valuation

Date
divided by (iv) 360.
An “ Excluded Day
” means (i) the Index Business Day immediately preceding any Monthly

Valuation

Date, (ii) any
Monthly Valuation

Date, (iii) any Loss Rebalancing Valuation

Date (iv) the Index Business Day immediately preceding the
first day of the Final Measurement Period or any day after such Index Business Day,

(v) the Index Business Day
immediately preceding the first day of the Call Measurement Period or any day after such Index Business Day,

or (vi) the
Optional Acceleration Date or any day after the Optional Acceleration

Date.
“ Loss Rebalancing Closing Level
” means the Index Closing Level on the Loss Rebalancing Valuation

Date.
“ Loss Rebalancing Reset Date
” means the first Index Business Day immediately following a Loss Rebalancing

Valuation
Date, subject to adjustment as described under “— Market Disruption

Event.”
“ Loss Rebalancing Valuation Date ” means:
(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”;
(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day
following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market
Disruption Event.”
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible
for all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or
upon early redemption or call, or at other times, the Current Principal Amount,

Current Indicative Principal Amount,
intraday indicative value, Market Disruption Events, Business Days, Index

Business Days, Exchange Business Days, the
Index Factor, the Index Performance

Ratio, the Index Valuation

Level, the Financing Level, the Accrued Fees (including
determining any successor to the LIBOR base rate), the Coupon Amount,

the Reference Distribution Amount, the Stub
Reference Distribution Amount, if any,

the Accrued Fees, the Redemption Fee Amount, the Cash Settlement Amount,

if
any, that we will pay you at maturity,

the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount,

if any, that
we will pay you upon redemption, if applicable, the Acceleration Amount that we will pay you upon acceleration, the Call
Settlement Amount, if any,

that we will pay you in the event that UBS calls the Securities, whether a Loss Rebalancing
Event has occurred and whether any day is a Business Day,

Index Business Day or an Exchange Business Day and all such
other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent. The
Security Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether
there has been a material change in the Index. The Security Calculation Agent will make all such determinations and
calculations in its sole discretion, and absent manifest error,

all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Security, without liability
on the part of the Security Calculation Agent. You

will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Security Calculation

Agent. We may appoint

a different Security
Calculation Agent from time to time without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity,

call or acceleration, or upon early redemption, or on a Coupon
Payment Date on or prior to 12:00 noon, New York

City time, on the Business Day immediately preceding the Maturity
Date, any Redemption Date, any Call Settlement Date, Acceleration Settlement Date

or any Coupon Payment Date, as
applicable.
All dollar amounts related to determination of the Coupon Amount,

the Reference Distribution Amount, the Stub Reference
Distribution Amount, if any,

the Accrued Fees, the Redemption Amount and Redemption Fee Amount,

if any, per Security,
the Call Settlement Amount, if any,

per Security, the Current Principal

Amount, the Acceleration Amount, the Financing
Level, and the Cash Settlement Amount, if any,

per Security, will be rounded

to the nearest ten-thousandth, with five one
hundred-thousandths rounded upward ( e.g. , .76545 would be rounded up to .7655); and all dollar amounts paid on the
Stated Principal Amount of the Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as
defined below), the Index Closing Level for such Averaging

Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not
continuing (the “
Deferred Averaging

Date
”) with respect to the Index irrespective of whether, pursuant to such
determination, the Deferred Averaging

Date would fall on a date originally scheduled to be an Averaging

Date. If the
postponement described in the preceding sentence results in the Index Closing

Level being calculated on a day originally
scheduled to be an Averaging

Date, for purposes of determining the Index Closing Level on any

Averaging

Date, the
Security Calculation Agent or one of

its affiliates, as the case may be,

will apply the Index Closing Level

for such
Deferred Averaging Date (i) on

the date(s) of the original Market

Disruption Event and (ii) such Averaging

Date. For
example, if the applicable Measurement

Period for purposes of calculating the

Call Settlement Amount is based

on the
arithmetic mean of the Index Closing

Levels on November 3, November 4,

November 5, November 6 and November

7,
and there is a Market Disruption Event

with respect to the Index on

November 3, but no other Market Disruption

Event
during such Measurement Period, then the

Index Closing Level on November 4

will be used twice to calculate the

Call
Settlement Amount, and the Call Settlement

Amount will be determined based on

the arithmetic mean of the Index
Closing Levels on November 4, November 4,

November 5, November 6 and November

7. The same approach would be
applied if there is a Market

Disruption Event during any Measurement Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption
Valuation

Date or any Monthly Valuation

Date or Loss Rebalancing Valuation

Date, the Index Closing Level for such
Redemption Valuation

Date, Monthly Valuation

Date or Loss Rebalancing Valuation

Date, as applicable, will be
determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a
Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption
Valuation

Date, for purposes of calculating a Redemption Amount, is based on the Index Closing

Level on November 3 and
there is a Market Disruption Event with respect to the Index on November 3,

then the Index Closing Level on October 4 will
be used to calculate the Redemption Amount, assuming that no such Market Disruption

Event has occurred or is continuing
on November 4.
In no event, however, will any postponement

pursuant to the two immediately preceding paragraphs result in the final
Averaging

Date or any Monthly Valuation

Date, Redemption Valuation

Date or Loss Rebalancing Valuation

Date, as
applicable, occurring more than three Index Business Days following the day originally scheduled to be such final
Averaging

Date or such Monthly Valuation

Date, Redemption Valuation

Date or Loss Rebalancing Valuation

Date. If a
Market Disruption Event has occurred or is continuing with respect to the

Index on the third Index Business Day following
the date originally scheduled to be the final Averaging

Date or any Monthly Valuation

Date, Redemption Valuation

Date or
Loss Rebalancing Valuation

Date, as applicable, the Security Calculation Agent or one of its affiliates will determine the
Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such third
Index Business Day but for such Market Disruption Event. If any Monthly

Valuation

Date or Loss Rebalancing Valuation
Date is postponed as described above, the succeeding Monthly Reset Date or Loss Rebalancing

Reset Date will occur on the
next Index Business Day following the postponed Monthly Valuation

Date or Loss Rebalancing Valuation

Date, as
applicable.
An “ Averaging Date
” means each of the Index Business Days during a Measurement Period, subject to adjustment as
described herein.
Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities for
trading in the Index Constituent Security,

whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled
“Use of Proceeds and Hedging”.
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change
in the regular business hours of the relevant market; or
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May
Offer — Optional Tax

Redemption” in “Description of Debt Securities We

May Offer” above. If we exercise this right, the
redemption price of the Securities will be determined by the Security Calculation

Agent in a manner reasonably calculated
to preserve your and our relative economic positions.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of
the principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
In addition to the default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to
the final Coupon Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration
was the last Index Business Day in the Final Measurement Period and the

four Index Business Days immediately preceding
the date of acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the
fourth Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the
accelerated final Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being
the relevant final Coupon Valuation

Date.
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term
Notes, Series B, as constituting the outstanding principal amount of the

Securities. Although the terms of the Securities may
differ from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all
Medium-Term Notes, Series

B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term

Notes, Series B, including the Securities. This action may involve changing some of the
terms that apply to the Medium-Term

Notes, Series B, accelerating the maturity of the Medium-Term

Notes, Series B after a
default or waiving some of our obligations under the indenture. We discuss these matters in “Description of Debt Securities
We May Offer

”

above under “Default, Remedies and Waiver

of Default” and “Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security
Calculation Agent in its sole discretion, for the aggregate Stated Principal

Amount of the Securities, equal to the cost of
having a qualified financial institution, of the kind and selected as described below, expressly assume all our

payment and
other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to
undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That
cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing
any documentation necessary for this

assumption or undertaking.
During the default quotation period for

the Securities, which we describe below,

the holders of the Securities and/or

we
may request a qualified financial institution

to provide a quotation of the

amount it would charge to

effect this
assumption or undertaking. If either party obtains

a quotation, it must notify the other

party in writing of the quotation.
The amount referred to in the first

bullet point above will equal the

lowest — or, if there is

only one, the only —
quotation obtained, and as to

which notice is so given, during

the default quotation period. With respect to

any
quotation, however, the party not obtaining the

quotation may object, on reasonable and

significant grounds, to the
assumption or undertaking by the qualified financial

institution providing the quotation and notify the

other party in
writing of those grounds within two

Business Days after the last day of

the default quotation period, in which case

that
quotation will be disregarded in determining

the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described
above.
If either of these

two events occurs,

the default quotation

period will continue

until the third

Business Day after

the first
Business Day on which

prompt notice of a

quotation is given

as described above.

If that quotation

is objected to

as
described above within

five (5) Business

Days after that first

Business Day,

however,

the default quotation

period will
continue as described

in the prior sentence

and this sentence.

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before
the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or
any successor, or any other comparable

rating then used by that rating

agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that
rating agency.
Discontinuance of or Adjustments to the Index or Termination

of Our License Agreement with the Index Sponsor;
Alteration of Method of Calculation
If (i) the Index Sponsor discontinues publication of, or otherwise fails to publish,

the Index, (ii) our license agreement with
the Index Sponsor terminates or (iii) the Index Sponsor does not make the Index

Constituent Securities and/or their unit
weighting available to the Security Calculation Agent, and, in each case, any other person or entity publishes an index
licensed to UBS that the Security Calculation Agent determines is comparable to the Index and for which the Index
Constituent Securities and/or their unit weighting are available to the Security

Calculation Agent (such index being referred
to herein as a “ successor index ”),and the Security Calculation Agent approves such index as a successor index, then the
Security Calculation Agent will determine the Index Closing Level on the applicable dates of determination, Coupon
Amounts and the amount payable at maturity,

call, acceleration or upon early redemption and all other related payments terms by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause
written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
If the Index Sponsor discontinues publication of the Index, our license agreement with the Index Sponsor terminates or the
Index Sponsor does not make the Index Constituent Securities and/or their unit weighting available to the Security
Calculation Agent, prior to, and such discontinuation, termination or unavailability is continuing on the Calculation Date or
any Index Business Day during a Measurement Period, or on the Redemption

Valuation

Date or on any Monthly Valuation
Date or Loss Rebalancing Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such time, or the
Security Calculation Agent has previously selected a successor index and publication of such successor index is
discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during a
Measurement Period, or on the Redemption Valuation

Date or on any Monthly Valuation

Date or Loss Rebalancing
Valuation

Date, as applicable, or any other relevant date on which the Index Closing

Level is to be determined, then the
Security Calculation Agent will determine the Index Closing Level using the Index Closing Level on the last Index Business
Day immediately prior to such discontinuation or unavailability,

as adjusted for certain corporate actions. In such event, the
Security Calculation Agent will cause notice thereof to be furnished to the trustee,

to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described herein as applying to the Index will thereafter apply
to the Substitute Index instead. In such event, the Security Calculation Agent will make such adjustments, if any, to any
level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the
circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the
Security Calculation Agent will determine all amounts hereunder,

including the Coupon Amounts, Current Principal
Amount, Current Indicative Principal Amount, Index Factor,

intraday indicative value, Accrued Fees, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity, call, or upon
early redemption by reference to such Substitute Index. If the Security

Calculation Agent so elects to replace the original
Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee,
to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:

(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or
Related Exchange (each as defined herein) is located that (i) makes it illegal for

UBS AG or its affiliates to hold,
acquire or dispose of units in the Index Constituent Securities included in the Index or options, futures, swaps or
other derivatives on the Index or the units in the Index Constituent Securities included in the Index (including but
not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties
with whom we transact or similarly situated third parties in performing our or their obligations in connection with
the Securities, (iii) has a material adverse effect on any of these parties’ ability to perform their obligations in
connection with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes
similar to the Securities, each as determined by the Security Calculation Agent;
(b)

any official administrative

decision, judicial

decision, administrative

action, regulatory

interpretation or

other
official pronouncement

interpreting or applying

those laws, regulations

or rules that is

announced on or

after
October 24, 2019 that

(i) makes it illegal

for UBS AG or its

affiliates to hold,

acquire or dispose

of units in the
Index Constituent

Securities included

in the Index or options,

futures, swaps or

other derivatives

on the Index or
the units in the Index

constituents included

in the Index (including

but not limited

to exchange-imposed

position
limits), (ii) materially

increases the cost

to us, our affiliates,

third parties with

whom we transact

or similarly
situated third parties

in performing our

or their obligations

in connection with

the Securities, (iii)

has a material
adverse effect on

the ability of us,

our affiliates,

third parties with

whom we transact

or a similarly

situated third
party to perform our

or their obligations

in connection with

the Securities or

(iv) materially

affects our

ability to
issue or transact

in exchange traded

notes similar

to the Securities,

each as determined

by the Security

Calculation
Agent;
(c)

any event that occurs on

or after October 24, 2019

that makes it a violation

of any law, regulation or rule

of
the United States (or

any political subdivision thereof), or

any jurisdiction in which a

Primary Exchange or
Related Exchange (each as defined herein)

is located, or of any official

administrative decision, judicial
decision, administrative action, regulatory interpretation or other official pronouncement interpreting or
applying those laws, regulations or

rules, (i) for UBS AG or

its affiliates to hold, acquire or

dispose of units
in the Index Constituent Securities

included in the Index or

options, futures, swaps or other derivatives

on the
Index or the units in

the Index constituents included in

the Index (including but not

limited to exchange-
imposed position limits), (ii) for

us, our affiliates, third parties

with whom we transact

or similarly situated
third parties to perform our

or their obligations in

connection with the Securities

or (iii) for us to issue

or
transact in exchange traded notes

similar to the Securities,

each as determined by the

Security Calculation
Agent;
(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a
materially increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk
of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if
any, announces that pursuant

to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not
immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as
such exchange or market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index or a successor index, or the value thereof,

is changed in a material respect,
or if the Index or a successor index is in any other way modified so that the Index Closing

Level of the Index or such
successor index does not, in the opinion of the Security Calculation Agent,

fairly represent the Index Closing Level of the
Index or such successor index had such changes or modifications not been made, then the Security Calculation Agent will
make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary
in order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may
be, as if such changes or modifications had not been made, and the Security Calculation

Agent will calculate the Index
Closing Level for the Index or such successor index with reference to the Index or such successor index, as adjusted. The
Security Calculation Agent will accordingly calculate the Index Closing Level,

the Index Valuation

Level, the Index
Performance Ratio, the Coupon Amount, the Reference Distribution

Amount, the Stub Reference Distribution Amount, if
any, the Accrued Fees,

the Redemption Fee Amount, if any, the

Cash Settlement Amount, if any,

that we will pay you at
maturity, the Redemption

Amount, if any, upon early redemption,

if applicable, the Call Settlement Amount, if any,

that we
will pay you in the event UBS calls the Securities, the Acceleration Amount that we will pay you in the event of an optional
acceleration upon minimum indicative value, if applicable, the Loss Rebalancing

Closing Level, if any, the Monthly Initial
Closing Level and all related payment terms based on the Index Closing

Level calculated by the Security Calculation Agent,
as adjusted. Accordingly,

if the method of calculating the Index or a successor index is modified so that the level of the
Index or such successor index is a fraction of what it would have been if there had been no such modification (
e.g. , due to a
split in the Index), which, in turn, causes the Index Closing Level of the Index or such successor index to be a fraction of
what it would have been if there had been no such modification, then the Security

Calculation Agent will make such
calculations and adjustments in order to arrive at an Index Closing Level for the Index or such successor index as if it had
not been modified ( e.g. , as if such split had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index,
UBS may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make
such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or
characteristics of the relevant successor index or Substitute Index,

as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— There are potential conflicts of interest between you and the Security
Calculation Agent” in the prospectus supplement for a discussion of certain conflicts of interest which may arise with
respect to the Security Calculation Agent.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity,

call or acceleration, or upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York

City, but only
when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance
with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day or a New York

Business Day with respect to the Securities, we mean a day that is a
Business Day of the kind described in “Payment Mechanics for Debt

Securities” in “Description of Debt Securities We

May
Offer” above.
Modified Business Day
As described in “Payment Mechanics for Debt Securities”

in “Description of Debt Securities We May Offer”

above, any
payment on the Securities that would otherwise be

due on a day that is not a Business Day may

instead be paid on the
next day that is a Business Day,

with the same effect as if paid on

the original due date, except as described under “—
Cash Settlement Amount at Maturity,” “— UBS’s Call

Right” and “— Early Redemption at the Option

of the Holders”
above.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We may issue additional

Securities
in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities
do not limit our ability to incur other indebtedness or to issue other securities.

Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Amounts That We May

Issue” in
“Description of Debt Securities We

May Offer” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.

Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

8. ETRACS Quarterly Pay 1.5x Leveraged Alerian MLP Index ETN due June 10,

2050
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that
we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street
name or in the Securities issued in book-entry form through The Depository

Trust Company (“DTC”) or another depositary.
Owners of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance”
under “Description of

Debt Securities

We May Offer” above.
The Securities are part of a series of UBS AG debt securities entitled “Medium-Term

Notes, Series B” that we may issue,
from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus
supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply

generally to all
Medium-Term Notes, Series

B are described in “Description of Debt Securities We

May Offer” in the accompanying
prospectus. The terms described here (i.e., in this prospectus supplement)

supplement those described in the accompanying
prospectus and, if the terms described here are inconsistent with those described there, the terms described here are
controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015
between us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.
The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity,

call or acceleration upon the occurrence of a
Zero Value

Event, or upon early redemption. Instead, at maturity,

you will receive a cash payment per Security the amount
of which will vary depending on the performance and path of the Index and will be reduced by the Accrued Fees as of the
last Index Business Day in the Final Measurement Period as described under “— Cash Settlement Amount at Maturity.”

If
the amount as calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a
cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than
zero, the Redemption Amount will be zero and you will not receive a cash payment.
If a Zero Value

Event occurs, for each Security you will receive a cash payment per Security on the

Zero Value

Settlement
Date equal to the (i) the Measurement Period Cash Amount, on the immediately preceding calendar day,

plus (ii) the
Accrued Dividend, on the date on which the Zero Value

Event occurred, minus (iii) the Accrued Fees, on the date on which the Zero Value

Event occurred, as described under “— Automatic Acceleration Upon Zero

Value

Event.”
Coupon Payment
For each

Security

you hold

on the

applicable

Coupon

Record

Date,

on each

Coupon

Payment

Date you

will receive

an
amount

in cash

equal

to the

Coupon

Amount.

The Coupon

Amount

will equal

the

sum of the

cash distributions that

a
hypothetical holder

of Index constituents

would have been entitled

to receive

in respect

of the

Index constituents

during
the relevant

period. The

Coupon Amount

may be

equal to zero.
The “ Coupon Amount
” means (i) on any calendar day that is not a Coupon Ex-Date,

zero; and (ii)

on

any calendar

day
that is

a Coupon

Ex-Date,

an amount

per Security

equal to

the Accrued

Dividend

on

the

Coupon

Valuation

Date
immediately

preceding

such Coupon

Ex-Date.

The

minimum

value

of

the Coupon Amount

will be

zero.
The

following

graphic

illustrates

the

formula

to

determine

the

Coupon

Amount on

a

Coupon

Ex-Date,

which has

been
simplified for

ease of

presentation:
Coupon Amount =
Accrued Dividend, on the immediately
preceding Coupon Valuation

Date
If the

Securities undergo

a split

or reverse

split, the

Coupon Amount

will be

adjusted accordingly.
The “ Accrued Dividend
” means

(i) on

the Initial Trade

Date, zero;

and (ii) on

any subsequent

calendar day,

an
amount per

Security equal

to (a) the

Accrued Dividend

as of the

immediately preceding

calendar day,
plus (b)
the

Daily

Dividend

on such

calendar

day,
minus
the Coupon

Amount

on such

calendar

day.
If the

Securities undergo

a split or

reverse split,

the Accrued

Dividend will

be adjusted

accordingly.

The “ Daily Dividend
” means,

on any

calendar day,

an amount

per Security

equal to

(a)(i) the

Index
Dividend Point, times (ii) the Leverage Factor, times (iii) the Current Principal Amount on the immediately preceding calendar

day,
times
(iv) the

Residual Factor

on the immediately

preceding calendar day,
divided
by
(b) the

Last Reset

Index Closing

Level.
The “
Index Dividend

Point
” means,

on any

calendar day,

an amount

per Security

equal to

the
sum of the
products
of (i)

the cash

value of

distributions

that a

hypothetical holder

of one

share of

each Index Constituent
Security on

such calendar day

would have

been entitled

to receive

in respect

of that Index Constituent

Security
for those

cash distributions

whose “ex-dividend

date” occurs

on such

calendar day and

(ii) the

number of

units
of that

Index Constituent

Security included

in the

Index as

of such

date.
The

Index Dividend

Point may

not be

publicly disseminated

by the

Index Calculation

Agent. The

data

used
to calculate

the Index

Dividend Point

is the property

of the Index

Sponsor and

investors may

be required to
pay a fee

and meet any

other requirements

of the Index

Sponsor, in

order to access

such information. See
“Risk Factors — The value of the Index Dividend

Point may not be publicly disseminated

or otherwise

freely
accessible to

investors”.
The Index

Dividend Point,

on any

calendar day,

represents the

total cash

value of

distributions that

a
hypothetical holder

of the

Index Constituent

Securities, in

proportion to

the weights

of the

Index Constituent
Securities, would

have been

entitled to

receive with

respect to

any Index

Constituent Securities for

those
cash distributions

whose “ex-dividend

date” occurs

on such

calendar day.
The “
Coupon Payment

Date
” means

the fifteenth

(15th) Index

Business Day

following each

Coupon Valuation
Date.

The

first

Coupon

Payment

Date

will be

July 22,

2020,

subject

to

adjustment

as provided herein. If such
day is not a Coupon Business Day,

the Coupon Payment Date

shall

be

the

following Coupon

Business Day.
If the Final Coupon Ex-Date occurs prior to the Maturity Date, but the Final

Coupon Payment Date otherwise
occurs after the Maturity Date, in such case, the Final Coupon Payment Date will be the

Maturity Date, subject to
adjustment as provided herein.
The “ Coupon Record Date
” means the ninth Index Business Day following each Coupon Valuation

Date. If such
day is not a Coupon Business Day,

the Coupon Record Date shall be the immediately preceding Coupon Business
Day.
The “ Coupon Ex-Date
,” with respect to a Coupon Amount, means the first Coupon Business Day on which the Securities
trade without the right to receive such Coupon Amount. Under current NYSE Arca practice,

the Coupon Ex-Date will
generally be the Coupon Business Day immediately

preceding the applicable Coupon Record Date.
If a Zero Value

Event occurs on an Index Business Day that would otherwise be a Coupon Ex-Date,

such day will not be a
valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended.

In this case, the Coupon Amount corresponding
to such Coupon Ex-Date will be included in the Zero Value

Settlement Amount payable on the Zero Value

Settlement Date.
In addition, if a day that would otherwise by a Coupon Ex-Date occurs on or after the first day of an applicable
Measurement Period, such day will not be a valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended. In
this case, the Coupon Amount corresponding to such Coupon Ex-date will be included in the Cash Settlement Amount or
Call Settlement Amount payable at maturity or call, respectively.
The “
Coupon Valuation

Date
” means the 30th day of each March, June, September and December,

of each calendar year
during the term of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following
such date, provided that the final Coupon Valuation

Date will be the Calculation Date, subject to adjustment described herein. The first Coupon Valuation

Date will be
June 30, 2020.
Notwithstanding the foregoing, with respect to cash distributions or dividends on an Index Constituent Security which is
scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if,

the issuer of such Index Constituent Security
fails to pay the dividend or distribution to holders of such Index Constituent

Security by the scheduled payment date for
such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the
applicable Coupon Amount. Any such delayed dividend or distribution payment from the issuer of an Index Constituent
Security will be attributed back to the Accrued Dividend and included in the next

Coupon Amount.
“ Coupon Business Day
” means any Index Business Day other than an Index Business Day on which banking institutions in
New York

are generally not authorized or obligated by law,

regulation or executive order to open.

“ record date
” means, (i) with respect to a distribution on an Index Constituent Security,

the date on which a holder of the
Index Constituent Security must be registered as a stockholder/unitholder of such Index Constituent Security in order to be
entitled to receive such distribution and (ii) with respect to any split or reverse split, the tenth Business Day after the
announcement date.
“ ex-dividend date
” means, with respect to a distribution on an Index Constituent Security,

the first Business Day on which
transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.
Cash Settlement

Amount

at Maturity
The “
Maturity

Date
” is

June 10,

2050, which

will be

the third

Business Day

following

the last

Index

Business Day

in
the Final

Measurement Period,

subject to

adjustment as

described below

under “— Market

Disruption

Event.”
For each

Security,

unless earlier called,

redeemed or

accelerated, you

will receive at

maturity a cash payment

equal to

the
Closing Indicative

Value

on the

last Index

Business Day

in the

applicable Measurement Period.
We
refer to this

cash
payment as the

“
Cash Settlement Amount
.” If the

amount so

calculated is

equal to

or less

than zero,

the payment

will be
zero.
The following

graphic illustrates

the formula

to determine

the Cash

Settlement Amount,

which has

been

simplified for
ease of

presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Final Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative
effect of the Accrued Fees (less any Coupon Amounts you may be entitled to receive), or if the compounded
leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging
Event) is negative, you may lose all or a substantial portion of your investment at maturity. The occurrence

of Loss
Rebalancing Events will result in more frequent

than quarterly compounding.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right and, upon the
occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by
UBS. If the Securities are called by UBS or accelerated upon the occurrence of a Zero Value

Event, the Call
Settlement Amount or Zero Value

Settlement Amount, as applicable, may be zero and you may

lose all or a
substantial portion of your investment.

See “Specific Terms of the

Securities — UBS’s Call Right” and

“Specific

Terms
of

the

Securities

— Automatic Acceleration

Upon Zero

Value

Event”.
The “ Stated Principal Amount
” of each

Security is $25.00.

The Securities may

be issued and sold

over time at then-
current market prices

which may be

significantly higher or

lower than the

Stated Principal

Amount. If

the Securities
undergo a

split or

reverse split,

the Stated

Principal Amount

will be adjusted

accordingly.
The “
Closing Indicative

Value
” per

Security,

will be calculated

as follows:
a)
On

the Initial

Trade

Date,

$25.00 per

Security;
b)
On any

other calendar

day,

prior to

the first

day of

an applicable

Measurement

Period, an

amount per Security
equal to:
(Current Principal

Amount on

the immediately

preceding calendar

day ×

Index Factor)

-
Accrued Fees

+ Accrued

Dividend
c)
From and

including the

first day

of an

applicable Measurement

Period, an

amount per

Security equal to:
(Current Principal

Amount, on

the calendar

day immediately

preceding the

first day

of the Measurement

Period ×
Index Factor

× Residual

Factor) -

Accrued Fees

+ Accrued

Dividend +Measurement

Period Cash

Amount
d)
The minimum

value of

the Closing

Indicative

Value

on any

calendar day

will be

zero.
If a Zero Value

Event occurs on any Index Business Day then the Closing Indicative Value will be equal to the Zero
Value Settlement

Amount on the date on which the Zero Value

Event occurred, and on all future calendar days.
Upon the occurrence of a Zero Value

Event, investors will likely lose all or substantially all of their investment. You will not benefit from any future exposure to

the Index after the occurrence of a Zero Value

Event. See “—
Automatic Acceleration

Upon Zero

Value

Event”.

The actual

trading price of

the Securities in

the secondary

market may vary

significantly from

their

Closing
Indicative Value.
If the

Securities undergo

a split

or reverse

split, the

Closing Indicative

Value

will be

adjusted accordingly.
The “ Current Principal Amount
” represents the

unleveraged investment in

the Index Constituent Securities

per
Security at

the close

of trading

on any

Reset Valuation

Date. The

notional financing amount

per Security

in
order to

generate the leveraged

returns would

be approximately half

of the Current Principal Amount

at the close
of trading on any Reset Valuation

Date. If

a

Permanent Deleveraging

Event occurs,

the leverage

of your
Securities will

be permanently

reset to

1.0 and the

notional financing amount will be equal to zero. If a Zero
Value

Event occurs prior to your Securities permanently

resetting to

1.0 at

the end

of the

Second Permanent
Deleveraging Valuation

Date, then

your

Securities will

be fully

redeemed and

you will receive

the Zero

Value
Settlement Amount

(which amount may

be zero).
The Current

Principal Amount

per Security,

will be

calculated

as follows:
(1)
From and

including the

Initial Trade

Date to

and excluding

the subsequent

Reset Valuation

Date, $25.00 per
Security;
(2)
At the

close of

trading on

each Reset

Valuation

Date after

the Initial

Trade

Date,

the Current

Principal Amount
of the

Securities will

be reset

as follows:
New
Current Principal

Amount =

(Current Principal

Amount on

immediately preceding

calendar day

× Index
Factor) –

Accrued Fees
The Current

Principal

Amount will

not change

until the

subsequent

Reset Valuation

Date.
If a

day that

would otherwise

be a

Reset Valuation

Date occurs

on or

after the

first day

of an

applicable
Measurement Period,

such day

will not

be a

valid Reset

Valuation

Date.
If a Zero Value

Event occurs on any Index Business Day then the

Current Principal Amount will be equal
to zero

on the

date on

which the

Zero Value

Event occurred,

and on

all future

calendar

days. Upon

the
occurrence of a Zero Value

Event, investors will likely lose all or substantially all of their investment.
You

will not benefit from any future exposure to the Index after the occurrence of a Zero Value

Event.

See
“Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”.
If the Securities

undergo a

split or reverse

split, the Current

Principal Amount

will be adjusted
accordingly.
At the

close of

trading on

each Reset

Valuation

Date, the

Current Principal

Amount is

reset.
The “
Reset Valuation

Date
” means:
(1)

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i) the
Initial Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing Valuation

Date (iv) the First
Permanent Deleveraging Valuation

Date, or (v) the Second Permanent Deleveraging Valuation

Date; and
(2)

Any calendar day following the Second Permanent Deleveraging Valuation

Date.
The definition of each valuation date is set forth below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of an applicable Measurement
Period, such day will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.
The “
Quarterly Reset Valuation

Date
” is the last Index Business Day of January,

April, July and October of each calendar
year beginning on July 31, 2020 and ending on April 29, 2050 (other than an

Excluded Day), subject to adjustment as
described under “— Market Disruption Event.”
For purposes of the “Quarterly Reset Valuation

Date” definition, an “
Excluded Day ” means (i) the Index Business Day
immediately preceding the first day of an applicable Measurement Period,

and any calendar day thereafter, and (ii) any
calendar day after the Second Permanent Deleveraging Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).

The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level.
The Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value
of the unleveraged notional amount per Security that is deemed invested in the Index on any calendar day. This

does not
reflect the Redemption Amount that an investor would receive upon early redemption on such calendar day.
If a Zero Value

Event occurs at any time during any Index Business Day then the Index Factor will be equal to zero
subsequent to the event on the date on which the Zero Value

Event occurred, and on all future calendar days. Upon
the occurrence of a Zero Value

Event, investors will likely lose all or substantially all of their investment.

You

will
not benefit from any future exposure

to the Index after the occurrence of a Zero Value

Event.
See “Specific Terms of
the Securities — Automatic Acceleration Upon Zero Value

Event”.
The “ Residual Factor ” will be calculated as follows:
a)

on any calendar day, to

but excluding the first day of an applicable Measurement Period.
b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such four-day
Measurement Period, divided by
(b) four. For example, on the first Index

Business Day in an applicable four-day
Measurement Period, the Residual Factor will equal (3/4), on the second Index

Business Day in an applicable four-
day Measurement Period, the Residual Factor will equal (2/4), on the third Index Business Day in an applicable
four-day Measurement Period, the Residual Factor will equal (1/4)

and on the last Index Business Day in an
applicable four-day Measurement Period, the Residual

Factor will equal zero.
c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the
Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted
to cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of
trading on the Second Permanent Deleveraging Valuation

Date, will equal 1.5. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging

Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level
Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such
day. The initial Last Reset Index

Closing Level is 147.1048, the Index Closing Level on the Initial Trade

Date, as reported
by Bloomberg L.P.

and Reuters.
The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg L.P.
and Reuters; provided, however, that

if the closing level of the Index as reported on Bloomberg L.P.

(or any successor)
differs from the closing level of the Index as reported on Reuters (or any successor), then the Index Closing Level will be
the closing level of the Index as calculated by the Index Calculation Agent.

The initial Index Closing Level (which is also
the first Last Reset Index Closing Level) is 147.1048, the Index Closing Level measured on the Initial Trade Date, as
determined by the Security Calculation Agent.
On any calendar day that is not an Index Business Day,

the Index Closing level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
“ Measurement Period ” means the Final Measurement Period or Call Measurement Period, as applicable.
The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:

a)

On the Initial Trade Date, $25.00.
b)

On any other calendar day prior to the first day of an applicable Measurement

Period: (Current Principal Amount
on the immediately preceding calendar day × Index Factor,

calculated using the Intraday Index Value)

- Accrued
Fees + Accrued Dividend.
c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor, calculated using the Intraday

Index Value

× Residual Factor,
from the immediately preceding
calendar day) - Accrued Fees + Accrued Dividend + Measurement Period

Cash Amount, from the immediately
preceding calendar day
d)

The minimum value of the Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(or intraday indicative value).
If a Zero Value

Event occurs during any Index Business Day then the Current
Indicative Value

(or “intraday indicative value”) will be equal to the Zero

Value Settlement

Amount, subsequent to
the event on the date on which the Zero Value

Event occurred, and on all future calendar days.

Upon the occurrence
of a Zero Value

Event, investors will likely lose all or substantially all of their investment.

You

will not benefit from
any future exposure to the Index after the occurrence

of a Zero Value

Event.
See “Specific Terms of

the Securities —
Automatic Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Indicative

Value

(or intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.
The Securities are subject to an “ Accrued Tracking Fee
” per Security, calculated

as follows:
a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of the
immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.
c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the Daily
Tracking Fee on such calendar day.
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to: (a) (i) 0.95%,
times (ii) the Current Principal
Amount on the immediately preceding calendar day, times (iii) the Index Factor, on such calendar day, times (iv)
the Residual Factor, on the immediately

preceding calendar day,
divided by (b) 365.
c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will
reduce any amount you are entitled to receive at maturity,

early redemption, call or acceleration upon the occurrence of a
Zero Value

Event.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.
The Securities are subject to an “ Accrued Financing Fee ” per Security calculated as follows:
a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.
b)
On any

subsequent calendar

day,

the Accrued

Financing Fee

is equal

to: (a)

the Accrued

Financing Fee as

of the
immediately preceding

calendar day,
plus
(b) the

Daily Financing

Fee on

such calendar

day.
c)
On the

calendar day

after each

Reset Valuation

Date, the

Accrued Financing

Fee is

reset to

be equal

to the

Daily
Financing Fee

on such

calendar day.

d)
If a

Permanent Deleveraging

Event occurs,

then on

any calendar

day following

the Second

Permanent
Deleveraging

Valuation

Date, the

Accrued Financing

Fee will

be equal

to zero.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
b)

On any subsequent calendar day,

the Daily Financing Fee is equal to: (a) (i) 0.5,
times (ii) the Financing Rate, on
such calendar day, times (iii) the Current Principal Amount, on the immediately preceding calendar day, times (iv)
the Residual Factor, on the immediately

preceding calendar day,
divided by (b) 360.
c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Daily Financing Fee will be equal to zero.
d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of
the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to
borrow funds at a similar rate from a third party to invest in the Securities. These charges accrue and compound during the
applicable period, and will reduce any amount that you will be entitled to receive at maturity, early redemption,

call or
acceleration upon the occurrence of a Zero Value

Event.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616%
adjustment on the immediately preceding U.S. Government Securities Business Day.

The minimum Financing Rate at any
time will be 0.95%
For example, 5.24665% was the three-month CME Term

SOFR rate on June 29, 2023. The Financing Rate (if it were based on the SOFR-Based Benchmark Replacement) on June 30, 2023 would have therefore been equal to: 0.95% + 5.24665% +
0.2616%, or 6.45825%.

The “ Measurement Period Cash Amount ” is an amount per Security equal to:
a)

$0.00 on any calendar day,

to but excluding the first day of an applicable Measurement Period.
b)

On the first day of an applicable one-day Measurement Period:
c)

At the close of trading on such Index Business Day,

(the Current Principal Amount on the immediately preceding
calendar day × Index Factor on such Index Business Day)
d)

From and including the first day of an applicable four-day Measurement

Period:
i.

At the close of trading on each Index Business Day during the applicable four-day Measurement Period,
the Measurement Period Cash Amount on the immediately preceding calendar day + (Current Principal
Amount, on the calendar day immediately preceding the first day of such

Measurement Period × 0.25 ×
Index Factor, on such Index Business Day).
ii.

On any calendar day during an applicable four-day Measurement Period that is not an Index Business
Day, the Measurement

Period Cash Amount on the immediately preceding Index Business Day.
e)

On any calendar day after the last Index Business Day of an applicable Measurement

Period, the Measurement
Period Cash Amount on the last Index Business Day of such Measurement Period.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to
cash on any given day of an applicable Measurement Period and is no longer tracking the

Index.

At the close of trading of each Index Business day during a four-day

Measurement Period, approximately 25% of the
Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period, will be
deemed converted to cash and an applicable amount of financing will separately be deemed converted to cash as well. After
the close of trading on the final Index Business Day of an applicable four-day

Measurement Period, the Measurement
Period Cash Amount will represent the averaged value of the Current

Principal Amount that was deemed converted to cash
across the four-days of such Measurement Period. In case of a one-day

Measurement Period, approximately 100% of the
Current Principal Amount will be deemed converted to cash and an applicable amount of financing will separately be
deemed converted to cash, at the close of trading of the first day of such Measurement

Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $100,000,000, the Calculation Date, subject to adjustments as described
under “— Market Disruption Event”;
b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $100,000,000, the four (4) Index Business Days from and
including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by MLPRSO <Index> on Bloomberg L.P.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is currently
S&P Dow Jones Indices.
The “ Calculation Date
” means June 2, 2050, unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustments.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled
to be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the
Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be
closed for the entire day for purposes of trading in U.S. government securities.
Underlying Index
The return of the Securities is based upon the performance of the Alerian MLP Index

(Bloomberg: “AMZ”). The Index
measures the composite performance of energy master

limited partnerships (“MLPs”), and is calculated by S&P Dow Jones
Indices using a capped, float-adjusted, capitalization weighted methodology.

We refer to the MLPs included

in the Index as
the “Index Constituent Securities.” The Index Constituent Securities earn the majority of their cash flow from qualifying
activities involving energy commodities, which include

pipeline transportation, gathering and processing, storage,
production and mining, marketing, marine transportation, services, catalytic conversion, mineral interest, refining,
regasification and other related activities.

Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as
described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index
Business Day no later than 12:00 noon, New York

City time, and a confirmation of redemption by no later than 5:00 p.m.,
New York

City time, on the same Index Business Day,

provided that you request that we redeem a minimum of 50,000
Securities. We reserve

the right from time to time to waive this minimum redemption amount in our sole discretion on a
case-by-case basis. You

should not assume you will be entitled to the benefit of any such waiver.

For any applicable
redemption request, the “
Redemption Valuation

Date
” will be the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are delivered,

except that we reserve the right from time to time
to accelerate, in our sole discretion on a case-by-case basis, the Redemption

Valuation

Date to the date on which the notice
of redemption is received by UBS rather than the following Index Business Day.

You

should not assume you will be
entitled to any such acceleration. To

satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the
fourth Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth
Index Business Day immediately preceding the Maturity date, subject to adjustments.

In addition, if a call notice has been
issued, the last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event
occurred.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect
to any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “—
Market Disruption Event.”
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described
under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant
Redemption Date equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee
Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and
you should not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Business Day following the applicable

Redemption Valuation
Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or
that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption
Amount
=
Closing Indicative
Value
- Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee

Amount, if applicable (less any
Coupon Amounts you may be entitled to receive as of the Redemption

Valuation

Date), or if the compounded
leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging
Event) is negative, you may lose all or a substantial portion of your investment upon early redemption. The
occurrence of Loss Rebalancing Events will result in more

frequent than quarterly compounding.

The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right and, upon the
occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by
UBS.
See “Specific Terms of

the Securities — UBS’s Call Right”

and “Specific Terms

of the Securities — Automatic
Acceleration Upon Zero Value

Event”.
We discuss these matters in the

accompanying prospectus under “Description of Debt Securities We

May Offer —
Redemption and Repayment.”
The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or
discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in
this manner.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00
noon (New York City time) on the Index Business Day on which you elect to exercise your redemption

right. If we
receive your Redemption Notice by

the time specified in the

preceding sentence, we will respond

by sending you a
form of confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via
email in the specified form

by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for

your Redemption Confirmation to

be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon (New
York City time) on the applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the
relevant deadline. If your broker delivers your Redemption Notice after

12:00 noon (New York

City time), or your
Redemption Confirmation after 5:00 p.m. (New York

City time), on the Business Day prior to the applicable Redemption
Valuation

Date, your Redemption Notice will not be effective, you

will not be able to redeem your Securities until the
following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your
Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such
assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial
owners of Securities relating to the right to redeem their Securities will be irrevocable.

If your DTC custodian or your
brokerage firm is not a current UBS customer, UBS will be

required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your Redemption
Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption
Valuation

Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC
custodian or your brokerage firm.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our
sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which the Redemption Notice is received
by UBS rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation

Date.
UBS’s Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than eighteen (18) calendar days’ prior
notice to the holders of the Securities (which may be provided via press release),

such redemption to occur on any Business
Day that we may specify through and including the Maturity Date. Upon early redemption in the event we exercise this call
right, you will receive a cash payment equal to the Closing Indicative

Value

on the last Index Business Day in the Call
Measurement Period. We

refer to this cash payment as the “
Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.
The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the
Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event.”

The “ Call Measurement Period ” means:
a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is less than $100,000,000, the Call Valuation

Date, subject to adjustments as
described under “— Market Disruption Event”;
b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is equal to or greater than $100,000,000, the four (4) Index Business Days from

and
including the Call Valuation

Date, subject to adjustments as described under “— Market Disruption

Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders
(which may be provided via press release) of its exercise of the UBS Call Right will equal:
(i) The Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by MLPRSO <Index> on Bloomberg L.P.
The “
Call Valuation

Date
” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.
In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call
Measurement Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease
of presentation:
Call Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment upon a call. The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative
effect of the Accrued Fees (less any Coupon Amounts you may be entitled to receive), or if the compounded
leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging
Event) is negative, you may lose all or a substantial portion of your investment upon a call. The occurrence of Loss
Rebalancing Events will result in more frequent

than quarterly compounding.
In addition, upon the occurrence of a Zero Value

Event, the Securities may be automatically accelerated and
mandatorily redeemed by UBS.
See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value
Event” below.
Automatic Acceleration Upon Zero Value

Event
A “
Zero Value

Event
” occurs if, on any Index Business Day (other than an Excluded Day), the

Intraday Index Value
decreases by 66.66667% or more in value from the Last Reset Index Closing

Level. From immediately after the Zero Value
Event and on all future calendar days, the Index Factor and the Current

Principal Amount will be set equal to zero. The
Accrued Dividend and Accrued Fees will be fixed at their respective values on the Zero Value

Event date and will stay
unchanged on all future calendar days.
When the Intraday Index Value

decreases 66.66667% in value from the Last Reset Index Closing Level, the Index

Factor
will equal zero. A Zero Value

Event represents the first instance when the effective unleveraged notional amount that is
deemed invested in the Index per Security equals zero. It will have the effect of permanently resetting the value of your
Securities to a fixed value (which may be zero) and accelerating the Securities.

You

will not benefit from any future
exposure to the Index after the occurrence of a Zero Value

Event. A Zero Value

Event is expected to occur only in the
narrow window of time between the occurrence of a Permanent Deleveraging Event and completion of the leverage reset to
1.0 at the end of the Second Permanent Deleveraging Valuation

Date.
For the purposes of the “Zero Value

Event” definition, an “
Excluded Day ” means (i) any calendar day after the Second
Permanent Deleveraging Valuation

Date (ii) any calendar day on which a Zero Value

Event has already occurred, (iii) any
calendar day after the occurrence of a Zero Value

Event, and (iv) any calendar day after the last day of an applicable
Measurement Period.

If a Zero Value

Event occurs, all issued and outstanding Securities will be automatically terminated and mandatorily
redeemed by UBS and you will receive the Zero Value

Settlement Amount on the Zero Value

Settlement Date. You

will not
benefit from any future exposure to the Index after the occurrence of a Zero Value

Event.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event and specify the
relevant Zero Value

Settlement Date and Zero Value

Settlement Amount in respect of your investment in the Securities. The
Securities will be suspended from trading intra-day shortly after the event occurs and will likely not be open for trading
again on NYSE Arca before the Zero Value

Settlement Date.
If a Zero Value

Event occurs on an Index Business Day that would otherwise be a Coupon Ex-Date,

such day will not be a
valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended.
The “
Zero Value

Settlement Amount
” per Security will be calculated as follows:
a)

On any calendar day,

to but excluding the first day of an applicable Measurement Period:
(i) the Accrued Dividend, minus (ii) the Accrued Fees, on the date on which the

Zero Value

Event occurred.
b)

From and including the first day of an applicable Measurement Period:
(i) the Measurement Period Cash Amount on the immediately preceding calendar day,
plus (ii) the Accrued
Dividend, minus
(iii) the Accrued Fees, on the date on which the Zero Value

Event occurred.
c)

The minimum value of the Zero Value

Settlement Amount will be zero.
For example:
a)

If the Accrued Dividend was $0.04, the Accrued Fees was $0.01,

and the Measurement Period Cash Amount was
$0, then the Zero Value

Settlement Amount would be $0.03.
b)

If the Accrued Dividend was $0.01, the Accrued Fees was $0.05,

and the Measurement Period Cash Amount was
$0, then the Zero Value

Settlement Amount would be $0.
c)

If the Zero Value

Event occurred during a four-day Measurement Period, and the Accrued

Dividend was $0.01, the
Accrued Fees was $0.03, and the Measurement Period Cash Amount

on the immediately preceding calendar day
was $6.59, then the Zero Value

Settlement Amount would be $6.57.
The following graphics illustrate the formula to determine the Zero Value

Settlement Amount, which has been simplified
for ease of presentation:
On any calendar day,

to but excluding the first day of an applicable four-day Measurement Period:
Zero Value

Settlement
Amount
= Accrued Dividend -
Accrued Fees on date Zero
Value

Event occurred
From and including the first day of an applicable Measurement Period:
Zero Value

Settlement
Amount
=
Measurement Period Cash
Amount on immediately
preceding
calendar day
+
Accrued
Dividend
-
Accrued Fees on
date Zero Value
Event occurred
The “
Zero Value

Settlement Date
” will be the third Index Business Day following the date on which the Zero Value

Event
occurred. For a detailed description of how the Current Indicative Value

(or intraday indicative value) of the Securities is
calculated see “Valuation

of the Index and the Securities”.
You

may lose all or a substantial portion of your investment upon the occurrence of a Zero Value

Event. Upon the
occurrence of a Zero Value

Event you will receive on the Zero Value

Settlement Date only the Zero Value

Settlement
Amount per Security.
In addition, the Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right.
See
“Specific Terms of

the Securities — UBS’s Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 1.5. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.

A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day) decreases by 15% or more in value from the previously

Last Reset Index Closing Level.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly
and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s).
Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing
Event your Securities will have less exposure to a potential positive gain in value relative to the exposure before the
occurrence of such Loss Rebalancing Event.
For purposes of the “Loss Rebalancing Event” definition, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation

Date, if a Loss Rebalancing Event occurs after 3:15pm on such day,
(ii) any Quarterly Reset Valuation

Date, (iii) any Loss Rebalancing Valuation

Date, (iv) the Index Business Day
immediately preceding the first day of an applicable Measurement Period,

if a Loss Rebalancing Event occurs after 3:15pm
on such day (v) any calendar day from and including the first day of an applicable

Measurement Period, (vi) the First or
Second Permanent Deleveraging Valuation

Dates, (vii) any calendar day after the Second Permanent Deleveraging
Valuation

Date, (viii) a Zero Value

Event date, and (ix) any calendar day after the Zero Value

Event date.
“
Loss Rebalancing Valuation

Date
” means:
a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”;
b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day
following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market
Disruption Event.”
Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0, over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 1.5 and the leverage at the end of the Second Permanent

Deleveraging Valuation
Date is reset to 1.0. This means that after a Permanent Deleveraging Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the
Permanent Deleveraging Event. A Permanent Deleveraging Event

is expected to occur only in the narrow window of time
between the occurrence of a Loss Rebalancing Event and completion of the leverage reset to 1.5 at the end of the Loss
Rebalancing Valuation

Date.
A “ Permanent Deleveraging Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other
than an Excluded Day) decreases by 50% or more in value from the Last Reset Index

Closing Level.
For purposes of the “Permanent Deleveraging Event” definition, an “ Excluded Day ” means (i) the First or Second
Permanent Deleveraging Valuation

Dates, (ii) any calendar day after the Second Permanent Deleveraging Valuation

Date,
(iii) a day upon which a Zero Value

Event occurs, (iv) any calendar day after the occurrence of a Zero Value

Event, (v) the
day which is two Index Business Days prior to the first day of an applicable Measurement

Period, if a Permanent
Deleveraging Event occurs after 3:15pm on such day and (vi) any calendar day from and including the Index Business Day
immediately preceding the first day of an applicable Measurement Period.
In the event that a Permanent Deleveraging Event has occurred, UBS will issue a press release before 9:00
a.m. on the Index Business Day immediately following the date on which the Permanent

Deleveraging Event occurred,
announcing the Permanent Deleveraging Event and notifying you of the Permanent Deleveraging Valuation

Dates.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
a)

The “
First Permanent Deleveraging Valuation

Date
” means:
i.
Any Index Business Day, which

otherwise would have been a Loss Rebalancing Valuation

Date, but on
which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “- Market
Disruption Event”;
ii.
If a Permanent Deleveraging Event occurs after 3:15pm on any Index

Business Day which would not
otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business Day following the
occurrence of such Permanent Deleveraging Event, subject to

adjustment as described under “— Market
Disruption Event”.

The leverage of your Securities will be reset to approximately 1.5 at the close of trading on the First Permanent
Deleveraging Valuation

Date.
b)

The “
Second Permanent Deleveraging Valuation

Date
” means the Index Business Day immediately following
the First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “— Market Disruption
Event”.
The leverage of your Securities will be reset to approximately 1.0 at the close of trading on the Second Permanent
Deleveraging Valuation

Date.
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible
for all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or
upon early redemption or call, or at other times, the Current Principal Amount,

Current Indicative Value

(or the “intraday
indicative value”), Closing Indicative Value,

Market Disruption Events, Business Days, Index Business Days, the Leverage
Factor, the Index Factor,

the Index Performance Ratio, the Residual Factor, the

Index Closing Level, the Financing Rate, the
Accrued Fees (including determining any successor to the LIBOR base rate),

the Coupon Amount, the Accrued Dividend,
the Daily Dividend, if any,

the Redemption Fee Amount, the Cash Settlement Amount, if any,

that we will pay you at
maturity, the Coupon Ex-Dates,

the Coupon Record Dates, the Redemption Amount, if any,

that we will pay you upon
redemption, if applicable, the Zero Value

Settlement Amount, if any,

that we will pay you upon acceleration following the
occurrence of a Zero Value

Event, the Call Settlement Amount, if any,

that we will pay you in the event that UBS calls the
Securities, whether a Loss Rebalancing Event has occurred, whether a Permanent

Deleveraging Event has occurred and
whether any day is a Business Day or an Index Business Day and all such other matters as may be specified elsewhere
herein as matters to be determined by the Security Calculation Agent. The

Security Calculation Agent will also be
responsible for determining whether the Index has been discontinued and whether there has been a material change in the
Index. The Security Calculation Agent will make all such determinations and calculations in its sole discretion, and absent
manifest error, all determinations of the

Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Security,

without liability on the part of the Security Calculation Agent.
You

will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations
made by the Security Calculation Agent. We

may appoint a different Security Calculation Agent from time to time after the
date of this prospectus supplement without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity,

call or acceleration upon the occurrence of a Zero Value

Event,
or upon early redemption, or on a Coupon Payment Date on or prior to 12:00 noon, New York

City time, on the Business
Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date,

Zero Value

Settlement
Date or any Coupon Payment Date, as applicable.
All dollar amounts related to determination of the Coupon Amount,

the Accrued Dividend, the Daily Dividend, if any,

the
Accrued Fees, the Redemption Amount and Redemption Fee Amount,

if any, per Security,

the Call Settlement Amount, if
any, per Security,

the Current Principal Amount, the Zero Value

Settlement Amount, and the Cash Settlement Amount, if
any, per Security,

will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (
e.g. ,
.76545 would be rounded up to .7655); and all dollar amounts paid on the

Stated Principal Amount of the Securities per
holder will be rounded to the nearest cent, with one-half cent rounded upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of
its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not
continuing with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed
accordingly, and the

remaining Index Business Days in the Measurement Period will resume again following the suspension
of the Market Disruption Event. For example, if the four-day

Measurement Period for purposes of calculating the Call
Settlement Amount, is scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption Event with respect
to the Index on June 2, but no other Market Disruption Event during such

Call Measurement Period, then June 3 will
become the first Index Business Day of the Measurement Period, June 4th the second Index Business Day, June

5th the third
Index Business Day and the next Index Business Day after June 5th would be the final day of the Measurement Period. The
same approach would be applied if there is a Market Disruption Event during a four-day Final Measurement Period.

To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption
Valuation

Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation
Date (in the event that the Final Measurement Period is the Calculation Date) or

any Reset Valuation

Date, the Index
Closing Level for such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be
determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a
Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption
Valuation

Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on June 2 and there
is a Market Disruption Event with respect to the Index on June 2, then the Index Closing

Level on June 3 will be used to
calculate the Redemption Amount, assuming that no such Market Disruption

Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to the two immediately preceding paragraphs result in the affected
Index Business Day of the Measurement Period or any Redemption Valuation

Date, Call Valuation

Date (in the event that
the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final Measurement Period is the Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation

Date, Call Valuation
Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred or is continuing with respect to the Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the
Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date or any Reset Valuation
Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith
estimate of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market
Disruption Event.
Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether
by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;
b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
c)

the Index is not published; or
d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled
“Use of Proceeds and Hedging”.
The following events will not be Market Disruption Events with respect to the Index:
a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change
in the regular business hours of the relevant market; or
b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May
Offer — Optional Tax

Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the
Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our
relative economic positions.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of
the principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”

In addition to the default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to
the final Coupon Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration
was the last Index Business Day in the Final Measurement Period and the

three Index Business Days immediately preceding
the date of acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the
third Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the
accelerated final Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being
the relevant final Coupon Valuation

Date.
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term
Notes, Series B, as constituting the outstanding principal amount of the

Securities. Although the terms of the Securities may
differ from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all
Medium-Term Notes, Series

B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term

Notes, Series B, including the Securities. This action may involve changing some of the
terms that apply to the Medium-Term

Notes, Series B, accelerating the maturity of the Medium-Term

Notes, Series B after a
default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under
“Description of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default” and “Description of Debt
Securities We May Offer

— Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security
Calculation Agent in its sole discretion, for the aggregate Stated Principal

Amount of the Securities, equal to the cost of
having a qualified financial institution, of the kind and selected as described below, expressly assume all our

payment and
other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to
undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That
cost will equal:
the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking,
plus
the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any
documentation necessary for this assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount
referred to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and
as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not
obtaining the quotation may object, on reasonable and significant grounds,

to the assumption or undertaking by the qualified
financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days
after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default
amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as
described above within five (5) Business Days after that first Business Day,

however, the default quotation period

will
continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before
the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•
A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or
any successor, or any other comparable rating

then used by that rating agency, or
•
P-1 or higher by Moody’s Investors Service

or any successor, or any other comparable rating

then used by that
rating agency.
Discontinuance of or Adjustments to the Index or Termination

of Our License Agreement with the Index Sponsor;
Alteration of Method of Calculation
If (i) the Index Sponsor or Index Calculation Agent discontinue publication of,

or otherwise fails to publish, the Index, (ii)
our license agreement with the Index Sponsor terminates or (iii) the Index Sponsor or Index Calculation Agent does not
make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, and, in each
case, any other person or entity publishes an index licensed to UBS that the Security

Calculation Agent determines is
comparable to the Index and for which the Index Constituent Securities and/or their unit weighting are available to the
Security Calculation Agent (such index being referred to herein as a “ successor index ”), and the Security Calculation Agent approves such index as a successor index, then the Security Calculation Agent will determine the Index Closing Level on
the applicable dates of determination, Coupon Amounts and the amount payable at maturity, call, acceleration

upon the
occurrence of a Zero Value

Event or upon early redemption and all other related payments terms by reference to such
successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause
written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
If the Index Sponsor or Index Calculation Agent discontinue publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or
their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or
unavailability is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date or on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index
Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such
time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is
discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during a
Measurement Period, or on the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on
which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing
Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation or
unavailability, as adjusted

for certain corporate actions. In such event, the Security Calculation Agent will cause notice
thereof to be furnished to the trustee, to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the
Index will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such
adjustments, if any,

to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute
Index, then the Security Calculation Agent will determine all amounts hereunder,

including the Coupon Amounts, Current
Principal Amount, Current Indicative Value

or intraday indicative value, Closing Indicative Value,

Index Factor, Index
Performance Ratio, Residual Factor, Accrued

Fees, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity,

call, upon early redemption or upon acceleration upon the
occurrence of a Zero Value

Event by reference to such Substitute Index. If the Security Calculation Agent so elects to
replace the original Index with a Substitute Index, the Security Calculation

Agent will cause written notice thereof to be
furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as
defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the
Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on
the Index Constituent Securities included in the Index (including but not limited to exchange-imposed position
limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly
situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material
adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities or (iv)
materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as
determined by the Security Calculation Agent;

b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other
official pronouncement interpreting or applying those

laws, regulations or rules that is announced on or after
June 2, 2020 that (i) makes it illegal for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially
increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in
performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on the
ability of us, our affiliates, third parties with whom we

transact or a similarly situated third party to perform our or their obligations in connection with the Securities or (iv) materially affects our ability to issue or transact in
exchange traded notes similar to the Securities, each as determined by the

Security Calculation Agent;
c)

any event that occurs on or after June 2, 2020 that makes it a violation of any law,

regulation or rule of the United
States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange

(as defined herein) is
located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation
or other official pronouncement interpreting or applying

those laws, regulations or rules, (i) for UBS AG or its
affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures, swaps or other
derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed
position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third parties to
perform our or their obligations in connection with the Securities or (iii) for us to issue or transact in exchange
traded notes similar to the Securities, each as determined by the Security

Calculation Agent;
d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a
materially increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk
of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if
any, announces that pursuant

to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not
immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as
such exchange or market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a substitute index, or the value thereof, is changed in
a material respect, or if the Index or a successor index is in any other way modified so that the Index Closing Level of the
Index or such successor index does not, in the opinion of the Security Calculation

Agent, fairly represent the Index Closing
Level of the Index or such successor index had such changes or modifications not been made, then the Security Calculation
Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be
necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the
case may be, as if such changes or modifications had not been made, and the Security

Calculation Agent will calculate the
Index Closing Level for the Index or such successor index with reference to the Index or such successor index, as adjusted.
The Security Calculation Agent will accordingly calculate the Index Closing

Level, the Index Performance Ratio, the
Coupon Amount, the Accrued Dividend, the Daily Dividend, if any,

the Accrued Fees, the Redemption Fee Amount, if any,
the Cash Settlement Amount, if any,

that we will pay you at maturity,

the Redemption Amount, if any,

upon early
redemption, if applicable, the Call Settlement Amount, if any,

that we will pay you in the event UBS calls the Securities, the
Zero Value

Settlement Amount, if any, that

we will pay you in the event of acceleration upon the occurrence of a Zero
Value

Event, if applicable, the Last Reset Index Closing Level and all related payment terms based on the Index Closing
Level calculated by the Security Calculation Agent, as adjusted. Accordingly,

if the method of calculating the Index or a
successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if
there had been no such modification ( e.g. , due to a split in the Index), which, in turn, causes the Index Closing Level of the
Index or such successor index to be a fraction of what it would have been if there had been no such modification, then the
Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing Level for the
Index or such successor index as if it had not been modified ( e.g. , as if such split had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index,
UBS may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make
such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or
characteristics of the relevant successor index or Substitute Index,

as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— There are potential conflicts of interest between you and the Security
Calculation Agent” in this prospectus supplement for a discussion of certain conflicts of interest which may arise with
respect to the Security Calculation Agent.

Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity,

call or acceleration upon the occurrence of a Zero Value

Event, or
upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of
the trustee in New York

City, but only when the Securities are

surrendered to the trustee at that office. We

also may make
any payment or delivery in accordance with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day or a New York

Business Day with respect to the Securities, we mean a day that is a
Business Day of the kind described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt
Securities” in the accompanying prospectus.
Modified Business Day
As described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt Securities” in

the attached
prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be
paid on the next day that is a Business Day,

with the same effect as if paid on the original due date,

except as described
under “— Cash Settlement Amount at Maturity,”

“— UBS’s Call Right” and “— Early

Redemption at the Option of the
Holders” above.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of this prospectus supplement. We may

issue additional Securities
in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities
do not limit our ability to incur other indebtedness or to issue other securities.

Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We

May
Offer — Amounts That We

May Issue” in the accompanying prospectus.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

9.

ETRACS Quarterly Pay 1.5X Leveraged MarketVector

BDC Liquid Index ETN due June 10, 2050
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that
we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street
name or in the Securities issued in book-entry form through The Depository

Trust Company (“
DTC ”) or another depositary.
Owners of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance”
under “Description

of Debt Securities

We May Offer” above.
The Securities are part of a series of UBS AG debt securities entitled “Medium-Term

Notes, Series B” that we may issue,
from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus
supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply

generally to all
Medium-Term Notes, Series

B are described in “Description of Debt Securities We

May Offer” in the accompanying
prospectus. The terms described here ( i.e. , in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are
controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015
between us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.
The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity,

call or acceleration upon the occurrence of a
Zero Value

Event, or upon early redemption. Instead, at maturity,

you will receive a cash payment per Security the amount
of which will vary depending on the performance and path of the Index and will be reduced by the Accrued Fees as of the
last Index Business Day in the Final Measurement Period as described under “— Cash Settlement Amount at Maturity.”

If
the amount as calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a
cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than
zero, the Redemption Amount will be zero and you will not receive a cash payment.
If a Zero Value

Event occurs, for each Security you will receive a cash payment per Security on the

Zero Value

Settlement
Date equal to the (i) the Measurement Period Cash Amount, on the immediately preceding calendar day,
plus (ii) the
Accrued Dividend, on the date on which the Zero Value

Event occurred,
minus (iii) the Accrued Fees, on the date on which
the Zero Value

Event occurred, as described under “— Automatic Acceleration Upon Zero

Value

Event.”
Coupon Payment
For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an
amount in cash equal to the Coupon Amount. The Coupon Amount will equal the sum of the cash distributions that a
hypothetical holder of Index constituents would have been entitled to receive in respect of the Index constituents during the
relevant period. The Coupon Amount may be equal to zero.
The “ Coupon Amount
” means (i) on any calendar day that is not a Coupon Ex-Date, zero; and (ii) on any calendar day that
is a Coupon Ex-Date, an amount per Security equal to the Accrued Dividend on the

Coupon Valuation

Date immediately
preceding such Coupon Ex-Date. The minimum value of the Coupon

Amount will be zero.
The following graphic illustrates the formula to determine the Coupon

Amount on a Coupon Ex-Date, which has been
simplified for ease of presentation:
Coupon Amount =
Accrued Dividend, on the immediately
preceding Coupon Valuation

Date
If the Securities undergo a split or reverse split, the Coupon Amount will be adjusted accordingly.
The “ Accrued Dividend
” means (i) on the Initial Trade Date, zero;

and (ii) on any subsequent calendar day,

an amount per
Security equal to (a) the Accrued Dividend as of the immediately preceding calendar day,
plus (b) the Daily Dividend on
such calendar day, minus the Coupon Amount on such calendar day.
If the Securities undergo a split or reverse split, the Accrued Dividend will be adjusted accordingly.

The “ Daily Dividend
” means, on any calendar day,

an amount per Security equal to (a)(i) the Index Dividend Point, times
(ii) the Leverage Factor, times (iii) the Current Principal Amount on the immediately preceding calendar day, times (iv) the
Residual Factor on the immediately preceding calendar day, divided by (b) the Last Reset Index Closing Level.
The “ Index Dividend Point
” means, on any calendar day,

an amount per Security equal to the
sum of the products of (i) the
cash value of distributions that a hypothetical holder of one share of each Index

Constituent Security on such calendar day
would have been entitled to receive in respect of that Index Constituent Security for those cash distributions whose “ex-
dividend date” occurs on such calendar day and (ii) the number of units of that Index Constituent Security included in the
Index as of such date.
The Index Dividend Point may not be publicly disseminated by the Index Calculation

Agent. The data used to calculate the
Index Dividend Point is the property of the Index Calculation Agent and investors may be required to pay a fee and meet
any other requirements of the Index Calculation Agent, in order to access such information. See “Risk Factors — The value
of the Index Dividend Point may not be publicly disseminated or otherwise freely accessible to investors”.
The Index Dividend Point, on any calendar day,

represents the total cash value of distributions that a hypothetical holder of the Index Constituent Securities, in proportion to the weights of the Index

Constituent Securities, would have been entitled
to receive with respect to any Index Constituent Securities for those cash distributions whose “ex-dividend date” occurs on
such calendar day.
The “ Coupon Payment Date
” means the fifteenth (15th) Index Business Day following each Coupon Valuation

Date. If
such day is not a Coupon Business Day,

the Coupon Payment Date shall be the following Coupon Business Day
If the final Coupon Ex-Date occurs prior to the Maturity Date, but the final Coupon

Payment Date otherwise occurs after the
Maturity Date, in such case, the final Coupon Payment Date will be the Maturity

Date, subject to adjustment as provided
herein.
The “ Coupon Record Date
” means the ninth Index Business Day following each Coupon Valuation

Date. If such day is not
a Coupon Business Day,

the Coupon Record Date shall be the immediately preceding Coupon Business Day.
The “ Coupon Ex-Date
,” with respect to a Coupon Amount, means the first Coupon Business Day on which the Securities
trade without the right to receive such Coupon Amount. Under current NYSE Arca practice,

the Coupon Ex-Date will
generally be the Coupon Business Day immediately

preceding the applicable Coupon Record Date.
If a Zero Value

Event occurs on an Index Business Day that would otherwise be a Coupon Ex-Date,

such day will not be a
valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended.

In this case, the Coupon Amount corresponding
to such Coupon Ex-Date will be included in the Zero Value

Settlement Amount payable on the Zero Value

Settlement Date.
In addition, if a day that would otherwise by a Coupon Ex-Date occurs on or after the first day of an applicable
Measurement Period, such day will not be a valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended. In
this case, the Coupon Amount corresponding to such Coupon Ex-date will be included in the Cash Settlement Amount or
Call Settlement Amount payable at maturity or call, respectively.
The “
Coupon Valuation

Date
” means the 30th day of each March, June, September and December,

of each calendar year
during the term of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following
such date, provided that the final Coupon Valuation

Date will be the Calculation Date, subject to adjustment described herein.
Notwithstanding the foregoing, with respect to cash distributions or dividends on an Index Constituent Security which is
scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if,

the issuer of such Index Constituent Security
fails to pay the dividend or distribution to holders of such Index Constituent

Security by the scheduled payment date for
such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the
applicable Coupon Amount. Any such delayed dividend or distribution payment from the issuer of an Index Constituent
Security will be attributed back to the Accrued Dividend and included in the next

Coupon Amount.
“ Coupon Business Day
” means any Index Business day other than an Index Business Day on which banking institutions in
New York

are generally not authorized or obligated by law,

regulation or executive order to open.
“ record date
” means, (i) with respect to a distribution on an Index Constituent Security,

the date on which a holder of the
Index Constituent Security must be registered as a stockholder/unitholder of such Index Constituent Security in order to be
entitled to receive such distribution and (ii) with respect to any split or reverse split, the tenth Business Day after the
announcement date.
“ ex-dividend date
” means, with respect to a distribution on an Index Constituent Security,

the first Business Day on which
transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.

Cash Settlement Amount at Maturity
The “ Maturity Date ” is June 10, 2050, which will be the third Business Day following the last Index Business Day in the
Final Measurement Period, subject to adjustment as described below under
“— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated, you will receive at maturity a cash payment equal to the
Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer to this cash
payment as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease
of presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Final Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative
effect of the Accrued Fees (less any Coupon Amounts you may be entitled to receive), or if the compounded
leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging
Event) is negative, you may lose all or a substantial portion of your investment at maturity. The occurrence

of Loss
Rebalancing Events will result in more frequent

than quarterly compounding.
The Securities may be called by UBS prior to the Maturity Date pursuant to the UBS Call Right and, upon the
occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by
UBS. If the Securities are called by UBS or accelerated upon the occurrence of a Zero Value

Event, the Call
Settlement Amount or Zero Value

Settlement Amount, as applicable, may be zero and you may

lose all or a
substantial portion of your investment.
See “Specific Terms of the

Securities — UBS Call Right” and “Specific Terms

of
the Securities — Automatic Acceleration Upon Zero Value

Event”.
The “ Stated Principal Amount
” of each Security is $25.00. The Securities may be issued and sold over time at then-
current market prices which may be significantly higher or lower than the Stated

Principal Amount. If the Securities
undergo a split or reverse split, the Stated Principal

Amount will be adjusted accordingly.
The “ Closing Indicative Value
” per Security, will be

calculated as follows:
a)

On the Initial Trade Date, $25.00 per Security;
b)

On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor) — Accrued Fees + Accrued
Dividend
c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor × Residual Factor) — Accrued Fees + Accrued Dividend

+ Measurement Period Cash Amount
d)

The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs on any Index Business Day then the Closing Indicative Value will be equal to the Zero
Value Settlement

Amount on the date on which the Zero Value

Event occurred, and on all future calendar days.
Upon the occurrence of a Zero Value

Event, investors will likely lose all or substantially all of their investment. You will not benefit from any future exposure to

the Index after the occurrence of a Zero Value

Event.
See “– Automatic
Acceleration Upon Zero Value

Event”.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative
Value.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.

The “ Current Principal Amount
” represents the unleveraged investment in the Index Constituent Securities per

Security at
the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the
leveraged returns would be approximately half of the Current Principal Amount at the close of trading on any Reset
Valuation

Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0
and the notional financing amount will be equal to zero. If a Zero Value

Event occurs prior to your Securities permanently
resetting to 1.0 at the end of the Second Permanent Deleveraging Valuation

Date, then your Securities will be fully
redeemed and you will receive the Zero Value

Settlement Amount (which amount may be zero).
The Current Principal Amount per Security,

will be calculated as follows:
e)

From and including the Initial Trade Date to and

excluding the subsequent Reset Valuation

Date, $25.00 per
Security;
f)

At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal

Amount of
the Securities will be reset as follows:
New
Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index
Factor) – Accrued Fees
The Current Principal Amount will not change until the subsequent Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of an applicable Measurement
Period, such day will not be a valid Reset Valuation

Date.
If a Zero Value

Event occurs on any Index Business Day then the Current Principal Amount will be equal to zero on
the date on which the Zero Value

Event occurred, and on all future calendar days. Upon

the occurrence of a Zero
Value Event,

investors will likely lose all or substantially all of their investment.

You

will not benefit from any future
exposure to the Index after the occurrence of a

Zero Value

Event.
See “Specific Terms of

the Securities — Automatic
Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset.
The “
Reset Valuation

Date
” means:
1.

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i) the
Initial Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing Valuation

Date (iv) the First
Permanent Deleveraging Valua

tion Date, or (v) the Second Permanent Deleveraging Valuation

Date; and
2.

Any calendar day following the Second Permanent Deleveraging Valuation

Date.
The definition of each valuation date is set forth below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of an applicable Measurement
Period, such day will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.
The “
Quarterly Reset Valuation

Date
” is the last Index Business Day of January,

April, July and October of each calendar
year beginning on July 31, 2020 and ending on April 29, 2050 (other than an Excluded

Day), subject to adjustment as
described under “— Market Disruption Event.”
For purposes of the “Quarterly Reset Valuation

Date” definition, an “
Excluded Day ” means (i) the Index Business Day
immediately preceding the first day of an applicable Measurement

Period, and any calendar day thereafter,

and (ii) any
calendar day after the Second Permanent Deleveraging Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level.
The Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value
of the unleveraged notional amount per Security that is deemed invested in the Index on any calendar day. This

does not
reflect the Redemption Amount that an investor would receive upon early redemption on such calendar day.
If a Zero Value

Event occurs at any time during any Index Business Day then the Index Factor will be equal to zero
subsequent to the event on the date on which the Zero Value

Event occurred, and on all future calendar days. Upon
the occurrence of a Zero Value

Event, investors will likely lose all or substantially all of their investment.

You

will
not benefit from any future exposure

to the Index after the occurrence of a Zero Value

Event.
See “Specific Terms of
the Securities — Automatic Acceleration Upon Zero Value

Event”.

The “ Residual Factor ” will be calculated as follows:
a)

1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.
b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such four-day
Measurement Period, divided by (b) four.
For example, on the first Index Business Day in an applicable four-day

Measurement Period, the Residual Factor
will equal (3/4), on the second Index Business Day in an applicable four-day

Measurement Period, the Residual
Factor will equal (2/4), on the third Index Business Day in an applicable four-day

Measurement Period, the
Residual Factor will equal (1/4) and on the last Index Business Day in an applicable four-day Measurement Period,
the Residual Factor will equal zero
c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the
Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted
to cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of
trading on the Second Permanent Deleveraging Valuation

Date, will equal 1.5. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging

Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level
Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such
day. Immediately

after market close on the Effective Date, the Last Reset Index Closing Level is adjusted to be 536.663, the
Index Closing Level of the successor index on the Effective Date, as reported by Bloomberg L.P.
The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg L.P.
536.663 is the Index Closing Level of the successor index on the Effective

Date, as determined by the Security Calculation
Agent.
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
“ Measurement Period ” means the Final Measurement Period or Call Measurement Period, as applicable.
The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
a)

On the Initial Trade Date, $25.00.
b)

On any other calendar day prior to the first day of an applicable Measurement

Period:
(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the
Intraday Index Value)

— Accrued Fees + Accrued Dividend.
c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor, calculated using the Intraday

Index Value×

Residual Factor, from the immediately preceding
calendar day) — Accrued Fees + Accrued Dividend + Measurement

Period Cash Amount, from the immediately
preceding calendar day
d)

The minimum value of the Current Indicative Value

on any calendar day will be zero.

The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(or intraday indicative value).
If a Zero Value

Event occurs during any Index Business Day then the Current
Indicative Value

(or “intraday indicative value”) will be equal to the Zero

Value Settlement

Amount, subsequent to
the event on the date on which the Zero Value

Event occurred, and on all future calendar days.

Upon the occurrence
of a Zero Value

Event, investors will likely lose all or substantially all of their investment.

You

will not benefit from
any future exposure to the Index after the occurrence

of a Zero Value

Event.
See “Specific Terms of

the Securities —
Automatic Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current

Indicative Value

(or intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.
The Securities are subject to an “ Accrued Tracking Fee
” per Security, calculated

as follows:
a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of the
immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.
c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the Daily
Tracking Fee on such calendar day.
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to: (a) (i) 0.95%,
times (ii) the Current Principal
Amount on the immediately preceding calendar day, times (iii) the Index Factor, on such calendar day, times (iv)
the Residual Factor, on the immediately

preceding calendar day,
divided by (b) 365.
c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will
reduce any amount you are entitled to receive at maturity,

early redemption, call or acceleration upon the occurrence of a
Zero Value

Event.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.
The Securities are subject to an “ Accrued Financing Fee ” per Security calculated as follows:
a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.
b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to: (a) the Accrued Financing Fee as of the immediately preceding calendar day, plus (b) the Daily Financing Fee on such calendar day.
c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the Daily
Financing Fee on such calendar day.
d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Accrued Financing Fee will be equal to zero.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
b)

On any subsequent calendar day,

the Daily Financing Fee is equal to: (a) (i) 0.5,
times (ii) the Financing Rate, on
such calendar day, times (iii) the Current Principal Amount, on the immediately preceding calendar day, times (iv)
the Residual Factor, on the immediately

preceding calendar day,
divided by (b) 360.

c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Daily Financing Fee will be equal to zero.
d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of
the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to
borrow funds at a similar rate from a third party to invest in the Securities. These charges accrue and compound during the
applicable period, and will reduce any amount that you will be entitled to receive at maturity, early redemption,

call or
acceleration upon the occurrence of a Zero Value

Event.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616%
adjustment (the “ SOFR-Based Benchmark Replacement
”) which is displayed on Chicago Mercantile Exchange’s

website
and will be published on U.S. Government Securities Business Day.

The minimum value of the SOFR-Based Benchmark
Replacement(or any successor base rate, as described below) used on any calendar day will be zero. The minimum
Financing Rate at any time will be 0.95%
For example, 5.24938% was the three-month CME Term

SOFR rate on June 12, 2023. The Financing Rate on June 13,
2023 would therefore have been equal to: 0.95% + 5.24938% + 0.2616%, or 6.46098%.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
a)

$0.00 on any calendar day,

to but excluding the first day of an applicable Measurement Period.
b)

On the first day of an applicable one-day Measurement Period:
At the close of trading on such Index Business Day,

(the Current Principal Amount on the immediately preceding
calendar day × Index Factor on such Index Business Day)
c)

From and including the first day of an applicable four-day Measurement

Period:
i.
At the close of trading on each Index Business Day during the applicable four-day

Measurement Period,
the Measurement Period Cash Amount on the immediately preceding calendar day + (Current Principal
Amount, on the calendar day immediately preceding the first day of such Measurement Period × 0.25 ×
Index Factor, on such Index Business Day).
ii.
On any calendar day during an applicable four-day Measurement Period that is not an Index Business Day,
the Measurement Period Cash Amount on the immediately preceding Index

Business Day.
d)

On any calendar day after the last Index Business Day of an applicable Measurement

Period, the Measurement
Period Cash Amount on the last Index Business Day of such Measurement Period.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to
cash on any given day of an applicable Measurement Period and is no longer tracking the

Index.
At the close of trading of each Index Business Day during a four-day Measurement

Period, approximately 25% of the
Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period, will be
deemed converted to cash and an applicable amount of financing will separately be deemed converted to cash as well. After
the close of trading on the final Index Business Day of an applicable four-day

Measurement Period, the Measurement
Period Cash Amount will represent the averaged value of the Current

Principal Amount that was deemed converted to cash
across the four-days of such Measurement Period. In case of a one-day

Measurement Period, approximately 100% of the
Current Principal Amount will be deemed converted to cash and an applicable amount of financing will separately be
deemed converted to cash, at the close of trading of the first day of such Measurement

Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $25,000,000, the Calculation Date, subject to adjustments as described
under “— Market Disruption Event”;

b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $25,000,000, the four (4) Index Business Days from and
including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by BDCXSO <Index> on Bloomberg L.P.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is Solactive AG
as of market close on July 30, 2021.
The “ Calculation Date
” means June 2, 2050, unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustments.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled
to be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the
Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be
closed for the entire day for purposes of trading in U.S. government securities.
Underlying Index
The return on the Securities is linked to the performance of the MarketVector

US Business Development Companies Liquid
Index, the successor index to the Wells

Fargo Business Development Company Index (the “
Original Index ”) effective after
market close on the July 30, 2021 (the “ Effective Date
”) (Bloomberg: “MVBIZD”), which was renamed from

MVIS US
Business Development Companies Index effective

after market close on June 16, 2023. On April 26, 2021, the Security
Calculation Agent announced that, pursuant to the terms of the Securities, it has determined that the Index is comparable to
the Original Index and approved the Index as the successor index for the Securities following the discontinuation of
publication of the Original Index. The Index is intended to measure the performance of the largest and most liquid
companies which are treated as business development companies and are incorporated in the United States. The “Index
Sponsor”

is MarketVector

Indexes GmbH.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as
described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index
Business Day no later than 12:00 noon, New York

City time, and a confirmation of redemption by no later than 5:00 p.m.,
New York

City time, on the same Index Business Day,

provided that you request that we redeem a minimum of 50,000
Securities. We reserve

the right from time to time to waive this minimum redemption amount in our sole discretion on a
case-by-case basis. You

should not assume you will be entitled to the benefit of any such waiver.

For any applicable
redemption request, the “
Redemption Valuation

Date
” will be the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are delivered,

except that we reserve the right from time to time
to accelerate, in our sole discretion on a case-by-case basis, the Redemption

Valuation

Date to the date on which the notice
of redemption is received by UBS rather than the following Index Business Day.

You

should not assume you will be
entitled to any such acceleration. To

satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the
fourth Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth
Index Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if a call notice has been
issued, the last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event
occurred.

If a market disruption event is continuing or occurs on the applicable scheduled

Redemption Valuation

Date with respect to
any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “— Market
Disruption Event.”
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described
under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant
Redemption Date equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee
Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and
you should not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Business Day following the applicable

Redemption Valuation
Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or
that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption
Amount
=
Closing Indicative
Value
- Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee

Amount, if applicable (less any
Coupon Amounts you may be entitled to receive as of the Redemption

Valuation

Date), or if the compounded
leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging
Event) is negative, you may lose all or a substantial portion of your investment upon early redemption. The
occurrence of Loss Rebalancing Events will result

in more frequent than quarterly compounding.
The Securities may be called by UBS prior to the Maturity Date pursuant to the UBS Call Right and, upon the
occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by
UBS.
See “Specific Terms of

the Securities — UBS Call Right” and “Specific Terms

of the Securities — Automatic
Acceleration Upon Zero Value

Event”.
We discuss these matters in the

accompanying prospectus under “Description of Debt Securities We

May Offer —
Redemption and Repayment.”
The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or
discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in
this manner.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00
noon (New York City time) on the Index Business Day on which you elect to exercise your redemption

right. If we
receive your Redemption Notice by

the time specified in the

preceding sentence, we will respond

by sending you a
form of confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via
email in the specified form

by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for

your Redemption Confirmation to

be effective;

➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon (New
York City time) on the applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the
relevant deadline. If your broker delivers your Redemption Notice after

12:00 noon (New York

City time), or your
Redemption Confirmation after 5:00 p.m. (New York

City time), on the Business Day prior to the applicable Redemption
Valuation

Date, your Redemption Notice will not be effective, you

will not be able to redeem your Securities until the
following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your
Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such
assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial
owners of Securities relating to the right to redeem their Securities will be irrevocable.

If your DTC custodian or your
brokerage firm is not a current UBS customer, UBS will be

required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your Redemption
Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption
Valuation

Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC
custodian or your brokerage firm.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our
sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which the Redemption Notice is received
by UBS rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation

Date.
UBS Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than eighteen
(18) calendar days’ prior notice to the holders of the Securities (which may be provided via press release), such redemption
to occur on any Business Day that we may specify through and including the Maturity Date. Upon early redemption in the
event we exercise this call right, you will receive a cash payment equal to the Closing Indicative

Value

on the last Index
Business Day in the Call Measurement Period. We

refer to this cash payment as the “
Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its call right will be zero.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.
The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the
Call Measurement Period (the “ Call Settlement Date ”). If a market disruption event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event.”
The “ Call Measurement Period ” means:
a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is less than $25,000,000, the Call Valuation

Date, subject to adjustments as
described under “— Market Disruption Event”;
b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is equal to or greater than $25,000,000, the four (4) Index Business Days from

and
including the Call Valuation

Date, subject to adjustments as described under “— Market Disruption

Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders
(which may be provided via press release) of its exercise of the UBS Call Right will equal:
(i) The Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by BDCXSO <Index> on Bloomberg L.P.
The “
Call Valuation

Date
” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.

In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call
Measurement Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease
of presentation:
Call Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment upon a call. The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative
effect of the Accrued Fees (less any Coupon Amounts you may be entitled to receive), or if the compounded
leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging
Event) is negative, you may lose all or a substantial portion of your investment upon a call. The occurrence of Loss
Rebalancing Events will result in more frequent

than quarterly compounding.
In addition, upon the occurrence of a Zero Value

Event, the Securities may be automatically accelerated and
mandatorily redeemed by UBS.
See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value
Event” below.
Automatic Acceleration Upon Zero Value

Event
A “
Zero Value

Event
” occurs if, on any Index Business Day (other than an Excluded Day), the

Intraday Index Value
decreases by 66.66667% or more in value from the Last Reset Index Closing

Level. From immediately after the Zero Value
Event and on all future calendar days, the Index Factor and the Current

Principal Amount will be set equal to zero. The
Accrued Dividend and Accrued Fees will be fixed at their respective values on the Zero Value

Event date and will stay
unchanged on all future calendar days.
When the Intraday Index Value

decreases 66.66667% in value from the Last Reset Index Closing Level, the Index

Factor
will equal zero. A Zero Value

Event represents the first instance when the effective unleveraged notional amount that is
deemed invested in the Index per Security equals zero. It will have the effect of permanently resetting the value of your
Securities to a fixed value (which may be zero) and accelerating the Securities.

You

will not benefit from any future
exposure to the Index after the occurrence of a Zero Value

Event. A Zero Value

Event is expected to occur only in the
narrow window of time between the occurrence of a Permanent Deleveraging Event and completion of the leverage reset to
1.0 at the end of the Second Permanent Deleveraging Valuation

Date.
For the purposes of the “Zero Value

Event” definition, an “
Excluded Day ” means (i) any calendar day after the Second
Permanent Deleveraging Valuation

Date (ii) any calendar day on which a Zero Value

Event has already occurred, (iii) any
calendar day after the occurrence of a Zero Value

Event, and (iv) any calendar day after the last day of an applicable
Measurement Period.
If a Zero Value

Event occurs, all issued and outstanding Securities will be automatically terminated and mandatorily
redeemed by UBS and you will receive the Zero Value

Settlement Amount on the Zero Value

Settlement Date. You

will not
benefit from any future exposure to the Index after the occurrence of a Zero Value

Event.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event and specify the
relevant Zero Value

Settlement Date and Zero Value

Settlement Amount in respect of your investment in the Securities. The
Securities will be suspended from trading intra-day shortly after the event occurs and will likely not be open for trading
again on NYSE Arca before the Zero Value

Settlement Date.
If a Zero Value

Event occurs on an Index Business Day that would otherwise be a Coupon Ex-Date,

such day will not be a
valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended.
The “
Zero Value

Settlement Amount
” per Security will be calculated as follows:
a)

On any calendar day,

to but excluding the first day of an applicable Measurement Period:
(i) the Accrued Dividend, minus
(ii) the Accrued Fees, on the date on which the Zero Value

Event occurred.
b)

From and including the first day of an applicable Measurement Period:
(i) the Measurement Period Cash Amount on the immediately preceding calendar day,
plus (ii) the Accrued
Dividend, minus
(iii) the Accrued Fees, on the date on which the Zero Value

Event occurred.

c)

The minimum value of the Zero Value

Settlement Amount will be zero.
For example:
a)

If the Accrued Dividend was $0.04, the Accrued Fees was $0.01,

and the Measurement Period Cash Amount was
$0, then the Zero Value

Settlement Amount would be $0.03.
b)

If the Accrued Dividend was $0.01, the Accrued Fees was $0.05,

and the Measurement Period Cash Amount was
$0, then the Zero Value

Settlement Amount would be $0.
c)

If the Zero Value

Event occurred during a four-day Measurement Period, and the Accrued

Dividend was $0.01, the
Accrued Fees was $0.03, and the Measurement Period Cash Amount

on the immediately preceding calendar day
was $6.59, then the Zero Value

Settlement Amount would be $6.57.
The following graphics illustrate the formula to determine the Zero Value

Settlement Amount, which has been simplified
for ease of presentation:
On any calendar day,

to but excluding the first day of an applicable four-day Measurement Period:
Zero Value

Settlement
Amount
= Accrued Dividend -
Accrued Fees on date
Zero Value

Event
occurred
From and including the first day of an applicable Measurement Period:
Zero Value
Settlement
Amount
=
Measurement Period Cash
Amount on immediately
preceding calendar day
+ Accrued Dividend -
Accrued Fees on date
Zero Value

Event
occurred
The “
Zero Value

Settlement Date
” will be the third Index Business Day following the date on which the Zero Value

Event
occurred. For a detailed description of how the Current Indicative Value

(or intraday indicative value) of the Securities is
calculated see “Valuation

of the Index and the Securities”.
You

may lose all or a substantial portion of your investment upon the occurrence of a Zero Value

Event. Upon the
occurrence of a Zero Value

Event you will receive on the Zero Value

Settlement Date only the Zero Value

Settlement
Amount per Security.
In addition, the Securities may be called by UBS prior to the Maturity Date pursuant to the UBS Call Right.
See
“Specific Terms of

the Securities — UBS Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 1.5. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day) decreases by 15% or more in value from the previously

Last Reset Index Closing Level.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly
and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s).
Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing
Event your Securities will have less exposure to a potential positive gain in value relative to the exposure before the
occurrence of such Loss Rebalancing Event.
For purposes of the “Loss Rebalancing Event” definition, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation

Date, if a Loss Rebalancing Event occurs after 3:15pm on such day,
(ii) any Quarterly Reset Valuation

Date, (iii) any Loss Rebalancing Valuation

Date, (iv) the Index Business Day
immediately preceding the first day of an applicable Measurement Period,

if a Loss Rebalancing Event occurs after 3:15pm
on such day (v) any calendar day from and including the first day of an applicable

Measurement Period, (vi) the First or
Second Permanent Deleveraging Valuation

Dates, (vii) any calendar day after the Second Permanent Deleveraging
Valuation

Date, (viii) a Zero Value

Event date, and (ix) any calendar day after the Zero Value

Event date.
“
Loss Rebalancing Valuation

Date
” means:

a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”;
b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day
following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market
Disruption Event.”
Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0, over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 1.5 and the leverage at the end of the Second Permanent

Deleveraging Valuation
Date is reset to 1.0. This means that after a Permanent Deleveraging Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the
Permanent Deleveraging Event. A Permanent Deleveraging Event

is expected to occur only in the narrow window of time
between the occurrence of a Loss Rebalancing Event and completion of the leverage reset to 1.5 at the end of the Loss
Rebalancing Valuation

Date.
A “ Permanent Deleveraging Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other
than an Excluded Day) decreases by 50% or more in value from the Last Reset Index

Closing Level.
For purposes of the “Permanent Deleveraging Event” definition, an “ Excluded Day ” means (i) the First or Second
Permanent Deleveraging Valuation

Dates, (ii) any calendar day after the Second Permanent Deleveraging Valuation

Date,
(iii) a day upon which a Zero Value

Event occurs, (iv) any calendar day after the occurrence of a Zero Value

Event, (v) the
day which is two Index Business Days prior to the first day of an applicable Measurement

Period, if a Permanent
Deleveraging Event occurs after 3:15pm on such day and (vi) any calendar day from and including the Index Business Day
immediately preceding the first day of an applicable Measurement Period.
In the event that a Permanent Deleveraging Event has occurred, UBS will issue a press release before 9:00
a.m. on the Index Business Day immediately following the date on which the Permanent

Deleveraging Event occurred,
announcing the Permanent Deleveraging Event and notifying you of the Permanent Deleveraging Valuation

Dates.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
a)

The “
First Permanent Deleveraging Valuation

Date
” means:
i.
Any Index Business Day, which

otherwise would have been a Loss Rebalancing Valuation

Date, but on
which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “- Market
Disruption Event”;
ii.
If a Permanent Deleveraging Event occurs after 3:15pm on any Index

Business Day which would not
otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business Day following the
occurrence of such Permanent Deleveraging Event, subject to

adjustment as described under “— Market
Disruption Event”.
The leverage of your Securities will be reset to approximately 1.5 at the close of trading on the First Permanent
Deleveraging Valuation

Date.
b)

The “
Second Permanent Deleveraging Valuation

Date
” means the Index Business Day immediately following
the First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “— Market Disruption
Event”.
The leverage of your Securities will be reset to approximately 1.0 at the close of trading on the Second Permanent
Deleveraging Valuation

Date.

Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible
for all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or
upon early redemption or call, or at other times, the Current Principal Amount,

Current Indicative Value

(or the “intraday
indicative value”), Closing Indicative Value,

market disruption events, Business Days, Index Business Days, the Leverage
Factor, the Index Factor,

the Index Performance Ratio, the Residual Factor, the

Index Closing Level, the Financing Rate, the
Accrued Fees (including determining any successor to the LIBOR base rate),

the Coupon Amount, the Accrued Dividend,
the Daily Dividend, if any,

the Redemption Fee Amount, the Cash Settlement Amount, if any,

that we will pay you at
maturity, the Coupon Ex-Dates,

the Coupon Record Dates, the Redemption Amount, if any,

that we will pay you upon
redemption, if applicable, the Zero Value

Settlement Amount, if any,

that we will pay you upon acceleration following the
occurrence of a Zero Value

Event, the Call Settlement Amount, if any,

that we will pay you in the event that UBS calls the
Securities, whether a Loss Rebalancing Event has occurred, whether a Permanent

Deleveraging Event has occurred and
whether any day is a Business Day or an Index Business Day and all such other matters as may be specified elsewhere
herein as matters to be determined by the Security Calculation Agent. The

Security Calculation Agent will also be
responsible for determining whether the Index has been discontinued and whether there has been a material change in the
Index. The Security Calculation Agent will make all such determinations and calculations in its sole discretion, and absent
manifest error, all determinations of the

Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Security,

without liability on the part of the Security Calculation Agent.
You

will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations
made by the Security Calculation Agent. We

may appoint a different Security Calculation Agent from time to time after the
date of this prospectus supplement without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity,

call or acceleration upon the occurrence of a Zero Value

Event,
or upon early redemption, or on a Coupon Payment Date on or prior to 12:00 noon, New York

City time, on the Business
Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date,

Zero Value

Settlement
Date or any Coupon Payment Date, as applicable.
All dollar amounts related to determination of the Coupon Amount,

the Accrued Dividend, the Daily Dividend, if any,

the
Accrued Fees, the Redemption Amount and Redemption Fee Amount,

if any, per Security,

the Call Settlement Amount, if
any, per Security,

the Current Principal Amount, the Zero Value

Settlement Amount, and the Cash Settlement Amount, if
any, per Security,

will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (
e.g. ,
.76545 would be rounded up to .7655); and all dollar amounts paid on the

Stated Principal Amount of the Securities per
holder will be rounded to the nearest cent, with one-half cent rounded upward.
Market Disruption Event
To the extent

a market disruption event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of
its affiliates on the first succeeding Index Business Day on which a market disruption event does not occur or is not
continuing with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed
accordingly, and the

remaining Index Business Days in the Measurement Period will resume again following the suspension
of the market disruption event. For example, if the four-day Measurement

Period for purposes of calculating the Call
Settlement Amount, is scheduled for June 2, June 3, June 4 and June 5, and there is a market disruption event with respect to
the Index on June 2, but no other market disruption event during such

Call Measurement Period, then June 3 will become
the first Index Business Day of the Measurement Period, June 4 th

the second Index Business Day,

June 5
th

the third Index
Business Day and the next Index Business Day after June 5
th

would be the final day of the Measurement Period. The same
approach would be applied if there is a market disruption event during a four-day

Final Measurement Period.
To the extent

a market disruption event with respect to the Index has occurred or is continuing on the

Redemption Valuation
Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in
the event that the Final Measurement Period is the Calculation Date)

or any Reset Valuation

Date, the Index Closing Level
for such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be determined by
the Security Calculation Agent or one of its affiliates on the first succeeding

Index Business Day on which a market
disruption event does not occur or is not continuing with respect to the Index. For example, if the Redemption Valuation
Date, for purposes of calculating a Redemption Amount, is based on the Index

Closing Level on June 2 and there is a
market disruption event with respect to the Index on June 2, then the Index

Closing Level on June 3 will be used to calculate
the Redemption Amount, assuming that no such market disruption event has occurred or is continuing on June 3.

In no event, however, will any postponement

pursuant to the two immediately preceding paragraphs result in the affected
Index Business Day of the Measurement Period or any Redemption Valuation

Date, Call Valuation

Date (in the event that
the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final Measurement Period is the Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation

Date, Call Valuation
Date, Calculation Date or Reset Valuation

Date. If a market disruption event has occurred or is continuing with respect to
the Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the
Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date or any Reset Valuation
Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith
estimate of the Index Closing Level that would have prevailed on such fifth Index

Business Day but for such market
disruption event.
Any of the following will be a market disruption event with respect to the Index,

in each case as determined by the Security
Calculation Agent in its sole discretion:
a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether
by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;
b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
c)

the Index is not published; or
d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled
“Use of Proceeds and Hedging”.
The following events will not be market disruption events with respect to the

Index:
a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change
in the regular business hours of the relevant market; or
b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May
Offer — Optional Tax

Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the
Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our
relative economic positions.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of
the principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
In addition to the default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to
the final Coupon Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration
was the last Index Business Day in the Final Measurement Period and the

three Index Business Days immediately preceding
the date of acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the
third Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the
accelerated final Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being
the relevant final Coupon Valuation

Date.

For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term
Notes, Series B, as constituting the outstanding principal amount of the

Securities. Although the terms of the Securities may
differ from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all
Medium-Term Notes, Series

B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term

Notes, Series B, including the Securities. This action may involve changing some of the
terms that apply to the Medium-Term

Notes, Series B, accelerating the maturity of the Medium-Term

Notes, Series B after a
default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under
“Description of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default” and “Description of Debt
Securities We May Offer

— Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security
Calculation Agent in its sole discretion, for the aggregate Stated Principal

Amount of the Securities, equal to the cost of
having a qualified financial institution, of the kind and selected as described below, expressly assume all our

payment and
other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to
undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That
cost will equal:
the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking,
plus
the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any
documentation necessary for this assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount
referred to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and
as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not
obtaining the quotation may object, on reasonable and significant grounds,

to the assumption or undertaking by the qualified
financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days
after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default
amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as
described above within five (5) Business Days after that first Business Day,

however, the default quotation period

will
continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before
the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or
any successor, or any other comparable

rating then used by that rating

agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that
rating agency.

Discontinuance of or Adjustments to the Index or Termination

of Our License Agreement with the Index Sponsor;
Alteration of Method of Calculation
If (i) the Index Sponsor or Index Calculation Agent discontinues publication of, or otherwise fails to publish, the Index, (ii)
our license agreement with the Index Sponsor terminates or (iii) the Index Sponsor or Index Calculation Agent does not
make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, and, in each
case, any other person or entity publishes an index licensed to UBS that the Security

Calculation Agent determines is
comparable to the Index and for which the Index Constituent Securities and/or their unit weighting are available to the
Security Calculation Agent (such index being referred to herein as a “ successor index ”), and the Security Calculation Agent approves such index as a successor index, then the Security Calculation Agent will determine the Index Closing Level on
the applicable dates of determination, Coupon Amounts and the amount payable at maturity, call, acceleration

upon the
occurrence of a Zero Value

Event or upon early redemption and all other related payments terms by reference to such
successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause
written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
If the Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or
their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or
unavailability is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date or on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index
Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such
time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is
discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during a
Measurement Period, or on the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on
which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing
Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation or
unavailability, as adjusted

for certain corporate actions. In such event, the Security Calculation Agent will cause notice
thereof to be furnished to the trustee, to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the
Index will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such
adjustments, if any,

to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute
Index, then the Security Calculation Agent will determine all amounts hereunder,

including the Coupon Amounts, Current
Principal Amount, Current Indicative Value

or intraday indicative value, Closing Indicative Value,

Index Factor, Index
Performance Ratio, Residual Factor, Accrued

Fees, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity,

call, upon early redemption or upon acceleration upon the
occurrence of a Zero Value

Event by reference to such Substitute Index. If the Security Calculation Agent so elects to
replace the original Index with a Substitute Index, the Security Calculation

Agent will cause written notice thereof to be
furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as
defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the
Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on
the Index Constituent Securities included in the Index (including but not limited to exchange-imposed position
limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly
situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material
adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities or (iv)
materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as
determined by the Security Calculation Agent;

b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other
official pronouncement interpreting or applying those

laws, regulations or rules that is announced on or after June
2, 2020 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent
Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index
Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially increases the
cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or
their obligations in connection with the Securities, (iii) has a material adverse effect on the ability of us, our
affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations
in connection with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes
similar to the Securities, each as determined by the Security Calculation Agent;
c)

any event that occurs on or after June 2, 2020 that makes it a violation of any law,

regulation or rule of the United
States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange

(as defined herein) is
located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation
or other official pronouncement interpreting or applying

those laws, regulations or rules, (i) for UBS AG or its
affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures, swaps or other
derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed
position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third parties to
perform our or their obligations in connection with the Securities or (iii) for us to issue or transact in exchange
traded notes similar to the Securities, each as determined by the Security

Calculation Agent;
d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a
materially increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk
of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if
any, announces that pursuant

to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not
immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as
such exchange or market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a substitute index, or the value thereof, is changed in
a material respect, or if the Index or a successor index is in any other way modified so that the Index Closing Level of the
Index or such successor index does not, in the opinion of the Security Calculation

Agent, fairly represent the Index Closing
Level of the Index or such successor index had such changes or modifications not been made, then the Security Calculation
Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be
necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the
case may be, as if such changes or modifications had not been made, and the Security

Calculation Agent will calculate the
Index Closing Level for the Index or such successor index with reference to the Index or such successor index, as adjusted.
The Security Calculation Agent will accordingly calculate the Index Closing

Level, the Index Performance Ratio, the
Coupon Amount, the Accrued Dividend, the Daily Dividend, if any,

the Accrued Fees, the Redemption Fee Amount, if any,
the Cash Settlement Amount, if any,

that we will pay you at maturity,

the Redemption Amount, if any,

upon early
redemption, if applicable, the Call Settlement Amount, if any,

that we will pay you in the event UBS calls the Securities, the
Zero Value

Settlement Amount, if any, that

we will pay you in the event of acceleration upon the occurrence of a Zero
Value

Event, if applicable, the Last Reset Index Closing Level and all related payment terms based on the Index Closing
Level calculated by the Security Calculation Agent, as adjusted. Accordingly,

if the method of calculating the Index or a
successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if
there had been no such modification ( e.g. , due to a split in the Index), which, in turn, causes the Index Closing Level of the
Index or such successor index to be a fraction of what it would have been if there had been no such modification, then the
Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing Level for the
Index or such successor index as if it had not been modified ( e.g. , as if such split had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index,
UBS may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make
such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or
characteristics of the relevant successor index or Substitute Index,

as applicable.

All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— There are potential conflicts of interest between you and the Security
Calculation Agent” in this prospectus supplement for a discussion of certain conflicts of interest which may arise with
respect to the Security Calculation Agent.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity,

call or acceleration upon the occurrence of a Zero Value

Event, or
upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of
the trustee in New York

City, but only when the Securities are

surrendered to the trustee at that office. We

also may make
any payment or delivery in accordance with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day or a New York

Business Day with respect to the Securities, we mean a day that is a
Business Day of the kind described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt
Securities” in the accompanying prospectus.
Modified Business Day
As described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt Securities” in

the attached
prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be
paid on the next day that is a Business Day,

with the same effect as if paid on the original due date,

except as described
under “— Cash Settlement Amount at Maturity,”

“— UBS Call Right” and “— Early Redemption at the Option of the
Holders” above.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of this prospectus supplement. We may

issue additional Securities
in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities
do not limit our ability to incur other indebtedness or to issue other securities.

Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We

May
Offer — Amounts That We

May Issue” in the accompanying prospectus.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

10. ETRACS Monthly Pay 1.5x Leveraged Mortgage REIT ETN due June 10, 2050
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that
we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street
name or in the Securities issued in book-entry form through The Depository

Trust Company (“
DTC ”) or another depositary.
Owners of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance”
under “Description of

Debt Securities

We May Offer” above.
The Securities are part of a series of UBS AG debt securities entitled “Medium-Term

Notes, Series B” that we may issue,
from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus
supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply

generally to all
Medium-Term Notes, Series

B are described in “Description of Debt Securities We

May Offer” in the accompanying
prospectus. The terms described here ( i.e. , in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are
controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015
between us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.
The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity,

call or acceleration upon the occurrence of a
Zero Value

Event, or upon early redemption. Instead, at maturity,

you will receive a cash payment per Security the amount
of which will vary depending on the performance and path of the Index and will be reduced by the Accrued Fees as of the
last Index Business Day in the Final Measurement Period as described under “— Cash Settlement Amount at Maturity.”

If
the amount as calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a
cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than
zero, the Redemption Amount will be zero and you will not receive a cash payment.
If a Zero Value

Event occurs, for each Security you will receive a cash payment per Security on the

Zero Value

Settlement
Date equal to the (i) the Measurement Period Cash Amount, on the immediately preceding calendar day,
plus (ii) the
Accrued Dividend, on the date on which the Zero Value

Event occurred,
minus (iii) the Accrued Fees, on the date on which
the Zero Value

Event occurred, as described under “— Automatic Acceleration Upon Zero

Value

Event.”
Coupon Payment
For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an
amount in cash equal to the Coupon Amount. The Coupon Amount will equal the sum of the cash distributions that a
hypothetical holder of Index constituents would have been entitled to receive in respect of the Index constituents during the
relevant period. The Coupon Amount may be equal to zero.
The “ Coupon Amount
” means (i) on any calendar day that is not a Coupon Ex-Date, zero; and (ii) on any calendar day that
is a Coupon Ex-Date, an amount per Security equal to the Accrued Dividend on the

Coupon Valuation

Date immediately
preceding such Coupon Ex-Date. The minimum value of the Coupon

Amount will be zero.
The following graphic illustrates the formula to determine the Coupon

Amount on a Coupon Ex-Date, which has been
simplified for ease of presentation:
Coupon Amount =
Accrued Dividend, on the immediately
preceding Coupon Valuation

Date
If the Securities undergo a split or reverse split, the Coupon Amount will be adjusted accordingly.
The “ Accrued Dividend
” means (i) on the Initial Trade Date, zero;

and (ii) on any subsequent calendar day,

an amount per
Security equal to (a) the Accrued Dividend as of the immediately preceding calendar day,
plus (b) the Daily Dividend on
such calendar day, minus the Coupon Amount on such calendar day.
If the Securities undergo a split or reverse split, the Accrued Dividend will be adjusted accordingly.

The “ Daily Dividend
” means, on any calendar day,

an amount per Security equal to (a)(i) the Index Dividend Point, times
(ii) the Leverage Factor, times (iii) the Current Principal Amount on the immediately preceding calendar day, times (iv) the
Residual Factor on the immediately preceding calendar day, divided by (b) the Last Reset Index Closing Level.
The “ Index Dividend Point
” means, on any calendar day,

an amount per Security equal to the
sum of the products of (i) the
cash value of distributions that a hypothetical holder of one share of each Index

Constituent Security on such calendar day
would have been entitled to receive in respect of that Index Constituent Security for those cash distributions whose “ex-
dividend date” occurs on such calendar day and (ii) the number of units of that Index Constituent Security included in the
Index as of such date.
The Index Dividend Point may not be publicly disseminated by the Index Calculation

Agent. The data used to calculate the
Index Dividend Point is the property of the Index Calculation Agent and investors may be required to pay a fee and meet
any other requirements of the Index Calculation Agent, in order to access such information. See “Risk Factors — The value
of the Index Dividend Point may not be publicly disseminated or otherwise freely accessible to investors”.
The Index Dividend Point, on any calendar day,

represents the total cash value of distributions that a hypothetical holder of the Index Constituent Securities, in proportion to the weights of the Index

Constituent Securities, would have been entitled
to receive with respect to any Index Constituent Securities for those cash distributions whose “ex-dividend date” occurs on
such calendar day.
The “ Coupon Payment Date
” means the fifteenth (15th) Index Business Day following each Coupon Valuation

Date. The
first Coupon Payment Date will be July 22, 2020, subject to adjustment as provided herein. If such day is not a Coupon
Business Day, the Coupon

Payment Date shall be the following Coupon Business Day.
If the Final Coupon Ex-Date occurs prior to the Maturity Date, but the Final

Coupon Payment Date otherwise occurs after
the Maturity Date, in such case, the Final Coupon Payment Date will be the Maturity

Date, subject to adjustment as
provided herein.
The “ Coupon Record Date
” means the ninth Index Business Day following each Coupon Valuation

Date. If such day is not
a Coupon Business Day,

the Coupon Record Date shall be the immediately preceding Coupon Business Day.
The “ Coupon Ex-Date
,” with respect to a Coupon Amount, means the first Coupon Business Day on which the Securities
trade without the right to receive such Coupon Amount. Under current NYSE Arca practice,

the Coupon Ex-Date will
generally be the Coupon Business Day immediately

preceding the applicable Coupon Record Date.
If a Zero Value

Event occurs on an Index Business Day that would otherwise be a Coupon Ex-Date,

such day will not be a
valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended.

In this case, the Coupon Amount corresponding
to such Coupon Ex-Date will be included in the Zero Value

Settlement Amount payable on the Zero Value

Settlement Date.
In addition, if a day that would otherwise by a Coupon Ex-Date occurs on or after the first day of an applicable
Measurement Period, such day will not be a valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended. In
this case, the Coupon Amount corresponding to such Coupon Ex-date will be included in the Cash Settlement Amount or
Call Settlement Amount payable at maturity or call, respectively.
The “
Coupon Valuation

Date
” means the 30th day of each month and the 28th

day of February, of each calendar

year
during the term of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following
such date, provided that the final Coupon Valuation

Date will be the Calculation Date, subject to adjustment described herein. The first Coupon Valuation

Date will be June 30, 2020.
Notwithstanding the foregoing, with respect to cash distributions or dividends on an Index Constituent Security which is
scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if,

the issuer of such Index Constituent Security
fails to pay the dividend or distribution to holders of such Index Constituent

Security by the scheduled payment date for
such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the
applicable Coupon Amount. Any such delayed dividend or distribution payment from the issuer of an Index Constituent
Security will be attributed back to the Accrued Dividend and included in the next

Coupon Amount.
“ Coupon Business Day
” means any Index Business Day other than an Index Business Day on which banking institutions in
New York

are generally not authorized or obligated by law,

regulation or executive order to open.
“ record date
” means, (i) with respect to a distribution on an Index Constituent Security,

the date on which a holder of the
Index Constituent Security must be registered as a stockholder/unitholder of such Index Constituent Security in order to be
entitled to receive such distribution and (ii) with respect to any split or reverse split, the tenth Business Day after the
announcement date.

“ ex-dividend date
” means, with respect to a distribution on an Index Constituent Security,

the first Business Day on which
transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.
Cash Settlement Amount at Maturity
The “ Maturity Date ” is June 10, 2050, which will be the third Business Day following the last Index Business Day in the
Final Measurement Period, subject to adjustment as described below under
“— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated, you will receive at maturity a cash payment equal to the
Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer to this cash
payment as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease
of presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Final Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative
effect of the Accrued Fees (less any Coupon Amounts you may be entitled to receive), or if the compounded
leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging
Event) is negative, you may lose all or a substantial portion of your investment at maturity. The occurrence

of Loss
Rebalancing Events will result in more freque

nt than quarterly compounding.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right and, upon the
occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by
UBS. If the Securities are called by UBS or accelerated upon the occurrence of a Zero Value

Event, the Call
Settlement Amount or Zero Value

Settlement Amount, as applicable, may be zero and you may

lose all or a
substantial portion of your investment.
See “Specific Terms of the

Securities — UBS’s Call Right” and “Specific

Terms
of the Securities — Automatic Acceleration Upon Zero Value

Event”.
The “ Stated Principal Amount
” of each Security is $25.00. The Securities may be issued and sold over time at then-
current market prices which may be significantly higher or lower than the Stated

Principal Amount. If the Securities
undergo a split or reverse split, the Stated Principal

Amount will be adjusted accordingly.
The “ Closing Indicative Value
” per Security, will be

calculated as follows:
a)

On the Initial Trade Date, $25.00 per Security;
b)

On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor) - Accrued Fees + Accrued
Dividend
c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor × Residual Factor) - Accrued Fees + Accrued Dividend

+ Measurement Period Cash Amount
d)

The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs on any Index Business Day then the Closing Indicative Value will be equal to the Zero
Value Settlement

Amount on the date on which the Zero Value

Event occurred, and on all future calendar days.
Upon the occurrence of a Zero Value

Event, investors will likely lose all or substantially all of their investment. You will not benefit from any future exposure to

the Index after the occurrence of a Zero Value

Event.
See “— Automatic
Acceleration Upon Zero Value

Event”.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative
Value.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.

The “ Current Principal Amount
” represents the unleveraged investment in the Index Constituent Securities per

Security at
the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the
leveraged returns would be approximately half of the Current Principal Amount at the close of trading on any Reset
Valuation

Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0
and the notional financing amount will be equal to zero. If a Zero Value

Event occurs prior to your Securities permanently
resetting to 1.0 at the end of the Second Permanent Deleveraging Valuation

Date, then your Securities will be fully
redeemed and you will receive the Zero Value

Settlement Amount (which amount may be zero).
The Current Principal Amount per Security,

will be calculated as follows:
1)

From and including the Initial Trade Date to and

excluding the subsequent Reset Valuation

Date,
$25.00 per Security;
2)

At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal

Amount of
the Securities will be reset as follows:
New
Current Principal Amount = (Current Principal Amount on immediately preceding calendar day
× Index Factor) – Accrued Fees
The Current Principal Amount will not change until the subsequent Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of an applicable Measurement
Period, such day will not be a valid Reset Valuation

Date.
If a Zero Value

Event occurs on any Index Business Day then the Current Principal Amount will be equal to zero on
the date on which the Zero Value

Event occurred, and on all future calendar days. Upon

the occurrence of a Zero
Value Event,

investors will likely lose all or substantially all of their investment.
You

will not benefit from any future exposure

to the Index after the occurrence of a Zero Value

Event.
See “Specific
Terms of the Securities — Automatic

Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset.
The “
Reset Valuation

Date
” means:
1)

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i) the
Initial Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing Valuation

Date (iv) the First
Permanent Deleveraging Valua

tion Date, or (v) the Second Permanent Deleveraging Valuation

Date; and.
2)

Any calendar day following the Second Permanent Deleveraging Valuation

Date.
The definition of each valuation date is set forth below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of an applicable Measurement
Period, such day will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.
The “
Quarterly Reset Valuation

Date
” is the last Index Business Day of January,

April, July and October of each calendar
year beginning on July 31, 2020 and ending on April 29, 2050 (other than an Excluded

Day), subject to adjustment as
described under “— Market Disruption Event.”
For purposes of the “Quarterly Reset Valuation

Date” definition, an “
Excluded Day ” means (i) the Index Business Day
immediately preceding the first day of an applicable Measurement Period,

and any calendar day thereafter, and (ii) any
calendar day after the Second Permanent Deleveraging Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level.
The Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value
of the unleveraged notional amount per Security that is deemed invested in the Index on any calendar day. This

does not
reflect the Redemption Amount that an investor would receive upon early redemption on such calendar day.

If a Zero Value

Event occurs at any time during any Index Business Day then the Index Factor will be equal to zero
subsequent to the event on the date on which the Zero Value

Event occurred, and on all future calendar days. Upon
the occurrence of a Zero Value

Event, investors will likely lose all or substantially all of their investment.

You

will
not benefit from any future exposure

to the Index after the occurrence of a Zero Value

Event.
See “Specific Terms of
the Securities — Automatic Acceleration Upon Zero Value

Event”.
The “ Residual Factor ” will be calculated as follows:
a)

1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.
b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such four-day
Measurement Period, divided by (b) four.
For example, on the first Index Business Day in an applicable four-day

Measurement Period, the Residual Factor
will equal (3/4), on the second Index Business Day in an applicable four-day

Measurement Period, the Residual
Factor will equal (2/4), on the third Index Business Day in an applicable four-day

Measurement Period, the
Residual Factor will equal (1/4) and on the last Index Business Day in an applicable four-day Measurement Period,
the Residual Factor will equal zero.
c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the
Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted
to cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of
trading on the Second Permanent Deleveraging Valuation

Date, will equal 1.5. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging

Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level
Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such
day. The initial Last Reset Index

Closing Level is 156.926, the Index Closing Level on the Initial Trade

Date, as reported by
Bloomberg L.P.

and Reuters.
The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg L.P.
and Reuters; provided, however, that

if the closing level of the Index as reported on Bloomberg L.P.

(or any successor)
differs from the closing level of the Index as reported on Reuters (or any successor), then the Index Closing Level will be
the closing level of the Index as calculated by the Index Calculation Agent.

The initial Index Closing Level (which is also
the first Last Reset Index Closing Level) is 156.926, the Index Closing Level measured on the Initial Trade Date, as
determined by the Security Calculation Agent.
On any calendar day that is not an Index Business Day,

the Index Closing level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
“ Measurement Period ” means the Final Measurement Period or Call Measurement Period, as applicable.
The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
a)

On the Initial Trade Date, $25.00.
b)

On any other calendar day prior to the first day of an applicable Measurement

Period:

(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the
Intraday Index Value)

- Accrued Fees + Accrued Dividend.
c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor, calculated using the Intraday

Index Value

× Residual Factor, from the immediately preceding
calendar day) - Accrued Fees + Accrued Dividend + Measurement Period

Cash Amount, from the immediately
preceding calendar day
d)

The minimum value of the Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(or intraday indicative value).
If a Zero Value

Event occurs during any Index Business Day then the Current
Indicative Value

(or “intraday indicative value”) will be equal to the Zero

Value Settlement

Amount, subsequent to
the event on the date on which the Zero Value

Event occurred, and on all future calendar days.

Upon the occurrence
of a Zero Value

Event, investors will likely lose all or substantially all of their investment.

You

will not benefit from
any future exposure to the Index after the occurrence

of a Zero Value

Event.
See “Specific Terms of

the Securities —
Automatic Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Indicative

Value

(or intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.
The Securities are subject to an “ Accrued Tracking Fee
” per Security, calculated

as follows:
a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of the
immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.
c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the Daily
Tracking Fee on such calendar day.
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to: (a) (i) 0.95%,
times (ii) the Current Principal
Amount on the immediately preceding calendar day, times (iii) the Index Factor, on such calendar day, times (iv)
the Residual Factor, on the immediately

preceding calendar day,
divided by (b) 365.
c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will
reduce any amount you are entitled to receive at maturity,

early redemption, call or acceleration upon the occurrence of a
Zero Value

Event.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.
The Securities are subject to an “ Accrued Financing Fee ” per Security calculated as follows:
a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.
b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to: (a) the Accrued Financing Fee as of the immediately preceding calendar day, plus (b) the Daily Financing Fee on such calendar day.
c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the Daily
Financing Fee on such calendar day.
d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Accrued Financing Fee will be equal to zero.

“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
b)

On any subsequent calendar day,

the Daily Financing Fee is equal to: (a) (i) 0.5,
times (ii) the Financing Rate, on
such calendar day, times (iii) the Current Principal Amount, on the immediately preceding calendar day, times (iv)
the Residual Factor, on the immediately

preceding calendar day,
divided by (b) 360.
c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Daily Financing Fee will be equal to zero.
d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of
the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to
borrow funds at a similar rate from a third party to invest in the Securities. These charges accrue and compound during the
applicable period, and will reduce any amount that you will be entitled to receive at maturity, early redemption,

call or
acceleration upon the occurrence of a Zero Value

Event.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616%
adjustment on the immediately preceding U.S. Government Securities Business Day.

The minimum Financing Rate at any
time will be 0.95%
For example, 5.24665% was the three-month CME Term

SOFR rate on June 29, 2023. The Financing Rate (if it were based on the SOFR-Based Benchmark Replacement) on June 30, 2023 would have therefore been equal to: 0.95% + 5.24665% +
0.2616%, or 6.45825%.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
a)

$0.00 on any calendar day,

to but excluding the first day of an applicable Measurement Period.
b)

On the first day of an applicable one-day Measurement Period:
At the close of trading on such Index Business Day,

(the Current Principal Amount on the immediately preceding
calendar day × Index Factor on such Index Business Day)
c)

From and including the first day of an applicable four-day Measurement

Period:
i.

At the close of trading on each Index Business Day during the applicable four-day

Measurement Period,
the Measurement Period Cash Amount on the immediately preceding calendar day + (Current Principal
Amount, on the calendar day immediately preceding the first day of such Measurement Period × 0.25 ×
Index Factor, on such Index Business Day).
ii.

On any calendar day during an applicable four-day Measurement Period that is not an Index Business
Day, the Measurement

Period Cash Amount on the immediately preceding Index Business Day.
d)

On any calendar day after the last Index Business Day of an applicable Measurement

Period, the Measurement
Period Cash Amount on the last Index Business Day of such Measurement Period.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to
cash on any given day of an applicable Measurement Period and is no longer tracking the

Index.

At the close of trading of each Index Business day during a four-day

Measurement Period, approximately 25% of the
Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period, will be
deemed converted to cash and an applicable amount of financing will separately be deemed converted to cash as well. After
the close of trading on the final Index Business Day of an applicable four-day

Measurement Period, the Measurement
Period Cash Amount will represent the averaged value of the Current

Principal Amount that was deemed converted to cash
across the four-days of such Measurement Period. In case of a one-day

Measurement Period, approximately 100% of the
Current Principal Amount will be deemed converted to cash and an applicable amount of financing will separately be
deemed converted to cash, at the close of trading of the first day of such Measurement

Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $100,000,000, the Calculation Date, subject to adjustments as described
under “— Market Disruption Event”;
b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $100,000,000, the four (4) Index Business Days from and
including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by MVRLSO <Index> on Bloomberg L.P.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is currently
Solactive AG.
The “ Calculation Date
” means June 2, 2050, unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustments.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled
to be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the
Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be
closed for the entire day for purposes of trading in U.S. government securities.
Underlying Index
The return on the Securities is based upon the performance of the MVIS US Mortgage

REITs Index (Bloomberg:
“MVMORT”; Reuters: “.MVMORT”).

The Index tracks the overall performance of publicly-traded mortgage

REITs that
are listed and incorporated in the United States and derive at least 50% of their revenues from mortgage-related activity.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as
described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index
Business Day no later than 12:00 noon, New York

City time, and a confirmation of redemption by no later than 5:00 p.m.,
New York

City time, on the same Index Business Day,

provided that you request that we redeem a minimum of 50,000
Securities. We reserve

the right from time to time to waive this minimum redemption amount in our sole discretion on a
case-by-case basis. You

should not assume you will be entitled to the benefit of any such waiver.

For any applicable
redemption request, the “
Redemption Valuation

Date
” will be the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are delivered,

except that we reserve the right from time to time
to accelerate, in our sole discretion on a case-by-case basis, the Redemption

Valuation

Date to the date on which the notice
of redemption is received by UBS rather than
the following Index Business Day. You

should not assume you will be
entitled to any such acceleration. To

satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities.

The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the
fourth Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth
Index Business Day immediately preceding the Maturity date, subject to adjustments.

In addition, if a call notice has been
issued, the last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event
occurred.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect
to any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “—
Market Disruption Event.”
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125%

× Closing

Indicative

Value

of

the

Security

as of

the Redemption

Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described
under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant
Redemption Date equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee
Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and
you should not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Business Day following the applicable

Redemption Valuation
Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or
that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption
Amount
=
Closing Indicative
Value
-
Redemption Fee
Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee

Amount, if applicable (less any
Coupon Amounts you may be entitled to receive as of the Redemption

Valuation

Date), or if the compounded
leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging
Event) is negative, you may lose all or a substantial portion of your investment upon early redemption. The
occurrence of Loss Rebalancing Events will result

in more frequent than quarterly compounding.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right and, upon the
occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by
UBS. See “Specific Terms

of the Securities — UBS’s Call Right” and

“Specific Terms

of the Securities — Automatic
Acceleration Upon Zero Value

Event”.
We discuss these matters in the

accompanying prospectus under “Description of Debt Securities We

May Offer —
Redemption and Repayment.”
The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or
discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in
this manner.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:

➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00
noon (New York City time) on the Index Business Day on which you elect to exercise your redemption

right. If we
receive your Redemption Notice by

the time specified in the

preceding sentence, we will respond

by sending you a
form of confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via
email in the specified form

by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for

your Redemption Confirmation to

be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon (New
York City time) on the applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the
relevant deadline. If your broker delivers your Redemption Notice after

12:00 noon (New York

City time), or your
Redemption Confirmation after 5:00 p.m. (New York

City time), on the Business Day prior to the applicable Redemption
Valuation

Date, your Redemption Notice will not be effective, you

will not be able to redeem your Securities until the
following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your
Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such
assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial
owners of Securities relating to the right to redeem their Securities will be irrevocable.

If your DTC custodian or your
brokerage firm is not a current UBS customer, UBS will be

required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your Redemption
Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption
Valuation

Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC
custodian or your brokerage firm.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our
sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which the Redemption Notice is received
by UBS rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation

Date.
UBS’s Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than eighteen (18) calendar days’ prior
notice to the holders of the Securities (which may be provided via press release),

such redemption to occur on any Business
Day that we may specify through and including the Maturity Date. Upon early redemption in the event we exercise this call
right, you will receive a cash payment equal to the Closing Indicative

Value

on the last Index Business Day in the Call
Measurement Period. We

refer to this cash payment as the “
Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.
The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the
Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event.”
The “Call Measurement Period” means:
a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is less than $100,000,000, the Call Valuation

Date, subject to adjustments as
described under “— Market Disruption Event”;
b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is equal to or greater than $100,000,000, the four (4) Index Business Days from

and
including the Call Valuation

Date, subject to adjustments as described under “— Market Disruption

Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders
(which may be provided via press release) of its exercise of the UBS Call Right will equal:
(i) The Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by MVRLSO <Index> on Bloomberg L.P.

The “
Call Valuation

Date
” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.
In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call
Measurement Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease
of presentation:
Call Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment upon a call. The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative
effect of the Accrued Fees (less any Coupon Amounts you may be entitled to receive), or if the compounded
leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging
Event) is negative, you may lose all or a substantial portion of your investment upon a call. The occurrence of Loss
Rebalancing Events will result in more frequent

than quarterly compounding.
In addition, upon the occurrence of a Zero Value

Event, the Securities may be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms

of the Securities — Automatic Acceleration Upon Zero Value

Event” below.
Automatic Acceleration Upon Zero Value

Event
A “
Zero Value

Event
” occurs if, on any Index Business Day (other than an Excluded Day), the

Intraday Index Value
decreases by 66.66667% or more in value from the Last Reset Index Closing

Level. From immediately after the Zero Value
Event and on all future calendar days, the Index Factor and the Current

Principal Amount will be set equal to zero. The
Accrued Dividend and Accrued Fees will be fixed at their respective values on the Zero Value

Event date and will stay
unchanged on all future calendar days.
When the Intraday Index Value

decreases 66.66667% in value from the Last Reset Index Closing Level, the Index

Factor
will equal zero. A Zero Value

Event represents the first instance when the effective unleveraged notional amount that is
deemed invested in the Index per Security equals zero. It will have the effect of permanently resetting the value of your
Securities to a fixed value (which may be zero) and accelerating the Securities.

You

will not benefit from any future
exposure to the Index after the occurrence of a Zero Value

Event. A Zero Value

Event is expected to occur only in the
narrow window of time between the occurrence of a Permanent Deleveraging Event and completion of the leverage reset to
1.0 at the end of the Second Permanent Deleveraging Valuation

Date.
For the purposes of the “Zero Value

Event” definition, an “
Excluded Day ” means (i) any calendar day after the Second
Permanent Deleveraging Valuation

Date (ii) any calendar day on which a Zero Value

Event has already occurred, (iii) any
calendar day after the occurrence of a Zero Value

Event, and (iv) any calendar day after the last day of an applicable
Measurement Period.
If a Zero Value

Event occurs, all issued and outstanding Securities will be automatically terminated and mandatorily
redeemed by UBS and you will receive the Zero Value

Settlement Amount on the Zero Value

Settlement Date. You

will not
benefit from any future exposure to the Index after the occurrence of a Zero Value

Event.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event and specify the
relevant Zero Value

Settlement Date and Zero Value

Settlement Amount in respect of your investment in the Securities. The
Securities will be suspended from trading intra-day shortly after the event occurs and will likely not be open for trading
again on NYSE Arca before the Zero Value

Settlement Date.
If a Zero Value

Event occurs on an Index Business Day that would otherwise be a Coupon Ex-Date,

such day will not be a
valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended.
The “
Zero Value

Settlement Amount
” per Security will be calculated as follows:
a)

On any calendar day,

to but excluding the first day of an applicable Measurement Period:
(i) the Accrued Dividend, minus
(ii) the Accrued Fees, on the date on which the Zero Value

Event occurred.
b)

From and including the first day of an applicable Measurement Period:
(i) the Measurement Period Cash Amount on the immediately preceding calendar day,
plus (ii) the Accrued
Dividend, minus
(iii) the Accrued Fees, on the date on which the Zero Value

Event occurred.
c)

The minimum value of the Zero Value

Settlement Amount will be zero.
For example:
a)

If the Accrued Dividend was $0.04, the Accrued Fees was $0.01,

and the Measurement Period Cash Amount was
$0, then the Zero Value

Settlement Amount would be $0.03.

b)

If the Accrued Dividend was $0.01, the Accrued Fees was $0.05,

and the Measurement Period Cash Amount was
$0, then the Zero Value

Settlement Amount would be $0.
c)

If the Zero Value

Event occurred during a four-day Measurement Period, and the Accrued

Dividend was $0.01, the
Accrued Fees was $0.03, and the Measurement Period Cash Amount

on the immediately preceding calendar day
was $6.59, then the Zero Value

Settlement Amount would be $6.57.
The following graphics illustrate the formula to determine the Zero Value

Settlement Amount, which has been simplified
for ease of presentation:
On any calendar day,

to but excluding the first day of an applicable four-day Measurement Period:
Zero Value

Settlement
Amount
= Accrued Dividend -
Accrued Fees on date Zero
Value

Event occurred
From and including the first day of an applicable Measurement Period:
Zero Value

Settlement
Amount
=
Measurement Period Cash Amount
on immediately preceding
calendar day
+
Accrued
Dividend
-
Accrued Fees on date
Zero Value

Event
occurred
The “
Zero Value

Settlement Date
” will be the third Index Business Day following the date on which the Zero Value
Event occurred. For a detailed description of how the Current Indicative

Value

(or intraday indicative value) of the
Securities is calculated see “Valuation

of the Index and the Securities”.
You

may lose all or a substantial portion of your investment upon the occurrence of a Zero Value

Event. Upon the
occurrence of a Zero Value

Event you will receive on the Zero Value

Settlement Date only the Zero Value

Settlement
Amount per Security.
In addition, the Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right.
See
“Specific Terms of

the Securities — UBS’s Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 1.5. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day) decreases by 15% or more in value from the previously

Last Reset Index Closing Level.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly
and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s).
Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing
Event your Securities will have less exposure to a potential positive gain in value relative to the exposure before the
occurrence of such Loss Rebalancing Event.
For purposes of the “Loss Rebalancing Event” definition, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation

Date, if a Loss Rebalancing Event occurs after 3:15pm on such day,
(ii) any Quarterly Reset Valuation

Date, (iii) any Loss Rebalancing Valuation

Date, (iv) the Index Business Day
immediately preceding the first day of an applicable Measurement Period,

if a Loss Rebalancing Event occurs after 3:15pm
on such day (v) any calendar day from and including the first day of an applicable

Measurement Period, (vi) the First or
Second Permanent Deleveraging Valuation

Dates, (vii) any calendar day after the Second Permanent Deleveraging
Valuation

Date, (viii) a Zero Value

Event date, and (ix) any calendar day after the Zero Value

Event date.
“
Loss Rebalancing Valuation

Date
” means:
a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”;
b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day
following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market
Disruption Event.”

Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0, over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 1.5 and the leverage at the end of the Second Permanent

Deleveraging Valuation
Date is reset to 1.0. This means that after a Permanent Deleveraging Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the
Permanent
Deleveraging Event. A Permanent Deleveraging Event is expected to occur only in the narrow window of time between the
occurrence of a Loss Rebalancing Event and completion of the leverage reset to 1.5 at the end of the Loss Rebalancing
Valuation

Date.
A “ Permanent Deleveraging Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other
than an Excluded Day) decreases by 50% or more in value from the Last Reset Index

Closing Level.
For purposes of the “Permanent Deleveraging Event” definition, an “ Excluded Day ” means (i) the First or Second
Permanent Deleveraging Valuation

Dates, (ii) any calendar day after the Second Permanent Deleveraging Valuation

Date,
(iii) a day upon which a Zero Value

Event occurs, (iv) any calendar day after the occurrence of a Zero Value

Event, (v) the
day which is two Index Business Days prior to the first day of an applicable Measurement

Period, if a Permanent
Deleveraging Event occurs after 3:15pm on such day and (vi) any calendar day from and including the Index Business Day
immediately preceding the first day of an applicable Measurement Period.
In the event that a Permanent Deleveraging Event has occurred, UBS will issue a press release before 9:00
a.m. on the Index Business Day immediately following the date on which the Permanent

Deleveraging Event occurred,
announcing the Permanent Deleveraging Event and notifying you of the Permanent Deleveraging Valuation

Dates.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
a)

The “
First Permanent Deleveraging Valuation

Date
” means:
i.

Any Index Business Day, which

otherwise would have been a Loss Rebalancing Valuation

Date, but on
which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “- Market
Disruption Event”;
ii.

If a Permanent Deleveraging Event occurs after 3:15pm on any Index

Business Day which would not
otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business Day following the
occurrence of such Permanent Deleveraging Event, subject to

adjustment as described under “— Market
Disruption Event”.
The leverage of your Securities will be reset to approximately 1.5 at the close of trading on the First Permanent
Deleveraging Valuation

Date.
b)

The “
Second Permanent Deleveraging Valuation

Date
” means the Index Business Day immediately following
the First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “— Market Disruption
Event”.
The leverage of your Securities will be reset to approximately 1.0 at the close of trading on the Second Permanent
Deleveraging Valuation

Date.

Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible
for all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or
upon early redemption or call, or at other times, the Current Principal Amount,

Current Indicative Value

(or the “intraday
indicative value”), Closing Indicative Value,

Market Disruption Events, Business Days, Index Business Days, the Leverage
Factor, the Index Factor,

the Index Performance Ratio, the Residual Factor, the

Index Closing Level, the Financing Rate, the
Accrued Fees (including determining any successor to the LIBOR base rate),

the Coupon Amount, the Accrued Dividend,
the Daily Dividend, if any,

the Redemption Fee Amount, the Cash Settlement Amount, if any,

that we will pay you at
maturity, the Coupon Ex-Dates,

the Coupon Record Dates, the Redemption Amount, if any,

that we will pay you upon
redemption, if applicable, the Zero Value

Settlement Amount, if any,

that we will pay you upon acceleration following the
occurrence of a Zero Value

Event, the Call Settlement Amount, if any,

that we will pay you in the event that UBS calls the
Securities, whether a Loss Rebalancing Event has occurred, whether a Permanent

Deleveraging Event has occurred and
whether any day is a Business Day or an Index Business Day and all such other matters as may be specified elsewhere
herein as matters to be determined by the Security Calculation Agent. The

Security Calculation Agent will also be
responsible for determining whether the Index has been discontinued and whether there has been a material change in the
Index. The Security Calculation Agent will make all such determinations and calculations in its sole discretion, and absent
manifest error, all determinations of the

Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Security,

without liability on the part of the Security Calculation Agent.
You

will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations
made by the Security Calculation Agent. We

may appoint a different Security Calculation Agent from time to time after the
date of this prospectus supplement without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity,

call or acceleration upon the occurrence of a Zero Value

Event,
or upon early redemption, or on a Coupon Payment Date on or prior to 12:00 noon, New York

City time, on the Business
Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date,

Zero Value

Settlement
Date or any Coupon Payment Date, as applicable.
All dollar amounts related to determination of the Coupon Amount,

the Accrued Dividend, the Daily Dividend, if any,

the
Accrued Fees, the Redemption Amount and Redemption Fee Amount,

if any, per Security,

the Call Settlement Amount, if
any, per Security,

the Current Principal Amount, the Zero Value

Settlement Amount, and the Cash Settlement Amount, if
any, per Security,

will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (
e.g. ,
.76545 would be rounded up to .7655); and all dollar amounts paid on the

Stated Principal Amount of the Securities per
holder will be rounded to the nearest cent, with one-half

cent rounded upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of
its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not
continuing with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed
accordingly, and the

remaining Index Business Days in the Measurement Period will resume again following the suspension
of the Market Disruption Event. For example, if the four-day

Measurement Period for purposes of calculating the Call
Settlement Amount, is scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption Event with respect
to the Index on June 2, but no other Market Disruption Event during such

Call Measurement Period, then June 3 will
become the first Index Business Day of the Measurement Period, June 4th the second Index Business Day, June

5th the third
Index Business Day and the next Index Business Day after June 5th would be the final day of the Measurement Period. The
same approach would be applied if there is a Market Disruption Event during a four-day Final Measurement Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption
Valuation

Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation
Date (in the event that the Final Measurement Period is the Calculation Date) or

any Reset Valuation

Date, the Index
Closing Level for such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be
determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a
Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption
Valuation

Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on June 2 and there
is a Market Disruption Event with respect to the Index on June 2, then the Index Closing

Level on June 3 will be used to
calculate the Redemption Amount, assuming that no such Market Disruption

Event has occurred or is continuing on June 3.

In no event, however, will any postponement

pursuant to the two immediately preceding paragraphs result in the affected
Index Business Day of the Measurement Period or any Redemption Valuation

Date, Call Valuation

Date (in the event that
the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final Measurement Period is the Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation

Date, Call Valuation
Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred or is continuing with respect to the Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the
Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date or any Reset Valuation
Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith
estimate of the Index Closing Level that would have prevailed on such fifth Index

Business Day but for such Market
Disruption Event.
Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether
by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;
b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
c)

the Index is not published; or
d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled
“Use of Proceeds and Hedging”.
The following events will not be Market Disruption Events with respect to the Index:
a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change
in the regular business hours of the relevant market; or
b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May
Offer — Optional Tax

Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the
Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our
relative economic positions.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of
the principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
In addition to the default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to
the final Coupon Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration
was the last Index Business Day in the Final Measurement Period and the

three Index Business Days immediately preceding
the date of acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the
third Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the
accelerated final Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being
the relevant final Coupon Valuation

Date.

For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term
Notes, Series B, as constituting the outstanding principal amount of the

Securities. Although the terms of the Securities may
differ from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all
Medium-Term Notes, Series

B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term

Notes, Series B, including the Securities. This action may involve changing some of the
terms that apply to the Medium-Term

Notes, Series B, accelerating the maturity of the Medium-Term

Notes, Series B after a
default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under
“Description of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default” and “Description of Debt
Securities We May Offer

— Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security
Calculation Agent in its sole discretion, for the aggregate Stated Principal

Amount of the Securities, equal to the cost of
having a qualified financial institution, of the kind and selected as described below, expressly assume all our

payment and
other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to
undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That
cost will equal:
the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking,
plus
the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any
documentation necessary for this assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount
referred to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and
as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not
obtaining the quotation may object, on reasonable and significant grounds,

to the assumption or undertaking by the qualified
financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days
after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default
amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as
described above within five (5) Business Days after that first Business Day,

however, the default quotation period

will
continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before
the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or
any successor, or any other comparable

rating then used by that rating

agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that
rating agency.

Discontinuance of or Adjustments to the Index or Termination

of Our License Agreement with the Index Sponsor;
Alteration of Method of Calculation
If (i) the Index Sponsor or Index Calculation Agent discontinue publication of,

or otherwise fails to publish, the Index, (ii)
our license agreement with the Index Sponsor terminates or (iii) the Index Sponsor or Index Calculation Agent does not
make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, and, in each
case, any other person or entity publishes an index licensed to UBS that the Security

Calculation Agent determines is
comparable to the Index and for which the Index Constituent Securities and/or their unit weighting are available to the
Security Calculation Agent (such index being referred to herein as a “ successor index ”), and the Security Calculation Agent approves such index as a successor index, then the Security Calculation Agent will determine the Index Closing Level on
the applicable dates of determination, Coupon Amounts and the amount payable at maturity, call, acceleration

upon the
occurrence of a Zero Value

Event or upon early redemption and all other related payments terms by reference to such
successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause
written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
If the Index Sponsor or Index Calculation Agent discontinue publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or
their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or
unavailability is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date or on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index
Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such
time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is
discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during a
Measurement Period, or on the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on
which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing
Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation or
unavailability, as adjusted

for certain corporate actions. In such event, the Security Calculation Agent will cause notice
thereof to be furnished to the trustee, to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the
Index will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such
adjustments, if any,

to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute
Index, then the Security Calculation Agent will determine all amounts hereunder,

including the Coupon Amounts, Current
Principal Amount, Current Indicative Value

or intraday indicative value, Closing Indicative Value,

Index Factor, Index
Performance Ratio, Residual Factor, Accrued

Fees, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity,

call, upon early redemption or upon acceleration upon the
occurrence of a Zero Value

Event by reference to such Substitute Index. If the Security Calculation Agent so elects to
replace the original Index with a Substitute Index, the Security Calculation

Agent will cause written notice thereof to be
furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as
defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the
Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on
the Index Constituent Securities included in the Index (including but not limited to exchange-imposed position
limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly
situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material
adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities or (iv)
materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as
determined by the Security Calculation Agent;

b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other
official pronouncement interpreting or applying those

laws, regulations or rules that is announced on or after June
2, 2020 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent
Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index
Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially increases the
cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or
their obligations in connection with the Securities, (iii) has a material adverse effect on the ability of us, our
affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations
in connection with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes
similar to the Securities, each as determined by the Security Calculation Agent;
c)

any event that occurs on or after June 2, 2020 that makes it a violation of any law,

regulation or rule of the United
States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange

(as defined herein) is
located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation
or other official pronouncement interpreting or applying

those laws, regulations or rules, (i) for UBS AG or its
affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures, swaps or other
derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed
position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third parties to
perform our or their obligations in connection with the Securities or (iii) for us to issue or transact in exchange
traded notes similar to the Securities, each as determined by the Security

Calculation Agent;
d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a
materially increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk
of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if
any, announces that pursuant

to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not
immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as
such exchange or market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a substitute index, or the value thereof, is changed in
a material respect, or if the Index or a successor index is in any other way modified so that the Index Closing Level of the
Index or such successor index does not, in the opinion of the Security Calculation

Agent, fairly represent the Index Closing
Level of the Index or such successor index had such changes or modifications not been made, then the Security Calculation
Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be
necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the
case may be, as if such changes or modifications had not been made, and the Security

Calculation Agent will calculate the
Index Closing Level for the Index or such successor index with reference to the Index or such successor index, as adjusted.
The Security Calculation Agent will accordingly calculate the Index Closing

Level, the Index Performance Ratio, the
Coupon Amount, the Accrued Dividend, the Daily Dividend, if any,

the Accrued Fees, the Redemption Fee Amount, if any,
the Cash Settlement Amount, if any,

that we will pay you at maturity,

the Redemption Amount, if any,

upon early
redemption, if applicable, the Call Settlement Amount, if any,

that we will pay you in the event UBS calls the Securities, the
Zero Value

Settlement Amount, if any, that

we will pay you in the event of acceleration upon the occurrence of a Zero
Value

Event, if applicable, the Last Reset Index Closing Level and all related payment terms based on the Index Closing
Level calculated by the Security Calculation Agent, as adjusted. Accordingly,

if the method of calculating the Index or a
successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if
there had been no such modification ( e.g. , due to a split in the Index), which, in turn, causes the Index Closing Level of the
Index or such successor index to be a fraction of what it would have been if there had been no such modification, then the
Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing Level for the
Index or such successor index as if it had not been modified ( e.g. , as if such split had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index,
UBS may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make
such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or
characteristics of the relevant successor index or Substitute Index,

as applicable.

All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— There are potential conflicts of interest between you and the Security
Calculation Agent” in this prospectus supplement for a discussion of certain conflicts of interest which may arise with
respect to the Security Calculation Agent.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity,

call or acceleration upon the occurrence of a Zero Value

Event, or
upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of
the trustee in New York

City, but only when the Securities are

surrendered to the trustee at that office. We

also may make
any payment or delivery in accordance with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day or a New York

Business Day with respect to the Securities, we mean a day that is a
Business Day of the kind described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt
Securities” in the accompanying prospectus.
Modified Business Day
As described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt Securities” in

the attached
prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be
paid on the next day that is a Business Day,

with the same effect as if paid on the original due date,

except as described
under “— Cash Settlement Amount at Maturity,”

“— UBS’s Call Right” and “— Early

Redemption at the Option of the
Holders” above.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of this prospectus supplement. We may

issue additional Securities
in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities
do not limit our ability to incur other indebtedness or to issue other securities.

Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We

May
Offer — Amounts That We

May Issue” in the accompanying prospectus.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

11. ETRACS Monthly Pay 1.5x

Leveraged Closed-End Fund Index ETN due June 10, 2050
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that
we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street
name or in the Securities issued in book-entry form through The Depository

Trust Company (“DTC”) or another depositary.
Owners of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance”
under “Description of

Debt Securities

We May Offer” above.
The Securities are part of a series of UBS AG debt securities entitled “Medium-Term

Notes, Series B” that we may issue,
from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus
supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply

generally to all
Medium-Term Notes, Series

B are described in “Description of Debt Securities We

May Offer” in the accompanying
prospectus. The terms described here ( i.e. , in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are
controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015
between us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.
The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity,

call or acceleration upon the occurrence of a
Zero Value

Event, or upon early redemption. Instead, at maturity,

you will receive a cash payment per Security the amount
of which will vary depending on the performance and path of the Index and will be reduced by the Accrued Fees as of the
last Index Business Day in the Final Measurement Period as described under “— Cash Settlement Amount at Maturity.”

If
the amount as calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a
cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than
zero, the Redemption Amount will be zero and you will not receive a cash payment.
If a Zero Value

Event occurs, for each Security you will receive a cash payment per Security on the

Zero Value

Settlement
Date equal to the (i) the Measurement Period Cash Amount, on the immediately preceding calendar day,
plus (ii) the
Accrued Dividend, on the date on which the Zero Value

Event occurred,
minus (iii) the Accrued Fees, on the date on which
the Zero Value

Event occurred, as described under “— Automatic Acceleration Upon Zero

Value

Event.”
Coupon Payment
For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an
amount in cash equal to the Coupon Amount. The Coupon Amount will equal the sum of the cash distributions that a
hypothetical holder of Index constituents would have been entitled to receive in respect of the Index constituents during the
relevant period. The Coupon Amount may be equal to zero.
The “ Coupon Amount
” means (i) on any calendar day that is not a Coupon Ex-Date, zero; and (ii) on any calendar day that
is a Coupon Ex-Date, an amount per Security equal to the Accrued Dividend on the

Coupon Valuation

Date immediately
preceding such Coupon Ex-Date. The minimum value of the Coupon

Amount will be zero.
The following graphic illustrates the formula to determine the Coupon

Amount on a Coupon Ex-Date, which has been
simplified for ease of presentation:
Coupon Amount =
Accrued Dividend, on the immediately
preceding Coupon Valuation

Date
If the Securities undergo a split or reverse split, the Coupon Amount will be adjusted accordingly.
The “ Accrued Dividend
” means (i) on the Initial Trade Date, zero;

and (ii) on any subsequent calendar day,

an amount per
Security equal to (a) the Accrued Dividend as of the immediately preceding calendar day,
plus (b) the Daily Dividend on
such calendar day, minus the Coupon Amount on such calendar day.
If the Securities undergo a split or reverse split, the Accrued Dividend will be adjusted accordingly.

The “ Daily Dividend
” means, on any calendar day,

an amount per Security equal to (a)(i) the Index Dividend Point, times
(ii) the Leverage Factor, times (iii) the Current Principal Amount on the immediately preceding calendar day, times (iv) the
Residual Factor on the immediately preceding calendar day, divided by (b) the Last Reset Index Closing Level.
The “ Index Dividend Point
” means, on any calendar day,

an amount per Security equal to the
sum of the products of (i) the
cash value of distributions that a hypothetical holder of one share of each Index

Constituent Security on such calendar day
would have been entitled to receive in respect of that Index Constituent Security for those cash distributions whose “ex-
dividend date” occurs on such calendar day and (ii) the number of units of that Index Constituent Security included in the
Index as of such date.
The Index Dividend Point may not be publicly disseminated by the Index Calculation

Agent. The data used to calculate the
Index Dividend Point is the property of the Index Calculation Agent and investors may be required to pay a fee and meet
any other requirements of the Index Calculation Agent, in order to access such information. See “Risk Factors — The value
of the Index Dividend Point may not be publicly disseminated or otherwise freely accessible to investors”.
The Index Dividend Point, on any calendar day,

represents the total cash value of distributions that a hypothetical holder of the Index Constituent Securities, in proportion to the weights of the Index

Constituent Securities, would have been entitled
to receive with respect to any Index Constituent Securities for those cash distributions whose “ex-dividend date” occurs on
such calendar day.
The “ Coupon Payment Date
” means the fifteenth (15th) Index Business Day following each Coupon Valuation

Date. The
first Coupon Payment Date will be July 22, 2020, subject to adjustment as provided herein. If such day is not a Coupon
Business Day, the Coupon

Payment Date shall be the following Coupon Business Day.
If the Final Coupon Ex-Date occurs prior to the Maturity Date, but the Final

Coupon Payment Date otherwise occurs after
the Maturity Date, in such case, the Final Coupon Payment Date will be the Maturity

Date, subject to adjustment as
provided herein.
The “ Coupon Record Date
” means the ninth Index Business Day following each Coupon Valuation

Date. If such day is not
a Coupon Business Day,

the Coupon Record Date shall be the immediately preceding Coupon Business Day.
The “ Coupon Ex-Date
,” with respect to a Coupon Amount, means the first Coupon Business Day on which the Securities
trade without the right to receive such Coupon Amount. Under current NYSE Arca practice,

the Coupon Ex-Date will
generally be the Coupon Business Day immediately

preceding the applicable Coupon Record Date.
If a Zero Value

Event occurs on an Index Business Day that would otherwise be a Coupon Ex-Date,

such day will not be a
valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended.

In this case, the Coupon Amount corresponding
to such Coupon Ex-Date will be included in the Zero Value

Settlement Amount payable on the Zero Value

Settlement Date.
In addition, if a day that would otherwise by a Coupon Ex-Date occurs on or after the first day of an applicable
Measurement Period, such day will not be a valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended. In
this case, the Coupon Amount corresponding to such Coupon Ex-date will be included in the Cash Settlement Amount or
Call Settlement Amount payable at maturity or call, respectively.
The “
Coupon Valuation

Date
” means the 30th day of each month and the 28th

day of February, of each calendar

year
during the term of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following
such date, provided that the final Coupon Valuation

Date will be the Calculation Date, subject to adjustment described herein. The first Coupon Valuation

Date will be June 30, 2020.
Notwithstanding the foregoing, with respect to cash distributions or dividends on an Index Constituent Security which is
scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if,

the issuer of such Index Constituent Security
fails to pay the dividend or distribution to holders of such Index Constituent

Security by the scheduled payment date for
such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the
applicable Coupon Amount. Any such delayed dividend or distribution payment from the issuer of an Index Constituent
Security will be attributed back to the Accrued Dividend and included in the next

Coupon Amount.
“ Coupon Business Day
” means any Index Business Day other than an Index Business Day other than an Index

Business
Day on which banking institutions in New York

are generally not authorized or obligated by law,

regulation or executive
order to open.
“ record date
” means, (i) with respect to a distribution on an Index Constituent Security,

the date on which a holder of the
Index Constituent Security must be registered as a stockholder/unitholder of such Index Constituent Security in order to be
entitled to receive such distribution and (ii) with respect to any split or reverse split, the tenth Business Day after the
announcement date.

“ ex-dividend date
” means, with respect to a distribution on an Index Constituent Security,

the first Business Day on which
transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.
Cash Settlement Amount at Maturity
The “ Maturity Date ” is June 10, 2050, which will be the third Business Day following the last Index Business Day in the
Final Measurement Period, subject to adjustment as described below under

“— Market Disruption Event.”
For each Security, unless

earlier called, redeemed or accelerated, you will receive at maturity a cash payment equal to the
Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer to this cash
payment as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease
of presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Final Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the
Accrued Fees will reduce your final payment. If the

compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative
effect of the Accrued Fees (less any Coupon Amounts you may be entitled to receive), or if the compounded
leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging
Event) is negative, you may lose all or a substantial portion of your investment at maturity. The occurrence

of Loss
Rebalancing Events will result in more frequent

than quarterly compounding.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right and, upon the
occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by
UBS. If the Securities are called by UBS or accelerated upon the occurrence of a Zero Value

Event, the Call
Settlement Amount or Zero Value

Settlement Amount, as applicable, may be zero and you may

lose all or a
substantial portion of your investment.
See “Specific Terms of the

Securities — UBS’s Call Right” and “Specific

Terms
of the Securities — Automatic Acceleration Upon Zero Value

Event”.
The “ Stated Principal Amount
” of each Security is $25.00. The Securities may be issued and sold over time at then-
current market prices which may be significantly higher or lower than the Stated

Principal Amount. If the Securities
undergo a split or reverse split, the Stated Principal

Amount will be adjusted accordingly.
The “ Closing Indicative Value
” per Security, will be

calculated as follows:
a)

On the Initial Trade Date, $25.00 per Security;
b)

On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor)—Accrued Fees + Accrued
Dividend
c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor × Residual Factor) — Accrued Fees + Accrued Dividend

+ Measurement Period Cash Amount
d)

The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs on any Index Business Day then the Closing Indicative Value will be equal to the Zero
Value Settlement

Amount on the date on which the Zero Value

Event occurred, and on all future calendar days.
Upon the occurrence of a Zero Value

Event, investors will likely lose all or substantially all of their investment. You will not benefit from any future exposure to

the Index after the occurrence of a Zero Value

Event.
See “— Automatic
Acceleration Upon Zero Value

Event”.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative
Value.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.

The “ Current Principal Amount
” represents the unleveraged investment in the Index Constituent Securities per

Security at
the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the
leveraged returns would be approximately half of the Current Principal Amount at the close of trading on any Reset
Valuation

Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0
and the notional financing amount will be equal to zero. If a Zero Value

Event occurs prior to your Securities permanently
resetting to 1.0 at the end of the Second Permanent Deleveraging Valuation

Date, then your Securities will be fully
redeemed and you will receive the Zero Value

Settlement Amount (which amount may be zero).
The Current Principal Amount per Security,

will be calculated as follows:
1)

From and including the Initial Trade Date to and

excluding the subsequent Reset Valuation

Date, $25.00 per
Security;
2)

At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal

Amount of
the Securities will be reset as follows:
New
Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index
Factor) – Accrued Fees
The Current Principal Amount will not change until the subsequent Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of an applicable Measurement
Period, such day will not be a valid Reset Valuation

Date.
If a Zero Value

Event occurs on any Index Business Day then the Current Principal Amount will be equal to zero on
the date on which the Zero Value

Event occurred, and on all future calendar days. Upon

the occurrence of a Zero
Value Event,

investors will likely lose all or substantially all of their investment.
You

will not benefit from any future exposure

to the Index after the occurrence of a Zero Value

Event.
See “Specific
Terms of the Securities — Automatic

Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset.
The “
Reset Valuation

Date
” means:
1)

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i) the
Initial Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing Valuation

Date (iv) the First
Permanent Deleveraging Valua

tion Date, or (v) the Second Permanent Deleveraging Valuation

Date; and.
2)

Any calendar day following the Second Permanent Deleveraging Valuation

Date.
The definition of each valuation date is set forth below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of an applicable Measurement
Period, such day will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.
The “
Quarterly Reset Valuation

Date
” is the last Index Business Day of January,

April, July and October of each calendar
year beginning on July 31, 2020 and ending on April 29, 2050 (other than an Excluded

Day), subject to adjustment as
described under “— Market Disruption Event.”
For purposes of the “Quarterly Reset Valuation

Date” definition, an “
Excluded Day ” means (i) the Index Business Day
immediately preceding the first day of an applicable Measurement Period,

and any calendar day thereafter, and (ii) any
calendar day after the Second Permanent Deleveraging Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level.
The Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value
of the unleveraged notional amount per Security that is deemed invested in the Index on any calendar day. This

does not
reflect the Redemption Amount that an investor would receive upon early redemption on such calendar day.

If a Zero Value

Event occurs at any time during any Index Business Day then the Index Factor will be equal to zero
subsequent to the event on the date on which the Zero Value

Event occurred, and on all future calendar days. Upon
the occurrence of a Zero Value

Event, investors will likely lose all or substantially all of their investment.

You

will
not benefit from any future exposure

to the Index after the occurrence of a Zero Value

Event.
See “Specific Terms of
the Securities — Automatic Acceleration Upon Zero Value

Event”.
The “ Residual Factor ” will be calculated as follows:
a)

1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.
b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such four-day
Measurement Period, divided by
(b) four. For example, on the first Index

Business Day in an applicable four-day
Measurement Period, the Residual Factor will equal (3/4), on the second Index

Business Day in an applicable four-
day Measurement Period, the Residual Factor will equal (2/4), on the third Index Business Day in an applicable
four-day Measurement Period, the Residual Factor will equal (1/4)

and on the last Index Business Day in an
applicable four-day Measurement Period, the Residual

Factor will equal zero.
c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the
Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted
to cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of
trading on the Second Permanent Deleveraging Valuation

Date, will equal 1.5. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging

Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level
Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such
day. The initial Last Reset Index

Closing Level is 622.5081, the Index Closing Level on the Initial Trade

Date, as reported
by Bloomberg L.P.

and Reuters.
The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg L.P.
and Reuters; provided, however, that

if the closing level of the Index as reported on Bloomberg L.P.

(or any successor)
differs from the closing level of the Index as reported on Reuters (or any successor), then the Index Closing Level will be
the closing level of the Index as calculated by the Index Calculation Agent.

The initial Index Closing Level (which is also
the first Last Reset Index Closing Level) is 622.5081, the Index Closing Level measured on the Initial Trade Date, as
determined by the Security Calculation Agent.
On any calendar day that is not an Index Business Day,

the Index Closing level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
“ Measurement Period ” means the Final Measurement Period or Call Measurement Period, as applicable.
The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
a)

On the Initial Trade Date, $25.00.
b)

On any other calendar day prior to the first day of an applicable Measurement

Period:
(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the
Intraday Index Value)

— Accrued Fees + Accrued Dividend.

c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to: (Current
Principal Amount, on the calendar day immediately preceding

the first day of the Measurement Period × Index
Factor, calculated using the Intraday

Index Value

× Residual Factor, from the immediately preceding

calendar day)
— Accrued Fees + Accrued Dividend + Measurement Period Cash Amount,

from the immediately preceding
calendar day
d)

The minimum value of the Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(or intraday indicative value).
If a Zero Value

Event occurs during any Index Business Day then the Current
Indicative Value

(or “intraday indicative value”) will be equal to the Zero

Value Settlement

Amount, subsequent to
the event on the date on which the Zero Value

Event occurred, and on all future calendar days.

Upon the occurrence
of a Zero Value

Event, investors will likely lose all or substantially all of their investment.

You

will not benefit from
any future exposure to the Index after the occurrence

of a Zero Value

Event.
See “Specific Terms of

the Securities —
Automatic Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Indicative

Value

(or intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.
The Securities are subject to an “ Accrued Tracking Fee
” per Security, calculated

as follows:
a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of the
immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.
c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the Daily
Tracking Fee on such calendar day.
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to: (a) (i) 0.95%,
times (ii) the Current Principal
Amount on the immediately preceding calendar day, times (iii) the Index Factor, on such calendar day, times (iv)
the Residual Factor, on the immediately

preceding calendar day,
divided by (b) 365.
c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will
reduce any amount you are entitled to receive at maturity,

early redemption, call or acceleration upon the occurrence of a
Zero Value

Event.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.
The Securities are subject to an “ Accrued Financing Fee ” per Security calculated as follows:
a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.
b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to: (a) the Accrued Financing Fee as of the immediately preceding calendar day, plus (b) the Daily Financing Fee on such calendar day.
c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the Daily
Financing Fee on such calendar day.
d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Accrued Financing Fee will be equal to zero.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).

The “ Daily Financing Fee ” is an amount per Security calculated as follows:
a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
b)

On any subsequent calendar day,

the Daily Financing Fee is equal to: (a) (i) 0.5,
times (ii) the Financing Rate, on
such calendar day, times (iii) the Current Principal Amount, on the immediately preceding calendar day, times (iv)
the Residual Factor, on the immediately

preceding calendar day,
divided by (b) 360.
c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Daily Financing Fee will be equal to zero.
d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of
the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to
borrow funds at a similar rate from a third party to invest in the Securities. These charges accrue and compound during the
applicable period, and will reduce any amount that you will be entitled to receive at maturity, early redemption,

call or
acceleration upon the occurrence of a Zero Value

Event.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616%
adjustment on the immediately preceding U.S. Government Securities Business Day.

The minimum Financing Rate at any
time will be 0.95%
For example, 5.24665% was the three-month CME Term

SOFR rate on June 29, 2023. The Financing Rate (if it were based on the SOFR-Based Benchmark Replacement) on June 30, 2023 would have therefore been equal to: 0.95% + 5.24665% +
0.2616%, or 6.45825%.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
a)

$0.00 on any calendar day,

to but excluding the first day of an applicable Measurement Period.
b)

On the first day of an applicable one-day Measurement Period:
At the close of trading on such Index Business Day,

(the Current Principal Amount on the immediately preceding
calendar day × Index Factor on such Index Business Day)
c)

From and including the first day of an applicable four-day Measurement

Period:
i.

At the close of trading on each Index Business Day during the applicable four-day

Measurement Period,
the Measurement Period Cash Amount on the immediately preceding calendar day + (Current Principal
Amount, on the calendar day immediately preceding the first day of such Measurement Period × 0.25 ×
Index Factor, on such Index Business Day).
ii.

On any calendar day during an applicable four-day Measurement Period that is not an Index Business
Day, the Measurement

Period Cash Amount on the immediately preceding Index Business Day.
d)

On any calendar day after the last Index Business Day of an applicable Measurement

Period, the Measurement
Period Cash Amount on the last Index Business Day of such Measurement Period.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to
cash on any given day of an applicable Measurement Period and is no longer tracking the

Index.
At the close of trading of each Index Business day during a four-day

Measurement Period, approximately 25% of the
Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period, will be
deemed converted to cash and an applicable amount of financing will separately be deemed converted to cash as well. After
the close of trading on the final Index Business Day of an applicable four-day

Measurement Period, the Measurement
Period Cash Amount will represent the averaged value of the Current

Principal Amount that was deemed converted to cash
across the four-days of such Measurement Period. In case of a one-day

Measurement Period, approximately 100% of the
Current Principal Amount will be deemed converted to cash and an applicable amount of financing will separately be
deemed converted to cash, at the close of trading of the first day of such Measurement

Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:

a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $50,000,000, the Calculation Date, subject to adjustments as described
under “— Market Disruption Event”;
b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $50,000,000, the four (4) Index Business Days from and
including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by CEFDSO <Index> on Bloomberg L.P.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is currently
ICE Data Services.
The “ Calculation Date
” means June 2, 2050, unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustments.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled
to be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the
Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be
closed for the entire day for purposes of trading in U.S. government securities.
Underlying Index
The return on the Securities is based upon the performance of the S-Network

Composite Closed-End Fund Index
(Bloomberg: “CEFX”). The Index is a mutual fund index designed to serve as a benchmark for closed-end funds listed in
the U.S. that are principally engaged in asset management processes designed to produce taxable annual yield.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as
described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index
Business Day no later than 12:00 noon, New York

City time, and a confirmation of redemption by no later than 5:00 p.m.,
New York

City time, on the same Index Business Day,

provided that you request that we redeem a minimum of 50,000
Securities. We reserve

the right from time to time to waive this minimum redemption amount in our sole discretion on a
case-by-case basis. You

should not assume you will be entitled to the benefit of any such waiver.

For any applicable
redemption request, the “
Redemption Valuation

Date
” will be the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are delivered,

except that we reserve the right from time to time
to accelerate, in our sole discretion on a case-by-case basis, the Redemption

Valuation

Date to the date on which the notice
of redemption is received by UBS rather than the following Index Business Day.

You

should not assume you will be
entitled to any such acceleration. To

satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the
fourth Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth
Index Business Day immediately preceding the Maturity date, subject to adjustments.

In addition, if a call notice has been
issued, the last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event
occurred.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect
to any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “—
Market Disruption Event.”
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).

If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described
under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant
Redemption Date equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee
Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and
you should not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Business Day following the applicable

Redemption Valuation
Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or
that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption
Amount
=
Closing Indicative
Value
- Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee

Amount, if applicable (less any
Coupon Amounts you may be entitled to receive as of the Redemption

Valuation

Date), or if the compounded
leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging
Event) is negative, you may lose all or a substantial portion of your investment upon early redemption. The
occurrence of Loss Rebalancing Events will result in more

frequent than quarterly compounding.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right and, upon the
occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by
UBS.
See “Specific Terms of

the Securities — UBS’s Call Right”

and “Specific Terms

of the Securities — Automatic
Acceleration Upon Zero Value

Event”.
We discuss these matters in the

accompanying prospectus under “Description of Debt Securities We

May Offer —
Redemption and Repayment.”
The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or
discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in
this manner.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00
noon (New York City time) on the Index Business Day on which you elect to exercise your redemption

right. If we
receive your Redemption Notice by

the time specified in the

preceding sentence, we will respond

by sending you a
form of confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via
email in the specified form

by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for

your Redemption Confirmation to

be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon (New
York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the
relevant deadline. If your broker delivers your Redemption Notice after

12:00 noon (New York

City time), or your
Redemption Confirmation after 5:00 p.m. (New York

City time), on the Business Day prior to the applicable Redemption
Valuation

Date, your Redemption Notice will not be effective, you

will not be able to redeem your Securities until the
following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your
Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such
assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial
owners of Securities relating to the right to redeem their Securities will be irrevocable.

If your DTC custodian or your
brokerage firm is not a current UBS customer, UBS will be

required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your Redemption
Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption
Valuation

Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC
custodian or your brokerage firm.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our
sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which the Redemption Notice is received
by UBS rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation

Date.
UBS’s Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than eighteen (18) calendar days’ prior
notice to the holders of the Securities (which may be provided via press release),

such redemption to occur on any Business
Day that we may specify through and including the Maturity Date. Upon early redemption in the event we exercise this call
right, you will receive a cash payment equal to the Closing Indicative

Value

on the last Index Business Day in the Call
Measurement Period. We

refer to this cash payment as the “
Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.
The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the
Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event.”
The “ Call Measurement Period ” means:
a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is less than $50,000,000, the Call Valuation

Date, subject to adjustments as
described under “— Market Disruption Event”;
b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is equal to or greater than $50,000,000, the four (4) Index Business Days from

and
including the Call Valuation

Date, subject to adjustments as described under “— Market Disruption

Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders
(which may be provided via press release) of its exercise of the UBS Call Right will equal:
(i) The Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by CEFDSO <Index> on Bloomberg L.P.
The “
Call Valuation

Date
” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.
In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call
Measurement Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease
of presentation:
Call Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period

You

may lose all or a substantial portion of your investment upon a call. The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative
effect of the Accrued Fees (less any Coupon Amounts you may be entitled to receive), or if the compounded
leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging
Event) is negative, you may lose all or a substantial portion of your investment upon a call. The occurrence of Loss
Rebalancing Events will result in more frequent

than quarterly compounding.
In addition, upon the occurrence of a Zero Value

Event, the Securities may be automatically accelerated and
mandatorily redeemed by UBS.
See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value
Event” below.
Automatic Acceleration Upon Zero Value

Event
A “
Zero Value

Event
” occurs if, on any Index Business Day (other than an Excluded Day), the

Intraday Index Value
decreases by 66.66667% or more in value from the Last Reset Index Closing

Level. From immediately after the Zero Value
Event and on all future calendar days, the Index Factor and the Current

Principal Amount will be set equal to zero. The
Accrued Dividend and Accrued Fees will be fixed at their respective values on the Zero Value

Event date and will stay
unchanged on all future calendar days.
When the Intraday Index Value

decreases 66.66667% in value from the Last Reset Index Closing Level, the Index

Factor
will equal zero. A Zero Value

Event represents the first instance when the effective unleveraged notional amount that is
deemed invested in the Index per Security equals zero. It will have the effect of permanently resetting the value of your
Securities to a fixed value (which may be zero) and accelerating the Securities.

You

will not benefit from any future
exposure to the Index after the occurrence of a Zero Value

Event. A Zero Value

Event is expected to occur only in the
narrow window of time between the occurrence of a Permanent Deleveraging Event and completion of the leverage reset to
1.0 at the end of the Second Permanent Deleveraging Valuation

Date.
For the purposes of the “Zero Value

Event” definition, an “
Excluded Day ” means (i) any calendar day after the Second
Permanent Deleveraging Valuation

Date (ii) any calendar day on which a Zero Value

Event has already occurred, (iii) any
calendar day after the occurrence of a Zero Value

Event, and (iv) any calendar day after the last day of an applicable
Measurement Period.
If a Zero Value

Event occurs, all issued and outstanding Securities will be automatically terminated and mandatorily
redeemed by UBS and you will receive the Zero Value

Settlement Amount on the Zero Value

Settlement Date. You

will not
benefit from any future exposure to the Index after the occurrence of a Zero Value

Event.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event and specify the
relevant Zero Value

Settlement Date and Zero Value

Settlement Amount in respect of your investment in the Securities. The
Securities will be suspended from trading intra-day shortly after the event occurs and will likely not be open for trading
again on NYSE Arca before the Zero Value

Settlement Date.
If a Zero Value

Event occurs on an Index Business Day that would otherwise be a Coupon Ex-Date,

such day will not be a
valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended.
The “
Zero Value

Settlement Amount
” per Security will be calculated as follows:
a)

On any calendar day,

to but excluding the first day of an applicable Measurement Period:
(i) the Accrued Dividend, minus
(ii) the Accrued Fees, on the date on which the Zero Value

Event occurred.
b)

From and including the first day of an applicable Measurement Period:
(i) the Measurement Period Cash Amount on the immediately preceding calendar day,
plus (ii) the Accrued
Dividend, minus
(iii) the Accrued Fees, on the date on which the Zero Value

Event occurred.
c)

The minimum value of the Zero Value

Settlement Amount will be zero.
For example:
a)

If the Accrued Dividend was $0.04, the Accrued Fees was $0.01,

and the Measurement Period Cash Amount was
$0, then the Zero Value

Settlement Amount would be $0.03.
b)

If the Accrued Dividend was $0.01, the Accrued Fees was $0.05,

and the Measurement Period Cash Amount was
$0, then the Zero Value

Settlement Amount would be $0.
c)

If the Zero Value

Event occurred during a four-day Measurement Period, and the Accrued

Dividend was $0.01, the
Accrued Fees was $0.03, and the Measurement Period Cash Amount

on the immediately preceding calendar day
was $6.59, then the Zero Value

Settlement Amount would be $6.57.
The following graphics illustrate the formula to determine the Zero Value

Settlement Amount, which has been simplified
for ease of presentation:

On any calendar day,

to but excluding the first day of an applicable four-day Measurement Period:
Zero Value

Settlement
Amount
= Accrued Dividend -
Accrued Fees on date
Zero Value

Event
occurred
From and including the first day of an applicable Measurement Period:
Zero Value

Settlement
Amount
=
Measurement Period
Cash Amount on immediately
preceding calendar day
+
Accrued
Dividend
-
Accrued Fees on date
Zero Value

Event
occurred
The “
Zero Value

Settlement Date
” will be the third Index Business Day following the date on which the Zero Value

Event
occurred. For a detailed description of how the Current Indicative Value

(or intraday indicative value) of the Securities is
calculated see “Valuation

of the Index and the Securities”.
You

may lose all or a substantial portion of your investment upon the occurrence of a Zero Value

Event. Upon the
occurrence of a Zero Value

Event you will receive on the Zero Value

Settlement Date only the Zero Value

Settlement
Amount per Security.
In addition, the Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right.
See
“Specific Terms of

the Securities — UBS’s Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 1.5. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day) decreases by 15% or more in value from the previously

Last Reset Index Closing Level.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly
and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s).
Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing
Event your Securities will have less exposure to a potential positive gain in value relative to the exposure before the
occurrence of such Loss Rebalancing Event.
For purposes of the “Loss Rebalancing Event” definition, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation

Date, if a Loss Rebalancing Event occurs after 3:15pm on such day,
(ii) any Quarterly Reset Valuation

Date, (iii) any Loss Rebalancing Valuation

Date, (iv) the Index Business Day
immediately preceding the first day of an applicable Measurement Period,

if a Loss Rebalancing Event occurs after 3:15pm
on such day (v) any calendar day from and including the first day of an applicable

Measurement Period, (vi) the First or
Second Permanent Deleveraging Valuation

Dates, (vii) any calendar day after the Second Permanent Deleveraging
Valuation

Date, (viii) a Zero Value

Event date, and (ix) any calendar day after the Zero Value

Event date.
“
Loss Rebalancing Valuation

Date
” means:
a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”;
b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day
following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market
Disruption Event.”
Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0, over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 1.5 and the leverage at the end of the Second Permanent

Deleveraging Valuation
Date is reset to 1.0. This means that after a Permanent Deleveraging Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the
Permanent Deleveraging Event. A Permanent Deleveraging Event

is expected to occur only in the narrow window of time
between the occurrence of a Loss Rebalancing Event and completion of the leverage reset to 1.5 at the end of the Loss
Rebalancing Valuation

Date.
A “ Permanent Deleveraging Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other
than an Excluded Day) decreases by 50% or more in value from the Last Reset Index

Closing Level.

For purposes of the “Permanent Deleveraging Event” definition, an “ Excluded Day ” means (i) the First or Second
Permanent Deleveraging Valuation

Dates, (ii) any calendar day after the Second Permanent Deleveraging Valuation

Date,
(iii) a day upon which a Zero Value

Event occurs, (iv) any calendar day after the occurrence of a Zero Value

Event, (v) the
day which is two Index Business Days prior to the first day of an applicable Measurement

Period, if a Permanent
Deleveraging Event occurs after 3:15pm on such day and (vi) any calendar day from and including the Index Business Day
immediately preceding the first day of an applicable Measurement Period.
In the event that a Permanent Deleveraging Event has occurred, UBS will issue a press release before 9:00 a.m. on the Index
Business Day immediately following the date on which the Permanent

Deleveraging Event occurred, announcing the
Permanent Deleveraging

Event and notifying you of the Permanent Deleveraging Valuation

Dates.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
a)

The “
First Permanent Deleveraging Valuation

Date
” means:
i.
Any Index Business Day, which

otherwise would have been a Loss Rebalancing Valuation

Date, but on
which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “- Market
Disruption Event”;
ii.
If a Permanent Deleveraging Event occurs after 3:15pm on any Index

Business Day which would not
otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business Day following the
occurrence of such Permanent Deleveraging Event, subject to

adjustment as described under “— Market
Disruption Event”.
The leverage of your Securities will be reset to approximately 1.5 at the close of trading on the First Permanent
Deleveraging Valuation

Date.
b)

The “
Second Permanent Deleveraging Valuation

Date
” means the Index Business Day immediately following
the First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “— Market Disruption
Event”.
The leverage of your Securities will be reset to approximately 1.0 at the close of trading on the Second Permanent
Deleveraging Valuation

Date.
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible
for all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or
upon early redemption or call, or at other times, the Current Principal Amount,

Current Indicative Value

(or the “intraday
indicative value”), Closing Indicative Value,

Market Disruption Events, Business Days, Index Business Days, the Leverage
Factor, the Index Factor,

the Index Performance Ratio, the Residual Factor, the

Index Closing Level, the Financing Rate, the
Accrued Fees (including determining any successor to the LIBOR base rate),

the Coupon Amount, the Accrued Dividend,
the Daily Dividend, if any,

the Redemption Fee Amount, the Cash Settlement Amount, if any,

that we will pay you at
maturity, the Coupon Ex-Dates,

the Coupon Record Dates, the Redemption Amount, if any,

that we will pay you upon
redemption, if applicable, the Zero Value

Settlement Amount,
if any, that we will pay you upon

acceleration following the
occurrence of a Zero Value

Event, the Call Settlement Amount, if any,

that we will pay you in the event that UBS calls the
Securities, whether a Loss Rebalancing Event has occurred, whether a Permanent

Deleveraging Event has occurred and
whether any day is a Business Day or an Index Business Day and all such other matters as may be specified elsewhere
herein as matters to be determined by the Security Calculation Agent. The

Security Calculation Agent will also be
responsible for determining whether the Index has been discontinued and whether there has been a material change in the
Index. The Security Calculation Agent will make all such determinations and calculations in its sole discretion, and absent
manifest error, all determinations of the

Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Security,

without liability on the part of the Security Calculation Agent.
You

will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations
made by the Security Calculation Agent. We

may appoint a different Security Calculation Agent from time to time after the
date of this prospectus supplement without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity,

call or acceleration upon the occurrence of a Zero Value

Event,
or upon early redemption, or on a Coupon Payment Date on or prior to 12:00 noon, New York

City time, on the Business
Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date,

Zero Value

Settlement
Date or any Coupon Payment Date, as applicable.

All dollar amounts related to determination of the Coupon Amount,

the Accrued Dividend, the Daily Dividend, if any,

the
Accrued Fees, the Redemption Amount and Redemption Fee Amount,

if any, per Security,

the Call Settlement Amount, if
any, per Security,

the Current Principal Amount, the Zero Value

Settlement Amount, and the Cash Settlement Amount, if
any, per Security,

will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (
e.g. ,
.76545 would be rounded up to .7655); and all dollar amounts paid on the

Stated Principal Amount of the Securities per
holder will be rounded to the nearest cent, with one-half cent rounded upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of
its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not
continuing with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed
accordingly, and the

remaining Index Business Days in the Measurement Period will resume again following the suspension
of the Market Disruption Event. For example, if the four-day

Measurement Period for purposes of calculating the Call
Settlement Amount, is scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption Event with respect
to the Index on June 2, but no other Market Disruption Event during such

Call Measurement Period, then June 3 will
become the first Index Business Day of the Measurement Period, June 4th the second Index Business Day, June

5th the third
Index Business Day and the next Index Business Day after June 5th would be the final day of the Measurement Period. The
same approach would be applied if there is a Market Disruption Event during a four-day Final Measurement Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption
Valuation

Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation
Date (in the event that the Final Measurement Period is the Calculation Date) or

any Reset Valuation

Date, the Index
Closing Level for such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be
determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a
Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption
Valuation

Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on June 2 and there
is a Market Disruption Event with respect to the Index on June 2, then the Index Closing

Level on June 3 will be used to
calculate the Redemption Amount, assuming that no such Market Disruption

Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to the two immediately preceding paragraphs result in the affected
Index Business Day of the Measurement Period or any Redemption Valuation

Date, Call Valuation

Date (in the event that
the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final Measurement Period is the Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation

Date, Call Valuation
Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred or is continuing with respect to the Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the
Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date or any Reset Valuation
Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith
estimate of the Index Closing Level that would have prevailed on such fifth Index

Business Day but for such Market
Disruption Event.
Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether
by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;
b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
c)

the Index is not published; or
d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled
“Use of Proceeds and Hedging”.
The following events will not be Market Disruption Events with respect to the Index:
a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change
in the regular business hours of the relevant market; or
b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May
Offer — Optional Tax

Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the
Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our
relative economic positions.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of
the principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
In addition to the default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to
the final Coupon Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration
was the last Index Business Day in the Final Measurement Period and the

three Index Business Days immediately preceding
the date of acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the
third Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the
accelerated final Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being
the relevant final Coupon Valuation

Date.
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term
Notes, Series B, as constituting the outstanding principal amount of the

Securities. Although the terms of the Securities may
differ from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all
Medium-Term Notes, Series

B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term

Notes, Series B, including the Securities. This action may involve changing some of the
terms that apply to the Medium-Term

Notes, Series B, accelerating the maturity of the Medium-Term

Notes, Series B after a
default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under
“Description of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default” and “Description of Debt
Securities We May Offer

— Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security
Calculation Agent in its sole discretion, for the aggregate Stated Principal

Amount of the Securities, equal to the cost of
having a qualified financial institution, of the kind and selected as described below, expressly assume all our

payment and
other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to
undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That
cost will equal:
the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking,
plus
the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any
documentation necessary for this assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or,
if there is only one, the only — quotation obtained, and as to which notice is so given,

during the default quotation period.
With respect to any quotation, however,

the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other
party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case
that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described
above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as
described above within five (5) Business Days after that first Business Day,

however, the default quotation period

will
continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before
the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or
any successor, or any other comparable

rating then used by that rating

agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that
rating agency.
Discontinuance of or Adjustments to the Index or Termination

of Our License Agreement with the Index Sponsor;
Alteration of Method of Calculation
If (i) the Index Sponsor or Index Calculation Agent discontinue publication of,

or otherwise fails to publish, the Index, (ii)
our license agreement with the Index Sponsor terminates or (iii) the Index Sponsor or Index Calculation Agent does not
make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, and, in each
case, any other person or entity publishes an index licensed to UBS that the Security

Calculation Agent determines is
comparable to the Index and for which the Index Constituent Securities and/or their unit weighting are available to the
Security Calculation Agent (such index being referred to herein as a “ successor index ”), and the Security Calculation Agent approves such index as a successor index, then the Security Calculation Agent will determine the Index Closing Level on
the applicable dates of determination, Coupon Amounts and the amount payable at maturity, call, acceleration

upon the
occurrence of a Zero Value

Event or upon early redemption and all other related payments terms by reference to such
successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause
written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
If the Index Sponsor or Index Calculation Agent discontinue publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or
their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or
unavailability is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date or on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index
Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such
time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is
discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during a
Measurement Period, or on the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on
which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing
Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation or
unavailability, as adjusted

for certain corporate actions. In such event, the Security Calculation Agent will cause notice
thereof to be furnished to the trustee, to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the
Index will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such
adjustments, if any,

to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute
Index, then the Security Calculation Agent will determine all amounts hereunder,

including the Coupon Amounts, Current
Principal Amount, Current Indicative Value

or intraday indicative value, Closing Indicative Value,

Index Factor, Index
Performance Ratio, Residual Factor, Accrued

Fees, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity,

call, upon early redemption or upon acceleration upon the
occurrence of a Zero Value

Event by reference to such Substitute Index. If the Security Calculation Agent so elects to
replace the original Index with a Substitute Index, the Security Calculation

Agent will cause written notice thereof to be
furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:

a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as
defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the
Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on
the Index Constituent Securities included in the Index (including but not limited to exchange-imposed position
limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly
situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material
adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities or (iv)
materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as
determined by the Security Calculation Agent;
b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other
official pronouncement interpreting or applying those

laws, regulations or rules that is announced on or after June
2, 2020 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent
Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index
Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially increases the
cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or
their obligations in connection with the Securities, (iii) has a material adverse effect on the ability of us, our
affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations
in connection with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes
similar to the Securities, each as determined by the Security Calculation Agent;
c)

any event that occurs on or after June 2, 2020 that makes it a violation of any law,

regulation or rule of the United
States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange

(as defined herein) is
located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation
or other official pronouncement interpreting or applying

those laws, regulations or rules, (i) for UBS AG or its
affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures, swaps or other
derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed
position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third parties to
perform our or their obligations in connection with the Securities or (iii) for us to issue or transact in exchange
traded notes similar to the Securities, each as determined by the Security

Calculation Agent;
d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a
materially increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk
of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if
any, announces that pursuant

to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not
immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as
such exchange or market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index, a successor index or a substitute index, or the value thereof, is changed in
a material respect, or if the Index or a successor index is in any other way modified so that the Index Closing Level of the
Index or such successor index does not, in the opinion of the Security Calculation

Agent, fairly represent the Index Closing
Level of the Index or such successor index had such changes or modifications not been made, then the Security Calculation
Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be
necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the
case may be, as if such changes or modifications had not been made, and the Security

Calculation Agent will calculate the
Index Closing Level for the Index or such successor index with reference to the Index or such successor index, as adjusted.
The Security Calculation Agent will accordingly calculate the Index Closing

Level, the Index Performance Ratio, the
Coupon Amount, the Accrued Dividend, the Daily Dividend, if any,

the Accrued Fees, the Redemption Fee Amount, if any,
the Cash Settlement Amount, if any,

that we will pay you at maturity,

the Redemption Amount, if any,

upon early
redemption, if applicable, the Call Settlement Amount, if any,

that we will pay you in the event UBS calls the Securities, the
Zero Value

Settlement Amount, if any, that

we will pay you in the event of acceleration upon the occurrence of a Zero
Value

Event, if applicable, the Last Reset Index Closing Level and all related payment terms based on the Index Closing
Level calculated by the Security Calculation Agent, as adjusted. Accordingly,

if the method of calculating the Index or a
successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if
there had been no such modification ( e.g. , due to a split in the Index), which, in turn, causes the Index Closing Level of the
Index or such successor index to be a fraction of what it would have been if there had been no such modification, then the
Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing Level for the
Index or such successor index as if it had not been modified ( e.g. , as if such split had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index,
UBS may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make
such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or
characteristics of the relevant successor index or Substitute Index,

as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— There are potential conflicts of interest between you and the Security
Calculation Agent” in this prospectus supplement for a discussion of certain conflicts of interest which may arise with
respect to the Security Calculation Agent.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity,

call or acceleration upon the occurrence of a Zero Value

Event, or
upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of
the trustee in New York

City, but only when the Securities are

surrendered to the trustee at that office. We

also may make
any payment or delivery in accordance with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day or a New York

Business Day with respect to the Securities, we mean a day that is a
Business Day of the kind described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt
Securities” in the accompanying prospectus.
Modified Business Day
As described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt Securities” in

the attached
prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be
paid on the next day that is a Business Day,

with the same effect as if paid on the original due date,

except as described
under “— Cash Settlement Amount at Maturity,”

“— UBS’s Call Right” and “— Early

Redemption at the Option of the
Holders” above.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of this prospectus supplement. We may

issue additional Securities
in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities
do not limit our ability to incur other indebtedness or to issue other securities.

Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We

May
Offer — Amounts That We

May Issue” in the accompanying prospectus.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

12. ETRACS IFED Invest with the Fed TR Index ETN due September 15,

2061
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that
we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street
name or in the Securities issued in book-entry form through The Depository

Trust Company (“
DTC ”) or another depositary.
Owners of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance”
under “Description of Debt Securities We

May Offer” above.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time
to time, under the indenture more particularly described under “Description of Debt Securities We May Offer”

above. This
section summarizes general financial and other terms that apply to the Securities.

Terms that apply generally

to all Medium-
Term Notes, Series B are described

in “Description of Debt Securities We May

Offer” above. The terms described here
supplement

those described in “Description of Debt Securities We

May Offer” above and, if the terms described here

are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015
between us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at
maturity, you will receive

a cash payment the amount of which will vary depending on the performance and path of the
Index calculated in accordance with the formula set forth below and will be reduced by the Daily Tracking Fee as of the last
Index Business Day in the applicable Measurement Period or Redemption

Valuation

Date.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment on the Redemption Date equal to the Redemption Amount as described below
under “— Early Redemption at the Option of the Holders.” If the amount so calculated is equal to or less than zero, the
Redemption Amount will be zero and you will not receive a cash payment.
If we elect to exercise our call right to redeem all of the Securities, subject to compliance with the procedures set forth
below, for each Security

you will receive a cash payment on the Call Settlement Date equal to the Call Settlement Amount, as described below under “— UBS Call Right.” If the amount so calculated is equal to or less than zero, the Call Settlement
Amount will be zero and you will not receive a cash payment.
The Securities will not pay any cash coupon during their term.
Cash Settlement Amount at Maturity
The “ Maturity Date ” is September 15, 2061, which will be the third Index Business Day following the last Index Business
Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called or redeemed, you will receive at maturity a cash payment equal to the

Closing
Indicative Value

on the last day of the Final Measurement Period. We

refer to this payment as the “
Cash Settlement
Amount ”. If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease
of presentation:
Closing Indicative Value,

on last Index
Cash Settlement Amount

=

Business Day in Final Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The Securities are fully exposed to any
decline in the level of the Index. The negative effect of the Daily Tracking

Fee will reduce your final payment. If the
level of the Index (as measured by the Index Closing Level at the end of the Final Measurement Period, as compared
to the initial Index Closing Level or the Index level at the time you purchase the Securities, as applicable) does not
increase by an amount sufficient to offset the negative

effect of the Daily Tracking

Fee, or if the final Index level is
less than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable),
you may lose all or a substantial portion of your investment at maturity.

The Daily Tracking Fee also

takes into
account the performance of the Index, as measured by the Closing Indicative

Value.

The Securities may be called by UBS prior to the Maturity Date pursuant to the UBS Call Right. If the Securities are
called by UBS, the Call Settlement Amount may be zero and you may lose all or a substantial portion of your
investment. See “— UBS Call Right”.
The “ Stated Principal Amount
” of each Security is $25.00. The Securities may be issued and sold over time at then-
current market prices which may be significantly higher or lower than the Stated

Principal Amount. If the Securities
undergo a split or reverse split, the Stated Principal

Amount will be adjusted accordingly.
The “ Closing Indicative Value
” represents the dollar value per Security that an investor would receive on any day if it
redeemed the Security on such day (excluding any Redemption Fee Amount).

The Closing Indicative Value

per Security
will be calculated as follows:
(a)

On the Initial Trade Date, $25.00 per Security
(b)

On any subsequent calendar day,

prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:
(Closing Indicative Value

on the previous calendar day * Index Factor)—Daily Tracking

Fee
(c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Closing Indicative Value

on the calendar day immediately preceding the first day of the Measurement

Period ×
Index Factor × Residual Factor) + Measurement Period Cash Amount
The minimum value of the Closing Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative
Value.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The “ Index Factor
” on any Index Business Day prior to but excluding the first day of an applicable Measurement

Period,
will equal:
(i) the Index Closing Level, on such Index Business Day,

divided by, (ii) the Index Closing

Level, on the
immediately preceding Index Business Day.
From and including the first day of an applicable Measurement Period, the Index

Factor will equal:
(i) the Index Closing Level, on such calendar day,

divided by, (ii) the Index Closing

Level on the calendar day
immediately preceding the first day of such Measurement Period.
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the immediately preceding Index Business Day.

The Index Factor will therefore equal one (1) on any calendar day that is
not an Index Business Day and is prior to the first Index Business Day of a five-day

Measurement Period.
The “ Residual Factor ” will be calculated as follows:
(a)

1.0 on any calendar day, prior to

but excluding the first day of an applicable Measurement Period
(b)

From and including the first day of an applicable five-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such five-day
Measurement Period, divided by (b) five.
The Residual Factor is intended to approximate the percentage of the Closing Indicative

Value

that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas.
For example, on the first Index Business Day in an applicable five-day

Measurement Period, the Residual Factor will equal
(4/5), on the second Index Business Day in an applicable five-day Measurement

Period, the Residual Factor will equal (3/5),
on the third Index Business Day in an applicable five-day Measurement

Period, the Residual Factor will equal (2/5), on the
fourth Index Business Day in an applicable five-day Measurement Period,

the Residual Factor will equal (1/5) and on the
last Index Business Day in an applicable five-day Measurement Period,

the Residual Factor will equal zero.
On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the Residual
Factor will be equal to zero.

The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg and
Reuters on such day; however, if the closing

level of the Index as reported on Bloomberg (or any successor) differs from the
closing level of the Index as reported on Reuters (or any successor), the

Index Closing Level will be the closing level of the
Index as calculated by the Index Calculation Agent. If the closing level of the Index,

as reported on Bloomberg and Reuters
for any Index Business Day,

is manifestly incorrect, the “Index Closing Level” for such Index Business Day shall be the closing level of the Index as determined by the Security Calculation Agent. In making such determination, the Security
Calculation Agent may consider any relevant information, including,

without limitation, relevant market data in the relevant
market supplied by one or more third parties or from internal sources or affiliates. 23572.14 is the initial Index Closing
Level measured on September 14, 2021 (the Initial Trade

Date), as determined by the Security Calculation Agent.
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level from the last Index Business Day prior to such calendar day.
“ Measurement Period ” means the Final Measurement Period or Call Measurement Period, as applicable.
The “ Current Indicative Value
” or “intraday indicative value”, as determined by the Security Calculation

Agent, means
the Closing Indicative Value

per Security calculated on an intraday basis on any Index Business Day.
For the purposes of calculating the Current Indicative Value,

the Index Factor will be determined using the Intraday Index
Value.

Additionally, from and including

the first day of an applicable Measurement Period, the Current Indicative Value will be calculated using (i) the Measurement Period Cash Amount from the immediately preceding calendar day,

and (ii) the
Residual Factor from the immediately preceding calendar day.
The minimum value of the Current Indicative Value

(or intraday indicative value) on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(or intraday indicative value).
If the Securities undergo a split or reverse split, the Current Indicative

Value

(or intraday indicative value) will be adjusted
accordingly.
The “
Daily Tracking

Fee
” means, as of any date of determination, an amount per Security equal to 0.45% per annum, calculated as follows:
(a)

On the Initial Trade Date, $0.00 per Security;
(b)

On any subsequent calendar day,

prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:
(0.45% / 365) × Closing Indicative Value

on the immediately preceding calendar day × Index Factor
(c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(0.45% / 365) × Closing Indicative Value

on the calendar day immediately preceding the first day of the
Measurement Period × Index Factor × Residual Factor on the immediately preceding calendar day
The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
(a)

$0.00, on any calendar day prior to but excluding the first day of an applicable

Measurement Period
(b)

On the first day of an applicable one-day Measurement Period:
(i)

At the close of trading on such Index Business Day,

the (Closing Indicative Value,

on the immediately
preceding calendar day,

times Index Factor, on such Index Business Day), minus

Daily Tracking Fee.
(c)

From and including the first day of an applicable five-day Measurement

Period:
(i)

At the close of trading on each Index Business Day,

will equal:
(a) Measurement Period Cash Amount on the immediately preceding calendar day,
plus (b) ( (i) Closing
Indicative Value,

on the calendar day immediately preceding the first day of such Measurement Period, times (ii) Index Factor,

divided

by (iii) five),
minus

(c) Daily Tracking Fee.

(ii)

On any calendar day that is not an Index Business Day,

will equal the Measurement Period Cash Amount
on the immediately preceding Index Business Day, minus

Daily Tracking Fee.
(d)

On any calendar day after the last Index Business Day of an applicable Measurement

Period, the Measurement
Period Cash Amount on the last Index Business Day of such Measurement Period.
The minimum value of the Measurement Period Cash Amount on

any calendar day will be zero.
The Measurement Period Cash Amount represents the portion of the Closing Indicative

Value

that has been converted to
cash on any given day of an applicable Measurement Period and is no longer tracking the

Index.
At the close of trading of each Index Business day during a five-day Measurement

Period, approximately 20% of the
Closing Indicative Value,

on the calendar day immediately preceding the first day of the Measurement Period,

will be
deemed converted to cash. After the close of trading on the final Index Business Day of an applicable five-day Measurement
Period, the Measurement Period Cash Amount will represent the averaged value of the Closing Indicative Value

that was
deemed converted to cash across the five-days of such Measurement

Period. In case of a one-day Measurement Period,
approximately 100% of the Closing Indicative Value

will be deemed converted to cash, at the close of trading of the first day of such Measurement Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $250,000,000, the Calculation Date, subject to adjustments as described
under “—Market Disruption Event”;
(b)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $250,000,000, the five (5)

Index Business Days from and
including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “Market Value”

of the Securities outstanding as of the
close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day,

times (ii) the number of Securities outstanding as
reported by IFEDSO <Index> on Bloomberg.
The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently
Indxx LLC.
The “ Calculation Date
” means September 6, 2061 unless such day is not an Index Business Day,

in which case the
Calculation Date will be the next Index Business Day,

subject to adjustment.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled
to be open for trading.
“ Business Day
” means any day that is not a Saturday,

Sunday or a day on which banking institutions in the city of New
York,

generally, are authorized or obligated

by law, regulation or executive

order to close.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
Underlying Index
The IFED Large-Cap US Equity Index Total

Return (Bloomberg: “IFEDLT”)

is the total return version of the IFED Large-
Cap US Equity Index (Bloomberg: “IFEDL”). The Index

tracks large-cap U.S. equities that are determined by Economic
Index Associates, LLC (“ EIA ” or the “ Index Sponsor ”) to be best positioned to benefit from the prevailing monetary environment. We

refer to the companies included in the Index as the “Index Constituent Securities”.
The Index is
developed by EIA and calculated by Indxx LLC (“Indxx”). The Index is a total return index and the Index level
reflects the notional reinvestment of the cash

distributions from its constituent securities.

Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as
described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index
Business Day no later than 12:00 noon, and a confirmation of redemption by no later than 5:00 p.m., on the same Index
Business Day. You

must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time-
to-time to waive this minimum redemption amount in our sole discretion on a case-by-case basis. You

should not assume
you will be entitled to the benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation
Date
” will be the first Index Business Day following the date that the applicable redemption notice and redemption
confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-
by-case basis, the Redemption Valuation

Date to the date on which we receive the notice of redemption rather than the
following Index Business Day.

You

should not assume that you will be entitled to any such acceleration. To satisfy the
minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with
those of other investors to reach this minimum amount of 50,000 Securities; however,

there can be no assurance that they
can or will do so.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The First Redemption Date will be the
fourth Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth
Index Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if we have issued a call
notice, the last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect
to any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “—
Market Disruption Event”.
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described
under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant
Redemption Date equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount.
We refer to this

cash payment as the “
Redemption Amount .”
If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero.
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of such Redemption Valuation

Date).
We reserve the

right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion and on a case-
by-case basis. There can be no assurance that we will elect to waive this fee and you should not assume you will be entitled
to such fee waiver.
We will inform

you of such Redemption Amount on the first Index Business Day following the applicable Redemption
Valuation

Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or
that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption Amount

=

Closing Indicative Value

— Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Daily Tracking

Fee and the Redemption Fee Amount will reduce your Redemption Amount.

If the level of the
Index does not increase by an amount sufficient to offset the combined negative effect of the Daily Tracking

Fee and
the Redemption Fee Amount, or if the final Index level is less than the initial Index

Closing Level (or the Index level
at the time you purchase the Securities, as applicable), you may lose some or all of your investment upon early
redemption.
The Securities may be called by UBS prior to the Maturity Date pursuant to the UBS Call Right.

See – UBS Call
Right”.

Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00
noon on the Index Business Day

on which you elect to exercise

your redemption right. If we

receive your
Redemption Notice by the time specified

in the preceding sentence, we

will respond by sending you a

form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ,” to us via e-
mail in the specified form by

5:00 p.m. on the same day. We or our affiliate must acknowledge receipt in order for
your Redemption Confirmation to

be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon on the
applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the
relevant deadline. If your broker delivers your Redemption Notice after

12:00 noon, or your Redemption Confirmation after
5:00 p.m., on the Index Business Day prior to the applicable Redemption

Valuation

Date, your Redemption Notice will not
be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need
to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In
addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its
sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem
their Securities will be irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer, UBS will
be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures,
before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request.
This on-boarding process may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain
circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to reduce or waive the minimum redemption amount or the

Redemption Fee Amount
in our sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which we receive the Redemption Notice
rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation

Date.
UBS Call Right
UBS may at its option redeem all, but not less than all, of the issued and outstanding

Securities. To exercise its Call Right,
UBS must provide notice to the holders of such Securities (which notice may be provided via press release), not less than 18
calendar days prior to the Call Settlement Date specified by UBS in such notice.

If we call the Securities, you will receive a
cash payment equal to the Closing Indicative Value

on the last Index Business Day in the Call Measurement Period. We refer to this cash payment as the “ Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day
in the Call Measurement Period.
The holders will receive payment for their Securities on the third Index

Business Day following the last Index Business Day
in the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event.”
The “ Call Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is less than $250,000,000,

the Call Valuation
Date, subject to adjustments as described under “— Market Disruption

Event”; or
(b)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is equal to or greater than $250,000,000, the five
(5) Index Business Days from and including the Call Valuation

Date, subject to adjustment as described under “—
Market Disruption Event.”

For the purpose of determining the Call Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders
(which may be provided via press release) of its exercise of its Call Right, will equal:
(a)

the Closing Indicative Value

as of such Index Business Day, times (ii)

the number of Securities outstanding as
reported by IFEDSO <Index> on Bloomberg.
The “
Call Valuation

Date
” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our Call Right.
In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease
of presentation:
Closing Indicative Value

on last Index
Call Settlement Amount

=

Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment upon a call. The negative effect of the Daily Tracking
Fee will reduce your final payment. If the level of the Index does not increase by an amount sufficient to offset the
negative effect of the Daily Tracking

Fee, or if the final Index level is less than the initial Index Closing Level (or the
Index level at the time you purchase the Securities, as applicable),

you may lose some or all of your investment upon
UBS’s exercise of its call right.
Split or Reverse Split of the Securities
We may,

at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or
reverse split, as applicable, we will issue a press release announcing the split or reverse split, and its effective date. The date
of such press release shall be deemed to be the “ announcement date ” of the split or the reverse split. The record date for any split or reverse split will be the tenth Business Day after the announcement date,

and the effective date will be the next
Business Day after the record date.
If the Securities undergo a split or reverse split, we will adjust the Closing

Indicative Value

and other relevant terms of the
Securities accordingly.

For example, if the Securities undergo a 4:1 split, every investor who holds a Security via The
Depository Trust Company (“ DTC
”) on the relevant record date will, after the split, hold four Securities, and adjustments
will be made as described below.

The Closing Indicative Value

on such record date will be divided by four to reflect the 4:1 split. The adjusted Closing Indicative Value

will be rounded to eight decimal places. The split or reverse split will become effective at the opening of trading of the Securities on the Index Business Day immediately following the record date. The
split will not occur if we exercise our Call Right before it becomes effective.
In the case of a reverse split, the Closing Indicative Value and other relevant terms of the Securities will be adjusted
accordingly, and we will determine

in our sole discretion the manner in which we will address odd numbers of Securities
(commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds
four Securities via DTC on the relevant record date will, after the reverse split, hold only one Security and the Closing
Indicative Value

of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The adjusted
Closing Indicative Value

will be rounded to eight decimal places. The reverse split will become effective at the opening of
trading of the Securities on the Index Business Day immediately following the record date. The reverse split will not occur
if we exercise our Call Right before it becomes effective.
Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in
the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum
number of Securities they hold that is evenly divisible by the reverse split divisor.

We will determine

in our sole discretion
the manner in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split,
though our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following
the announcement date in an amount equal to the appropriate percentage of the Closing Indicative Value

of the reverse split-
adjusted Securities on the 15th Business Day following the announcement date.

For example, in the case of a 1:4 reverse
split, a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the
immediately following Business Day,

and a cash payment on the 17th Business Day following the announcement date that
is equal to 3/4 of the Closing Indicative Value

of the reverse split-adjusted Securities on the 15th Business Day following the announcement date.

Security Calculation Agent
UBS Securities LLC will act as the “Security Calculation Agent.” The Security Calculation

Agent will be solely responsible
for all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or
upon early redemption or call, or at other times, Current Indicative Value

(which we also refer to as the “intraday indicative
value”), Closing Indicative Value,

Market Disruption Events, Business Days, Index Business Days, the Index Factor,

the
Residual Factor, the Index Closing Level,

the Daily Tracking Fee, the Redemption Fee Amount,

the Cash Settlement
Amount, if any, that we will pay

you at maturity, the Redemption

Amount, if any, that we will pay

you upon redemption, if
applicable and the Call Settlement Amount, if any,

that we will pay you in the event that UBS calls the Securities, and whether any day is a Business Day or an Index Business Day and all such other matters as may be specified elsewhere
herein as matters to be determined by the Security Calculation Agent.

The Security Calculation Agent will also be
responsible for determining whether the Index has been discontinued and whether there has been a material change in the
Index. The Security Calculation Agent will make all such determinations and calculations in its sole discretion, and absent
manifest error, all determinations of the

Security Calculation Agent will be conclusive for all purposes and binding on us, you and all other persons having an interest in the Securities, without liability on the part of the Security Calculation Agent.
You

will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations
made by the Security Calculation Agent. We

may appoint a different Security Calculation Agent from time to time after the
date of the prospectus supplement without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or upon early redemption or call, on or prior to

12:00 noon on
the Index Business Day immediately preceding the Maturity Date, any Redemption

Date, or any Call Settlement Date.
All dollar amounts related to determination of the Daily Tracking

Fee, the Redemption Amount and Redemption Fee
Amount, if any, per

security, the Call Settlement Amount,

if any, per security,

and the Cash Settlement Amount, if any, per
security, will be rounded

to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545
would be rounded up to .7655); and all dollar amounts paid to any holder of

Securities will be rounded to the nearest cent,
with one-half cent rounded upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a five-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of
its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not
continuing with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed
accordingly, and the

remaining Index Business Days in the Measurement Period will resume again following the suspension
of the Market Disruption Event. For example, if the five-day Measurement

Period for purposes of calculating the Call
Settlement Amount, is scheduled for June 2, June 3, June 4, June 5 and June 6,

and there is a Market Disruption Event with
respect to the Index on June 2, but no other Market Disruption Event during such Call Measurement Period, then June 3 will
become the first Index Business Day of the Measurement Period, June 4th the second Index Business Day, June

5th the third
Index Business Day, June

6th the fourth Index Business Day and the next Index Business Day after June 6th would be the
final day of the Measurement Period. The same approach would be applied if there is a Market Disruption Event during a
five-day Final Measurement Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption
Valuation

Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date) or the
Calculation Date (in the event that the Final Measurement Period is the Calculation

Date), the Index Closing Level for such
Redemption Valuation

Date, Call Valuation

Date or Calculation Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is
not continuing with respect to the Index. For example, if the Redemption

Valuation

Date, for purposes of calculating a
Redemption Amount, is based on the Index Closing Level on June 2 and there is a Market Disruption Event with respect to
the Index on June 2, then the Index Closing Level on June 3 will be used to calculate the Redemption Amount, assuming
that no such Market Disruption Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption

Valuation

Date, Call Valuation

Date (in the
event that the Call Measurement Period is the Call Valuation

Date) or Calculation Date (in the event that the Final
Measurement Period is the Calculation Date) occurring more than five Index

Business Days following the day originally
scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation

Date, Call Valuation
Date or Calculation Date. If a Market Disruption Event has occurred or is continuing with respect to the Index on the fifth
Index Business Day following the date originally scheduled to be such Index Business Day of the Measurement Period or
any Redemption Valuation

Date, Call Valuation

Date or Calculation Date, the Security Calculation Agent or one of its
affiliates will determine the Index Closing Level based on

its good faith estimate of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market Disruption

Event.

Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether
by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled
“Use of Proceeds and Hedging”.
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change
in the regular business hours of the relevant market; and
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “ absence of trading ” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for
trading under ordinary circumstances.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of
the principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term
Notes, Series B, as constituting the outstanding principal amount of the

Securities. Although the terms of the Securities may
differ from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all
Medium-Term Notes, Series

B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term

Notes, Series B, including the Securities. This action may involve changing some of the
terms that apply to the Medium-Term

Notes, Series B, accelerating the maturity of the Medium-Term

Notes, Series B after a
default or waiving some of our obligations under the indenture. We discuss these matters in “Description of Debt Securities
We May Offer”

above under “Description of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default”
and “Description of Debt Securities We

May Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security
Calculation Agent, in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of
having a qualified financial institution, of the kind and selected as described below, expressly assume all our

payment and
other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to
undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That
cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,

plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing
any documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount
referred to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and
as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not
obtaining the quotation may object, on reasonable and significant grounds,

to the assumption or undertaking by the qualified
financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days
after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default
amount.

Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Index Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Index Business Days after

the due date as
described above.
If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the
first Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to
as described above within five (5) Index Business Days after that first Index Business Day,

however, the default quotation
period will continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Index Business Day objection period have not ended
before the Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or
any successor, or any other comparable

rating then used by that rating

agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that
rating agency.
Discontinuance of, Adjustments to or Benchmark Event Affecting

the Index or Termination

of Our License
Agreement with the Index Sponsor; Alteration of Method of Calculation
If (i) the Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication
of, or otherwise fails to publish, the Index, (ii) a Benchmark Event (as described below) under the EU Benchmarks
Regulation or UK Benchmarks Regulation (each as described under “Risk Factors

– The Securities are linked to the Index
and are subject to certain regulatory risks”) occurs with respect to the Index or the

Index Sponsor, if applicable, (iii) our
license agreement with the Index Sponsor terminates or (iv) the Index Sponsor or Index Calculation Agent does not make
the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, and, in each case,
any other person or entity publishes an EU Benchmarks Regulation compliant index licensed to UBS that the Security
Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or their unit
weighting are available to the Security Calculation Agent (such index being referred to herein as a “
successor index ”), and
the Security Calculation Agent approves such index as a successor index, then on and after the date determined by the
Security Calculation Agent, the Security Calculation Agent will determine the Index Closing Level on the applicable dates
of determination, and the amount payable at maturity or upon early redemption or call and all other related payments terms
by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause
written notice of the successor index and the date on and after which the Index

Closing Level will be determined by
reference thereto to be furnished to the trustee, to us and to the holders of the Securities.
If the Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or
their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or
unavailability is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be
determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security
Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior
to, and such discontinuation is continuing on the Calculation Date or any Index

Business Day during a Measurement Period,
or on the Redemption Valuation

Date or any other relevant date on which the Index Closing Level is to be determined,

then
the Security Calculation Agent will determine the Index Closing Level using the Index Closing Level on the last Index
Business Day immediately prior to such discontinuation or unavailability,

as adjusted for certain corporate actions. In such
event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the
Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.

For purposes of the above, a “ Benchmark Event ” may occur if the EU Benchmarks Regulation and/or UK Benchmarks
Regulation, as applicable, applies to this issuance of Securities, and the applicable registration for the Index or Index
Sponsor is not effective or has been suspended or withdrawn by the relevant authority with the effect that the use of the
Index or the Index Sponsor is not permitted under the EU Benchmarks

Regulation or UK Benchmarks Regulation, as
applicable.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the
Index will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such
adjustments, if any,

to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute
Index, then the Security Calculation Agent will determine all amounts hereunder,

including the Current Indicative Value

(or
“intraday indicative value”), Closing Indicative Value,

Index Factor, Residual Factor,

Daily Tracking Fee, Index Closing
Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity,

call,
upon early redemption by reference to such Substitute Index. If the Security

Calculation Agent so elects to replace the
original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the
trustee, to us and to the holders of the Securities.
An “ Index Replacement Event ” means:
(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as
defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the
Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on
the Index Constituent Securities included in the Index (including but not limited to exchange- imposed position
limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly
situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material
adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities or (iv)
materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as
determined by the Security Calculation Agent;
(b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other
official pronouncement interpreting or applying those

laws, regulations or rules that is announced on or after
September 14, 2021 that (i) makes it illegal for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially
increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in
performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on the
ability of us, our affiliates, third parties with whom we

transact or a similarly situated third party to perform our or their obligations in connection with the Securities or (iv) materially affects our ability to issue or transact in
exchange traded notes similar to the Securities, each as determined by the

Security Calculation Agent;
(c)

any event that occurs on or after September 14, 2021 that makes it a violation of any law, regulation or rule of the
United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located, or of any official administrative decision,

judicial decision, administrative action, regulatory
interpretation or other official pronouncement interpreting

or applying those laws, regulations or rules, (i) for UBS
AG or its affiliates to hold, acquire or dispose of the Index Constituent

Securities or options, futures, swaps or
other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-
imposed position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third
parties to perform our or their obligations in connection with the Securities or (iii) for us to issue or transact in
exchange traded notes similar to the Securities, each as determined by the

Security Calculation Agent;
(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a
materially increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk
of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if
any, announces that pursuant

to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not
immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as
such exchange or market, as applicable.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed
in a material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index
Closing Level of the Index or such successor or Substitute Index does not,

in the opinion of the Security Calculation Agent,
fairly represent the Index Closing Level of the Index or such successor or Substitute

Index had such changes or
modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the
good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an
index comparable to the Index or such successor index, as the case may be,

as if such changes or modifications had not been
made, and the Security Calculation Agent will calculate the Index Closing

Level for the Index or such successor or
Substitute Index with reference to the Index or such successor Substitute

Index, as adjusted. The Security Calculation Agent
will accordingly calculate the Index Closing Level, the Daily Tracking

Fee, the Redemption Fee Amount, if any,

the Cash
Settlement Amount, if any,

that we will pay you at maturity, the

Redemption Amount, if any,

upon early redemption, if
applicable, the Call Settlement Amount, if any,

that we will pay you in the event UBS calls the Securities, and all related payment terms based directly or indirectly on the Index Closing Level calculated by the Security Calculation Agent.
Accordingly, if the method

of calculating the Index or a successor or Substitute Index is modified so that the level of the
Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a
rebasing of the Index), which, in turn, causes the Index Closing Level of the Index or such successor or Substitute Index to
be a fraction of what it would have been if there had been no such modification,

then the Security Calculation Agent will
make such calculations and adjustments in order to arrive at an Index Closing

Level for the Index or such successor or
Substitute Index as if it had not been modified (e.g., as if such rebasing had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index,
UBS may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make
such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or
characteristics of the relevant successor index or Substitute Index,

as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— Risks Relating to Creditworthiness, Conflicts of Interest, Hedging

Activities
and Regulation of UBS — There are potential conflicts of interest between you and the Security Calculation Agent” in the
prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security
Calculation Agent.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts
designated by you and approved by us, or at the corporate trust office of the trustee in New York

City, but only when the
Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We may issue additional

Securities
in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities
do not limit our ability to incur other indebtedness or to issue other securities.

Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Amounts That We May

Issue” in
“Description of Debt Securities We

May Offer” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

13. ETRACS 2x Leveraged US Value

Factor TR ETN due February 9, 2051
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that
we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street
name or in the Securities issued in book-entry form through The Depository

Trust Company (“
DTC ”) or another depositary.
Owners of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance”
under “Description of Debt Securities We

May Offer” above.
Each of the seven series of Securities offered by the prospectus supplement is separate and independent of each other series
of Securities. Apart from the applicable Index, however,

all of the terms of each series of Securities are the same. Since each
series references a different

Index, all calculations and adjustments and related

events with respect to each series are
independent of calculations and adjustments and related

events for each other series of Securities, and we may exercise our
call right as well as our right to initiate a split or a reverse split independently for each series. The following discussion
therefore applies independently

to each series of Securities offered by the prospectus

supplement and, except as the context
may otherwise require, the

defined terms refer separately to each series. References

to the “Securities” should be
understood as references

to a single series of Securities and the defined terms should be understood in reference only to
that series of Securities.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time
to time, under the indenture more particularly described under “Description of Debt Securities We May Offer”

above. This
section summarizes general financial and other terms that apply to the Securities.

Terms that apply generally

to all Medium-
Term Notes, Series B are described

in “Description of Debt Securities We May

Offer”

above. The terms described here
supplement those described in “Description of Debt Securities We

May Offer” above and, if the terms described here

are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 2, 2015
between us and U.S. Bank Trust National Association, as trustee.
Please note that the information about the offering prices and the net proceeds to UBS on the front cover of the prospectus
supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market
transaction after the initial sale, information about the price and date of sale to you will be provided in a separate
confirmation of sale.
We describe the

terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or upon early redemption or call. Instead, at
maturity, you will receive

a cash payment per Security the amount of which will vary depending on the performance

and
path of the Index and will be reduced by the Accrued Fees as of the last Index Business Day in the Final Measurement
Period as described under “— Cash Settlement Amount at Maturity.”

If the amount as calculated is equal to or less than
zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than
zero, the Redemption Amount will be zero and you will not receive a cash payment.
Cash Settlement Amount at Maturity
The “ Maturity Date ” is February 9, 2051, which will be the third Index Business Day following the last Index Business
Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated upon Zero Value

Event, you will receive at maturity a cash
payment equal to its Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer to this cash payment as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease
of presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last
Index Business Day in Final
Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative
effect of the Accrued Fees, you may lose all or a substantial portion of your investment at maturity. The occurrence
of Loss Rebalancing Events will result in more frequent

than quarterly compounding.

UBS may call the Securities prior to the Maturity Date pursuant to its Call Right. If the

Securities are called by UBS,
the Call Settlement Amount may be zero and you may

lose all or a substantial portion of your investment.

See
“Specific Terms of

the Securities — UBS’s Call Right” beginning

on page S-117.
The “ Stated Principal Amount
” of each Security is $25.00. The Securities may be issued and sold over time at then-
current market prices which may be significantly higher or lower than the Stated

Principal Amount. If the Securities
undergo a split or reverse split, the Stated Principal

Amount will be adjusted accordingly.
The Closing Indicative Value

represents the dollar value per Security that an investor would receive on any day if it
redeemed the Security that day (without giving effect to

any Redemption Fee Amount).
The “ Closing Indicative Value
” per Security, will be

calculated as follows:
(a)

On the Initial Trade Date, $25.00 per Security.
(b)

On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per
Security equal to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees
(c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement
Period × Index Factor × Residual Factor) – Accrued Fees + Measurement Period

Cash Amount
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day,

the Closing Indicative Value

for that day and all subsequent days will be fixed to
be equal to the Measurement Period Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs, the Closing Indicative Value

will be equal to zero on the day it occurs and on all future calendar days. Upon the occurrence of a Zero

Value Event,

investors will lose their entire investment. You

will not
benefit from any future exposure to

the Index after the occurrence of a Zero Value

Event.
See “— Automatic
Acceleration Upon Zero Value

Event” beginning on page S-118.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative
Value.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The “ Current Principal Amount
” represents the unleveraged notional investment in the Index Constituent

Securities per
Security at the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the leveraged returns would approximately equal the Current

Principal Amount at the close of trading on any Reset
Valuation

Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0
and the notional financing amount will be equal to zero for the remaining term of the Securities. If a Zero Value

Event
occurs prior to your Securities permanently resetting to 1.0 at the end of the

Second Permanent Deleveraging Valuation
Date, then your Securities will be automatically accelerated and mandatorily redeemed and you will lose your entire
investment.
The Current Principal Amount per Security,

will be calculated as follows:
(a)

From and including the Initial Trade Date to and

excluding the first Reset Valuation

Date, $25.00 per
Security.
(b)

At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal
Amount of the Securities will be reset as follows:
New
Current Principal Amount = (Current Principal Amount on immediately preceding calendar day ×
Index Factor) – Accrued Fees
The Current Principal Amount will not change until the first Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation

Date.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset.
The “
Reset Valuation

Date
” means:
(a)

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either:
(i) the Initial Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing

Valuation

Date (iv) the First Permanent Deleveraging Valuation

Date, or (v) the Second Permanent
Deleveraging Valuation

Date; and
(b)

Any calendar day following the Second Permanent Deleveraging Valuation

Date.
The valuation dates are defined below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, it will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.
The “
Quarterly Reset Valuation

Date
” is the second Wednesday

of January, April, July and October

of each calendar year
during the term of the Securities (other than an Excluded Day,

as defined below), subject to adjustment as described under
“— Market Disruption Event” beginning on page S-122.
As used above, an “ Excluded Day
” means (i) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, and any calendar day thereafter,

and (ii) any calendar day after the Second Permanent Deleveraging
Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level.
The Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value
of the unleveraged notional amount per Security that is deemed invested in the Index on any calendar day. This

does not
reflect the Redemption Amount that an investor would receive upon early redemption on such calendar day.
The “ Residual Factor ” will be calculated as follows:
(a)

1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.
(b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index
Business Days from, but excluding, the date of determination to, and including,

the last Index Business
Day in such four-day Measurement Period, divided

by (b) four.
For example, on the first Index Business Day in an applicable four-day

Measurement Period, the Residual
Factor will equal 3/4, on the second Index Business Day in an applicable four-day

Measurement Period,
the Residual Factor will equal 2/4, on the third Index Business Day in an applicable four-day
Measurement Period, the Residual Factor will equal 1/4 and on the last Index Business Day in an
applicable four-day Measurement Period, the Residual

Factor will equal zero.
(c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement
Period, the Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted
to cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of
trading on the Second Permanent Deleveraging Valuation

Date, will equal 2.0. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging

Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level

Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such
day. The initial Last Reset Index

Closing Level is the Index Closing Level on the Initial Trade

Date, as reported by
Bloomberg and Reuters.

The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg and
Reuters on such day; however, if the closing

level of the Index as reported on Bloomberg (or any successor) differs from the
closing level of the Index as reported on Reuters (or any successor), the

Index Closing Level will be the closing level of the
Index as calculated by the Index Calculation Agent. The initial Index Closing Level (which is also the first Last Reset Index
Closing Level) was determined on February 4, 2021 by the Security Calculation

Agent. If the closing level of an Index, as
reported on Bloomberg and Reuters for any Index Business Day,

is manifestly incorrect, the “
Index Closing Level ” for
such Index Business Day shall be the closing level of the Index as determined by the Security Calculation

Agent. In making
such determination, the Security Calculation Agent may consider any relevant information, including, without limitation,
relevant market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.
On any calendar day that is not an Index Business Day,

the Index Closing level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
“ Measurement Period
” means the Final Measurement Period or,

if UBS exercises its Call Right, the Call Measurement
Period.
The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
(a)

On the Initial Trade Date, $25.00.
(b)

On any other calendar day prior to the first day of a Measurement Period:
(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using
the Intraday Index Value)

– Accrued Fees
(c)

From and including the first day of a Measurement Period, an amount per

Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement
Period × Index Factor, calculated using the Intraday

Index Value

× Residual Factor on the immediately
preceding calendar day) – Accrued Fees + Measurement Period Cash Amount,

from the immediately
preceding calendar day
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value

is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day,

the Current Indicative Value

for the remainder of that day and all subsequent days
will be fixed to be equal to the Measurement Period Cash Amount from the immediately preceding
calendar day.
(d)

The minimum value of the Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(intraday indicative value).
If a Zero Value

Event occurs, the Current Indicative Value

(intraday indicative value) will be equal to zero for the
remainder of the day it occurs and on all future calendar days.

Upon the occurrence of a Zero Value

Event, investors
will lose their entire investment. You

will not benefit from any future exposure to

the Index after the occurrence of a
Zero Value

Event.
See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Indicative

Value

(intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.
The Securities are subject to an “ Accrued Tracking Fee
” per Security, calculated

as follows:
(a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the

Accrued Tracking Fee as of
the immediately preceding calendar day,

plus the Daily Tracking Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the
Daily Tracking Fee on such calendar day.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.

(b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to:
(1) (i) 0.95% times (ii) the Current Principal Amount on the immediately preceding calendar day times
(iii) the Index Factor on such calendar day times (iv) the Residual Factor on the immediately preceding
calendar day, divided

by (2) 365.
(c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will
reduce any amount you are entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.
The Securities are subject to an “ Accrued Financing Fee ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to:
(1) the Accrued Financing Fee as of the immediately preceding calendar day,

plus (2) the Daily Financing
Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the
Daily Financing Fee on such calendar day.
(d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Accrued Financing Fee will be equal to zero.
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Daily Financing Fee is equal to:
(1) (i) the Financing Rate on such calendar day times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Residual Factor on the immediately preceding calendar day, divided by (2) 360.
(c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Daily Financing Fee will be equal to zero.
(d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of
the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to
borrow funds at a similar rate from a third party to invest in the Index. These charges accrue and compound during the
applicable period, and will reduce any amount that you will be entitled to receive at maturity or upon early redemption or
call.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616%
adjustment on the immediately preceding U.S. Government Securities Business Day.

The minimum Financing Rate at any
time will be 0.95%
For example, 5.24665% was the three-month CME Term

SOFR rate on June 29, 2023. The Financing Rate (if it were based on the SOFR-Based Benchmark Replacement) on June 30, 2023 would have therefore been equal to: 0.95% + 5.24665% +
0.2616%, or 6.45825%.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
(a)

$0.00 on any calendar day,

to but excluding the first day of a Measurement Period.
(b)

On the first day of a one-day Measurement Period:
At the close of trading on such Index Business Day,

(Current Principal Amount on the immediately
preceding calendar day × Index Factor,

on such Index Business Day).
(c)

From and including the first day of a four-day Measurement

Period:

(i) At the close of trading on each Index Business Day during the Measurement

Period, the Measurement
Period Cash Amount on the immediately preceding calendar day + (Current

Principal Amount on the
calendar day immediately preceding the first day of such Measurement

Period × 0.25 × Index Factor, on
such Index Business Day); and
(ii) On any calendar day during the Measurement Period that is not an

Index Business Day, the
Measurement Period Cash Amount on the immediately preceding Index

Business Day.
(d)

On any calendar day after the last Index Business Day of a Measurement Period,

the Measurement Period
Cash Amount on the last Index Business Day of such Measurement Period.
Notwithstanding the foregoing, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value

is
less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, then the Measurement

Period Cash Amount for that day and all subsequent days will be fixed to be equal to the
Measurement Period Cash amount from the immediately preceding calendar day.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to
cash on any given day of an applicable Measurement Period and is no longer tracking the

Index.
At the close of trading of each Index Business Day during a four-day Measurement

Period, approximately 25% of the
Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period, will be
deemed converted to cash and an applicable portion of the notional financing amount will separately be deemed converted
to cash as well. After the close of trading on the final Index Business Day of a four

-day Measurement Period, the
Measurement Period Cash Amount will represent the averaged

value of the Current Principal Amount that was deemed
converted to cash across the four-days of such Measurement Period.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount will be deemed converted to cash and an applicable amount of
financing will separately be deemed converted to cash, at the close of trading of the first day of such Measurement Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $500,000,000, the

Calculation Date, subject to
adjustments as described under “— Market Disruption

Event”;
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $500,000,000,

the four Index
Business Days from and including the Calculation Date, subject to adjustments as described under “—
Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities
outstanding as reported on Bloomberg.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which for each series
of Securities is the entity set forth below:
Title of Securities Index Calculation Agent
ETRACS 2x Leveraged US Dividend Factor TR ETN S&P Dow Jones Indices
ETRACS 2x Leveraged US Growth Factor TR ETN FTSE Russell
ETRACS 2x Leveraged US Size Factor TR ETN FTSE Russell
ETRACS 2x Leveraged US Value

Factor TR ETN
FTSE Russell
ETRACS 2x Leveraged MSCI US Minimum Volatility

Factor TR ETN
MSCI, Inc.
ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN MSCI, Inc.
ETRACS 2x Leveraged MSCI US Quality Factor TR ETN
MSCI,

Inc.
The “ Calculation Date
” means February 1, 2051, unless such day is not an Index Business Day,

in which case the
Calculation Date will be the next Index Business Day,

subject to adjustment.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled
to be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.

“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the
Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be
closed for the entire day for purposes of trading in U.S. government securities.
Underlying Index
The return of each series of Securities is based upon the performance of the applicable

Index set forth on the cover page of
the prospectus supplement. Each Index is designed to track the performance of a sector of the U.S. equity market and to
reflect
an investing style.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as
described under “— Market Disruption Event”, you may submit a request to have us redeem your Securities on any Index
Business Day no later than 12:00 noon and a confirmation of redemption by no later than 5:00 p.m. on the same Index
Business Day. You

must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time
to time to waive this minimum redemption amount in our sole discretion on a case-by-case basis. You

should not assume
you will be entitled to the benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation
Date
” will be the first Index Business Day following the date that the applicable redemption notice and redemption
confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-
by-case basis, the Redemption Valuation

Date to the date on which we receive the notice of redemption rather than the
following Index Business Day.

You

should not assume you will be entitled to any such acceleration. To satisfy the
minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with
those of other investors to reach this minimum amount of 50,000 Securities; however,

there can be no assurance that they
can or will do so.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the
fourth Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth
Index Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if we have issued a call
notice, the last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event
occurred.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect
to any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “—
Market Disruption Event”.
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described
under “— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant
Redemption Date equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee
Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and
you should not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Index Business Day following the applicable Redemption
Valuation

Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or
that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption Amount

=

Closing Indicative Value

–

Redemption Fee Amount

You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee

Amount, if applicable, or if the
compounded leveraged quarterly return of the Index (or

the unleveraged return of the Index, following a Permanent
Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon early redemption.
Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
The Securities may be called by UBS prior to the Maturity Date pursuant to its Call Right and, upon the occurrence
of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS.

See
“Specific Terms of

the Securities — UBS’s Call Right” and “Specific

Terms of the Securities

— Automatic Acceleration
Upon Zero Value

Event”.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00
noon on the Index Business Day

on which you elect to exercise

your redemption right. If we

receive your
Redemption Notice by the time specified

in the preceding sentence, we

will respond by sending you a

form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via
email in the specified form

by 5:00 p.m. on the same day. We or our affiliate must acknowledge receipt in order for
your Redemption Confirmation to

be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon on the
applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the
relevant deadline. If your broker delivers your Redemption Notice after

12:00 noon, or your Redemption Confirmation after
5:00 p.m., on the Index Business Day prior to the applicable Redemption

Valuation

Date, your Redemption Notice will not
be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need
to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In
addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its
sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem
their Securities will be irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer, UBS will
be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures,
before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request.
This on-boarding process may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain
circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our
sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which we receive the Redemption Notice
rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation

Date.
UBS’s Call Right
UBS may at its option redeem all, but not less than all, of the issued and outstanding

Securities of any series. To

exercise its
Call Right, UBS must provide notice to the holders of such Securities (which may be provided via press release) not less
than 18 calendar days prior to the Call Settlement Date specified by

UBS in such notice. If we call the Securities, you will
receive a cash payment equal to the Closing Indicative Value on the last Index Business Day in the Call Measurement
Period. We refer

to this cash payment as the “
Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day
in the Call Measurement Period.
The holders will receive payment for their Securities on the third Index

Business Day following the last Index Business Day
in the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event”.
The “ Call Measurement Period ” means:

(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is less than $500,000,000, the Call Valuation

Date, subject to adjustments as described under “— Market Disruption

Event”; and
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is equal to or greater than
$500,000,000, the four Index Business Days from and including the

Call Valuation

Date, subject to
adjustment as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders
(which may be provided via press release) of its exercise of its Call Right will equal:
(i)

The Closing Indicative Value

as of such Index Business Day times (ii) the number of Securities outstanding as reported on Bloomberg.
The “
Call Valuation

Date
” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our Call Right.
In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease
of presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment if we exercise our Call Right. The combined negative
effect of the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the
Index (or the unleveraged return of the Index, following a

Permanent Deleveraging Event) is insufficient to offset the
negative effect of the Accrued Fees, or if the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is negative, you may lose all or a
substantial portion of your investment upon a call. Loss Rebalancing Events will cause compounding to occur more
frequently than quarterly.
In addition, upon the occurrence of a Zero Value

Event, the Securities will be automatically accelerated and
mandatorily redeemed by UBS.

See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value
Event” below.
Automatic Acceleration Upon Zero Value

Event
For each series of Securities, a Zero Value

Event represents the first instance when the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

is less than or equal to zero (other than on an Excluded Day,

as defined
below). It will have the effect of permanently resetting

the value of your Securities to zero and accelerating the Securities.
You

will not benefit from any future exposure to the applicable Index after the occurrence of a Zero Value

Event.
A Zero Value

Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index
Business Day which would not otherwise have been a Loss Rebalancing Valuation

Date, the second Index Business Day
following such event), as described under “Permanent Deleveraging

Valuation

Dates” above.
A “
Zero Value

Event
” occurs if the Current Indicative Value

(intraday indicative value) or the Closing Indicative Value

on
any Index Business Day (other than an Excluded Day,

as defined below) is less than or equal to zero. From immediately after the Zero Value

Event and on all future calendar days, the Current Indicative Value

(intraday indicative value) and the
Closing Indicative Value

will be set equal to zero.
As used above, an “ Excluded Day
” means (i) any calendar day after the Second Permanent Deleveraging Valuation

Date
(ii) any calendar day on or after which a Zero Value

Event has already occurred, and (iii) any calendar day after the last day of an applicable Measurement Period.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event;

provided that the
failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended
from trading intraday shortly after the event occurs and will likely not be open for trading again on NYSE Arca.
You

will lose your entire investment upon the occurrence of

a Zero Value

Event.
In addition, we may call the Securities prior to the Maturity Date pursuant to our Call Right.

See “Specific Terms of
the Securities — UBS’s Call Right”.

Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day, as used

below) decreases by 20% or more from the previous Last Reset Index Closing Level.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly
and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s).
Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing
Event your Securities will have less exposure to a potential positive gain in value relative to the exposure before the
occurrence of such Loss Rebalancing Event.
As used above, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset
Valuation

Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day,

(ii) any Quarterly Reset Valuation

Date,
(iii) any Loss Rebalancing Valuation

Date, (iv) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, if a Loss Rebalancing Event occurs after 3:15 p.m.

on such day (v) any calendar day from and
including the first day of an applicable Measurement Period, (vi) the

First or Second Permanent Deleveraging Valuation
Dates, (vii) any calendar day after the Second Permanent Deleveraging Valuation

Date, and (ix) any calendar day on or after
which a Zero Value

Event has occurred.
“
Loss Rebalancing Valuation

Date
” means:
(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such
Loss Rebalancing Event occurs, subject to adjustment as described under “— Market Disruption Event”;
and
(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business
Day following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under
“— Market Disruption Event.”
Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0 over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent

Deleveraging Valuation
Date is reset to 1.0. This means that after a Permanent Deleveraging Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities than it would have had before the occurrence of the Permanent Deleveraging Event. If such an event were to occur,

it most likely would occur only following a Loss
Rebalancing Event and prior to the completion of the associated leverage reset to 2.0, which would generally occur at the
end of the Index Business Day following the Index Business Day on which the

Loss Rebalancing Event occurred or, if the
Loss Rebalancing Event occurs 3:15 p.m. on an Index Business Day,

at the end of the second Index Business Day following
the Index Business Day on which the Loss Rebalancing Event occurred.
A “ Permanent Deleveraging Event
” occurs if, at any time on an Index Business Day (other than an Excluded

Day, as
defined below), the Intraday Index Value

decreases by 40% or more from the Last Reset Index Closing Level. If a
Permanent Deleveraging Event occurs, the Current Principal Amount of the Securities will be reset over two Index Business
Days.
As used above, an “ Excluded Day
” means (i) the First or Second Permanent Deleveraging Valuation

Dates, (ii) any
calendar day after the Second Permanent Deleveraging Valuation

Date, (iii) any day on or after which a Zero Value

Event
occurs, (iv) the day which is two Index Business Days prior to the first day of a Measurement Period, if a Permanent
Deleveraging Event occurs after 3:15 p.m. on such day,

and (v) any calendar day from and including the Index Business
Day immediately preceding the first day of a Measurement Period.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
(a)

The “
First Permanent Deleveraging Valuation

Date
” means:
(i)

any Index Business Day,

which otherwise would have been a Loss Rebalancing Valuation

Date,
but on which a Permanent Deleveraging Event has occurred, subject to adjustment as described
under “— Market Disruption Event”; or

(ii)

if a Permanent Deleveraging Event occurs after 3:15 p.m. on any Index

Business Day which
would not otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business
Day following the occurrence of such Permanent Deleveraging

Event, subject to adjustment as
described under “— Market Disruption Event.”
The leverage of your Securities will be reset to approximately 2.0 at the close of trading on the First
Permanent Deleveraging Valuation

Date.
(b)

The “
Second Permanent Deleveraging Valuation

Date
” means the Index Business Day immediately
following the First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “—
Market Disruption Event.”
The leverage of your Securities will be reset to 1.0 at the close of trading on the Second Permanent
Deleveraging Valuation

Date.
Split or Reverse Split of the Securities
We may,

at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or
reverse split, as applicable, we will issue a press release announcing the split or reverse split and its effective date. The date
of such press release shall be deemed to be the “ announcement date ” of the split or the reverse split, the record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next
Business Day after the record date.
If the Securities undergo a split or reverse split, we will adjust the Current

Principal Amount, Closing Indicative Value,
Current Indicative Value,

Accrued Fees, Measurement Period Cash Amount and other relevant terms of the Securities
accordingly. For

example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository
Trust Company (“ DTC
”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made
as described below.

The Current Principal Amount on such record date will be
divided by four to reflect the 4:1 split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The split or reverse split will become effective
at the opening of trading of the Securities on the Index Business Day immediately following the record date. The split will
not occur if we exercise our Call Right before it becomes effective.
In the case of a reverse split, the Current Principal Amount and other relevant terms of the Securities will be adjusted
accordingly and we will determine in our sole discretion the manner in which we will address odd numbers of Securities
(commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds
four Securities via DTC on the relevant record date will, after the reverse split, hold only one Security and the Current
Principal Amount of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The reverse split will become effective at the
opening of trading of the Securities on the Index Business Day immediately following the record date. The reverse split will
not occur if we exercise our Call Right before it becomes effective.
Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in
the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum
number of Securities they hold that is evenly divisible by the reverse split divisor.

We will determine

in our sole discretion
the manner in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split,
though our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following
the announcement date in an amount equal to the appropriate percentage of the Closing Indicative Value

of the reverse split-
adjusted Securities on the 15th Business Day following the announcement date.

For example, in the case of a 1:4 reverse
split, a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the
immediately following Business Day,

and a cash payment on the 17th Business Day following the announcement date that
is equal to 3/4 of the Current Principal Amount of the reverse split-adjusted

Securities on the 15th Business Day following
the announcement date.
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible
for all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or
upon early redemption or call, or at other times, the Current Principal

Amount, Current Indicative Value

(which we also refer to as the intraday indicative value), Closing Indicative Value,
Market Disruption Events, Business Days, Index Business Days, the Leverage

Factor, the Index Factor,

the Index
Performance Ratio, the Residual Factor, the

Index Closing Level, the Financing Rate, the Accrued Fees (including determining any successor to the LIBOR base rate), the Redemption Fee Amount,

the Cash Settlement Amount, if any,

that
we will pay you at maturity,

the Redemption Amount, if any,

that we will pay you upon redemption, the Call Settlement
Amount, that we will pay you if we call the Securities, whether a Loss Rebalancing

Event has occurred, whether a
Permanent Deleveraging Event has occurred and whether any day is an Index Business

Day and all such other matters as
may be specified elsewhere herein as matters to be determined by the Security Calculation

Agent. If any Intraday Index
Value

as published by Bloomberg on any Index Business Day is manifestly incorrect,

the Security Calculation Agent may
base its determination of whether a Loss Rebalancing Event, Permanent Deleveraging

Event or Zero Value

Event shall have
occurred on such Index Business Day on its own determination of such Intraday Index

Value.

In making such
determination, the Security Calculation Agent may consider any relevant information,

including, without limitation, relevant
market data in the relevant market supplied by one or more third parties or from internal sources or affiliates. The Security
Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has
been a material change in the Index. The Security Calculation Agent will make all such determinations and calculations in
its sole discretion, and absent manifest error,

all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Securities,

without liability on the part of the
Security Calculation Agent. You

will not be entitled to any compensation from us for any loss suffered as a result of any
determinations or calculations made by the Security Calculation Agent. We may appoint a different Security Calculation
Agent from time to time after the date of the prospectus supplement without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or upon early redemption or call, on or prior to

12:00 noon on
the Index Business Day immediately preceding the Maturity Date, any Redemption

Date or any Call Settlement Date.
All dollar amounts related to determination of the Accrued Fees, the Current Principal

Amount, and any Redemption
Amount, Redemption Fee Amount, Call Settlement Amount or Cash Settlement

Amount per Security will be rounded to the
nearest ten-thousandth, with five one hundred-thousandths rounded upward

(
e.g. , .76545 would be rounded up to .7655);
and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one-half cent rounded
upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of
its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not
continuing with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed
accordingly, and the

remaining Index Business Days in the Measurement Period will resume again following the suspension
of the Market Disruption Event. For example, if the four-day

Measurement Period for purposes of calculating the Call
Settlement Amount, is scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption Event with respect
to the Index on June 2, but no other Market Disruption Event during such

Call Measurement Period, then June 3 will
become the first Index Business Day of the Measurement Period, June 4th the second Index Business Day, June

5th the third
Index Business Day and the next Index Business Day after June 5th would be the final day of the Measurement Period. The
same approach would be applied if there is a Market Disruption Event during a four-day Final Measurement Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption
Valuation

Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation
Date (in the event that the Final Measurement Period is the Calculation Date) or

any Reset Valuation

Date, the Index
Closing Level for such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be
determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a
Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption
Valuation

Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on June 2 and there
is a Market Disruption Event with respect to the Index on June 2, then the Index Closing

Level on June 3 will be used to
calculate the Redemption Amount, assuming that no such Market Disruption

Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption

Valuation

Date, Call Valuation

Date (in the
event that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final
Measurement Period is the Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days
following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption
Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred
or is continuing with respect to the Index on the fifth Index Business Day following the date originally scheduled to be such
Index Business Day of the Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date
or any Reset Valuation

Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level
based on its good faith estimate of the Index Closing Level that would have prevailed on such fifth Index Business Day but
for such Market Disruption Event.

Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities,
whether by reason of movements in price exceeding limits permitted by the Primary Exchange or
otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or
to a material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event
materially interferes with our ability or the ability of any of our affiliates to unwind all or a material
portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as
described in the section entitled “Use of Proceeds and Hedging.”
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an
announced change in the regular business hours of the relevant market; and
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any
Index Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of
the principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term
Notes, Series B, as constituting the outstanding principal amount of the

Securities. Although the terms of the Securities may
differ from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all
Medium-Term Notes, Series

B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term

Notes, Series B, including the Securities. This action may involve changing some of the
terms that apply to the Medium-Term

Notes, Series B, accelerating the maturity of the Medium-Term

Notes, Series B after a
default or waiving some of our obligations under the indenture. We discuss these matters in “Description of Debt Securities
We May Offer”

above under “Description of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default”
and “Description of Debt Securities We

May Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security
Calculation Agent in its sole discretion, for the aggregate Stated Principal

Amount of the Securities, equal to the cost of
having a qualified financial institution, of the kind and selected as described below, expressly assume all our

payment and
other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to
undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That
cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing
any documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount
referred to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and
as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not
obtaining the quotation may object, on reasonable and significant grounds,

to the assumption or undertaking by the qualified
financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days
after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default
amount.

Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Index Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

Index Business Days after the due

date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the
first Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to
as described above within five Index Business Days after that first Index

Business Day, however,

the default quotation
period will continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Index Business Day objection period have not ended
before the Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or
any successor, or any other comparable

rating then used by that rating

agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that
rating agency.
Discontinuance of or Adjustments to the Index or Termination

of Our License Agreements with the Index Sponsors;
Alteration of Method of Calculation
If (i) an Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication
of, or otherwise fails to publish, the Index, (ii) our license agreement with the

Index Sponsor terminates or (iii) the Index
Sponsor or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to
the Security Calculation Agent, and, in each case, any other person or entity publishes an index licensed to UBS that the
Security Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or
their unit weighting are available to the Security Calculation Agent (such index being referred to herein as a “
successor
index
”), and the Security Calculation Agent approves such index as a successor index,

then on and after the date determined
by the Security Calculation Agent, the Security Calculation Agent will determine the Index Closing Level on the applicable
dates of determination and the amount payable at maturity or upon early redemption or call and all other related payments
terms by reference

to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause
written notice of the successor index and the date on and after which the Index

Closing Level will be determined by
reference thereto be furnished to the trustee, to us and to the holders of the Securities.
If an Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or
their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or
unavailability is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date or on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index
Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such
time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is
discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during a
Measurement Period, or on the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on
which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing
Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation or
unavailability, as adjusted

for certain corporate actions. In such event, the Security Calculation Agent will cause notice
thereof to be furnished to the trustee, to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.

In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the
Index will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such
adjustments, if any,

to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute
Index, then the Security Calculation Agent will determine all amounts hereunder,

Current Principal Amount, Current
Indicative Value

(intraday indicative value), Closing Indicative Value,

Index Factor, Index Performance Ratio, Residual
Factor, Accrued Fees, Index Closing Levels on

the applicable dates of determination, all other related payment terms and the amount payable at maturity or upon early redemption or call by reference to such Substitute Index. If the Security
Calculation Agent so elects to replace the original Index with a Substitute Index,

the Security Calculation Agent will cause
written notice thereof to be furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations
or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary
Exchange (as defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold,
acquire or dispose of the Index Constituent Securities included in the Index or options, futures, swaps or
other derivatives on the Index or on the Index Constituent Securities included in the Index (including but
not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates,
third parties with whom we transact or similarly situated third parties in performing our or their
obligations in connection with the Securities, (iii) has a material adverse effect on any of these parties’
ability to perform their obligations in connection with the Securities, or (iv)

materially affects our ability
to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security
Calculation Agent;
(b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or
other official pronouncement interpreting or applying those

laws, regulations or rules that is announced on
or after February 4, 2021 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of
the Index Constituent Securities included in the Index or options, futures,

swaps or other derivatives on
the Index or on the Index Constituent Securities (including but not limited to exchange-imposed position
limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or
similarly situated third parties in performing our or their obligations in connection with the Securities, (iii)
has a material adverse effect on the ability of us, our affiliates,

third parties with whom we transact or a
similarly situated third party to perform our or their obligations in connection with the Securities, or (iv)
materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as
determined by the Security Calculation Agent;
(c)

any event that occurs on or after February 4, 2021 that makes it a violation of any law,

regulation or rule
of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary
Exchange (as defined herein) is located, or of any official administrative decision, judicial decision,
administrative action, regulatory interpretation or other official pronouncement interpreting or applying
those laws, regulations or rules, (i) for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities or options, futures, swaps or other derivatives on the

Index or on the Index
Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for us, our
affiliates, third parties with whom we transact or similarly situated third parties to perform our or their
obligations in connection with the Securities, or (iii) for us to issue or transact in exchange traded notes
similar to the Securities, each as determined by the Security Calculation Agent;
(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our
affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or
would incur a materially increased amount of tax, duty,

expense or fee (other than brokerage
commissions) to, acquire, establish, re-establish, substitute, maintain,

unwind or dispose of any
transaction or asset it deems necessary to hedge the risk of the Securities, or realize,

recover or remit the
proceeds of any such transaction or asset; or
(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the
Securities, if any, announces

that pursuant to the rules of such exchange or market, as applicable, the
Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as
applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or
quotation system located in the same country as such exchange or market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed
in a material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index
Closing Level of the Index or such successor or Substitute Index does not,

in the opinion of the Security Calculation Agent,
fairly represent the Index Closing Level of the Index or such successor or Substitute

Index had such changes or
modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the
good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an
index comparable to the Index or such successor index, as the case may be,

as if such changes or modifications had not been
made, and the Security Calculation Agent will calculate the Index Closing

Level for the Index or such successor or
Substitute Index with reference to the Index or such successor or

Substitute Index, as adjusted. The Security Calculation
Agent will accordingly calculate the Index Closing Level, the Index Performance

Ratio, the Last Reset Index Closing Level,
the Accrued Fees, and any Redemption Amount, Redemption Fee Amount,

Cash Settlement Amount or Call Settlement
Amount, and all related payment terms based directly or indirectly on the Index

Closing Level calculated by the Security
Calculation Agent. Accordingly,

if the method of calculating the Index or a successor or Substitute Index is modified so that
the level of the Index or such successor or Substitute Index is a fraction or multiple of what it would have been if there had
been no such modification ( e.g. , due to a rebasing of the Index), which, in turn, causes the Index Closing Level of the Index or such successor or Substitute Index to be a fraction of what it would have been if there had been no such modification,
then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing
Level for the Index or such successor or Substitute Index as if it had not been modified

(
e.g. , as if such rebasing had not
occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index,
UBS may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make
such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or
characteristics of the relevant successor index or Substitute Index,

as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— Risks Relating to Creditworthiness, Conflicts of Interest, Hedging

Activities
and Regulation of UBS — There are potential conflicts of interest between you and the Security Calculation Agent” in the
prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security
Calculation Agent.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts
designated by you and approved by us, or at the corporate trust office of the trustee in New York

City, but only when the
Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue any series of Securities. We issued the Securities initially in an amount
having the aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We

may issue additional
Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The
Securities do not limit our ability to incur other indebtedness or to issue other securities.

Also, we are not subject to
financial or similar restrictions by the terms of the Securities. For more information,

please refer to “Description of Debt
Securities We May Offer

— Amounts That We

May Issue” in “Description of Debt Securities We

May Offer” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities of the same series and will have the same CUSIP number and will trade interchangeably with such Securities immediately upon
settlement. Any additional issuances will increase the aggregate Stated

Principal Amount of the outstanding Securities of
the class. The price of any additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

14. ETRACS 2x Leveraged US Growth Factor TR ETN due February

9, 2051
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that
we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street
name or in the Securities issued in book-entry form through The Depository

Trust Company (“
DTC ”) or another depositary.
Owners of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance”
under “Description of Debt Securities We

May Offer” above.
Each of the seven series of Securities offered by the prospectus supplement is separate and independent of each other series
of Securities. Apart from the applicable Index, however,

all of the terms of each series of Securities are the same. Since each
series references a different

Index, all calculations and adjustments and related

events with respect to each series are
independent of calculations and adjustments and related

events for each other series of Securities, and we may exercise our
call right as well as our right to initiate a split or a reverse split independently for each series. The following discussion
therefore applies independently

to each series of Securities offered by the prospectus

supplement and, except as the context
may otherwise require, the

defined terms refer separately to each series. References

to the “Securities” should be
understood as references

to a single series of Securities and the defined terms should be understood in reference only to
that series of Securities.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time
to time, under the indenture more particularly described under “Description of Debt Securities We May Offer”

above. This
section summarizes general financial and other terms that apply to the Securities.

Terms that apply generally

to all Medium-
Term Notes, Series B are described

in “Description of Debt Securities We May

Offer” above. The terms described here
supplement those described in “Description of Debt Securities We

May Offer” above and, if the terms described here

are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 2, 2015
between us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or upon early redemption or call. Instead, at
maturity, you will receive

a cash payment per Security the amount of which will vary depending on the performance

and
path of the Index and will be reduced by the Accrued Fees as of the last Index Business Day in the Final Measurement
Period as described under “— Cash Settlement Amount at Maturity.”

If the amount as calculated is equal to or less than
zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than
zero, the Redemption Amount will be zero and you will not receive a cash payment.
Cash Settlement Amount at Maturity
The “ Maturity Date ” is February 9, 2051, which will be the third Index Business Day following the last Index Business
Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated upon Zero Value

Event, you will receive at maturity a cash
payment equal to its Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer to this cash payment as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease
of presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Final Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative
effect of the Accrued Fees, you may lose all or a substantial portion of your investment at maturity. The occurrence
of Loss Rebalancing Events will result in more frequent

than quarterly compounding.
UBS may call the Securities prior to the Maturity Date pursuant to its Call Right. If the

Securities are called by UBS, the
Call Settlement Amount may be zero and you may lose all or a substantial portion of your investment. See “Specific Terms
of the Securities — UBS’s Call Right”.
The “Stated Principal Amount” of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount. If the Securities undergo a split
or reverse split, the Stated Principal Amount will be adjusted accordingly.

The Closing Indicative Value

represents the dollar value per Security that an investor would receive on any day if it
redeemed the Security that day (without giving effect to

any Redemption Fee Amount).
The “Closing Indicative Value”

per Security, will be calculated

as follows:
(a)

On the Initial Trade Date, $25.00 per Security.
(b)

On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees
(c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor × Residual Factor) – Accrued Fees + Measurement Period

Cash Amount
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative
Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the Closing Indicative Value

for that day and all subsequent days will be fixed to be equal to the Measurement
Period Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs, the Closing Indicative Value

will be equal to zero on the day it occurs and on all future calendar days. Upon the occurrence of a Zero

Value Event,

investors will lose their entire investment. You

will not
benefit from any future exposure to

the Index after the occurrence of a Zero Value

Event.

See “— Automatic
Acceleration Upon Zero Value

Event”.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative
Value.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The “Current Principal Amount”

represents the unleveraged notional investment in the Index Constituent Securities per
Security at the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the leveraged returns would approximately equal

the Current Principal Amount at the close of trading on any Reset
Valuation

Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0
and the notional financing amount will be equal to zero for the remaining term of the Securities. If a Zero Value

Event
occurs prior to your Securities permanently resetting to 1.0 at the end of the

Second Permanent Deleveraging Valuation
Date, then your Securities will be automatically accelerated and mandatorily redeemed and you will lose your entire
investment.
The Current Principal Amount per Security,

will be calculated as follows:
(a)

From and including the Initial Trade Date to and

excluding the first Reset Valuation

Date, $25.00 per Security.
(b)

At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal

Amount of
the Securities will be reset as follows:
New
Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index
Factor) – Accrued Fees The Current Principal Amount will not change until the first Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation

Date.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset. The “
Reset Valuation

Date
”
means:
(a)

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i) the
Initial Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing Valuation

Date (iv) the First
Permanent Deleveraging Valuatio

n

Date, or (v) the Second Permanent Deleveraging Valuation

Date; and
(b)

Any calendar day following the Second Permanent Deleveraging Valuation

Date.
The valuation dates are defined below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, it will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.

The “
Quarterly Reset Valuation

Date
” is the second Wednesday

of January, April, July and October

of each calendar year
during the term of the Securities (other than an Excluded Day,

as defined below), subject to adjustment as described under
“— Market Disruption Event”.
As used above, an “ Excluded Day
” means (i) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, and any calendar day thereafter,

and (ii) any calendar day after the Second Permanent Deleveraging
Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level.
The Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value
of the unleveraged notional amount per Security that is deemed invested in the Index on any calendar day. This

does not
reflect the Redemption Amount that an investor would receive upon early redemption on such calendar day.
The “ Residual Factor ” will be calculated as follows:
(a)

1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.
(b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such four-day
Measurement Period, divided by (b) four.
For example, on the first Index Business Day in an applicable four-day

Measurement Period, the Residual Factor
will equal 3/4, on the second Index Business Day in an applicable four-day

Measurement Period, the Residual
Factor will equal 2/4, on the third Index Business Day in an applicable four-day

Measurement Period, the Residual
Factor will equal 1/4 and on the last Index Business Day in an applicable four-day

Measurement Period, the
Residual Factor will equal zero.
(c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the
Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted
to cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of
trading on the Second Permanent Deleveraging Valuation

Date, will equal 2.0. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging

Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level

Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such
day. The initial Last Reset Index

Closing Level is the Index Closing Level on the Initial Trade

Date, as reported by
Bloomberg and Reuters.
The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg and
Reuters on such day; however, if the closing

level of the Index as reported on Bloomberg (or any successor) differs from the
closing level of the Index as reported on Reuters (or any successor), the

Index Closing Level will be the closing level of the
Index as calculated by the Index Calculation Agent. The initial Index Closing Level (which is also the first Last Reset Index
Closing Level) was determined on February 4, 2021 by the Security Calculation

Agent. If the closing level of an Index, as
reported on Bloomberg and Reuters for any Index Business Day,

is manifestly incorrect, the “
Index Closing Level ” for
such Index Business Day shall be the closing level of the Index as determined by the Security Calculation

Agent. In making
such determination, the Security Calculation Agent may consider any relevant information, including, without limitation,
relevant market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.
On any calendar day that is not an Index Business Day,

the Index Closing level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
“ Measurement Period
” means the Final Measurement Period or,

if UBS exercises its Call Right, the Call Measurement
Period.

The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
(a)

On the Initial Trade Date, $25.00.
(b)

On any other calendar day prior to the first day of a Measurement Period:
(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the
Intraday Index Value)

– Accrued Fees
(c)

From and including the first day of a Measurement Period, an amount per

Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor, calculated using the Intraday

Index Value

× Residual Factor on the immediately preceding calendar
day) – Accrued Fees + Measurement Period Cash Amount, from the immediately preceding calendar day

However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative
Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the Current Indicative Value

for the remainder of that day and all subsequent days will be fixed to be equal to the
Measurement Period Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(intraday indicative value).
If a Zero Value

Event occurs, the Current Indicative Value

(intraday indicative value) will be equal to zero for the
remainder of the day it occurs and on all future calendar days.

Upon the occurrence of a Zero Value

Event, investors
will lose their entire investment. You

will not benefit from any future exposure to

the Index after the occurrence of a
Zero Value

Event.
See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Indicative

Value

(intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.

The Securities are subject to
an “ Accrued Tracking Fee ” per Security, calculated as follows:
(a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of the
immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the Daily
Tracking Fee on such calendar day.
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
(b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to:
(1) (i) 0.95% times
(ii) the Current Principal Amount on the immediately preceding calendar day
times (iii) the
Index Factor on such calendar day times (iv) the Residual Factor on the immediately preceding calendar day, divided by (2) 365.
(c)

The minimum value of the Daily Tracking

Fee on any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will
reduce any amount you are entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.

The Securities are
subject to an “ Accrued Financing Fee ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to:

(1) the Accrued Financing Fee as of the immediately preceding calendar day, plus (2) the Daily Financing Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the Daily
Financing Fee on such calendar day.
(d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Accrued Financing Fee will be equal to zero.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Daily Financing Fee is equal to:
(1) (i) the Financing Rate on such calendar day times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Residual Factor on the immediately preceding calendar day, divided by (2)
360.
(c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Daily Financing Fee will be equal to zero.
(d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of
the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to
borrow funds at a similar rate from a third party to invest in the Index. These charges accrue and compound during the
applicable period, and will reduce any amount that you will be entitled to receive at maturity or upon early redemption or
call.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616%
adjustment on the immediately preceding U.S. Government Securities Business Day.

The minimum Financing Rate at any
time will be 0.95%
For example, 5.24665% was the three-month CME Term

SOFR rate on June 29, 2023. The Financing Rate (if it were based on the SOFR-Based Benchmark Replacement) on June 30, 2023 would have therefore been equal to: 0.95% + 5.24665% +
0.2616%, or 6.45825%.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
(a)

$0.00 on any calendar day,

to but excluding the first day of a Measurement Period.
(b)

On the first day of a one-day Measurement Period:
At the close of trading on such Index Business Day,

(Current Principal Amount on the immediately preceding
calendar day × Index Factor, on such Index

Business Day).
(c)

From and including the first day of a four-day Measurement

Period:
(i)

At the close of trading on each Index Business Day during the Measurement

Period, the Measurement
Period Cash Amount on the immediately preceding calendar day + (Current

Principal Amount on the
calendar day immediately preceding the first day of such Measurement

Period × 0.25 × Index Factor, on
such Index Business Day); and
(ii)

On any calendar day during the Measurement Period that is not an Index Business Day,

the Measurement
Period Cash Amount on the immediately preceding Index Business Day.
(d)

On any calendar day after the last Index Business Day of a Measurement Period,

the Measurement Period Cash
Amount on the last Index Business Day of such Measurement Period.
Notwithstanding the foregoing, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value

is
less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, then the Measurement

Period Cash Amount for that day and all subsequent days will be fixed to be equal to the
Measurement Period Cash amount from the immediately preceding calendar day.

The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to
cash on any given day of an applicable Measurement Period and is no longer tracking the

Index.
At the close of trading of each Index Business Day during a four-day Measurement

Period, approximately 25% of the
Current Principal Amount on the calendar day immediately preceding the first
day of the Measurement Period, will be deemed converted to cash and an applicable portion of the notional financing
amount will separately be deemed converted to cash as well. After the close of trading on the final Index Business Day of a
four-day Measurement Period, the Measurement Period Cash Amount

will represent the averaged value of the Current
Principal Amount that was deemed converted to cash across the four-days of such Measurement Period. In case of a one-day
Measurement Period, approximately 100% of the Current Principal

Amount will be deemed converted to cash and an
applicable amount of financing will separately be deemed converted to cash,

at the close of trading of the first day of such
Measurement Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $500,000,000, the Calculation Date, subject to adjustments as described
under “— Market Disruption Event”;
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $500,000,000, the four Index

Business Days from and
including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities outstanding as
reported on Bloomberg.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which for each series
of Securities is the entity set forth below:
Title of Securities Index Calculation Agent
ETRACS 2x Leveraged US Dividend Factor TR ETN
S&P Dow Jones Indices

ETRACS 2x Leveraged US Growth Factor TR ETN
FTSE Russell

ETRACS 2x Leveraged US Size Factor TR ETN
FTSE Russell

ETRACS 2x Leveraged US Value

Factor TR ETN
FTSE Russell

ETRACS 2x Leveraged MSCI US Minimum Volatility
Factor TR ETN
MSCI, Inc.

ETRACS 2x Leveraged MSCI US Momentum Factor
TR ETN
MSCI, Inc.
ETRACS 2x Leveraged MSCI US Quality Factor TR
ETN
MSCI, Inc.
The “ Calculation Date
” means February 1, 2051, unless such day is not an Index Business Day,

in which case the
Calculation Date will be the next Index Business Day,

subject to adjustment.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled
to be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the
Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be
closed for the entire day for purposes of trading in U.S. government securities.
Underlying Index
The return of each series of Securities is based upon the performance of the applicable

Index set forth on the cover page of
the prospectus supplement. Each Index is designed to track the performance of a sector of the U.S. equity market and to
reflect an investing style. We

refer to the securities included in each Index as the “Index Constituent Securities” for such
Index.

Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as
described under “— Market Disruption Event”, you may submit a request to have us redeem your Securities on any Index
Business Day no later than 12:00 noon and a confirmation of redemption by no later than 5:00 p.m. on the same Index
Business Day. You

must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time
to time to waive this minimum redemption amount in our sole discretion on a case-by-case basis. You

should not assume
you will be entitled to the benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation
Date
” will be the first Index Business Day following the date that the applicable redemption notice and redemption
confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-
by-case basis, the Redemption Valuation

Date to the date on which we receive the notice of redemption rather than the
following Index Business Day.

You

should not assume you will be entitled to any such acceleration. To satisfy the
minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with
those of other investors to reach this minimum amount of 50,000 Securities; however,

there can be no assurance that they
can or will do so.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the
fourth Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth
Index Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if we have issued a call
notice, the last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event
occurred.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect
to any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “—
Market Disruption Event”.
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described
under “— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant
Redemption Date equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee
Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and
you should not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Index Business Day following the applicable Redemption
Valuation

Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or
that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption Amount =
Closing Indicative
Value
– Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee

Amount, if applicable, or if the
compounded leveraged quarterly return of the Index (or the

unleveraged return of the Index, following a Permanent
Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon early redemption.
Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
The Securities may be called by UBS prior to the Maturity Date pursuant to its Call Right and, upon the occurrence of a
Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms
of the Securities

— UBS’s Call Right” and “Specific Terms

of the Securities — Automatic Acceleration Upon Zero Value
Event”.

Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00
noon on the Index Business Day

on which you elect to exercise

your redemption right. If we

receive your
Redemption Notice by the time specified

in the preceding sentence, we

will respond by sending you a

form of
confirmation of redemption which

is attached;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via
email in the specified form

by 5:00 p.m. on the same day. We or our affiliate must acknowledge receipt in order for
your Redemption Confirmation to

be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon on the
applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the
relevant deadline. If your broker delivers your Redemption Notice after

12:00 noon, or your Redemption Confirmation after
5:00 p.m., on the Index Business Day prior to the applicable Redemption

Valuation

Date, your Redemption Notice will not
be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need
to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In
addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its
sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem
their Securities will be irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer, UBS will
be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures,
before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request.
This on-boarding process may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain
circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our
sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which we receive the Redemption Notice
rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation

Date.
UBS’s Call Right
UBS may at its option redeem all, but not less than all, of the issued and outstanding

Securities of any series. To

exercise its
Call Right, UBS must provide notice to the holders of such Securities (which may be provided via press release) not less
than 18 calendar days prior to the Call Settlement Date specified by

UBS in such notice. If we call the Securities, you will
receive a cash payment equal to the Closing Indicative Value on the last Index Business Day in the Call Measurement
Period. We refer

to this cash payment as the “
Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day
in the Call Measurement Period.
The holders will receive payment for their Securities on the third Index

Business Day following the last Index Business Day
in the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event”.
The “Call Measurement Period”

means:
(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is less than $500,000,000,

the Call Valuation
Date, subject to adjustments as described under “— Market Disruption

Event”; and
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is equal to or greater than $500,000,000, the four
Index Business Days from and

including the Call Valuation

Date, subject to adjustment as described under “—
Market Disruption Event.”

For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders
(which may be provided via press release) of its exercise of its Call Right will equal:
(i) The Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities outstanding as
reported on Bloomberg.
The “
Call Valuation

Date
” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our Call Right.
In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease
of presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index Business
Day in Call Measurement Period
You

may lose all or a substantial portion of your investment if we exercise our Call Right. The combined negative
effect of the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the
Index (or the unleveraged return of the Index, following a

Permanent Deleveraging Event) is insufficient to offset the
negative effect of the Accrued Fees, or if the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is negative, you may lose all or a
substantial portion of your investment upon a call. Loss Rebalancing Events will cause compounding to occur more
frequently than quarterly.
In addition, upon the occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms

of the Securities — Automatic Acceleration Upon Zero Value

Event” below.
Automatic Acceleration Upon Zero Value

Event
For each series of Securities, a Zero Value

Event represents the first instance when the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

is less than or equal to zero (other than on an Excluded Day,

as defined
below). It will have the effect of permanently resetting

the value of your Securities to zero and accelerating the Securities.
You

will not benefit from any future exposure to the applicable Index after the occurrence of a Zero Value

Event.
A Zero Value

Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index
Business Day which would not otherwise have been a Loss Rebalancing Valuation

Date, the second Index Business Day
following such event), as described under “Permanent Deleveraging

Valuation

Dates” above.
A “
Zero Value

Event
” occurs if the Current Indicative Value

(intraday indicative value) or the Closing Indicative Value

on
any Index Business Day (other than an Excluded Day,

as defined below) is less than or equal to zero. From immediately after the Zero Value

Event and on all future calendar days, the Current Indicative Value

(intraday indicative value) and the
Closing Indicative Value

will be set equal to zero.
As used above, an “ Excluded Day
” means (i) any calendar day after the Second Permanent Deleveraging Valuation

Date
(ii) any calendar day on or after which a Zero Value

Event has already occurred, and (iii) any calendar day after the last day of an applicable Measurement Period.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event;

provided that the
failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended
from trading intraday shortly after the event occurs and will likely not be open for trading again on NYSE Arca.
You

will lose your entire investment upon the occurrence of

a Zero Value

Event.
In addition, we may call the Securities prior to the Maturity Date pursuant to our Call Right.

See “Specific Terms of
the Securities — UBS’s Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “Loss Rebalancing Event” occurs if, at any time, the Intraday Index

Value

on such Index Business Day (other than an
Excluded Day, as used

below) decreases by 20% or more from the previous Last Reset Index Closing Level.

Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly
and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s).
Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing
Event your Securities will have less exposure to a potential positive gain in value relative to the exposure before the
occurrence of such Loss Rebalancing Event.
As used above, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset
Valuation

Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day,

(ii) any Quarterly Reset Valuation

Date,
(iii) any Loss Rebalancing Valuation

Date, (iv) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, if a Loss Rebalancing Event occurs after 3:15 p.m.

on such day (v) any calendar day from and
including the first day of an applicable Measurement Period, (vi) the

First or Second Permanent Deleveraging Valuation
Dates, (vii) any calendar day after the Second Permanent Deleveraging Valuation

Date, and (ix) any calendar day on or after
which a Zero Value

Event has occurred.
“
Loss Rebalancing Valuation

Date
” means:
(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”; and
(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day
following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market
Disruption Event.”
Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0 over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent

Deleveraging Valuation
Date is reset to 1.0. This means that after a Permanent Deleveraging Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities than it would have had before the occurrence of the Permanent Deleveraging Event. If such an event were to occur,

it most likely would occur only following a Loss
Rebalancing Event and prior to the completion of the associated leverage reset to 2.0, which would generally occur at the
end of the Index Business Day following the Index Business Day on which the

Loss Rebalancing Event occurred or, if the
Loss Rebalancing Event occurs 3:15 p.m. on an Index Business Day,

at the end of the second Index Business Day following
the Index Business Day on which the Loss Rebalancing Event occurred.
A “ Permanent Deleveraging Event
” occurs if, at any time on an Index Business Day (other than an Excluded

Day, as
defined below), the Intraday Index Value

decreases by 40% or more from the Last Reset Index Closing Level. If a
Permanent Deleveraging Event occurs, the Current Principal Amount of the Securities will be reset over two Index Business
Days.
As used above, an “ Excluded Day
” means (i) the First or Second Permanent Deleveraging Valuation

Dates, (ii) any
calendar day after the Second Permanent Deleveraging Valuation

Date, (iii) any day on or after which a Zero Value

Event
occurs, (iv) the day which is two Index Business Days prior to the first day of a Measurement Period, if a Permanent
Deleveraging Event occurs after 3:15 p.m. on such day,

and (v) any calendar day from and including the Index Business
Day immediately preceding the first day of a Measurement Period.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
(a)

The “
First Permanent Deleveraging Valuation

Date
” means:
(i)

any Index Business Day,

which otherwise would have been a Loss Rebalancing Valuation

Date, but on
which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “—
Market Disruption Event”; or
(ii)

if a Permanent Deleveraging Event occurs after 3:15 p.m. on any Index

Business Day which would not
otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business Day following the
occurrence of such Permanent Deleveraging Event, subject to

adjustment as described under “— Market
Disruption Event.”
The leverage of your Securities will be reset to approximately 2.0 at the close of trading on the First Permanent
Deleveraging Valuation

Date.
(b)

The “
Second Permanent Deleveraging Valuation

Date
” means the Index Business Day immediately following
the First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “— Market Disruption
Event.”

The leverage of your Securities will be reset to 1.0 at the close of trading on the Second Permanent Deleveraging
Valuation

Date.
Split or Reverse Split of the Securities
We may,

at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or
reverse split, as applicable, we will issue a press release announcing the split or reverse split and its effective date. The date
of such press release shall be deemed to be the “ announcement date ” of the split or the reverse split, the record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next
Business Day after the record date.
If the Securities undergo a split or reverse split, we will adjust the Current

Principal Amount, Closing Indicative Value,
Current Indicative Value,

Accrued Fees, Measurement Period Cash Amount and other relevant terms of the Securities accordingly. For

example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository
Trust Company (“ DTC
”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made
as described below.

The Current Principal Amount on such record date will be
divided by four to reflect the 4:1 split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The split or reverse split will become effective
at the opening of trading of the Securities on the Index Business Day immediately following the record date. The split will
not occur if we exercise our Call Right before it becomes effective.
In the case of a reverse split, the Current Principal Amount and other relevant terms of the Securities will be adjusted
accordingly and we will determine in our sole discretion the manner in which we will address odd numbers of Securities
(commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds
four Securities via DTC on the relevant record date will, after the reverse split, hold only one Security and the Current
Principal Amount of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The reverse split will become effective at the
opening of trading of the Securities on the Index Business Day immediately following the record date. The reverse split will
not occur if we exercise our Call Right before it becomes effective.
Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in
the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum
number of Securities they hold that is evenly divisible by the reverse split divisor.

We will determine

in our sole discretion
the manner in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split,
though our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following
the announcement date in an amount equal to the appropriate percentage of the Closing Indicative Value

of the reverse split-
adjusted Securities on the 15th Business Day following the announcement date.

For example, in the case of a 1:4 reverse
split, a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the
immediately following Business Day,

and a cash payment on the 17th Business Day following the announcement date that
is equal to 3/4 of the Current Principal Amount of the reverse split-adjusted

Securities on the 15th Business Day following
the announcement date.
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible
for all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or
upon early redemption or call, or at other times, the Current Principal
Amount, Current Indicative Value

(which we also refer to as the intraday indicative value), Closing Indicative Value,
Market Disruption Events, Business Days, Index Business Days, the Leverage

Factor, the Index Factor,

the Index
Performance Ratio, the Residual Factor, the

Index Closing Level, the Financing Rate, the Accrued Fees (including determining any successor to the LIBOR base rate), the Redemption Fee Amount,

the Cash Settlement Amount, if any,

that
we will pay you at maturity,

the Redemption Amount, if any,

that we will pay you upon redemption, the Call Settlement
Amount, that we will pay you if we call the Securities, whether a Loss Rebalancing

Event has occurred, whether a
Permanent Deleveraging Event has occurred and whether any day is an Index Business

Day and all such other matters as
may be specified elsewhere herein as matters to be determined by the Security Calculation

Agent. If any Intraday Index
Value

as published by Bloomberg on any Index Business Day is manifestly incorrect,

the Security Calculation Agent may
base its determination of whether a Loss Rebalancing Event, Permanent Deleveraging

Event or Zero Value

Event shall have
occurred on such Index Business Day on its own determination of such Intraday Index

Value.

In making such
determination, the Security Calculation Agent may consider any relevant information,

including, without limitation, relevant
market data in the relevant market supplied by one or more third parties or from internal sources or affiliates. The Security
Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has
been a material change in the Index. The Security Calculation Agent will make all such determinations and calculations in
its sole discretion, and absent manifest error,

all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Securities,

without liability on the part of the
Security Calculation Agent. You

will not be entitled to any compensation from us for any loss suffered as a result of any
determinations or calculations made by the Security Calculation Agent. We may appoint a different Security Calculation
Agent from time to time after the date of the prospectus supplement without your consent and without notifying you.

The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or upon early redemption or call, on or prior to

12:00 noon on
the Index Business Day immediately preceding the Maturity Date, any Redemption

Date or any Call Settlement Date.
All dollar amounts related to determination of the Accrued Fees, the Current Principal

Amount, and any Redemption
Amount, Redemption Fee Amount, Call Settlement Amount or Cash Settlement

Amount per Security will be rounded to the
nearest ten-thousandth, with five one hundred-thousandths rounded upward

(
e.g. , .76545 would be rounded up to .7655);
and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one-half cent rounded
upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of
its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not
continuing with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed
accordingly, and the

remaining Index Business Days in the Measurement Period will resume again following the suspension
of the Market Disruption Event. For example, if the four-day

Measurement Period for purposes of calculating the Call
Settlement Amount, is scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption Event with respect
to the Index on June 2, but no other Market Disruption Event during such

Call Measurement Period, then June 3 will
become the first Index Business Day of the Measurement Period, June 4th the second Index Business Day, June

5th the third
Index Business Day and the next Index Business Day after June 5th would be the final day of the Measurement Period. The
same approach would be applied if there is a Market Disruption Event during a four-day Final Measurement Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption
Valuation

Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation
Date (in the event that the Final Measurement Period is the Calculation Date) or

any Reset Valuation

Date, the Index
Closing Level for such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be
determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a
Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption
Valuation

Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on June 2 and there
is a Market Disruption Event with respect to the Index on June 2, then the Index Closing

Level on June 3 will be used to
calculate the Redemption Amount, assuming that no such Market Disruption

Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption

Valuation

Date, Call Valuation

Date (in the
event that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final
Measurement Period is the Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days
following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption
Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred
or is continuing with respect to the Index on the fifth Index Business Day following the date originally scheduled to be such
Index Business Day of the Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date
or any Reset Valuation

Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level
based on its good faith estimate of the Index Closing Level that would have prevailed on such fifth Index Business Day but
for such Market Disruption Event.
Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether
by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled
“Use of Proceeds and Hedging.”
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change
in the regular business hours of the relevant market; and
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of
the principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term
Notes, Series B, as constituting the outstanding principal amount of the

Securities. Although the terms of the Securities may
differ from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all
Medium-Term Notes, Series

B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term

Notes, Series B, including the Securities. This action may involve changing some of the
terms that apply to the Medium-Term

Notes, Series B, accelerating the maturity of the Medium-Term

Notes, Series B after a
default or waiving some of our obligations under the indenture. We discuss these matters in “Description of Debt Securities
We May Offer”

above under “Description of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default”
and “Description of Debt Securities We

May Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security
Calculation Agent in its sole discretion, for the aggregate Stated Principal

Amount of the Securities, equal to the cost of
having a qualified financial institution, of the kind and selected as described below, expressly assume all our

payment and
other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to
undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That
cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing
any documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount
referred to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and
as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not
obtaining the quotation may object, on reasonable and significant grounds,

to the assumption or undertaking by the qualified
financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days
after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default
amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Index Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

Index Business Days after the due

date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the
first Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to
as described above within five Index Business Days after that first Index

Business Day, however,

the default quotation
period will continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Index Business Day objection period have not ended
before the Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United

States of America, Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or
any successor, or any other comparable

rating then used by that rating

agency, or

➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that
rating agency.
Discontinuance of or Adjustments to the Index or Termination

of Our License Agreements with the Index Sponsors;
Alteration of Method of Calculation
If (i) an Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication
of, or otherwise fails to publish, the Index, (ii) our license agreement with the

Index Sponsor terminates or (iii) the Index
Sponsor or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to
the Security Calculation Agent, and, in each case, any other person or entity publishes an index licensed to UBS that the
Security Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or
their unit weighting are available to the Security Calculation Agent (such index being referred to herein as a “
successor
index
”), and the Security Calculation Agent approves such index as a successor index,

then on and after the date determined
by the Security Calculation Agent, the Security Calculation Agent will determine the Index Closing Level on the applicable
dates of determination and the amount payable at maturity or upon early redemption or call and all other related payments
terms by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause
written notice of the successor index and the date on and after which the Index

Closing Level will be determined by
reference thereto be furnished to the trustee, to us and to the holders of the Securities.
If an Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or
their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or
unavailability is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date or on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index
Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such
time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is
discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during a
Measurement Period, or on the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on
which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing
Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation or
unavailability, as adjusted

for certain corporate actions. In such event, the Security Calculation Agent will cause notice
thereof to be furnished to the trustee, to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the
Index will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such
adjustments, if any,

to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute
Index, then the Security Calculation Agent will determine all amounts hereunder,

Current Principal Amount, Current
Indicative Value

(intraday indicative value), Closing Indicative Value,

Index Factor, Index Performance Ratio, Residual
Factor, Accrued Fees, Index Closing Levels on

the applicable dates of determination, all other related payment terms and the amount payable at maturity or upon early redemption or call by reference to such Substitute Index. If the Security
Calculation Agent so elects to replace the original Index with a Substitute Index,

the Security Calculation Agent will cause
written notice thereof to be furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as
defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the
Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on
the Index Constituent Securities included in the Index (including but not limited to exchange-imposed position
limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly
situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material
adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities, or (iv)
materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as
determined by the Security Calculation Agent;

(b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other
official pronouncement interpreting or applying those

laws, regulations or rules that is announced on or after
February 4, 2021 that (i) makes it illegal for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially
increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in
performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on the
ability of us, our affiliates, third parties with whom we

transact or a similarly situated third party to perform our or their obligations in connection with the Securities, or (iv) materially affects our ability to issue or transact in
exchange traded notes similar to the Securities, each as determined by the

Security Calculation Agent;
(c)

any event that occurs on or after February 4, 2021 that makes it a violation of any law,

regulation or rule of the
United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located, or of any official administrative decision,

judicial decision, administrative action, regulatory
interpretation or other official pronouncement interpreting

or applying those laws, regulations or rules, (i) for UBS
AG or its affiliates to hold, acquire or dispose of the Index Constituent

Securities or options, futures, swaps or
other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-
imposed position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third
parties to perform our or their obligations in connection with the Securities,

or (iii) for us to issue or transact in
exchange traded notes similar to the Securities, each as determined by the

Security Calculation Agent;
(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a
materially increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk
of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if
any, announces that pursuant

to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not
immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as
such exchange or market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed
in a material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index
Closing Level of the Index or such successor or Substitute Index does not,

in the opinion of the Security Calculation Agent,
fairly represent the Index Closing Level of the Index or such successor or Substitute

Index had such changes or
modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the
good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an
index comparable to the Index or such successor index, as the case may be,

as if such changes or modifications had not been
made, and the Security Calculation Agent will calculate the Index Closing

Level for the Index or such successor or
Substitute Index with reference to the Index or such successor or

Substitute Index, as adjusted. The Security Calculation
Agent will accordingly calculate the Index Closing Level, the Index Performance

Ratio, the Last Reset Index Closing Level,
the Accrued Fees, and any Redemption Amount, Redemption Fee Amount,

Cash Settlement Amount or Call Settlement
Amount, and all related payment terms based directly or indirectly on the Index

Closing Level calculated by the Security
Calculation Agent. Accordingly,

if the method of calculating the Index or a successor or Substitute Index is modified so that
the level of the Index or such successor or Substitute Index is a fraction or multiple of what it would have been if there had
been no such modification ( e.g. , due to a rebasing of the Index), which, in turn, causes the Index Closing Level of the Index or such successor or Substitute Index to be a fraction of what it would have been if there had been no such modification,
then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing
Level for the Index or such successor or Substitute Index as if it had not been modified

(
e.g. , as if such rebasing had not
occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index,
UBS may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make
such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or
characteristics of the relevant successor index or Substitute Index,

as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— Risks Relating to Creditworthiness, Conflicts of Interest, Hedging

Activities
and Regulation of UBS — There are potential conflicts of interest between you and the Security Calculation Agent” in the
prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security
Calculation Agent.

Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts
designated by you and approved by us, or at the corporate trust office of the trustee in New York

City, but only when the
Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue any series of Securities. We issued the Securities initially in an amount
having the aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We

may issue additional
Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The
Securities do not limit our ability to incur other indebtedness or to issue other securities.

Also, we are not subject to
financial or similar restrictions by the terms of the Securities. For more information,

please refer to “Description of Debt
Securities We May Offer

— Amounts That We

May Issue” in “Description of Debt Securities We

May Offer” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities of the same series and will have the same CUSIP number and will trade interchangeably with such Securities immediately upon
settlement. Any additional issuances will increase the aggregate Stated

Principal Amount of the outstanding Securities of
the class. The price of any additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

15. ETRACS 2x Leveraged US Size Factor TR ETN due February 9,

2051
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that
we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street
name or in the Securities issued in book-entry form through The Depository

Trust Company (“
DTC ”) or another depositary.
Owners of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance”
under “Description of Debt Securities We

May Offer” above.
Each of the seven series of Securities offered by the prospectus supplement is separate and independent of each other series
of Securities. Apart from the applicable Index, however,

all of the terms of each series of Securities are the same. Since each
series references a different

Index, all calculations and adjustments and related

events with respect to each series are
independent of calculations and adjustments and related

events for each other series of Securities, and we may exercise our
call right as well as our right to initiate a split or a reverse split independently for each series. The following discussion
therefore applies independently

to each series of Securities offered by the prospectus

supplement and, except as the context
may otherwise require, the

defined terms refer separately to each series. References

to the “Securities” should be
understood as references

to a single series of Securities and the defined terms should be understood in reference only to
that series of Securities.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time
to time, under the indenture more particularly described under “Description of Debt Securities We May Offer”

above. This
section summarizes general financial and other terms that apply to the Securities.

Terms that apply generally

to all Medium-
Term Notes, Series B are described

in “Description of Debt Securities We May

Offer” above. The terms described here
supplement those described in “Description of Debt Securities We

May Offer” above and, if the terms described here

are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 2, 2015
between us and U.S. Bank Trust National Association, as trustee.
Please note that the information about the offering prices and the net proceeds to UBS on the front cover of the prospectus
supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market
transaction after the initial sale, information about the price and date of sale to you will be provided in a separate
confirmation of sale.
We describe the

terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or upon early redemption or call. Instead, at
maturity, you will receive

a cash payment per Security the amount of which will vary depending on the performance

and
path of the Index and will be reduced by the Accrued Fees as of the last Index Business Day in the Final Measurement
Period as described under “— Cash Settlement Amount at Maturity.”

If the amount as calculated is equal to or less than
zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than
zero, the Redemption Amount will be zero and you will not receive a cash payment.
Cash Settlement Amount at Maturity
The “ Maturity Date ” is February 9, 2051, which will be the third Index Business Day following the last Index Business
Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated upon Zero Value

Event, you will receive at maturity a cash
payment equal to its Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer to this cash payment as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease
of presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last
Index Business Day in Final
Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative
effect of the Accrued Fees, you may lose all or a substantial portion of your investment at maturity. The occurrence
of Loss Rebalancing Events will result in more frequent

than quarterly compounding.

UBS may call the Securities prior to the Maturity Date pursuant to its Call Right. If the

Securities are called by UBS,
the Call Settlement Amount may be zero and you may

lose all or a substantial portion of your investment.

See
“Specific Terms of

the Securities — UBS’s Call Right”.
The “ Stated Principal Amount
” of each Security is $25.00. The Securities may be issued and sold over time at then-
current market prices which may be significantly higher or lower than the Stated

Principal Amount. If the Securities
undergo a split or reverse split, the Stated Principal

Amount will be adjusted accordingly.
The Closing Indicative Value

represents the dollar value per Security that an investor would receive on any day if it
redeemed the Security that day (without giving effect to

any Redemption Fee Amount).
The “ Closing Indicative Value
” per Security, will be

calculated as follows:
(a)

On the Initial Trade Date, $25.00 per Security.
(b)

On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per
Security equal to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees
(c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement
Period × Index Factor × Residual Factor) – Accrued Fees + Measurement Period

Cash Amount
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day,

the Closing Indicative Value

for that day and all subsequent days will be fixed to
be equal to the Measurement Period Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs, the Closing Indicative Value

will be equal to zero on the day it occurs and on all future calendar days. Upon the occurrence of a Zero

Value Event,

investors will lose their entire investment. You

will not
benefit from any future exposure to

the Index after the occurrence of a Zero Value

Event.

See “— Automatic
Acceleration Upon Zero Value

Event”.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative
Value.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The “ Current Principal Amount
” represents the unleveraged notional investment in the Index Constituent

Securities per
Security at the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the leveraged returns would approximately equal the Current

Principal Amount at the close of trading on any Reset
Valuation

Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0
and the notional financing amount will be equal to zero for the remaining term of the Securities. If a Zero Value

Event
occurs prior to your Securities permanently resetting to 1.0 at the end of the

Second Permanent Deleveraging Valuation
Date, then your Securities will be automatically accelerated and mandatorily redeemed and you will lose your entire
investment.
The Current Principal Amount per Security,

will be calculated as follows:
(a)

From and including the Initial Trade Date to and

excluding the first Reset Valuation

Date, $25.00 per
Security.
(b)

At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal
Amount of the Securities will be reset as follows:
New

Current Principal Amount = (Current Principal Amount on immediately preceding calendar day ×
Index Factor) – Accrued Fees
The Current Principal Amount will not change until the first Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation

Date.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset. The “
Reset Valuation

Date
”
means:

(a)

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either:
(i) the Initial Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing Valuation

Date
(iv) the First Permanent Deleveraging Valuation

Date, or (v) the Second Permanent Deleveraging
Valuation

Date; and
(b)

Any calendar day following the Second Permanent Deleveraging Valuation

Date.
The valuation dates are defined below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, it will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.
The “
Quarterly Reset Valuation

Date
” is the second Wednesday

of January, April, July and October

of each calendar year
during the term of the Securities (other than an Excluded Day,

as defined below), subject to adjustment as described under
“— Market Disruption Event”.
As used above, an “ Excluded Day
” means (i) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, and any calendar day thereafter,

and (ii) any calendar day after the Second Permanent Deleveraging
Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level.
The Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value
of the unleveraged notional amount per Security that is deemed invested in the Index on any calendar day. This

does not
reflect the Redemption Amount that an investor would receive upon early redemption on such calendar day.
The “ Residual Factor ” will be calculated as follows:
(a)

1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.
(b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index
Business Days from, but excluding, the date of determination to, and including,

the last Index Business
Day in such four-day Measurement Period, divided by (b) four.
For example, on the first Index Business Day in an applicable four

-day Measurement Period, the Residual
Factor will equal 3/4, on the second Index Business Day in an applicable four-day

Measurement Period,
the Residual Factor will equal 2/4, on the third Index Business Day in an applicable four-day
Measurement Period, the Residual Factor will equal 1/4 and on the last Index Business Day in an
applicable four-day Measurement Period, the Residual

Factor will equal zero.
(c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement
Period, the Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted
to cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of
trading on the Second Permanent Deleveraging Valuation

Date, will equal 2.0. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging

Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level
Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such
day. The initial Last Reset Index

Closing Level is the Index Closing Level on the Initial Trade

Date, as reported by
Bloomberg and Reuters.

The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg and
Reuters on such day; however, if the closing

level of the Index as reported on Bloomberg (or any successor) differs from the
closing level of the Index as reported on Reuters (or any successor), the

Index Closing Level will be the closing level of the
Index as calculated by the Index Calculation Agent. The initial Index Closing Level (which is also the first Last Reset Index
Closing Level) was determined on February 4, 2021 by the Security Calculation

Agent. If the closing level of an Index, as
reported on Bloomberg and Reuters for any Index Business Day,

is manifestly incorrect, the “
Index Closing Level ” for
such Index Business Day shall be the closing level of the Index as determined by the Security

Calculation Agent. In making
such determination, the Security Calculation Agent may consider any relevant information, including, without limitation,
relevant market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.
On any calendar day that is not an Index Business Day,

the Index Closing level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
“ Measurement Period
” means the Final Measurement Period or,

if UBS exercises its Call Right, the Call Measurement
Period.
The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
(a)

On the Initial Trade Date, $25.00.
(b)

On any other calendar day prior to the first day of a Measurement Period:
(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using
the Intraday Index Value)

– Accrued Fees
(c)

From and including the first day of a Measurement Period, an amount per

Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement
Period × Index Factor, calculated using the Intraday

Index Value

× Residual Factor on the immediately
preceding calendar day) – Accrued Fees + Measurement Period Cash Amount,

from the immediately
preceding calendar day
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value

is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day,

the Current Indicative Value

for the remainder of that day and all subsequent days
will be fixed to be equal to the Measurement Period Cash Amount from the immediately preceding
calendar day.
(d)

The minimum value of the Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(intraday indicative value).
If a Zero Value

Event occurs, the Current Indicative Value

(intraday indicative value) will be equal to zero for the
remainder of the day it occurs and on all future calendar days.

Upon the occurrence of a Zero Value

Event, investors
will lose their entire investment. You

will not benefit from any future exposure to

the Index after the occurrence of a
Zero Value

Event.

See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Indicative

Value

(intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.

The Securities are subject to
an “ Accrued Tracking Fee ” per Security, calculated as follows:
(a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of
the immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the
Daily Tracking Fee on such calendar day.
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
(b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to:

(1) (i) 0.95% times
(ii) the Current Principal Amount on the immediately preceding calendar day
times
(iii) the Index Factor on such calendar day times (iv) the Residual Factor on the immediately preceding calendar day, divided by (2) 365.
(c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will
reduce any amount you are entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.

The Securities are
subject to an “ Accrued Financing Fee ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to:
(1) the Accrued Financing Fee as of the immediately preceding calendar day, plus (2) the Daily Financing
Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the
Daily Financing Fee on such calendar day.
(d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Accrued Financing Fee will be equal to zero.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Daily Financing Fee is equal to:
(1) (i) the Financing Rate on such calendar day times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Residual Factor on the immediately preceding calendar day, divided by (2) 360.
(c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Daily Financing Fee will be equal to zero.
(d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of
the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to
borrow funds at a similar rate from a third party to invest in the Index. These charges accrue and compound during the
applicable period, and will reduce any amount that you will be entitled to receive at maturity or upon early redemption or
call.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616%
adjustment on the immediately preceding U.S. Government Securities Business Day.

The minimum Financing Rate at any
time will be 0.95%
For example, 5.24665% was the three-month CME Term

SOFR rate on June 29, 2023. The Financing Rate (if it were based on the SOFR-Based Benchmark Replacement) on June 30, 2023 would have therefore been equal to: 0.95% + 5.24665% +
0.2616%, or 6.45825%.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
(a)

$0.00 on any calendar day,

to but excluding the first day of a Measurement Period.
(b)

On the first day of a one-day Measurement Period:
At the close of trading on such Index Business Day,

(Current Principal Amount on the immediately
preceding calendar day × Index Factor,

on such Index Business Day).
(c)

From and including the first day of a four-day Measurement

Period:

(i)

At the close of trading on each Index Business Day during the Measurement

Period, the
Measurement Period Cash Amount on the immediately preceding calendar day + (Current
Principal Amount on the calendar day immediately preceding the first day of such Measurement
Period × 0.25 × Index Factor, on such Index Business Day);

and
(ii)

On any calendar day during the Measurement Period that is not an Index Business Day,

the
Measurement Period Cash Amount on the immediately preceding Index

Business Day.
(d)

On any calendar day after the last Index Business Day of a Measurement Period,

the Measurement Period
Cash Amount on the last Index Business Day of such Measurement Period.
Notwithstanding the foregoing, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value

is
less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, then the Measurement

Period Cash Amount for that day and all subsequent days will be fixed to be equal to the
Measurement Period Cash amount from the immediately preceding calendar day.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to
cash on any given day of an applicable Measurement Period and is no longer tracking the

Index.
At the close of trading of each Index Business Day during a four-day Measurement

Period, approximately 25% of the
Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period, will be
deemed converted to cash and an applicable portion of the notional financing amount will separately be deemed converted
to cash as well. After the close of trading on the final Index Business Day of a four

-day Measurement Period, the
Measurement Period Cash Amount will represent the averaged

value of the Current Principal Amount that was deemed
converted to cash across the four-days of such Measurement Period.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount will be deemed converted to cash and an applicable amount of
financing will separately be deemed converted to cash, at the close of trading of the first day of such Measurement Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $500,000,000, the

Calculation Date, subject to
adjustments as described under “— Market Disruption

Event”;
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $500,000,000,

the four Index
Business Days from and including the Calculation Date, subject to adjustments as described under “—
Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities
outstanding as reported on Bloomberg.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which for each series
of Securities is the entity set forth below:
Title of Securities Index Calculation Agent
ETRACS 2x Leveraged US Dividend Factor TR ETN S&P Dow Jones Indices
ETRACS 2x Leveraged US Growth Factor TR ETN FTSE Russell
ETRACS 2x Leveraged US Size Factor TR ETN FTSE Russell
ETRACS 2x Leveraged US Value

Factor TR ETN
FTSE Russell
ETRACS 2x Leveraged MSCI US Minimum Volatility

Factor TR ETN
MSCI, Inc.
ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN MSCI, Inc.
ETRACS 2x Leveraged MSCI US Quality Factor TR ETN MSCI, Inc.
The “ Calculation Date
” means February 1, 2051, unless such day is not an Index Business Day,

in which case the
Calculation Date will be the next Index Business Day,

subject to adjustment.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled
to be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.

“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the
Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be
closed for the entire day for purposes of trading in U.S. government securities.
Underlying Index
The return of each series of Securities is based upon the performance of the applicable

Index set forth on the cover page of
the prospectus supplement. Each Index is designed to track the performance of a sector of the U.S. equity market and to
reflect an investing style. We

refer to the securities included in each Index as the “Index Constituent Securities” for such
Index.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as
described under “— Market Disruption Event”, you may submit a request to have us redeem your Securities on any Index
Business Day no later than 12:00 noon and a confirmation of redemption by no later than 5:00 p.m. on the same Index
Business Day. You

must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time
to time to waive this minimum redemption amount in our sole discretion on a case-by-case basis. You

should not assume
you will be entitled to the benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation
Date
” will be the first Index Business Day following the date that the applicable redemption notice and redemption
confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-
by-case basis, the Redemption Valuation

Date to the date on which we receive the notice of redemption rather than the
following Index Business Day.

You

should not assume you will be entitled to any such acceleration. To satisfy the
minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with
those of other investors to reach this minimum amount of 50,000 Securities; however,

there can be no assurance that they
can or will do so.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the
fourth Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth
Index Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if we have issued a call
notice, the last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event
occurred.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect
to any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “—
Market Disruption Event”.
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described
under “— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant
Redemption Date equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee
Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and
you should not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Index Business Day following the applicable Redemption
Valuation

Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or
that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption Amount

=

Closing Indicative Value

–

Redemption Fee Amount

You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee

Amount, if applicable, or if the
compounded leveraged quarterly return of the Index (or

the unleveraged return of the Index, following a Permanent
Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon early redemption.
Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
The Securities may be called by UBS prior to the Maturity Date pursuant to its Call Right and, upon the occurrence
of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS.

See
“Specific Terms of

the Securities — UBS’s Call Right” and “Specific

Terms of the Securities

— Automatic Acceleration
Upon Zero Value

Event”.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00
noon on the Index Business Day

on which you elect to exercise

your redemption right. If we

receive your
Redemption Notice by the time specified

in the preceding sentence, we

will respond by sending you a

form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via
email in the specified form

by 5:00 p.m. on the same day. We or our affiliate must acknowledge receipt in order for
your Redemption Confirmation to

be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon on the
applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the
relevant deadline. If your broker delivers your Redemption Notice after

12:00 noon, or your Redemption Confirmation after
5:00 p.m., on the Index Business Day prior to the applicable Redemption

Valuation

Date, your Redemption Notice will not
be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need
to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In
addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its
sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem
their Securities will be irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer, UBS will
be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures,
before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request.
This on-boarding process may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain
circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our
sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which we receive the Redemption Notice
rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation

Date.
UBS’s Call Right
UBS may at its option redeem all, but not less than all, of the issued and outstanding

Securities of any series. To

exercise its
Call Right, UBS must provide notice to the holders of such Securities (which may be provided via press release) not less
than 18 calendar days prior to the Call Settlement Date specified by

UBS in such notice. If we call the Securities, you will
receive a cash payment equal to the Closing Indicative Value on the last Index Business Day in the Call Measurement
Period. We refer

to this cash payment as the “
Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day
in the Call Measurement Period.
The holders will receive payment for their Securities on the third Index

Business Day following the last Index Business Day
in the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event”.
The “ Call Measurement Period ” means:

(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is less than $500,000,000, the Call Valuation

Date, subject to adjustments as described under “— Market Disruption

Event”; and
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is equal to or greater than
$500,000,000, the four Index Business Days from and including the Call Valuation

Date, subject to
adjustment as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders
(which may be provided via press release) of its exercise of its Call Right will equal:
(i) The Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities
outstanding as reported on Bloomberg.
The “
Call Valuation

Date
” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our Call Right.
In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease
of presentation:
Cash Settlement Amount

=
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment if we exercise our Call Right. The combined negative
effect of the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the
Index (or the unleveraged return of the Index, following a

Permanent Deleveraging Event) is insufficient to offset the
negative effect of the Accrued Fees, or if the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is negative, you may lose all or a
substantial portion of your investment upon a call. Loss Rebalancing Events will cause compounding to occur more
frequently than quarterly.
In addition, upon the occurrence of a Zero Value

Event, the Securities will be automatically accelerated and
mandatorily redeemed by UBS.

See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value
Event” below.
Automatic Acceleration Upon Zero Value

Event
For each series of Securities, a Zero Value

Event represents the first instance when the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

is less than or equal to zero (other than on an Excluded Day,

as defined
below). It will have the effect of permanently resetting

the value of your Securities to zero and accelerating the Securities.
You

will not benefit from any future exposure to the applicable Index after the occurrence of a Zero Value

Event.
A Zero Value

Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index
Business Day which would not otherwise have been a Loss Rebalancing Valuation

Date, the second Index Business Day
following such event), as described under “Permanent Deleveraging

Valuation

Dates” above.
A “
Zero Value

Event
” occurs if the Current Indicative Value

(intraday indicative value) or the Closing Indicative Value

on
any Index Business Day (other than an Excluded Day,

as defined below) is less than or equal to zero. From immediately after the Zero Value

Event and on all future calendar days, the Current Indicative Value

(intraday indicative value) and the
Closing Indicative Value

will be set equal to zero.
As used above, an “ Excluded Day
” means (i) any calendar day after the Second Permanent Deleveraging Valuation

Date
(ii) any calendar day on or after which a Zero Value

Event has already occurred, and (iii) any calendar day after the last day of an applicable Measurement Period.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event;

provided that the
failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended
from trading intraday shortly after the event occurs and will likely not be open for trading again on NYSE Arca.
You

will lose your entire investment upon the occurrence of

a Zero Value

Event.
In addition, we may call the Securities prior to the Maturity Date pursuant to our Call Right.

See “Specific Terms of
the Securities — UBS’s Call Right”.

Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day, as used

below) decreases by 20% or more from the previous Last Reset Index Closing Level.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly
and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s).
Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing
Event your Securities will have less exposure to a potential positive gain in value relative to the exposure before the
occurrence of such Loss Rebalancing Event.
As used above, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset
Valuation

Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day,

(ii) any Quarterly Reset Valuation

Date,
(iii) any Loss Rebalancing Valuation

Date, (iv) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, if a Loss Rebalancing Event occurs after 3:15 p.m.

on such day (v) any calendar day from and
including the first day of an applicable Measurement Period, (vi) the

First or Second Permanent Deleveraging Valuation
Dates, (vii) any calendar day after the Second Permanent Deleveraging Valuation

Date, and (ix) any calendar day on or after
which a Zero Value

Event has occurred.
“
Loss Rebalancing Valuation

Date
” means:
(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such
Loss Rebalancing Event occurs, subject to adjustment as described under “— Market Disruption Event”;
and
(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business
Day following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under
“— Market Disruption Event.”
Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0 over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent

Deleveraging Valuation
Date is reset to 1.0. This means that after a Permanent Deleveraging Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities than it would have had before the occurrence of the Permanent Deleveraging Event. If such an event were to occur,

it most likely would occur only following a Loss
Rebalancing Event and prior to the completion of the associated leverage reset to 2.0, which would generally occur at the
end of the Index Business Day following the Index Business Day on which the

Loss Rebalancing Event occurred or, if the
Loss Rebalancing Event occurs 3:15 p.m. on an Index Business Day,

at the end of the second Index Business Day following
the Index Business Day on which the Loss Rebalancing Event occurred.
A “ Permanent Deleveraging Event
” occurs if, at any time on an Index Business Day (other than an Excluded

Day, as
defined below), the Intraday Index Value

decreases by 40% or more from the Last Reset Index Closing Level. If a
Permanent Deleveraging Event occurs, the Current Principal Amount of the Securities will be reset over two Index Business
Days.
As used above, an “ Excluded Day
” means (i) the First or Second Permanent Deleveraging Valuation

Dates, (ii) any
calendar day after the Second Permanent Deleveraging Valuation

Date, (iii) any day on or after which a Zero Value

Event
occurs, (iv) the day which is two Index Business Days prior to the first day of a Measurement Period, if a Permanent
Deleveraging Event occurs after 3:15 p.m. on such day,

and (v) any calendar day from and including the Index Business
Day immediately preceding the first day of a Measurement Period.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
(a)

The “
First Permanent Deleveraging Valuation

Date
” means:
(i)

any Index Business Day,

which otherwise would have been a Loss Rebalancing Valuation

Date,
but on which a Permanent Deleveraging Event has occurred, subject to adjustment as described
under “— Market Disruption Event”; or

(ii)

if a Permanent Deleveraging Event occurs after 3:15 p.m. on any Index

Business Day which
would not otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business
Day following the occurrence of such Permanent Deleveraging

Event, subject to adjustment as
described under “— Market Disruption Event.”
The leverage of your Securities will be reset to approximately 2.0 at the close of trading on the First
Permanent Deleveraging Valuation

Date.
(b)

The “
Second Permanent Deleveraging Valuation

Date
” means the Index Business Day immediately
following the First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “—
Market Disruption Event.”
The leverage of your Securities will be reset to 1.0 at the close of trading on the Second Permanent
Deleveraging Valuation

Date.
Split or Reverse Split of the Securities
We may,

at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or
reverse split, as applicable, we will issue a press release announcing the split or reverse split and its effective date. The date
of such press release shall be deemed to be the “ announcement date ” of the split or the reverse split, the record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next
Business Day after the record date.
If the Securities undergo a split or reverse split, we will adjust the Current

Principal Amount, Closing Indicative Value,
Current Indicative Value,

Accrued Fees, Measurement Period Cash Amount and other relevant terms of the Securities accordingly. For

example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository
Trust Company (“ DTC
”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made
as described below.

The Current Principal Amount on such record date will be
divided by four to reflect the 4:1 split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The split or reverse split will become effective
at the opening of trading of the Securities on the Index Business Day immediately following the record date. The split will
not occur if we exercise our Call Right before it becomes effective.
In the case of a reverse split, the Current Principal Amount and other relevant terms of the Securities will be adjusted
accordingly and we will determine in our sole discretion the manner in which we will address odd numbers of Securities
(commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds
four Securities via DTC on the relevant record date will, after the reverse split, hold only one Security and the Current
Principal Amount of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The reverse split will become effective at the
opening of trading of the Securities on the Index Business Day immediately following the record date. The reverse split will
not occur if we exercise our Call Right before it becomes effective.
Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in
the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum
number of Securities they hold that is evenly divisible by the reverse split divisor.

We will determine

in our sole discretion
the manner in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split,
though our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following
the announcement date in an amount equal to the appropriate percentage of the Closing Indicative Value

of the reverse split-
adjusted Securities on the 15th Business Day following the announcement date.

For example, in the case of a 1:4 reverse
split, a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the
immediately following Business Day,

and a cash payment on the 17th Business Day following the announcement date that
is equal to 3/4 of the Current Principal Amount of the reverse split-adjusted

Securities on the 15th Business Day following
the announcement date.

Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible
for all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or
upon early redemption or call, or at other times, the Current Principal Amount,

Current Indicative Value

(which we also
refer to as the intraday indicative value), Closing Indicative Value,

Market Disruption Events, Business Days, Index
Business Days, the Leverage Factor, the

Index Factor, the Index Performance Ratio, the Residual Factor,

the Index Closing
Level, the Financing Rate, the Accrued Fees (including determining any successor to the LIBOR base rate), the Redemption
Fee Amount, the Cash Settlement Amount, if any,

that we will pay you at maturity, the

Redemption Amount, if any,

that we
will pay you upon redemption, the Call Settlement Amount, that we will pay you if we call the Securities, whether a Loss
Rebalancing Event has occurred, whether a Permanent Deleveraging

Event has occurred and whether any day is an Index
Business Day and all such other matters as may be specified elsewhere herein as matters to be determined by the Security
Calculation Agent. If any Intraday Index Value

as published by Bloomberg on any Index Business Day is manifestly incorrect, the Security Calculation Agent may base its determination of whether a Loss Rebalancing Event, Permanent
Deleveraging Event or Zero Value

Event shall have occurred on such Index Business Day on its own determination of such
Intraday Index Value.

In making such determination, the Security Calculation Agent may consider any relevant information,
including, without limitation, relevant market data in the relevant market supplied by one or more third parties or from
internal sources or affiliates. The Security Calculation

Agent will also be responsible for determining whether the Index has been discontinued and whether there has been a material change in the Index.

The Security Calculation Agent will make all
such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security
Calculation Agent will be conclusive for all purposes and binding on us, you,

and all other persons having an interest in the
Securities, without liability on the part of the Security Calculation Agent.

You

will not be entitled to any compensation from
us for any loss suffered as a result of any determinations or calculations made by the Security Calculation Agent. We

may
appoint a different Security Calculation Agent

from time to time after the date of the prospectus supplement without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or upon early redemption or call, on or prior to

12:00 noon on
the Index Business Day immediately preceding the Maturity Date, any Redemption

Date or any Call Settlement Date.
All dollar amounts related to determination of the Accrued Fees, the Current Principal

Amount, and any Redemption
Amount, Redemption Fee Amount, Call Settlement Amount or Cash Settlement

Amount per Security will be rounded to the
nearest ten-thousandth, with five one hundred-thousandths rounded upward

(
e.g. , .76545 would be rounded up to .7655);
and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one-half cent rounded
upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of
its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not
continuing with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed
accordingly, and the

remaining Index Business Days in the Measurement Period will resume again following the suspension
of the Market Disruption Event. For example, if the four-day

Measurement Period for purposes of calculating the Call
Settlement Amount, is scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption Event with respect
to the Index on June 2, but no other Market Disruption Event during such

Call Measurement Period, then June 3 will
become the first Index Business Day of the Measurement Period, June 4th the second Index Business Day, June

5th the third
Index Business Day and the next Index Business Day after June 5th would be the final day of the Measurement Period. The
same approach would be applied if there is a Market Disruption Event during a four-day Final Measurement Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption
Valuation

Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation
Date (in the event that the Final Measurement Period is the Calculation Date) or

any Reset Valuation

Date, the Index
Closing Level for such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be
determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a
Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption
Valuation

Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on June 2 and there
is a Market Disruption Event with respect to the Index on June 2, then the Index Closing

Level on June 3 will be used to
calculate the Redemption Amount, assuming that no such Market Disruption

Event has occurred or is continuing on June 3.

In no event, however, will any postponement

pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption

Valuation

Date, Call Valuation

Date (in the
event that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final
Measurement Period is the Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days
following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption
Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred
or is continuing with respect to the Index on the fifth Index Business Day following the date originally scheduled to be such
Index Business Day of the Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date
or any Reset Valuation

Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level
based on its good faith estimate of the Index Closing Level that would have prevailed on such fifth Index Business Day but
for such Market Disruption Event.
Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities,
whether by reason of movements in price exceeding limits permitted by the Primary Exchange or
otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or
to a material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event
materially interferes with our ability or the ability of any of our affiliates to unwind all or a material
portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as
described in the section entitled “Use of Proceeds and Hedging.”
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an
announced change in the regular business hours of the relevant market; and
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any
Index Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of
the principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term
Notes, Series B, as constituting the outstanding principal amount of the

Securities. Although the terms of the Securities may
differ from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all
Medium-Term Notes, Series

B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term

Notes, Series B, including the Securities. This action may involve changing some of the
terms that apply to the Medium-Term

Notes, Series B, accelerating the maturity of the Medium-Term

Notes, Series B after a
default or waiving some of our obligations under the indenture. We discuss these matters in “Description of Debt Securities
We May Offer”

above under “Description of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default”
and “Description of Debt Securities We

May Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security
Calculation Agent in its sole discretion, for the aggregate Stated Principal

Amount of the Securities, equal to the cost of
having a qualified financial institution, of the kind and selected as described below, expressly assume all our

payment and
other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to
undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That
cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing
any documentation necessary for this

assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount
referred to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and
as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not
obtaining the quotation may object, on reasonable and significant grounds,

to the assumption or undertaking by the qualified
financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days
after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default
amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Index Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

Index Business Days after the due

date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the
first Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to
as described above within five Index Business Days after that first Index

Business Day, however,

the default quotation
period will continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Index Business Day objection period have not ended
before the Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or
any successor, or any other comparable

rating then used by that rating

agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that
rating agency.
Discontinuance of or Adjustments to the Index or Termination

of Our License Agreements with the Index Sponsors;
Alteration of Method of Calculation
If (i) an Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication
of, or otherwise fails to publish, the Index, (ii) our license agreement with the

Index Sponsor terminates or (iii) the Index
Sponsor or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to
the Security Calculation Agent, and, in each case, any other person or entity publishes an index licensed to UBS that the
Security Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or
their unit weighting are available to the Security Calculation Agent (such index being referred to herein as a “
successor
index
”), and the Security Calculation Agent approves such index as a successor index,

then on and after the date determined
by the Security Calculation Agent, the Security Calculation Agent will determine the Index Closing Level on the applicable
dates of determination and the amount payable at maturity or upon early redemption or call and all other related payments
terms by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause
written notice of the successor index and the date on and after which the Index

Closing Level will be determined by
reference thereto be furnished to the trustee, to us and to the holders of the Securities.
If an Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or
their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or
unavailability is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date or on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index
Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such
time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is
discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during a
Measurement Period, or on the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on
which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing
Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation or
unavailability, as adjusted

for certain corporate actions. In such event, the Security Calculation Agent will cause notice
thereof to be furnished to the trustee, to us and to the holders of the Securities.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the
Index will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such
adjustments, if any,

to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute
Index, then the Security Calculation Agent will determine all amounts hereunder,

Current Principal Amount, Current
Indicative Value

(intraday indicative value), Closing Indicative Value,

Index Factor, Index Performance Ratio, Residual
Factor, Accrued Fees, Index Closing Levels on

the applicable dates of determination, all other related payment terms and the amount payable at maturity or upon early redemption or call by reference to such Substitute Index. If the Security
Calculation Agent so elects to replace the original Index with a Substitute Index,

the Security Calculation Agent will cause
written notice thereof to be furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations
or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary
Exchange (as defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold,
acquire or dispose of the Index Constituent Securities included in the Index or options, futures, swaps or
other derivatives on the Index or on the Index Constituent Securities included in the Index (including but
not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates,
third parties with whom we transact or similarly situated third parties in performing our or their
obligations in connection with the Securities, (iii) has a material adverse effect on any of these parties’
ability to perform their obligations in connection with the Securities, or

(iv) materially affects our ability
to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security
Calculation Agent;
(b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or
other official pronouncement interpreting or applying those

laws, regulations or rules that is announced on
or after February 4, 2021 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of
the Index Constituent Securities included in the Index or options, futures,

swaps or other derivatives on
the Index or on the Index Constituent Securities (including but not limited to exchange-imposed position
limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or
similarly situated third parties in performing our or their obligations in connection with the Securities, (iii)
has a material adverse effect on the ability of us, our affiliates,

third parties with whom we transact or a
similarly situated third party to perform our or their obligations in connection with the Securities, or (iv)
materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as
determined by the Security Calculation Agent;
(c)

any event that occurs on or after February 4, 2021 that makes it a violation of any law,

regulation or rule
of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary
Exchange (as defined herein) is located, or of any official administrative decision, judicial decision,
administrative action, regulatory interpretation or other official pronouncement interpreting or applying
those laws, regulations or rules, (i) for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities or options, futures, swaps or other derivatives on the

Index or on the Index
Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for us, our
affiliates, third parties with whom we transact or similarly situated third parties to perform our or their
obligations in connection with the Securities, or (iii) for us to issue or transact in exchange traded notes
similar to the Securities, each as determined by the Security Calculation Agent;
(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our
affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or
would incur a materially increased amount of tax, duty,

expense or fee (other than brokerage
commissions) to, acquire, establish, re-establish, substitute, maintain,

unwind or dispose of any
transaction or asset it deems necessary to hedge the risk of the Securities, or realize,

recover or remit the
proceeds of any such transaction or asset; or
(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the
Securities, if any, announces

that pursuant to the rules of such exchange or market, as applicable, the
Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as
applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or
quotation system located in the same country as such exchange or market, as applicable.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed
in a material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index
Closing Level of the Index or such successor or Substitute Index does not,

in the opinion of the Security Calculation Agent,
fairly represent the Index Closing Level of the Index or such successor or Substitute

Index had such changes or
modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the
good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an
index comparable to the Index or such successor index, as the case may be,

as if such changes or modifications had not been
made, and the Security Calculation Agent will calculate the Index Closing

Level for the Index or such successor or
Substitute Index with reference to the Index or such successor or

Substitute Index, as adjusted. The Security Calculation
Agent will accordingly calculate the Index Closing Level, the Index Performance

Ratio, the Last Reset Index Closing Level,
the Accrued Fees, and any Redemption Amount, Redemption Fee Amount,

Cash Settlement Amount or Call Settlement
Amount, and all related payment terms based directly or indirectly on the Index

Closing Level calculated by the Security
Calculation Agent. Accordingly,

if the method of calculating the Index or a successor or Substitute Index is modified so that
the level of the Index or such successor or Substitute Index is a fraction or multiple of what it would have been if there had
been no such modification ( e.g. , due to a rebasing of the Index), which, in turn, causes the Index Closing Level of the Index or such successor or Substitute Index to be a fraction of what it would have been if there had been no such modification,
then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing
Level for the Index or such successor or Substitute Index as if it had not been modified

(
e.g. , as if such rebasing had not
occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index,
UBS may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make
such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or
characteristics of the relevant successor index or Substitute Index,

as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— Risks Relating to Creditworthiness, Conflicts of Interest, Hedging

Activities
and Regulation of UBS — There are potential conflicts of interest between you and the Security Calculation Agent” in the
prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security
Calculation Agent.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts
designated by you and approved by us, or at the corporate trust office of the trustee in New York

City, but only when the
Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue any series of Securities. We issued the Securities initially in an amount
having the aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We

may issue additional
Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The
Securities do not limit our ability to incur other indebtedness or to issue other securities.

Also, we are not subject to
financial or similar restrictions by the terms of the Securities. For more information,

please refer to “Description of Debt
Securities We May Offer

— Amounts That We

May Issue” in “Description of Debt Securities We

May Offer” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities of the same series and will have the same CUSIP number and will trade interchangeably with such Securities immediately upon
settlement. Any additional issuances will increase the aggregate Stated

Principal Amount of the outstanding Securities of
the class. The price of any additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

16. ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN due February

9, 2051
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that
we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street
name or in the Securities issued in book-entry form through The Depository

Trust Company (“
DTC ”) or another depositary.
Owners of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance”
under “Description of Debt Securities We

May Offer” above.
Each of the seven series of Securities offered by the prospectus supplement is separate and independent of each other series
of Securities. Apart from the applicable Index, however,

all of the terms of each series of Securities are the same. Since each
series references a different

Index, all calculations and adjustments and related

events with respect to each series are
independent of calculations and adjustments and related

events for each other series of Securities, and we may exercise our
call right as well as our right to initiate a split or a reverse split independently for each series. The following discussion
therefore applies independently

to each series of Securities offered by the prospectus

supplement and, except as the context
may otherwise require, the

defined terms refer separately to each series. References

to the “Securities” should be
understood as references

to a single series of Securities and the defined terms should be understood in reference only to
that series of Securities.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time
to time, under the indenture more particularly described under “Description of Debt Securities We May Offer”

above. This
section summarizes general financial and other terms that apply to the Securities.

Terms that apply generally

to all Medium-
Term Notes, Series B are described

in “Description of Debt Securities We May

Offer” above. The terms described here
supplement those described in “Description of Debt Securities We

May Offer” above and, if the terms described here

are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 2, 2015
between us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or upon early redemption or call. Instead, at
maturity, you will receive

a cash payment per Security the amount of which will vary depending on the performance

and
path of the Index and will be reduced by the Accrued Fees as of the last Index Business Day in the Final Measurement
Period as described under “— Cash Settlement Amount at Maturity.”

If the amount as calculated is equal to or less than
zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than
zero, the Redemption Amount will be zero and you will not receive a cash payment.
Cash Settlement Amount at Maturity
The “ Maturity Date ” is February 9, 2051, which will be the third Index Business Day following the last Index Business
Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated upon Zero Value

Event, you will receive at maturity a cash
payment equal to its Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer to this cash payment as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease
of presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Final Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the
Accrued Fees will reduce your final payment. If the

compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative
effect of the Accrued Fees, you may lose all or a substantial portion of your investment at maturity. The occurrence
of Loss Rebalancing Events will result in more frequent

than quarterly compounding.
UBS may call the Securities prior to the Maturity Date pursuant to its Call Right. If the

Securities are called by UBS, the
Call Settlement Amount may be zero and you may lose all or a substantial portion of your investment. See “Specific Terms
of the Securities — UBS’s Call Right”.
The “Stated Principal Amount” of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount. If the Securities undergo a split
or reverse split, the Stated Principal Amount will be adjusted accordingly.

The Closing Indicative Value

represents the dollar value per Security that an investor would receive on any day if it
redeemed the Security that day (without giving effect to

any Redemption Fee Amount).
The “Closing Indicative Value”

per Security, will be calculated

as follows:
(a)

On the Initial Trade Date, $25.00 per Security.
(b)

On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees
(c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor × Residual Factor) – Accrued Fees + Measurement Period

Cash Amount
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative
Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the Closing Indicative Value

for that day and all subsequent days will be fixed to be equal to the Measurement
Period Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs, the Closing Indicative Value

will be equal to zero on the day it occurs and on all future calendar days. Upon the occurrence of a Zero

Value Event,

investors will lose their entire investment. You

will not
benefit from any future exposure to

the Index after the occurrence of a Zero Value

Event.
See “— Automatic
Acceleration Upon Zero Value

Event”.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative
Value.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The “ Current Principal Amount
” represents the unleveraged notional investment in the Index Constituent

Securities per
Security at the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the leveraged returns would approximately equal the Current

Principal Amount at the close of trading on any Reset
Valuation

Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0
and the notional financing amount will be equal to zero for the remaining term of the Securities. If a Zero Value

Event
occurs prior to your Securities permanently resetting to 1.0 at the end of the

Second Permanent Deleveraging Valuation
Date, then your Securities will be automatically accelerated and mandatorily redeemed and you will lose your entire
investment.
The Current Principal Amount per Security,

will be calculated as follows:
(a)

From and including the Initial Trade Date to and

excluding the first Reset Valuation

Date, $25.00 per Security.
(b)

At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal

Amount of
the Securities will be reset as follows:
New
Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index
Factor) – Accrued Fees
The Current Principal Amount will not change until the first Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation

Date.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset. The “
Reset Valuation

Date
”
means:
(a)

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i) the
Initial Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing Valuation

Date (iv) the First
Permanent Deleveraging Valuatio

n

Date, or (v) the Second Permanent Deleveraging Valuation

Date; and
(b)

Any calendar day following the Second Permanent Deleveraging Valuation

Date.
The valuation dates are defined below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, it will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.

The “
Quarterly Reset Valuation

Date
” is the second Wednesday

of January, April, July and October

of each calendar year
during the term of the Securities (other than an Excluded Day,

as defined below), subject to adjustment as described under
“— Market Disruption Event”.
As used above, an “ Excluded Day
” means (i) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, and any calendar day thereafter,

and (ii) any calendar day after the Second Permanent Deleveraging
Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level.
The Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value
of the unleveraged notional amount per Security that is deemed invested in the Index on any calendar day. This

does not
reflect the Redemption Amount that an investor would receive upon early redemption on such calendar day.
The “ Residual Factor ” will be calculated as follows:
(a)

1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.
(b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such four-day
Measurement Period, divided by (b) four.
For example, on the first Index Business Day in an applicable four-day

Measurement Period, the Residual Factor
will equal 3/4, on the second Index Business Day in an applicable four-day

Measurement Period, the Residual
Factor will equal 2/4, on the third Index Business Day in an applicable four-day

Measurement Period, the Residual
Factor will equal 1/4 and on the last Index Business Day in an applicable four-day

Measurement Period, the
Residual Factor will equal zero.
(c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the
Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted
to cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of
trading on the Second Permanent Deleveraging Valuation

Date, will equal 2.0. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging

Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level

Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such
day. The initial Last Reset Index

Closing Level is the Index Closing Level on the Initial Trade

Date, as reported by
Bloomberg and Reuters.
The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg and
Reuters on such day; however, if the closing

level of the Index as reported on Bloomberg (or any successor) differs from the
closing level of the Index as reported on Reuters (or any successor), the

Index Closing Level will be the closing level of the
Index as calculated by the Index Calculation Agent. The initial Index Closing Level (which is also the first Last Reset Index
Closing Level) was determined on February 4, 2021 by the Security Calculation

Agent. If the closing level of an Index, as
reported on Bloomberg and Reuters for any Index Business Day,

is manifestly incorrect, the “
Index Closing Level ” for
such Index Business Day shall be the closing level of the Index as determined by the Security Calculation

Agent. In making
such determination, the Security Calculation Agent may consider any relevant information, including, without limitation,
relevant market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.
On any calendar day that is not an Index Business Day,

the Index Closing level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
“ Measurement Period
” means the Final Measurement Period or,

if UBS exercises its Call Right, the Call Measurement
Period.

The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
(a)

On the Initial Trade Date, $25.00.
(b)

On any other calendar day prior to the first day of a Measurement Period:
(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the
Intraday Index Value)

– Accrued Fees
(c)

From and including the first day of a Measurement Period, an amount per

Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor, calculated using the Intraday

Index Value

× Residual Factor on the immediately preceding calendar
day) – Accrued Fees + Measurement Period Cash Amount, from the immediately preceding calendar day However,
if, on any day during a Measurement Period, the Current Indicative Value or the Closing Indicative Value
is less
than or equal to
the Measurement Period Cash Amount from the immediately preceding calendar day, the Current
Indicative Value

for the remainder of that day and all subsequent days will be fixed to be equal to the Measurement
Period Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(intraday indicative value).
If a Zero Value

Event occurs, the Current Indicative Value

(intraday indicative value) will be equal to zero for the
remainder of the day it occurs and on all future calendar days.

Upon the occurrence of a Zero Value

Event, investors
will lose their entire investment. You

will not benefit from any future exposure to

the Index after the occurrence of a
Zero Value

Event.
See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Indicative

Value

(intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.

The Securities are subject to
an “ Accrued Tracking Fee ” per Security, calculated as follows:
(a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of the
immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the Daily
Tracking Fee on such calendar day.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
(b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to:
(1) (i) 0.95% times
(ii) the Current Principal Amount on the immediately preceding calendar day
times (iii) the
Index Factor on such calendar day times (iv) the Residual Factor on the immediately preceding calendar day, divided by (2) 365.
(c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will
reduce any amount you are entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.

The Securities are
subject to an “ Accrued Financing Fee ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to:

(1) the Accrued Financing Fee as of the immediately preceding calendar day, plus (2) the Daily Financing Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the Daily
Financing Fee on such calendar day.
(d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Accrued Financing Fee will be equal to zero.
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Daily Financing Fee is equal to:
(1) (i) the Financing Rate on such calendar day times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Residual Factor on the immediately preceding calendar day, divided by (2)
360.
(c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Daily Financing Fee will be equal to zero.
(d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of
the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to
borrow funds at a similar rate from a third party to invest in the Index. These charges accrue and compound during the
applicable period, and will reduce any amount that you will be entitled to receive at maturity or upon early redemption or
call.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616%
adjustment on the immediately preceding U.S. Government Securities Business Day.

The minimum Financing Rate at any
time will be 0.95%
For example, 5.24665% was the three-month CME Term

SOFR rate on June 29, 2023. The Financing Rate (if it were based on the SOFR-Based Benchmark Replacement) on June 30, 2023 would have therefore been equal to: 0.95% + 5.24665% +
0.2616%, or 6.45825%.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
(a)

$0.00 on any calendar day,

to but excluding the first day of a Measurement Period.
(b)

On the first day of a one-day Measurement Period:
At the close of trading on such Index Business Day,

(Current Principal Amount on the immediately preceding
calendar day × Index Factor, on such Index

Business Day).
(c)

From and including the first day of a four-day Measurement

Period:
(i)

At the close of trading on each Index Business Day during the Measurement

Period, the Measurement
Period Cash Amount on the immediately preceding calendar day + (Current

Principal Amount on the
calendar day immediately preceding the first day of such Measurement

Period × 0.25 × Index Factor, on
such Index Business Day); and
(ii)

On any calendar day during the Measurement Period that is not an Index Business Day,

the Measurement
Period Cash Amount on the immediately preceding Index Business Day.
(d)

On any calendar day after the last Index Business Day of a Measurement Period,

the Measurement Period Cash
Amount on the last Index Business Day of such Measurement Period.
Notwithstanding the foregoing, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value

is
less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, then the Measurement

Period Cash Amount for that day and all subsequent days will be fixed to be equal to the
Measurement Period Cash amount from the immediately preceding calendar day.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to
cash on any given day of an applicable Measurement Period and is no longer tracking the

Index.

At the close of trading of each Index Business Day during a four-day Measurement

Period, approximately 25% of the
Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period, will be
deemed converted to cash and an applicable portion of the notional financing amount will separately be deemed converted
to cash as well. After the close of trading on the final Index Business Day of a four

-day Measurement Period, the
Measurement Period Cash Amount will represent the averaged

value of the Current Principal Amount that was deemed
converted to cash across the four-days of such Measurement Period.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount will be deemed converted to cash and an applicable amount of
financing will separately be deemed converted to cash, at the close of trading of the first day of such Measurement Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $500,000,000, the Calculation Date, subject to adjustments as described
under “— Market Disruption Event”;
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $500,000,000, the four Index

Business Days from and
including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities outstanding as
reported on Bloomberg.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which for each series
of Securities is the entity set forth below:
Title of Securities Index Calculation Agent
ETRACS 2x Leveraged US Dividend Factor TR ETN
S&P Dow Jones Indices

ETRACS 2x Leveraged US Growth Factor TR ETN
FTSE Russell

ETRACS 2x Leveraged US Size Factor TR ETN
FTSE Russell

ETRACS 2x Leveraged US Value

Factor TR ETN
FTSE Russell

ETRACS 2x Leveraged MSCI US Minimum Volatility

Factor TR ETN
MSCI, Inc.

ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN MSCI, Inc.
ETRACS 2x Leveraged MSCI US Quality Factor TR ETN MSCI, Inc.
The “ Calculation Date
” means February 1, 2051, unless such day is not an Index Business Day,

in which case the
Calculation Date will be the next Index Business Day,

subject to adjustment.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled
to be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the
Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be
closed for the entire day for purposes of trading in U.S. government securities.
Underlying Index
The return of each series of Securities is based upon the performance of the applicable

Index set forth on the cover page of
the prospectus supplement. Each Index is designed to track the performance of a sector of the U.S. equity market and to
reflect
an investing style. We

refer to the securities included in each Index as the “Index Constituent Securities” for such Index.

Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as
described under “— Market Disruption Event”, you may submit a request to have us redeem your Securities on any Index
Business Day no later than 12:00 noon and a confirmation of redemption by no later than 5:00 p.m. on the same Index
Business Day. You

must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time
to time to waive this minimum redemption amount in our sole discretion on a case-by-case basis. You

should not assume
you will be entitled to the benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation
Date
” will be the first Index Business Day following the date that the applicable redemption notice and redemption
confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-
by-case basis, the Redemption Valuation

Date to the date on which we receive the notice of redemption rather than the following Index Business Day.

You

should not assume you will be entitled to any such acceleration. To satisfy the
minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with
those of other investors to reach this minimum amount of 50,000 Securities; however,

there can be no assurance that they
can or will do so.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the
fourth Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth
Index Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if we have issued a call
notice, the last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event
occurred.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect
to any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “—
Market Disruption Event”.
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described
under “— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant
Redemption Date equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee
Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and
you should not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Index Business Day following the applicable Redemption
Valuation

Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or
that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption Amount = Closing Indicative
Value
– Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee

Amount, if applicable, or if the
compounded leveraged quarterly return of the Index (or the

unleveraged return of the Index, following a Permanent
Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon early redemption.
Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
The Securities may be called by UBS prior to the Maturity Date pursuant to its Call Right and, upon the occurrence of a
Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms
of the Securities

— UBS’s Call Right” and “Specific Terms

of the Securities — Automatic Acceleration Upon Zero Value
Event”.

Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00
noon on the Index Business Day

on which you elect to exercise

your redemption right. If we

receive your
Redemption Notice by the time specified

in the preceding sentence, we

will respond by sending you a

form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via
email in the specified form

by 5:00 p.m. on the same day. We or our affiliate must acknowledge receipt in order for
your Redemption Confirmation to

be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon on the
applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the
relevant deadline. If your broker delivers your Redemption Notice after

12:00 noon, or your Redemption Confirmation after
5:00 p.m., on the Index Business Day prior to the applicable Redemption

Valuation

Date, your Redemption Notice will not
be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need
to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In
addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its
sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem
their Securities will be irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer, UBS will
be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures,
before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request.
This on-boarding process may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain
circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our
sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which we receive the Redemption Notice
rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation

Date.
UBS’s Call Right
UBS may at its option redeem all, but not less than all, of the issued and outstanding

Securities of any series. To

exercise its
Call Right, UBS must provide notice to the holders of such Securities (which may be provided via press release) not less
than 18 calendar days prior to the Call Settlement Date specified by

UBS in such notice. If we call the Securities, you will
receive a cash payment equal to the Closing Indicative Value on the last Index Business Day in the Call Measurement
Period. We refer

to this cash payment as the “
Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day
in the Call Measurement Period.
The holders will receive payment for their Securities on the third Index

Business Day following the last Index Business Day
in the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event”.
The “ Call Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is less than $500,000,000,

the Call Valuation
Date, subject to adjustments as described under “— Market Disruption

Event”; and
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is equal to or greater than $500,000,000, the four
Index Business Days from and including the Call Valuation

Date, subject to adjustment as described under “—
Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders
(which may be provided via press release) of its exercise of its Call Right will equal:

(i) The Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities outstanding as
reported on Bloomberg.
The “
Call Valuation

Date
” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our Call Right.
In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease
of presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment if we exercise our Call Right. The combined negative effect of
the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative effect

of
the Accrued Fees, or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index,
following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon a
call. Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
In addition, upon the occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms

of the Securities — Automatic Acceleration Upon Zero Value

Event” below.
Automatic Acceleration Upon Zero Value

Event
For each series of Securities, a Zero Value

Event represents the first instance when the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

is less than or equal to zero (other than on an Excluded Day,

as defined
below). It will have the effect of permanently resetting

the value of your Securities to zero and accelerating the Securities.
You

will not benefit from any future exposure to the applicable Index after the occurrence of a Zero Value

Event.
A Zero Value

Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index
Business Day which would not otherwise have been a Loss Rebalancing Valuation

Date, the second Index Business Day
following such event), as described under “Permanent Deleveraging

Valuation

Dates” above.
A “
Zero Value

Event
” occurs if the Current Indicative Value

(intraday indicative value) or the Closing Indicative Value

on
any Index Business Day (other than an Excluded Day,

as defined below) is less than or equal to zero. From immediately after the Zero Value

Event and on all future calendar days, the Current Indicative Value

(intraday indicative value) and the
Closing Indicative Value

will be set equal to zero.
As used above, an “ Excluded Day
” means (i) any calendar day after the Second Permanent Deleveraging Valuation

Date
(ii) any calendar day on or after which a Zero Value

Event has already occurred, and (iii) any calendar day after the last day of an applicable Measurement Period.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event;

provided that the
failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended
from trading intraday shortly after the event occurs and will likely not be open for trading again on NYSE Arca.
You

will lose your entire investment upon the occurrence of

a Zero Value

Event.
In addition, we may call the Securities prior to the Maturity Date pursuant to our Call Right.
See “Specific Terms of
the Securities — UBS’s Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day, as used

below) decreases by 20% or more from the previous Last Reset Index Closing Level.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly
and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s).
Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing
Event your Securities will have less exposure to a potential positive gain in value relative to the exposure before the
occurrence of such Loss Rebalancing Event.

As used above, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset
Valuation

Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day,

(ii) any Quarterly Reset Valuation

Date,
(iii) any Loss Rebalancing Valuation

Date, (iv) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, if a Loss Rebalancing Event occurs after 3:15 p.m.

on such day (v) any calendar day from and
including the first day of an applicable Measurement Period, (vi) the

First or Second Permanent Deleveraging Valuation
Dates, (vii) any calendar day after the Second Permanent Deleveraging Valuation

Date, and (ix) any calendar day on or after
which a Zero Value

Event has occurred.
“
Loss Rebalancing Valuation

Date
” means:
(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”; and
(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day
following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market
Disruption Event.”
Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0 over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent

Deleveraging Valuation
Date is reset to 1.0. This means that after a Permanent Deleveraging Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities than it would have had before the occurrence of the Permanent Deleveraging Event. If such an event were to occur,

it most likely would occur only following a Loss
Rebalancing Event and prior to the completion of the associated leverage reset to 2.0, which would generally occur at the
end of the Index Business Day following the Index Business Day on which the

Loss Rebalancing Event occurred or, if the
Loss Rebalancing Event occurs 3:15 p.m. on an Index Business Day,

at the end of the second Index Business Day following
the Index Business Day on which the Loss Rebalancing Event occurred.
A “ Permanent Deleveraging Event
” occurs if, at any time on an Index Business Day (other than an Excluded

Day, as
defined below), the Intraday Index Value

decreases by 40% or more from the Last Reset Index Closing Level. If a
Permanent Deleveraging Event occurs, the Current Principal Amount of the Securities will be reset over two Index Business
Days.
As used above, an “ Excluded Day
” means (i) the First or Second Permanent Deleveraging Valuation

Dates, (ii) any
calendar day after the Second Permanent Deleveraging Valuation

Date, (iii) any day on or after which a Zero Value

Event
occurs, (iv) the day which is two Index Business Days prior to the first day of a Measurement Period, if a Permanent
Deleveraging Event occurs after 3:15 p.m. on such day,

and (v) any calendar day from and including the Index Business
Day immediately preceding the first day of a Measurement Period.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
(a)

The “First Permanent Deleveraging Valuation

Date” means:
(i)

any Index Business Day,

which otherwise would have been a Loss Rebalancing Valuation

Date, but on
which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “—
Market Disruption Event”; or
(ii)

if a Permanent Deleveraging Event occurs after 3:15 p.m. on any Index

Business Day which would not
otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business Day following the
occurrence of such Permanent Deleveraging Event, subject to

adjustment as described under “— Market
Disruption Event.”
The leverage of your Securities will be reset to approximately 2.0 at the close of trading on the First Permanent
Deleveraging Valuation

Date.
(b)

The “Second Permanent Deleveraging Valuation

Date” means the Index Business Day immediately following the
First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “— Market Disruption
Event.”
The leverage of your Securities will be reset to 1.0 at the close of trading on the Second Permanent Deleveraging Valuation
Date.

Split or Reverse Split of the Securities
We may,

at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or
reverse split, as applicable, we will issue a press release announcing the split or reverse split and its effective date. The date
of such press release shall be deemed to be the “ announcement date ” of the split or the reverse split, the record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next
Business Day after the record date.
If the Securities undergo a split or reverse split, we will adjust the Current

Principal Amount, Closing Indicative Value,
Current Indicative Value,

Accrued Fees, Measurement Period Cash Amount and other relevant terms of the Securities accordingly. For

example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository
Trust Company (“ DTC
”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made
as described below.

The Current Principal Amount on such record date will be
divided by four to reflect the 4:1 split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The split or reverse split will become effective
at the opening of trading of the Securities on the Index Business Day immediately following the record date. The split will
not occur if we exercise our Call Right before it becomes effective.
In the case of a reverse split, the Current Principal Amount and other relevant terms of the Securities will be adjusted
accordingly and we will determine in our sole discretion the manner in which we will address odd numbers of Securities
(commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds
four Securities via DTC on the relevant record date will, after the reverse split, hold only one Security and the Current
Principal Amount of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The reverse split will become effective at the
opening of trading of the Securities on the Index Business Day immediately following the record date. The reverse split will
not occur if we exercise our Call Right before it becomes effective.
Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in
the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum
number of Securities they hold that is evenly divisible by the reverse split divisor.

We will determine

in our sole discretion
the manner in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split,
though our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following
the announcement date in an amount equal to the appropriate percentage of the Closing Indicative Value

of the reverse split-
adjusted Securities on the 15th Business Day following the announcement date.

For example, in the case of a 1:4 reverse
split, a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the
immediately following Business Day,

and a cash payment on the 17th Business Day following the announcement date that
is equal to 3/4 of the Current Principal Amount of the reverse split-adjusted

Securities on the 15th Business Day following
the announcement date.
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible
for all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or
upon early redemption or call, or at other times, the Current Principal
Amount, Current Indicative Value

(which we also refer to as the intraday indicative value), Closing Indicative Value,
Market Disruption Events, Business Days, Index Business Days, the Leverage

Factor, the Index Factor,

the Index
Performance Ratio, the Residual Factor, the

Index Closing Level, the Financing Rate, the Accrued Fees (including determining any successor to the LIBOR base rate), the Redemption Fee Amount,

the Cash Settlement Amount, if any,

that
we will pay you at maturity,

the Redemption Amount, if any,

that we will pay you upon redemption, the Call Settlement
Amount, that we will pay you if we call the Securities, whether a Loss Rebalancing

Event has occurred, whether a
Permanent Deleveraging Event has occurred and whether any day is an Index Business

Day and all such other matters as
may be specified elsewhere herein as matters to be determined by the Security Calculation

Agent. If any Intraday Index
Value

as published by Bloomberg on any Index Business Day is manifestly incorrect,

the Security Calculation Agent may
base its determination of whether a Loss Rebalancing Event, Permanent Deleveraging

Event or Zero Value

Event shall have
occurred on such Index Business Day on its own determination of such Intraday Index

Value.

In making such
determination, the Security Calculation Agent may consider any relevant information,

including, without limitation, relevant
market data in the relevant market supplied by one or more third parties or from internal sources or affiliates. The Security
Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has
been a material change in the Index. The Security Calculation Agent will make all such determinations and calculations in
its sole discretion, and absent manifest error,

all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Securities,

without liability on the part of the
Security Calculation Agent. You

will not be entitled to any compensation from us for any loss suffered as a result of any
determinations or calculations made by the Security Calculation Agent. We may appoint a different Security Calculation
Agent from time to time after the date of the prospectus supplement without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or upon early redemption or call, on or prior to

12:00 noon on
the Index Business Day immediately preceding the Maturity Date, any Redemption

Date or any Call Settlement Date.

All dollar amounts related to determination of the Accrued Fees, the Current Principal

Amount, and any Redemption
Amount, Redemption Fee Amount, Call Settlement Amount or Cash Settlement

Amount per Security will be rounded to the
nearest ten-thousandth, with five one hundred-thousandths rounded upward

(
e.g. , .76545 would be rounded up to .7655);
and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one-half cent rounded
upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of
its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not
continuing with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed
accordingly, and the

remaining Index Business Days in the Measurement Period will resume again following the suspension
of the Market Disruption Event. For example, if the four-day

Measurement Period for purposes of calculating the Call
Settlement Amount, is scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption Event with respect
to the Index on June 2, but no other Market Disruption Event during such

Call Measurement Period, then June 3 will
become the first Index Business Day of the Measurement Period, June 4th the second Index Business Day, June

5th the third
Index Business Day and the next Index Business Day after June 5th would be the final day of the Measurement Period. The
same approach would be applied if there is a Market Disruption Event during a four-day Final Measurement Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption
Valuation

Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation
Date (in the event that the Final Measurement Period is the Calculation Date) or

any Reset Valuation

Date, the Index
Closing Level for such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be
determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a
Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption
Valuation

Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on June 2 and there
is a Market Disruption Event with respect to the Index on June 2, then the Index Closing

Level on June 3 will be used to
calculate the Redemption Amount, assuming that no such Market Disruption

Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption

Valuation

Date, Call Valuation

Date (in the
event that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final
Measurement Period is the Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days
following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption
Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred
or is continuing with respect to the Index on the fifth Index Business Day following the date originally scheduled to be such
Index Business Day of the Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date
or any Reset Valuation

Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level
based on its good faith estimate of the Index Closing Level that would have prevailed on such fifth Index Business Day but
for such Market Disruption Event.
Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether
by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled
“Use of Proceeds and Hedging.”
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change
in the regular business hours of the relevant market; and
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of
the principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term
Notes, Series B, as constituting the outstanding principal amount of the

Securities. Although the terms of the Securities may
differ from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all
Medium-Term Notes, Series

B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term

Notes, Series B, including the Securities. This action may involve changing some of the
terms that apply to the Medium-Term

Notes, Series B, accelerating the maturity of the Medium-Term

Notes, Series B after a
default or waiving some of our obligations under the indenture. We discuss these matters in “Description of Debt Securities
We May Offer”

above under “Description of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default”
and “Description of Debt Securities We

May Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security
Calculation Agent in its sole discretion, for the aggregate Stated Principal

Amount of the Securities, equal to the cost of
having a qualified financial institution, of the kind and selected as described below, expressly assume

all our payment and
other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to
undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That
cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing
any documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount
referred to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and
as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not
obtaining the quotation may object, on reasonable and significant grounds,

to the assumption or undertaking by the qualified
financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days
after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default
amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Index Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

Index Business Days after the due

date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the
first Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to
as described above within five Index Business Days after that first Index

Business Day, however,

the default quotation
period will continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Index Business Day objection period have not ended
before the Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or
any successor, or any other comparable

rating then used by that rating

agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that
rating agency.

Discontinuance of or Adjustments to the Index or Termination

of Our License Agreements with the Index Sponsors;
Alteration of Method of Calculation
If (i) an Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication
of, or otherwise fails to publish, the Index, (ii) our license agreement with the

Index Sponsor terminates or (iii) the Index
Sponsor or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to
the Security Calculation Agent, and, in each case, any other person or entity publishes an index licensed to UBS that the
Security Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or
their unit weighting are available to the Security Calculation Agent (such index being referred to herein as a “
successor
index
”), and the Security Calculation Agent approves such index as a successor index,

then on and after the date determined
by the Security Calculation Agent, the Security Calculation Agent will determine the Index Closing Level on the applicable
dates of determination and the amount payable at maturity or upon early redemption or call and all other related payments
terms by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause
written notice of the successor index and the date on and after which the Index

Closing Level will be determined by
reference thereto be furnished to the trustee, to us and to the holders of the Securities.
If an Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or
their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or
unavailability is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date or
on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be
determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security
Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior
to, and such discontinuation is continuing on the Calculation Date or any Index

Business Day during a Measurement Period,
or on the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on which the Index Closing
Level is to be determined, then the Security Calculation Agent will determine the Index Closing Level using the Index
Closing Level on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted

for
certain corporate actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the
trustee, to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the
Index will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such
adjustments, if any,

to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute
Index, then the Security Calculation Agent will determine all amounts hereunder,

Current Principal Amount, Current
Indicative Value

(intraday indicative value), Closing Indicative Value,

Index Factor, Index Performance Ratio, Residual
Factor, Accrued Fees, Index Closing Levels on

the applicable dates of determination, all other related payment terms and the amount payable at maturity or upon early redemption or call by reference to such Substitute Index. If the Security
Calculation Agent so elects to replace the original Index with a Substitute Index,

the Security Calculation Agent will cause
written notice thereof to be furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as
defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the
Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on
the Index Constituent Securities included in the Index (including but not limited to exchange-imposed position
limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly
situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material
adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities, or (iv)
materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as
determined by the Security Calculation Agent;

(b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other
official pronouncement interpreting or applying those

laws, regulations or rules that is announced on or after
February 4, 2021 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially
increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in
performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on the
ability of us, our affiliates, third parties with whom we

transact or a similarly situated third party to perform our or their obligations in connection with the Securities, or (iv) materially affects our ability to issue or transact in
exchange traded notes similar to the Securities, each as determined by the

Security Calculation Agent;
(c)

any event that occurs on or after February 4, 2021 that makes it a violation of any law,

regulation or rule of the
United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located, or of any official administrative decision,

judicial decision, administrative action, regulatory
interpretation or other official pronouncement interpreting

or applying those laws, regulations or rules, (i) for UBS
AG or its affiliates to hold, acquire or dispose of the Index Constituent

Securities or options, futures, swaps or
other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-
imposed position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third
parties to perform our or their obligations in connection with the Securities,

or (iii) for us to issue or transact in
exchange traded notes similar to the Securities, each as determined by the

Security Calculation Agent;
(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a
materially increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk
of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if
any, announces that pursuant

to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not
immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as
such exchange or market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed
in a material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index
Closing Level of the Index or such successor or Substitute Index does not,

in the opinion of the Security Calculation Agent,
fairly represent the Index Closing Level of the Index or such successor or Substitute

Index had such changes or
modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the
good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an
index comparable to the Index or such successor index, as the case may be,

as if such changes or modifications had not been
made, and the Security Calculation Agent will calculate the Index Closing

Level for the Index or such successor or
Substitute Index with reference to the Index or such successor or

Substitute Index, as adjusted. The Security Calculation
Agent will accordingly calculate the Index Closing Level, the Index Performance

Ratio, the Last Reset Index Closing Level,
the Accrued Fees, and any Redemption Amount, Redemption Fee Amount,

Cash Settlement Amount or Call Settlement
Amount, and all related payment terms based directly or indirectly on the Index

Closing Level calculated by the Security
Calculation Agent. Accordingly,

if the method of calculating the Index or a successor or Substitute Index is modified so that
the level of the Index or such successor or Substitute Index is a fraction or multiple of what it would have been if there had
been no such modification ( e.g. , due to a rebasing of the Index ), which, in turn, causes the Index Closing Level of the Index or such successor or

Substitute Index to be a fraction of what it
would have been if there had been no such modification, then the Security

Calculation Agent will make such calculations
and adjustments in order to arrive at an Index Closing Level for the Index or such successor or Substitute Index as if it had
not been modified ( e.g. , as if such rebasing had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index,
UBS may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make
such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or
characteristics of the relevant successor index or Substitute Index,

as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— Risks Relating to Creditworthiness, Conflicts of Interest, Hedging

Activities
and Regulation of UBS — There are potential conflicts of interest between you and the Security Calculation Agent” in the
prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security
Calculation Agent.

Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts
designated by you and approved by us, or at the corporate trust office of the trustee in New York

City, but only when the
Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue any series of Securities. We issued the Securities initially in an amount
having the aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We

may issue additional
Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The
Securities do not limit our ability to incur other indebtedness or to issue other securities.

Also, we are not subject to
financial or similar restrictions by the terms of the Securities. For more information,

please refer to “Description of Debt
Securities We May Offer

— Amounts That We

May Issue” in “Description of Debt Securities We

May Offer” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities of the same series and will have the same CUSIP number and will trade interchangeably with such Securities immediately upon
settlement. Any additional issuances will increase the aggregate Stated

Principal Amount of the outstanding Securities of
the class. The price of any additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

17. ETRACS 2x Leveraged MSCI US Quality Factor TR ETN due February

9, 2051
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that
we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street
name or in the Securities issued in book-entry form through The Depository

Trust Company (“
DTC ”) or another depositary.
Owners of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance”
under “Description of Debt Securities We

May Offer” above.
Each of the seven series of Securities offered by the prospectus supplement is separate and independent of each other series
of Securities. Apart from the applicable Index, however,

all of the terms of each series of Securities are the same. Since each
series references a different

Index, all calculations and adjustments and related

events with respect to each series are
independent of calculations and adjustments and related

events for each other series of Securities, and we may exercise our
call right as well as our right to initiate a split or a reverse split independently for each series. The following discussion
therefore applies independently

to each series of Securities offered by the prospectus

supplement and, except as the context
may otherwise require, the

defined terms refer separately to each series. References

to the “Securities” should be
understood as references

to a single series of Securities and the defined terms should be understood in reference only to
that series of Securities.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time
to time, under the indenture more particularly described under “Description of Debt Securities We May Offer”

above. This
section summarizes general financial and other terms that apply to the Securities.

Terms that apply generally

to all Medium-
Term Notes, Series B are described

in “Description of Debt Securities We May

Offer” above. The terms described here
supplement those described in “Description of Debt Securities We

May Offer” above and, if the terms described here

are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 2, 2015
between us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or upon early redemption or call. Instead, at
maturity, you will receive

a cash payment per Security the amount of which will vary depending on the performance

and
path of the Index and will be reduced by the Accrued Fees as of the last Index Business Day in the Final Measurement
Period as described under “— Cash Settlement Amount at Maturity.”

If the amount as calculated is equal to or less than
zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than
zero, the Redemption Amount will be zero and you will not receive a cash payment.
Cash Settlement Amount at Maturity
The “ Maturity Date ” is February 9, 2051, which will be the third Index Business Day following the last Index Business
Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated upon Zero Value

Event, you will receive at maturity a cash
payment equal to its Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer to this cash payment as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease
of presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Final Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative
effect of the Accrued Fees, you may lose all or a substantial portion of your investment at maturity. The occurrence
of Loss Rebalancing Events will result in more frequent

than quarterly compounding.
UBS may call the Securities prior to the Maturity Date pursuant to its Call Right. If the

Securities are called by UBS, the
Call Settlement Amount may be zero and you may lose all or a substantial portion of your investment. See “Specific Terms
of the Securities — UBS’s Call Right”.
The “Stated Principal Amount” of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount. If the Securities undergo a split
or reverse split, the Stated Principal Amount will be adjusted accordingly.

The Closing Indicative Value

represents the dollar value per Security that an investor would receive on any day if it
redeemed the Security that day (without giving effect to

any Redemption Fee Amount).
The “Closing Indicative Value”

per Security, will be calculated

as follows:
(a)

On the Initial Trade Date, $25.00 per Security.
(b)

On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees
(c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor × Residual Factor) – Accrued Fees + Measurement Period

Cash Amount
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative
Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the Closing Indicative Value

for that day and all subsequent days will be fixed to be equal to the Measurement
Period Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs, the Closing Indicative Value

will be equal to zero on the day it occurs and on all future calendar days. Upon the occurrence of a Zero

Value Event,

investors will lose their entire investment. You

will not
benefit from any future exposure to

the Index after the occurrence of a Zero Value

Event.
See “— Automatic
Acceleration Upon Zero Value

Event”.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative
Value.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The “ Current Principal Amount
” represents the unleveraged notional investment in the Index Constituent

Securities per
Security at the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the leveraged returns would approximately equal the Current

Principal Amount at the close of trading on any Reset
Valuation

Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0
and the notional financing amount will be equal to zero for the remaining term of the Securities. If a Zero Value

Event
occurs prior to your Securities permanently resetting to 1.0 at the end of the

Second Permanent Deleveraging Valuation
Date, then your Securities will be automatically accelerated and mandatorily redeemed and you will lose your entire
investment.
The Current Principal Amount per Security,

will be calculated as follows:
(a)

From and including the Initial Trade Date to and

excluding the first Reset Valuation

Date, $25.00 per Security.
(b)

At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal

Amount of
the Securities will be reset as follows:
New
Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index
Factor) – Accrued Fees

The Current Principal Amount will not change until the first Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation

Date.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset. The “
Reset Valuation

Date
”
means:
(a)

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i) the
Initial Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing Valuation

Date (iv) the First
Permanent Deleveraging Valuation

Date, or (v) the Second Permanent Deleveraging Valuation

Date; and
(b)

Any calendar day following the Second Permanent Deleveraging Valuation

Date.
The valuation dates are defined below.

If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, it will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.
The “
Quarterly Reset Valuation

Date
” is the second Wednesday

of January, April, July and October

of each calendar year
during the term of the Securities (other than an Excluded Day,

as defined below), subject to adjustment as described under
“— Market Disruption Event”.
As used above, an “ Excluded Day
” means (i) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, and any calendar day thereafter,

and (ii) any calendar day after the Second Permanent Deleveraging
Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level.
The Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value
of the unleveraged notional amount per Security that is deemed invested in the Index on any calendar day. This

does not
reflect the Redemption Amount that an investor would receive upon early redemption on such calendar day.
The “ Residual Factor ” will be calculated as follows:
(a)

1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.
(b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such four-day
Measurement Period, divided by (b) four.
For example, on the first Index Business Day in an applicable four-day

Measurement Period, the Residual Factor
will equal 3/4, on the second Index Business Day in an applicable four-day

Measurement Period, the Residual
Factor will equal 2/4, on the third Index Business Day in an applicable four-day

Measurement Period, the Residual
Factor will equal 1/4 and on the last Index Business Day in an applicable four-day

Measurement Period, the
Residual Factor will equal zero.
(c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the
Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted
to cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of
trading on the Second Permanent Deleveraging Valuation

Date, will equal 2.0. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging

Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level

Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such
day. The initial Last Reset Index

Closing Level is the Index Closing Level on the Initial Trade

Date, as reported by
Bloomberg and Reuters.
The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg and
Reuters on such day; however, if the closing

level of the Index as reported on Bloomberg (or any successor) differs from the
closing level of the Index as reported on Reuters (or any successor), the

Index Closing Level will be the closing level of the
Index as calculated by the Index Calculation Agent. The initial Index Closing Level (which is also the first Last Reset Index
Closing Level) was determined on February 4, 2021 by the Security Calculation

Agent. If the closing level of an Index, as
reported on Bloomberg and Reuters for any Index Business Day,

is manifestly incorrect, the “
Index Closing Level ” for
such Index Business Day shall be the closing level of the Index as determined by the Security Calculation

Agent. In making
such determination, the Security Calculation Agent may consider any relevant information, including, without limitation,
relevant market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.
On any calendar day that is not an Index Business Day,

the Index Closing level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.

“ Measurement Period
” means the Final Measurement Period or,

if UBS exercises its Call Right, the Call Measurement
Period.
The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
(a)

On the Initial Trade Date, $25.00.
(b)

On any other calendar day prior to the first day of a Measurement Period:
(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the
Intraday Index Value)

– Accrued Fees
(c)

From and including the first day of a Measurement Period, an amount per

Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor, calculated using the Intraday

Index Value

× Residual Factor on the immediately preceding calendar
day) – Accrued Fees + Measurement Period Cash Amount, from the immediately preceding calendar day
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative
Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the Current Indicative Value

for the remainder of that day and all subsequent days will be fixed to be equal to the
Measurement Period Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(intraday indicative value).
If a Zero Value

Event occurs, the Current Indicative Value

(intraday indicative value) will be equal to zero for the
remainder of the day it occurs and on all future calendar days.

Upon the occurrence of a Zero Value

Event, investors
will lose their entire investment. You

will not benefit from any future exposure to

the Index after the occurrence of a
Zero Value

Event.
See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Indicative

Value

(intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.

The Securities are subject to
an “ Accrued Tracking Fee ” per Security, calculated as follows:
(a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of the
immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the Daily
Tracking Fee on such calendar day.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
(b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to:
(1) (i) 0.95% times
(ii) the Current Principal Amount on the immediately preceding calendar day
times (iii) the
Index Factor on such calendar day times (iv) the Residual Factor on the immediately preceding calendar day, divided by (2) 365.
(c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will
reduce any amount you are entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.

The Securities are
subject to an “ Accrued Financing Fee ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.

(b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to:
(1) the Accrued Financing Fee as of the immediately preceding calendar day, plus (2) the Daily Financing Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the Daily
Financing Fee on such calendar day.
(d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Accrued Financing Fee will be equal to zero.
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Daily Financing Fee is equal to:
(1) (i) the Financing Rate on such calendar day times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Residual Factor on the immediately preceding calendar day, divided by (2)
360.
(c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Daily Financing Fee will be equal to zero.
(d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of
the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to
borrow funds at a similar rate from a third party to invest in the Index. These charges accrue and compound during the
applicable period, and will reduce any amount that you will be entitled to receive at maturity or upon early redemption or
call.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616%
adjustment on the immediately preceding U.S. Government Securities Business Day.

The minimum Financing Rate at any
time will be 0.95%
For example, 5.24665% was the three-month CME Term

SOFR rate on June 29, 2023. The Financing Rate (if it were based on the SOFR-Based Benchmark Replacement) on June 30, 2023 would have therefore been equal to: 0.95% + 5.24665% +
0.2616%, or 6.45825%.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
(a)

$0.00 on any calendar day,

to but excluding the first day of a Measurement Period.
(b)

On the first day of a one-day Measurement Period:
At the close of trading on such Index Business Day,

(Current Principal Amount on the immediately preceding
calendar day × Index Factor, on such Index

Business Day).
(c)

From and including the first day of a four-day Measurement

Period:
(i)

At the close of trading on each Index Business Day during the Measurement

Period, the Measurement
Period Cash Amount on the immediately preceding calendar day + (Current

Principal Amount on the
calendar day immediately preceding the first day of such Measurement

Period × 0.25 × Index Factor, on
such Index Business Day); and
(ii)

On any calendar day during the Measurement Period that is not an Index Business Day,

the Measurement
Period Cash Amount on the immediately preceding Index Business Day.
(d)

On any calendar day after the last Index Business Day of a Measurement Period,

the Measurement Period Cash
Amount on the last Index Business Day of such Measurement Period.
Notwithstanding the foregoing, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value

is
less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, then the Measurement

Period Cash Amount for that day and all subsequent days will be fixed to be equal to the
Measurement Period Cash amount from the immediately preceding calendar day.

The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to
cash on any given day of an applicable Measurement Period and is no longer tracking the

Index.
At the close of trading of each Index Business Day during a four-day Measurement

Period, approximately 25% of the
Current Principal Amount on the calendar day immediately preceding the first
day of the Measurement Period, will be deemed converted to cash and an applicable portion of the notional financing
amount will separately be deemed converted to cash as well. After the close of trading on the final Index Business Day of a
four-day Measurement Period, the Measurement Period Cash Amount

will represent the averaged value of the Current
Principal Amount that was deemed converted to cash across the four-days of such Measurement Period. In case of a one-day
Measurement Period, approximately 100% of the Current Principal

Amount will be deemed converted to cash and an
applicable amount of financing will separately be deemed converted to cash,

at the close of trading of the first day of such
Measurement Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $500,000,000, the Calculation Date, subject to adjustments as described
under “— Market Disruption Event”;
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $500,000,000, the four Index

Business Days from and
including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities outstanding as
reported on Bloomberg.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which for each series
of Securities is the entity set forth below:
Title of Securities Index Calculation Agent
ETRACS 2x Leveraged US Dividend Factor TR ETN S&P Dow Jones Indices
ETRACS 2x Leveraged US Growth Factor TR ETN FTSE Russell
ETRACS 2x Leveraged US Size Factor TR ETN FTSE Russell
ETRACS 2x Leveraged US Value

Factor TR ETN
FTSE Russell
ETRACS 2x Leveraged MSCI US Minimum Volatility

Factor TR ETN
MSCI, Inc.
ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN MSCI, Inc.
ETRACS 2x Leveraged MSCI US Quality Factor TR ETN MSCI, Inc.
The “ Calculation Date
” means February 1, 2051, unless such day is not an Index Business Day,

in which case the
Calculation Date will be the next Index Business Day,

subject to adjustment.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled
to be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the
Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be
closed for the entire day for purposes of trading in U.S. government securities.

Underlying Index
The return of each series of Securities is based upon the performance of the applicable

Index set forth on the cover page of
the prospectus supplement. Each Index is designed to track the performance of a sector of the U.S. equity market and to
reflect an investing style. We

refer to the securities included in each Index as the “Index Constituent Securities” for such
Index.

Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as
described under “— Market Disruption Event”, you may submit a request to have us redeem your Securities on any Index
Business Day no later than 12:00 noon and a confirmation of redemption by no later than 5:00 p.m. on the same Index
Business Day. You

must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time
to time to waive this minimum redemption amount in our sole discretion on a case-by-case basis. You

should not assume
you will be entitled to the benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation
Date
” will be the first Index Business Day following the date that the applicable redemption notice and redemption
confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-
by-case basis, the Redemption Valuation

Date to the date on which we receive the notice of redemption rather than the
following Index Business Day.

You

should not assume you will be entitled to any such acceleration. To satisfy the
minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with
those of other investors to reach this minimum amount of 50,000 Securities; however,

there can be no assurance that they
can or will do so.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the
fourth Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth
Index Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if we have issued a call
notice, the last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event
occurred.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect
to any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “—
Market Disruption Event”.
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described
under “— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant
Redemption Date equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee
Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and
you should not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Index Business Day following the applicable Redemption
Valuation

Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or
that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption
Amount
=
Closing Indicative
Value
– Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption. The combined negative effect of the
Accrued Fees and the Redemption Fee Amount will reduce your final payment.

If the compounded leveraged quarterly
return of the Index (or the unleveraged return of the Index, following a Permanent

Deleveraging Event) is insufficient to
offset the negative effect of the Accrued Fees and

the Redemption Fee Amount, if applicable, or if the compounded leveraged quarterly return of the Index (or the unleveraged

return of the Index, following a Permanent Deleveraging Event)
is negative, you may lose all or a substantial portion of your investment upon early redemption.

Loss Rebalancing Events
will cause compounding to occur more frequently than quarterly.

The Securities may be called by UBS prior to the Maturity Date pursuant to its Call Right and, upon the occurrence of a
Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms
of the Securities

— UBS’s Call Right” and “Specific Terms

of the Securities — Automatic Acceleration Upon Zero Value
Event”.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00
noon on the Index Business Day

on which you elect to exercise

your redemption right. If we

receive your
Redemption Notice by the time specified

in the preceding sentence, we

will respond by sending you a

form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via
email in the specified form

by 5:00 p.m. on the same day. We or our affiliate must acknowledge receipt in order for
your Redemption Confirmation to

be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon on the
applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the
relevant deadline. If your broker delivers your Redemption Notice after

12:00 noon, or your Redemption Confirmation after
5:00 p.m., on the Index Business Day prior to the applicable Redemption

Valuation

Date, your Redemption Notice will not
be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need
to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In
addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its
sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem
their Securities will be irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer, UBS will
be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures,
before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request.
This on-boarding process may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain
circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our
sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which we receive the Redemption Notice
rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation

Date.
UBS’s Call Right
UBS may at its option redeem all, but not less than all, of the issued and outstanding

Securities of any series. To

exercise its
Call Right, UBS must provide notice to the holders of such Securities (which may be provided via press release) not less
than 18 calendar days prior to the Call Settlement Date specified by

UBS in such notice. If we call the Securities, you will
receive a cash payment equal to the Closing Indicative Value on the last Index Business Day in the Call Measurement
Period. We refer

to this cash payment as the “
Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day
in the Call Measurement Period.
The holders will receive payment for their Securities on the third Index

Business Day following the last Index Business Day
in the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event”.
The “ Call Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is less than $500,000,000,

the Call Valuation
Date, subject to adjustments as described under “— Market Disruption

Event”; and
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is equal to or greater than $500,000,000, the four
Index Business Days from and

including the Call Valuation

Date, subject to adjustment as described under “—
Market Disruption Event.”

For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders
(which may be provided via press release) of its exercise of its Call Right will equal:
(i) The Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities outstanding as
reported on Bloomberg.
The “
Call Valuation

Date
” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our Call Right.
In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease
of presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment if we exercise our Call Right. The combined negative
effect of the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the
Index (or the unleveraged return of the Index, following a

Permanent Deleveraging Event) is insufficient to offset the
negative effect of the Accrued Fees, or if the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is negative, you may lose all or a
substantial portion of your investment upon a call. Loss Rebalancing Events will cause compounding to occur more
frequently than quarterly.
In addition, upon the occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms

of the Securities — Automatic Acceleration Upon Zero Value

Event” below.
Automatic Acceleration Upon Zero Value

Event
For each series of Securities, a Zero Value

Event represents the first instance when the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

is less than or equal to zero (other than on an Excluded Day,

as defined
below). It will have the effect of permanently resetting

the value of your Securities to zero and accelerating the Securities.
You

will not benefit from any future exposure to the applicable Index after the occurrence of a Zero Value

Event.
A Zero Value

Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index
Business Day which would not otherwise have been a Loss Rebalancing Valuation

Date, the second Index Business Day
following such event), as described under “Permanent Deleveraging

Valuation

Dates” above.
A “
Zero Value

Event
” occurs if the Current Indicative Value

(intraday indicative value) or the Closing Indicative Value

on
any Index Business Day (other than an Excluded Day,

as defined below) is less than or equal to zero. From immediately after the Zero Value

Event and on all future calendar days, the Current Indicative Value

(intraday indicative value) and the
Closing Indicative Value

will be set equal to zero.
As used above, an “ Excluded Day
” means (i) any calendar day after the Second Permanent Deleveraging Valuation

Date
(ii) any calendar day on or after which a Zero Value

Event has already occurred, and (iii) any calendar day after the last day of an applicable Measurement Period.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event;

provided that the
failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended
from trading intraday shortly after the event occurs and will likely not be open for trading again on NYSE Arca.
You

will lose your entire investment upon the occurrence of

a Zero Value

Event.
In addition, we may call the Securities prior to the Maturity Date pursuant to our Call Right.
See “Specific Terms of
the Securities — UBS’s Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day, as used

below) decreases by 20% or more from the previous Last Reset Index Closing Level.

Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly
and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s).
Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing
Event your Securities will have less exposure to a potential positive gain in value relative to the exposure before the
occurrence of such Loss Rebalancing Event.
As used above, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset
Valuation

Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day,

(ii) any Quarterly Reset Valuation

Date,
(iii) any Loss Rebalancing Valuation

Date, (iv) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, if a Loss Rebalancing Event occurs after 3:15 p.m.

on such day (v) any calendar day from and
including the first day of an applicable Measurement Period, (vi) the

First or Second Permanent Deleveraging Valuation
Dates, (vii) any calendar day after the Second Permanent Deleveraging Valuation

Date, and (ix) any calendar day on or after
which a Zero Value

Event has occurred.
“
Loss Rebalancing Valuation

Date
” means:
(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”; and
(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day
following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market
Disruption Event.”
Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0 over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent

Deleveraging Valuation
Date is reset to 1.0. This means that after a Permanent Deleveraging Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities than it would have had before the occurrence of the Permanent Deleveraging Event. If such an event were to occur,

it most likely would occur only following a Loss
Rebalancing Event and prior to the completion of the associated leverage reset to 2.0, which would generally occur at the
end of the Index Business Day following the Index Business Day on which the

Loss Rebalancing Event occurred or, if the
Loss Rebalancing Event occurs 3:15 p.m. on an Index Business Day,

at the end of the second Index Business Day following
the Index Business Day on which the Loss Rebalancing Event occurred.
A “Permanent Deleveraging Event” occurs if, at any time on an Index Business Day

(other than an Excluded Day,

as
defined below), the Intraday Index Value

decreases by 40% or more from the Last Reset Index Closing Level. If a
Permanent Deleveraging Event occurs, the Current Principal Amount of the Securities will be reset over two Index Business
Days.
As used above, an “Excluded Day” means (i) the First or Second Permanent

Deleveraging Valuation

Dates, (ii) any calendar
day after the Second Permanent Deleveraging Valuation

Date, (iii) any day on or after which a Zero Value

Event occurs,
(iv) the day which is two Index Business Days prior to the first day of a Measurement

Period, if a Permanent Deleveraging
Event occurs after 3:15 p.m. on such day,

and (v) any calendar day from and including the Index Business Day immediately preceding the first day of a Measurement Period.
“Permanent Deleveraging Valuation

Dates” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
(a)

The “First Permanent Deleveraging Valuation

Date” means:
(i)

any Index Business Day,

which otherwise would have been a Loss Rebalancing Valuation

Date, but on
which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “—
Market Disruption Event”; or
(ii)

if a Permanent Deleveraging Event occurs after 3:15 p.m. on any Index

Business Day which would not
otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business Day following the
occurrence of such Permanent Deleveraging Event, subject to

adjustment as described under “— Market
Disruption Event.”
The leverage of your Securities will be reset to approximately 2.0 at the close of trading on the First Permanent
Deleveraging Valuation

Date.
(b)

The “Second Permanent Deleveraging Valuation

Date” means the Index Business Day immediately following the
First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “— Market Disruption
Event.”

The leverage of your Securities will be reset to 1.0 at the close of trading on the Second Permanent Deleveraging Valuation
Date.
Split or Reverse Split of the Securities
We may,

at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or
reverse split, as applicable, we will issue a press release announcing the split or reverse split and its effective date. The date
of such press release shall be deemed to be the “ announcement date ” of the split or the reverse split, the record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next
Business Day after the record date.
If the Securities undergo a split or reverse split, we will adjust the Current

Principal Amount, Closing Indicative Value,
Current Indicative Value,

Accrued Fees, Measurement Period Cash Amount and other relevant terms of the Securities accordingly. For

example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository
Trust Company (“ DTC
”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made
as described below.

The Current Principal Amount on such record date will be
divided by four to reflect the 4:1 split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The split or reverse split will become effective
at the opening of trading of the Securities on the Index Business Day immediately following the record date. The split will
not occur if we exercise our Call Right before it becomes effective.
In the case of a reverse split, the Current Principal Amount and other relevant terms of the Securities will be adjusted
accordingly and we will determine in our sole discretion the manner in which we will address odd numbers of Securities
(commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds
four Securities via DTC on the relevant record date will, after the reverse split, hold only one Security and the Current
Principal Amount of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The reverse split will become effective at the
opening of trading of the Securities on the Index Business Day immediately following the record date. The reverse split will
not occur if we exercise our Call Right before it becomes effective.
Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in
the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum
number of Securities they hold that is evenly divisible by the reverse split divisor.

We will determine

in our sole discretion
the manner in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split,
though our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following
the announcement date in an amount equal to the appropriate percentage of the Closing Indicative Value

of the reverse split-
adjusted Securities on the 15th Business Day following the announcement date.

For example, in the case of a 1:4 reverse
split, a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the
immediately following Business Day,

and a cash payment on the 17th Business Day following the announcement date that
is equal to 3/4 of the Current Principal Amount of the reverse split-adjusted

Securities on the 15th Business Day following
the announcement date.
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible
for all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or
upon early redemption or call, or at other times, the Current Principal
Amount, Current Indicative Value

(which we also refer to as the intraday indicative value), Closing Indicative

Value,
Market Disruption Events, Business Days, Index Business Days, the Leverage

Factor, the Index Factor,

the Index
Performance Ratio, the Residual Factor, the

Index Closing Level, the Financing Rate, the Accrued Fees (including determining any successor to the LIBOR base rate), the Redemption Fee Amount,

the Cash Settlement Amount, if any,

that
we will pay you at maturity,

the Redemption Amount, if any, that

we will pay you upon redemption, the Call Settlement
Amount, that we will pay you if we call the Securities, whether a Loss Rebalancing

Event has occurred, whether a
Permanent Deleveraging Event has occurred and whether any day is an Index Business Day and all such other matters as
may be specified elsewhere herein as matters to be determined by the Security

Calculation Agent. If any Intraday Index
Value

as published by Bloomberg on any Index Business Day is manifestly incorrect,

the Security Calculation Agent may
base its determination of whether a Loss Rebalancing Event, Permanent

Deleveraging Event or Zero Value

Event shall have
occurred on such Index Business Day on its own determination of such Intraday Index

Value.

In making such
determination, the Security Calculation Agent may consider any relevant information,

including, without limitation, relevant
market data in the relevant market supplied by one or more third parties or from internal sources or affiliates. The Security
Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has
been a material change in the Index. The Security Calculation Agent will make all such determinations and calculations in
its sole discretion, and absent manifest error,

all determinations of the Security Calculation Agent will be conclusive for all
purposes and binding on us, you, and all other persons having an interest in the Securities,

without liability on the part of the
Security Calculation Agent. You

will not be entitled to any compensation from us for any loss suffered as a result of any
determinations or calculations made by the Security Calculation Agent. We may appoint a different Security Calculation
Agent from time to time after the date of the prospectus supplement without your consent and without notifying you.

The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or upon early redemption or call, on or prior to

12:00 noon on
the Index Business Day immediately preceding the Maturity Date, any Redemption

Date or any Call Settlement Date.
All dollar amounts related to determination of the Accrued Fees, the Current Principal

Amount, and any Redemption
Amount, Redemption Fee Amount, Call Settlement Amount or Cash Settlement

Amount per Security will be rounded to the
nearest ten-thousandth, with five one hundred-thousandths rounded upward

(
e.g. , .76545 would be rounded up to .7655);
and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one-half cent rounded
upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of
its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not
continuing with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed
accordingly, and the

remaining Index Business Days in the Measurement Period will resume again following the suspension
of the Market Disruption Event. For example, if the four-day

Measurement Period for purposes of calculating the Call
Settlement Amount, is scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption Event with respect
to the Index on June 2, but no other Market Disruption Event during such

Call Measurement Period, then June 3 will
become the first Index Business Day of the Measurement Period, June 4th the second Index Business Day, June

5th the third
Index Business Day and the next Index Business Day after June 5th would be the final day of the Measurement Period. The
same approach would be applied if there is a Market Disruption Event during a four-day Final Measurement Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption
Valuation

Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation
Date (in the event that the Final Measurement Period is the Calculation Date) or

any Reset Valuation

Date, the Index
Closing Level for such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be
determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a
Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption
Valuation

Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on June 2 and there
is a Market Disruption Event with respect to the Index on June 2, then the Index Closing

Level on June 3 will be used to
calculate the Redemption Amount, assuming that no such Market Disruption

Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption

Valuation

Date, Call Valuation

Date (in the
event that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final
Measurement Period is the Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days
following the day originally scheduled to be such Index Business Day of the

Measurement Period or such Redemption
Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred
or is continuing with respect to the Index on the fifth Index Business Day following the date originally scheduled to be such
Index Business Day of the Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date
or any Reset Valuation

Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level
based on its good faith estimate of the Index Closing Level that would have prevailed on such fifth Index Business Day but
for such Market Disruption Event.
Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether
by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled
“Use of Proceeds and Hedging.”
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change
in the regular business hours of the relevant market; and
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of
the principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term
Notes, Series B, as constituting the outstanding principal amount of the

Securities. Although the terms of the Securities may
differ from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all
Medium-Term Notes, Series

B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term

Notes, Series B, including the Securities. This action may involve changing some of the
terms that apply to the Medium-Term

Notes, Series B, accelerating the maturity of the Medium-Term

Notes, Series B after a
default or waiving some of our obligations under the indenture. We discuss these matters in “Description of Debt Securities
We May Offer”

above under “Description of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default”
and “Description of Debt Securities We

May Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security
Calculation Agent in its sole discretion, for the aggregate Stated Principal

Amount of the Securities, equal to the cost of
having a qualified financial institution, of the kind and selected as described below, expressly assume all our

payment and
other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to
undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That
cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing
any documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount
referred to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and
as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not
obtaining the quotation may object, on reasonable and significant grounds,

to the assumption or undertaking by the qualified
financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days
after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default
amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Index Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

Index Business Days after the due

date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the
first Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to
as described above within five Index Business Days after that first Index

Business Day, however,

the default quotation
period will continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Index Business Day objection period have not ended
before the Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or
any successor, or any other comparable

rating then used by that rating

agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that
rating agency.

Discontinuance of or Adjustments to the Index or Termination

of Our License Agreements with the Index Sponsors;
Alteration of Method of Calculation
If (i) an Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication
of, or otherwise fails to publish, the Index, (ii) our license agreement with the

Index Sponsor terminates or (iii) the Index
Sponsor or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to
the Security Calculation Agent, and, in each case, any other person or entity publishes an index licensed to UBS that the
Security Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or
their unit weighting are available to the Security Calculation Agent (such index being referred to herein as a “
successor
index
”), and the Security Calculation Agent approves such index as a successor index,

then on and after the date determined
by the Security Calculation Agent, the Security Calculation Agent will determine the Index Closing Level on the applicable
dates of determination and the amount payable at maturity or upon early redemption or call and all other related payments
terms by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause
written notice of the successor index and the date on and after which the Index

Closing Level will be determined by
reference thereto be furnished to the trustee, to us and to the holders of the Securities.
If an Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or
their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or
unavailability is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date or on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index
Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such
time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is
discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during a
Measurement Period, or on the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on
which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing
Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation or
unavailability, as adjusted

for certain corporate actions. In such event, the Security Calculation Agent will cause notice
thereof to be furnished to the trustee, to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the
Index will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such
adjustments, if any,

to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute
Index, then the Security Calculation Agent will determine all amounts hereunder,

Current Principal Amount, Current
Indicative Value

(intraday indicative value), Closing Indicative Value,

Index Factor, Index Performance Ratio, Residual
Factor, Accrued Fees, Index Closing Levels on

the applicable dates of determination, all other related payment terms and the amount payable at maturity or upon early redemption or call by reference to such Substitute Index. If the Security
Calculation Agent so elects to replace the original Index with a Substitute Index,

the Security Calculation Agent will cause
written notice thereof to be furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as
defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the
Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on
the Index Constituent Securities included in the Index (including but not limited to exchange-imposed position
limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly
situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material
adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities, or (iv)
materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as
determined by the Security Calculation Agent;

(b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other
official pronouncement interpreting or applying those

laws, regulations or rules that is announced on or after
February 4, 2021 that (i) makes it illegal for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially
increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in
performing our or their obligations in connection with the Securities, (iii)

has a material adverse effect on the
ability of us, our affiliates, third parties with whom we

transact or a similarly situated third party to perform our or their obligations in connection with the Securities, or (iv) materially affects our ability to issue or transact in
exchange traded notes similar to the Securities, each as determined by the

Security Calculation Agent;
(c)

any event that occurs on or after February 4, 2021 that makes it a violation of any law,

regulation or rule of the
United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located, or of any official administrative decision,

judicial decision, administrative action, regulatory
interpretation or other official pronouncement interpreting

or applying those laws, regulations or rules, (i) for UBS
AG or its affiliates to hold, acquire or dispose of the Index Constituent

Securities or options, futures, swaps or
other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-
imposed position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third
parties to perform our or their obligations in connection with the Securities,

or (iii) for us to issue or transact in
exchange traded notes similar to the Securities, each as determined by the

Security Calculation Agent;
(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a
materially increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk
of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if
any, announces that pursuant

to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not
immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as
such exchange or market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed
in a material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index
Closing Level of the Index or such successor or Substitute Index does not,

in the opinion of the Security Calculation Agent,
fairly represent the Index Closing Level of the Index or such successor or Substitute

Index had such changes or
modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the
good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an
index comparable to the Index or such successor index, as the case may be,

as if such changes or modifications had not been
made, and the Security Calculation Agent will calculate the Index Closing

Level for the Index or such successor or
Substitute Index with reference to the Index or such successor or

Substitute Index, as adjusted. The Security Calculation
Agent will accordingly calculate the Index Closing Level, the Index Performance

Ratio, the Last Reset Index Closing Level,
the Accrued Fees, and any Redemption Amount, Redemption Fee Amount,

Cash Settlement Amount or Call Settlement
Amount, and all related payment terms based directly or indirectly on the Index

Closing Level calculated by the Security
Calculation Agent. Accordingly,

if the method of calculating the Index or a successor or Substitute Index is modified so that
the level of the Index or such successor or Substitute Index is a fraction or multiple of what it would have been if there had
been no such modification ( e.g. , due to a rebasing of the Index), which, in turn, causes the Index Closing Level of the Index or such successor or Substitute Index to be a fraction of what it would have been if there had been no such modification,
then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing
Level for the Index or such successor or Substitute Index as if it had not been modified

(
e.g. , as if such rebasing had not
occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index,
UBS may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make
such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or
characteristics of the relevant successor index or Substitute Index,

as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— Risks Relating to Creditworthiness, Conflicts of Interest, Hedging

Activities
and Regulation of UBS — There are potential conflicts of interest between you and the Security Calculation Agent” in the
prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security
Calculation Agent.

Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts
designated by you and approved by us, or at the corporate trust office of the trustee in New York

City, but only when the
Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue any series of Securities. We issued the Securities initially in an amount
having the aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We

may issue additional
Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The
Securities do not limit our ability to incur other indebtedness or to issue other securities.

Also, we are not subject to
financial or similar restrictions by the terms of the Securities. For more information,

please refer to “Description of Debt
Securities We May Offer

— Amounts That We

May Issue” in “Description of Debt Securities We

May Offer” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities of the same series and will have the same CUSIP number and will trade interchangeably with such Securities immediately upon
settlement. Any additional issuances will increase the aggregate Stated

Principal Amount of the outstanding Securities of
the class. The price of any additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

18. ETRACS 2x Leveraged US Dividend Factor TR ETN due February 9, 2051
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that
we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street
name or in the Securities issued in book-entry form through The Depository

Trust Company (“
DTC ”) or another depositary.
Owners of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance”
under “Description of Debt Securities We

May Offer” above.
Each of the seven series of Securities offered by the prospectus supplement is separate and independent of each other series
of Securities. Apart from the applicable Index, however,

all of the terms of each series of Securities are the same. Since each
series references a different

Index, all calculations and adjustments and related

events with respect to each series are
independent of calculations and adjustments and related

events for each other series of Securities, and we may exercise our
call right as well as our right to initiate a split or a reverse split independently for each series. The following discussion
therefore applies independently

to each series of Securities offered by the prospectus

supplement and, except as the context
may otherwise require, the

defined terms refer separately to each series. References

to the “Securities” should be
understood as references

to a single series of Securities and the defined terms should be understood in reference only to
that series of Securities.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time
to time, under the indenture more particularly described under “Description of Debt Securities We May Offer”

above. This
section summarizes general financial and other terms that apply to the Securities.

Terms that apply generally

to all Medium-
Term Notes, Series B are described

in “Description of Debt Securities We May

Offer” above. The terms described here
supplement those described in “Description of Debt Securities We

May Offer” above and, if the terms described here

are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 2, 2015
between us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or upon early redemption or call. Instead, at
maturity, you will receive

a cash payment per Security the amount of which will vary depending on the performance

and
path of the Index and will be reduced by the Accrued Fees as of the last Index Business Day in the Final Measurement
Period as described under “— Cash Settlement Amount at Maturity.”

If the amount as calculated is equal to or less than
zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than
zero, the Redemption Amount will be zero and you will not receive a cash payment.
Cash Settlement Amount at Maturity
The “ Maturity Date ” is February 9, 2051, which will be the third Index Business Day following the last Index Business
Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated upon Zero Value

Event, you will receive at maturity a cash
payment equal to its Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer to this cash payment as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease
of presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last
Index Business Day in Final
Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative
effect of the Accrued Fees, you may lose all or a substantial portion of your investment at maturity. The occurrence
of Loss Rebalancing Events will result in more frequent

than quarterly compounding.
UBS may call the Securities prior to the Maturity Date pursuant to its Call Right. If the

Securities are called by UBS,
the Call Settlement Amount may be zero and you may

lose all or a substantial portion of your investment.

See
“Specific Terms of

the Securities — UBS’s Call Right”.

The “ Stated Principal Amount
” of each Security is $25.00. The Securities may be issued and sold over time at then-
current market prices which may be significantly higher or lower than the Stated

Principal Amount. If the Securities
undergo a split or reverse split, the Stated Principal

Amount will be adjusted accordingly.
The Closing Indicative Value

represents the dollar value per Security that an investor would receive on any day if it
redeemed the Security that day (without giving effect to

any Redemption Fee Amount).
The “ Closing Indicative Value
” per Security, will be

calculated as follows:
(a)

On the Initial Trade Date, $25.00 per Security.
(b)

On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees
(c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
( Current

Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor × Residual Factor) – Accrued Fees + Measurement Period

Cash Amount
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative
Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day,
the Closing Indicative Value

for that day and all subsequent days will be fixed to be equal to the Measurement
Period Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs, the Closing Indicative Value

will be equal to zero on the day it occurs and on all future calendar days. Upon the occurrence of a Zero

Value Event,

investors will lose their entire investment. You

will not
benefit from any future exposure to

the Index after the occurrence of a Zero Value

Event.

See “— Automatic
Acceleration Upon Zero Value

Event”.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative
Value.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The “ Current Principal Amount
” represents the unleveraged notional investment in the Index Constituent

Securities per
Security at the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the leveraged returns would approximately equal the Current

Principal Amount at the close of trading on any Reset
Valuation

Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0
and the notional financing amount will be equal to zero for the remaining term of the Securities. If a Zero Value

Event
occurs prior to your Securities permanently resetting to 1.0 at the end of the

Second Permanent Deleveraging Valuation
Date, then your Securities will be automatically accelerated and mandatorily redeemed and you will lose your entire
investment.
The Current Principal Amount per Security,

will be calculated as follows:
(a)

From and including the Initial Trade Date to and

excluding the first Reset Valuation

Date, $25.00 per Security.
(b)

At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal

Amount of
the Securities will be reset as follows:
New
Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index
Factor) – Accrued Fees
The Current Principal Amount will not change until

the first Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation

Date.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset.

The “
Reset Valuation

Date
” means:
(a)

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i) the
Initial Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing
Valuation

Date (iv) the First
Permanent Deleveraging Valuation

Date, or (v) the Second Permanent Deleveraging Valuation

Date; and
(b)

Any calendar day following the Second Permanent Deleveraging Valuation

Date.

The valuation dates are defined below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, it will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.
The “
Quarterly Reset Valuation

Date
” is the second Wednesday

of January, April, July and October

of each calendar year
during the term of the Securities (other than an Excluded Day,

as defined below), subject to adjustment as described under
“— Market Disruption Event”.
As used above, an “ Excluded Day
” means (i) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, and any calendar day thereafter,

and (ii) any calendar day after the Second Permanent Deleveraging
Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level.
The Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value
of the unleveraged notional amount per Security that is deemed invested in the Index on any calendar day. This

does not
reflect the Redemption Amount that an investor would receive upon early redemption on such calendar day.
The “ Residual Factor ” will be calculated as follows:
(a)

1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.
(b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such four-day
Measurement Period, divided by (b) four.
For example, on the first Index Business Day in an applicable four-day

Measurement Period, the Residual Factor
will equal 3/4, on the second Index Business Day in an applicable four-day

Measurement Period, the Residual
Factor will equal 2/4, on the third Index Business Day in an applicable four-day

Measurement Period, the Residual
Factor will equal 1/4 and on the last Index Business Day in an applicable four-day

Measurement Period, the
Residual Factor will equal zero.
(c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the
Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted
to cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of
trading on the Second Permanent Deleveraging Valuation

Date, will equal 2.0. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging

Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level

Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such
day. The initial Last Reset Index

Closing Level is the Index Closing Level on the Initial Trade

Date, as reported by
Bloomberg and Reuters.
The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg and
Reuters on such day; however, if the closing

level of the Index as reported on Bloomberg (or any successor) differs from the
closing level of the Index as reported on Reuters (or any successor), the

Index Closing Level will be the closing level of the
Index as calculated by the Index Calculation Agent. The initial Index Closing Level (which is also the first Last Reset Index
Closing Level) was determined on February 4, 2021 by the Security Calculation

Agent. If the closing level of an Index, as
reported on Bloomberg and Reuters for any Index Business Day,

is manifestly incorrect, the “
Index Closing Level ” for
such Index Business Day shall be the closing level of the Index as determined by the Security Calculation

Agent. In making
such determination, the Security Calculation Agent may consider any relevant information, including, without limitation,
relevant market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.

On any calendar day that is not an Index Business Day,

the Index Closing level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
“ Measurement Period
” means the Final Measurement Period or,

if UBS exercises its Call Right, the Call Measurement
Period.
The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
(a)

On the Initial Trade Date, $25.00.
(b)

On any other calendar day prior to the first day of a Measurement Period:
(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the
Intraday Index Value)

– Accrued Fees
(c)

From and including the first day of a Measurement Period, an amount per

Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor, calculated using the Intraday

Index Value

× Residual Factor on the immediately preceding calendar
day) – Accrued Fees + Measurement Period Cash Amount, from the immediately preceding calendar day
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative
Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the Current Indicative Value

for the remainder of that day and all subsequent days will be fixed to be equal to the
Measurement Period Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of
the

Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(intraday indicative value).
If a Zero Value

Event occurs, the Current Indicative Value

(intraday indicative value) will be equal to zero for the
remainder of the day it occurs and on all future calendar days.

Upon the occurrence of a Zero Value

Event, investors
will lose their entire investment. You

will not benefit from any future exposure to

the Index after the occurrence of a
Zero Value

Event.

See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Indicative

Value

(intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.

The Securities are subject to an “ Accrued Tracking Fee
” per Security, calculated

as follows:
(a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of the
immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the Daily
Tracking Fee on such calendar day.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
(b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to:
(1) (i) 0.95% times
(ii) the Current Principal Amount on the immediately preceding calendar day
times (iii) the
Index Factor on such calendar day times (iv) the Residual Factor on the immediately preceding calendar day, divided by (2) 365.
(c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will
reduce any amount you are entitled to receive at maturity or upon early redemption or call.

If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.

The Securities are subject to an “ Accrued Financing Fee ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to:
(1) the Accrued Financing Fee as of the immediately preceding calendar day, plus (2) the Daily Financing Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the Daily
Financing Fee on such calendar day.
(d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Accrued Financing Fee will be equal to zero.
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
(b)

On any
subsequent

calendar day, the Daily Financing

Fee is equal to:
(1) (i) the Financing Rate on such calendar day times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Residual Factor on the immediately preceding calendar day, divided by (2)
360.
(c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Daily Financing Fee will be equal to
zero .
(d)

The minimum value of the Daily
Financing

Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of
the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to
borrow funds at a similar rate from a third party to invest in the Index. These charges accrue and compound during the
applicable period, and will reduce any amount that you will be entitled to receive at maturity or upon early redemption or
call.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616%
adjustment on the immediately preceding U.S. Government Securities Business Day.

The minimum Financing Rate at any
time will be 0.95%
For example, 5.24665% was the three-month CME Term

SOFR rate on June 29, 2023. The Financing Rate (if it were based on the SOFR-Based Benchmark Replacement) on June 30, 2023 would have therefore been equal to: 0.95% + 5.24665% +
0.2616%, or 6.45825%.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
(a)

$0.00 on any calendar day,

to but excluding the first day of a Measurement Period.
(b)

On the first day of a one-day Measurement Period:
At the close of trading on such Index Business Day,

(Current Principal Amount on the immediately preceding
calendar day × Index Factor, on such Index

Business Day).
(c)

From and including the first day of a four-day Measurement

Period:
(i)

At the close of trading on each Index Business Day during the Measurement

Period, the
Measurement Period Cash Amount on the immediately preceding calendar day + (Current
Principal Amount on the calendar day immediately preceding the first day of such Measurement
Period × 0.25 × Index Factor, on such Index Business Day);

and
(ii)

On any calendar day during the Measurement Period that is not an Index Business Day,

the
Measurement Period Cash Amount on the immediately preceding Index

Business Day.
(d)

On any calendar day after the last Index Business Day of a Measurement Period,

the Measurement Period Cash
Amount on the last Index Business Day of such Measurement Period.

Notwithstanding the foregoing, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value

is
less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, then the Measurement

Period Cash Amount for that day and all subsequent days will be fixed to be equal to the
Measurement Period Cash amount from the immediately preceding calendar day.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to
cash on any given day of an applicable Measurement Period and is no longer tracking the Index.
At the close of trading of each Index Business Day during a four-day Measurement

Period, approximately 25% of the
Current Principal Amount on the calendar day immediately preceding the first
day of the Measurement Period, will be
deemed converted to cash and an applicable portion of the notional financing amount will separately be deemed converted
to cash as well. After the close of trading on the final Index Business Day of a four

-day Measurement Period, the
Measurement Period Cash Amount will represent the averaged

value of the Current Principal Amount that was deemed
converted to cash across the four-days of such Measurement Period.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount will be deemed converted to cash and an applicable amount of
financing will separately be deemed converted to cash, at the close of trading of the first day of such Measurement Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $500,000,000, the Calculation Date, subject to adjustments as described
under “— Market Disruption

Event”;
(b)

if the
Market

Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $500,000,000, the four Index

Business Days from and
including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities outstanding as
reported on Bloomberg.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which for each series
of Securities is the entity set forth below:
Title of Securities Index Calculation Agent
ETRACS 2x Leveraged US Dividend Factor TR ETN S&P Dow Jones Indices
ETRACS 2x Leveraged US Growth Factor TR ETN FTSE Russell
ETRACS 2x Leveraged US Size Factor TR ETN FTSE Russell
ETRACS 2x Leveraged US Value

Factor TR ETN
FTSE Russell
ETRACS 2x Leveraged MSCI US Minimum Volatility

Factor TR ETN
MSCI, Inc.
ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN MSCI, Inc.
ETRACS 2x Leveraged MSCI US Quality Factor TR ETN MSCI, Inc.
The “ Calculation Date
” means February 1, 2051, unless such day is not an Index Business Day,

in which case the
Calculation Date will be the next Index Business Day,

subject to adjustment.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled
to be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the
Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be
closed for the entire day for purposes of trading in U.S. government securities.
Underlying Index
The return of each series of Securities is based upon the performance of the applicable

Index set forth on the cover page of
this prospectus supplement. Each Index is designed to track the performance of a sector of the U.S. equity market and to
reflect an investing style. We

refer to the securities included in each Index as the “Index Constituent Securities” for such
Index.

Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as
described under “— Market Disruption Event”, you may submit a request to have us redeem your Securities on any Index
Business Day no later than 12:00 noon and a confirmation of redemption by no later than 5:00 p.m. on the same Index
Business Day. You

must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time
to time to waive this minimum redemption amount in our sole discretion on a case-by-case basis. You

should not assume
you will be entitled to the benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation
Date
” will be the first Index Business Day following the date that the applicable redemption notice and redemption
confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-
by-case basis, the Redemption Valuation

Date to the date on which we receive the notice of redemption rather than the
following Index Business Day.

You

should not assume you will be entitled to any such acceleration. To satisfy the
minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with
those of other investors to reach this minimum amount of 50,000 Securities; however,

there can be no assurance that they
can or will do so.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the
fourth Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth
Index Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if we have issued a call
notice, the last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event
occurred.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect
to any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “—
Market Disruption Event”.
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described
under “— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant
Redemption Date equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee
Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and
you should not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Index Business Day following the applicable Redemption
Valuation

Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or
that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption Amount

=

Closing Indicative Value

–

Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee

Amount, if applicable, or if the
compounded leveraged quarterly return of the Index (or

the unleveraged return of the Index, following a Permanent
Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon early redemption.
Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
The Securities may be called by UBS prior to the Maturity Date pursuant to its Call Right and, upon the occurrence
of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS.

See
“Specific Terms of

the Securities — UBS’s Call Right” and “Specific

Terms of the Securities

— Automatic Acceleration
Upon Zero Value

Event”.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:

➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00
noon on the Index Business Day

on which you elect to exercise

your redemption right. If we

receive your
Redemption Notice by the time specified

in the preceding sentence, we

will respond by sending you a

form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via
email in the specified form

by 5:00 p.m. on the same day. We or our affiliate must acknowledge receipt in order for
your Redemption Confirmation to

be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon on the
applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the
relevant deadline. If your broker delivers your Redemption Notice after

12:00 noon, or your Redemption Confirmation after
5:00 p.m., on the Index Business Day prior to the applicable Redemption

Valuation

Date, your Redemption Notice will not
be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need
to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In
addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its
sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem
their Securities will be irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer, UBS will
be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures,
before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request.
This on-boarding process may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain
circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our
sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which we receive the Redemption Notice
rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation

Date.
UBS’s Call Right
UBS may at its option redeem all, but not less than all, of the issued and outstanding

Securities of any series. To

exercise its
Call Right, UBS must provide notice to the holders of such Securities (which may be provided via press release) not less
than 18 calendar days prior to the Call Settlement Date specified by

UBS in such notice. If we call the Securities, you will
receive a cash payment equal to the Closing Indicative Value on the last Index Business Day in the Call Measurement
Period. We refer

to this cash payment as the “
Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day
in the Call Measurement Period.
The holders will receive payment for their Securities on the third Index

Business Day following the last Index Business Day
in the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event”.
The “ Call Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is less than $500,000,000,

the Call Valuation
Date, subject to adjustments as described under “— Market Disruption

Event”; and
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is equal to or greater than $500,000,000, the four
Index Business Days from and including the Call Valuation

Date, subject to adjustment as described under “—
Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders
(which may be provided via press release) of its exercise of its Call Right will equal:
(i) The Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities outstanding as
reported on Bloomberg.

The “
Call Valuation

Date
” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our Call Right.
In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease
of presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment if we exercise our Call Right. The combined negative
effect of the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the
Index (or the unleveraged return of the Index, following a

Permanent Deleveraging Event) is insufficient to offset the
negative effect of the Accrued Fees, or if the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is negative, you may lose all or a
substantial portion of your investment upon a call. Loss Rebalancing Events will cause compounding to occur more
frequently than quarterly.
In addition, upon the occurrence of a Zero Value

Event, the Securities will be automatically accelerated and
mandatorily redeemed by UBS.

See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value
Event” below.
Automatic Acceleration Upon Zero Value

Event
For each series of Securities, a Zero Value

Event represents the first instance when the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

is less than or equal to zero (other than on an Excluded Day,

as defined
below). It will have the effect of permanently resetting

the value of your Securities to zero and accelerating the Securities.
You

will not benefit from any future exposure to the applicable Index after the occurrence of a Zero Value

Event.
A Zero Value

Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index
Business Day which would not otherwise have been a Loss Rebalancing Valuation

Date, the second Index Business Day
following such event), as described under “Permanent Deleveraging

Valuation

Dates” above.
A “
Zero Value

Event
” occurs if the Current Indicative Value

(intraday indicative value) or the Closing Indicative Value

on
any Index Business Day (other than an Excluded Day,

as defined below) is less than or equal to zero. From immediately after the Zero Value

Event and on all future calendar days, the Current Indicative Value

(intraday indicative value) and the
Closing Indicative Value

will be set equal to zero.
As used above, an “ Excluded Day
” means (i) any calendar day after the Second Permanent Deleveraging Valuation

Date
(ii) any calendar day on or after which a Zero Value

Event has already occurred, and (iii) any calendar day after the last day of an applicable Measurement Period.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event;

provided that the
failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended
from trading intraday shortly after the event occurs and will likely not be open for trading again on NYSE Arca.
You

will lose your entire investment upon the occurrence of

a Zero Value

Event.
In addition, we may call the Securities prior to the Maturity Date pursuant to our Call Right.

See “Specific Terms of
the Securities — UBS’s Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day, as used

below) decreases by 20% or more from the previous Last Reset Index Closing Level.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly
and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s).
Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing
Event your Securities will have less exposure to a potential positive gain in value relative to the exposure before the
occurrence of such Loss Rebalancing Event.

As used above, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset
Valuation

Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day,

(ii) any Quarterly Reset Valuation

Date,
(iii) any Loss Rebalancing Valuation

Date, (iv) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, if a Loss Rebalancing Event occurs after 3:15 p.m.

on such day (v) any calendar day from and
including the first day of an applicable Measurement Period, (vi) the

First or Second Permanent Deleveraging Valuation
Dates, (vii) any calendar day after the Second Permanent Deleveraging Valuation

Date, and (ix) any calendar day on or after
which a Zero Value

Event has occurred.
“
Loss Rebalancing Valuation

Date
” means:
(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”; and
(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day
following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market
Disruption Event.”
Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of

deleveraging your Securities, with the aim of permanently resetting the then-current leverage to 1.0 over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent

Deleveraging Valuation
Date is reset to 1.0. This means that after a Permanent Deleveraging Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your

Securities than it would have had before the occurrence
of the Permanent Deleveraging Event. If such an event were to occur,

it most likely would occur only following a Loss
Rebalancing Event and prior to the completion of the associated leverage reset to 2.0, which would generally occur at the
end of the Index Business Day following the Index Business Day on which the

Loss Rebalancing Event occurred or, if the
Loss Rebalancing Event occurs 3:15 p.m. on an Index Business Day,

at the end of the second Index Business Day following
the Index Business Day on which the Loss Rebalancing Event occurred.
A “ Permanent Deleveraging Event
” occurs if, at any time on an Index Business Day (other than an Excluded

Day, as
defined below), the Intraday Index Value

decreases by 40% or more from the Last Reset Index Closing Level. If a
Permanent Deleveraging Event occurs, the Current Principal Amount of the Securities will be reset over two Index Business
Days.
As used above, an “ Excluded Day
” means (i) the First or Second Permanent Deleveraging Valuation

Dates, (ii) any
calendar day after the Second Permanent Deleveraging Valuation

Date, (iii) any day on or after which a Zero Value

Event
occurs, (iv) the day which is two Index Business Days prior to the first day of a Measurement Period, if a Permanent
Deleveraging Event occurs after 3:15 p.m. on such day,

and (v) any calendar day from and including the Index Business
Day immediately preceding the first day of a Measurement Period.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
(a)

The “
First Permanent Deleveraging Valuation

Date
” means:
(i)

any Index Business Day,

which otherwise would have been a Loss Rebalancing Valuation

Date,
but on which a Permanent Deleveraging Event has occurred, subject to adjustment as described
under “— Market Disruption Event”; or
(ii)

if a Permanent
Deleveraging

Event occurs after 3:15 p.m. on any Index Business Day which would not otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business
Day following the occurrence of such Permanent Deleveraging

Event, subject to adjustment as
described under “— Market Disruption Event.”
The leverage of your Securities will be reset to approximately 2.0 at the close of trading on the First Permanent
Deleveraging Valuation

Date.
(b)

The “
Second Permanent Deleveraging Valuation

Date
” means the Index Business Day immediately following
the First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “— Market Disruption
Event.”
The leverage of your Securities will be reset to 1.0 at the close of trading on the Second Permanent Deleveraging Valuation
Date.

Split or Reverse Split of the Securities
We may,

at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or
reverse split, as applicable, we will issue a press release announcing the split or reverse split and its effective date. The date
of such press release shall be deemed to be the “ announcement date ” of the split or the reverse split, the record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next
Business Day after the record date.
If the Securities undergo a split or reverse split, we will adjust the Current

Principal Amount, Closing Indicative Value,
Current Indicative Value,

Accrued Fees, Measurement Period Cash Amount and other relevant terms of the Securities accordingly. For

example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository
Trust Company (“ DTC
”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made
as described below.

The Current Principal Amount on such record date will be
divided by four to reflect the 4:1 split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The split or reverse split will become effective
at the opening of trading of the Securities on the Index Business Day immediately following the record date. The split will
not occur if we exercise our Call Right before it becomes effective.
In the case of a reverse split, the Current Principal Amount and other relevant terms of the Securities will be adjusted
accordingly and we will determine in our sole discretion the manner in which we will address odd numbers of Securities
(commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds
four Securities via DTC on the relevant record date will, after the reverse split, hold only one Security and the Current
Principal Amount of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The reverse split will become effective at the
opening of trading of the Securities on the Index Business Day immediately following the record date. The reverse split will
not occur if we exercise our Call Right before it becomes effective.
Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in
the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum
number of Securities they hold that is evenly divisible by the reverse split divisor.

We will determine

in our sole discretion
the manner in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split,
though our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following
the announcement date in an amount equal to the appropriate percentage of the Closing Indicative Value

of the reverse split-
adjusted Securities on the 15th Business Day following the announcement date.

For example, in the case of a 1:4 reverse
split, a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the
immediately following Business Day,

and a cash payment on the 17th Business Day following the announcement date that
is equal to 3/4 of the Current Principal Amount of the reverse split-adjusted

Securities on the 15th Business Day following
the announcement date.
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible
for all determinations and calculations regarding the value

of the Securities, including, among other things, at maturity or upon early redemption or call, or at other times, the Current Principal Amount,

Current Indicative Value

(which we also
refer to as the intraday indicative value), Closing Indicative Value,

Market Disruption Events, Business Days, Index
Business Days, the Leverage Factor, the

Index Factor, the Index Performance Ratio, the Residual Factor,

the Index Closing
Level, the Financing Rate, the Accrued Fees (including determining any successor to the LIBOR base rate), the Redemption
Fee Amount, the Cash Settlement Amount, if any,

that we will pay you at maturity, the

Redemption Amount, if any,

that we
will pay you upon redemption, the Call Settlement Amount, that we will pay you if we call the Securities, whether a Loss
Rebalancing Event has occurred, whether a Permanent Deleveraging Event has occurred and whether any day is an Index
Business Day and all such other matters as may be specified elsewhere herein as matters to be determined by the Security
Calculation Agent. If any Intraday Index Value

as published by Bloomberg on any Index Business Day is manifestly incorrect, the Security Calculation Agent may base its determination of whether a Loss Rebalancing Event, Permanent
Deleveraging Event or Zero Value

Event shall have occurred on such Index Business Day on its own determination of such
Intraday Index Value.

In making such determination, the Security Calculation Agent may consider any relevant information,
including, without limitation, relevant market data in the relevant market supplied by one or more third parties or from
internal sources or affiliates. The Security Calculation

Agent will also be responsible for determining whether the Index has been discontinued and whether there has been a material change in the Index.

The Security Calculation Agent will make all
such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security
Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the
Securities, without liability on the part of the Security Calculation Agent.

You

will not be entitled to any compensation from
us for any loss suffered as a result of any determinations or calculations made by the Security Calculation Agent. We

may
appoint a different Security Calculation Agent from

time to time after the date of the prospectus supplement without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or upon early redemption or call, on or prior to

12:00 noon on
the Index Business Day immediately preceding the Maturity Date, any Redemption

Date or any Call Settlement Date.

All dollar amounts related to determination of the Accrued Fees, the Current Principal

Amount, and any Redemption
Amount, Redemption Fee Amount, Call Settlement Amount or Cash Settlement

Amount per Security will be rounded to the
nearest ten-thousandth, with five one hundred-thousandths rounded upward

(
e.g. , .76545 would be rounded up to .7655);
and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one-half cent rounded
upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of
its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not
continuing with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed
accordingly, and the

remaining Index Business Days in the Measurement Period will resume again following the suspension
of the Market Disruption Event. For example, if the four-day

Measurement Period for purposes of calculating the Call
Settlement Amount, is scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption Event with respect
to the Index on June 2, but no other Market Disruption Event during such

Call Measurement Period, then June 3 will
become the first Index Business Day of the Measurement Period, June 4th the second Index Business Day, June

5th the third
Index Business Day and the next Index Business Day after June 5th would be the final day of the Measurement Period. The
same approach would be applied if there is a Market Disruption Event during a four-day Final Measurement Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption
Valuation

Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation
Date (in the event that the Final Measurement Period is the Calculation Date) or

any Reset Valuation

Date, the Index
Closing Level for such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be
determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a
Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption
Valuation

Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on June 2 and there
is a Market Disruption Event with respect to the Index on June 2, then the Index Closing

Level on June 3 will be used to
calculate the Redemption Amount, assuming that no such Market Disruption

Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption

Valuation

Date, Call Valuation

Date (in the
event that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final
Measurement Period is the Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days
following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption
Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred
or is continuing with respect to the Index on the fifth Index Business Day following the date originally scheduled to be such
Index Business Day of the Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date
or any Reset Valuation

Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level
based on its good faith estimate of the Index Closing Level that would have prevailed on such fifth Index Business Day but
for such Market Disruption Event.
Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether
by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled
“Use of Proceeds and Hedging.”
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change
in the regular business hours of the relevant market; and
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of
the principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term
Notes, Series B, as constituting the outstanding principal amount of the

Securities. Although the terms of the Securities may
differ from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all
Medium-Term Notes, Series

B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term

Notes, Series B, including the Securities. This action may involve changing some of the
terms that apply to the Medium-Term

Notes, Series B, accelerating the maturity of the Medium-Term

Notes, Series B after a
default or waiving some of our obligations under the indenture. We discuss these matters in “Description of Debt Securities
We May Offer”

above under “Description of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default”
and “Description of Debt Securities We

May Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security
Calculation Agent in its sole discretion, for the aggregate Stated Principal

Amount of the Securities, equal to the cost of
having a qualified financial institution, of the kind and selected as described below, expressly assume all our

payment and
other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to
undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That
cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing
any documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount
referred to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and
as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not
obtaining the quotation may object, on reasonable and significant grounds,

to the assumption or undertaking by the qualified
financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days
after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default
amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Index Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

Index Business Days after the due

date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the
first Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to
as described above within five Index Business Days after that first Index

Business Day, however,

the default quotation
period will continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Index Business Day objection period have not ended
before the Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or
any successor, or any other comparable

rating then used by that rating

agency, or

➢ P-1 or

higher by Moody’s Investors Service or any successor, or any other comparable rating then

used by that
rating agency.
Discontinuance of or Adjustments to the Index or Termination

of Our License Agreements with the Index Sponsors;
Alteration of Method of Calculation
If (i) an Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication
of, or otherwise fails to publish, the Index, (ii) our license agreement with the

Index Sponsor terminates or (iii) the Index
Sponsor or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to
the Security Calculation Agent, and, in each case, any other person or entity publishes an index licensed to UBS that the
Security Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or
their unit weighting are available to the Security Calculation Agent (such index being referred to herein as a “
successor
index
”), and the Security Calculation Agent approves such index as a successor index,

then on and after the date determined
by the Security Calculation Agent, the Security Calculation Agent will determine the Index Closing Level on the applicable
dates of determination and the amount payable at maturity or upon early redemption or call and all other related payments
terms by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause
written notice of the successor index and the date on and after which the Index

Closing Level will be determined by
reference thereto be furnished to the trustee, to us and to the holders of the Securities.
If an Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or
their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or
unavailability is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date or on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index
Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such
time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is
discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during a
Measurement Period, or on the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on
which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing
Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation or
unavailability, as adjusted

for certain corporate actions. In such event, the Security Calculation Agent will cause notice
thereof to be furnished to the trustee, to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the
Index will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such
adjustments, if any,

to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute
Index, then the Security Calculation Agent will determine all amounts hereunder,

Current Principal Amount, Current
Indicative Value

(intraday indicative value), Closing Indicative Value,

Index Factor, Index Performance Ratio, Residual
Factor, Accrued Fees, Index Closing Levels on

the applicable dates of determination, all other related payment terms and the amount payable at maturity or upon early redemption or call by reference to such Substitute Index. If the Security
Calculation Agent so elects to replace the original Index with a Substitute Index,

the Security Calculation Agent will cause
written notice thereof to be furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as
defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the
Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on
the Index Constituent Securities included in the Index (including but not limited to exchange-imposed position
limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly
situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material
adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities, or (iv)
materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as
determined by the Security Calculation Agent;

(b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other
official pronouncement interpreting or applying those

laws, regulations or rules that is announced on or after
February 4, 2021 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially
increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in
performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on the
ability of us, our affiliates, third parties with whom we

transact or a similarly situated third party to perform our or their obligations in connection with the Securities, or (iv) materially affects our ability to issue or transact in
exchange traded notes similar to the Securities, each as determined by the

Security Calculation Agent;
(c)

any event that occurs on or after February 4, 2021 that makes it a violation of any law,

regulation or rule of the
United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located, or of any official administrative decision,

judicial decision, administrative action, regulatory
interpretation or other official pronouncement interpreting

or applying those laws, regulations or rules, (i) for UBS
AG or its affiliates to hold, acquire or dispose of the Index Constituent

Securities or options, futures, swaps or
other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-
imposed position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third
parties to perform our or their obligations in connection with the Securities,

or (iii) for us to issue or transact in
exchange traded notes similar to the Securities, each as determined by the

Security Calculation Agent;
(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a
materially increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk
of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
(e)

as determined by the Security
Calculation

Agent, the primary exchange or market for trading for the Securities, if any, announces that pursuant

to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market,

as applicable, for any reason and are not
immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as
such exchange or market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed
in a material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index
Closing Level of the Index or such successor or Substitute Index does not,

in the opinion of the Security Calculation Agent,
fairly represent the Index Closing Level of the Index or such successor or Substitute

Index had such changes or
modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the
good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an
index comparable to the Index or such successor index, as the case may be,

as if such changes or modifications had not been
made, and the Security Calculation Agent will calculate the Index Closing

Level for the Index or such successor or
Substitute Index with reference to the Index or such successor or

Substitute Index, as adjusted. The Security Calculation
Agent will accordingly calculate the Index Closing Level, the Index Performance

Ratio, the Last Reset Index Closing Level,
the Accrued Fees, and any Redemption Amount, Redemption Fee Amount,

Cash Settlement Amount or Call Settlement
Amount, and all related payment terms based directly or indirectly on the Index

Closing Level calculated by the Security
Calculation Agent. Accordingly,

if the method of calculating the Index or a successor or Substitute Index is modified so that
the level of the Index or such successor or Substitute Index is a fraction or multiple of what it would have been if there had
been no such modification ( e.g. , due to a rebasing of the Index), which, in turn, causes the Index Closing Level of the Index or such successor or Substitute Index to be a fraction of what it would have been if there had been no such modification,
then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing
Level for the Index or such successor or Substitute Index as if it had not been modified

(
e.g. , as if such rebasing had not
occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index,
UBS may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make
such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or
characteristics of the relevant successor index or Substitute Index,

as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— Risks Relating to Creditworthiness, Conflicts of Interest, Hedging

Activities
and Regulation of UBS — There are potential conflicts of interest between you and the Security Calculation Agent” in the
prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security
Calculation Agent.

Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts
designated by you and approved by us, or at the corporate trust office of the trustee in New York

City, but only when the
Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue any series of Securities. We issued the Securities initially in an amount
having the aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We

may issue additional
Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The
Securities do not limit our ability to incur other indebtedness or to issue other securities.

Also, we are not subject to
financial or similar restrictions by the terms of the Securities. For more information,

please refer to “Description of Debt
Securities We May Offer

— Amounts That We

May Issue” in “Description of Debt Securities We

May Offer” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities of the same series and will have the same CUSIP number and will trade interchangeably with such Securities immediately upon
settlement. Any additional issuances will increase the aggregate Stated

Principal Amount of the outstanding Securities of
the class. The price of any additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

19. ETRACS 2x Leveraged MSCI US Minimum Volatility

Factor TR ETN due February 9, 2051
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that
we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street
name or in the Securities issued in book-entry form through The Depository

Trust Company (“
DTC ”) or another depositary
Owners of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance”
under “Description

of Debt Securities We May

Offer” above.
Each of the seven series of Securities offered by the prospectus supplement is separate and independent of each other series
of Securities. Apart from the applicable Index, however,

all of the terms of each series of Securities are the same. Since each
series references a different

Index, all calculations and adjustments and related

events with respect to each series are
independent of calculations and adjustments and related

events for each other series of Securities, and we may exercise our
call right as well as our right to initiate a split or a reverse split independently for each series. The following discussion
therefore applies independently

to each series of Securities offered by the prospectus

supplement and, except as the context
may otherwise require, the

defined terms refer separately to each series. References

to the “Securities” should be
understood as references

to a single series of Securities and the defined terms should be understood in reference only to
that series of Securities.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time
to time, under the indenture more particularly described under “Description of Debt Securities We May Offer”

above. This
section summarizes general financial and other terms that apply to the Securities.

Terms that apply generally

to all Medium-
Term Notes, Series B are described

in “Description of Debt Securities We May

Offer” above. The terms described here
supplement those described in “Description of Debt Securities We

May Offer” above and, if the terms described here

are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 2, 2015
between us and U.S. Bank Trust National Association, as trustee.
Please note that the information about the offering prices and the net proceeds to UBS on the front cover of the prospectus
supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market
transaction after the initial sale, information about the price and date of sale to you will be provided in a separate
confirmation of sale.
We describe the

terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or upon early redemption or call. Instead, at
maturity, you will receive

a cash payment per Security the amount of which will vary depending on the performance

and
path of the Index and will be reduced by the Accrued Fees as of the last Index Business Day in the Final Measurement
Period as described under “— Cash Settlement Amount at Maturity.”

If the amount as calculated is equal to or less than
zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than
zero, the Redemption Amount will be zero and you will not receive a cash payment.
Cash Settlement Amount at Maturity
The “ Maturity Date ” is February 9, 2051, which will be the third Index Business Day following the last Index Business
Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated upon Zero Value

Event, you will receive at maturity a cash
payment equal to its Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer to this cash payment as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease
of presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last
Index Business Day in Final
Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the
Accrued Fees will reduce your final payment. If the

compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative
effect of the Accrued Fees, you may lose all or a substantial portion of your investment at maturity. The occurrence
of Loss Rebalancing Events will result in more frequent

than quarterly compounding.

UBS may call the Securities prior to the Maturity Date pursuant to its Call Right. If the

Securities are called by UBS,
the Call Settlement Amount may be zero and you may

lose all or a substantial portion of your investment.

See
“Specific Terms of

the Securities — UBS’s Call Right”.
The “Stated Principal Amount”

of each Security is $25.00. The Securities may be issued and sold over time at then-
current market prices which may be significantly higher or lower than the Stated

Principal Amount. If the Securities
undergo a split or reverse split, the Stated Principal Amount will be adjusted accordingly.
The Closing Indicative Value

represents the dollar value per Security that an investor would receive on any day if it
redeemed the Security that day (without giving effect to

any Redemption Fee Amount).
The “ Closing Indicative Value
” per Security, will be

calculated as follows:
(a)

On the Initial Trade Date, $25.00 per Security.
(b)

On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees
(c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor × Residual Factor) – Accrued Fees + Measurement Period

Cash Amount
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative
Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the Closing Indicative Value

for that day and all subsequent days will be fixed to be equal to the Measurement
Period Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs, the Closing Indicative Value

will be equal to zero on the day it occurs and on all future calendar days. Upon the occurrence of a Zero

Value Event,

investors will lose their entire investment. You

will not
benefit from any future exposure to

the Index after the occurrence of a Zero Value

Event.

See “— Automatic
Acceleration Upon Zero Value

Event”.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative
Value.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The “ Current Principal Amount
” represents the unleveraged notional investment in the Index Constituent

Securities per
Security at the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the leveraged returns would approximately equal the Current

Principal Amount at the close of trading on any Reset
Valuation

Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0
and the notional financing amount will be equal to zero for the remaining term of the Securities. If a Zero Value

Event
occurs prior to your Securities permanently resetting to 1.0 at the end of the

Second Permanent Deleveraging Valuation
Date, then your Securities will be automatically accelerated and mandatorily redeemed and you will lose your entire
investment.
The Current Principal Amount per Security,

will be calculated as follows:
(a)

From and including the Initial Trade Date to and

excluding the first Reset Valuation

Date, $25.00 per Security.
(b)

At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal

Amount of
the Securities will be reset as follows:
New
Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index
Factor) – Accrued Fees
The Current Principal Amount will not change until the first Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation

Date.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset.
The “
Reset Valuation

Date
” means:

(a)

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i) the
Initial Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing Valuation

Date (iv) the First
Permanent Deleveraging Valuation

Date, or (v) the Second Permanent Deleveraging Valuation

Date; and
(b)

Any calendar day following the Second Permanent Deleveraging Valuation

Date.
The valuation dates are defined below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, it will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.
The “
Quarterly Reset Valuation

Date
” is the second Wednesday

of January, April, July and October

of each calendar year
during the term of the Securities (other than an Excluded Day,

as defined below), subject to adjustment as described under
“— Market Disruption Event”.
As used above, an “ Excluded Day
” means (i) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, and any calendar day thereafter,

and (ii) any calendar day after the Second Permanent Deleveraging
Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level.
The Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value
of the unleveraged notional amount per Security that is deemed invested in the Index on any calendar day. This

does not
reflect the Redemption Amount that an investor would receive upon early redemption on such calendar day.
The “ Residual Factor ” will be calculated as follows:
(a)

1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.
(b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such four-day
Measurement Period, divided by (b) four.
For example, on the first Index Business Day in an applicable four-day

Measurement Period, the Residual Factor
will equal 3/4, on the second Index Business Day in an applicable four-day

Measurement Period, the Residual
Factor will equal 2/4, on the third Index Business Day in an applicable four-day

Measurement Period, the Residual
Factor will equal 1/4 and on the last Index Business Day in an applicable four-day

Measurement Period, the
Residual Factor will equal zero.
(c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the
Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted
to cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of
trading on the Second Permanent Deleveraging Valuation

Date, will equal 2.0. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging

Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level
Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such
day. The initial Last Reset Index

Closing Level is the Index Closing Level on the Initial Trade

Date, as reported by
Bloomberg and Reuters.

The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg and
Reuters on such day; however, if the closing

level of the Index as reported on Bloomberg (or any successor) differs from the
closing level of the Index as reported on Reuters (or any successor), the

Index Closing Level will be the closing level of the
Index as calculated by the Index Calculation Agent. The initial Index Closing Level (which is also the first Last Reset Index
Closing Level) was determined on February 4, 2021 by the Security Calculation

Agent. If the closing level of an Index, as
reported on Bloomberg and Reuters for any Index Business Day,

is manifestly incorrect, the “
Index Closing Level ” for
such Index Business Day shall be the closing level of the Index as determined by the Security Calculation

Agent. In making
such determination, the Security Calculation Agent may consider any relevant information, including, without limitation,
relevant market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.
On any calendar day that is not an Index Business Day,

the Index Closing level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
“ Measurement Period
” means the Final Measurement Period or,

if UBS exercises its Call Right, the Call Measurement
Period.
The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
(a)

On the Initial Trade Date, $25.00.
(b)

On any other calendar day prior to the first day of a Measurement Period:
(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the
Intraday Index Value)

– Accrued Fees
(c)

From and including the first day of a Measurement Period, an amount per

Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor, calculated using the Intraday

Index Value

× Residual Factor on the immediately preceding calendar
day) – Accrued Fees + Measurement Period Cash Amount, from the immediately preceding calendar day
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative
Value is less than or equal to
the Measurement Period Cash Amount from the immediately preceding calendar day,
the Current Indicative Value

for the remainder of that day and all subsequent days will be fixed to be equal to the
Measurement Period Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(intraday indicative value).
If a Zero Value

Event occurs, the Current Indicative Value

(intraday indicative value) will be equal to zero for the
remainder of the day it occurs and on all future calendar days.

Upon the occurrence of a Zero Value

Event, investors
will lose their entire investment. You

will not benefit from any future exposure to

the Index after the occurrence of a
Zero Value

Event.
See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Indicative

Value

(intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.

The Securities are subject to
an “ Accrued Tracking Fee ” per Security, calculated as follows:
(a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of the
immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the Daily
Tracking Fee on such calendar day.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
(b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to:

(1) (i) 0.95% times
(ii) the Current Principal Amount on the immediately preceding calendar day
times (iii) the
Index Factor on such calendar day times (iv) the Residual Factor on the immediately preceding calendar day, divided by (2) 365.
(c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will
reduce any amount you are entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.

The Securities are
subject to an “ Accrued Financing Fee ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to:
(1) the Accrued Financing Fee as of the immediately preceding calendar day, plus (2) the Daily Financing Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the Daily
Financing Fee on such calendar day.
(d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Accrued Financing Fee will be equal to zero.
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Daily Financing Fee is equal to:
(1) (i) the Financing Rate on such calendar day times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Residual Factor on the immediately preceding calendar day, divided by (2)
360.
(c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Daily Financing Fee will be equal to zero.
(d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of
the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to
borrow funds at a similar rate from a third party to invest in the Index. These charges accrue and compound during the
applicable period, and will reduce any amount that you will be entitled to receive at maturity or upon early redemption or
call.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616%
adjustment on the immediately preceding U.S. Government Securities Business Day.

The minimum Financing Rate at any
time will be 0.95%
For example, 5.24665% was the three-month CME Term

SOFR rate on June 29, 2023. The Financing Rate (if it were based on the SOFR-Based Benchmark Replacement) on June 30, 2023 would have therefore been equal to: 0.95% + 5.24665% +
0.2616%, or 6.45825%.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
(a)

$0.00 on any calendar day,

to but excluding the first day of a Measurement Period.
(b)

On the first day of a one-day Measurement Period:
At the close of trading on such Index Business Day,

(Current Principal Amount on the immediately preceding
calendar day × Index Factor, on such Index

Business Day).
(c)

From and including the first day of a four-day Measurement

Period:

(i)

At the close of trading on each Index Business Day during the Measurement

Period, the
Measurement Period Cash Amount on the immediately preceding calendar day + (Current
Principal Amount on the calendar day immediately preceding the first day of such Measurement
Period × 0.25 × Index Factor, on such Index Business Day);

and
(ii)

On any calendar day during the Measurement Period that is not an Index Business Day,

the
Measurement Period Cash Amount on the immediately preceding Index

Business Day.
(d)

On any calendar day after the last Index Business Day of a Measurement Period,

the Measurement Period Cash
Amount on the last Index Business Day of such Measurement Period.
Notwithstanding the foregoing, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value

is
less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, then the Measurement

Period Cash Amount for that day and all subsequent days will be fixed to be equal to the
Measurement Period Cash amount from the immediately preceding calendar day.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to
cash on any given day of an applicable Measurement Period and is no longer tracking the

Index.
At the close of trading of each Index Business Day during a four-day Measurement

Period, approximately 25% of the
Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period, will be
deemed converted to cash and an applicable portion of the notional financing amount will separately be deemed converted
to cash as well. After the close of trading on the final Index Business Day of a four

-day Measurement Period, the
Measurement Period Cash Amount will represent the averaged

value of the Current Principal Amount that was deemed
converted to cash across the four-days of such Measurement Period.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount will be deemed converted to cash and an applicable amount of
financing will separately be deemed converted to cash, at the close of trading of the first day of such Measurement Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $500,000,000, the Calculation Date, subject to adjustments as described
under “— Market Disruption Event”;
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $500,000,000, the four Index

Business Days from and
including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities outstanding as
reported on Bloomberg.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which for each series
of Securities is the entity set forth below:
Title of Securities Index Calculation Agent
ETRACS 2x Leveraged US Dividend Factor TR ETN S&P Dow Jones Indices
ETRACS 2x Leveraged US Growth Factor TR ETN FTSE Russell
ETRACS 2x Leveraged US Size Factor TR ETN FTSE Russell
ETRACS 2x Leveraged US Value

Factor TR ETN
FTSE Russell
ETRACS 2x Leveraged MSCI US Minimum Volatility

Factor TR ETN
MSCI, Inc.
ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN MSCI, Inc.
ETRACS 2x Leveraged MSCI US Quality Factor TR ETN MSCI, Inc.
The “ Calculation Date
” means February 1, 2051, unless such day is not an Index Business Day,

in which case the
Calculation Date will be the next Index Business Day,

subject to adjustment.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled
to be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.

“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the
Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be
closed for the entire day for purposes of trading in U.S. government securities.
Underlying Index
The return of each series of Securities is based upon the performance of the applicable

Index set forth on the cover page of
the prospectus supplement. Each Index is designed to track the performance of a sector of the U.S. equity market and to
reflect an investing style. We

refer to the securities included in each Index as the “Index Constituent Securities” for such
Index.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as
described under “— Market Disruption Event”, you may submit a request to have us redeem your Securities on any Index
Business Day no later than 12:00 noon and a confirmation of redemption by no later than 5:00 p.m. on the same Index
Business Day. You

must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time
to time to waive this minimum redemption amount in our sole discretion on a case-by-case basis. You

should not assume
you will be entitled to the benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation
Date
” will be the first Index Business Day following the date that the applicable redemption notice and redemption
confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-
by-case basis, the Redemption Valuation

Date to the date on which we receive the notice of redemption rather than the following Index Business Day.

You

should not assume you will be entitled to any such acceleration. To satisfy the
minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with
those of other investors to reach this minimum amount of 50,000 Securities; however,

there can be no assurance that they
can or will do so.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the
fourth Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth
Index Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if we have issued a call
notice, the last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event
occurred.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect
to any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “—
Market Disruption Event”.
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described
under “— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant
Redemption Date equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee
Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and
you should not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Index Business Day following the applicable Redemption
Valuation

Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or
that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption Amount

=
Closing Indicative Value

–

Redemption Fee Amount

You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption

Fee Amount, if applicable, or if the
compounded leveraged quarterly return of the Index (or the

unleveraged return of the Index, following a Permanent
Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon early redemption.
Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
The Securities may be called by UBS prior to the Maturity Date pursuant to its Call Right and, upon the occurrence
of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS.

See
“Specific Terms of

the Securities — UBS’s Call Right” and “Specific

Terms of the Securities

— Automatic Acceleration
Upon Zero Value

Event”.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00
noon on the Index Business Day

on which you elect to exercise

your redemption right. If we

receive your
Redemption Notice by the time specified

in the preceding sentence, we

will respond by sending you a

form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via
email in the specified form

by 5:00 p.m. on the same day. We or our affiliate must acknowledge receipt in order for
your Redemption Confirmation to

be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon on the
applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the
relevant deadline. If your broker delivers your Redemption Notice after

12:00 noon, or your Redemption Confirmation after
5:00 p.m., on the Index Business Day prior to the applicable Redemption

Valuation

Date, your Redemption Notice will not
be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need
to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In
addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its
sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem
their Securities will be irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer, UBS will
be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures,
before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request.
This on-boarding process may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain
circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our
sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which we receive the Redemption Notice
rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation

Date.
UBS’s Call Right
UBS may at its option redeem all, but not less than all, of the issued and outstanding

Securities of any series. To

exercise its
Call Right, UBS must provide notice to the holders of such Securities (which may be provided via press release) not less
than 18 calendar days prior to the Call Settlement Date specified by

UBS in such notice. If we call the Securities, you will
receive a cash payment equal to the Closing Indicative Value on the last Index Business Day in the Call Measurement
Period. We refer

to this cash payment as the “
Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day
in the Call Measurement Period.
The holders will receive payment for their Securities on the third Index

Business Day following the last Index Business Day
in the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event”.
The “ Call Measurement Period ” means:

(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is less than $500,000,000,

the Call Valuation
Date, subject to adjustments as described under “— Market Disruption

Event”; and
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is equal to or greater than $500,000,000, the four
Index Business Days from and

including the Call Valuation

Date, subject to adjustment as described under “—
Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to
holders (which may be provided via press release) of its exercise of its Call Right will equal:
(i) The Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities outstanding as
reported on Bloomberg.
The “
Call Valuation

Date
” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our Call Right.
In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease
of presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment if we exercise our Call Right. The combined negative
effect of the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the
Index (or the unleveraged return of the Index, following a

Permanent Deleveraging Event) is insufficient to offset the
negative effect of the Accrued Fees, or if the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is negative, you may lose all or a
substantial portion of your investment upon a call. Loss Rebalancing Events will cause compounding to occur more
frequently than quarterly.
In addition, upon the occurrence of a Zero Value

Event, the Securities will be automatically accelerated and
mandatorily redeemed by UBS.

See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value
Event” below.
Automatic Acceleration Upon Zero Value

Event
For each series of Securities, a Zero Value

Event represents the first instance when the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

is less than or equal to zero (other than on an Excluded Day,

as defined
below). It will have the effect of permanently resetting

the value of your Securities to zero and accelerating the Securities.
You

will not benefit from any future exposure to the applicable Index after the occurrence of a Zero Value

Event.
A Zero Value

Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index
Business Day which would not otherwise have been a Loss Rebalancing Valuation

Date, the second Index Business Day
following such event), as described under “Permanent Deleveraging

Valuation

Dates” above.
A “
Zero Value

Event
” occurs if the Current Indicative Value

(intraday indicative value) or the Closing Indicative Value

on
any Index Business Day (other than an Excluded Day,

as defined below) is less than or equal to zero. From immediately after the Zero Value

Event and on all future calendar days, the Current Indicative Value

(intraday indicative value) and the
Closing Indicative Value

will be set equal to zero.
As used above, an “ Excluded Day
” means (i) any calendar day after the Second Permanent Deleveraging Valuation

Date
(ii) any calendar day on or after which a Zero Value

Event has already occurred, and (iii) any calendar day after the last day of an applicable Measurement Period.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event;

provided that the
failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended
from trading intraday shortly after the event occurs and will likely not be open for trading again on NYSE Arca.
You

will lose your entire investment upon the occurrence of

a Zero Value

Event.
In addition, we may call the Securities prior to the Maturity Date pursuant to our Call Right.

See “Specific Terms of
the Securities — UBS’s Call Right”.

Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day, as used

below) decreases by 20% or more from the previous Last Reset Index Closing Level.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly
and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s).
Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing
Event your Securities will have less exposure to a potential positive gain in value relative to the exposure before the
occurrence of such Loss Rebalancing Event.
As used above, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset
Valuation

Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day,

(ii) any Quarterly Reset Valuation

Date,
(iii) any Loss Rebalancing Valuation

Date, (iv) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, if a Loss Rebalancing Event occurs after 3:15 p.m.

on such day (v) any calendar day from and
including the first day of an applicable Measurement Period, (vi) the

First or Second Permanent Deleveraging Valuation
Dates, (vii) any calendar day after the Second Permanent Deleveraging Valuation

Date, and (ix) any calendar day on or after
which a Zero Value

Event has occurred.
“
Loss Rebalancing Valuation

Date
” means:
(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”; and
(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day
following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market
Disruption Event.”
Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0 over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent

Deleveraging Valuation
Date is reset to 1.0. This means that after a Permanent Deleveraging Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities than it would have had before the occurrence of the Permanent Deleveraging Event. If such an event were to occur,

it most likely would occur only following a Loss
Rebalancing Event and prior to the completion of the associated leverage reset to 2.0, which would generally occur at the
end of the Index Business Day following the Index Business Day on which the

Loss Rebalancing Event occurred or, if the
Loss Rebalancing Event occurs 3:15 p.m. on an Index Business Day,

at the end of the second Index Business Day following
the Index Business Day on which the Loss Rebalancing Event occurred.
A “ Permanent Deleveraging Event
” occurs if, at any time on an Index Business Day (other than an Excluded

Day, as
defined below), the Intraday Index Value

decreases by 40% or more from the Last Reset Index Closing Level. If a
Permanent Deleveraging Event occurs, the Current Principal Amount of the Securities will be reset over two Index Business
Days.
As used above, an “ Excluded Day
” means (i) the First or Second Permanent Deleveraging Valuation

Dates, (ii) any
calendar day after the Second Permanent Deleveraging Valuation

Date, (iii) any day on or after which a Zero Value

Event
occurs, (iv) the day which is two Index Business Days prior to the first day of a Measurement Period, if a Permanent
Deleveraging Event occurs after 3:15 p.m. on such day,

and (v) any calendar day from and including the Index Business
Day immediately preceding the first day of a Measurement Period.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
(a)

The “
First Permanent Deleveraging Valuation

Date
” means:
(i)

any Index Business Day,

which otherwise would have been a Loss Rebalancing Valuation

Date,
but on which a Permanent Deleveraging Event has occurred, subject to adjustment as described
under “— Market Disruption Event”; or
(ii)

if a Permanent Deleveraging Event occurs after 3:15 p.m. on any Index

Business Day which
would not otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business
Day following the occurrence of such Permanent Deleveraging

Event, subject to adjustment as
described under “— Market Disruption Event.”

The leverage of your Securities will be reset to approximately 2.0 at the close of trading on the First Permanent
Deleveraging Valuation

Date.
(b)

The “
Second Permanent Deleveraging Valuation

Date
” means the Index Business Day immediately following
the First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “— Market Disruption
Event.”
The leverage of your Securities will be reset to 1.0 at the close of trading on the Second Permanent Deleveraging Valuation
Date.
Split or Reverse Split of the Securities
We may,

at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or
reverse split, as applicable, we will issue a press release announcing the split or reverse split and its effective date. The date
of such press release shall be deemed to be the “ announcement date ” of the split or the reverse split, the record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next
Business Day after the record date.
If the Securities undergo a split or reverse split, we will adjust the Current

Principal Amount, Closing Indicative Value,
Current Indicative Value,

Accrued Fees, Measurement Period Cash Amount and other relevant terms of the Securities accordingly. For

example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository
Trust Company (“ DTC
”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made
as described below.

The Current Principal Amount on such record date will be
divided by four to reflect the 4:1 split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The split or reverse split will become effective
at the opening of trading of the Securities on the Index Business Day immediately following the record date. The split will
not occur if we exercise our Call Right before it becomes effective.
In the case of a reverse split, the Current Principal Amount and other relevant terms of the Securities will be adjusted
accordingly and we will determine in our sole discretion the manner in which we will address odd numbers of Securities
(commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds
four Securities via DTC on the relevant record date will, after the reverse split, hold only one Security and the Current
Principal Amount of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The reverse split will become effective at the
opening of trading of the Securities on the Index Business Day immediately following the record date. The reverse split will
not occur if we exercise our Call Right before it becomes effective.
Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in
the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum
number of Securities they hold that is evenly divisible by the reverse split divisor.

We will determine

in our sole discretion
the manner in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split,
though our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following
the announcement date in an amount equal to the appropriate percentage of the Closing Indicative Value

of the reverse split-
adjusted Securities on the 15th Business Day following the announcement date.

For example, in the case of a 1:4 reverse
split, a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the
immediately following Business Day,

and a cash payment on the 17th Business Day following the announcement date that
is equal to 3/4 of the Current Principal Amount of the reverse split-adjusted

Securities on the 15th Business Day following
the announcement date.
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible
for all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or
upon early redemption or call, or at other times, the Current Principal

Amount, Current Indicative Value

(which we also refer to as the intraday indicative value), Closing Indicative Value,
Market Disruption Events, Business Days, Index Business Days, the Leverage

Factor, the Index Factor,

the Index
Performance Ratio, the Residual Factor, the

Index Closing Level, the Financing Rate, the Accrued Fees (including determining any successor to the LIBOR base rate), the Redemption Fee Amount,

the Cash Settlement Amount, if any,

that
we will pay you at maturity,

the Redemption Amount, if any,

that we will pay you upon redemption, the Call Settlement
Amount, that we will pay you if we call the Securities, whether a Loss Rebalancing

Event has occurred, whether a
Permanent Deleveraging Event has occurred and whether any day is an Index Business

Day and all such other matters as
may be specified elsewhere herein as matters to be determined by the Security Calculation

Agent. If any Intraday Index
Value

as published by Bloomberg on any Index Business Day is manifestly incorrect,

the Security Calculation Agent may
base its determination of whether a Loss Rebalancing Event, Permanent Deleveraging

Event or Zero Value

Event shall have
occurred on such Index Business Day on its own determination of such Intraday Index

Value.

In making such
determination, the Security Calculation Agent may consider any relevant information,

including, without limitation, relevant
market data in the relevant market supplied by one or more third parties or from internal sources or affiliates. The Security
Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has
been a material change in the Index. The Security Calculation Agent will make all such determinations and calculations in
its sole discretion, and absent manifest error,

all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Securities,

without liability on the part of the
Security Calculation Agent. You

will not be entitled to any compensation from us for any loss suffered as a result of any
determinations or calculations made by the Security Calculation Agent. We may appoint a different Security Calculation
Agent from time to time after the date of the prospectus supplement without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or upon early redemption or call, on or prior to

12:00 noon on
the Index Business Day immediately preceding the Maturity Date, any Redemption

Date or any Call Settlement Date.
All dollar amounts related to determination of the Accrued Fees, the Current Principal

Amount, and any Redemption
Amount, Redemption Fee Amount, Call Settlement Amount or Cash Settlement

Amount per Security will be rounded to the
nearest ten-thousandth, with five one hundred-thousandths rounded upward

(
e.g. , .76545 would be rounded up to .7655);
and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one-half cent rounded
upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of
its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not
continuing with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed
accordingly, and the

remaining Index Business Days in the Measurement Period will resume again following the suspension
of the Market Disruption Event. For example, if the four-day

Measurement Period for purposes of calculating the Call
Settlement Amount, is scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption Event with respect
to the Index on June 2, but no other Market Disruption Event during such

Call Measurement Period, then June 3 will
become the first Index Business Day of the Measurement Period, June 4th the second Index Business Day, June

5th the third
Index Business Day and the next Index Business Day after June 5th would be the final day of the Measurement Period. The
same approach would be applied if there is a Market Disruption Event during a four-day Final Measurement Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption
Valuation

Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation
Date (in the event that the Final Measurement Period is the Calculation Date) or

any Reset Valuation

Date, the Index
Closing Level for such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be
determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a
Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption
Valuation

Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on June 2 and there
is a Market Disruption Event with respect to the Index on June 2, then the Index Closing

Level on June 3 will be used to
calculate the Redemption Amount, assuming that no such Market Disruption

Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption

Valuation

Date, Call Valuation

Date (in the
event that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final
Measurement Period is the Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days
following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption
Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred
or is continuing with respect to the Index on the fifth Index Business Day following the date originally scheduled to be such
Index Business Day of the Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date
or any Reset Valuation

Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level
based on its good faith estimate of the Index Closing Level that would have prevailed on such fifth Index Business Day but
for such Market Disruption Event.
Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:

(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether
by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled
“Use of Proceeds and Hedging.”
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change
in the regular business hours of the relevant market; and
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of
the principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term
Notes, Series B, as constituting the outstanding principal amount of the

Securities. Although the terms of the Securities may
differ from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all
Medium-Term Notes, Series

B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term

Notes, Series B, including the Securities. This action may involve changing some of the
terms that apply to the Medium-Term

Notes, Series B, accelerating the maturity of the Medium-Term

Notes, Series B after a
default or waiving some of our obligations under the indenture. We discuss these matters in “Description of Debt Securities
We May Offer”

above under “Description of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default”
and “Description of Debt Securities We

May Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security
Calculation Agent in its sole discretion, for the aggregate Stated Principal

Amount of the Securities, equal to the cost of
having a qualified financial institution, of the kind and selected as described below, expressly assume all our

payment and
other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to
undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That
cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing
any documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount
referred to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and
as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not
obtaining the quotation may object, on reasonable and significant grounds,

to the assumption or undertaking by the qualified
financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days
after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default
amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Index Business Day after that day,

unless:

➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

Index Business Days after the due

date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the
first Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to
as described above within five Index Business Days after that first Index

Business Day, however,

the default quotation
period will continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Index Business Day objection period have not ended
before the Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or
any successor, or any other comparable

rating then used by that rating

agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that
rating agency.
Discontinuance of or Adjustments to the Index or Termination

of Our License Agreements with the Index Sponsors;
Alteration of Method of Calculation
If (i) an Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication
of, or otherwise fails to publish, the Index, (ii) our license agreement with the

Index Sponsor terminates or (iii) the Index
Sponsor or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to
the Security Calculation Agent, and, in each case, any other person or entity publishes an index licensed to UBS that the
Security Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or
their unit weighting are available to the Security Calculation Agent (such index being referred to herein as a “
successor
index
”), and the Security Calculation Agent approves such index as a successor index,

then on and after the date determined
by the Security Calculation Agent, the Security Calculation Agent will determine the Index Closing Level on the applicable
dates of determination and the amount payable at maturity or upon early redemption or call and all other related payments
terms by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause
written notice of the successor index and the date on and after which the Index

Closing Level will be determined by
reference thereto be furnished to the trustee, to us and to the holders of the Securities.
If an Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or
their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or
unavailability is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date or
on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be
determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security
Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior
to, and such discontinuation is continuing on the Calculation Date or any Index

Business Day during a Measurement Period,
or on the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on which the Index Closing
Level is to be determined, then the Security Calculation Agent will determine the Index Closing Level using the Index
Closing Level on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted

for
certain corporate actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the
trustee, to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.

In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the
Index will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such
adjustments, if any,

to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute
Index, then the Security Calculation Agent will determine all amounts hereunder,

Current Principal Amount, Current
Indicative Value

(intraday indicative value), Closing Indicative Value,

Index Factor, Index Performance Ratio, Residual
Factor, Accrued Fees, Index Closing Levels on

the applicable dates of determination, all other related payment terms and the amount payable at maturity or upon early redemption or call by reference to such Substitute Index. If the Security
Calculation Agent so elects to replace the original Index with a Substitute Index,

the Security Calculation Agent will cause
written notice thereof to be furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “Index Replacement Event”

means:
(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as
defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the
Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on
the Index Constituent Securities included in the Index (including but not limited to exchange-imposed position
limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly
situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material
adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities, or (iv)
materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as
determined by the Security Calculation Agent;
(b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other
official pronouncement interpreting or applying those

laws, regulations or rules that is announced on or after
February 4, 2021 that (i) makes it illegal for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially
increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in
performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on the
ability of us, our affiliates, third parties with whom we

transact or a similarly situated third party to perform our or their obligations in connection with the Securities, or (iv) materially affects our ability to issue or transact in
exchange traded notes similar to the Securities, each as determined by the

Security Calculation Agent;
(c)

any event that occurs on or after February 4, 2021 that makes it a violation of any law,

regulation or rule of the
United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located, or of any official administrative decision,

judicial decision, administrative action, regulatory
interpretation or other official pronouncement interpreting

or applying those laws, regulations or rules, (i) for UBS
AG or its affiliates to hold, acquire or dispose of the Index Constituent

Securities or options, futures, swaps or
other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-
imposed position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third
parties to perform our or their obligations in connection with the Securities,

or (iii) for us to issue or transact in
exchange traded notes similar to the Securities, each as determined by the

Security Calculation Agent;
(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a
materially increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk
of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if
any, announces that pursuant

to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not
immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as
such exchange or market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed
in a material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index
Closing Level of the Index or such successor or Substitute Index does not,

in the opinion of the Security Calculation Agent,
fairly represent the Index Closing Level of the Index or such successor or Substitute

Index had such changes or
modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the
good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an
index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been
made, and the Security Calculation Agent will calculate the Index Closing

Level for the Index or such successor or
Substitute Index with reference to the Index or such successor or

Substitute Index, as adjusted. The Security Calculation
Agent will accordingly calculate the Index Closing Level, the Index Performance

Ratio, the Last Reset Index Closing Level,
the Accrued Fees, and any Redemption Amount, Redemption Fee Amount,

Cash Settlement Amount or Call Settlement
Amount, and all related payment terms based directly or indirectly on the Index

Closing Level calculated by the Security
Calculation Agent. Accordingly,

if the method of calculating the Index or a successor or Substitute Index is modified so that
the level of the Index or such successor or Substitute Index is a fraction or multiple of what it would have been if there had
been no such modification ( e.g. , due to a rebasing of the Index ), which, in turn, causes the Index Closing Level of the Index or such successor or Substitute Index to be a fraction of what it would have been if there had been no such modification,
then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing
Level for the Index or such successor or Substitute Index as if it had not been modified

(
e.g. , as if such rebasing had not
occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index,
UBS may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make
such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or
characteristics of the relevant successor index or Substitute Index,

as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— Risks Relating to Creditworthiness, Conflicts of Interest, Hedging

Activities
and Regulation of UBS — There are potential conflicts of interest between you and the Security Calculation Agent” in the
prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security
Calculation Agent.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts
designated by you and approved by us, or at the corporate trust office of the trustee in New York

City, but only when the
Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue any series of Securities. We issued the Securities initially in an amount
having the aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We

may issue additional
Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The
Securities do not limit our ability to incur other indebtedness or to issue other securities.

Also, we are not subject to
financial or similar restrictions by the terms of the Securities. For more information,

please refer to “Description of Debt
Securities We May Offer

— Amounts That We

May Issue” in “Description of Debt Securities We

May Offer” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities of the same series and will have the same CUSIP number and will trade interchangeably with such Securities immediately upon
settlement. Any additional issuances will increase the aggregate Stated

Principal Amount of the outstanding Securities of
the class. The price of any additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

III. CS Legacy Notes
20. ETRACS Crude Oil Shares Covered Call

ETNs due April 24, 2037
Specific Terms of the Securities
In this section, references to “holders” mean those who own the Exchange Traded Notes (the “ ETNs ”) registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs
registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“
DTC ”) or
another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Legal Ownership and Book-
Entry Issuance” under “Description of Debt Securities We May Offer” above.
These ETNs are senior debt securities as described under the section entitled “Description of Debt Securities We May Offer”
which also contain a detailed summary of additional provisions of the

ETNs and of the senior indenture, dated as of March 29,
2007, as amended, between UBS AG (as successor to Credit Suisse AG, formerly Credit Suisse) and The Bank of New York
Mellon (formerly The Bank of New York), as trustee, under which the ETNs will be issued (the “ indenture ”). You should read all the provisions under “Description of Debt Securities We May Offer” above, including information incorporated by
reference, and the indenture.
Please note that the information about the price to the public and the proceeds to UBS on the front cover of the pricing
supplement relates only to the initial sale of the ETNs. If you have purchased the ETNs after the initial sale, information about
the price and date of sale to you will be provided in a separate confirmation of sale.
Coupon Amount
On each Coupon Payment Date, for each $500.00 stated principal amount of the ETNs, holders on the Coupon Record Date
will be entitled to

receive a variable cash payment equal to the Closing Indicative Value on the Index Business Day
immediately preceding the relevant Index Distribution

Date multiplied by the Coupon Percentage for that Index Distribution
Date. The Coupon will be paid on the Coupon Payment Date to the holder of record on the applicable Coupon Record Date.
No Coupon Amount will be due or payable in the event you elect to offer your ETNs for early redemption or we accelerate
the maturity of the ETNs. The initial Index Distribution Date was May 15, 2017 and the initial Coupon Payment Date was
May 25, 2017.
The Coupon Percentage in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date
divided by
the Closing

Level of the Index on the Index Business Day immediately preceding the

Index Distribution Date.
The Distribution represents the notional monthly call

premium earned on the sale of the call options written on the
Reference Oil Shares during the immediately preceding Index Rebalancing Period pursuant to the Index methodology
described herein.
The premiums generated from the notional sales of the Options will be subtracted monthly from the Index and paid to holders
of the ETNs in the

form of a Coupon Amount, the amount of which is determined based on the notional premiums received from the sale of the Options during the preceding

Rebalancing Period as described below.
The “ Index Rebalancing Period
” refers to the five (5) consecutive Index Calculation Days beginning on and including the
Index Calculation Day

that is ten (10) calendar days prior to the Expiry Date (as defined below) of the relevant Options
(each, a “ Roll Date
”). The Index will be rebalanced at the

end of each Roll Date in accordance with the following steps:
● First, on the Index Calculation Day preceding the first Roll Date of each month, the strike price of the new Option is determined. The strike

price will be the lowest listed strike price that is above the Target Strike multiplied by the
price per Reference Oil Share as of 4:00 p.m.

New York City time on such date of determination. Then, the Index will roll its monthly exposure over the next five (5) consecutive Index

Calculation Days. The roll percentage is the
proportion of the expiring position being rolled into a new position on each

Roll Date.
●
At the end of the first Roll Date, and on each successive Roll Date of such Index Rebalancing

Period, the Index
will notionally sell the new

Option. Additionally, as of the end of each such Roll Date, the Index will hypothetically close out through repurchase 20% (or such greater amount in the event of roll disruptions) of the
Options notionally sold during the previous Index Rebalancing Period (the expiring Options);

the Index will
notionally liquidate Reference Oil Shares in an amount sufficient to fund the notional repurchase.
●
Finally, on the last Roll

Date of such Index Rebalancing Period, the

Index will determine the amount of

the notional
Option premium, which

will, on the close of the last Roll Date of the next following Index Rebalancing Period, be subtracted from the Index as a Distribution and

paid to holders of the ETNs in the form of the Coupon Amount.
An Index Distribution Date will be the date on which the Distribution is subtracted from the level of the Index pursuant to
the rules of the Index,

which will occur on the last Roll Date of a given Index Rebalancing Period.

The Coupon Amount is calculated by reference to the notional Distribution from the Index, which will decrease the level of the Index (and therefore

the value of the ETNs), as the Distribution comes directly from the notional portfolio reflected by
the Index Components. When the Distribution is

deducted from the Index on the Index Distribution Date, the Coupon
Amount will be added to the Closing Indicative Value and the Intraday Indicative

Value of the ETNs up to the Ex-Coupon
Date. At the market opening on the Ex-Coupon Date, the ETNs will trade on an ex-coupon basis, adjusted for the Coupon
Amount, meaning

that the Coupon Amount will no longer be included in the Closing Indicative Value or the Intraday
Indicative Value of the ETNs. For a holder to receive

the upcoming Coupon Amount, the holder must own the ETNs on the
Coupon Record Date.
The “ Ex-Coupon Date
”, with respect to each Coupon Amount, will be

the first Trading Day on which the ETNs trade
without the right to receive

such Coupon Amount.
Denomination
Prior

to

September

27,

2022,

the

denomination

and

stated

principal

amount

of

each

ETN

was

$25.00.

Credit

Suisse
implemented a

1-for-20 reverse split of the

ETNs, effective

September 27,

2022. As

of September

27, 2022,

the denomination
and stated principal amount of each ETN is $500.00. ETNs

may be issued

at a price

that is higher

or lower than

the stated
principal amount, based on the Indicative Value of the ETNs at that time.
Payment at Maturity
If you hold your ETNs to maturity, you will be entitled to receive a cash payment on April 24, 2037 (the “ Maturity Date ”)
(or, if the maturity of the

ETNs is extended, on the scheduled

Maturity Date, as extended). Your Payment at Maturity

will be
equal to the “ Final Indicative Value
”, which will be

the

arithmetic average, as determined by the Calculation Agent, of the
Closing Indicative Value on each of the immediately preceding five (5) Trading Days to and including the

Final Valuation
Date (the “ Final Valuation Period
”). We refer

to the amount

of such payment as the

“
Maturity Redemption Amount
”. If

the
scheduled Maturity

Date is

not a

Business Day,

the Maturity

Date will

be postponed

to the

first Business

Day following

the
scheduled Maturity

Date.
The “ Final Valuation Date ” is initially April 21, 2037, subject to extension as described below and postponement as a result of a Market Disruption

Event as discussed under “—Market Disruption Events”. If the scheduled Final Valuation

Date is not
a Trading Day, the Final Valuation Date will be

postponed to the next following Trading Day, in which case the Maturity
Date will be postponed to the third Business Day following the Final Valuation

Date as so postponed. In addition, if a
Market Disruption Event occurs or is continuing on the Final Valuation Date, the Maturity Date will be postponed

until the
date three (3) Business Days following the Final Valuation Date, as postponed.

No interest or additional payment will accrue
or be payable as a

result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no

event will the Payment at Maturity be less than zero.
The scheduled Maturity Date is initially April 24, 2037, but may be extended at our option for up to two (2) additional five-
year periods. We may

only extend the scheduled Maturity Date for five (5) years at a time. If we exercise our option to extend the maturity of the ETNs, the Final Valuation Date

for the ETNs will be the third scheduled Business Day prior to the scheduled Maturity Date, as extended. If we exercise our option to extend the maturity

of the ETNs, we will notify DTC (the
holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the

then
scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the
scheduled Maturity Date

that we choose to effect.
If the Final Indicative Value is

zero, the Maturity Redemption Amount will

be zero.
The Closing Indicative Value on the Inception Date was $25.00 (the “ Initial Indicative Value ”). The Closing Indicative Value
on each calendar day

following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1)
the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount.

The Closing Indicative Value

will never be
less than zero.
If the Intraday

Indicative Value is

equal to or

less than zero

at any time

or the Closing

Indicative

Value is
equal to

zero on

any Trading

Day, the

Closing Indicative

Value of

the ETNs

on that

day, and

all future

days, will

be zero.
The Closing Indicative Value is not

the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any

time may vary significantly from their

Indicative Value at such time.

See
“Description of the ETNs”. The

ETNs underwent a 1-for-20 reverse split, effective

September 27, 2022. Since September 27,
2022, the Closing Indicative Value has been expressed in an amount per denomination and stated principal

amount of
$500.00 based on the split-adjusted Current Principal Amount. If the ETNs undergo a subsequent split or reverse split, the
Closing Indicative

Value (including the Current Principal Amount) of the ETNs will be adjusted accordingly (see
“Description of the ETNs—Split or Reverse Split of the

ETNs” in this pricing supplement). Such adjustment may adversely affect the trading price and liquidity of the ETNs. Even if the Closing Indicative Value or Intraday Indicative Value is equal

to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will
lead to a complete loss of your investment. See “Risk Factors—Risks Relating to the Return on the ETNs—If the Intraday
Indicative Value is equal to

or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, you will lose all of your investment”.
The “ Current Principal Amount
” on each calendar day following the Inception Date will be equal to (1)(a)

the Current
Principal Amount on the

immediately preceding calendar day
times (b) the Daily Index Factor on such calendar day minus
(2) the Daily Investor Fee on such calendar day. The

Current Principal Amount on the Inception Date was $25.00. The ETNs
underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Current Principal
Amount on September 27, 2022,

the Current Principal Amount on

September 26, 2022, multiplied

by 20 and rounded to

8
decimal places, shall be used in the formula above. Since September 27, 2022,

the Current Principal Amount has been
expressed in an amount per

denomination and stated principal amount of $500.00.
A “ Business Day ” is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in
New York City or

London, England generally are authorized or obligated by law, regulation or executive order to close.
A “ Trading Day
” is a day which

is (i) an Index Business Day,

(ii) an ETN Business Day and (iii)

an Index Component
Business Day for each of the

Index Components.
An “ Index Business Day ” is a day on which the level of the Index is calculated and published.
With respect to any Index Component, an “ Index Component Business Day ” is a day on which trading is generally conducted on any markets on

which such Index Component is traded.
An “ ETN Business Day
” is a day on which trading is

generally conducted on the New York Stock Exchange, NYSE Arca

and
NASDAQ.
The “ Daily Index Factor ” on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business
Day divided by
(b) the

Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index

Business Day.
On any calendar day, the “ Daily Investor Fee ” will be equal to the product of (1)(a) the Current Principal Amount on the immediately preceding

calendar day
times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee
Rate divided by
(b) 365. The “Investor Fee Rate” will be

equal to 0.85%. The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the

Daily Investor Fee on

September 27, 2022, the Current
Principal Amount on September 26, 2022, multiplied by 20

and rounded to 8 decimal places,

shall be used in the formula
above.
The ETNs do

not guarantee

any return

of your investment.

If the level

of the Index

decreases or

does not increase
sufficiently

to offset

the Daily

Investor

Fee (and

in the

case of

early redemption,

the Early

Redemption

Charge) over

the
term of

the ETNs,

you will

receive less,

and possibly significantly less,

at maturity

or upon early

redemption

or
acceleration

of the ETNs

than the

amount of your

investment.
See “Hypothetical

Examples”

and “Risk Factors—Risks
Relating to the Return on the ETNs—Even if the Closing

Level of the Index on the applicable Valuation Date exceeds the initial

Closing Level of the Index on the date of your investment, you may receive less than your investment amount of your
ETNs” in this pricing supplement

for additional information on how the Daily Investor Fee affects the overall value of the
ETNs.
The “ Closing Level
” of the Index on any

Trading Day will be the Closing Level published

on Bloomberg under the ticker
symbol “QUSOI <Index>”

or any successor page on Bloomberg or any successor service, as applicable;

provided that in the
event a Market Disruption Event exists on a Valuation

Date (as defined below), the Calculation Agent will determine the
Closing Level of the Index, if necessary.
Any payment you will be

entitled to receive is subject

to our ability to pay our

obligations as they become due.
For a further description of how your Payment at Maturity will be calculated, see “Hypothetical Examples” and “Specific
Terms of the ETNs” in this

pricing supplement.
Payment Upon Early

Redemption
Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption
Amount or more of

your ETNs to us for redemption on an Early

Redemption Date during the term of the ETNs until April 14,
2037 (or, if the maturity of the ETNs is

extended,

five (5) scheduled Trading Days prior to the scheduled Final Valuation
Date, as extended). Notwithstanding the foregoing, we will not accept a

Redemption Notice submitted to us on any day after
the Trading Day preceding the start of the Accelerated Valuation Period related to the acceleration of all outstanding ETNs. If

you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will be entitled to
receive a

cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is

subject to our ability to pay our obligations as they become due.
You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to
deliver a Redemption

Notice (as defined

herein) to UBS.

If your Redemption Notice

is delivered prior to

4:00 p.m., New

York
City time, on

any Business Day,

the immediately

following Trading Day

will be the

applicable “
Early Redemption
Valuation Date
”. Otherwise, the second following

Trading Day will be

the applicable

Early Redemption Valuation Date. See
“—Procedures for Early Redemption”.
You must offer for redemption at least 10,000 ETNs at one time in order to exercise your right to cause us to redeem your
ETNs on any Early

Redemption Date (the

“
Minimum Redemption Amount
”); provided that we

or the Calculation Agent
may from time to

time reduce, in part

or in whole, the

Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a subsequent
split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your

ETNs will
remain the same.
When you submit your ETNs for redemption in accordance with the redemption procedures described below under “—
Procedures for Early

Redemption,” your ETNs may remain outstanding (and be resold by us or an affiliate) or may be
submitted by us for cancellation.
The “
Early Redemption

Date
” is the third Business

Day following an

Early Redemption

Valuation Date.
The “
Early Redemption

Charge
” per ETN

will equal

0.125%
times
the Closing

Indicative Value

on the Early

Redemption
Valuation Date.
The “ Early Redemption Amount
” is a

cash payment per ETN

equal to the greater

of (A) zero

and (B)(1) the Closing
Indicative Value on the

applicable Early Redemption Valuation Date
minus (2) the Early Redemption Charge, calculated by
the Calculation Agent.
Procedures for Early Redemption
If you wish to offer your ETNs to UBS for redemption, your broker or other person with whom you hold your ETNs must
follow the following

procedures:
●
Deliver a notice of

redemption, in substantially the form

of Annex A (the

“
Redemption Notice
”), to UBS

via email or
other electronic delivery

as requested by UBS. If your Redemption Notice is delivered prior to 4:00 p.m., New York
City time, on any Business Day, the immediately

following Trading Day will

be the applicable “
Early Redemption
Valuation Date
”. Otherwise, the second following Trading Day will

be the

applicable Early Redemption Valuation
Date. If UBS receives your Redemption Notice no later than 4:00 p.m.,

New York City time, on any

Business Day,
UBS will respond by sending your broker an acknowledgment of the Redemption

Notice accepting your redemption
request

by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation
Date. UBS or its affiliate must

acknowledge to your broker acceptance of the Redemption Notice in order for your
redemption request to be effective;
●
Notwithstanding the foregoing, UBS may, at its option, waive the requirement that the Redemption Notice be
delivered as set forth above, if

confirmed by UBS that a written indication of an offer for early redemption has otherwise been accepted by UBS. Any such written

indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following

Business Day. For the avoidance of doubt,
you may choose to comply with the procedures set forth above in lieu of the procedures in this

clause, irrespective
of any waiver by UBS;
●
Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early
Redemption Valuation

Date at a price equal to the applicable Early Redemption Amount, facing us; and
●
Cause your DTC custodian to deliver the trade

as booked for settlement via DTC

at or prior to 10:00 a.m. New

York
City time, on the

applicable Early Redemption Date (the third Business Day following the Early Redemption
Valuation Date).
You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your
broker satisfying the

additional requirements as set forth in the second and third bullets above in order for the redemption to
be effected. Different brokerage firms may have

different deadlines for accepting instructions from their customers.
Accordingly, you should consult the brokerage firm through which you own your

interest in the ETNs in respect of such
deadlines. If UBS does not (i) receive the Redemption Notice from your broker by 4:00 p.m. and (ii) deliver an

acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business
Day prior to the applicable

Early Redemption Valuation Date, such notice will not be effective for such Business Day and
UBS will treat such Redemption Notice as if it

was received

on the next Business Day. Any redemption instructions for
which UBS receives a valid confirmation in accordance with the procedures described above

will be irrevocable after UBS
confirms your offer for early redemption.
Because the Early Redemption Amount you will receive for each ETN will not be determined until the close of trading on the applicable Early

Redemption Valuation Date, you will

not know the applicable Early Redemption Amount

at the time
you exercise your redemption right and will

bear the

risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.
Optional Acceleration
On any Business Day on or after May 9, 2017, we have the right to accelerate all, but not less than all, of the issued and
outstanding ETNs (an

“
Optional Acceleration ”). Upon an Optional Acceleration, you will be entitled to receive a cash payment per ETN in an amount (the “
Accelerated

Redemption Amount
”) equal to the arithmetic average, as determined by
the Calculation Agent, of the Closing Indicative Values of such ETNs during the

Accelerated Valuation Period.
The “ Accelerated Valuation Period ” shall be a period of five (5) consecutive Trading Days specified in our notice of
Optional Acceleration, the

first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. The Accelerated

Redemption Amount will be payable on the third Business Day
following the last Trading Day in the Accelerated Valuation Period (such payment date the

“
Acceleration Date ”). We will
give notice of any Optional Acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. See

“—Optional Acceleration” in this pricing supplement for further information.
Market Disruption Events
The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to any Index
Component and of any

related determinations and calculations with respect to any event described below and its
determinations and calculations will be conclusive absent

manifest error.
A “ Market Disruption Event ” is:
(a)
the occurrence or existence of a suspension, absence or material limitation of trading of the Index Components on
the relevant exchange for

such Index Component for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;
(b)
a breakdown or failure in the price and trade reporting systems of the relevant exchange for any Index
Component, as a result of which the

reported trading prices for the Index Component during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;
(c)
the occurrence or existence of a suspension, absence or material limitation of trading on the primary related
exchange or market for trading in

futures or options contracts related to any Index Component for more than two hours of trading during, or during the one-half hour period preceding the

close of the principal trading session for
such related exchange or market;
(d)
a decision to

permanently discontinue

trading in those

related futures

or options contracts;

or
(e) failure of the Index Calculation Agent to publish the level of the Index, including as a result of any disruption of the
Index Components;
in each case, as determined by the Calculation Agent in its sole discretion; and in each case a determination by the
Calculation Agent in its sole

discretion that any event described above materially interfered with our ability or the ability of
any of our affiliates to effect transactions in the Index

Component or any instrument related to the Index Component or to adjust or unwind all or a material portion of any hedge position in the Index

Component with respect to the ETNs.
For the purpose of determining

whether a market disruption event in

respect of an Index Component

has occurred:
(a)
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from
an announced change in the

regular business hours of the relevant exchange for such Index Component or the
primary related exchange or market for trading in futures or options contracts related to such Index Component;
(b)
limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE,
any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule
80B) on trading during significant market fluctuations will constitute a suspension,

absence or material limitation of
trading; and

(c)
a suspension of trading in futures or options contracts related to such Index

Component by the primary related
exchange or market for trading in

such contracts, if available, by reason of:
(i) a price change exceeding limits set by such exchange or market;
(ii) an imbalance of orders relating to such contracts; or
(iii)
a disparity in bid and

ask quotes relating to such

contracts;
will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts
related to such Index Component;

and
(d)
a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures
or options contracts related

to such Index Component are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;
in each case, as determined

by the Calculation Agent

in its sole discretion.
If the Calculation Agent determines that a Market Disruption Event occurs or is continuing on any Valuation Date, that
Valuation Date will be

postponed until the first Trading Day on which no Market Disruption Event occurs or is continuing, unless a Market Disruption Event occurs or is

continuing for each of the five (5) Trading Days following the applicable scheduled Valuation Date. In that case, the fifth Trading Day following the applicable scheduled Valuation Date shall be
deemed to be the applicable Valuation Date, notwithstanding the fact that a Market Disruption

Event

occurred or was
continuing on such Trading Day, and the Calculation Agent will determine the applicable Closing Indicative Value using an appropriate

Closing Level of the Index on that deemed Valuation Date taking into account the nature and duration of such
Market Disruption Event. If any Valuation

Date in the Accelerated Valuation Period or Final Valuation Period is postponed as described above, each subsequent Valuation Date in the Accelerated

Valuation Period or Final Valuation Period will be
postponed by the same number of Trading Days. In addition,

if the Final Valuation Date, the Early

Redemption Valuation
Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding

Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three
(3) Business Days following such Valuation

Date, as postponed.
“ Valuation Date
” is any

Trading Day in

the Final Valuation

Period or the Accelerated

Valuation Period and any

Early
Redemption Valuation Date, as

applicable.
Default Amount on Acceleration
For the purpose of determining whether the holders of our senior debt securities, of which the ETNs are a part, are entitled to
take any action under

the indenture, we will treat the stated principal amount of each ETN outstanding as the stated
principal amount of that ETN. Although the terms of the

ETNs may differ from those of the other senior debt securities, holders of specified percentages in stated principal amount of all senior debt securities,

together in some cases with other
series of our debt securities, will be able to take action affecting all the senior debt securities, including the ETNs. This
action may involve changing some of the terms that apply to the senior debt securities,

accelerating the maturity of the
senior debt securities (in

accordance with the acceleration provisions set forth in the accompanying prospectus) after a
default or waiving some of our obligations under the

indenture.
In case an event of default (as defined in the accompanying prospectus)

with respect to ETNs shall have occurred and be
continuing, the amount

declared due and payable upon any acceleration of the ETNs will be determined by the

Calculation
Agent, and will equal, for each ETN that you then

hold, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.
Further Issuances
We may, from time to time, without notice to or the consent of the holders of the ETNs,

create and issue additional securities
having the same terms

and conditions as

the ETNs offered

by this pricing

supplement, and ranking

on an

equal basis with
the ETNs in

all respects. If

there is substantial

demand for the ETNs, we may issue additional ETNs frequently. We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do
sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional

issuances and
sales at our sole discretion, and we may stop and subsequently resume selling additional

ETNs at any time. If we limit,
restrict or stop sales

of such additional ETNs, or if we subsequently resume sales of such additional ETNs,

the trading price
and liquidity of the ETNs could be materially and

adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the

reduction or
elimination of any premium in the trading price.

The maximum number of ETNs linked to the

Index that we will

issue under
this pricing

supplement is

set forth

on the cover

of this pricing

supplement. However,

we have no

obligation to

issue up to

this number

or

any specific number of ETNs and, in our sole discretion, may issue ETNs in excess of this number. Any further issuances of ETNs will have the same

CUSIP number and will trade interchangeably with the offered ETNs. Any further issuances will increase the outstanding number of the ETNs.
Any additional ETNs will be consolidated and form a single series with the ETNs. We have no obligation to take your
interests into account when

deciding to issue additional securities. If, on any Valuation Date on which we price an additional
ETN creation, a Market Disruption Event occurs or is

continuing, we will determine the Closing Level of the Index applicable to such creation in accordance with the procedures under “—Market

Disruption

Events” in this pricing
supplement.
We may condition

our acceptance

of a market

maker’s, other

market participant’s

or investor’s

offer to purchase

the
ETNs on its

agreeing to

purchase exchange-traded notes issued

by UBS or

enter into certain

transactions consistent
with our hedging

strategy, including but

not limited to

swaps.

Any limitation

or suspension

on the

issuance

of the

ETNs
may materially

and adversely

affect the

trading

price and

liquidity

of the

ETNs in

the

secondary market.
Discontinuation or Modification of the Index
If the Index Sponsors discontinue publication of the Index and the Index Sponsors or anyone else publishes a substitute
index that the Calculation

Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the

“
Successor Index ”) for all purposes, and all provisions described in this pricing supplement as applying to the Index will thereafter apply to the

Successor Index instead. If the Calculation
Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Early

Redemption
Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “ Redemption Amount ”) and the
Coupon Amount, as

applicable, by reference to the Successor Index.
If the Calculation Agent determines that the publication of the Index is discontinued and there is no successor index,

the
Calculation Agent will

determine the level of the Index, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agent determines will

as closely as reasonably possible replicate the Index.
If the Calculation Agent determines that the Index, the Options or the method of calculating the Index is changed at any time in any respect,

including whether the change is made by the Index Sponsors under their existing policies or following a
modification of those policies, is due to the

publication of a successor index, is due to events affecting the Reference Oil
Shares or the Options, or is due to any other reason and is not otherwise reflected in the level of the Index by the Index
Sponsors pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to
make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing
Level of the

Index used to determine the applicable Redemption Amount is equitable.
Manner of Payment and

Delivery
Any payment on or delivery of the ETNs at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee

in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make
any payment or delivery in accordance with the

applicable procedures of the depositary.
Role of

the Calculation

Agent
CSi, UBS Securities LLC (“CSi, UBS Securities”), or another affiliate of ours that is acting as the Calculation Agent, will, in
its reasonable discretion, make certain calculations

and determinations that may impact the Closing Indicative Value of the
ETNs, including determination of the arithmetic average of the Closing Indicative

Values where applicable, a split or reverse
split of the ETNs, calculation of default amounts, Market Disruption Events, any

Successor Index, Business

Days and
Trading Days, the Current Principal Amount, the Daily Investor Fee amount, the Daily Index Factor, the Coupon Amount, the Closing Level of

the Index on any Trading Day, the Maturity Date, any Early Redemption Dates, the Acceleration Date,
the amount payable in respect of your ETNs at

maturity, upon early redemption or acceleration and any other calculations or determinations to be made by the Calculation Agent as specified herein. In addition, the Calculation Agent may modify the
Index or adjust the method of its calculation if it determines that the publication of the

Index is

discontinued and there is no
Successor Index or in the case of a Market Disruption Event.
We and our affiliates will have the ability to make determinations with respect to reduction of the Minimum Redemption
Amount, calculation of

default amounts and whether a Market Disruption Event has occurred. Absent manifest error, all determinations of the Calculation Agent will be final and

binding on you and us, without any liability on the part of the
Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above
determinations by the Calculation Agent.

Although the Calculation Agent obtains information for inclusion in or for use in calculations related to the ETNs from sources that the Calculation

Agent considers reliable, neither the Calculation Agent nor any other party guarantees the accuracy and/or the completeness of the Index or any data

included therein or any calculations made with respect to the
ETNs. Without limiting any of the foregoing, in no event shall the Calculation Agent or any other party have any liability for
any direct, indirect, special, punitive, consequential or any other damages

(including lost profits) even if notified of the
possibility of such damages.
If the Calculation Agent ceases to perform its role as described in this pricing supplement, we will either, at our sole discretion, perform such role,

appoint another party to do so or accelerate the ETNs.
We may appoint a different Calculation Agent from time to time after the date of this pricing supplement without your consent and without

notifying you.
Role of the Index Calculation Agent
We have appointed Nasdaq, Inc. as an Index Calculation Agent. The Index Calculation Agent will have the sole responsibility to calculate and

disseminate the Closing Indicative Value and the Intraday Indicative Value

of the ETNs. See
“Description of the ETNs” for more information. The

Index

Sponsors may appoint a different Index Calculation Agent from time to time after the date of this pricing supplement without your consent and without

notifying you.

21. ETRACS Gold Shares Covered Call ETNs due February

2, 2033
Specific Terms of the Securities
In this section, references to “holders” mean those who own the Exchange Traded Notes

(the “
ETNs ”) registered in their own
names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs
registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“
DTC ”) or
another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Legal Ownership and Book-
Entry Issuance” under “Description of Debt Securities We May Offer” above.
These ETNs are senior debt securities as described under the section entitled

“Description of Debt Securities We May Offer”
which also contain a detailed summary of additional provisions of the

ETNs and of the senior indenture, dated as of March 29,
2007, as amended, between UBS AG (as successor to Credit Suisse AG, formerly Credit Suisse) and The Bank of New York
Mellon (formerly The Bank of New York), as trustee, under which the ETNs will be issued (the “ indenture ”). You should read all the provisions under “Description of Debt Securities We May Offer” above, including information incorporated by
reference, and the indenture.
Please note that the information about the price to the public and the proceeds to UBS on the front cover of the pricing
supplement relates only to the initial sale of the ETNs. If you have purchased the ETNs after the initial sale, information about
the price and date of sale to you will be provided in a separate confirmation of sale.
Coupon Amount
On each Coupon Payment Date, for each $400.00 stated principal amount of the ETNs, holders on the Coupon Record Date
will be entitled to receive a variable cash payment equal to the Closing Indicative Value on the Index

Business Day
immediately preceding the relevant Index Distribution Date multiplied by the Coupon Percentage for that Index Distribution
Date. The Coupon will be paid on the Coupon Payment Date to the holder of record on the applicable

Coupon Record Date.
No Coupon Amount will be due or payable in the event you elect to offer your ETNs for early redemption or we accelerate the maturity of the ETNs.
The Coupon Percentage in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date
divided by the Closing Level of the Index the Index Business Day immediately preceding the Index Distribution Date. The
Distribution represents the notional monthly call premium earned on the sale of the call options written on the GLD Shares
during the immediately preceding Index Rebalancing Period pursuant to the Index methodology described herein.
The premiums generated from the notional sales of the Options will be subtracted monthly from the Index and paid to
holders of the ETNs in the form of a Coupon Amount, the amount of which is determined based on the notional premiums received from the sale of the Options during the preceding Rebalancing Period as described below.
The “ Index Rebalancing Period
” refers to the five (5) consecutive Index Calculation Days beginning on and including the
Index Calculation Day that is ten (10) calendar days prior to the Expiry Date (as defined below) of the relevant Options
(each, a “ Roll Date ”). The Index will be rebalanced at the end of each Roll Date in accordance with the following steps:
●
First, on the Index Calculation Day preceding the first Roll Date of each month,

the strike price of the new
Option is determined. The strike price will be the lowest listed strike price that is above 103% of the price per
GLD Share as of 4:00 p.m. New York City time on such date of determination. Then, the Index will roll its monthly exposure over the next five (5) consecutive Index Calculation Days. The roll percentage is the
proportion of the expiring position being rolled into a new position on each

Roll Date.
●
At the end of the first Roll Date, and on each successive Roll Date of such Index Rebalancing

Period, the Index
will notionally sell the new Option. Additionally, as of the end of each such Roll Date, the Index will hypothetically close out through repurchase 20% (or such greater amount in the event of roll disruptions) of the
Options notionally sold during the previous Index Rebalancing Period (the expiring Options); the Index will
notionally liquidate GLD Shares in an amount sufficient to fund the notional repurchase.
●
Finally, on the last Roll

Date of such Index Rebalancing Period,

the Index will determine the

amount of the
notional Option premium, which

will, on the close of the last Roll Date of the next following Index
Rebalancing Period, be subtracted from the Index as a Distribution

and

paid to holders of the ETNs in the
form of the Coupon Amount.
An Index Distribution Date will be the date on which the Distribution is subtracted from the level of the Index pursuant to
the rules of the Index,

which will occur on the last Roll Date of a given Index Rebalancing Period.

The Coupon Amount is calculated by reference to the notional Distribution from the Index, which will decrease the level of the Index (and therefore

the value of the ETNs), as the Distribution comes directly from the notional portfolio reflected by
the Index Components. When the Distribution is

deducted from the Index on the Index Distribution Date, the Coupon
Amount will be added to the Closing Indicative Value and the Intraday Indicative

Value of the ETNs. At the market opening
on the Ex-Coupon Date, the ETNs will trade on an ex-coupon basis, adjusted for the Coupon Amount, meaning that the
Coupon Amount will no longer be included in the Closing Indicative Value or the Intraday Indicative Value of the ETNs. For
a holder to receive

the upcoming Coupon Amount, the holder must own the ETNs on the Coupon Record Date.
The “ Ex-Coupon Date
”, with respect to each Coupon Amount, will be

the first Trading Day on which the ETNs trade
without the right to receive

such Coupon Amount.
Denomination
Prior

to

September

27,

2022,

the

denomination

and

stated

principal

amount

of

each

ETN

was

$20.00.

Credit

Suisse
implemented a

1-for-20 reverse split of the

ETNs, effective

September 27,

2022. As

of September

27, 2022,

the denomination
and stated principal amount of each ETN is $400.00. ETNs

may be issued

at a price

that is higher

or lower than

the stated
principal amount, based on the Indicative Value of the ETNs at that time.
Payment at Maturity
If you hold your ETNs to maturity, you will be entitled to receive a cash payment on February 2, 2033 (the “ Maturity Date ”)
(or, if the maturity of

the ETNs is extended, on the

scheduled Maturity Date, as extended). Your Payment at

Maturity will be
equal to the “ Final Indicative Value
”, which will

be

the arithmetic average, as determined by the Calculation Agent, of the
Closing Indicative Value on each of the immediately preceding five (5) Trading

Days to and including the Final Valuation
Date (the “ Final Valuation Period ”). We refer to the amount of such payment as the “
Maturity Redemption

Amount
”. If
the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following
the scheduled

Maturity Date.
The “ Valuation Date
” is January 28, 2033 or,

if such date is not a

Trading Day, the next following Trading Day

(the “
Final
Valuation Date
”), any

Early Redemption Valuation Date, any Accelerated Valuation Date and any Trading Day in

the
Accelerated Valuation Period. The Final Valuation Date is

subject to extension as described below and postponement as a result of a Market Disruption Event as discussed under “—Market Disruption

Events”. If

the scheduled Final Valuation Date
is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the
Maturity Date will be postponed to the third Business Day following the

Final Valuation Date as so postponed. In addition, if
a Market Disruption Event

occurs or is continuing on the Final Valuation Date, the Maturity Date will be postponed until the date three (3) Business Days following the Final

Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay
our obligations as they become due. In no event will the Payment at Maturity be less than zero.
The scheduled Maturity Date is initially February 2, 2033, but may be extended at our option for up to two (2) additional five-year periods. We may

only extend the scheduled Maturity Date for five (5) years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the

holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide such notice to DTC and the
trustee in respect of each five-year extension of the scheduled Maturity

Date that we choose to effect.
If the Final Indicative Value is

zero, the Maturity Redemption Amount will

be zero.
The Closing Indicative Value on the Inception Date was $20.00 (the “ Initial Indicative Value ”). The Closing Indicative Value
on each calendar day

following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1)
the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount.

The Closing Indicative Value

will never be
less than zero.
If the Intraday

Indicative Value is

equal to or

less than zero

at any time

or the Closing

Indicative

Value is
equal to

zero on

any Trading

Day, the

Closing Indicative

Value of

the ETNs

on that

day, and

all future

days, will

be zero.
The Closing Indicative Value is not

the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any

time may vary significantly from their

Indicative Value at such time.

See
“Description of the ETNs”. The

ETNs underwent a 1-for-20 reverse split, effective

September 27, 2022. Since September 27,
2022, the Closing Indicative Value has been expressed in an amount per denomination and stated principal

amount of
$400.00 based on the split-adjusted Current Principal Amount. If the ETNs undergo a subsequent split or reverse split, the
Closing Indicative

Value (including the Current Principal Amount) of the ETNs will be adjusted accordingly (see
“Description of the ETNs—Split or Reverse Split of the

ETNs” in this pricing supplement). Such adjustment may adversely affect the trading price and liquidity of the ETNs. Even if the Closing Indicative

Value

or Intraday Indicative Value is equal
to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will

lead to a complete loss of your investment. See “Risk Factors—Risks Relating to the Return on the ETNs—If the Intraday
Indicative Value is equal to

or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, you will lose all of your investment”.
The “ Current Principal Amount
” on each calendar day following the Inception Date will be equal to (1)(a)

the Current
Principal Amount on the

immediately preceding calendar day
times (b) the Daily Index Factor on such calendar day minus
(2) the Daily Investor Fee on such calendar day. The

Current Principal Amount on the Inception Date was $20.00. The ETNs
underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Current Principal
Amount on September 27, 2022,

the Current Principal Amount on

September 26, 2022, multiplied

by 20 and rounded to

8
decimal places, shall be used in the formula above. Since September 27, 2022,

the Current Principal Amount has been
expressed in an amount per

denomination and stated principal amount of $400.00.
A “ Business Day ” is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in
New York City or

London, England generally are authorized or obligated by law, regulation or executive order to close.
A “ Trading Day
” is a day which

is (i) an Index Business Day,

(ii) an ETN Business Day and (iii)

an Index Component
Business Day for each of the

Index Components.
An “ Index Business Day ” is a day on which the level of the Index is calculated and published.
With respect to any Index Component, an “ Index Component Business Day ” is a day on which trading is generally conducted on any markets on

which such Index Component is traded.
An “ ETN Business Day
” is a day on which trading is

generally conducted on the New York Stock Exchange, NYSE Arca

and
NASDAQ.
The “ Daily Index Factor ” on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business
Day divided by
(b) the

Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index

Business Day.
On any calendar day, the “ Daily Investor Fee ” will be equal to the product of (1)(a) the Current Principal Amount on the immediately preceding

calendar day
times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee Rate divided by
(b) 365. The “Investor Fee Rate” will be

equal to 0.65%. The ETNs underwent a 1-for-20 reverse split, effective
September 27, 2022. For the purposes of determining the Daily Investor

Fee on

September 27, 2022, the Current Principal
Amount on September 26, 2022, multiplied by 20 and

rounded to 8 decimal places, shall be

used in the formula

above.
The ETNs do

not guarantee

any return

of your investment.

If the level

of the Index

decreases or

does not increase
sufficiently

to offset

the Daily

Investor

Fee (and

in the

case of

early redemption,

the Early

Redemption

Charge) over

the
term of

the ETNs,

you will

receive less,

and possibly significantly less,

at maturity

or upon early

redemption

or
acceleration

of the ETNs

than the

amount of your

investment.
See “Hypothetical

Examples”

and “Risk Factors—Risks
Relating to the Return on the ETNs—Even if the Closing

Level of the Index on the applicable Valuation Date exceeds the initial

Closing Level of the Index on the date of your investment, you may receive less than your investment amount of your
ETNs” in this pricing supplement

for additional information on how the Daily Investor Fee affects the overall value of the
ETNs.
The “ Closing Level
” of the Index on

any Trading Day will be

the Closing Level published on Bloomberg under

the ticker
symbol “QGLDI <Index>”

or any successor page on Bloomberg or any successor service, as applicable; provided that in the
event a Market Disruption Event exists on a Valuation

Date (as defined below), the Calculation Agent will determine the
Closing Level of the Index, if necessary.
Any payment you will be

entitled to receive is subject

to our ability to pay our

obligations as they become due.
For a further description of how your Payment at Maturity will be calculated, see “Hypothetical Examples” and “Specific
Terms of the ETNs” in this

pricing supplement.
Payment Upon Early

Redemption
Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption
Amount or more of

your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until January
21, 2033 (or, if the maturity of the ETNs is

extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation
Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you
will be entitled to receive a cash payment per ETN on the Early Redemption

Date equal to the Early

Redemption Amount.
Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to
deliver a Redemption

Notice (as defined

herein) to UBS.

If your Redemption Notice

is delivered prior to

4:00 p.m., New

York
City time, on

any Business Day,

the immediately

following Trading Day

will be the

applicable “
Early Redemption
Valuation Date
”. Otherwise, the second following

Trading Day will be

the applicable

Early Redemption Valuation Date. See
“—Procedures for Early Redemption”.
You must offer for

redemption at least 10,000

ETNs or an integral

multiple of 10,000 ETNs

in excess thereof at

one time in
order to exercise your

right

to cause us to redeem your ETNs on any Early Redemption Date (the “
Minimum Redemption
Amount
”); provided that we or the Calculation Agent may

from time to time reduce, in part or in whole, the Minimum
Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the
reduction becomes effective. If the ETNs undergo a subsequent split or reverse split, the minimum number of ETNs needed
to

exercise your right to cause us to redeem your ETNs will remain the same.
When you submit your ETNs for redemption in accordance with the redemption procedures described below under “—
Procedures for Early

Redemption,” your ETNs may remain outstanding (and be resold by us or an affiliate) or may be
submitted by us for cancellation.
The “
Early Redemption

Date
” is the third Business

Day following an

Early Redemption

Valuation Date.
The “
Early Redemption

Charge
” per ETN

will equal

0.125%
times
the Closing

Indicative Value

on the Early

Redemption
Valuation Date.
The “ Early Redemption Amount
” is a

cash payment per ETN

equal to the greater

of (A) zero

and (B)(1) the Closing
Indicative Value on the

applicable Early Redemption Valuation Date
minus (2) the Early Redemption Charge, calculated by
the Calculation Agent.
Procedures for Early Redemption
If you wish to offer your ETNs to UBS for redemption, your broker or other person with whom you hold your ETNs must
follow the following

procedures:
●
Deliver a notice of

redemption, in substantially the form

of Annex A (the

“
Redemption Notice
”), to UBS

via email or
other electronic delivery

as requested by UBS. If your Redemption Notice is delivered prior to 4:00 p.m., New York
City time, on any Business Day, the immediately

following Trading Day will

be the applicable “
Early Redemption
Valuation Date
”. Otherwise, the second following Trading Day will

be the

applicable Early Redemption Valuation
Date. If UBS receives your Redemption Notice no later than 4:00 p.m.,

New York City time, on any

Business Day,
UBS will respond by sending your broker an acknowledgment of the

Redemption Notice accepting your redemption
request

by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation
Date. UBS or its affiliate must

acknowledge to your broker acceptance of the Redemption Notice in order for your
redemption request to be effective;
●
Notwithstanding the foregoing, UBS may, at its option, waive the requirement that the Redemption Notice be
delivered as set forth above, if

confirmed by UBS that a written indication of an offer for early redemption has otherwise been accepted by UBS. Any such written

indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following

Business Day. For the avoidance of doubt,
you may choose to comply with the procedures set forth above in lieu of the procedures in this

clause, irrespective
of any waiver by UBS;
●
Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early
Redemption Valuation

Date at a price equal to the applicable Early Redemption Amount, facing us; and
●
Cause your DTC custodian to deliver the trade

as booked for settlement via DTC

at or prior to 10:00 a.m. New

York
City time, on the

applicable Early Redemption Date (the third Business Day following the Early Redemption
Valuation Date).
You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your
broker satisfying the

additional requirements as set forth in the second and third bullets above in order for the redemption to
be effected. Different brokerage firms may have

different deadlines for accepting instructions from their customers.
Accordingly, you should consult the brokerage firm through which you own your

interest in the ETNs in respect of such
deadlines. If UBS does not (i) receive the Redemption Notice from your broker by 4:00 p.m. and (ii) deliver an
acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business
Day prior to the applicable

Early Redemption Valuation Date, such notice will not be effective for such Business Day and

UBS will treat such Redemption Notice as if it

was received

on the next Business Day. Any redemption instructions for
which UBS receives a valid confirmation in accordance with the procedures described above

will be irrevocable after UBS
confirms your offer for early redemption.
Because the Early Redemption Amount you will receive for each ETN will not be determined until the close of trading on the applicable Early

Redemption Valuation Date, you will

not know the applicable Early Redemption Amount

at the time
you exercise your redemption right and will

bear the

risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.
Acceleration at Our Option or Upon an Acceleration Event
We have the right to accelerate the ETNs in whole or in part on any Business Day occurring on or after the Inception Date (an
“
Optional

Acceleration
”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the
ETNs, we will have the right to accelerate

all or any portion of the outstanding ETNs (an “
Event Acceleration ”). Upon an
acceleration of all of the outstanding ETNs, you will be entitled to receive a cash payment per ETN in an amount (the
“ Accelerated Redemption Amount
”) equal to the arithmetic average, as determined by the Calculation Agent,

of the
Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the

Accelerated Redemption Amount will be the Closing Indicative Value on the Accelerated Valuation Date.
If less than all the ETNs are to be redeemed

pursuant to an Optional Acceleration or an Event Acceleration, the ETNs or
portions of the ETNs to be redeemed shall be selected, if the ETNs are in definitive form, by lot by the trustee, and for so
long as the ETNs are held by DTC (or another depositary), the redemption of the ETNs shall be done in

accordance with the
policies and procedures of the depositary, which may be made on a pro rata pass-through distribution of principal basis. ETNs
may

be accelerated in part in

multiples of 50,000 ETNs, or

an integral multiple of

50,000 ETNs in excess

thereof. We will
provide at least five

(5) Business Days’

notice of any ETNs to be accelerated and, in the case of any ETNs selected for partial
redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be
redeemed only in part, relate to the portion of the stated principal amount of ETNs which has

been or is to be redeemed
pursuant to these acceleration provisions.
Any payment you will be

entitled to receive on the ETNs

is subject to our ability

to pay our obligations as they

become due.
In the case of an Optional Acceleration of all outstanding ETNs, the “ Accelerated Valuation Period ” shall be a period of five (5) consecutive

Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on

which we give notice of such Optional Acceleration. In the case of an Event
Acceleration of all outstanding ETNs, the “Accelerated Valuation Period”

shall be a period of five (5) consecutive Trading
Days, the first Trading Day of which shall be the day on which we give notice of such Event Acceleration

(or, if such day is
not a Trading Day, the next following Trading Day). In the case of an acceleration of less than all outstanding

ETNs, the
“
Accelerated

Valuation Date
” will be the first Trading Day following the date of our notice of acceleration. The Accelerated
Redemption Amount will be payable on the

third Business Day following the Accelerated Valuation Date or the third
Business Day following the last Trading Day in the Accelerated Valuation Period as the case may be (such date the
“ Acceleration Date ”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.
Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

An “ Acceleration Event ” means:
(a)
an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of
the United States (or

any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related
Exchange (each as defined herein) is located

that (i) makes it illegal for the Issuer or its affiliates to hold, acquire or dispose of options or futures contracts relating to the Index or the

GLD Shares or options, futures, swaps or other
derivatives on the Index, the GLD Shares

or the Options (including but not limited to

exchange-imposed position
limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or
similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on

any of these parties’ ability to perform their obligations in connection with the ETNs or (iv)
shall materially affect our ability to issue or

transact in exchange traded notes similar to the ETNs, each as determined by us or the Calculation Agent;
(b)
any official administrative decision, judicial decision, administrative action, regulatory interpretation or other
official pronouncement

interpreting or applying those laws, regulations or rules that is announced on or after the
Inception Date that (i) makes it illegal for the Issuer or its affiliates to hold, acquire or dispose of options or futures contracts relating to the Index or the GLD Shares or options, futures,

swaps or other derivatives on the Index or the
futures contracts relating to the Index, the GLD Shares or the Options (including but not

limited to exchange-

imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom
we

transact or similarly situated third parties in performing our or their obligations in connection with the ETNs,
(iii) shall have a material

adverse effect on the ability of the Issuer, our affiliates, third parties with whom we transact or a similarly situated third party to perform our

or their obligations in connection with the ETNs or (iv)
shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as
determined by us or the Calculation Agent;
(c)
any event that occurs on or after the Inception Date that makes it a violation of any law, regulation or rule of the
United States (or any

political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related
Exchange (each as defined herein) is located, or of

any official administrative decision, judicial decision,
administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws,
regulations or rules, (i) for the Issuer or its affiliates to hold, acquire or dispose of options contracts

relating to the
Index or the GLD Shares or options, futures, swaps or other derivatives on the Index, the GLD Shares or the
Options

(including but not limited to exchange-imposed position limits), (ii) for the Issuer, our affiliates, third
parties with whom we transact or

similarly situated third parties to perform our or their obligations in connection with the ETNs or (iii) for us to issue or transact in exchange traded notes similar to the ETNs, each as determined
by us or the Calculation Agent;
(d) any event, as determined by us or the Calculation Agent that we or any of our affiliates or a similarly situated party would, after using

commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than

brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the
ETNs, or realize, recover or remit the proceeds of any such transaction or asset;
(e)
if at any point, the Intraday Indicative Value is equal to or less than five percent (5%) of the prior day’s Closing
Indicative Value of such

ETNs; or
(f) as determined by the Calculation Agent, the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the

rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed,
traded or publicly quoted on such exchange or

market, as applicable, for any reason and are not immediately re-
listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or
market, as applicable.
“ Primary Exchange ” means the primary exchange on which options or futures contracts relating to the Index or the GLD
Shares are traded, as

determined by the Calculation Agent, which is initially the Chicago Board Options Exchange (CBOE).
“ Related Exchange ” means each exchange or quotation system where trading has a material effect (as determined by the
Calculation Agent) for the

overall market for futures or options contracts relating to the Index or the GLD Shares.
Market Disruption Events
The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to any Index
Component and of any

related determinations and calculations with respect to any event described below and its
determinations and calculations will be conclusive absent

manifest error.
A “ Market Disruption Event ” is:
(a)
the occurrence or existence of a suspension, absence or material limitation of trading of the Index Components on
the relevant exchange for

such Index Component for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;
(b)
a breakdown or failure in the price and trade reporting systems of the relevant exchange for any Index
Component, as a result of which the

reported trading prices for the Index Component during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;
(c)
the occurrence or existence of a suspension, absence or material limitation of trading on the primary related
exchange or market for trading in

futures or options contracts related to any Index Component for more than two hours of trading during, or during the one-half hour period preceding the

close of the principal trading session for
such related exchange or market;
(d)
a decision to

permanently discontinue

trading in those

related futures

or options contracts;

or
(e) failure of the Index Calculation Agent to publish the level of the Index, including as a result of any disruption of the
Index Components;

in each case, as determined by the Calculation Agent in its sole discretion; and in each case a determination by the
Calculation Agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Index

Component or any instrument related to the Index
Component or to adjust or unwind all or a material portion of any hedge position in the Index

Component with respect
to the ETNs.
For the purpose of determining

whether a market disruption event in

respect of an Index Component

has occurred:
(a)
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from
an announced change in the

regular business hours of the relevant exchange for such Index Component or the
primary related exchange or market for trading in futures or options contracts related to such Index Component;
(b) limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory

organization, the SEC or any other relevant authority of scope similar to NYSE Rule
80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation
of trading; and
(c)
a suspension of trading in futures or options contracts related to such Index

Component by the primary related
exchange or market for trading in

such contracts, if available, by reason of:
(i) a price change exceeding limits set by such exchange or market;
(ii)
an imbalance of orders

relating to such contracts;

or
(iii)
a disparity in

bid and ask

quotes relating

to such contracts;
will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options
contracts related to such Index Component;

and
(d)
a “suspension, absence or material limitation of trading” on the primary related exchange or market on which
futures or options contracts related

to such Index Component are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;
in each case, as determined

by the Calculation Agent

in its sole discretion.
If the Calculation Agent determines that a Market Disruption Event occurs or is continuing on any Valuation Date, that
Valuation Date will be

postponed until the first Trading Day on which no Market Disruption Event occurs or is continuing, unless a Market Disruption Event occurs or is

continuing for each of the five (5) Trading Days following the applicable scheduled Valuation Date. In that case, the fifth Trading Day following the applicable scheduled Valuation Date shall be
deemed to be the applicable Valuation Date, notwithstanding the fact that a Market Disruption

Event

occurred or was
continuing on such Trading Day, and the Calculation Agent will determine the applicable Closing Indicative Value using an appropriate

Closing Level of the Index on that deemed Valuation Date taking into account the nature and duration of such
Market Disruption Event. If any Valuation

Date in the Accelerated Valuation Period or Final Valuation Period is postponed as described above, each subsequent Valuation Date in the Accelerated

Valuation Period or Final Valuation Period will be
postponed by the same number of Trading Days. In addition,

if the Final Valuation Date, the Early

Redemption Valuation
Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding

Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three
(3) Business Days following such Valuation

Date, as postponed.
Default Amount on Acceleration
For the purpose of determining whether the holders of our senior debt securities, of which the ETNs are a part, are entitled to
take any action under

the indenture, we will treat the stated principal amount of each ETN outstanding as the stated principal
amount of that ETN. Although the terms of the

ETNs may differ from those of the other senior debt securities, holders of specified percentages in stated principal amount of all senior debt securities,

together in some cases with other series of our
debt securities, will be able to take action affecting all the senior debt securities,

including the ETNs. This

action may
involve changing some of the terms that apply to the senior debt securities,

accelerating the maturity of the senior debt
securities (in

accordance with the acceleration provisions set forth in the accompanying prospectus) after a default or
waiving some of our obligations under the

indenture.
In case an event of default (as defined in the accompanying prospectus)

with respect to ETNs shall have occurred and be
continuing, the amount

declared due and payable upon any acceleration of the ETNs will be determined by the

Calculation

Agent, and will equal, for each ETN that you then

hold, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.
Further Issuances
We may, from time to time, without notice to or the consent of the holders of the ETNs,

create and issue additional securities
having the same terms

and conditions as

the ETNs offered

by this pricing

supplement, and ranking

on an

equal basis with
the ETNs in

all respects. If

there is substantial

demand for the ETNs, we may issue additional ETNs frequently. We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do
sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional

issuances and
sales at our sole discretion, and we may stop and subsequently resume selling additional

ETNs at any time. If we limit,
restrict or stop sales

of such additional ETNs, or if we subsequently resume sales of such additional ETNs,

the trading price
and liquidity of the ETNs could be materially and

adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the

reduction or
elimination of any premium in the trading price.

The maximum number of ETNs linked to the

Index that we will

issue under
this pricing

supplement is

set forth

on the cover

of this pricing

supplement. However,

we have no

obligation to

issue up to
this number

or

any specific number of ETNs and, in our sole discretion, may issue ETNs in excess of this number. Any further issuances of ETNs will have the same

CUSIP number and will trade interchangeably with the offered ETNs. Any further issuances will increase the outstanding number of the ETNs.
Any additional ETNs will be consolidated and form a single series with the ETNs. We have no obligation to take your interests
into account when

deciding to issue additional securities. If, on any Valuation Date on which we price an additional ETN creation, a Market Disruption Event occurs or is

continuing, we will determine the Closing Level of the Index applicable to such creation in accordance with the procedures under “—Market Disruption

Events” in this pricing supplement.
We may condition

our acceptance

of a market

maker’s, other

market participant’s

or investor’s

offer to purchase

the
ETNs on its

agreeing to

purchase exchange-traded notes issued

by UBS or

enter into certain

transactions consistent
with our hedging

strategy, including but

not limited to

swaps.

Any limitation

or suspension

on the

issuance

of the

ETNs
may materially

and adversely

affect the

trading

price and

liquidity

of the

ETNs in

the

secondary market.
Discontinuation or Modification of the Index
If the Index Sponsors discontinue publication of the Index and the Index Sponsors or anyone else publishes a substitute
index that the Calculation

Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the

“
Successor Index ”) for all purposes, and all provisions described in this pricing supplement as applying to the Index will thereafter apply to the

Successor Index instead. If the Calculation
Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Early

Redemption
Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “ Redemption Amount ”) and the
Coupon Amount, as

applicable, by reference to the Successor Index.
If the Calculation Agent determines that the publication of the Index is discontinued and there is no successor index,

the
Calculation Agent will

determine the level of the Index, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agent determines will

as closely as reasonably possible replicate the Index.
If the Calculation Agent determines that the Index, the Options or the method of calculating the Index is changed at any time in any respect,

including whether the change is made by the Index Sponsors under their existing policies or following a
modification of those policies, is due to the

publication of a successor index, is due to events affecting the GLD Shares or the
Options, or is due to any other reason and is not otherwise reflected in the level of

the Index by

the Index

Sponsors pursuant
to the

methodology described

herein, then

the Calculation

Agent will

be permitted

(but not

required) to make such
adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the
Index

used to determine the applicable Redemption Amount is equitable.
Manner of Payment and

Delivery
Any payment on or delivery of the ETNs at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee

in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make
any payment or delivery in accordance with the

applicable procedures of the depositary.
Role of

the Calculation

Agent
CS, UBS Securities, or another affiliate of ours that is acting as the Calculation Agent, will, in its reasonable discretion, make certain calculations

and determinations that may impact the Closing Indicative Value of the ETNs, including determination of the arithmetic average of the Closing Indicative

Values where applicable, a split or reverse split of the

ETNs, calculation of default amounts, Market Disruption Events, any

Successor Index, Business

Days and Trading Days,
the Current Principal Amount, the Daily Investor Fee amount, the Daily Index Factor, the Coupon Amount, the Closing
Level of

the Index on any Trading Day, the Maturity Date, any Early Redemption Dates, the Acceleration Date, the amount payable in respect of your ETNs at

maturity, upon early redemption or acceleration and any other calculations

or
determinations to be made by the Calculation Agent as specified herein. In addition, the Calculation Agent may modify the
Index or adjust the method of its calculation if it determines that the publication of the

Index is

discontinued and there is no
Successor Index or in the case of a Market Disruption Event.
We and our affiliates will have the ability to make determinations with respect to reduction of the Minimum Redemption
Amount, certain

Acceleration Events, calculation of default amounts and whether a Market Disruption

Event has occurred.
Absent manifest error, all determinations of the

Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a
result of any of the above determinations by the Calculation Agent.
Although the Calculation Agent obtains information for inclusion in or for use in calculations related to the ETNs from sources that the Calculation

Agent considers reliable, neither the Calculation Agent nor any other party guarantees the accuracy and/or the completeness of the Index or any data

included therein or any calculations made with respect to the
ETNs. Without limiting any of the foregoing, in no event shall the Calculation Agent or any other party have any liability for
any direct, indirect, special, punitive, consequential or any other damages

(including lost profits) even if notified of the
possibility of such damages.
If the Calculation Agent ceases to perform its role as described in this pricing supplement, we will either, at our sole discretion, perform such role,

appoint another party to do so or accelerate the ETNs.
We may appoint a different Calculation Agent from time to time after the date of this pricing supplement without your
consent and without

notifying you.
Role of the Index Calculation Agent
We have appointed NASDAQ OMX as an Index Calculation Agent. The Index Calculation Agent will have the sole responsibility to calculate and

disseminate the Closing Indicative Value and the Intraday Indicative Value of the ETNs. See
“Description of the ETNs” for more information. The Index

Sponsors may appoint a different Index Calculation Agent from time to time after the date of this pricing supplement without your consent and without

notifying you.

22. ETRACS Silver Shares Covered Call

ETNs due April 21, 2033
Specific Terms of the Securities
In this section, references to “holders” mean those who own the Exchange Traded Notes (the “ ETNs ”) registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs
registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“
DTC ”) or
another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Legal Ownership and Book-
Entry Issuance” under “Description of Debt Securities We May Offer” above.
These ETNs are senior debt securities as described under the section entitled

“Description of Debt Securities We May Offer”
which also contain a detailed summary of additional provisions of the

ETNs and of the senior indenture, dated as of March 29,
2007, as amended, between UBS AG (as successor to Credit Suisse AG, formerly Credit Suisse) and The Bank of New York
Mellon (formerly The Bank of New York), as trustee, under which the ETNs will be issued (the “i ndenture ”). You should read all the provisions under “Description of Debt Securities We May Offer” above, including information incorporated by
reference, and the indenture.
Please note that the information about the price to the public and the proceeds to UBS on the front cover of the pricing
supplement relates only to the initial sale of the ETNs. If you have purchased the ETNs after the initial sale, information about
the price and date of sale to you will be provided in a separate confirmation of sale.
Coupon Amount
On each

Coupon Payment

Date, for each

$400.00 stated

principal amount

of the ETNs,

holders on

the Coupon

Record
Date will

be entitled

to

receive a

variable cash

payment equal

to the Closing

Indicative Value

on the Index

Business
Day immediately

preceding the

relevant Index

Distribution

Date multiplied

by the Coupon

Percentage

for that Index
Distribution

Date. The Coupon

will be paid

on the Coupon

Payment

Date to the

holder of

record

on the applicable
Coupon Record

Date. No

Coupon Amount

will be due

or payable

in the event

you elect to

offer your

ETNs for early
redemption

or we

accelerate the

maturity of

the ETNs.
The Coupon

Percentage

in respect

of an Index

Distribution

Date will be

the Distribution

for such Index

Distribution
Date divided by
the Closing

Level of the

Index the Index

Business Day

immediately

preceding the

Index Distribution
Date. The Distribution

represents

the notional

monthly call

premium

earned on the

sale of the

call options

written on
the SLV Shares

during the

immediately

preceding

Index Rebalancing

Period pursuant

to the

Index methodology
described

herein.
The premiums

generated

from the notional

sales of the

Options will

be subtracted

monthly from

the Index

and paid to
holders of

the ETNs

in the

form of a

Coupon Amount,

the amount

of which is

determined

based on the

notional
premiums

received from

the sale

of the Options

during the

preceding

Rebalancing

Period as

described

below.
The “
Index Rebalancing

Period
” refers to

the five

(5) consecutive

Index Calculation

Days beginning

on and
including the

Index Calculation

Day

that is ten

(10) calendar

days prior

to the Expiry

Date (as defined

below) of

the
relevant Options

(each, a “
Roll Date
”). The Index

will be rebalanced

at the

end of each

Roll Date

in accordance

with
the following

steps:
●
First, on the

Index Calculation

Day preceding

the first

Roll Date

of each month,

the strike

price of the

new
Option is

determined.

The strike

price will be the

lowest listed

strike price that

is above 106%

of the price per
SLV Share as of

4:00 p.m. New

York City time

on such date of

determination.

Then, the Index

will roll its
monthly exposure

over the next five

(5) consecutive

Index Calculation

Days. The roll

percentage is

the
proportion

of the expiring

position being

rolled into

a new position

on each

Roll Date.
●
At the end

of the first

Roll Date,

and on each

successive

Roll Date

of such

Index Rebalancing

Period, the
Index will

notionally

sell the new

Option. Additionally,

as of the

end of each

such Roll

Date, the

Index will
hypothetically

close out through

repurchase

20% (or such

greater

amount in

the event

of roll disruptions)

of
the Options

notionally

sold during

the previous

Index Rebalancing

Period (the

expiring Options);

the Index
will notionally

liquidate SLV

Shares in

an amount

sufficient to

fund the notional

repurchase.
●
Finally, on the last Roll

Date of such Index Rebalancing

Period, the Index will

determine the

amount of the
notional Option

premium, which

will, on the

close of the

last Roll

Date of the

next following

Index
Rebalancing

Period, be

subtracted

from the

Index as

a Distribution

and

paid to holders

of the ETNs

in the
form of the

Coupon Amount.

An Index

Distribution

Date will

be the date

on which the

Distribution

is subtracted

from the

level of the

Index
pursuant to

the rules

of the Index,

which will

occur on the

last Roll

Date of a

given Index

Rebalancing

Period.
The Coupon Amount

is calculated

by reference

to the notional

Distribution

from the Index,

which will

decrease the
level of the

Index (and

therefore

the value

of the ETNs),

as the Distribution

comes directly

from the notional

portfolio
reflected by

the Index

Components.

When the

Distribution

is

deducted

from the

Index on the

Index Distribution

Date,
the Coupon Amount

will be added

to the Closing

Indicative Value

and the Intraday

Indicative

Value of the

ETNs. At
the market opening

on the Ex-Coupon

Date, the ETNs

will trade on

an ex-coupon

basis, adjusted

for the Coupon
Amount,

meaning

that the Coupon

Amount will

no longer

be included

in the Closing

Indicative Value

or the Intraday
Indicative Value

of the ETNs.

For a holder

to receive

the upcoming

Coupon Amount,

the holder

must own

the ETNs
on the Coupon

Record Date.
The “ Ex-Coupon Date
”, with respect

to each Coupon

Amount, will

be the first Trading

Day on which

the ETNs trade
without the right

to receive

such Coupon Amount.
Denomination
Prior

to September

27,

2022,

the

denomination

and stated

principal

amount

of each

ETN was

$20.00.

Credit

Suisse
implemented

a

1-for-20

reverse

split

of

the

ETNs,

effective

September

27,

2022.

As

of

September

27,

2022,

the
denomination

and stated

principal

amount

of each

ETN is

$400.00.

ETNs

may

be

issued

at

a price

that

is higher

or
lower than

the stated

principal amount,

based on the

Indicative Value

of the ETNs

at that time.
Payment at Maturity
If you hold

your ETNs

to maturity,

you will be

entitled to

receive a cash

payment on

April 21, 2033

(the “
Maturity
Date
”) (or, if the

maturity of the

ETNs is extended,

on the scheduled

Maturity Date,

as extended).

Your Payment

at
Maturity will

be equal to the “
Final Indicative Value
”, which will be the

arithmetic

average, as

determined

by the
Calculation

Agent, of the

Closing Indicative

Value on each

of the immediately

preceding

five (5) Trading

Days to

and
including the Final Valuation

Date (the “
Final Valuation Period
”). We refer to the amount of such payment

as the
“
Maturity Redemption

Amount
”. If

the scheduled

Maturity

Date

is not

a Business

Day, the

Maturity

Date

will be
postponed

to the

first

Business

Day

following

the scheduled

Maturity

Date.
The “ Valuation Date
” is April 18, 2033 or, if such date is not a Trading Day, the next following Trading

Day (the “
Final
Valuation Date
”), any Early

Redemption Valuation

Date, any Accelerated

Valuation Date

and any Trading

Day in the
Accelerated Valuation

Period. The Final

Valuation Date

is subject

to extension

as described

below and

postponement
as a result

of a Market

Disruption

Event as discussed

under “—Market

Disruption

Events”. If

the

scheduled

Final
Valuation

Date is not

a Trading Day,

the Final Valuation

Date will

be postponed

to the next

following Trading

Day, in
which case

the

Maturity Date

will be postponed

to the third

Business Day

following

the Final Valuation

Date as so
postponed.

In addition,

if a Market

Disruption

Event

occurs or

is continuing

on the Final

Valuation

Date, the

Maturity
Date will

be postponed

until the date

three (3)

Business Days

following the

Final

Valuation

Date, as postponed.

No
interest or

additional

payment will

accrue or

be payable

as a result

of any postponement

of the Maturity

Date. Any
payment on

the ETNs

is subject

to our ability

to pay our

obligations

as they become

due. In no

event will the

Payment
at Maturity

be less than

zero.
The scheduled

Maturity Date

is initially April

21, 2033,

but may be

extended at

our option

for up to two

(2) additional
five-year periods.

We may

only extend the

scheduled Maturity

Date for five (5)

years at a time. If

we exercise our
option to extend

the maturity of

the ETNs, we

will notify DTC

(the

holder of the

global note

for the ETNs)

and the
trustee at least

45 but not

more than

60 calendar

days prior to

the then

scheduled

Maturity Date.

We will

provide such
notice to

DTC and the

trustee in

respect of

each five-year

extension

of the scheduled

Maturity Date

that we

choose to
effect.
If the Final Indicative Value is

zero, the Maturity Redemption Amount will

be zero.
The Closing

Indicative Value

on the Inception

Date was $20.00

(the “
Initial Indicative

Value
”). The Closing

Indicative
Value on each

calendar day

following the

Inception Date

will be calculated

by the Index

Calculation

Agent and will

be
equal to (1) the

Current Principal

Amount for

such calendar

day
plus
(2) for any

day on or

after the

Index Distribution
Date but prior

to the Ex-Coupon

Date for

a given month,

any accrued

but unpaid

Coupon Amount.

The Closing
Indicative Value

will never be less than zero.
If the Intraday Indicative Value

is equal to or less than zero at any time
or the Closing

Indicative Value is equal to

zero on any Trading Day, the

Closing Indicative Value of the

ETNs on

that day, and all future

days, will be zero.
The Closing

Indicative Value

is not the

same as the

closing price

or any other
trading price

of the ETNs

in the secondary

market. The

trading price

of the ETNs

at any

time may vary

significantly
from their Indicative

Value at such time.

See “Description

of the ETNs”. The

ETNs underwent

a 1-for-20 reverse split,
effective

September

27, 2022. Since

September

27, 2022, the

Closing Indicative

Value has

been expressed

in an amount
per denomination

and stated

principal

amount of

$400.00 based

on the split

-adjusted Current

Principal Amount.

If the
ETNs undergo

a subsequent

split or reverse

split, the

Closing Indicative

Value (including

the Current

Principal
Amount)

of the ETNs

will be adjusted

accordingly

(see “Description

of the ETNs

—Split or

Reverse Split

of the

ETNs”
in this pricing

supplement).

Such adjustment

may adversely

affect the trading

price and

liquidity of

the ETNs.

Even if
the Closing

Indicative Value

or Intraday

Indicative Value

is equal to

or less than

zero at any time,

the trading

price of
the ETNs may

remain above

zero. Buying

the ETNs at

such a time

will lead to

a complete

loss of your

investment.

See
“Risk Factors

—Risks Relating

to the Return

on the ETNs

—If the Intraday

Indicative Value

is equal to

or less than

zero
at any time

or the Closing

Indicative Value

is equal to

zero on any

Trading Day,

you will lose

all of your

investment”.
The “
Current Principal

Amount
” on each

calendar day

following the

Inception Date

will be equal

to (1)(a) the
Current Principal

Amount on

the

immediately

preceding

calendar day
times
(b) the Daily

Index Factor

on such
calendar day minus
(2) the Daily

Investor Fee

on such calendar

day. The

Current Principal

Amount on

the Inception
Date was $20.00.

The ETNs

underwent

a 1-for-20 reverse

split, effective

September

27, 2022. For

the purposes

of
determining the

Current Principal

Amount on September

27, 2022, the Current Principal

Amount on September

26,
2022, multiplied

by 20 and rounded to

8 decimal

places, shall

be used in

the formula

above. Since

September

27, 2022,
the Current

Principal Amount

has been

expressed in

an amount

per

denomination

and stated principal

amount of
$400.00.
A “ Business Day
” is a Monday,

Tuesday, Wednesday,

Thursday

or Friday that

is not a day

on which

banking
institutions

in New York

City or

London, England

generally

are authorized

or obligated

by law, regulation

or
executive

order to close.
A “ Trading Day
” is a day which is (i)

an Index Business

Day, (ii) an ETN

Business Day

and (iii) an Index

Component
Business Day

for each of the

Index Components.
An “
Index Business

Day
” is a day

on which

the level of

the Index

is calculated

and published.
With respect

to any Index

Component,

an “
Index Component

Business Day
” is a day

on which

trading is

generally
conducted

on any markets

on

which such

Index Component

is traded.
An “ ETN Business Day
” is a day on which

trading is generally

conducted on

the New York

Stock Exchange,

NYSE Arca
and NASDAQ.
The “ Daily Index Factor
” on any

Index Business

Day will equal

(a) the Closing

Level of the

Index on

such Index
Business Day divided by
(b) the

Closing Level

of the Index

on the immediately

preceding Index

Business Day.

The
Daily Index

Factor is deemed

to be one on

any day that

is not an

Index

Business Day.
On any calendar

day, the “
Daily Investor

Fee
” will be

equal to the

product of

(1)(a) the

Current Principal

Amount on
the immediately

preceding

calendar day
times
(b) the Daily

Index Factor

on such calendar

day
times (2)(a) the
Investor Fee

Rate
divided by
(b) 365. The “Investor

Fee Rate” will

be

equal to 0.65%.

The ETNs

underwent

a 1-for-20
reverse split,

effective September

27, 2022.

For the purposes

of determining

the Daily

Investor Fee

on

September

27,
2022, the Current

Principal Amount

on September

26, 2022, multiplied

by 20 and rounded

to 8 decimal places,

shall be
used in the formula

above.
The ETNs do not guarantee any return of your investment. If the level of the Index decreases or does not increase sufficiently to offset the Daily

Investor Fee (and in the case of early redemption, the Early Redemption Charge)
over the term of the ETNs, you will receive less, and possibly significantly less, at maturity or upon early
redemption or acceleration of the ETNs than the amount of your investment.
See “Hypothetical Examples”

and
“Risk Factors

—Risks Relating

to the Return

on the ETNs—Even

if the Closing

Level of the Index

on the applicable
Valuation Date

exceeds the initial

Closing Level

of the Index

on the date

of your investment,

you may

receive less
than your investment

amount of

your ETNs”

in this pricing

supplement

for additional

information

on how the

Daily
Investor Fee

affects the

overall value

of the ETNs.
The “ Closing Level
” of the Index on any Trading

Day will be the Closing

Level published

on Bloomberg

under the
ticker symbol “QSLVO

<Index>”

or any successor

page on Bloomberg

or any successor

service, as

applicable;

provided that

in the event

a Market

Disruption

Event exists

on a Valuation

Date (as defined

below), the

Calculation
Agent will

determine

the Closing

Level of the

Index, if necessary.
Any payment

you will

be entitled

to receive

is subject

to our ability

to pay

our obligations

as they

become

due.
For a further description

of how your

Payment at Maturity

will be calculated,

see “Hypothetical

Examples” and

“Specific
Terms of the ETNs”

in this

pricing supplement.
Payment Upon Early

Redemption
Prior to maturity,

you may,

subject to certain

restrictions

described

below, offer

at least the

applicable

Minimum
Redemption Amount

or more of

your ETNs to us

for redemption

on an Early Redemption

Date during the term

of the
ETNs until April

8, 2033 (or, if the maturity

of the ETNs is extended,

five (5) scheduled

Trading Days

prior to the
scheduled Final

Valuation

Date, as extended).

If you elect

to offer

your ETNs

for redemption,

and the

requirements
for acceptance

by us are

met, you

will be entitled

to receive

a cash payment

per ETN

on the Early

Redemption

Date
equal to the

Early

Redemption Amount.

Any payment

you will be

entitled to

receive on

the ETNs

is subject

to our
ability to

pay our obligations

as they become

due.
You may

exercise your

early redemption

right by

causing your

broker or

other person

with whom

you hold your

ETNs
to deliver

a Redemption

Notice (as defined herein)

to UBS. If your Redemption

Notice is delivered prior to 4:00

p.m.,
New York City time, on any Business

Day, the immediately

following Trading Day will be the applicable

“
Early
Redemption Valuation

Date
”. Otherwise, the

second following

Trading Day will

be the applicable

Early Redemption
Valuation

Date. See

“—Procedures

for Early

Redemption”.
You must offer for redemption

at least 10,000 ETNs or an integral

multiple of 10,000

ETNs in excess thereof

at one time
in order to exercise your right

to cause us

to redeem

your ETNs

on any

Early Redemption

Date (the “
Minimum
Redemption Amount
”); provided

that we or

the Calculation

Agent may

from time to

time reduce,

in part or

in whole,
the Minimum

Redemption Amount.

Any such

reduction

will be applied

on a consistent

basis for

all holders

of the
ETNs at the

time the

reduction becomes

effective.

If the ETNs

undergo

a subsequent

split or reverse

split, the

minimum
number of

ETNs needed

to

exercise your

right to cause

us to redeem

your ETNs

will remain

the same.
When you submit your ETNs for redemption in accordance with the redemption procedures described below under “—
Procedures for Early Redemption,” your ETNs may remain outstanding

(and be resold by us or an affiliate) or may be
submitted by us for cancellation.
The “ Early Redemption Date
” is the third Business Day

following an Early Redemption

Valuation Date.
The “ Early Redemption Charge ” per ETN will equal 0.125% times the Closing Indicative Value on the Early Redemption
Valuation Date.
The “ Early Redemption Amount
” is a cash payment per ETN equal to the greater

of (A) zero and (B)(1) the Closing
Indicative Value on the

applicable

Early Redemption

Valuation

Date
minus
(2) the Early

Redemption

Charge,
calculated

by the Calculation

Agent.
Procedures for Early Redemption
If you wish to

offer your ETNs

to UBS for redemption,

your broker

or other person

with whom you

hold your ETNs
must follow

the following

procedures:
●
Deliver a notice of redemption,

in substantially the

form of Annex A (the “
Redemption

Notice
”), to UBS via
email or other electronic

delivery

as requested by

UBS. If your

Redemption

Notice is delivered

prior to 4:00
p.m., New York

City time, on

any Business

Day, the immediately

following Trading Day

will be the applicable
“
Early Redemption

Valuation Date
”. Otherwise, the

second following

Trading Day will

be the

applicable
Early Redemption

Valuation Date.

If UBS receives

your Redemption

Notice no later

than 4:00 p.m.,

New York
City time, on any

Business Day,

UBS will

respond by

sending your

broker an

acknowledgment

of the
Redemption

Notice accepting

your redemption

request

by 7:30 p.m.,

New York City

time, on the

Business
Day prior to the

applicable Early

Redemption

Valuation Date.

UBS or its affiliate

must

acknowledge

to your
broker acceptance

of the Redemption

Notice in order

for your redemption

request to

be effective;
●
Notwithstanding

the foregoing,

UBS may,

at its option,

waive the

requirement

that the Redemption

Notice be
delivered as

set forth above,

if

confirmed

by UBS that

a written indication

of an offer

for early

redemption

has

otherwise

been accepted

by UBS. Any such

written

indication that

is delivered

after 4:00 p.m.,

New York City
time, on any

Business Day,

will be deemed

to have been

made on the

following

Business Day.

For the
avoidance

of doubt,

you may

choose to comply

with the procedures

set forth above

in lieu of

the procedures

in
this

clause, irrespective

of any waiver

by UBS;
●
Cause your

DTC custodian

to book a

delivery versus

payment trade

with respect

to the ETNs

on the applicable
Early Redemption

Valuation

Date at a price

equal to the

applicable

Early Redemption

Amount,

facing us;

and
●
Cause your DTC

custodian to deliver

the trade as booked

for settlement

via DTC at or prior to

10:00 a.m. New
York City time, on

the

applicable

Early Redemption

Date (the third

Business Day

following the

Early
Redemption

Valuation

Date).
You are

responsible

for (i) instructing

or otherwise

causing your

broker to

provide the

Redemption

Notice and

(ii) your
broker satisfying

the

additional

requirements

as set forth

in the second

and third

bullets above

in order for

the
redemption

to be effected.

Different brokerage

firms may

have

different

deadlines for

accepting instructions

from their
customers. Accordingly,

you should

consult the

brokerage

firm through

which you

own your

interest in

the ETNs

in
respect of

such deadlines.

If UBS does

not (i) receive

the Redemption

Notice from

your broker

by 4:00 p.m.

and (ii)
deliver an

acknowledgment

of such Redemption

Notice to your

broker accepting

your redemption

request by

7:30
p.m., on the

Business Day

prior to the

applicable

Early Redemption

Valuation Date,

such notice will

not be effective
for such Business

Day and UBS

will treat such

Redemption

Notice as if it

was received

on the next

Business Day. Any
redemption

instructions

for which

UBS receives

a valid confirmation

in accordance

with the procedures

described
above

will be irrevocable

after UBS

confirms your

offer for

early redemption.
Because the

Early Redemption

Amount you

will receive

for each ETN

will not be

determined

until the close

of
trading on the

applicable

Early

Redemption

Valuation Date,

you will not know

the applicable

Early Redemption
Amount at the time

you exercise your

redemption right

and will bear the

risk that your

ETNs will

decline in

value
between the

time of your

exercise and

the time at

which the

Early Redemption

Amount is

determined.
Acceleration at Our Option or Upon an Acceleration Event
We have the

right to accelerate

the ETNs

in whole

or in part

on any Business

Day occurring

on or after

the Inception
Date (an “
Optional

Acceleration
”). In addition,

if an Acceleration

Event (as defined

herein) occurs

at any time

with
respect to

the ETNs,

we will

have the

right to accelerate

all or any

portion of

the outstanding

ETNs (an

“
Event
Acceleration
”). Upon

an acceleration

of all of the

outstanding

ETNs, you

will be entitled

to receive

a cash payment
per ETN in

an amount

(the “
Accelerated Redemption

Amount
”) equal to

the arithmetic

average, as

determined

by the
Calculation

Agent,

of the Closing

Indicative Values

of such ETNs

during the Accelerated

Valuation

Period. If

fewer
than all of

the outstanding

ETNs are

accelerated,

the

Accelerated

Redemption Amount

will be the

Closing Indicative
Value on

the Accelerated Valuation

Date. If less

than all the

ETNs are

to be redeemed

pursuant to

an Optional
Acceleration

or an Event Acceleration,

the ETNs

or portions

of the ETNs

to be redeemed

shall be selected,

if the ETNs
are in

definitive

form, by lot

by the trustee,

and for so

long as the

ETNs are

held by

DTC (or another

depositary),

the
redemption

of the ETNs

shall be done

in

accordance

with the

policies

and procedures

of the

depositary,

which

may be
made on

a pro

rata pass

-through

distribution

of principal

basis.

ETNs

may

be accelerated in part

in multiples of
50,000 ETNs, or an integral

multiple of 50,000

ETNs in excess thereof.

We will provide

at least five (5) Business

Days’
notice of any

ETNs to be

accelerated

and, in the

case of any

ETNs selected

for partial

redemption,

the stated

principal
amount thereof

to be redeemed.

All

provisions

relating to

the acceleration

of the ETNs

to be redeemed

only in part,
relate to the

portion of the

stated principal

amount of

ETNs which

has

been or is

to be redeemed

pursuant to

these
acceleration

provisions.
Any payment

you will

be entitled

to receive

on the

ETNs is

subject to

our ability

to pay

our obligations

as they

become
due.
In the case

of an Optional

Acceleration

of all outstanding

ETNs, the

“
Accelerated

Valuation Period
” shall be

a period
of five (5)

consecutive

Trading Days

specified in

our notice

of Optional Acceleration,

the first Trading

Day of which
shall be at

least two

(2) Business

Days after

the date on

which we

give notice

of such

Optional Acceleration.

In the
case of an

Event Acceleration

of all outstanding

ETNs, the

“Accelerated

Valuation Period”

shall be a

period of

five (5)
consecutive

Trading Days,

the first Trading

Day of which

shall be the

day on which

we give notice

of such Event
Acceleration

(or, if such

day is not

a Trading Day,

the next

following Trading

Day). In the

case of an

acceleration

of
less than all

outstanding

ETNs, the

“
Accelerated

Valuation Date
” will be the first

Trading Day

following the

date of
our notice of acceleration.

The Accelerated

Redemption

Amount will

be payable on the

third Business

Day following
the Accelerated

Valuation

Date or the

third Business

Day following

the last Trading

Day in the

Accelerated

Valuation

Period

as the case

may be (such

date the “
Acceleration

Date
”). We will

give notice

of any acceleration

of the ETNs
through customary

channels used

to deliver

notices to

holders of

exchange traded

notes.
Any payment

you will

be entitled

to receive

is subject

to our ability

to pay our

obligations

as they become

due.

An “
Acceleration

Event
” means:
(a)
an amendment

to or change

(including

any officially

announced

proposed change)

in the laws,

regulations
or rules of

the United

States (or

any political

subdivision

thereof), or

any jurisdiction

in which

a Primary
Exchange

or Related

Exchange (each

as defined

herein) is

located

that (i) makes

it illegal

for the Issuer

or
its affiliates

to hold, acquire

or dispose

of options

or futures

contracts relating

to the Index

or the

SLV
Shares or

options, futures,

swaps or other

derivatives

on the Index,

the SLV Shares

or the Options

(including
but not limited

to

exchange-imposed

position limits),

(ii) shall

materially

increase the

cost to the

Issuer, our
affiliates, third

parties with

whom we

transact or

similarly situated

third parties in

performing our

or their
obligations in

connection

with the ETNs,

(iii) shall have

a material adverse

effect on

any of these

parties’
ability to

perform their

obligations

in connection

with the

ETNs or (iv)

shall materially

affect our

ability to
issue or

transact in

exchange traded

notes similar

to the ETNs,

each as determined

by us or

the Calculation
Agent;
(b)
any official

administrative

decision, judicial

decision, administrative

action, regulatory

interpretation

or
other official

pronouncement

interpreting

or applying

those laws,

regulations

or rules

that is

announced

on
or after

the Inception

Date that

(i) makes

it illegal

for the

Issuer or its

affiliates to

hold, acquire

or dispose
of options

or futures

contracts

relating to the

Index or the

SLV Shares

or options,

futures,

swaps or

other
derivatives

on the Index

or the futures

contracts

relating to the

Index, the

SLV Shares

or the Options
(including

but not

limited to

exchange-imposed

position limits),

(ii) shall

materially

increase the

cost to the
Issuer, our

affiliates, third

parties with

whom we

transact

or similarly

situated third

parties in

performing
our or their

obligations

in connection

with the ETNs,

(iii) shall

have a material

adverse effect

on the ability
of the Issuer,

our affiliates,

third parties

with whom

we transact

or a similarly

situated third

party to perform
our

or their obligations

in connection

with the ETNs

or (iv) shall

materially

affect our

ability to issue

or
transact in

exchange traded

notes similar

to the ETNs,

each as determined

by us or

the Calculation

Agent;
(c)
any event

that occurs

on or after

the Inception

Date that

makes it

a violation

of any law,

regulation

or rule of
the United

States (or

any

political subdivision

thereof), or

any jurisdiction

in which

a Primary

Exchange or
Related Exchange

(each as defined

herein) is

located, or

of

any official

administrative

decision, judicial
decision, administrative

action, regulatory

interpretation

or other official

pronouncement

interpreting

or
applying those

laws, regulations

or rules,

(i) for the

Issuer or its

affiliates to

hold, acquire

or dispose

of
options contracts

relating to

the Index

or the SLV Shares

or options,

futures, swaps

or other derivatives

on
the Index,

the SLV Shares

or the Options

(including

but not limited

to exchange-imposed

position limits),
(ii) for the Issuer,

our affiliates,

third parties with

whom we transact

or similarly

situated

third parties

to
perform our

or their obligations

in connection

with the ETNs

or (iii) for

us to issue

or transact

in exchange
traded notes

similar to the

ETNs, each

as determined

by us or

the Calculation

Agent;
(d)
any event,

as determined

by us or

the Calculation

Agent, that

we or any

of our affiliates

or a similarly
situated party

would, after

using

commercially

reasonable

efforts, be

unable to,

or would incur

a
materially

increased amount

of tax, duty,

expense or

fee (other

than

brokerage

commissions)

to, acquire,
establish,

re-establish,

substitute,

maintain,

unwind or

dispose of

any transaction

or asset it

deems
necessary to

hedge the

risk of the

ETNs, or

realize, recover

or remit the

proceeds of

any such transaction
or asset;
(e)
if at any point,

the Intraday

Indicative Value

is equal to

or less than

five percent

(5%) of the

prior day’s
Closing Indicative

Value of such

ETNs; or
(f)
as determined

by the Calculation

Agent, the

primary exchange

or market

for trading

for the ETNs,

if any,
announces that

pursuant to

the

rules of such

exchange

or market,

as applicable,

the ETNs

cease (or

will
cease) to

be listed, traded

or publicly

quoted on

such exchange

or

market, as

applicable,

for any reason

and
are not immediately

re-listed, re-traded

or re-quoted

on an exchange

or quotation

system located

in

the same
country as

such exchange

or market,

as applicable.
“ Primary Exchange
” means the

primary exchange

on which options

or futures contracts

relating to the

Index or the
SLV Shares

are traded,

as

determined

by the Calculation

Agent, which

is initially

the Chicago

Board Options
Exchange

(CBOE).

“ Related Exchange
” means each

exchange or

quotation system

where trading

has a material

effect (as determined

by the
Calculation

Agent) for the

overall market

for futures

or options

contracts relating

to the Index

or the SLV Shares.
Market Disruption Events
The Calculation

Agent will

be solely

responsible

for the determination

and calculation

of any adjustments

to any
Index Component

and of any

related determinations

and calculations

with respect

to any event

described

below and
its determinations

and calculations

will be conclusive

absent

manifest error.
A “ Market Disruption Event ” is:
(a)
the occurrence

or existence

of a

suspension,

absence

or material

limitation

of trading

of the

Index
Components

on the

relevant

exchange

for

such Index

Component

for more than

two hours

of trading

or
during the

one-half hour

period preceding

the close

of the principal

trading session

on such

relevant
exchange;
(b)
a breakdown

or failure

in the price

and trade

reporting systems

of the relevant

exchange

for any Index
Component,

as a result

of which the

reported trading

prices for

the Index

Component

during the last

one-
half hour

preceding the

close of the

principal trading

session on

such relevant

exchange

are materially
inaccurate;
(c)
the occurrence

or existence

of a suspension,

absence or

material limitation

of trading

on the primary

related
exchange

or market

for trading

in

futures or

options contracts

related to

any Index

Component

for more than
two hours

of trading

during, or

during the

one-half hour

period preceding

the

close of the

principal trading
session for

such related

exchange

or market;
(d)
a decision

to permanently

discontinue

trading

in those

related

futures

or options

contracts;

or
(e)
failure of the

Index Calculation

Agent to publish

the level

of the Index,

including

as a result

of any
disruption of

the Index

Components;
in each case,

as determined

by the Calculation

Agent in its

sole discretion;

and in each

case a determination

by
the Calculation

Agent in its

sole discretion

that any

event described

above materially

interfered

with our ability
or the ability

of any of

our affiliates

to effect transactions

in the Index

Component

or any instrument

related to
the Index

Component

or to adjust

or unwind

all or a material

portion of

any hedge

position in the

Index
Component

with respect

to the ETNs.
For the

purpose of

determining

whether

a market

disruption

event in

respect of

an Index

Component

has occurred:
(a)
a limitation

on the hours

or number

of days of

trading will

not constitute

a market

disruption

event if it
results from

an announced

change in

the

regular business

hours of the

relevant exchange

for such Index
Component

or the primary

related exchange

or market

for trading

in futures

or options

contracts

related to
such Index

Component;
(b)
limitations pursuant

to NYSE Rule

80B (or any applicable

rule or regulation

enacted or promulgated

by the
NYSE, any

other U.S. self

-regulatory

organization,

the SEC or any

other relevant

authority of scope

similar
to NYSE Rule

80B) on trading

during significant

market fluctuations

will constitute

a

suspension,

absence or
material limitation

of trading;

and
(c)
a suspension

of trading

in futures

or options

contracts

related to

such Index

Component

by the primary
related exchange

or market

for trading

in

such contracts,

if available,

by reason

of:
(i)
a price change

exceeding limits

set by such exchange

or market;
(ii)
an imbalance

of orders relating

to such contracts;

or
(iii)
a disparity

in bid

and ask

quotes relating

to such

contracts;
will, in each

such case,

constitute

a suspension,

absence or

material limitation

of trading

in futures

or options

contracts
related to

such Index

Component;

and
(d)
a “suspension,

absence or

material limitation

of trading”

on the primary

related exchange

or market

on which
futures or

options contracts

related

to such Index

Component

are traded

will not include

any time

when such

exchange

or market

is itself closed

for trading

under ordinary

circumstances;
in each

case, as

determined

by the

Calculation

Agent in

its sole

discretion.
If the Calculation

Agent determines

that a Market

Disruption

Event occurs

or is continuing

on any Valuation

Date, that
Valuation

Date will

be

postponed

until the first

Trading Day

on which

no Market

Disruption

Event occurs

or is
continuing,

unless a Market

Disruption

Event occurs

or is

continuing

for each of

the five (5)

Trading Days

following
the applicable

scheduled Valuation

Date. In that

case, the fifth

Trading Day

following

the

applicable

scheduled
Valuation

Date shall

be deemed

to be the

applicable Valuation

Date, notwithstanding

the fact that

a Market

Disruption
Event

occurred or

was continuing

on such Trading

Day, and the

Calculation Agent

will determine

the applicable
Closing Indicative

Value using

an appropriate

Closing Level

of the Index

on that deemed

Valuation

Date taking

into
account the

nature and

duration of

such Market

Disruption

Event. If any

Valuation

Date in the Accelerated

Valuation
Period or

Final Valuation

Period is

postponed

as described

above, each

subsequent Valuation

Date in the Accelerated
Valuation Period

or Final Valuation

Period will be postponed

by the same number

of Trading Days.

In addition, if

the
Final Valuation

Date, the Early

Redemption

Valuation

Date or the

last scheduled

Valuation

Date in the Accelerated
Valuation

Period is postponed,

the Maturity

Date, the

corresponding

Early Redemption

Date or the Acceleration

Date,
as the case

may be, will

be postponed

until the date

three (3)

Business Days

following

such Valuation

Date, as
postponed.
Default Amount on Acceleration
For the purpose

of determining

whether the

holders of

our senior debt

securities,

of which the

ETNs are

a part, are
entitled to take

any action

under

the indenture,

we will treat

the stated

principal amount

of each ETN

outstanding

as
the stated principal

amount of

that ETN. Although

the terms

of the

ETNs may

differ from

those of the

other senior
debt securities,

holders of

specified

percentages

in stated

principal amount

of all senior

debt securities,

together in
some cases

with other

series of

our debt securities,

will be able

to take action

affecting

all the senior

debt securities,
including the

ETNs. This

action may

involve changing

some of the

terms that

apply to the

senior debt

securities,
accelerating

the maturity

of the senior

debt securities

(in

accordance

with the acceleration

provisions

set forth in

the
accompanying

prospectus)

after a default

or waiving

some of our

obligations

under the

indenture.
In case an

event of default

(as defined

in the accompanying

prospectus)

with respect

to ETNs

shall have

occurred and
be continuing,

the amount

declared due

and payable

upon any

acceleration

of the ETNs

will be determined

by the
Calculation Agent,

and will equal,

for each ETN

that you

then

hold, the

Closing Indicative

Value determined

by the
Calculation Agent

occurring

on the Trading

Day following

the date

on which the

ETNs were

declared due

and
payable.
Further Issuances
We may,

from time

to time,

without notice

to or the

consent of

the holders

of the ETNs,

create and

issue additional
securities having

the same terms

and conditions

as the

ETNs

offered

by this

pricing

supplement,

and ranking

on an
equal basis

with the

ETNs

in all

respects.

If there

is substantial

demand for

the ETNs,

we may issue

additional

ETNs
frequently.

We may sell

additional ETNs

at different

prices but

we are under

no obligation

to issue or

sell additional
ETNs at any

time, and

if we do

sell additional

ETNs, we

may limit or

restrict such

sales, including

by adding
conditions

on such additional

issuances

and sales

at our sole

discretion,

and we may

stop and

subsequently

resume
selling additional

ETNs at any

time. If we

limit, restrict

or stop sales

of such additional

ETNs, or

if we subsequently
resume sales

of such additional

ETNs, the

trading price

and liquidity

of the ETNs

could be

materially

and

adversely
affected. Unless

we indicate

otherwise, if

we suspend

selling additional

ETNs, we

reserve the

right to resume

selling
additional

ETNs at any

time, which

might result in

the reduction or

elimination

of any premium

in the trading price.
The maximum

number of ETNs

linked to the Index

that we will

issue

under

this pricing

supplement

is set

forth

on the
cover

of this

pricing

supplement.

However,

we have

no obligation

to issue

up to

this number

or

any specific

number
of ETNs and,

in our sole

discretion,

may issue

ETNs in

excess of

this number. Any

further issuances

of ETNs will

have
the same

CUSIP number

and will trade

interchangeably

with the offered

ETNs. Any further

issuances

will increase

the
outstanding

number of

the ETNs.
Any additional

ETNs will

be consolidated

and form

a single series

with the ETNs.

We have

no obligation

to take your
interests into

account when

deciding to

issue additional

securities.

If, on any Valuation

Date on which

we price an
additional

ETN creation,

a Market

Disruption

Event occurs

or is

continuing,

we will determine

the Closing

Level of
the Index

applicable to

such creation

in accordance

with the procedures

under “—Market

Disruption

Events” in

this
pricing supplement.

We may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase the ETNs on its agreeing to

purchase exchange

-traded notes issued by UBS or enter

into certain transactions
consistent with our hedging

strategy, including

but not limited to

swaps. Any limitation or suspension on

the
issuance of the ETNs may materially

and adversely affect the trading

price and liquidity of the

ETNs in the
secondary market.
Discontinuation or Modification of the Index
If the Index

Sponsors

discontinue

publication

of the Index

and the

Index Sponsors

or anyone

else publishes

a
substitute

index that

the Calculation

Agent determines

is comparable

to the Index,

then the Calculation

Agent will
permanently

replace the

original Index

with that

substitute index

(the

“
Successor

Index
”) for all

purposes,

and all
provisions

described

in this pricing

supplement

as applying

to the Index

will thereafter

apply to the

Successor

Index
instead. If

the Calculation

Agent replaces

the original

Index with

a Successor

Index, then

the Calculation

Agent will
determine the

Early

Redemption Amount,

Accelerated

Redemption Amount

or Maturity

Redemption Amount

(each, a
“
Redemption

Amount
”) and the

Coupon Amount,

as

applicable,

by reference

to the Successor

Index.
If the Calculation

Agent determines

that the

publication

of the Index

is discontinued

and there is

no successor

index,
the Calculation

Agent will

determine the

level of the

Index, and

thus the

applicable

Redemption Amount,

by a
computation

methodology

that the

Calculation Agent

determines

will

as closely

as reasonably

possible replicate

the
Index.
If the Calculation

Agent determines

that the

Index, the

Options or

the method

of calculating

the Index

is changed

at
any time in

any respect,

including

whether the

change is

made by the

Index Sponsors

under their

existing policies

or
following

a modification

of those

policies, is

due to the

publication

of a successor

index, is due

to events

affecting the
SLV Shares

or the Options,

or is due

to any other

reason and

is not otherwise

reflected in

the level

of the

Index

by the
Index

Sponsors

pursuant

to the

methodology

described

herein,

then the

Calculation

Agent

will be

permitted

(but not
required) to

make such

adjustments

in the Index

or the method

of its calculation

as it believes

are appropriate

to ensure
that the Closing

Level of the

Index

used to determine

the applicable

Redemption Amount

is equitable.
Manner of Payment and

Delivery
Any payment

on or delivery

of the ETNs at

maturity will

be made to accounts

designated

by you and

approved by

us, or
at the

office

of the

trustee

in New

York City,

but only

when the

ETNs are

surrendered

to the

trustee

at that

office.

We
also may

make any payment

or delivery

in accordance

with the

applicable

procedures

of the depositary.
Role of

the Calculation

Agent
CSi, UBS

Securities,

or another

affiliate of

ours that

is acting

as the Calculation

Agent, will,

in its reasonable
discretion,

make certain

calculations

and determinations

that may impact

the Closing

Indicative Value

of the ETNs,
including determination

of the arithmetic

average of the

Closing Indicative

Values where

applicable,

a split or

reverse
split of the

ETNs, calculation

of default

amounts, Market

Disruption

Events, any

Successor

Index, Business

Days and
Trading Days,

the Current

Principal Amount,

the Daily

Investor Fee

amount, the

Daily Index

Factor, the

Coupon
Amount, the

Closing Level

of

the Index

on any Trading

Day, the

Maturity Date,

any Early

Redemption

Dates, the
Acceleration

Date, the amount

payable in

respect of

your ETNs

at

maturity, upon

early redemption

or acceleration

and
any other

calculations

or determinations

to be made

by the Calculation

Agent as specified

herein. In

addition, the
Calculation Agent

may modify

the Index

or adjust

the method

of its calculation

if it determines

that the

publication

of
the Index is

discontinued

and there is

no Successor

Index or in

the case

of a Market

Disruption

Event.
We and our

affiliates will

have the

ability to

make determinations

with respect

to reduction

of the Minimum

Redemption
Amount, certain

Acceleration

Events, calculation

of default

amounts and

whether a

Market Disruption

Event has
occurred. Absent

manifest error,

all determinations

of the

Calculation Agent

will be final

and binding

on you and

us,
without any

liability on

the part of

the Calculation

Agent. You will

not be entitled

to any

compensation

from us for

any
loss suffered

as a result

of any of

the above

determinations

by the Calculation

Agent.
Although the

Calculation Agent

obtains information

for inclusion

in or for

use in calculations

related to the

ETNs from
sources that

the Calculation

Agent considers

reliable, neither

the Calculation

Agent nor

any other party

guarantees

the
accuracy and/or

the completeness

of the Index

or any data

included therein

or any calculations

made with

respect to
the ETNs. Without

limiting

any of the

foregoing, in

no event

shall the Calculation

Agent or

any

other party

have any
liability for

any direct,

indirect,

special, punitive,

consequential

or any other

damages (including

lost profits)

even if
notified of

the

possibility

of such damages.

If the Calculation

Agent ceases

to perform

its role as

described

in this pricing

supplement,

we will either,

at our sole
discretion,

perform such

role,

appoint another

party to do

so or accelerate

the ETNs.
We may

appoint a

different Calculation

Agent from

time to time

after the

date of this

pricing supplement

without your
consent and

without

notifying you.
Role of the Index Calculation Agent
We have appointed

Nasdaq, Inc.

as an Index

Calculation Agent.

The Index

Calculation Agent

will have

the sole
responsibility

to calculate

and

disseminate

the Closing Indicative

Value and the Intraday

Indicative Value

of the ETNs.
See “Description

of the ETNs”

for more information.

The Index

Sponsors

may appoint

a different

Index Calculation
Agent from

time to time

after the date

of this pricing

supplement

without your

consent and

without

notifying

you.